FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-191331-06

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 17, 2014
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Free Writing Prospectus supplementing the Prospectus dated September 8, 2014

$1,068,472,000 (Approximate)
GS Mortgage Securities Trust 2014-GC26
as Issuing Entity
GS Mortgage Securities Corporation II

as Depositor
Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Cantor Commercial Real Estate Lending, L.P.
Starwood Mortgage Funding I LLC
MC-Five Mile Commercial Mortgage Finance LLC
as Sponsors
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26

The Commercial Mortgage Pass-Through Certificates, Series 2014-GC26 will consist of 21 classes of certificates, 12 of which GS Mortgage Securities Corporation II is offering pursuant to this free writing prospectus. The Series 2014-GC26 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2014-GC26. The issuing entity’s main assets will be a pool of 92 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.
Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA/DBRS)(3)	Rated Final Distribution Date
Class A-1	$46,189,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class A-2	$71,003,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class A-3	$40,000,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class A-4	$280,000,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class A-5	$349,842,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class A-AB	$91,592,000		[___]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class X-A	$971,195,000	(5)	[___]%	Variable IO(6)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class X-B	$56,483,000	(5)	[___]%	Variable IO(6)	Aa3(sf) / AA-sf / AAA(sf) / AAA(sf)	November 2047
Class A-S(7)	$92,569,000	(8)	[___]%	(4)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2047
Class B(7)	$56,483,000	(8)	[___]%	(4)	Aa3(sf) / AA-sf / AA(sf) / AA(sf)	November 2047
Class PEZ(7)	$189,846,000	(8)	(9)	(9)	A1(sf) / Asf / A(sf) / A(sf)	November 2047
Class C(7)	$40,794,000	(8)	[___]%	(4)	A3(sf) / Asf / A(sf) / A(sf)	November 2047

(Footnotes to table begin on page 15)

You should carefully consider the risk factors beginning on page 67 of this free writing prospectus and page 4 of the prospectus.
Neither the Series 2014-GC26 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.
The Series 2014-GC26 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in January 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in
this free writing prospectus.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co. and Drexel Hamilton, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about December 8, 2014.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus). See also “Legal Investment” in this free writing prospectus.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners
Cantor Fitzgerald & Co.	Drexel Hamilton
Co-Managers
November [__], 2014

GS MORTGAGE SECURITIES TRUST 2014-GC26

Commercial Mortgage Pass-Through Certificates, Series 2014-GC26

Minnesota 1 property $65,000,000 5.2% of total
Illinois 3 properties $28,240,374 2.2% of total
Indiana 4 properties $16,429,818 1.3% of total
Michigan 13 properties $40,059,305 3.2% of total
Pennsylvania 2 properties $23,919,159 1.9% of total
New York 7 properties $85,996,362 6.9% of total
Massachusetts 1 property $6,650,000 0.5% of total
Rhode Island 1 property $3,650,000 0.3% of total
Ohio 14 properties $72,997,618 5.8% of total
Delaware 1 property $85,500,000 6.8% of total
Maryland 8 properties $83,294,957 6.6% of total
Virginia 1 property $1,346,233 0.1% of total
West Virginia 1 property $8,484,402 0.7% of total
North Carolina 2 properties $31,265,127 2.5% of total
Georgia 3 properties $25,800,000 2.1% of total
South Carolina 2 properties $17,332,445 1.4% of total
Florida 4 properties $55,290,286 4.4% of total
Kentucky 13 properties $55,919,758 4.5% of total
Tennessee 3 properties $30,889,724 2.5% of total
Alabama 2 properties $17,600,000 1.4% of total
Mississippi 4 properties $10,079,115 0.8% of total
Louisiana 3 properties $17,717,185 1.4% of total
Texas 19 properties $228,678,466 18.2% of total
Oklahoma 2 properties $1,491,572 0.1% of total
Arizona 1 property $10,500,000 0.8% of total
Hawaii 1 property $88,500,000 7.1% of total
California 15 properties $129,148,514 10.3% of total
Nevada 1 property $5,400,000 0.4% of total
Oregon 1 property $8,000,000 0.6% of total
Percent of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.1 – 1.0%
Mortgaged Properties by Property Type
Industrial 2.0%
Manufactured Housing 1.0%
Mixed Use 2.6%
Self Storage 4.1%
Hospitality 7.0%
Retail 40.8%
Multifamily 15.1%
Office 27.5%

SUMMARY OF FREE WRITING		Concentrations Based on Property Type,
PROSPECTUS	17	Geography, Related Borrowers and
RISK FACTORS	67	Other Factors May Disproportionately
The Offered Certificates May Not Be a		Increase Losses	83
Suitable Investment for You	67	Risks Relating to Enforceability of Cross-
The Offered Certificates Are Limited		Collateralization	85
Obligations	67	The Performance of a Mortgage Loan
The Volatile Economy, Credit Crisis and		and Its Related Mortgaged Property
Downturn in the Real Estate Market		Depends in Part on Who Controls the
Have Adversely Affected and		Borrower and Mortgaged Property	85
May Continue To Adversely Affect the		The Borrower’s Form of Entity
Value of CMBS	67	May Cause Special Risks	85
External Factors May Adversely Affect		A Bankruptcy Proceeding May Result in
the Value and Liquidity of Your		Losses and Delays in Realizing on the
Investment	68	Mortgage Loans	87
The Certificates May Have Limited		Mortgage Loans Are Non-recourse and
Liquidity and the Market Value of the		Are Not Insured or Guaranteed	87
Certificates May Decline	69	Adverse Environmental Conditions at or
There Are Risks Relating to the		Near Mortgaged Properties May Result
Exchangeable Certificates	70	in Losses	88
Subordination of Exchangeable		Risks Related to Redevelopment,
Certificates	71	Expansion and Renovation at
Limited Information Causes Uncertainty	71	Mortgaged Properties	88
Legal and Regulatory Provisions		Risks Relating to Costs of Compliance
Affecting Investors Could Adversely		with Applicable Laws and Regulations	89
Affect the Liquidity of the Offered		Litigation Regarding the Mortgaged
Certificates	72	Properties or Borrowers May Impair
Your Yield May Be Affected by Defaults,		Your Distributions	89
Prepayments and Other Factors	73	Other Financings or Ability To Incur Other
Nationally Recognized Statistical Rating		Financings Entails Risk	89
Organizations May Assign Different		Risks of Anticipated Repayment Date
Ratings to the Certificates; Ratings of		Loans	91
the Certificates Reflect Only the Views		Borrower May Be Unable To Repay
of the Applicable Rating Agencies as of		Remaining Principal Balance on
the Dates Such Ratings Were Issued;		Maturity Date or Anticipated
Ratings May Affect ERISA Eligibility;		Repayment Date; Longer Amortization
Ratings May Be Downgraded	76	Schedules and Interest-Only Provisions
Commercial, Multifamily and		Increase Risk	91
Manufactured Housing Community		Risks Relating to Interest on Advances
Lending Is Dependent on Net		and Special Servicing Compensation	92
Operating Income	78	Increases in Real Estate Taxes
Underwritten Net Cash Flow Could Be		May Reduce Available Funds	93
Based On Incorrect or Failed		Some Mortgaged Properties May Not Be
Assumptions	79	Readily Convertible to Alternative Uses	93
The Mortgage Loans Have Not Been		Risks Related to Zoning Non-Compliance
Reunderwritten by Us; Some Mortgage		and Use Restrictions	94
Loans May Not Have Complied With		Risks Relating to Inspections of
Another Originator’s Underwriting		Properties	95
Criteria	79	Insurance May Not Be Available or
Static Pool Data Would Not Be Indicative		Adequate	95
of the Performance of this Pool	80	Terrorism Insurance May Not Be
Appraisals May Not Reflect Current or		Available for All Mortgaged Properties	96
Future Market Value of Each Property	80	Risks Associated with Blanket Insurance
Performance of the Certificates Will Be		Policies or Self-Insurance	97
Highly Dependent on the Performance		State and Local Mortgage Recording
of Tenants and Tenant Leases	81	Taxes May Apply Upon a Foreclosure

or Deed in Lieu of Foreclosure and		Tax Matters and Changes in Tax Law
Reduce Net Proceeds	97	May Adversely Impact the Mortgage
Risks Relating to a Bankruptcy of an		Loans or Your Investment	113
Originator, a Sponsor or the Depositor,		Combination or “Layering” of Multiple
or a Receivership or Conservatorship		Risks May Significantly Increase Risk
of Goldman Sachs Bank USA	97	of Loss	115
Interests and Incentives of the		DESCRIPTION OF THE MORTGAGE POOL	116
Originators, the Sponsors and Their		General	116
Affiliates May Not Be Aligned With		Certain Calculations and Definitions	117
Your Interests	98	Statistical Characteristics of the Mortgage
Interests and Incentives of the		Loans	124
Underwriter Entities May Not Be		Environmental Considerations	139
Aligned With Your Interests	100	Litigation and Other Considerations	144
Potential Conflicts of Interest of the		Redevelopment, Renovation and
Master Servicer and the Special		Expansion	144
Servicers	102	Default History, Bankruptcy Issues and
Potential Conflicts of Interest of the		Other Proceedings	145
Operating Advisor	103	Tenant Issues	148
Potential Conflicts of Interest of the		Insurance Considerations	160
Controlling Class Representative and		Use Restrictions	161
the Companion Loan Holders	104	Appraised Value	161
Potential Conflicts of Interest in the		Non-recourse Carveout Limitations	162
Selection of the Underlying Mortgage		Real Estate and Other Tax
Loans	105	Considerations	163
Conflicts of Interest May Occur as a		Certain Terms of the Mortgage Loans	164
Result of the Rights of the Applicable		The Whole Loans	175
Controlling Class Representative To		Representations and Warranties	188
Terminate the Special Servicer of the		Sale of Mortgage Loans; Mortgage File
Applicable Whole Loan	106	Delivery	188
Other Potential Conflicts of Interest May		Cures, Repurchases and Substitutions	190
Affect Your Investment	106	Additional Information	192
A Special Servicer May Be Directed To		TRANSACTION PARTIES	192
Take Actions by an Entity That Has No		The Sponsors	192
Duty or Liability to Other		Compensation of the Sponsors	207
Certificateholders	107	The Depositor	207
Your Lack of Control Over the Issuing		The Originators	208
Entity and Servicing of the Mortgage		The Issuing Entity	231
Loans Can Create Risks	108	The Trustee and Certificate Administrator	232
Rights of the Controlling Class		Trustee and Certificate Administrator Fee	236
Representatives Under Each Other		The Operating Advisor	237
PSA Could Adversely Affect Your		Servicers	238
Investment	109	Servicing Compensation, Operating
You Will Not Have any Control Over the		Advisor Compensation and Payment of
Servicing of The Non-Serviced Loans	110	Expenses	247
The Requirement of the Special		Affiliates and Certain Relationships	257
Servicers to Obtain FIRREA-Compliant		DESCRIPTION OF THE OFFERED
Appraisals May Result in an Increased		CERTIFICATES	260
Cost to the Issuing Entity	110	General	260
Rights of the Operating Advisor and the		Exchanges of Exchangeable Certificates	263
Controlling Class Representative Could		Distributions	265
Adversely Affect Your Investment	110	Subordination	281
The Serviced Whole Loan Poses Special		Appraisal Reductions	282
Risks	111	Voting Rights	286
Sponsors May Not Be Able To Make		Delivery, Form, Transfer and
Required Repurchases or Substitutions		Denomination	288
of Defective Mortgage Loans	112	Certificateholder Communication	291
Book-Entry Registration Will Mean You		YIELD, PREPAYMENT AND MATURITY
Will Not Be Recognized as a Holder of		CONSIDERATIONS	291
Record	112	Yield	291

Yield on the Class X-A and Class X-B		Servicing of the Non-Serviced Loans	363
Certificates	295	MATERIAL FEDERAL INCOME TAX
Weighted Average Life of the Offered		CONSEQUENCES	365
Certificates	295	General	365
Price/Yield Tables	301	Tax Status of Offered Certificates	366
THE POOLING AND SERVICING		Taxation of Offered Certificates	366
AGREEMENT	306	Taxation of the Exchangeable
General	306	Certificates	368
Servicing of the Whole Loans	306	Further Information	369
Assignment of the Mortgage Loans	307	STATE AND LOCAL TAX
Servicing of the Mortgage Loans	308	CONSIDERATIONS	369
Advances	313	ERISA CONSIDERATIONS	369
Accounts	316	LEGAL INVESTMENT	371
Application of Penalty Charges and		CERTAIN LEGAL ASPECTS OF THE
Modification Fees	318	MORTGAGE LOANS	372
Withdrawals from the Collection Account	319	RATINGS	374
Enforcement of “Due-On-Sale” and “Due-		LEGAL MATTERS	376
On-Encumbrance” Clauses	320	INDEX OF SIGNIFICANT DEFINITIONS	377
Inspections	322
Evidence as to Compliance	322	ANNEX A – STATISTICAL
Certain Matters Regarding the Depositor,		CHARACTERISTICS OF THE
the Master Servicer, the Special		MORTGAGE LOANS	A-1
Servicers and the Operating Advisor	323	ANNEX B – STRUCTURAL AND
Servicer Termination Events	325	COLLATERAL TERM SHEET	B-1
Rights Upon Servicer Termination Event	327	ANNEX C – MORTGAGE POOL
Waivers of Servicer Termination Events	328	INFORMATION	C-1
Termination of a Special Servicer	329	ANNEX D – FORM OF DISTRIBUTION
Amendment	330	DATE STATEMENT	D-1
Realization Upon Mortgage Loans	333	ANNEX E-1 – SPONSOR
Controlling Class Representative	340	REPRESENTATIONS AND
Operating Advisor	346	WARRANTIES	E-1-1
Asset Status Reports	352	ANNEX E-2 – EXCEPTIONS TO SPONSOR
Rating Agency Confirmations	353	REPRESENTATIONS AND
Termination; Retirement of Certificates	356	WARRANTIES	E-2-1
Optional Termination; Optional Mortgage		ANNEX F – CLASS A-AB SCHEDULED
Loan Purchase	356	PRINCIPAL BALANCE SCHEDULE	F-1
Reports to Certificateholders; Available
Information	357

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS. ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS. THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST. THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this free writing prospectus, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2014-GC26 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, commencing on page 15 of this free writing prospectus, which sets forth important statistical information relating to the Series 2014-GC26 certificates; and

●
the “Summary of Free Writing Prospectus”, commencing on page 17 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2014-GC26 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors”, commencing on page 67 of this free writing prospectus, describes the material risks that apply to the Series 2014-GC26 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 377 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 114 of the prospectus.

In this free writing prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●	references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or applicable special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICERS, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE YIELD TO MATURITY ON THE CLASS X-A CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-AB CERTIFICATES AND THE CLASS A-S TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-A CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS B TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY

RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES. SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS”  AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus. Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this free writing prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Certificate Summary

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support	Initial Pass-Through Rate(2)	Pass- Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA/DBRS)(3)	Expected Weighted Avg. Life (yrs.)(10)	Expected Principal Window(10)
Offered Certificates
Class A-1	$46,189,000		30.000%(11)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	2.83	01/15 – 10/19
Class A-2	$71,003,000		30.000%(11)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	4.90	10/19 – 11/19
Class A-3	$40,000,000		30.000%(11)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	7.01	12/21 – 12/21
Class A-4	$280,000,000		30.000%(11)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	9.79	08/24 – 10/24
Class A-5	$349,842,000		30.000%(11)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	9.87	10/24 – 11/24
Class A-AB	$91,592,000		30.000%(11)	[____]%	(4)	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	7.38	11/19 – 08/24
Class X-A	$971,195,000	(5)	N/A	[____]%	Variable IO(6)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	N/A	N/A
Class X-B	$56,483,000	(5)	N/A	[____]%	Variable IO(6)	Aa3(sf) / AA-sf / AAA(sf) / AAA(sf)	N/A	N/A
Class A-S(7)	$92,569,000	(8)	22.625%	[____]%	(4)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	9.92	11/24 – 11/24
Class B(7)	$56,483,000	(8)	18.125%	[____]%	(4)	Aa3(sf) / AA-sf / AA(sf) / AA(sf)	9.92	11/24 – 11/24
Class PEZ(7)	$189,846,000	(8)	14.875%(12)	(9)	(9)	A1(sf) / Asf / A(sf) / A(sf)	9.92	11/24 – 11/24
Class C(7)	$40,794,000	(8)	14.875%(12)	[____]%	(4)	A3(sf) / Asf / A(sf) / A(sf)	9.92	11/24 – 11/24
Non-Offered Certificates
Class X-C	$29,811,000	(5)	N/A	[____]%	Variable IO(6)	NR / NR / BB(sf) / AAA(sf)	N/A	N/A
Class X-D	$61,190,419	(5)	N/A	[____]%	Variable IO(6)	NR / NR / NR / AAA(sf)	N/A	N/A
Class D	$95,707,000		7.250%	[____]%	(4)	NR / NR / BBB-(sf) / BBB(low)(sf)	9.92	11/24 – 11/24
Class E	$29,811,000		4.875%	[____]%	(4)	NR / NR / BB(sf) / BB(low)(sf)	9.92	11/24 – 11/24
Class F	$15,690,000		3.625%	[____]%	(4)	NR / NR / B(sf) / B(sf)	9.92	11/24 – 11/24
Class G	$12,551,000		2.625%	[____]%	(4)	NR / NR / B-(sf) / NR	9.92	11/24 – 11/24
Class H	$32,949,419		0.000%	[____]%	(4)	NR / NR / NR / NR	9.97	11/24 – 12/24
Class S(13)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(14)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above. Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus. Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(4)
For any distribution date, the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a fixed rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a fixed percentage.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates, sometimes collectively referred to as the “Class X certificates”, will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F, Class G and Class H certificates.

(6)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in this free writing prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this free writing prospectus.

The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in this free writing prospectus. The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F, Class G and Class H certificates, as described in this free writing prospectus.

(7)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $92,569,000, $56,483,000 and $40,794,000, respectively. The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such trust components. Each class of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(9)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(10)
Assuming no prepayments prior to the maturity date or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(11)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(12)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.

(13)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates are not offered by this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS

          The following is only a summary. Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the GS Mortgage Securities Trust 2014-GC26, Commercial Mortgage Pass-Through Certificates, Series 2014-GC26. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination” in this free writing prospectus and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
GS Mortgage Securities Trust 2014-GC26, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Citigroup Global Markets Realty Corp., a New York corporation (36.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Goldman Sachs Mortgage Company, a New York limited partnership (19.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●		Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (16.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●		Starwood Mortgage Funding I LLC, a Delaware limited liability company (14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●		MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

Cantor Commercial Real Estate Lending, L.P., its successors and assigns, will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P., other than the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Lindero Canyon Creative Campus, Stone Creek Plaza and Del Rey Creative Office, collectively representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Such amount will not be part of available funds to make distributions on the certificates. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Fees and Expenses” in this free writing prospectus.

	See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

	Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
	Citigroup Global Markets Realty Corp. (1)	Citigroup Global Markets Realty Corp.	32	36.9%
	Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	23	16.5
	Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	15	16.0
	Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	10	14.3
	MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	8	12.8
	GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	4	3.5
			92	100.0%

	(1)
The mortgage loan identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 1.9% of the aggregate balance of the pool of mortgage loans as of the cut-off date, was co-originated by Citigroup Global Markets Realty Corp. and Wells Fargo Bank, National Association.

	See “Transaction Parties—The Originators” in this free writing prospectus.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 and for certificate transfer services, at 111 Fillmore Avenue, St. Paul, Minnesota 55107 and a custodial office at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (but not the non-serviced loans (as discussed under “—The Mortgage Loans—The Whole Loans” below) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing.

The trustee related to the Fenley Office Portfolio whole loan under the CGCMT 2014-GC25 PSA (as discussed under “—The Mortgage Loans—The Whole Loans” below) is Deutsche Bank Trust Company Americas (referred to in this free writing prospectus as the “CGCMT 2014-GC25 trustee”).

The trustee related to the Bank of America Plaza whole loan under the WFRBS 2014-C22 PSA (as discussed under “—The Mortgage Loans—The Whole Loans” below) is Wilmington Trust, National Association (referred to in this free writing prospectus as the “WFRBS 2014-C22 trustee”).

The CGCMT 2014-GC25 trustee and the WFRBS 2014-C22 trustee are also each referred to in this free writing prospectus as an “Other trustee”.

See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Certificate Administrator
U.S. Bank National Association, a national banking association, will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust office of U.S. Bank National Association is located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 and for certificate transfer services, at 111 Fillmore Avenue, St. Paul, Minnesota 55107 and a custodial office at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116.

The certificate administrator related to the Fenley Office Portfolio whole loan under the CGCMT 2014-GC25 PSA is Wells Fargo Bank, National Association (referred to in this free writing prospectus as the “CGCMT 2014-GC25 certificate administrator”).

The certificate administrator related to the Bank of America Plaza whole loan under the WFRBS 2014-C22 PSA is Wells Fargo Bank, National Association (referred to in this free writing prospectus as the “WFRBS 2014-C22 certificate administrator”).

The CGCMT 2014-GC25 certificate administrator and the WFRBS 2014-C22 certificate administrator are also each referred to in this free writing prospectus as an “Other certificate administrator”.

See “Transaction Parties—The Trustee and Certificate Administrator” in this free writing prospectus.

Operating Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company, will act as the initial operating advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the Fenley Office Portfolio mortgage loan and the Bank of America Plaza mortgage loan). At any time that (i) none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount (as notionally reduced by appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Control Termination Event”), the operating advisor will generally review the special servicers’ operational practices in respect of specially serviced loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the applicable special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis. Based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required (if any mortgage loans were specially serviced loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicers’ performance of their duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

At any time that (i) none of the classes of Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the applicable special servicer if the operating advisor determines that such special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of a Special Servicer” in this free writing prospectus.

In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C or Class D certificates are outstanding, then the controlling class representative may terminate all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

The operating advisor related to the Fenley Office Portfolio whole loan under the CGCMT 2014-GC25 PSA is Park Bridge Lender Services LLC (referred to in this free writing prospectus as the “CGCMT 2014-GC25 operating advisor”).

The operating advisor related to the Bank of America Plaza whole loan under the WFRBS 2014-C22 PSA is Pentalpha Surveillance LLC (referred to in this free writing prospectus as the “WFRBS 2014-C22 operating advisor”).

The CGCMT 2014-GC25 operating advisor and the WFRBS 2014-C22 operating advisor are also each referred to in this free writing prospectus as an “Other operating advisor”.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor”, “Description of the Mortgage Pool—The Whole Loans” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association. Except as otherwise described below with respect to the non-serviced loans, the master servicer will initially service all of the mortgage loans and the serviced companion loan (as discussed under “—The Mortgage Loans—The Whole Loans” below) either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

The primary servicer of the Fenley Office Portfolio whole loan under the CGCMT 2014-GC25 PSA is Wells Fargo Bank, National Association (referred to in this free writing prospectus as the “CGCMT 2014-GC25 master servicer”).

The primary servicer of the Bank of America Plaza whole loan under the WFRBS 2014-C22 PSA is Wells Fargo Bank, National Association (referred to in this free writing prospectus as the “WFRBS 2014-C22 master servicer”).

The CGCMT 2014-GC25 master servicer and the WFRBS 2014-C22 master servicer are also each referred to in this free writing prospectus as an “Other master servicer”.

See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicers
LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to all of the mortgage loans (other than the non-serviced loans and the Cypresswood Court Shopping Center mortgage loan) and the serviced companion loan pursuant to the pooling and servicing agreement (referred to in this free writing prospectus as the “General Special Servicer” or a “Special Servicer”). LNR Partners, LLC was appointed to be the General Special Servicer at the request of the initial controlling class representative, which is expected to be Seer Capital Management, LP or its affiliate. Seer Capital

Management, LP, or its affiliate, is expected to purchase approximately 60% of the Class E, Class F, Class G, Class H and Class S certificates. In addition, LNR Partners, LLC is an affiliate of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC, an originator, the borrower and non-recourse carveout guarantor under the Cypresswood Court Shopping Center mortgage loan, and LNR Securities Holdings, LLC which is expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

The initial special servicer of the Cypresswood Court Shopping Center mortgage loan is CWCapital Asset Management LLC, a Delaware limited liability company, (referred to in this free writing prospectus as the “Cypresswood Court Shopping Center Special Servicer” or a “Special Servicer”). The primary servicing office of CWCapital Asset Management LLC is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814, and its telephone number is (202) 715-9500. The initial controlling class representative has appointed CWCapital Asset Management LLC as special servicer with respect to the Cypresswood Court Shopping Center mortgage loan. In no event may LNR Partners, LLC or its affiliate act as special servicer with respect to the Cypresswood Court Shopping Center mortgage loan.

The special servicer of the Fenley Office Portfolio whole loan under the CGCMT 2014-GC25 PSA is Midland Loan Services, a Division of PNC Bank, National Association (referred to in this free writing prospectus as the “CGCMT 2014-GC25 special servicer”).

The special servicer of the Bank of America Plaza whole loan under the WFRBS 2014-C22 PSA is CWCapital Asset Management LLC (referred to in this free writing prospectus as the “WFRBS 2014-C22 special servicer”).

The CGCMT 2014-GC25 special servicer and the WFRBS 2014-C22 special servicer are also each referred to in this free writing prospectus as an “Other special servicer”.

See “Transaction Parties—Servicers—The Special Servicers” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

Either special servicer under the pooling and servicing agreement may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
prior to the occurrence and continuance of a Control Termination Event, the General Special Servicer may be replaced by the controlling class representative for cause at any time and without cause as follows: (a) for so long as Class E is the controlling class, without cause at any time and (b) for so long as Class F, Class G or Class H is the controlling class, without cause if either (i) LNR Partners, LLC or its affiliate is no longer the General Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of such controlling class of certificates;

●
prior to the occurrence and continuance of a Control Termination Event, the Cypresswood Court Shopping Center Special Servicer may be replaced by the controlling class representative with or without cause at any time; and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace either special servicer. The subsequent vote may result in the termination and replacement of such special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that a special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of such special servicer. In connection with such a recommendation, the applicable special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than any Class X, Class S and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so replace. Further, in the case of the Twin Cities Premium Outlets mortgage loan, if a servicer termination event on the part of the General Special Servicer affects the related serviced companion loan that is part of the serviced whole loan, the holder of the serviced companion loan or the rating on a class of securities backed by the serviced companion loan, then at the direction of the holder of the serviced companion loan, the trustee will be required to terminate the General Special Servicer solely with respect to the related serviced whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus. Each Other PSA (as identified under “The Mortgage Loans—The Whole Loans” below) provides for the potential replacement of the related Other special servicer under certain circumstances by parties related to the applicable other securitization and over which the holders of the offered certificates have no control.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a discussion of the serviced whole loan and the serviced companion loan. See also “The Pooling and Servicing Agreement—Termination of a Special Servicer” in this free writing prospectus.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Seer Capital Management, LP, or its affiliate, is expected to purchase approximately 60% of the Class E, Class F, Class G, Class H and Class S certificates and, on the closing date, expected to appoint Seer Capital Management, LP, or its affiliate, to be the initial controlling class representative. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, the borrower and non-recourse carveout guarantor under the Cypresswood Court Shopping Center mortgage loan, Starwood Mortgage Capital LLC and Starwood Mortgage Funding I LLC, is expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates on the closing date.

So long as a Control Termination Event does not exist, (i) each special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than with respect to the non-serviced loans) for which it is responsible that could adversely affect the holders of some or all of the classes of certificates and (ii) each special servicer may be removed as and to the extent described above under “—Special Servicers”. Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this free writing prospectus.

With respect to the non-serviced loans secured by the portfolio of mortgaged properties or mortgaged property identified on Annex A to this free writing prospectus as Fenley Office Portfolio and Bank of America Plaza, the controlling class representative prior to a Control Termination Event will have limited consultation rights with the related Other special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—The Whole Loans—The Fenley Office Portfolio Whole Loan”, “—The Bank of America Plaza Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicers and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicers and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this free writing prospectus without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Companion Loan Holders
As further described under “—The Mortgage Loans—The Whole Loans” below, the mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, Fenley Office Portfolio and Bank of America Plaza, representing approximately 5.2%, 3.7% and 1.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of two or more loans secured by the same mortgage(s) on the same portfolio of mortgaged properties or mortgaged property: (i) the mortgage loan included in the issuing entity; and (ii) one or more “pari passu companion loans” that are held outside the issuing entity and that are pari passu in right of payment to the related mortgage loan included in the issuing entity. Each group of related companion loans, together with the related mortgage loan included in the issuing entity, is referred to as a “whole loan”.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the related mortgage loan and the holder(s) of the related companion loan(s) that governs the relative rights and obligations of such holders. Each co-lender agreement provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus. The directing holder for each whole loan under the related co-lender agreement is: (i) in the case of the Twin Cities Premium Outlets whole loan, the trustee as holder of the related mortgage loan, whose rights will, in accordance with the pooling and servicing agreement, be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing; and (ii) in the case of the Fenley Office Portfolio whole loan and the Bank of America Plaza whole loan, the holder of the applicable related companion loan (whose rights are expected to be exercised by the related controlling class representative or similar party under the related Other PSA unless a control termination event or similar event under the related Other PSA has occurred and is continuing).

In addition, with respect to the serviced whole loan, the related co-lender agreement provides, among other things, that the General Special Servicer will be required (i) to provide the related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to such whole loan (within the same time frames such information would be provided to the controlling class representative and without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and to consider alternative actions recommended by the related companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this free writing prospectus.

The serviced companion loan (as discussed under “—The Mortgage Loans—The Whole Loans” below) will be serviced under the pooling and servicing agreement for this securitization by the master servicer and the General Special Servicer (subject to replacement as described above). Neither the serviced companion loan holder nor the serviced companion loan holder’s representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Serviced Whole Loan Poses Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

Significant Affiliations and Relationships

Certain parties to this securitization transaction, as described under “Transaction Parties—Affiliates and Certain Relationships—Transaction Party and Related Party Affiliations” in this free writing prospectus, may:

	●	serve in multiple capacities with respect to this securitization transaction;

	●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder and/or the controlling class representative; or

	●	be affiliated with borrowers and/or guarantors under certain of the mortgage loans being included in this securitization transaction.

In addition, certain parties to this securitization transaction or their respective affiliates may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●
serving as warehouse lender to one or more of the sponsors of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see

“Transaction Parties—Affiliates and Certain Relationships—Warehouse Financing Arrangements” in this free writing prospectus);

●
serving as interim servicer for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Affiliates and Certain Relationships—Interim Servicing Arrangements” in this free writing prospectus);

●
serving as interim custodian for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Affiliates and Certain Relationships—Interim and Other Custodial Arrangements” in this free writing prospectus); and/or

●
performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Affiliates and Certain Relationships—Other Arrangements” in this free writing prospectus).

In addition, certain of the sponsors to this securitization transaction or their affiliates may hold mezzanine debt, a companion loan or other additional debt related to one or more of the mortgage loans to be included by such sponsor in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Affiliates and Certain Relationships—Whole Loan and Mezzanine Loan Arrangements” in this free writing prospectus.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Affiliates and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the due date in December 2014 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in January 2015, the date that would have been its due date in December 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about December 8, 2014.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in January 2015, to the holders of record at the end of the previous month. The first distribution date will be January 12, 2015.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	October 2019
	Class A-2	November 2019
	Class A-3	December 2021
	Class A-4	October 2024
	Class A-5	November 2024
	Class A-AB	August 2024
	Class X-A	November 2024
	Class X-B	November 2024
	Class A-S	November 2024
	Class B	November 2024
	Class PEZ	November 2024
	Class C	November 2024

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of either class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, and no repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates, and otherwise based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates will be issued on the closing date and there were no subsequent exchanges of certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in November 2047.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of

December 1, 2014, among the depositor, the master servicer, the special servicers, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and the serviced companion loan (other than the specially serviced loans and the non-serviced loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 92 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,255,180,419. The mortgage loans are secured by first liens on 133 commercial, multifamily and manufactured housing community properties located in 29 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
One-hundred thirty-one (131) mortgaged properties, securing approximately 98.9% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties. For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property unless otherwise covered by clause (ii) below), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property. Two (2) mortgaged properties, collectively securing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are subject to a security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related mortgaged property.

The Whole Loans
The mortgaged properties or portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, Fenley Office Portfolio and Bank of America Plaza, representing approximately 5.2%, 3.7% and 1.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of a mortgage loan and one or more related companion loans, which companion loans will not be included in the mortgage pool.

	Certain information regarding the whole loans described above is identified in the following table:

	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance
	Twin Cities Premium Outlets	$65,000,000	5.2%	$50,000,000	$115,000,000
	Fenley Office Portfolio	$46,000,000	3.7%	$60,000,000	$106,000,000
	Bank of America Plaza	$23,330,000	1.9%	$376,670,000	$400,000,000

The mortgaged property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets secures (i) one mortgage loan (the “Twin Cities Premium Outlets mortgage loan”) evidenced by one note, with an aggregate outstanding principal balance as of the cut-off date of $65,000,000, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and (ii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $50,000,000, which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this free writing prospectus as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Twin Cities Premium Outlets mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus and are collectively referred to in this free writing prospectus as the “Twin Cities Premium Outlets whole loan”, a “serviced whole loan” and a “whole loan”.

The portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio secures (i) one mortgage loan (the “Fenley Office Portfolio mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $46,000,000, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and (ii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $60,000,000, which was securitized in connection with the issuance of the Citigroup Commercial Mortgage Trust 2014-GC25 Commercial Mortgage Pass-Through Certificates, Series 2014-GC25 (the “CGCMT 2014-GC25 transaction”). Such pari passu companion loan is referred to in this free writing prospectus as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Fenley Office Portfolio mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus and are collectively referred to in this free writing prospectus as the “Fenley Office Portfolio whole loan”, a “whole loan” and a “non-serviced whole loan”. The Fenley Office Portfolio whole loan will be serviced by the CGCMT 2014-GC25 master servicer under the Citigroup Commercial Mortgage Trust 2014-GC25 pooling and servicing agreement (referred to as the “CGCMT 2014-GC25 PSA” in this free writing prospectus).

The mortgaged property identified on Annex A to this free writing prospectus as Bank of America Plaza secures (i) one mortgage loan (the “Bank of America Plaza mortgage loan”) evidenced by one note, with an outstanding principal balance as of the cut-off date of $23,330,000, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (ii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $150,000,000, which was securitized in connection with the issuance of the WFRBS Commercial Mortgage Trust 2014-C22 Commercial Mortgage Pass-Through Certificates, Series 2014-C22 (the “WFRBS 2014-C22 transaction”), (iii) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $116,670,000, which was securitized in connection with the issuance of the WFRBS Commercial Mortgage Trust 2014-C23 Commercial Mortgage Pass-Through Certificates, Series 2014-C23, and (iv) a pari passu companion loan, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $110,000,000, which was securitized in connection with the CGCMT 2014-GC25 transaction. Each pari passu companion loan described above in this paragraph is referred to in this free writing prospectus as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Bank of America Plaza mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus and are collectively referred to in this free writing prospectus as the “Bank of America Plaza whole loan”, a “whole loan” and a “non-serviced whole loan”. The Bank of America Plaza whole loan will be serviced by the WFRBS 2014-C22 master servicer under the WFRBS Commercial Mortgage Trust 2014-C22 pooling and

	servicing agreement (referred to as the “WFRBS 2014-C22 PSA” in this free writing prospectus).

	The CGCMT 2014-GC25 PSA and WFRBS 2014-C22 PSA are also each referred to in this free writing prospectus as an “Other PSA”.

	In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced loans”.

The Fenley Office Portfolio companion loan is an asset in the Citigroup Commercial Mortgage Trust 2014-GC25 securitization. The Fenley Office Portfolio mortgage loan and the related non-serviced companion loan are serviced by the CGCMT 2014-GC25 master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as the CGCMT 2014-GC25 special servicer, pursuant to the terms of the CGCMT 2014-GC25 PSA. Deutsche Bank Trust Company Americas, as the CGCMT 2014-GC25 trustee, or a custodian on its behalf, will hold the mortgage file for the Fenley Office Portfolio whole loan pursuant to the CGCMT 2014-GC25 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

One of the Bank of America Plaza companion loans is an asset in the WFRBS Commercial Mortgage Trust 2014-C22 securitization. The Bank of America Plaza mortgage loan and the related non-serviced companion loans are serviced by the WFRBS 2014-C22 master servicer, and CWCapital Asset Management, LLC, as the WFRBS 2014-C22 special servicer, pursuant to the terms of the WFRBS 2014-C22 PSA. Wilmington Trust, National Association, as the WFRBS 2014-C22 trustee, or a custodian on its behalf, will hold the mortgage file for the Bank of America Plaza whole loan pursuant to the WFRBS 2014-C22 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

For more information regarding the whole loans, see “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods:

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
	6	0	87	91.0%
	1	5(1)	5	9.0
	Total		92	100.0%

	(1)	One mortgage loan permits an additional 5 day grace period once during the loan term prior to declaring an event of default.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest Only Mortgage Loans / Amortizing Mortgage Loans

Eleven (11) mortgage loans, representing approximately 17.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest only until the related stated maturity date. The remaining 81 mortgage loans, representing approximately 82.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. Thirty-six (36) of these 81 mortgage loans, representing approximately 52.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 12 to 60 months following the related origination date (including Bass Pro Outdoor World mortgage loan, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that has an anticipated repayment date (“ARD”)).

Balloon Loans / Anticipated Repayment Date Mortgage Loan

All of the mortgage loans will have substantial principal payments due on their maturity dates or anticipated repayment date, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

One (1) mortgage loan, secured by the mortgaged property identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full. The interest accrued in excess of the original rate will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time (if collected) this deferred “excess interest” will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus. In addition, from and after the anticipated repayment date, cash flow in excess of that required for debt service, funding of reserves and approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for a borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,255,180,419
	Number of Mortgage Loans	92
	Number of Mortgaged Properties	133
	Average Cut-off Date Mortgage Loan Balance	$13,643,265
	Weighted Average Mortgage Loan Rate(2)	4.5351%
	Range of Mortgage Loan Rates(2)	4.0000% - 5.3500%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	67.5%
	Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(4)(5)	59.2%
	Weighted Average Cut-off Date Remaining Term to Maturity/ARD (months)(5)	114
	Weighted Average Cut-off Date DSCR(2)	1.60x
	Full-Term Amortizing Balloon Mortgage Loans	30.0%
	Partial Interest-Only Balloon Mortgage Loans(5)	52.9%
	Interest-Only Balloon Mortgage Loans	17.1%

	(1)	Subject to a permitted variance of plus or minus 5%.
	(2)
With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loan(s) are included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR. Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

	(3)
With respect to 7 mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratios were calculated using (i) an “as-is” appraised value plus a “capital deduction” or (ii) the cut-off-date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any adjustments is 67.8%.

	(4)
With respect to 11 mortgage loans, representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratios were calculated using an “as stabilized” appraised value instead of the related “as-is” appraised value.

	(5)
Includes the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that has an anticipated repayment date and is assumed to mature and pay in full on its anticipated repayment date.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Loans
Seven (7) of the mortgage loans, collectively representing approximately 14.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, as described below:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Queen Ka’ahumanu Center, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to refinance a prior mortgage loan on the mortgaged property that went into maturity default in 2010 and was extended for five years in special servicing.

●
With respect to the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as ART Maryland MF Portfolio, which secures a mortgage loan representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged properties were previously financed as part of a 230 asset portfolio with a combined original balance of $1,050,000,000 that was divided into three pools and securitized in the MLMT 2007-C1, MLMT 2007-C2 and MLCFC 2007-C8 transactions. In 2010, the loans secured by the asset portfolio were moved to special servicing. The current borrower sponsor acquired the asset portfolio in October 2011, and in December 2011, restructured two of the three pools (with an original principal balance of $715,000,000) into an A Note of $500,500,000, and a B Note of $214,500,000 and modified the related loan documents to permit individual property releases. In February 2013, both related notes were removed from special servicing. In connection with the origination of the ART Maryland MF Portfolio mortgage loan, the ART Maryland MF Portfolio mortgaged properties were released from the lien of the related prior mortgages and refinanced with the current ART Maryland MF Portfolio mortgage loan.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Capital Center, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of the mortgage loan were used to pay off previously existing debt, which was originated in 2008 and had an original principal balance of approximately $21 million. Such mortgage loan had a 3 year term with two 24 month extension options. The previous mortgage loan was modified in December 2010 as a result of declining occupancy following the economic downturn. As a result of the modification, $5.4 million of the original loan was converted into a “Hope” note with distribution percentages of

70% to the previous lender and 30% to the borrower until the repayment of the $5.4 million. As a requirement of this work-out being approved by the previous lender, the borrower was required to provide an additional $2 million of equity which it did by bringing in an additional investor. As a result of the financing provided by the related mortgage loan seller, the existing note to the previous lender in the amount of approximately $14.81 million was repaid as well as approximately $1.9 million of what remained of the “Hope” note and approximately $3.1 million owed to the additional investor.

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Stafford Retail Portfolio, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of the mortgage loan were used to pay off two performing loans secured by the mortgaged properties at a discount of approximately 9.0%.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of such mortgage loan provided acquisition financing for the related borrower’s purchase of the related mortgaged property at an REO sale from a securitization trust for which LNR Partners, LLC served as the special servicer. The borrower and the non-recourse carveout guarantor are each affiliates of Starwood Mortgage Funding I LLC, the related sponsor, Starwood Mortgage Capital LLC, the related originator, LNR Partners, LLC, the special servicer for each of the other mortgage loans being serviced under the pooling and servicing agreement, and LNR Securities Holdings, LLC, the entity expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates. The special servicer for this mortgage loan is expected to be CWCapital Asset Management LLC. The borrower under the prior mortgage loan (prior to such property becoming REO) is unrelated to the current borrower.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Casa de Luna, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of such mortgage loan provided acquisition financing for the borrower’s purchase of the related mortgaged property at an REO sale. The borrower under the prior mortgage loan (prior to such property becoming REO) is unrelated to the current borrower.

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Plaza de las Americas, representing approximately 0.3%

of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a loan that was in default due to its failure to be paid in full at maturity.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Seventy-seven (77) mortgage loans, representing approximately 77.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the securitization closing date (or, in the case of the Twin Cities Premium Outlets whole loan, the earlier of (x) October 14, 2018 and (y) the second anniversary of the last securitization of any portion of the Twin Cities Premium Outlets whole loan), and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to the related open prepayment period.

●
Thirteen (13) mortgage loans, representing approximately 20.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 26 payments following the origination date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of (i) in the case of 12 of the 13 mortgage loans, the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, or (ii) in the case of 1 of the 13 mortgage loans, the payment of a yield maintenance charge only, if such prepayment occurs prior to the related open prepayment period.

●
Two (2) mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower after a lockout period of at least 2 years following the securitization closing date and prior to an open prepayment period described below to either (i) substitute U.S. government securities as collateral and obtain a release of the related mortgaged property or (ii) prepay the mortgage loan in whole, but not in part, with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, in each case if such prepayment occurs prior to the related open prepayment period.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Voluntary Prepayments” in this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date (or in the case of the mortgage loan with an anticipated repayment date, prior to and including the anticipated repayment date) as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
2	3	2.4%
3	20	18.5
4	60	65.6
5	6	9.6
7	2	3.0
13	1	0.9
Total	92	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Retail	55	$511,498,356	40.8%
Office	24	345,091,371	27.5
Multifamily	23	189,213,962	15.1
Hospitality	9	88,083,812	7.0
Self Storage	13	51,451,990	4.1
Mixed Use(2)	5	32,377,115	2.6
Industrial	2	25,422,459	2.0
Manufactured Housing	2	12,041,354	1.0
Total	133	$1,255,180,419	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

(2)		The mixed use properties include office, retail and multifamily.

Property Locations
The mortgaged properties are located in 29 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

	Geographic Distribution(1)
	State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	Texas	19	$228,678,466	18.2%
	California	15	$129,148,514	10.3%
	Hawaii	1	$88,500,000	7.1%
	New York	7	$85,996,362	6.9%
	Delaware	1	$85,500,000	6.8%
	Maryland	8	$83,294,957	6.6%
	Ohio	14	$72,997,618	5.8%
	Minnesota	1	$65,000,000	5.2%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations
and Definitions
The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Free Writing Prospectus” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus.

With respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan(s).

Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this free writing prospectus with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, Fenley Office Portfolio and Bank of America Plaza, each of which also secures one or more companion loans not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.
Certain Variances from
Underwriting Standards
Two (2) of the mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, varies from the underwriting guidelines described under “Transaction Parties—The Originators” in this free writing prospectus with respect to origination debt service coverage ratio threshold requirements. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” and “—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” in this free writing prospectus.

Mortgaged Properties with
Limited or No Operating History
Nine (9) of the mortgaged properties, securing approximately 15.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Six (6) mortgaged properties, securing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the origination date and have no or limited prior operating history and/or lacks historical financial figures and information.

See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans with
Material Lease
Termination Options
Certain mortgage loans have material lease early termination options. See Annex B to this free writing prospectus for information regarding material lease termination options for the largest 20 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Securities

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2014-GC26:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-5

	●	Class A-AB

	●	Class X-A

	●	Class X-B

	●	Class A-S

	●	Class B

	●	Class PEZ

	●	Class C

The Series 2014-GC26 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus: Class X-C, Class X-D, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates.

B. Certificate Principal Amounts
or Notional Amounts
The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$46,189,000
	Class A-2	$71,003,000
	Class A-3	$40,000,000
	Class A-4	$280,000,000
	Class A-5	$349,842,000
	Class A-AB	$91,592,000
	Class X-A	$971,195,000	(1)
	Class X-B	$56,483,000	(1)
	Class A-S	$92,569,000	(2)
	Class B	$56,483,000	(2)
	Class PEZ	$189,846,000	(2)
	Class C	$40,794,000	(2)

	(1)	Notional amount.

	(2)
The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.

	See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months. The approximate initial pass-through rate for each class of offered certificates is set forth below:

	Class A-1	[____]%(1)
	Class A-2	[____]%(1)
	Class A-3	[____]%(1)
	Class A-4	[____]%(1)
	Class A-5	[____]%(1)
	Class A-AB	[____]%(1)
	Class X-A	[____]%(2)
	Class X-B	[____]%(2)
	Class A-S	[____]%(1)
	Class B	[____]%(1)
	Class PEZ	(3)
	Class C	[____]%(1)

(1)
For any distribution date, the pass-through rates of the offered certificates (other than the Class X-A, Class X-B and Class PEZ certificates) will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a fixed rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a fixed percentage.

(2)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component as described in this free writing prospectus.

(3)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate and, if applicable, the CCRE Strip Rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Exchangeable Certificates /
Exchange Proportions
If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—There are Risks Relating to the Exchangeable Certificates” and “—Subordination of Exchangeable Certificates” in this free writing prospectus.

Distributions

A.	Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)
to principal on the Class A-5 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above;

(G)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and

Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Seventh: Non-offered certificates (other than the Class X-C, Class X-D, Class S and Class R certificates): in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B.	Interest and Principal
Entitlements
A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of the related certificate principal amounts of the Class A-S, Class B and Class C trust components). On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C.	Servicing and
Administrative Fees
The master servicer and special servicers are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the serviced whole loan, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicers. The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced whole loan; and (ii) the master servicing fee rate, which includes any sub-servicing fee and primary servicing fee and ranges from 0.0100% to 0.0650% per annum (although with respect to the companion loans, the master servicing fee rate will be lower than the indicated rate). The master servicing fee rate includes the primary servicing fees payable to the master servicer under the applicable Other PSA with respect to the related non-serviced loans. The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan (other than the non-serviced loans) and each serviced whole loan that is a specially serviced loan or REO loan under the pooling and servicing agreement for this transaction and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicers are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement. In addition, each special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted pay-off of a specially serviced loan (other than a non-serviced loan) for which it is responsible and (b) workout fees from collections on the related mortgage loan (other than a non-serviced loan) or serviced whole loan in connection with the workout of a specially serviced loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00135% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the stated principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00278% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or serviced whole loan, if applicable) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate (which includes any primary servicing fee rate), the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan. The CREFC® intellectual property royalty license fee, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

With respect to each non-serviced loan, the master servicer and special servicer under the applicable Other PSA will generally be entitled to fees that are similar but not identical to those fees described above, payable with respect to the non-serviced loans in accordance with the terms of the Other PSA. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

D.	Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

E.	Excess Interest
On each distribution date, any excess interest collected from time to time in respect of the mortgage loan in the issuing entity with an anticipated repayment date will be distributed to the holders of the Class S certificates, which are not offered by this free writing prospectus. This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this free writing prospectus.

Advances

A.	Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including each non-serviced loan) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate or excess interest) or (c) delinquent monthly debt service payments on any companion loan. The master servicer also is not required to advance amounts deemed non-recoverable from related loan collections, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. If an advance is made, the master servicer will not advance its servicing fee or the CCRE Strip, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B.	Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (other than the non-serviced loans) and serviced whole loan, if applicable. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus. The master servicer, special servicers or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

The special servicers will have no obligation to make any property protection advances; provided that in an urgent or emergency situation requiring the making of a property protection advance, the applicable special servicer may make such property protection advance, and the master servicer will be required to reimburse such special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement, provided such advance is not determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of general collections). Once reimbursed, the master servicer will be deemed to have made such property protection advance as of the date made by such special servicer, and will be entitled to reimbursement with interest on that advance in accordance with the terms of the pooling and servicing agreement.

The Other master servicers and Other trustees, as applicable, will also be entitled to reimbursement from general collections on the mortgage loans for the pro rata share of any non-recoverable property protection advance made by it on the related non-serviced loan.

C.	Interest on Advances
The master servicer, the special servicers and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer, the special servicers and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

D.	Advances on the
Non-Serviced Loans
Each Other master servicer is required to make property protection advances with respect to the mortgaged property related to the applicable whole loan serviced by it, unless that Other master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan. If that Other master servicer is required to but fails to make a required property protection advance, then the applicable Other trustee is required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement is required to advance delinquent monthly mortgage loan payments with respect to any non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan.

Each Other master servicer and Other trustee will be entitled to interest on any property protection advance made with respect to a non-serviced whole loan.

Priority of Payments

A.	Subordination / Allocation
	of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2014-GC26 certificates that are not being offered by this free writing prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class S, Class R, Class X-A, Class X-B, Class X-C or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component), the Class X-C certificates (to the extent such losses are allocated to the Class E certificates) and the Class X-D certificates (to the extent such losses are allocated to the Class F, Class G or Class H certificates) and, therefore, the amount of interest they accrue.

		*	Class X certificates are interest only.

**
Reflects a trust component. Distributions and losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate principal amount of such trust component as described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

		***	Other than the Class S, Class R, Class X-C and Class X-D certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or the applicable percentage interest of the relevant underlying trust component(s)) with interest at the pass-through rate on those offered certificates (or underlying trust component(s)).

B.	Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicers’ and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicers as compensation, to the extent described in this free writing prospectus), each special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by such special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the
Certificates

A.	Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B.	Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this free writing prospectus, the applicable sponsor (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D.	Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicers are required to solicit offers for defaulted mortgage loans (or, in the case of the Twin Cities Premium Outlets mortgage loan, the related defaulted serviced whole loan) and REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan or relevant portion thereof, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the applicable special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related serviced companion loan holders (as a collective whole as if such certificateholders and such serviced companion loan holders constituted a single lender).

If the Twin Cities Premium Outlets mortgage loan becomes a defaulted mortgage loan, and if the applicable special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then such special servicer will be required to sell the related serviced companion loan together with such mortgage loan as one serviced whole loan. In connection with any such sale, such special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Pursuant to each Other PSA, an Other special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as such whole loan constitutes a defaulted mortgage loan and, in connection with any such sale, the Other special servicer is required to sell both the mortgage loan and related companion loan(s) in any such whole loan as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Other Investment
Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicers, operating advisor or any of their affiliates;

●
the ownership of, or of interests in, any pari passu companion loans (or interests in a pari passu companion loan or securities backed by a pari passu companion loan), subordinate companion loans or mezzanine debt, if any, by the sponsors, underwriters, master servicer, special servicers, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

●
the decision or obligation of the special servicers to take actions at the direction or recommendation of the controlling class representative or holder or at the direction or recommendation of a serviced companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicers;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investors in the Class E, Class F, Class G, Class H and Class S certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool;

	●	the activities of the master servicer, special servicers, operating advisor, sponsors and any of their affiliates in connection with any other transaction; and

	●	the activities of each Other master servicer, Other special servicer, Other operating advisor, Other trustee, Other certificate administrator and any of their affiliates in connection with any other transaction, the ownership by any such party of companion loan-backed securities and relationships, including financial dealings, of any such party with any borrower or non-recourse carveout guarantor under a non-serviced whole loan or any affiliate thereof.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicers”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—A Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Federal Income
Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding the CCRE Strip and any excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

In addition, the portions of the issuing entity consisting of (i) the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class S certificates and (ii) the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class      certificates and the Class       trust components will be issued at a premium and the Class       certificates will be issued with original issue discount.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) or other plans that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption (“PTE”) 89-88 (October 17, 1989), as amended by PTE 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be rated as follows by Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc.:

		Moody’s*	Fitch*	KBRA*	DBRS*

	Class A-1	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-2	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-3	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-4	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-5	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-AB	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class X-A	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class X-B	Aa3(sf)	AA-sf	AAA(sf)	AAA(sf)
	Class A-S	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class B	Aa3(sf)	AA-sf	AA(sf)	AA(sf)
	Class PEZ	A1(sf)	Asf	A(sf)	A(sf)
	Class C	A3(sf)	Asf	A(sf)	A(sf)

*Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a whole loan, the rating agencies engaged by the applicable depositor under the pooling and servicing agreement of each related securitized pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. are no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and/or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates will not be entitled to receive principal distributions and generally will only be entitled to interest distributions. If mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the respective ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus).

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RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicers, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

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Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

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The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

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legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

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increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

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investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

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investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this free writing prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

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At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus).

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A certificateholder that does not own exchangeable certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

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Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

Subordination of Exchangeable Certificates

As described in this free writing prospectus, if you acquire Class A-S certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X certificates and the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component). If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X certificates, the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component) and the Class B trust component (and correspondingly, the holders of the Class B certificates and the Class PEZ certificates, based on their respective percentage interests in the Class B trust component). If you acquire Class PEZ certificates, then to the extent the Class PEZ certificates represent an interest in the Class A-S, Class B or Class C trust components, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated in the same manner as the Class A-S, Class B or Class C certificates, as the case may be, as described above. See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

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The Dodd Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord.

These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this free writing prospectus and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

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the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

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a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

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a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

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the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicers’ ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor (or in the case of Starwood Mortgage Funding I LLC, the guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, any mezzanine loan lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component. Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, a special servicer or the trustee reimburses itself, or a master servicer, special servicer, trustee or other party to an Other PSA with respect to a non-serviced loan, out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A and Class X-B certificates) and extending the weighted average lives of the offered certificates with principal balances. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof. A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

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may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or a special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus) to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this free writing prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values. However, the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.”, “—The Goldman Originators—Origination and Underwriting Process”, “—Cantor Commercial Real Estate Lending, L.P.—Assessments of Property Condition”, “—Starwood Mortgage Capital LLC—Assessments of Property Condition” and “—MC-Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition” and in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, multifamily and hospitality properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “Risk Factors—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks,” “—Multifamily Properties Have Special Risks,” and “—Hospitality Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, California, Hawaii, New York, Delaware, Maryland, Ohio and Minnesota. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Certain of the mortgage loans have been made to special purpose limited partnerships that have a general partner or general partners that are not themselves special purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common. Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset. Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicers’ workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the serviced whole loan and the non-serviced loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such loans. As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans have “preferred equity” structures, and additional mortgage loans may allow the related borrower to employ such structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this free writing prospectus. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any whole loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and each Other PSA governing the servicing of a non-serviced loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

Neither the master servicer nor the special servicers will have the ability to extend or modify any non-serviced loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the applicable Other PSA. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this free writing prospectus for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, restaurants, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Seventeen (17) of the mortgaged properties, securing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss greater than 18%.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

In July 2014, the U.S. Senate approved a bill that would, among other things, extend the Terrorism Insurance Program until December 31, 2021. The House of Representatives has its own version of the bill which has not yet been approved by the House of Representatives. The current version of the bill that is under consideration by the House of Representatives would, among other things, extend the Terrorism Insurance Program until December 31, 2019. Any final legislation, if passed into law, may be significantly different from TRIPRA. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of the TRIPRA, or that any subsequent terrorism insurance legislation that is passed into law will not have an adverse impact on the mortgage loans or the performance of your certificates.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.

See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor. However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors and originators and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In the case of one (1) mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Citigroup Global Markets Realty Corp. is the holder of the related companion loan for such mortgage loan. In its capacity as the holder of the Twin Cities Premium Outlets companion loan, Citigroup Global Markets Realty Corp. (or its companion loan holder representative) will generally be entitled to consult with the General Special Servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, such special servicer is not required to follow the advice or recommendations of the companion loan holder or its representative.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. For example, on the closing date, GS Commercial Real Estate LP, or one of its affiliates, will be the holder of the mezzanine loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Village at Lakeside Apartments representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

LNR Partners, LLC, a special servicer, LNR Securities Holdings, LLC, the purchaser on the closing date of approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other. The foregoing entities are also affiliates of the borrower and non-recourse carveout guarantor under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this Free Writing Prospectus as Cypresswood Court Shopping Center, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. CWCapital Asset Management LLC will be the special servicer for the Cypresswood Court Shopping Center mortgage loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Affiliates and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicers, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicers, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor and originator and warehouse lender to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC and Starwood Mortgage Funding I LLC. In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator. In addition, Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and an originator

See “Summary of Free Writing Prospectus—Transaction Parties and Significant Dates, Events and Periods—Significant Affiliations and Relationships” in this free writing prospectus and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, a special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus. Each Other PSA provides that the related non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, a special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced loan, each applicable Other master servicer, sub-servicer, Other special servicer or any of their respective affiliates under the Other PSA, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, a special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a sponsor. Each of these relationships may create a conflict of interest. For instance, if a special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer for all mortgage loans (other than the Non-Serviced Loans and the Cypresswood Court Shopping Center mortgage loan) is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates on the closing date, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator. The entities referred to in the prior sentence are also affiliates of the borrower and non-recourse carveout guarantor under the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2014-GC26 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicers services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or a special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or a special servicer.

Each of the special servicers may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace such special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Wells Fargo Bank, National Association, which is the master servicer, may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer in the future with respect to certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

Wells Fargo Bank, National Association, which is the master servicer, the WFRBS 2014-C22 master servicer and the CGCMT 2014-GC25 master servicer, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. (other than with respect to the Fenley Office Portfolio mortgage loan and the Bank of America Plaza mortgage loan, which it is servicing in its capacity as CGCMT 2014-GC25 master servicer and WFRBS 2014-C22 master servicer, respectively) and certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

In addition, Wells Fargo Bank, National Association is acting as the interim servicer with respect to all of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp. and Starwood Mortgage Funding I LLC and certain of the Mortgage Loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P. and MC-Five Mile Commercial Mortgage Finance LLC.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced loans. See “Transaction Parties—The Operating Advisor” in this free writing prospectus. After the occurrence and during the continuance of a Control Termination Event, each special servicer will be required to consult on a non-binding basis with the operating advisor with respect to certain actions of such special servicer. Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the applicable special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicers or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

While Pentalpha Surveillance LLC does not service mortgage loans or provide asset management services for owners of commercial mortgage loans, a successor operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of any such successor operating advisor and its affiliates and their clients may differ from, and conflict with the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders

It is expected that an entity affiliated with Seer Capital Management, LP will be the initial controlling class representative. The applicable special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement for this securitization that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the controlling class certificateholders, which also is expected to initially be Seer Capital Management, LP.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) or the controlling class representative (or equivalent entity) under an Other PSA may direct the applicable special servicer or applicable Other special servicer, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. It is anticipated that there will also be a controlling class representative under each of the CGCMT 2014-GC25 PSA and WFRBS 2014-C22 PSA and that each such controlling class representative may be, or may be an affiliate of, the entity that will be the controlling class representative for this securitization. Set forth below is the identity of the initial controlling class representative for each whole loan, the expected trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Servicing Pooling and Servicing Agreement	Controlling Noteholder	Controlling Class Representative
Twin Cities Premium Outlets	GSMS 2014-GC26	GSMS 2014-GC26	Seer Capital Partners Master Fund LP(1)
Fenley Office Portfolio	CGCMT 2014-GC25	CGCMT 2014-GC25	Eightfold Real Estate Capital Fund III, L.P.(2)
Bank of America Plaza	WFRBS 2014-C22	WFRBS 2014-C22	Seer Capital Partners Master Fund LP(1)

(1)	Or another affiliate of Seer Capital Partners Master Fund LP.
(2)	Or another affiliate of Eightfold Real Estate Capital Fund III, L.P.

The applicable special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise a special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

However, the special servicers are not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of a Special Servicer” in this free writing prospectus, prior to the occurrence and continuance of a Control Termination Event, the General Special Servicer may be replaced by the controlling class representative for cause at any time and without cause as follows: (a) for so long as Class E is the controlling class, without cause at any time and (b) for so long as Class F, Class G or Class H is the controlling class, without cause if either (i) LNR Partners, LLC or its affiliate is no longer the General Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of such controlling class of certificates. In addition, prior to the occurrence and continuance of a Control Termination Event, the Cypresswood Court Shopping Center Special Servicer may be replaced by the controlling class representative with or without cause at any time. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of a Special Servicer” in this free writing prospectus.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to the related non-serviced loan under each Other PSA and have similar conflicts of interest with the holders of the certificates and the holders of the CGCMT 2014-GC25 certificates and the WFRBS 2014-C22 certificates, respectively. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

The controlling class representative and its affiliates (and the controlling class representative (or equivalent entity) under each Other PSA and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The applicable special servicer, in connection with obtaining the consent of, or upon consultation with, the controlling class representative or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Citigroup Global Markets Realty Corp. is the initial holder of a $50,000,000 pari passu companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, securing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and it intends (but will not be required) to securitize the related companion loan.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors (the “B-Piece Buyers”) in the Class E, Class F, Class G, Class H and Class S certificates, one of which is an affiliate of Starwood Mortgage Funding I LLC (a sponsor), Starwood Mortgage Capital LLC (an originator) and LNR Partners, LLC (the initial special servicer for all Mortgage Loans other than the Non-Serviced Loans and the Cypresswood Court Shopping Center Mortgage Loan), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. In addition, the B-Piece Buyers received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyers or that the final pool as influenced by the B-Piece Buyers’ feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyers’ certificates. Because of the differing subordination levels, the B-Piece Buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyers but that does not benefit other investors. In addition, the B-Piece Buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause their interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyers performed due diligence solely for their own benefit and have no liability to any person or entity for conducting their due diligence. The B-Piece Buyers are not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in their capacities as owners of the Class E, Class F, Class G, Class H and Class S certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyers’ acceptance of a mortgage loan. The B-Piece Buyers’ acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyers will have no liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs.

Seer Capital Management, LP, a B-Piece Buyer, or an affiliate, will constitute the initial controlling class representative. The controlling class representative will have certain rights to direct and consult with the special servicers. In addition, the controlling class representative will generally have certain consultation rights with regard to the related non-serviced loans under each Other PSA and each related co-lender agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “Description of the Mortgage Pool—The Whole Loans—The Twin Cities Premium Outlets Whole Loan—Consultation and Control” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Controlling Class Representative To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the controlling class representative exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative under the pooling and servicing agreement for this securitization or under any of the Other PSAs, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the General Special Servicer, the Cypresswood Court Shopping Center Special Servicer or a successor of either (or a special servicer under an Other PSA)) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the applicable special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

A Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, a special servicer may, at the direction of the controlling class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class certificateholders and/or the controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicers to take actions that conflict with the interests of holders of certain classes of the certificates. Similarly, with respect to the non-serviced loans, a special servicer under an Other PSA may, at the direction or upon the advice of the controlling class representative of the applicable trust holding the controlling note for the related whole loan, take actions with respect to such non-serviced loan that could adversely affect the related non-serviced loan, and therefore, the holders of some or all of the classes of certificates. However, the Other special servicers are not permitted to take actions that are prohibited by law or violate the servicing standard under the applicable Other PSA or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described in this free writing prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicers, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of a Special Servicer” in this free writing prospectus, prior to the occurrence and continuance of a Control Termination Event, the General Special Servicer may be replaced by the controlling class representative for cause at any time and without cause as follows: (a) for so long as Class E is the controlling class, without cause at any time and (b) for so long as Class F, Class G or Class H is the controlling class, without cause if either (i) LNR Partners, LLC or its affiliate is no longer the General Special Servicer; or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of such controlling class of certificates. In addition, prior to the occurrence and continuance of a Control Termination Event, the Cypresswood Court Shopping Center Special Servicer may be replaced by the controlling class representative with or without cause at any time. In no event may LNR Partners, LLC or its affiliate act as special servicer with respect to the Cypresswood Court Shopping Center mortgage loan. See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of a Special Servicer” in this free writing prospectus.

With respect to each non-serviced loan, it is expected that the applicable controlling class representative has the right to remove the applicable special servicer with or without cause at any time prior to the occurrence of a control termination event or other similar event under the applicable Other PSA. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace either special servicer. The subsequent vote may result in the termination and replacement of such special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace. In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of a special servicer. That recommendation may result in the termination and replacement of such special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X, Class S and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace. However, with respect to the non-serviced loans, the operating advisor in this transaction will generally not have the right to recommend the removal of any special servicer responsible for the special servicing of the related whole loans under the related Other PSA, as such authority is granted to the applicable operating advisor under the related Other PSA. See “The Pooling and Servicing Agreement—Termination of a Special Servicer” and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that such rights may be lost upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicers with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicers at any time, the operating advisor has no consultation rights over actions by any special servicer prior to the occurrence and continuance of a Control Termination Event or, in the case of a non-serviced whole loan, no consultation rights whatsoever, and the applicable special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicers’ actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicers, other than to the limited extent specifically required in respect of certain actions of the special servicers at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses. In certain cases with respect to the termination of the special servicers and the operating advisor, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to the non-serviced loans. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Controlling Class Representatives Under Each Other PSA Could Adversely Affect Your Investment

●	The controlling class representative (or equivalent entity) under each Other PSA may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to the non-serviced loans, although the applicable Other special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related Other PSA or the terms of the related loan documents, it is possible that the controlling class representative (or equivalent entity) under such Other PSA may direct or advise, as applicable, the related special servicer to take actions with respect to such non-serviced loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the non-serviced loans, the controlling class representative (or equivalent entity) under the applicable Other PSA:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

You Will Not Have any Control Over the Servicing of The Non-Serviced Loans

The Fenley Office Portfolio mortgage loan and the Bank of America Plaza mortgage loan are secured by mortgaged properties that also secure companion loans that are not assets of the trust and are each serviced under the applicable Other PSA, which is separate from the pooling and servicing agreement under which your certificates are issued, by the related Other master servicer and Other special servicer, and according to the servicing standard provided for in the applicable Other PSA. As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a mortgage loan or serviced whole loan, if applicable, for so long as a Control Termination Event does not exist, the applicable special servicer generally will be required to obtain the consent of the controlling class representative. After the occurrence and during the continuance of a Control Termination Event the special servicers generally will be required to consult with the controlling class representative (except after the occurrence and during the continuance of a Consultation Termination

Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans or serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and/or consultation with, or consent of, the controlling class representative. As a result of these obligations, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Serviced Whole Loan Poses Special Risks

Realization on the Mortgage Loans That Are Part of the Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreements require the applicable special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of such special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loan, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this free writing prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of a serviced whole loan, the related serviced companion loan holder(s) or their representatives will be entitled to consult with the applicable special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by such special servicer with respect to such serviced whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that a serviced companion loan holder or its representative may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with a serviced companion loan holder or their respective representatives is non-binding, and in no event is such special servicer obligated at any time to follow or take any alternative actions recommended by any such serviced companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that the serviced companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. However, in the case of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC, an originator, will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) will effect such repurchases or substitutions. In addition, the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan (other than a non-serviced loan) or serviced companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the applicable special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicers may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year. See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the applicable special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or any special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2014-GC26 (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool of 92 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in December 2014 for each such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in January 2015, the date that would have been its due date in December 2014 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,255,180,419 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, office, multifamily, hospitality, self storage, mixed use, industrial and manufactured housing property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

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Thirty-two (32) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 36.9% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

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Twenty-three (23) Mortgage Loans (the “CCRE Mortgage Loans”), representing approximately 16.5% of the Initial Pool Balance, were originated by Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE Lending”);

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Fifteen (15) Mortgage Loans (together with the GS CRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 16.0% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

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Ten (10) Mortgage Loans (the “SMF I Mortgage Loans”), representing approximately 14.3% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”);

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Eight (8) Mortgage Loans (the “MC-Five Mile Mortgage Loans”), representing approximately 12.8% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”); and

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Four (4) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 3.5% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”).

CGMRC, GSMC, GS CRE, CCRE Lending, SMC and MC-Five Mile are referred to in this free writing prospectus as the “Originators”. The GS CRE Mortgage Loans were originated for sale to GSMC. GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date. Starwood Mortgage Funding I LLC (“SMF I”) has acquired or will acquire the SMF I Mortgage Loans from SMC on or prior to the Closing Date. GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from CGMRC, GSMC, CCRE Lending, SMF I and MC-Five Mile (collectively, the “Sponsors”) on or about December 8, 2014 (the “Closing Date”). The Depositor will cause the Mortgage

Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2014-GC26 pooling and servicing agreement, dated as of December 1, 2014 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this free writing prospectus with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this free writing prospectus. The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to each Mortgage Loan with one or more pari passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related pari passu Companion Loan(s), unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each a “Third Party Report”) was prepared prior to the date of this free writing prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this free writing prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of December 2014 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in January 2015, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of January 2015); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus and on Annex A to this free writing prospectus or Annex B to this free writing prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus, and is in each case as determined by an appraisal made not more than 6 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this free writing prospectus. The appraisals for certain of the Mortgaged Properties may state an “as stabilized,” “as repaired,” “hypothetical,” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus. For such Appraised Values and other values on a property-by-property basis, see, Annex A of this free writing prospectus and the related footnotes. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity/ARD”.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, the Appraised Value of $148,600,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $139,450,000.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hotel Indigo Nashville, representing approximately 2.0% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $34,100,000 plus a stated $3,300,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $3,270,000 was reserved in connection with the origination of the Mortgage Loan.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. Each Crossed Group is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties set forth on Annex A to this free writing prospectus, except as set forth below:

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with respect to each Mortgage Loan with a pari passu Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

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with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated using the Appraised Value of $148,600,000 which represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The Cut-off Date LTV Ratio for such Mortgage Loan, using the aggregate of the “as-is” appraised values of the individual Mortgaged Properties of $139,450,000, is 76.0%;

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with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hotel Indigo Nashville, representing approximately 2.0% of the Initial Pool Balance, unless otherwise indicated, the Cut-off Date LTV Ratio was calculated based on the appraiser’s “as-is” appraised value of $34,100,000 plus a stated $3,300,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $3,270,000 was reserved in connection with the origination of the Mortgage Loan. The Cut-off Date LTV Ratio for such Mortgage Loan without adding the “capital deduction” is 73.1%; and

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with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated based on the respective Cut-off Date Balance less a related earnout or holdback reserve. The respective Cut-off Date LTV Ratios calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Cut-off Date LTV Ratio	Holdback Amount	Cut-off Date LTV Ratio
Capital Center	1.8%	72.1%	$1,500,000	67.2%
Amsdell – Rockwall, TX	0.5%	86.7%	$1,025,000	72.0%
The Lex Apartments	0.4%	74.5%	$450,000	68.4%
Amsdell – U-Stor-It	0.3%	78.3%	$390,000	70.0%
Urbane Apartments on Oakwood and Main	0.2%	72.3%	$89,124	70.3%
Amsdell – Warren, MI	0.2%	77.9%	$125,000	73.3%

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

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with respect to each Mortgage Loan with a pari passu Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan(s); and

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With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Debt Yield on Underwritten Net Cash Flow was calculated based on the respective Cut-off Date Balance less a related earnout or holdback reserve. The respective Debt Yield on Underwritten Net Cash Flow calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Debt Yield on Underwritten NCF	Holdback Amount	Debt Yield on Underwritten NCF
Capital Center	1.8%	8.7%	$1,500,000	9.3%
Amsdell – Rockwall, TX	0.5%	7.3%	$1,025,000	8.8%
The Lex Apartments	0.4%	8.6%	$450,000	9.4%
Amsdell – U-Stor-It	0.3%	8.6%	$390,000	9.6%
Urbane Apartments on Oakwood and Main	0.2%	9.0%	$89,124	9.3%
Amsdell – Warren, MI	0.2%	8.6%	$125,000	9.1%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

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with respect to each Mortgage Loan with a pari passu Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan(s); and

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With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Debt Yield on Underwritten Net Operating Income was calculated based on the respective Cut-off Date Balance less a related earnout or holdback reserve. The respective Debt Yield on Underwritten Net Operating Income calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Debt Yield on Underwritten NOI	Holdback Amount	Debt Yield on Underwritten NOI
Capital Center	1.8%	9.5%	$1,500,000	10.2%
Amsdell – Rockwall, TX	0.5%	7.6%	$1,025,000	9.2%
The Lex Apartments	0.4%	9.3%	$450,000	10.1%
Amsdell – U-Stor-It	0.3%	8.8%	$390,000	9.9%
Urbane Apartments on Oakwood and Main	0.2%	9.6%	$89,124	9.9%
Amsdell – Warren, MI	0.2%	9.2%	$125,000	9.7%

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

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with respect to each Mortgage Loan with a pari passu Companion Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Companion Loan(s) unless expressly stated otherwise.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, if applicable, its anticipated repayment date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this free writing prospectus, except as set forth below:

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with respect to each Mortgage Loan with a pari passu Companion Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity of such Mortgage Loan and the related Companion Loan;

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with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, the Maturity Date/ARD LTV Ratio was calculated using the Appraised Value of $148,600,000 which represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The Maturity Date/ARD LTV Ratio for such Mortgage Loan, using the aggregate of the “as-is” appraised values of the individual Mortgaged Properties of $139,450,000, is 65.5%; and

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with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Dolce Living Burleson	2.0%	61.6%	$37,850,000	61.7%	$37,750,000
Fountains Center	2.0%	53.3%	$40,100,000	57.3%	$37,300,000
Hotel Indigo Nashville	2.0%	48.3%	$41,900,000	54.1%	$37,400,000
Cypress Station Square	0.8%	62.5%	$15,320,000	65.4%	$14,640,000
Riverview	0.8%	46.9%	$17,400,000	51.7%	$15,800,000
Hampton Inn - Huntington	0.7%	40.9%	$15,200,000	44.7%	$13,900,000
Glenn Heights MHC	0.6%	46.6%	$13,000,000	49.7%	$12,200,000
Amsdell – Rockwall, TX	0.5%	59.9%	$8,700,000	74.7%	$6,980,000
The Lex Apartments	0.4%	51.5%	$8,670,000	60.3%	$7,400,000
Tellus LA Portfolio(1)	0.3%	45.1%	$6,920,000	50.3%	$6,200,000
Amsdell – U-Stor-It	0.3%	61.4%	$5,100,000	67.2%	$4,660,000

(1)	The Maturity Date/ARD LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Property identified on Annex A to this free writing prospectus as A+ Self Storage.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this free writing prospectus. No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on

Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months past the Cut-off Date (or, in the case of one Mortgaged Property, up to 37 months), in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$1,255,180,419
Number of Mortgage Loans	92
Number of Mortgaged Properties	133
Average Cut-off Date Mortgage Loan Balance	$13,643,265
Weighted Average Mortgage Loan Rate(2)	4.5351%
Range of Mortgage Loan Rates(2)	4.0000% - 5.3500%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	67.5%
Weighted Average Maturity Date/ARD Loan-to-Value Ratio(2)(4)(5)	59.2%
Weighted Average Cut-off Date Remaining Term to Maturity/ARD (months)(5)	114
Weighted Average Cut-off Date DSCR(2)	1.60x
Full-Term Amortizing Balloon Mortgage Loans	30.0%
Partial Interest-Only Balloon Mortgage Loans(5)	52.9%
Interest-Only Balloon Mortgage Loans	17.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each Mortgage Loan that is part of a Whole Loan, the related pari passu Companion Loan(s) are included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR. Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, the Maturity Date/ARD Loan-to-Value Ratio and Cut-off Date DSCR information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)
With respect to 7 Mortgage Loans, representing approximately 5.4% of the Initial Pool Balance, the respective Cut-off Date Loan-to-Value Ratios were calculated using (i) an “as-is” appraised value plus a “capital deduction” or (ii) the Cut-off-Date Balance of a Mortgage Loan less a reserve taken at origination. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any adjustments is 67.8%.

(4)
With respect to 11 Mortgage Loans, representing approximately 10.5% of the Initial Pool Balance, the respective Maturity Date/ARD Loan-to-Value Ratios were calculated using an “as stabilized” Appraised Value instead of the related “as-is” Appraised Value.

(5)
Includes the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, representing approximately 1.7% of Initial Pool Balance, that has an anticipated repayment date and is assumed to mature and pay in full on its anticipated repayment date.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment date, as applicable. This includes 45 Mortgage Loans, representing approximately 30.0% of the Initial Pool Balance which pay principal and interest for their entire terms, 36 Mortgage Loans, representing approximately 52.9% of the Initial Pool Balance, that pay interest only for a portion of their respective terms or anticipated repayment date, as applicable, and 11 Mortgage Loans, representing approximately 17.1% of the Initial Pool Balance, that pay interest only for their entire term through maturity.

The Issuing Entity will include 16 Mortgage Loans, representing approximately 16.0% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Fifty-five (55) retail properties, securing approximately 40.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 37 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Twenty-six (26) of the retail Mortgaged Properties, securing approximately 29.1% of the Initial Pool Balance by allocated loan amount, consist of a super-regional mall, outlet center and other retail properties that are considered by the applicable Sponsor to have at least one “anchor tenant”. Twenty-five (25) of the retail Mortgaged Properties, securing approximately 10.0% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored”. Four (4) of the retail Mortgaged Properties, securing approximately 1.7% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, urgent care facilities, daycare centers, fitness centers, health clubs, parking garages and/or restaurants, as part of the Mortgaged Property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Office Properties

Twenty-four (24) office properties, securing approximately 27.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 14 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as medical offices, restaurants and/or physical therapy facilities, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Multifamily Properties

Twenty-three (23) multifamily properties, securing approximately 15.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 17 of the Mortgage Loans.

Certain of the multifamily properties may have specific tenant mixes or other considerations, such as:

●
Three (3) Mortgaged Properties identified on Annex A to this free writing prospectus as Villas at Greenview, Park Villas Apartments and Belle Rive Club Apartments, securing approximately 3.0% of the Initial Pool Balance, derives a portion of its revenues from tenants employed at a local military base or contractor. Cutbacks at that military base or contractor could materially adversely affect property performance.

●
Four (4) Mortgaged Properties identified on Annex A to this free writing prospectus as Fountains of Denton, Village at Lakeside Apartments, Casa de Luna and Belmont Run Apartments, collectively securing approximately 2.9% of the Initial Pool Balance, by allocated loan amount, each have a concentration of college students representing approximately 30%, 10%, 25% and 80%, respectively, at the related Mortgaged Property.

●
One (1) Mortgaged Property identified on Annex A to this free writing prospectus as Wilshire Woods, securing approximately 0.9% of the Initial Pool Balance, is obligated pursuant to a restrictive covenant with the City of San Antonio to lease no less than 51% of its units to individuals that meet low to moderate income requirements, currently defined by City of San Antonio and Bexar County as 80% of the “Area Median Income” as determined by the United States Department of Housing and Urban Development. The borrower agreed to the restrictive covenant in connection with a prior $1.525 million mortgage loan provided by the City of San Antonio in the 1990’s to renovate the Mortgaged Property. Such loan was defeased by the borrower and is no longer secured by the Mortgaged Property. The restrictive covenant expires on the earlier of the maturity date of the defeased loan (May 15, 2022) or upon the date that such loan has been repaid in full.

●
One (1) Mortgaged Property identified on Annex A to this free writing prospectus as Park Place Apartments, securing approximately 0.3% of the Initial Pool Balance, relies, in whole or in part, on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development or a similar state-run program. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loans.

●
Two (2) of the Mortgaged Properties identified on Annex A to this free writing prospectus as Bay Pointe Townhomes and Anchor Bay which secure approximately 0.6% of the Initial Pool Balance, by allocated loan amount, are subject to an affordable housing program, which requires that 100% of units in the affected Mortgaged Properties comply with rent ceilings equaling the lesser of (x) a specified percentage of tenants’ average median income, which is (A) 60% for (1) all of the units at Anchor Bay and (2) 80% of the units at Bay Pointe Townhomes and (B) 50% for the remaining 20% of the units at Bay Pointe Townhomes or (y) market rent.

These and a large number of other factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Hospitality Properties

Nine (9) hospitality properties, securing approximately 7.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. All of the hospitality Mortgaged Properties are flagged hotel properties that are affiliated with any franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
Hotel Indigo Nashville	$24,937,801	2.0%	October 2039	October 2024
Hilton Garden Inn Cleveland Airport	$14,467,650	1.2%	December 2019	October 2024
Staybridge Suites Lafayette	$13,882,114	1.1%	February 2019	November 2024
Hampton Inn - Huntington	$8,484,402	0.7%	April 2034	November 2024
Holiday Inn Express & Suites Houston North	$7,673,917	0.6%	October 2024	October 2024
Residence Inn by Marriott	$6,453,001	0.5%	June 2018	October 2024
La Quinta Brandon	$4,791,879	0.4%	January 2027	November 2024
Comfort Inn Dickson	$3,993,080	0.3%	July 2027	November 2024
Fairfield Inn by Marriott	$3,399,967	0.3%	April 2023	October 2024

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage as part of the collateral or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Self Storage Properties

Thirteen (13) self storage properties, securing approximately 4.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 10 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

The Mortgaged Property identified on Annex A to this free writing prospectus as UC Storage, securing approximately 0.4% of the Initial Pool Balance, is leased in part by student tenants, which may cause a greater seasonal turnover rate at the Mortgaged Property.

Mixed Use Properties

Five (5) mixed use properties, securing approximately 2.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans.

Each of the mixed use Mortgaged Properties has one or more retail, office and/or multifamily components. To the extent a mixed use Mortgaged Property has a retail, office or multifamily component, such Mortgaged Property is subject to the risks relating to that property type described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks,” as applicable, in the prospectus. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use Mortgaged Properties may have tenants occupying specialty use space. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Industrial Properties

Two (2) industrial properties, securing approximately 2.0% of the Initial Pool Balance by allocated loan amount, secure 2 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Certain industrial Mortgaged Properties also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Manufactured Housing Community Properties

Two (2) manufactured housing community properties, securing approximately 1.0% of the Initial Pool Balance by allocated loan amount, secure 2 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Glenn Heights MHC, representing approximately 0.6% of the Initial Pool Balance, 243 of its 379 mobile homes are owned by an affiliate of the sponsor. These affiliate owned coaches are not included in the lender’s collateral and income generated from these coaches (but pad rents were) was not included in the lender’s underwriting, historical income, or the appraisal. The borrower entered into a master lease agreement at market rate with its affiliate for the pads relating to the affiliate-owned homes. The borrower sponsor guarantees the affiliate’s rent payments to the borrower pursuant to a guaranty of master lease. The sole owner of the affiliate pledged its ownership interest in the borrower affiliate to the lender and non-recourse carveouts were added to the loan documents with respect to the master lease.

The Mortgaged Property identified on Annex A to this free writing prospectus as Oakbrook MHC, securing approximately 0.3% of the Initial Pool Balance, derives a portion of its revenue from pads with non-tenant-owned homes.

Specialty Use Concentrations

As indicated on Annex A to this free writing prospectus, certain of the Mortgaged Properties have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, Fountains Center, Peoria Center at Arrowhead, Cypress Station Square, Riverview, Oregon City Point, Katy Green Retail, College Square, Mason Place, Plaza de las Americas, Seminary Square, Shoppes at Collingwood, Lowell Plaza and Windy Hill, which secure approximately 11.3%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants or sub-tenants operating medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools as part of the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property. For example, the Mortgaged Property identified on Annex A to this free writing prospectus as 1201 North Market Street which secures approximately 6.8% of the Initial Pool Balance by allocated loan amount, has one or more parking garages as part of the collateral and such parking garages account for approximately 6.3% of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Property identified on Annex A to this free writing prospectus as Queen Ka’ahumanu Center, securing approximately 7.1% of the Initial Pool Balance, has a theater as part of the respective Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Fairgrounds Plaza Timonium, Green Oaks, Mason Place, Lowell Plaza and Crossings of Beaufort securing approximately 3.3%, in the aggregate by allocated loan amount, of the Initial Pool Balance, have a gym, fitness center or a health club as one of the 5 largest tenants at the Mortgaged Property.

Certain of the Mortgaged Properties, including each of the Mortgaged Properties identified on Annex A to this free writing prospectus as Fountains Center, Bank of America Plaza, Oregon City Point and Devonshire Reseda Properties, which secure approximately 4.9%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a bank branch as one of the 5 largest tenants, which tenants are identified on Annex A to this free writing prospectus. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

Certain of the Mortgaged Properties, including each of the Mortgaged Properties identified on Annex A to this free writing prospectus as Cypress Station Square and McNaughten Centre, which secure approximately 1.0% of the Initial Pool Balance by allocated loan amount, have tenants that operate as a school or for other educational purposes as one of the 5 largest tenants, which tenants are identified on Annex A to this free writing prospectus, accounting for approximately 22.4% and 14.0%, respectively, of the net rentable area at the related Mortgaged Property.

Certain of the Mortgaged Properties, including each of the Mortgaged Properties identified on Annex A to this free writing prospectus as North High Centre and Village Centre, which secure approximately 0.4% of the Initial Pool Balance by allocated loan amount, have a beauty and cosmetology school as one of the 5 largest tenants, which tenants are identified on Annex A to this free writing prospectus, accounting for approximately 22.1% and 23.5%, respectively, of the net rentable area at the related Mortgaged Property.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Mortgage Loan	$88,500,000	7.1%
Top 5 Mortgage Loans	$365,000,000	29.1%
Top 10 Mortgage Loans	$504,337,801	40.2%
Largest Related Borrower Concentration(1)	$32,100,000	2.6%
Next Largest Related Borrower Concentration	$25,070,000	2.0%

(1)	Excluding single-borrower Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 1.9% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 12.9% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 2.6% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Villas at Greenview	$19,500,000	1.6%
Park Villas Apartments	12,600,000	1.0
	$32,100,000	2.6%

Ruben Retail Portfolio	$16,170,000	1.3%
Bethel Centre	8,900,000	0.7
	$25,070,000	2.0%

Arlington Plaza	$16,809,568	1.3%
Green Oaks	7,581,433	0.6
	$24,391,001	1.9%

Hilton Garden Inn Cleveland Airport	$14,467,650	1.2%
Ohio Marriott Hotel Portfolio	9,852,968	0.8
	$24,320,618	1.9%

Wilshire Gramercy Plaza	$9,925,052	0.8%
Ventura Collection	6,109,642	0.5
Santa Monica & Vine	5,446,310	0.4
Florence Plaza	1,745,312	0.1
	$23,226,616	1.9%

La Quinta SS	$6,500,000	0.5%
Double R Self Storage	5,400,000	0.4
	$11,900,000	0.9%

Amsdell – Rockwall, TX	$6,050,000	0.5%
Amsdell – U-Stor-It	3,650,000	0.3
Amsdell – Warren, MI	2,122,227	0.2
	$11,822,227	0.9%

Tellus MS Portfolio	$5,287,235	0.4%
Tellus LA Portfolio	3,835,071	0.3
	$9,122,306	0.7%

	$161,952,768	12.9%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Texas	19	$228,678,466	18.2%
California	15	$129,148,514	10.3%
Hawaii	1	$88,500,000	7.1%
New York	7	$85,996,362	6.9%
Delaware	1	$85,500,000	6.8%
Maryland	8	$83,294,957	6.6%
Ohio	14	$72,997,618	5.8%
Minnesota	1	$65,000,000	5.2%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in Arizona, California, Nevada and Oregon are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, California, Florida, Georgia, Illinois, Louisiana, Michigan, New York, North Carolina, Pennsylvania, South Carolina and Texas, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 26.2% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Alabama, Florida, Louisiana, Mississippi or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Nine (9) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, IGT Retail Condominium, Dolce Living Burleson, 129-131 Greene Street, Hilliard Village Apartments, Hampton Inn - Huntington, The Lex Apartments, Katy Green Retail and 757 East Tremont Avenue, representing approximately 15.3% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as Overlook I, Glenn Heights MHC and Dollar General TX & OK Portfolio representing approximately 2.2% of the Initial Pool Balance, the Mortgaged Properties were acquired within the 12-month period preceding the origination of the Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

Tenancies-in-Common

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as NorthTech Business Center, representing approximately 0.9% of the Initial Pool Balance, two borrowers own the fee interest in the Mortgaged Property as tenants-in-common. The related tenants-in-common have waived their respective rights to partition.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as The Shoppes at Chapel Hill, representing approximately 0.5% of the Initial Pool Balance, two borrowers own the Mortgaged Property as tenants-in-common. The related tenants-in-common have waived their respective rights to partition.

In the case of the Mortgage Loan identified on Annex A to this free writing prospectus as 2025 Wilshire, representing approximately 0.3% of the Initial Pool Balance, the two related borrowers are tenants-in-common owning 100% of the related Mortgaged Property. The related tenants-in-common have waived their respective rights to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

Four (4) of the Mortgage Loans, secured in whole or in part by Mortgaged Properties identified on Annex A to this free writing prospectus as IGT Retail Condominium, 129-131 Greene Street, Capital Center and Best Buy Center, collectively representing approximately 7.9% of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as IGT Retail Condominium, representing approximately 3.2% of the Initial Pool Balance, the Mortgaged Property consists of 1 unit of a 108 unit condominium (1 parking unit, 7 retail units, 1 office unit and 100 commercial units) and is subject to the provisions of the condominium declaration and bylaws. The affairs of the commercial section of the condominium is governed by a separate commercial board of managers, the affairs of the office section of the condominium is governed by a separate office board of managers and the affairs of the retail section of the condominium is governed by a retail board of managers. The overall operations of the condominium is then governed by a separate board of managers (7 members comprised of 3 members of the office board, 2 members of the commercial board, 1 member of the retail board and a member designated by the parking unit). The borrower controls 1-seat of the 3 member retail board of managers. The condominium documents govern the application of insurance proceeds in the event of casualty or condemnation. The net proceeds are held and administered by the applicable condominium board with the unit owners having certain rights related to the obligation to rebuild if 75% or more of the condominium is destroyed or substantially damaged by a casualty loss.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 129-131 Greene Street, representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property consists of two units of a six-unit condominium and is subject to the provisions of the condominium declaration and bylaws. The condominium is governed by a three-member board, on which the borrower is not represented. The condominium documents govern the application of insurance proceeds in the event of a casualty or condemnation, which net proceeds are held and disbursed by the condominium board.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Capital Center, representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property consists of 1 unit of a 3-unit condominium and is subject to the provisions of the condominium declaration and bylaws. The borrower owns the majority of the overall regime as the other two units are comprised of 2 outparcels. The condominium is governed by a 3-member board, with each current member being a principal of the borrower including the non-recourse carveout guarantor. The condominium documents govern the application of insurance proceeds in the event of a casualty or condemnation, which net proceeds are held and disbursed by the condominium board. Following origination of the Mortgage Loan, the borrower is entitled to dissolve the condominium regime, after satisfaction of the notice, delivery and approval conditions set forth in the Mortgage Loan documents and the borrower has informed us that it plans to do so.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Best Buy Center, representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property includes two condominium units within a three-unit condominium regime and the borrower controls the board of directors. The condominium documents contemplate the annexation of a future phase, which would not be collateral for the Mortgage Loan. Lender’s consent is required for the amendment or modification of the condominium documents and the annexation of the future parcel into the condominium regime.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease secures the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Peoria Center at Arrowhead and Three Research Park, representing approximately 1.1% of the Initial Pool Balance. For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property unless otherwise covered by clause (ii) below), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Number of Companion Loans	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan Interest Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan Underwritten NCF DSCR
Twin Cities Premium Outlets	$65,000,000	1	$50,000,000	$115,000,000	4.3200%	53.2%	2.42x
Fenley Office Portfolio	$46,000,000	1	$60,000,000	$106,000,000	4.8200%	71.3%	1.45x
Bank of America Plaza	$23,330,000	3	$376,670,000	$400,000,000	4.0500%	66.1%	2.08x

See “—The Whole Loans” below for more information regarding each Companion Loan. Also see “Structural and Collateral Term Sheet—Twin Cities Premium Outlets”, “—Fenley Office Portfolio” and “—Bank of America Plaza” in Annex B to this free writing prospectus.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR
Fenley Office Portfolio(1)(2)	$46,000,000	$11,000,000	$60,000,000	$117,000,000	5.42453%	71.3%	78.7%	1.45x	1.22x
Village at Lakeside Apartments(3)	$10,250,000	$1,500,000	N/A	$11,750,000	5.39450%	67.9%	77.8%	1.39x	1.10x

(1)	The related mezzanine loan is initially being held by Soma Specialty Finance LLC, or its affiliate, and is secured by the mezzanine borrowers’ interests in the related Mortgage Loan borrowers.

(2)
The related Mortgage Loan documents permit an affiliate of the borrower to acquire the entire outstanding related mezzanine loan at any time on or after August 1, 2021, provided that (i) no event of default exists under the related Mortgage Loan documents and (ii) the purchaser executes and delivers a subordination and standstill agreement acceptable to the lender and the Rating Agencies pursuant to which such purchaser is prohibited from exercising any rights or remedies under the related mezzanine loan for so long as any portion of the related Mortgage Loan is outstanding.

(3)	The related mezzanine loan is initially being held by GS Commercial Real Estate LP, or its affiliate, and is secured by the mezzanine borrowers’ interests in the related Mortgage Loan borrowers.

Each of the mezzanine loans related to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio and Village at Lakeside Apartments, representing approximately 4.5% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” below. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
IGT Retail Condominium	$40,000,000	75.0%	1.35x	N/A	Yes
Dolce Living Burleson(1)	$25,400,000	75.0%	1.20x	N/A	Yes
Hotel Indigo Nashville(2)	$24,937,801	63.4%	1.75x	N/A	Yes
Bank of America Plaza	$23,330,000	66.0%	2.10x	N/A	Yes
Overlook I(3)	$16,700,000	75.0%	1.25x	8.50%	Yes
Cypresswood Court Shopping Center	$14,000,000	80.0%	1.20x	7.50%	Yes
The Lex Apartments(1)	$5,511,087	75.0%	1.35x	8.75%	Yes
Katy Green Retail(1)	$5,000,000	75.0%	1.30x	8.55%	Yes

(1)	Future mezzanine debt is permitted only following a transfer and assumption under the related Mortgage Loan documents.
(2)	Future mezzanine debt is permitted only in connection with providing financing for capital improvements to the property or for other purposes.
(3)	Future mezzanine debt or preferred equity (as described below) is permitted only following an assumption under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

A Mortgage Loan may permit an equity owner in the related borrower to pledge, without lender consent, any equity interest that it could otherwise transfer without lender consent or if the transfer from the enforcement of that pledge would otherwise be permitted without lender consent.

Some Mortgage Loans permit loans to be made to the related borrower to the extent that collection of such loans may not be enforced until the related Mortgage Loan is paid in full, and provided that such loans are not secured by the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 1.9% of the Initial Pool Balance, the related guarantor is permitted to pledge up to 10% of direct or indirect minority, non-controlling interest in the related guarantor, subject to certain conditions more particularly set forth in the loan documents, including the repayment of such obligations not being specifically tied to cash flow of the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Overlook I, representing approximately 1.3% of the Initial Pool Balance, the borrower may have itself and/or its direct and indirect equity owners accept a preferred equity investment or mezzanine loan (as described above) in connection with transfer of the Mortgaged Property and an assumption of the Mortgage Loan in accordance with the loan documents so long as certain conditions set forth in the loan documents are satisfied, including: (i) the combined loan to value ratio does not exceed 75%, (ii) the combined debt service coverage ratio is no less than 1.25x, (iii) the combined debt yield is no less than 8.5%, and (iv) the preferred equity investor is acceptable to lender in its reasonable discretion.

Other Additional and Subordinate Debt. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1201 North Market Street, representing approximately 6.8% of the Initial Pool Balance, the related borrower is an obligor under an outstanding loan (the “SEG Loan”) made on or about August 31, 2011 by Sustainable Energy Group, Inc., which loan has an outstanding principal balance of approximately $59,618.61 and a maturity date of November 1, 2015. The SEG Loan is secured by a UCC-1 Financing Statement filed against two chillers servicing the data center space at the related Mortgaged Property. In addition, the related borrower is permitted to incur subordinate indebtedness in an amount not to exceed $898,260.00 (the “Equipment Loan”) from Sustainable Energy Utility, Inc. (“Equipment Loan Lender”) to finance improvements designed to reduce the energy requirements of the related Mortgaged Property secured by a security interest in the personal property obtained or installed with the proceeds of the Equipment Loan (the “Equipment Loan Collateral”), provided, among other things, (i) the security granted in connection with the Equipment Loan consists only of a pledge of the Equipment Loan Collateral, (ii) Equipment Loan Lender executes a subordination agreement reasonably acceptable to the lender, (iii) the Equipment Loan is subordinate in all respects to the Mortgage Loan pursuant to such subordination agreement, (iv) the lender has received a title search indicating that the related Mortgaged Property is free from all liens, claims and other encumbrances not previously approved in writing by the lender and (v) the related borrower pays all of the lender’s reasonable costs incurred in connection with the borrower’s obtaining the Equipment Loan. The Mortgage Loan documents include a non-recourse carve-out to the borrower and the non-recourse carveout guarantor for any losses incurred by the lender in connection with either the SEG Loan or the Equipment Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hotel Indigo Nashville, representing approximately 2.0% of the Initial Pool Balance, a $913,462 loan (the “Hotel Indigo Nashville Key Money Debt”) was provided from Six Continents Hotels, Inc., an affiliate of the Holiday Hospitality Franchising, Inc., the related franchisor, to TN Union, LLC, the sole member of the borrower. Such loan is unsecured and is guaranteed by Robert W Winston III. The Hotel Indigo Nashville Key Money Debt will become due and payable if the franchise license agreement is terminated, including upon sale of the Mortgaged Property if the franchise license agreement is not assumed. The Hotel Indigo Nashville Key Money Debt bears no interest and amortizes evenly over the first 120 months of the franchise license agreement term (beginning October 1, 2014). A foreclosing lender would not be required to assume any obligations under the Hotel Indigo Nashville Key Money Debt or its related guaranty, even if the lender elects to not retain the Hotel Indigo license. The Hotel Indigo Nashville Key Money Debt is not considered a permitted mezzanine loan and is not subject to the conditions required for permitted mezzanine indebtedness.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Wilshire Woods, representing approximately 0.9% of the Initial Pool Balance, the related borrower made an unsecured promissory note in the amount of $1.616 million to one or more limited partners of the borrower. Because the borrower is a non-profit entity, it has classified its partners’ capital contributions as debt instead of equity. The promissory note is unsecured and is payable out of excess cash flow only. The borrower is also the debtor under a $1.525 million note made out to the City of San Antonio in connection with a prior mortgage loan secured by the Mortgaged Property. Such loan was defeased by the borrower, is no longer secured by the Mortgaged Property, and matures on May 15, 2022.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Peoria Center at Arrowhead, representing approximately 0.8% of the Initial Pool Balance, the sole shareholder of the related non-recourse carveout guarantor and the indirect owner of 100% of the equity interest in the related borrower has pledged all present and after-acquired personal property pursuant to two separate pledges in favor of Bank of Nova Scotia and Royal Bank of Canada in connection with certain financing arrangements extended to such entity. The related Mortgage Loan documents provide that it is an event of default and the Mortgage Loan becomes fully recourse to the borrower and non-recourse carveout guarantor in the event that such pledges are foreclosed upon.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, an “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could be, for example, surface level storage tanks, underground storage tanks (“USTs”), leaking underground storage tanks (“LUSTs”), onsite dry cleaning facilities, gas stations and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties; see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 1.9% of the Initial Pool Balance, the related Phase I ESA identified an REC relating to a 4,000 gallon UST that is used for fuel storage for a diesel-powered electrical power back-up generator at the related Mortgaged Property. Although no leaks or spills have been reported, the UST is considered an environmental risk due to its age (over forty years). The Phase I environmental consultant estimated remediation costs, if necessary, at $30,000–$100,000; an environmental reserve for the remediation was not created. The system is equipped with a continuous automatic monitoring system, an automatic shut-off and an overfill alarm.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, representing approximately 1.7% of the Initial Pool Balance, the Phase I Environmental Site Assessment revealed that the Mortgaged Property’s historical use as a lumber yard was identified as a historical recognized environmental condition. The Mortgaged Property had been used as a lumber yard prior to an affiliate of the tenant’s purchase in 1996 and the Florida Department of Environmental Protection (“FDEP”) approved the development with the stipulation that a deed restriction for groundwater use at the site be recorded. In 2002, all groundwater quality standards were met, but the FDEP responded that it could not issue a no further action determination until the owner demonstrated that all required engineering and institutional controls were adequately designed and in place. In 2005, two (2) parcels of the former lumber yard were sold to third parties.

During these property sales, the FDEP decided to conduct a site investigation of the entire former lumber yard parcel. Based on this investigation, the FDEP advised no other regulatory action is currently anticipated for the former lumber yard parcel or surrounding sites. The related loan documents require as a post-closing obligation that the borrower either (i) record the deed restriction relating to groundwater use (which would allow for the issuance of the no further action letter) or (ii) provide the lender with evidence that the deed restriction is no longer required.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Ruben Retail Portfolio, representing approximately 1.3% of the Initial Pool Balance, the Phase I ESA for the North High Centre Mortgaged Property identified an REC in connection with a former gasoline station that was located on the northwest portion of the Mortgaged Property from approximately 1957 to approximately 1990. According to a previous Phase II ESA, dated March 1996, water sampling conducted at the site indicated that benzene levels were above the action level determined by the Ohio State Fire Marshal’s Bureau of Underground Storage Tank Regulations (BUSTR). The previous environmental consultant concluded that due to the fact that groundwater is not used a primary drinking water source and the benzene concentrations only slightly exceeded action levels, no further investigation was warranted. However, both the previous and the new consultants recommended further evaluation of the site in order to document any pre-existing conditions at the Mortgaged Property. The resulting Phase II ESA identified no concentrations of total petroleum hydrocarbons-diesel range organics/oil range organics (TPH-DRO/ORO) in the soil that exceeded applicable cleanup criteria as established by the Ohio Environmental Protection Agency and Ohio BUSTR. No additional concentrations for Volatile Organic Compounds in soil that exceeded laboratory method detection limits (MDLs) were identified during the Phase II. In addition, laboratory analytical results for groundwater samples identified low-level concentrations for TPH DRO/ORO that exceeded laboratory MDLs. However, such concentrations were identified to be de minimis in nature and presently no action level for TPH DRO in groundwater has been established by the Ohio EPA and Ohio BUSTR. Further, groundwater samples collected at the Mortgaged Property and analyzed for VOCs identified no concentrations for VOCs that exceed the laboratory MDLs. Based on these results, no significant adverse impact in groundwater warranting further investigation was identified at the Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Ruben Retail Portfolio, representing approximately 1.3% of the Initial Pool Balance, the Phase I ESA for the Wyandotte Centre Mortgaged Property identified an REC in connection with the Mortgaged Property’s former use as a dry cleaning facility. The Phase I investigation observed two monitoring wells along the rear of the Mortgaged Property, indicating that additional investigations associated with the dry cleaning facility have been conducted, although the results of those investigations was not available to the environmental consultant. As a result of the REC, the Sponsor obtained a Phase II ESA that found that soil vapor sample collected from beneath the concrete floor slabs of the former dry cleaner location identified concentrations for identified concentrations for acetone, benzene, 2-Butanone, clycobenzene, ethylbenzene, n-heptane, n-hexane, PCE, TCE, toluene, 1,2,4-Trimethylbenzene, 1,3,5-Trimethylbenzene, and xylenes that exceeded laboratory method detection limits and found that the identified concentrations exceeded available U.S. Environmental Protection Agency screening levels. However, modeling of potential indoor air exposures indicated that there are no unacceptable risks posed by sub-slab vapor to indoor air exposures to the PCE and TCE detected in the sub slab sample at the Mortgaged Property and the environmental consultant therefore recommended no further investigation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Ruben Retail Portfolio, representing approximately 1.3% of the Initial Pool Balance, the Phase I ESA for the Beechcroft Centre Mortgaged Property identified an REC in connection with the Mortgaged Property’s former use as a dry cleaning facility and the generation of between 100 Kg and 1,000 Kg of hazardous waste per month, including halogenated solvents and trichloroethylene (TCE). The former dry cleaning tenant was issued no violations. According to a previous Phase I conducted at the Mortgaged Property in 1997, the dry cleaning tenant operated a dry cleaning machine at this location for approximately six years. The previous Phase I noted that the dry cleaning machine was placed on a secondary containment structure and there was no visual evidence of spills or releases of dry cleaning solvents at the time of the inspection. Based upon the historical presence of a dry cleaner facility at the Mortgaged Property for approximately six years, the potential exists for dry cleaning solvents to have impacted subsurface conditions at the Mortgaged Property, which is considered a REC. The environmental consultant for the new Phase I recommended that a limited subsurface investigation be conducted in the vicinity of the former on-site dry cleaning facility, in order to determine whether historical dry cleaning operations have impacted the Mortgaged Property. In response to such recommendation, the Sponsor obtained a Phase II ESA that confirmed that soil vapor sample collected from beneath the concrete floor slabs of the former dry cleaner location identified concentrations for acetone, n-heptane, n-hexane, tetrachloroethene (PCE), and toluene that exceeded laboratory method detection limits and found that the identified concentrations exceeded available U.S. Environmental Protection Agency screening levels. However, modeling of potential indoor air exposures indicated that there are no unacceptable risks posed by sub-slab vapor to indoor air exposures to the PCE detected in the sub slab sample at the property and the environmental consultant therefore recommended no further investigation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Wilshire Gramercy Plaza, representing approximately 0.8% of the Initial Pool Balance, the environmental site assessment reported a recognized environmental condition in connection with the Mortgaged Property’s former use as a dry cleaning facility and the use of the dry cleaning solvent perchloroethylene. The former dry cleaning tenant was issued violations in 2005 through 2007 for vapor leaks. The lender obtained a lender environmental collateral protection and liability insurance policy in the amount of $2,000,000 from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term and a 3-year policy tail, and having a $50,000 deductible. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities.

With respect to the Mortgage Loan secured by the of Mortgaged Property identified on Annex A to this free writing prospectus as Bethel Centre, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA identified an REC in connection with the listing on an adjacent property to the east on the LUST database. A review of the Ohio Tank and Tracking Environmental Regulations online database indicates a release was reported during the removal of USTs in January 2013. The January 2013 release has not received a no further remediation letter, therefore the LUST Incident is listed as Tier I investigation in the database. The local fire marshal’s office indicated that the case was open, that groundwater was impacted and the extent of contamination was determined, although could not confirm whether the impacts were identified off site. The environmental consultant has requested a copy of the case file from the agency and this information is pending. This site is located cross-gradient to the Mortgaged Property with regard to the expected groundwater flow direction, and therefore it is unlikely that the Mortgaged Property has been impacted by this site. However, based upon the current regulatory status, the proximity of this site relative to the Mortgaged Property, and the active USTs located on the eastern adjacent property, the adjacent property is considered a recognized environmental condition (REC) pending review of the case file. The environmental consultant recommended that a regulatory file review be conducted at the Ohio Environmental Protection Agency (OEPA) Bureau of Underground Storage Tank Regulations (BUSTR) in order to determine whether conditions associated with the adjacent Speedway gasoline service station releases have impacted the Mortgaged Property, which file has been requested.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A of this free writing prospectus as Green Oaks, representing approximately 0.6% of the Initial Pool Balance, the Phase I ESA identifies as a REC for the Mortgaged Property the reported presence of nineteen 1,000-gallon former heating oil USTs abandoned in place under the building slab and the removal of two heating oil USTs in 2001. The date of abandonment of the nineteen heating oil USTs was not clear and the method of abandonment was not reported. In relation to the USTs removed in 2001, the Phase I ESA consultant identifies only one of these USTs as actually located on the Mortgaged Property. Impacted soil was encountered during removal of this historic UST, with impacts exceeding Illinois Environmental Protection Agency (IEPA) soil remediation objectives. A site investigation plan was requested by the

IEPA in September 2002 for this impacted area. However, the Phase I ESA consultant was not provided with any such plan for review or with any information on remediation. The consultant recommended that a subsurface investigation be conducted in the area of the nineteen abandoned-in-place USTs as well as in the area of the historic UST release identified in 2001. To mitigate the potential of environmental liability caused by the historic use, present use and future use of the Mortgaged Property, a Lender Environmental Collateral Protection and Liability Insurance environmental insurance policy, issued by Zurich – Steadfast Insurance Company, with Citigroup Global Markets Realty Corp. as the named insured, was obtained for the Mortgaged Property with a $1,000,000 limit of liability per claim and $1,000,000 limit of liability in the aggregate. The insurance policy was in place at the time of origination.

With respect to 2 Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Ventura Collection and Santa Monica & Vine, representing approximately 0.5% and 0.4%, of the Initial Pool Balance, respectively, the related environmental site assessment reported a recognized environmental condition in connection with each Mortgaged Property’s former use as a gasoline station, auto repair facility and dry cleaning facility and the likelihood that fuel underground storage tanks (“USTs”), waste oil USTs, hydraulic lifts and dry cleaning solvents were used at the Mortgaged Property. The ESA reports that no information regarding the removal of USTS or lifts or subsurface testing at the Mortgaged Property is available. The lender obtained a lender environmental collateral protection and liability insurance policy for each Mortgaged Property in the amount of $2,000,000 from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term and a 3-year policy tail, and having a $50,000 deductible. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities

With respect to the Mortgage Loan secured by the of Mortgaged Property identified on Annex A to this free writing prospectus as Belmont Run Apartments, representing approximately 0.5% of the Initial Pool Balance, the Phase I ESA identified an REC in connection with the Mortgaged Property’s location adjacent to a former dry cleaning facility. The former dry cleaning facility operated a dry cleaning machine at this location for approximately twenty one years, and was issued no violations or spill listings in the relevant databases. A previous Phase II was conducted at the Mortgaged Property in 2012 to assess the potential for impact from the former adjacent dry cleaner and detected PCE in the soil at a concentration of 0.018 mg/kg, which is below applicable Kentucky guidance levels. No other VOCs were detected in soil samples collected from the Mortgaged Property. As a result of its Phase I investigation, the environmental consultant conducted a new Phase II investigation to determine the potential for soil vapor migration onto the Mortgaged Property. The new Phase II investigation found that concentrations of PCE and TCE were below applicable U.S. Environmental Protection Agency recommended screening levels and that the adjacent former dry cleaning facility did not present a significant risk of vapor migration to the Mortgaged Property, and recommended no further action.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Rite Aid Pontiac, representing approximately 0.3% of the Initial Pool Balance, the environmental site assessment (the “ESA”) reported a recognized environmental condition in connection with the Mortgaged Property’s former use as a gasoline station and auto towing facility, equipped with seven underground storage tanks, which have been removed. The ESA reported that the Mortgaged Property was identified in the regulatory database as a LUST, UST, Baseline Environmental Assessment (“BEA”) and brownfields site. A BEA provides liability protection to property owners in response to a known contamination. The most recent BEA was dated 2008 and was prepared for Rite Aid Corp. Inc. If a new legal entity becomes the owner or operator of the Mortgaged Property, then a new BEA must be conducted to protect the new owner against liability for the existing on-site contamination. In addition, Adler Service Inc. has been identified as the party responsible for remediating the environmental conditions at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A of this free writing prospectus as Amsdell - U-Stor-It, representing approximately 0.3% of the Initial Pool Balance, the Phase I ESA identifies as RECs for the Mortgaged Property the closure of three gasoline USTs in December 1987 and the removal of a concrete water/oil separator from the Mortgaged Property in September 1988 for which there was no record of soil testing; the presence of an old transformer pad located within the boundary of the Mortgaged Property, which was difficult to fully observe given the overgrowth of vegetation in the area; and areas of “ashy” soil on the Mortgaged Property near the north end and near the smoke stack of the former Wanskuck Mill, which historically burned coal to generate steam. In addition to the RECs, the Phase I ESA identifies as a controlled REC (CREC) an historic release of PCBs to soil from an electrical transformer, with impacts exceeding applicable standards developed by the Rhode Island Department of Environmental Management (RIDEM). As part of a 1998 Settlement Agreement between RIDEM and the property owner associated with the PCB release, the excavated area was capped with soil and asphalt, storm water was directed away from the affected area, and an Environmental Land Use Restriction was recorded on the affected area to prohibit future residential use and restrict future excavation activities. The Phase I ESA consultant recommended a Phase II subsurface investigation to identify any potential impacts associated with the RECs and, in relation to the CREC, to address potential PCB vapor intrusion concerns by the PCBs left in place at the Mortgaged Property. Based on the results of the Phase II investigation, no further action was recommended with respect to PCBs in indoor air, and no further action was recommended with respect to PCBs in soil near the transformer pad. However, the investigation identified arsenic and benzo[a]pyrene in soils exceeding RIDEM reportable concentrations. RIDEM was notified of the impacts. Additional soil assessment and remedial response actions may be necessary to bring the impacts to the Mortgaged Property into compliance with RIDEM regulatory programs.

Litigation and Other Considerations

Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

We cannot assure you that any such litigation would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors under, the related Mortgage Loans.

See Sponsor Representations and Warranties No. 13 (Actions Concerning Mortgage Loan) on Annex E-1 to this free writing prospectus and any related exceptions on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to free writing prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hotel Indigo Nashville, representing approximately 2.0% of the Initial Pool Balance, the top three floors of Tower II currently contain 18 apartment units, which have been vacant since May 2014, and which will be converted to 30 additional guestrooms at an estimated cost of $3,270,000. Such renovation started in October 2014 and is expected to be completed by August 2015.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hilton Garden Inn Cleveland Airport, representing approximately 1.2% of the Initial Pool Balance, a franchisor may require such Mortgaged Property to undergo certain capital improvements in connection with a PIP that could be required in conjunction with the execution of a new franchise agreement in 2019. The Mortgage Loan documents require the creation of a $1,000,000 PIP reserve account at origination and, in the event that a PIP is required by a franchisor, that the related borrower contribute to the PIP reserve account such that it equals 125% of the new PIP costs.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Ohio Marriott Hotel Portfolio, representing approximately 0.8% of the Initial Pool Balance, a franchisor may require such Mortgaged Properties to undergo certain capital improvements in connection with PIPs that could be required in conjunction with the execution of a renewed franchise agreement in 2018 for the Residence Inn by Marriott Mortgaged Property and a new franchise agreement in 2023 for the Fairfield Inn by Marriott Mortgaged Property. The Mortgage Loan documents require a PIP reserve of $2,095,165 on the origination date of the Mortgage Loan to be used to pay for any new PIP costs for either Mortgaged Property and, in the event that a PIP is required by a franchisor, that the related borrower contribute to the PIP reserve account such that it equals 125% of the new PIP costs.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property. See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for additional information on any redevelopment, renovation and expansion at the Mortgaged Properties securing the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Seven (7) of the Mortgage Loans, representing in the aggregate approximately 14.2% of the Initial Pool Balance, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, as described below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Queen Ka’ahumanu Center, representing approximately 7.1% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to refinance a loan that went into maturity default in 2010 and was extended for five years in special servicing.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as ART Maryland MF Portfolio, representing approximately 1.9% of the Initial Pool Balance, the Mortgaged Properties were previously financed as part of a 230 asset portfolio with a combined original balance of $1,050,000,000 that was divided into three pools and securitized in the MLMT 2007-C1, MLMT 2007-C2 and MLCFC 2007-C8 transactions. In 2010, the loans secured by the asset portfolio were moved to special servicing. The current borrower sponsor acquired the asset portfolio in October 2011, and in December 2011, restructured two of the three pools (with an original principal balance of $715,000,000) into an A Note of $500,500,000, and a B Note of $214,500,000 and modified the related loan documents to permit individual property releases. In February 2013, both related notes were removed from special servicing. In connection with the origination of the Mortgage Loan, the Mortgaged Properties were released from the lien of the related prior mortgages and refinanced with the current Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Capital Center, representing approximately 1.8% of the Initial Pool Balance, proceeds of the Mortgage Loan were used to pay off previously existing debt, which was originated in 2008 and had an original principal balance of approximately $21 million. Such mortgage loan had a 3 year term with two 24 month extension options. The previous mortgage loan was modified in December 2010 as a result of declining occupancy following the economic downturn. As a result of the modification, $5.4 million of the original loan was converted into a “Hope” note with distribution percentages of 70% to the previous lender and 30% to the borrower until the repayment of the $5.4 million. As a requirement of this work-out being approved by the previous lender, the borrower was required to provide an additional $2 million of equity which it did by bringing in an additional investor. As a result of the financing provided by the Sponsor, the existing note to the previous lender in the amount of approximately $14.81 million was repaid as well as approximately $1.9 million of what remained of the “Hope” note and approximately $3.1 million owed to the additional investor.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stafford Retail Portfolio, representing approximately 1.4% of the Initial Pool Balance, proceeds of the Mortgage Loan were used to pay off two performing loans secured by the Mortgaged Properties at a discount of approximately 9.0%.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center, representing approximately 1.1% of the Initial Pool Balance, proceeds of such Mortgage Loan provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at an REO sale from a securitization trust for which LNR Partners, LLC served as the special servicer. The borrower and the non-recourse carveout guarantor are each affiliates of Starwood Mortgage Funding I LLC, the related sponsor, Starwood Mortgage Capital LLC, the related originator, LNR Partners, LLC, the special servicer for each of the other Mortgage Loans (other than the Non-Serviced Loans and the Cypresswood Court Shopping Center Mortgage Loan), and LNR Securities Holdings, LLC, the entity expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates. The special servicer for this Mortgage Loan is expected to be CWCapital Asset Management LLC. The borrower under the prior mortgage loan (prior to such property becoming REO) is unrelated to the current borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Casa de Luna, representing approximately 0.6% of the Initial Pool Balance, proceeds of the Mortgage Loan provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at an REO sale. The borrower under the prior mortgage loan (prior to such property becoming REO) is unrelated to the current borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Plaza de las Americas, representing approximately 0.3% of the Initial Pool Balance, the Mortgage Loan refinanced a loan that was in default due to its failure to be paid in full at maturity.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts in addition to the bankruptcy related litigation issues discussed above in “—Litigation and Other Considerations”. For example, with respect to the 20 largest Mortgage Loans (and any related Mortgage Loans under common borrower sponsorship):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Queen Ka’ahumanu Center, representing approximately 7.1% of the Initial Pool Balance, an unrelated loan sponsored by Seligman & Associates, Inc. (“Seligman”), an affiliate of the related guarantor, Scott Seligman, was transferred to special servicing in 2010 for a maturity default, and was subsequently split; one note was paid in full and the second was partially repaid in 2012. Seligman was also involved in two deed-in-lieu-of-foreclosure transactions in 2012, the first for which Seligman was the guarantor and indirect minority owner of an unrelated loan and the second for which Seligman was the guarantor of the unrelated loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1201 North Market Street, representing approximately 6.8% of the Initial Pool Balance, the related sponsor owns a building unrelated to the Mortgaged Property that secures a loan that was recently modified in special servicing after the largest tenant at such building provided notice of its intent to vacate. The modification converted debt service payments to interest-only payments and extended the term of the loan.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, affiliates of the related borrower in 2012 negotiated a discounted pay off of the then-remaining approximately $7,980,000 balance of a subordinate loan originated in 2008 and secured by the related Mortgaged Properties, for a pay-off amount of approximately $2,500,000 paid in installments through June 2013. In addition, net proceeds from the related Mortgage Loan and corresponding mezzanine loan funded a $5,500,000 settlement payment to certain third party investors arising out of a 2008 sale of such parties’ interests in the Mortgaged Properties and certain other properties to affiliates of the current sponsors of the related borrower. The $5,500,000 settlement payment was made pursuant to a settlement agreement entered into at the time of the origination of the related Mortgage Loan and, together with certain other consideration, settled investor litigation brought by the third-party investors against the sponsors of the borrower and their affiliates pertaining to a participating promissory note in the original amount of approximately $13,890,000 given as part of the initial consideration for the 2008 buy-out of the selling investors’ interests in the Mortgaged Properties and certain other properties.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairgrounds Plaza Timonium, representing approximately 1.9% of the Initial Pool Balance, Richard Rotner, the borrower sponsor, was a limited partner of BBS Building Limited partnership, which owned a 21,000 square foot office building on York Road in Lutherville, Maryland. Such property was foreclosed upon in 1997 in a “friendly foreclosure”. While the lender favored a deed-in-lieu of foreclosure the illness of a partner prevented such partner from giving consent. Additionally, the borrower sponsor, was a limited partner of New Hollinswood Associates LLLP, which owned a 115,000 square foot shopping center on Patapsco Avenue in Baltimore, Maryland. Such property entered into a discounted purchase offer in 2011 with the then special servicer and was later refinanced.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Capital Center, representing approximately 1.8%, of the Initial Pool Balance, the borrower sponsor has had nine real estate-related loans that resulted in foreclosure, deed-in-lieu of foreclosure or discounted payoffs.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stafford Retail Portfolio, representing approximately 1.4% of the Initial Pool Balance, the related sponsor previously sponsored a real estate project, which included the Mortgaged Properties, where the related prior borrower in connection with a financing unrelated to the Mortgage Loan became the subject of a bankruptcy proceeding in June 2012. The case was dismissed in April 2013. All interest due on the prior loans were paid in full during the bankruptcy proceeding and the prior loans were never delinquent. In October 2013, two of the prior loans were paid-off at par and in September 2014, the other two prior loans were paid-off at a 9.0% discount.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

On August 21, 2014, Sears Holdings (“Sears”) announced a year to date net loss of approximately $975 million and the closure of approximately 130 underperforming stores in fiscal year 2014 and potential closure of additional stores during the remainder of the year. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Queen Ka’ahumanu Center, representing approximately 7.1% of the Initial Pool Balance, Sears is the second largest tenant at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Sears terminates its lease or goes dark. In addition, Sears may be a shadow anchor for, or a tenant at, Mortgaged Properties securing other Mortgage Loans in the Mortgage Pool. We cannot assure you that Sears will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On March 6, 2014, Staples, Inc. (“Staples”) announced that its board of directors had approved the closure of up to 225 retail stores in North America as well as a cost savings plan to generate annualized pre-tax savings of approximately $500 million by the end of fiscal year 2015. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center and The Shoppes at Chapel Hill, representing approximately 1.1% and 0.5%, respectively, of the Initial Pool Balance, Staples is the largest tenant at each of the related Mortgaged Properties. Certain of the tenant leases at the related Mortgaged Properties may permit tenants to terminate their leases and/or abate or reduce rent if Staples terminates its lease or goes dark. We cannot assure you that Staples will remain open for business or that the closing of any other Staples store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. In the case of the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Best Buy Center, representing approximately 1.2% of the Initial Pool Balance by allocated loan amount, Best Buy is the largest tenant at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Best Buy terminates its lease or goes dark. We cannot assure you that Best Buy will remain open for business or that the closing of any other Best Buy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On May 3, 2014, after failing to negotiate consent from lenders to close up to 1,100 stores, RadioShack Corporation (“RadioShack”) announced it would focus on reducing costs at all stores and closing up to 200 stores per year over the next three years. In the case of the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as 128-144 East 98th Street, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, RadioShack is the fifth largest tenant at the Mortgaged Property and may terminate its lease upon 180 days’ prior notice if gross sales during the 2015 calendar year are less than $1,000,000. We cannot assure you that RadioShack will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other

RadioShack store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

On October 20, 2014, Walgreen Co. (“Walgreens”) announced it closed 67 stores during fiscal year 2014 and is pursuing a cost reduction initiative with the goal of realizing $1 billion in cost savings by fiscal year 2017. In the case of the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreen’s - Rensselaer, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, Walgreens is the sole tenant at the Mortgaged Property. We cannot assure you that Walgreens will remain open for business or that the closing of any other Walgreens store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Lowell Plaza, representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, ALCO, the largest tenant, representing approximately 33.4% of the net rentable area of such Mortgaged Property and approximately 6.0% of the aggregate net rentable area of the portfolio of Mortgaged Properties securing the related Mortgage Loan, filed for Chapter 11 bankruptcy protection in October 2014. The related borrower was required to deposit $600,000 at origination of the Mortgage Loan into a reserve intended to cover potential releasing costs associated with such tenant and a tenant at the Wabash Crossing West Mortgaged Property.

See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

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Twelve (12) of the Mortgaged Properties, securing, in whole or in part, 9 Mortgage Loans, representing in the aggregate approximately 7.5% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

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Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.8% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the related Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the related Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 3.0% or more of the Initial Pool Balance, as set forth below:

●	Petco is a tenant at each of four (4) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.3% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Dollar Tree is a tenant at each of five (5) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.2% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations. See Annex A to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

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For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Bass Pro Outdoor World	1.7%	12/31/2022	November 2024(1)
Dick’s Sporting Goods	0.7%	1/31/2022	October 2024

(1)      The Anticipated Repayment Date for the Bass Pro Outdoor World Mortgage Loan is the due date in November 2024.

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With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leases Expiring	Calendar Year of Expiration	Maturity Date
Twin Cities Premium Outlets	5.2%	52.8%	2024	November 2024
Fairgrounds Plaza Timonium	1.9%	56.1%	2019	November 2024
Lehigh Valley Industrial Complex	1.1%	51.5%	2017	November 2019
10500 Richmond	0.8%	97.0%	2018	November 2024
Katy Green Retail	0.4%	100.0%	2023	October 2024
90-92 East 98th Street	0.4%	88.6%	2019	November 2024
One Corporate Center	0.3%	62.3%	2018	August 2024
112 East 98th Street	0.3%	58.4%	2018	November 2024
Three Research Park	0.3%	57.1%	2018	October 2024
757 East Tremont Avenue	0.2%	50.0%	2023	November 2024
757 East Tremont Avenue	0.2%	50.0%	2024	November 2024
Crossings of Beaufort	0.2%	62.5%	2018	October 2024
Fenley Office Park Building A	0.2%	65.2%	2022	August 2024
Genesis Square	0.2%	90.9%	2018	October 2024
Bennington Place	0.1%	73.8%	2019	October 2024

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Terminations. Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 5599 San Felipe, representing approximately 6.4% of the Initial Pool Balance, Schlumberger Technology Corp., the largest tenant representing approximately 72.1% of the net rentable area, may terminate the month-to-month tenancy of a portion of its space representing less than 1% of the tenant’s overall leased space. Also, Weston Solutions Inc, the second largest tenant, representing approximately 4.4% of the net rentable area, has the right to terminate its lease at any time upon 9 months’ notice and a penalty as provided in its lease. Additionally, Texas Teachers of Tomorrow, the fourth largest tenant, representing approximately 2.5% of the net rentable area has the right to terminate its lease with respect to a certain portion of its leased space constituting 1,400 square feet of its total 10,743 rented square feet, at any time after May 2, 2015, upon 30 days’ notice and payment of a penalty as provided in its lease.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, the largest tenant at the Mortgaged Property identified as One Olympia Park Plaza, ADP, Inc., representing approximately 39.8% of the net rentable area at the related Mortgaged Property, maintains the right to (x) terminate its lease at any time upon 12 months’ notice and payment of a fee equal to the unamortized portion of leasing commissions and (y) reduce its lease by 5,000 square feet upon three months’ notice and payment of three months’ rent allocable to the reduced space. Additionally, the second largest tenant, UBS PaineWebber, Inc., representing approximately 21.8% of the net rentable area of the related Mortgaged Property, has an option to terminate its lease on December 1, 2015, upon 9 months’ notice and payment of a termination fee equal to the unamortized portion of the construction allowance and commissions. The largest tenant at the Mortgaged Property identified as One Triton Office Park, Vogt Power Int’l, Inc., representing 49.9% of the net rentable area at the related Mortgaged Property, has an option to terminate its lease on February 28, 2019, upon 9 months’ notice and payment of a termination fee. The largest tenant at the Mortgaged Property identified as Two and Three Corporate Center, AAF - McQuay, representing 28.1% of the net rentable area at the related Mortgaged Property, has an option to terminate its lease as of June 30, 2022, upon 12 months’ prior notice. Additionally, the second largest tenant, CBS Interactive, Inc., representing 19.6% of the net rentable area at the related Mortgaged Property, can terminate its lease as of September 30, 2019, upon 6 months’ prior written notice and payment of a termination fee equal to the unamortized portion of the actual amounts incurred by the landlord for brokerage commissions. The largest tenant at the Mortgaged Property identified as Five Corporate Center, CNE Gas Holdings, representing 20.4% of the net rentable area at the related Mortgaged Property, has an option to terminate its lease as of February 29, 2016, upon 6 months’ prior notice and payment of a termination fee equal to $309,142. The second largest tenant at the Mortgaged Property identified as Fenley Office Park Building C, Morgan Stanley, representing 27.2% of the net leasable area at the related Mortgaged Property, has an option to terminate its lease as of August 31, 2018, upon 12 months’ prior notice and payment of a termination fee equal to $426,041.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fountains Center, representing approximately 2.0% of the Initial Pool Balance, (x) the largest tenant, CRC Insurance Services, representing approximate 7.0% of the net rentable area at the Mortgaged Property, may terminate its lease on September 1, 2018 upon providing 6 months’ written notice, and (y) the second largest tenant, John Hancock Life Insurance, representing approximately 6.7% of net rentable area at the Mortgaged Property, may terminate the lease on September 30 in 2018, 2019, 2020, or 2021 upon providing 12 months’ written notice and at no cost to the tenant.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 129-131 Greene Street, representing approximately 1.8% of the Initial Pool Balance, the sole tenant, Google, representing 100% of the net rentable area at the Mortgaged Property, may terminate its lease on February 28, 2019, upon providing 12 months’ notice and a termination fee equal to the related borrower’s unamortized costs, limited to costs from free rent under the lease and brokerage commissions.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lehigh Valley Industrial Complex, representing approximately 1.1% of the Initial Pool Balance, the largest tenant, Victaulic Company, representing approximately 38.2% in the aggregate of the net rentable area at the related Mortgaged Property, has the right to terminate its lease, effective in December 2016 with at least nine months’ prior notice.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lindero Canyon Creative Campus, representing approximately 0.9% of the Initial Pool Balance, the largest tenant, California Lutheran University, representing approximately 27.1% of net rentable area at the related Mortgaged Property, has the right to terminate its lease, effective in June 2019 with at least six months’ prior notice.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cypress Station Square, representing approximately 0.8% of the Initial Pool Balance, the largest tenant, International Education Corporation, representing approximately 22.4% of net rentable area at the related Mortgaged Property, has the right to terminate its lease, effective in January 2021 with at least 180 days prior notice and payment of a termination fee.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Shoppes at Chapel Hill, representing approximately 0.5% of the Initial Pool Balance, the second largest tenant, Michael’s, representing approximately 20.8% of the net rentable area at the Mortgaged Property, may terminate its lease annually on February 28th upon notice by the prior September 1st for the duration of the current term and all remaining option periods.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Katy Green Retail, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, Memorial Hermann, representing approximately 33.5% of net rentable area at the related Mortgaged Property, has a one-time right to terminate in September 2018 with at least 90 days prior notice and payment of a termination fee.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreen’s - Rensselaer, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the single tenant, Walgreen’s, may terminate its lease on September 30, 2021 by providing 6 months’ prior notice.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Queen Ka’ahumanu Center, representing approximately 7.1% of the Initial Pool Balance, the third-largest tenant, Ka’ahumanu Theatres, representing approximately 4.9% of the net rentable square footage of the related Mortgaged Property, has a termination option based on failure to meet certain sales targets.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, representing approximately 5.2% of the Initial Pool Balance, the third-largest tenant, Polo, representing approximately 3.7% of the net rentable square footage of the related Mortgaged Property, has a termination option exercisable in 2017 based on failure to meet certain sales targets. The fourth- and fifth-largest tenants, Old Navy and Under Armour, representing approximately 6.0% of the net rentable square footage of the related Mortgaged Property in the aggregate, have termination options exercisable in 2019 under each of their respective leases based on failure to meet certain sales targets.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as 128-144 East 98th Street, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the fifth-largest tenant, Radio Shack, representing approximately 13.1% of the net rentable square footage of the related Mortgaged Property and approximately 3.2% of the aggregate net rentable square footage of the portfolio of Mortgaged Properties securing the related Mortgage Loan, may terminate its lease upon 180 days’ prior notice if gross sales during the 2015 calendar year are less than $1,000,000.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 20 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 1201 North Market Street, representing approximately 6.8% of the Initial Pool Balance, Blank Rome LLP, the second-largest tenant, subleases a portion of its space (20,480 SF, representing approximately 4.6% of the net rentable area) to Maron and Marvel. In addition, Marvin & Palmer, fifth-largest tenant, subleases a portion of its space (15,029 SF, representing approximately 3.4% of the net rentable area) to Morris Nichols Arsht & Tunnell on a month-to-month basis. Blank Rome LLP’s lease is scheduled to expire on December 31, 2016, and Marvin & Palmer’s lease is scheduled to expire on December 31, 2017.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 5599 San Felipe, representing approximately 6.4% of the Initial Pool Balance, The Financial Advisory Group, the third largest tenant, subleases 2,089 of its 11,961 square feet of leased space to Weiner & McCullough PLLC. The Financial Advisory Group’s lease is scheduled to expire on May 31, 2015.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Arlington Plaza, representing approximately 1.3% of the Initial Pool Balance, VNO TRU Rand Road LLC, the second-largest tenant, subleases all of its space to Value City Furniture (45,300 SF, representing approximately 15.5% of the net rentable area). VNO TRU Rand Road LLC’s lease is scheduled to expire on January 31, 2018.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lehigh Valley Industrial Complex, representing approximately 1.1% of the Initial Pool Balance, Ballard & Brown Realty LP, the fourth largest tenant, subleases all of its space to Inhance Tech (50,000 SF, representing approximately 13.0% of the net rentable area). The leases are scheduled to expire in May 2017.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, representing approximately 5.2% of the Initial Pool Balance, the five largest tenants, representing approximately 20.6% of the net rentable square footage of the related Mortgaged Property in the aggregate, may pay reduced rent or terminate their respective leases if a specified number of certain co-tenants at the Mortgaged Property go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairgrounds Plaza Timonium, representing approximately 1.9% of the Initial Pool Balance, the second and third largest tenants, PetSmart and Hallmark, respectively, collectively representing approximately 23.1% of the net rentable area at the related Mortgaged Property, may either pay reduced rent or terminate its respective leases if the largest tenant, ShopRite, ceases to conduct business for a specified period pursuant to its lease.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Best Buy Center, representing approximately 1.2% of the Initial Pool Balance by allocated loan amount, the second and third largest tenants, Petco and Dollar Tree, representing approximately 15.8% and 10.5% of the net rentable square footage of the related Mortgaged Property, respectively, may pay reduced rent if the largest tenant, Best Buy, vacates its space.

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Queen Ka’ahumanu Center, representing approximately 7.1% of the Initial Pool Balance, the largest tenant, Macy’s, representing approximately 28.5% of the net rentable square footage at the Mortgaged Property, is not obligated to remain open and may go dark upon certain conditions.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, representing approximately 5.2% of the Initial Pool Balance, the largest and third-largest tenants, Off Fifth Saks and Polo, jointly representing approximately 10.5% of the net rentable square footage of the related Mortgaged Property, may go dark upon certain conditions.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Wabash Crossing West, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, Goody’s WC, the fifth-largest tenant, representing approximately 7.0% of the net rentable area, has identified a violation of a prohibited use clause in its lease. Pursuant to its lease, Goody’s WC may pay percentage rent for the first 12 months after a violation of the prohibited use clause and, thereafter, may terminate the lease or resume paying contractual rent. The related borrower deposited $600,000 at origination of the Mortgage Loan into a reserve intended to cover potential re-leasing costs associated with such tenant and a tenant at the Lowell Plaza Mortgaged Property that recently declared bankruptcy.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Rite Aid Pontiac, representing approximately 0.3% of the Initial Pool Balance, the sole tenant at the Mortgaged Property may go dark. However, if the sole tenant does go dark, then starting on the next payment date, 100% of the available cash flow from the Mortgaged Property will be retained as additional collateral for the Mortgage Loan until a replacement tenant has executed a lease on terms approved by lender and the tenant has taken occupancy and commenced paying rent.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Riverview, representing approximately 0.8% of the Initial Pool Balance, Consumer Satisfaction, a non-for profit corporation, is the largest tenant at the Mortgaged Property. Such tenant occupies approximately 22.7% of the net rentable area of the Mortgaged Property. PMHCC CTT Inc., a non-for profit corporation, is the third largest tenant at the Mortgaged Property. Such tenant occupies approximately 11.9% of the net rentable area of the Mortgaged Property. LogistiCare Solutions, a non-for profit entity, is the fifth largest tenant at the Mortgaged Property. Such tenant occupies approximately 7.4% of the net rentable area of the Mortgaged Property. St. Johns Community Service, a non-for profit entity, is the eighth largest tenant at the Mortgaged Property. Such tenant occupies approximately 1.9% of the net rentable area of the Mortgaged Property.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Wabash Crossing West, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, Salvation Army, a not-for-profit corporation, is the fourth-largest tenant. Such tenant occupies approximately 9.0% of the net rentable area of the Mortgaged Property.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.
Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant	% of Net Rentable Area	% of Base Rent
NorthTech Business Center	0.9%	Department of State Health(1)	13.6%	24.3%
Cypress Station Square	0.8%	Texas Workforce Solutions(2)	10.6%	16.5%
Riverview	0.8%	City of Philadelphia	21.4%	20.3%
Ventura Collection	0.5%	U.S. Government(3)	17.7%	25.2%
Seminary Square	0.3%	U.S. Army(4)	5.3%	7.3%

(1)	The tenant may terminate its lease or sublet the premises if the State of Texas ceases to fund the lease payments.
(2)	The tenant may terminate its lease, effective September 30th each year if government funding source has been withdrawn.
(3)	The tenant may terminate its lease with 90 days’ prior notice beginning in April 2017.
(4)	The tenant may terminate at any time with at least 90 days notice.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on material termination options relating to the largest 20 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as 5599 San Felipe, securing a Mortgage Loan that represents approximately 6.4% of the Initial Pool Balance, the largest tenant, Schlumberger Technology Corp., representing approximately 72.1% of the net rentable area at the Mortgaged Property, is currently paying full rent under its current lease, but under the terms of its lease extension, it will pay abated rent beginning August 2016 until July 2017. We cannot assure you that such tenant will again commence paying full, unabated, rent after July 2017.

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In the case of the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, securing a Mortgage Loan that represents approximately 1.9% of the Initial Pool Balance, the fifth largest tenant, Alston & Bird, representing approximately 5.7% of the net rentable area at the Mortgaged Property, has executed a lease on its space and has taken possession of the premises but is paying abated rent, and is not expected to commence paying full, unabated, rent until June 2015. At origination of the Mortgage Loan, the borrower deposited $472,505 into a lender controlled rent abatement reserve.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Overlook I, representing approximately 1.3% of the Initial Pool Balance, the largest tenant, Paradies, representing approximately 29.1% of the net rentable area at the Mortgaged Property, has executed a lease on its space and has taken possession of the premises but will pay abated rent from November 2014 to January 2015. A reserve was established at origination of the Mortgage Loan in the amount of approximately $101,197 to cover the abated rent for such period.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stone Creek Plaza, representing approximately 0.7% of the Initial Pool Balance, the fifth largest tenant, a Nail Salon, representing approximately 4.4% of the net rentable area at the Mortgaged Property, has executed a lease but is not yet in occupancy. After the completion of the landlord work to the leased premises and delivery of the space to the tenant, the tenant will begin paying rent within 90 days. The landlord work is expected to be completed in November 2014. At origination of the Mortgage Loan, a reserve in the amount of $60,000 was reserved, which is almost double the tenant’s annual base rent.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Del Rey Creative Office, representing approximately 0.5% of the Initial Pool Balance, the largest and second largest tenants, Recommended Media and Smarty Pants, respectively, representing approximately 34.1% in the aggregate of the net rentable area at the Mortgaged Property, have executed leases and have taken possession of the premises but will pay abated rent until November 2014 and January 2015, respectively. A free rent reserve was established at origination of the Mortgage Loan in the amount of $30,000.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as College Square, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the fifth-largest tenant, Help at Home, representing approximately 5.4% of the net rentable square footage, has executed a lease amendment to relocate from its current premises (2,530 SF, representing approximately 2.0% of the net rentable area) to a larger space at the Mortgaged Property (6,880 SF, representing approximately 5.4% of the net rentable area). The tenant is expected to take occupancy of the larger space and to commence paying rent on approximately January 1, 2015.

We cannot assure you that any of the tenants described above will execute leases, commence paying rent or take occupancy at the related Mortgaged Property.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairgrounds Plaza Timonium, representing approximately 1.9% of the Initial Pool Balance, the largest tenant, ShopRite, representing approximately 53.4% in the aggregate of the net rentable area at the related Mortgaged Property, has a 45 day right of first refusal if a person or entity, or its affiliate, engaged in the supermarket or grocery business makes offer to the borrower to purchase the Mortgaged Property. If ShopRite does not exercise such right of first refusal and the terms of the offer are altered or the related purchase does not occur within 180 days after the date set forth in the offer for closing, then landlord will be required to reoffer the estate to ShopRite.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 129-131 Greene Street, representing approximately 1.8% of the Initial Pool Balance, the related Mortgaged Property is subject to condominium documents granting the related condominium board a right of first refusal to purchase the related Mortgaged Property or the individual units of the Mortgaged Property upon a foreclosure, deed-in-lieu of foreclosure, or other remedy against the related borrower by the related lender, which right the condominium board has waived. The condominium board retains a right of first refusal to purchase the related Mortgaged Property or the individual units of the Mortgaged Property with respect to subsequent sales, transfers, purchasers, owners, mortgagees or encumbrances of the Mortgaged Property. The condominium documents provide the condominium board with a right of first refusal with respect to leases of the units at the Mortgaged Property, which right of first refusal the condominium board has waived regarding the current single tenant.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Best Buy Center, representing approximately 1.2% of the Initial Pool Balance, TD Bank f/k/a Carolina First Bank, the ground lessee at such Mortgaged Property, upon notice from the landlord of such landlord’s receipt of a bona fide offer to purchase the leased premises, has the option to purchase the leased premises upon the same terms and conditions as the third-party offer upon written notice to the landlord within 15 days of receiving notice of such offer from the landlord.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Lehigh Valley Industrial Complex, representing approximately 1.1% of the Initial Pool Balance, the second and fifth largest tenant, Victaulic Company, representing approximately 38.2% in the aggregate of the net rentable area at the related Mortgaged Property, upon notice from the landlord of such landlord’s desire to sell to a third party or receipt of a bona fide offer from a third party to purchase, part or all of the leased premises, has the option to purchase the leased premises upon the same terms and conditions as the third-party offer upon written notice to the landlord within 30 days of receiving notice of such offer from the landlord.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreen’s - Rensselaer, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, Walgreen’s, the sole tenant at such Mortgaged Property, upon notice from the landlord of such landlord’s receipt of a bona fide offer to purchase the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer upon written notice to the landlord within 15 days of receiving notice of such offer from the landlord.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Glenn Heights MHC, representing approximately 0.6% of the Initial Pool Balance, borrower and its affiliate have entered into a market rate master lease for 243 of the 379 pad sites owned by the affiliate.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, four separate borrower-related entities lease space at individual Mortgaged Properties. In the case of the individual Mortgaged Property identified as Two and Three Corporate Center, which secures approximately 0.6% of the Initial Pool Balance by allocated loan amount, the fourth largest tenant, Fenley Suites, LLC, is a borrower-related entity that leases approximately 24,004 square feet of space at the individual Mortgaged Property. In the case of the individual Mortgaged Property identified on Annex A to this free writing prospectus as Fenley Office Park Building C, which secures approximately 0.3% of the Initial Pool Balance by allocated loan amount, the tenant GM Building Services, LLC, which is the tenant under two separate leases, is a borrower-related entity that leases a total of approximately 8,968 square feet of space at the individual Mortgaged Property. In the case of the individual Mortgaged Property identified as Fenley Office Park Building B, which secures approximately 0.2% of the Initial Pool Balance by allocated loan amount, the second largest tenant, Fenley Brownsboro Suites LLC, is a borrower-related entity that leases approximately 12,965 square feet of space at the individual Mortgaged Property. The sponsor of the related Mortgage Loan guaranties each of the foregoing leases. The aggregate amount of space leased to affiliates of the borrower represents approximately 5.0% of the total net rentable square footage at the portfolio of Mortgaged Properties as a whole.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Ignition Creative Office, representing approximately 1.5% of the Initial Pool Balance, the sole tenant at the Mortgaged Property is affiliated with the related borrower.

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this free writing prospectus as 924-944 North Main Street, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the fourth largest tenant identified as PTA & Associates, is an affiliate of the non-recourse carveout guarantor. PTA & Associates leases approximately 1,380 square feet of space, representing 8.4% of the net rentable area of the individual Mortgaged Property and accounts for approximately 11.4% of gross income at the individual Mortgaged Property.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 83 Mortgaged Properties which secure in whole or in part 49 Mortgage Loans, representing approximately 50.9% of the Initial Pool Balance by allocated loan amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self insurance on the part of, a sole or significant tenant or the property manager.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, CVS North Attleboro, Rite Aid Pontiac, Dollar General TX & OK Portfolio and Walgreen’s - Rensselaer representing approximately 2.9% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the single tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Dick’s Sporting Goods, representing approximately 0.7% of the Initial Pool Balance, In addition, the related borrower’s obligation to provide insurance under and in accordance with the Mortgage Loan documents is suspended so long as (i) the lease with the single tenant at the Mortgaged Property, Dick’s Sporting Goods, is in full force and effect, (ii) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) the tenant under such lease has satisfied all insurance requirements under its lease, (iv) the tenant has elected either to provide third party insurance in separate policies or to obtain such insurance through a blanket policy in accordance with the terms of its lease, and lender has received notice of such election, (v) the lease provides that after the occurrence of a casualty and during the term of the Mortgage Loan (A) tenant has no right to abate rent or terminate its lease during the term of the Mortgage Loan (regardless of the cause of such casualty) and (B) the tenant is obligated to restore the Mortgaged Property regardless of the amount of net proceeds received from such casualty and (vi) (A) the lender is named as a mortgagee on each of the applicable tenant policies maintained by tenant and (B) the Mortgagor is named as additional insured on each of the applicable tenant policies maintained by tenant. If the foregoing conditions are not satisfied, the borrower is required to maintain third party insurance which, when considered together with any third party insurance provided by the tenant, satisfy all of the insurance requirements in the Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified as 129-131 Greene Street, representing approximately 1.8% of the Initial Pool Balance, the existing certificate of occupancy for the related Mortgaged Property permits Use Group 16, storage use, at the Mortgaged Property. The Mortgaged Property is currently occupied by a single tenant who intends to use the Mortgaged Property for retail sales and product storage. The Zoning Resolution of the City of New York prohibits retail stores in Use Group 16, and the tenant’s intended use will not be a legal use until an amendment to the certificate of occupancy on an as-of-right or special basis is obtained, which requires an extensive public review process.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, representing approximately 1.7% of the Initial Pool Balance, the plat containing the Mortgaged Property is restricted to 350,000 square feet of commercial use and 60,000 square feet of office/community facility use.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified as Belle Rive Club Apartments, representing approximately 0.4% of the Initial Pool Balance, portions of the Mortgaged Property are identified wetlands according to the US Fish and Wildlife Service Geospacial Wetlands Information map. Certain permits must be obtained prior to any future land use disturbances on the wetlands portions of the Mortgaged Property.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values. However, the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, the Appraised Value of $148,600,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $139,450,000.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hotel Indigo Nashville, representing approximately 2.0% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value is calculated based on the appraiser’s “as-is” appraised value of $34,100,000 plus a stated $3,300,000 “capital deduction” related to capital improvements at the related Mortgaged Property for which $3,270,000 was reserved in connection with the origination of the Mortgage Loan.

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With respect to the loan-to-value ratios at maturity of 11 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this free writing prospectus as identified in the definition of “Maturity Date/ARD LTV Ratio”, the related LTV Ratio at Maturity, reflected in this free writing prospectus, is calculated using an “as stabilized” appraised value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex E-2 to this free writing prospectus for additional information.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as IGT Retail Condominium, representing approximately 3.2% of the Initial Pool Balance, the related loan documents provide that the Mortgage Loan is not fully recourse to a separate non-recourse carveout guarantor for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents. In addition, the non-recourse carveout guarantor is not liable for recourse obligations for losses and damages sustained by reason of (i) breaches of the environmental covenants in the Loan Documents; or (ii) commission of intentional material physical waste at the Mortgaged Property. The liability of the non-recourse carveout guarantor is capped at $4,000,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hotel Indigo Nashville, representing approximately 2.0% of the Initial Pool Balance, the related loan documents provide that (A) the non-recourse carveout guarantor will not have any liability for losses and damages related to breaches of environmental covenants to the extent the borrower maintains an environmental insurance policy that satisfies the criteria set forth in the Mortgage Loan documents and (B) as it pertains to borrower, the lender is required to use commercially reasonable efforts to recover any losses and damages from the environmental insurance policy prior to enforcing rights or indemnification against the borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 1.9% of the Initial Pool Balance, the Mortgage Loan documents provide that voluntary transfers of the Mortgaged Property or equity interests in Mortgagor made in violation of the loan documents is recourse to against the related borrower and guarantor only to the extent of actual losses.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Fairgrounds Plaza Timonium, representing approximately 1.9% of the Initial Pool Balance, the related loan documents do not provide for a non-recourse carveout for breaches of environmental covenants, however there is an environmental insurance policy.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bass Pro Outdoor World, representing approximately 1.7% of the Initial Pool Balance, the related loan documents provide that for so long as the original guarantor under the loan documents remains guarantor thereunder, or one of the original guarantor’s immediate family members succeeds him as an approved replacement guarantor in accordance with the loan agreement, the liabilities of the guarantor or such approved replacement guarantor(s) shall not exceed $1,000,000 (the “Recourse Cap”). The Recourse Cap does not apply to the occurrence of a full recourse bankruptcy event or to the environmental indemnity.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

For example, in the case of the Mortgage Loans secured by the Mortgaged Properties identified as IGT Retail Condominium and Mason Place, representing approximately 3.2% and 0.4%, respectively, of the Initial Pool Balance, the related non-recourse carveout guarantors are a Turkish national and a Canadian real estate family investment group, respectively. These non-United States citizens may be beyond the jurisdiction of United States courts.

See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this free writing prospectus.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this free writing prospectus.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Midyan Gate Realty Portfolio 2, representing approximately 1.6% of the Initial Pool Balance, the related Mortgaged Properties benefit from an Industrial and Commercial Incentive Program (“ICIP”), which exempts the portion of a property’s assessed value attributable to improvements but not land from the related real property tax. The exemption under ICIP begins to phase out in 2020 with respect to the 90-92 East 98th Street and 112 East 98th Street Mortgaged Properties, in 2021 with respect to the 190 East 98th Street Mortgaged Property and in 2022 with respect to the 128-144 East 98th Street Mortgaged Property. The exemption under ICIP expires in 2030 with respect to the 90-92 East 98th Street and 112 East 98th Street Mortgaged Properties, 2031 with respect to the 190 East 98th Street Mortgaged Property and in 2036 with respect to the 128-144 East 98th Street Mortgaged Property. The taxes are projected to increase from the current level of $67,868 to $160,041 at the maturity of the Mortgage Loan.

With respect to the Mortgage Loan secured by the of Mortgaged Property identified on Annex A to this free writing prospectus as Wilshire Woods, representing approximately 0.9% of the Initial Pool Balance, the related borrower is a joint venture between Our Casas Resident Council, Inc, a 501(c)(3) non-profit Community Housing Development Organization (“CHDO”) and the borrower sponsor’s family. The CHDO is the 100% owner of the 1% general partner and owns 45% of the limited partnership interests in the borrower. The Executive Director of Our Casas Resident Council is a co-manager of the general partner of the borrower. As a function of this and the borrower’s organizational documents, the Mortgaged Property qualifies for and receives a 100% property tax exemption. The lender’s underwriting of the Mortgage Loan reflects payment of full real estate taxes per the final appraisal.

The Mortgaged Property identified on Annex A to this free writing prospectus as Peoria Center at Arrowhead, representing approximately 0.8% of the Initial Pool Balance, is subject to a ground lease with the City of Peoria in order to facilitate the Government Property Lease Excise Tax (“GPLET”) real estate tax abatement program. Under the GPLET program, the Mortgaged Property is assessed an excise tax in lieu of the assessment of ad valorem or other leasehold or real property taxes. Furthermore, the Mortgaged Property is subject to a flat rate tax for the first 10 years, and thereafter, the Mortgaged Property will be assessed at a rate that decreases by 20% of the initial tax rate every 10 years thereafter. We cannot assure you that any such taxes that are not currently being assessed will not be assessed against the related Mortgaged Property in the future. In addition, in the event that the fee interest is sold by the City of Peoria to a third party, there may be an increased risk that the Mortgaged Property would no longer be subject to the GPLET Program and the City of Peoria would assess real estate taxes on such Mortgaged Property based on the full assessed value of the land and improvements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 757 East Tremont Avenue, representing approximately 0.2% of the Initial Pool Balance, the related sponsor has submitted an application for the Mortgaged Property to receive a benefit under an Industrial and Commercial Abatement Program (“ICAP”), which offers an abatement of the increase in a property’s tax assessment attributable to the commercial portion of the property after such property undergoes construction or rehabilitation. The Mortgaged Property is expected to undergo a reassessment that will take into account its recent renovations, increasing the taxable assessment from its current amount of $310,637 to approximately $375,000 in the 2015/2016 tax year and, after a five-year phase-in, to approximately $650,000 in the 2019/2020 tax year. The ICAP benefit would offer an abatement in an amount equal to a percentage of such increases in the portion of the taxable assessment attributable to the commercial portion of the Mortgaged Property. If the Mortgaged Property receives the benefits for which the related sponsor applied, the exemption is expected to phase out no earlier than the 2026/2027 tax year and expire no earlier than the 2029/2030 tax year. At origination of the Mortgage Loan, the related borrower deposited $165,000 with the lender, which amount will be released to the borrower if prior to October 29, 2017 (i) the Mortgaged Property is approved to receive and is granted the full amount of the ICAP benefit for which the sponsor applied, resulting in the debt service coverage ratio being at least 1.35x and the debt yield being not less than 9.0% or (ii) the Mortgaged Property is reassessed, resulting in the debt service coverage ratio being at least 1.35x and the debt yield being not less than 9%.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period:
Due Date	Default Grace Period Days		Number of Mortgage Loans	% of Initial Pool Balance
6	0		87	91.0%
1	5	(1)	5	9.0
Total			92	100.0%

(1)	One Mortgage Loan permits an additional 5 day grace period once during the loan term prior to declaring an event of default.

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Eleven (11) of the Mortgage Loans, representing approximately 17.1% of the Initial Pool Balance, provide for monthly payments of interest only until the related stated maturity date (the “Interest Only Mortgage Loans”). Except as described below, the remaining 81 Mortgage Loans, representing approximately 82.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Thirty-six (36) of these Balloon Mortgage Loans, representing approximately 52.9% of the Initial Pool Balance, provide for monthly payments of interest only for a period of 12 months to 60 months following the related origination date. The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates or anticipated repayment date unless prepaid prior thereto.

ARD Loan

One (1) Mortgage Loan securing the portfolio of Mortgaged Properties identified as Bass Pro Outdoor World on Annex A to this free writing prospectus (the “ARD Loan”), representing approximately 1.7% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Loan Rate (the “Initial Rate”). See Annex A to this free writing prospectus for the Anticipated Repayment Date and the Revised Rate for the ARD Loan. After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates. Additionally, an account was established at the origination of the ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Properties, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this free writing prospectus.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. Such borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrowers’ activities to the ownership of only the related Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated or unsecured debt permitted under the Mortgage Loan documents. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above in this free writing prospectus. Such provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the related Mortgaged Properties and Mortgage Loans. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 2 to 13 payments) up to and including the stated maturity date. See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Dolce Living Burleson, representing approximately 2.0% of the Initial Pool Balance, at origination a $1,600,000 performance holdback reserve was funded and held as collateral, to be released upon simultaneous satisfaction of the following conditions, among other things, on or before March 1, 2016: (a) no event of default exists and no trigger period shall be continuing and (b) the trailing twelve (12) months’ operating statements for the Mortgaged Property measured on an annualized basis demonstrate a debt yield of at least 7.5% and a debt service coverage ratio of at least 1.20x. If the debt yield and debt service coverage ratio requirements cannot be satisfied based upon the full amount of the current outstanding balance of the Mortgage Loan, partial disbursements may be requested, as long as all other conditions are satisfied, in such amounts determined by lender based upon the financial ratios set forth above, provided that the initial partial disbursement may not be less than $1,000,000 and any additional partial disbursements must be for the remaining amount of the performance holdback reserve fund. If these conditions have not been satisfied on or before March 1, 2016, lender will apply all amounts remaining in the performance holdback reserve fund toward the reduction of the Mortgage Loan and to the related yield maintenance premium. Borrower will be required to pay all reasonable out-of-pocket costs and expenses incurred by lender in connection with the prepayment.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Capital Center, representing approximately 1.8% of the Initial Pool Balance, a leasing holdback reserve was established at origination in an amount equal to $1.65 million, consisting of $1.50 million in reserves and an additional $150,000 for potential yield maintenance in the event that the Mortgage Loan is partially paid down after 24 months. This holdback is expected to be released in whole or in part once additional leasing or specific renewals are achieved. To have reserve funds released, the Mortgaged Property is required to have achieved a net operating income debt yield no less than 8.86%, a debt service coverage ratio of at least 1.25x and a loan to value ratio no greater than 75%. For the purposes of calculating the net operating income, certain suites occupied by MetLife (totaling 12,230 SF) and the University of Phoenix (totaling 9,391 SF) cannot be included in revenues unless the tenant renews at the rate set forth in the applicable lease or if no rate is specified, at a rate no less than that which is being paid at the time of the current lease expiration for a period not less than 3 years or the space has been re-leased to a new tenant for no less than 3 years at fair market value. The borrower has until September 4, 2016 to achieve the release of the funds and no more than 2 disbursement requests may be made. If these conditions are not satisfied by such deadline, the lender will apply the funds remaining in the earnout reserve toward the reduction of the debt and to the amount of the applicable yield maintenance premium.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Glenn Heights MHC, representing approximately 0.6% of the Initial Pool Balance, the related Mortgage Loan documents provide for a $750,000 seasoning reserve to be released to the related borrower, provided no trigger period is continuing upon its achievement of no less than a 10% debt yield on a trailing 12-month period. If the related borrower does not achieve the required debt yield within 24 months, the lender may apply the deposit to reduce the Mortgage Loan and to the amount of the applicable yield maintenance premium.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this free writing prospectus and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to any of the Specially Serviced Loans (but not the Non-Serviced Loans), the applicable Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard and (b) with respect to any non-Specially Serviced Loans (but not the Non-Serviced Loans), the applicable Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard or, if mutually agreed to by the Master Servicer and the applicable Special Servicer, the Master Servicer will be required to process and determine (subject to the consent of the applicable Special Servicer) in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative and any consultation rights of the Serviced Companion Loan Holder or its representative, as applicable, to any waiver of any such clause. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due on sale or due on encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the applicable Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 77 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 77.9% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of these Mortgage Loans may permit prepayments and partial releases as described under “—Voluntary Prepayments” and “—Partial Releases” below. In addition, the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center and Double R Self Storage representing approximately 1.1% and 0.4%, respectively, of the Initial Pool Balance, permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date (or in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, the earlier of (x) October 14, 2018 and (y) the second anniversary of the last securitization of the Twin Cities Premium Outlets Whole Loan).

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Serviced Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Serviced Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Serviced Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Serviced Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Serviced Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Twelve (12) of the Mortgage Loans, representing approximately 17.3% of the Initial Pool Balance, permit the related borrower, after a lockout period of 11 to 26 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as IGT Retail Condominium, representing approximately 3.2% of the Initial Pool Balance, permits the related borrower, after a lockout period of two years following the Closing Date, to prepay the Mortgage Loan in whole (but not in part), together with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center and Double R Self Storage, representing approximately 1.5% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower after a lockout period of at least 2 years following the Closing Date and prior to an open prepayment period described below either to (i) substitute U.S. government securities as collateral and obtain a release of the related mortgaged property or (ii) prepay the mortgage loan in whole, but not in part, with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, in each case if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
2	3	2.4%
3	20	18.5
4	60	65.6
5	6	9.6
7	2	3.0
13	1	0.9
Total	92	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, representing approximately 5.2% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to transfer vacant, non-income producing portions of the Mortgaged Property to third parties for uses which are integrated and consistent with the use of the Mortgaged Property, provided that, among other things, no event of default has occurred and is continuing and certain REMIC requirements are satisfied.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of one or more of the individual Mortgaged Properties from the lien of the Mortgage Loan after the second anniversary of the Closing Date, in connection with a third-party sale of such individual Mortgaged Property(ies), subject to satisfaction of certain conditions in the Mortgage Loan documents, including that: (i) the borrower has partially defeased the Mortgage Loan in an amount equal to the greater of (x) 135% of the allocated loan amount with respect to such individual Mortgaged Property(ies) and (y) the net sales proceeds applicable to such individual Mortgaged Property(ies); (ii) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the debt service coverage ratio (calculated without regard to the related mezzanine loan) of the remaining Mortgaged Properties is greater than the greater of (x) the debt service coverage ratio for all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable) and (y) 1.41x; (iii) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the debt yield (calculated without regard to the related mezzanine loan) of the remaining Mortgaged Properties is greater than the greater of (x) the debt yield for all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable) and (y) 9.5%; (iv) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the loan-to-value ratio (as calculated by updated appraisals for each of the Mortgaged Properties and without regard to the related mezzanine loan) with respect to the remaining Mortgaged Properties is equal to or less than the lesser of (x) 72.5% and (y) the loan-to-value ratio for all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable); (v) the borrower delivers of a Rating Agency Confirmation and (vi) the borrower delivers a REMIC opinion and confirmation that such release is permitted under REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as ART Maryland MF Portfolio, representing approximately 1.9% of the Initial Pool Balance, the loan documents permit the release of an individual Mortgaged Property in connection with a defeasance after the permitted defeasance date of at least two years after the Closing Date, subject to certain conditions set forth in the loan documents, including: (i) purchase of defeasance collateral equal to the greater of (A) 115% of the allocated loan amount with respect to such release parcel and (B) an amount such that, after giving effect to such partial release, the post defeasance loan-to-value ratio for the remaining property shall not exceed 75% and the post defeasance debt-service-coverage-ratio shall be no less than 1.40x, (ii) receipt of a rating agency confirmation and (iii) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 1.9% of the Initial Pool Balance, following the date that is the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrowers to release any air rights with respect to a land parcel and a portion of the concourse level immediately below the air rights (“Release Parcels”) from the lien of the Bank of America Plaza Whole Loan provided (i) no event of default has occurred and is continuing; (ii) any construction associated with the improvement of the Release Parcels will not materially interfere with any tenant or give rise to any right of any tenant to terminate its lease; (iii) there is a partial defeasance of 110% of the allocated loan amount associated with the Release Parcels, based on a then-current appraisal; provided, however, that if the Release Parcel is not subject to a lease or otherwise attributed value in the appraisal delivered to lender in connection with the origination of the Bank of America Plaza Whole Loan, the borrowers may obtain the release of such parcel from the lien of the Bank of America Plaza Whole Loan without any partial defeasance or prepayment; (iv) the remaining portion of the Bank of America Plaza Property has a net cash flow debt yield not less than the net cash flow debt yield immediately prior to the release; (v) the remaining portion of the Bank of America Plaza Property has a loan-to-value ratio that is equal to or less than the loan-to-value ratio immediately prior to the release; and (vi) the borrowers satisfy the REMIC requirements. Additionally, the Mortgage Loan documents permit the partial release of (a) an air rights parcel and (b) certain portions of the concourse area immediately below such parcel, which may occur at any time without any partial defeasance or prepayment under certain circumstances if the release parcel is not subject to a lease or otherwise attributed value in the appraisal delivered to lender in connection with the origination of the Mortgage Loan, subject to satisfaction of the conditions in the prior sentence.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stafford Retail Portfolio, representing approximately 1.4% of the Initial Pool Balance, the loan documents permit the release of an individual Mortgaged Property after the permitted release date of at least two years after the Closing Date, subject to certain conditions set forth in the loan documents, including: (i) payment of a release price equal to the sum of (A) an amount equal to the greater of (1) 100% of the net sale proceeds and (2) the allocated loan amount for the released Mortgaged Property, plus (B) any yield maintenance premium, (ii) the debt service coverage ratio is at least equal to the greater of (A) 1.50x and (B) the debt service coverage ratio as of the end of the calendar month immediately preceding the month in which the partial release is consummated, (iii) the debt yield is at least equal to the grater of (A) 9.0% and (B) the debt yield as of the end of the calendar month immediately preceding the month in which the partial release is consummated, (iv) receipt of a rating agency confirmation and (v) satisfaction of the REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Indiana Retail Portfolio, representing approximately 1.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of up to three individual properties in connection with a conveyance of such individual properties to a third-party subject to the satisfaction of certain conditions, including, but not limited to, (i) partial defeasance of the Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount with respect to each released property, (b) an amount that results, with respect to the remaining properties, in the loan-to-value ratio being not greater than 75%, (c) an amount that results, with respect to the remaining properties, in the debt service coverage ratio being not less than 1.25x and (d) an amount that results, with respect to the remaining properties, in the debt yield being not less than 9.0%, (ii) delivery of a REMIC opinion, and (iii) any release of either the College Square Mortgaged Property or the Walgreen’s - Rensselaer Mortgaged Property being accompanied by a release of the other.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Ruben Retail Portfolio, representing approximately 1.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of one or more of the individual Mortgaged Properties from the lien of the Mortgage Loan after the second anniversary of the Closing Date, subject to satisfaction of certain conditions in the Mortgage Loan documents, including that: (i) the borrower has partially defeased the Mortgage Loan in an amount equal to 125% of the allocated loan amount of such Mortgaged Property to be released, as reduced pro rata by any payment in principal; (ii) as of each release, after giving effect to the release, the debt service coverage ratio of the remaining Mortgaged Properties is no less than the greater of (x) 1.94x and (y) the debt service coverage ratio for all of the individual Mortgaged Properties immediately prior to the release; (iii) the borrower delivers of a Rating Agency Confirmation and (iv) the borrower delivers a REMIC opinion and confirmation that such release is permitted under REMIC requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bethel Centre, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a portion of the Mortgaged Property from the lien of the Mortgage Loan, subject to satisfaction of certain conditions in the Mortgage Loan documents, including that: (i) the release parcel and the remaining Mortgaged Property have been properly subdivided in conjunction with all applicable legal requirements, or the borrower’s submission to the lender of a plat of the release parcel and the remaining Mortgaged Property in a form sufficient to record in the applicable public records; (ii) the borrower delivers of a Rating Agency Confirmation and (iii) the borrower delivers a REMIC opinion and confirmation that such release is permitted under REMIC requirements. No value was given to this parcel in the underwriting or appraisal. Notwithstanding the foregoing, immediately following a release of the release parcel from the lien of the Mortgage Loan documents, if the Mortgage Loan would fail to satisfy a determination by the lender that the fair market value of the Mortgaged Property is at least 80% of the adjusted issue price of the Mortgage Loan (a “Lender 80% Determination”), then the borrower will be required to prepay the a portion of the Mortgage Loan in an amount equal to either (i) an amount necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrower delivers a REMIC opinion and confirmation that such release is permitted under REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as North Main Street Portfolio, representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan documents permit the release of one or more individual Mortgaged Properties at any time after the date that is the second anniversary of the Closing Date, subject to satisfaction of certain conditions, including that: (i) the release is permitted under REMIC requirements, (ii) after giving effect to the release, the debt service coverage ratio calculated under the related Mortgage Loan documents based on the remaining individual Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio calculated immediately prior to the release notice date or release event and (b) 1.35x, (iii) after giving effect to the release, the loan-to-value ratio calculated under the related Mortgage Loan documents based the remaining individual Mortgaged Properties is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio calculated immediately prior to the release date or the release notice date, (iv) after giving effect to the release, the debt yield calculated under the related Mortgage Loan documents based on the remaining individual Mortgaged Properties is greater than the greater of (a) the debt yield for all individual Mortgaged Properties immediately prior to the release or release notice date and (b) 8.9%, and (v) the related borrower has delivered to the related lender an opinion of the borrower’s counsel and a REMIC opinion. The Mortgage Loan documents also permit the release of certain outparcel portions (the “Outlot”) of the Mortgaged Property subject to satisfaction of certain conditions, including that (i) the related borrower provides the related lender not less than sixty days’ notice prior to the date of the desired Outlot release, accompanied by a processing fee of $5,000, (ii) the lender has received satisfactory evidence that, after giving effect to the Outlot release, the debt yield of the Outlot is no less than the greater of (a) the debt yield of the Mortgaged Property immediately prior to the release, and (b) the debt yield of the Mortgaged Property on the Mortgage Loan origination date, (iii) the lender has received satisfactory evidence that, after giving effect to the Outlot release, the debt service coverage ratio of the remaining property after the release of the Outlot is no less than the greater of (a) the debt service coverage ratio of the Mortgaged Property immediately prior to the Outlot release and (b) the debt service coverage ratio of the Mortgaged Property on the Mortgage Loan origination date, and (iv) REMIC requirements are satisfied, including, without limitation, a qualified paydown or issuance of a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Katy Green Retail, representing approximately 0.4% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of one or more of the individual Mortgaged Properties from the lien of the Mortgage Loan after the second anniversary of the Closing Date, subject to satisfaction of certain conditions in the Mortgage Loan documents, including that: (i) the borrower has partially defeased the Mortgage Loan in an amount equal to the greater of (x) 120% of the allocated loan amount with respect to such individual Mortgaged Property(ies) and (y) 90% of the net sales proceeds from the sale of such Mortgaged Property; (ii) as of each release, after giving effect to the release, the debt service coverage ratio of the remaining Mortgaged Properties is no less than the greater of (x) 1.28x and (y) the debt service coverage ratio for all of the individual Mortgaged Properties immediately prior to the release; (iii) the borrower delivers of a Rating Agency Confirmation and (iv) the borrower delivers a REMIC opinion and confirmation that such release is permitted under REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Bennington Place & Genesis Square, representing approximately 0.3% of the Initial Pool Balance, the loan documents permit the release of the Genesis Square Mortgaged Property after the permitted release date of at least two years after the Closing Date, subject to certain conditions set forth in the loan documents, including: (i) payment of any yield maintenance premium plus a release price equal to the greater of (A) 100% of the net sale proceeds for the released property or (B) 120% of the allocated loan amount, (ii) the debt yield for the remaining property after giving effect to the release must be at least the greater of (A) 8.6% and (B) the debt yield immediately prior to the proposed release, and (iii) satisfaction of the REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Dollar General TX & OK Portfolio, representing approximately 0.2% of the Initial Pool Balance, the loan documents permit the release of an individual property in connection with a defeasance after the permitted release date of at least two years after the Closing Date, subject to certain conditions set forth in the loan documents, including: (i) purchase of defeasance collateral equal to the greatest of (A) 125% of the allocated loan amount with respect to such release parcel, (B) an amount equal to 100% of the net sale proceeds in connection with the sale of such release parcel and (C) an amount such that, after giving effect to such partial release, (1) the post defeasance loan-to-value ratio for the remaining property shall not exceed the lesser of (x) 61.5% and (y) the loan-to-value ratio as of the closing date of the Mortgage Loan, and (2) the post defeasance debt-service coverage ratio shall be no less than the greater of (x) 1.50x and (y) the debt service coverage ratio as of the closing date of the Mortgage Loan, and (ii) satisfaction of the REMIC requirements.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Escrows

Eighty-four (84) the Mortgage Loans, representing approximately 90.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixty-eight (68) of the Mortgage Loans, representing approximately 70.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Eighty-four (84) of the Mortgage Loans, representing approximately 90.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-four (44) of the Mortgage Loans, representing approximately 79.0% of that portion of the Initial Pool Balance secured by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B to this free writing prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

The Whole Loans

General

Three (3) of the Mortgage Loans, representing approximately 10.7%, in the aggregate, of the Initial Pool Balance, are each part of a split loan structure where each such Mortgage Loan is represented by a note that has one or more companion notes that are pari passu in right of payment to the related Mortgage Loan. Each companion loan will be held outside the Issuing Entity and is referred to in this free writing prospectus as a “Companion Loan” and, together with the related Mortgage Loan, a “Whole Loan”, and each holder of a Companion Loan is referred to as a “Companion Loan Holder”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Twin Cities Premium Outlets, representing approximately 5.2% of the Initial Pool Balance (the “Twin Cities Premium Outlets Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Twin Cities Premium Outlets Mortgage Loan (the “Twin Cities Premium Outlets Companion Loan” and, together with the Twin Cities Premium Outlets Mortgage Loan, the “Twin Cities Premium Outlets Whole Loan”). The Twin Cities Premium Outlets Companion Loan has an aggregate principal balance as of the Cut-off Date of approximately $50,000,000. Only the Twin Cities Premium Outlets Mortgage Loan is included in the Issuing Entity. The Twin Cities Premium Outlets Companion Loan is not an asset of the Issuing Entity. The Companion Loan Holder with respect to the Twin Cities Premium Outlets Companion Loan is sometimes referred to in this free writing prospectus as the “Twin Cities Premium Outlets Companion

Loan Holder”. The Twin Cities Premium Outlets Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 3.7% of the Initial Pool Balance (the “Fenley Office Portfolio Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Fenley Office Portfolio Mortgage Loan (the “Fenley Office Portfolio Companion Loan” and, together with the Fenley Office Portfolio Mortgage Loan, the “Fenley Office Portfolio Whole Loan”). The Fenley Office Portfolio Companion Loan has an aggregate principal balance as of the Cut-off Date of approximately $60,000,000. Only the Fenley Office Portfolio Mortgage Loan is included in the Issuing Entity. The Fenley Office Portfolio Companion Loan is not an asset of the Issuing Entity. The Companion Loan Holder with respect to the Fenley Office Portfolio Companion Loan is sometimes referred to in this free writing prospectus as the “Fenley Office Portfolio Companion Loan Holder”. The Fenley Office Portfolio Companion Loan has been included in the securitization governed by the CGCMT 2014-GC25 PSA, and the Fenley Office Portfolio Whole Loan will be serviced pursuant to the CGCMT 2014-GC25 PSA.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 1.9% of the Initial Pool Balance (the “Bank of America Plaza Mortgage Loan”), the related Mortgaged Property also secures three (3) other loans that are pari passu in right of payment with the Bank of America Plaza Mortgage Loan (each, a “Bank of America Plaza Companion Loan” and, together with the Bank of America Plaza Mortgage Loan, the “Bank of America Plaza Whole Loan”). The Bank of America Plaza Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $376,670,000. Only the Bank of America Plaza Mortgage Loan is included in the Issuing Entity. The Bank of America Plaza Companion Loans are not assets of the Issuing Entity. Each Companion Loan Holder with respect to each of the Bank of America Plaza Companion Loans is sometimes referred to in this free writing prospectus as a “Bank of America Plaza Companion Loan Holder”. One of the Bank of America Plaza Companion Loans has been included in the securitization governed by the WFRBS 2014-C22 PSA, and the Bank of America Plaza Whole Loan will be serviced pursuant to the WFRBS 2014-C22 PSA.

Each of the Fenley Office Portfolio Mortgage Loan and the Bank of America Plaza Mortgage Loan is referred to as a “Non-Serviced Loan”. The Twin Cities Premium Outlets Companion Loan is referred to as a “Serviced Companion Loan”. The Twin Cities Premium Outlets Whole Loan is referred to as a “Serviced Whole Loan”, and the Fenley Office Portfolio Whole Loan and the Bank of America Plaza Whole Loan are referred to as the “Non-Serviced Whole Loans”, and together with the Serviced Whole Loan are referred to as the “Whole Loans”. Each of the Fenley Office Portfolio Companion Loan and the Bank of America Plaza Companion Loans is referred to as a “Non-Serviced Companion Loan”. Each holder of a Non-Serviced Companion Loan is referred to as a “Non-Serviced Companion Loan Holder”. The holder of the Serviced Companion Loan is referred to as a “Serviced Companion Loan Holder”, and together with each Non-Serviced Companion Loan Holder as a “Companion Loan Holder”.

With respect to each Whole Loan, the related Mortgage Loan and Companion Loan(s) are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Issuing Entity, as holder of the related Mortgage Loan, and the related Companion Loan Holder(s) are generally governed by one or more co-lender agreements (each, a “Co-Lender Agreement” and individually, the “Twin Cities Premium Outlets Co-Lender Agreement”, the Fenley Office Portfolio Co-Lender Agreement” and the “Bank of America Plaza Co-Lender Agreement”, respectively).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Number of Companion Loans	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan Interest Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan Underwritten NCF DSCR
Twin Cities Premium Outlets	$65,000,000	1	$50,000,000	$115,000,000	4.3200%	53.2%	2.42	x
Fenley Office Portfolio	$46,000,000	1	$60,000,000	$106,000,000	4.8200%	71.3%	1.45	x
Bank of America Plaza	$23,330,000	3	$376,670,000	$400,000,000	4.0500%	66.1%	2.08	x

The Twin Cities Premium Outlets Whole Loan

Servicing

The Twin Cities Premium Outlets Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the General Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Twin Cities Premium Outlets Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the General Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Twin Cities Premium Outlets Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the Twin Cities Premium Outlets Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Twin Cities Premium Outlets Mortgage Loan and the holder of the Twin Cities Premium Outlets Companion Loan with respect to distributions of funds received in respect of the Twin Cities Premium Outlets Whole Loan, and provides, in general, that:

●
the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Twin Cities Premium Outlets Whole Loan or the related Mortgaged Property will be applied to the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Twin Cities Premium Outlets Whole Loan will be allocated, on a pro rata and pari passu basis, to the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Twin Cities Premium Outlets Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Twin Cities Premium Outlets Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Twin Cities Premium Outlets Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Twin Cities Premium Outlets Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Twin Cities Premium Outlets Companion Loan or from general collections with respect to the securitization of the Twin Cities Premium Outlets Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Twin Cities Premium Outlets Whole Loan, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the related Mortgage Loan; provided, that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Twin Cities Premium Outlets Whole Loan. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this free writing prospectus with respect to the Twin Cities Premium Outlets Whole Loan and the implementation of any recommended actions outlined in an asset status report with respect to the Twin Cities Premium Outlets Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Twin Cities Premium Outlets Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative which, at any time the Twin Cities Premium Outlets Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Twin Cities Premium Outlets Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the General Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Twin Cities Premium Outlets Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Twin Cities Premium Outlets Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Twin Cities Premium Outlets Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Twin Cities Premium Outlets Whole Loan. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the General Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the General Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Twin Cities Premium Outlets Whole Loan. Neither the Master Servicer nor the General Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative, including, if the Twin Cities Premium Outlets Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the Master Servicer nor the General Special Servicer may take or refrain from taking any action based on advice or consultation provided by the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the General Special Servicer, as applicable, to violate applicable law, the terms of the Twin Cities Premium Outlets Whole Loan, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the General Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the General Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the General Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or the General Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the General Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Twin Cities Premium Outlets Whole Loan.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Twin Cities Premium Outlets Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the General Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Twin Cities Premium Outlets Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the servicing of the Twin Cities Premium Outlets Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the Twin Cities Premium Outlets Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Twin Cities Premium Outlets Mortgage Loan and the Twin Cities Premium Outlets Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Twin Cities Premium Outlets Whole Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Twin Cities Premium Outlets Mortgage Loan, be paid to the Master Servicer and/or the General Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Twin Cities Premium Outlets Companion Loan, be paid, (x) prior to the securitization of the Twin Cities Premium Outlets Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Twin Cities Premium Outlets Companion Loan, to the Master Servicer and/or the General Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Twin Cities Premium Outlets Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Twin Cities Premium Outlets Whole Loan becomes a Defaulted Mortgage Loan, and if the General Special Servicer determines to sell the Twin Cities Premium Outlets Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the General Special Servicer will be required to sell the Twin Cities Premium Outlets Companion Loan together with the Twin Cities Premium Outlets Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the General Special Servicer will not be permitted to sell the Twin Cities Premium Outlets Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the General Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Twin Cities Premium Outlets Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the General Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Twin Cities Premium Outlets Whole Loan, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Twin Cities Premium Outlets Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the General Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of the Twin Cities Premium Outlets Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the Pooling and Servicing Agreement, the directing holder with respect to the Twin Cities Premium Outlets Whole Loan (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Twin Cities Premium Outlets Mortgage Loan, or its representative which, prior to a Control Termination Event, will be the Controlling Class Representative) will have the right to replace the General Special Servicer then acting with respect to the Twin Cities Premium Outlets Whole Loan for cause at any time and without cause as follows: (a) for so long as Class E is the Controlling Class, without cause at any time; and (b) for so long as Class F, Class G or Class H is the Controlling Class, without cause if either (i) LNR Partners, LLC or its affiliate is no longer the General Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then Controlling Class of Certificates, and appoint a replacement General Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). The applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the General Special Servicer then acting with respect to the Twin Cities Premium Outlets Whole Loan and appoint a replacement General Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of a Special Servicer” in this free writing prospectus.

The Fenley Office Portfolio Whole Loan

Servicing

The Fenley Office Portfolio Whole Loan and any related REO Property will be serviced and administered in accordance with the pooling and servicing agreement (the “CGCMT 2014-GC25 PSA”), dated as of October 1, 2014, among Citigroup Commercial Mortgage Securities Inc., as depositor, Park Bridge Lender Services LLC, as operating advisor (the “CGCMT 2014-GC25 Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “CGCMT 2014-GC25 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “CGCMT 2014-GC25 Special Servicer”), Citibank, N.A., as certificate administrator (in such capacity, the “CGCMT 2014-GC25 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2014-GC25 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the CGCMT 2014-GC25 Master Servicer and the CGCMT 2014-GC25 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the

Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Fenley Office Portfolio Whole Loan, the servicing standard set forth in the CGCMT 2014-GC25 PSA will require the CGCMT 2014-GC25 Master Servicer and the CGCMT 2014-GC25 Special Servicer to take into account the interests of the Certificateholders and the holder of the Fenley Office Portfolio Companion Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Fenley Office Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Fenley Office Portfolio Mortgage Loan and the holder of the Fenley Office Portfolio Companion Loan with respect to distributions of funds received in respect of the Fenley Office Portfolio Whole Loan, and provides, in general, that:

●
the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Fenley Office Portfolio Whole Loan or the related Mortgaged Property will be applied to the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2014-GC25 Master Servicer, the CGCMT 2014-GC25 Special Servicer, the CGCMT 2014-GC25 Operating Advisor, the CGCMT 2014-GC25 Certificate Administrator and the CGCMT 2014-GC25 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CGCMT 2014-GC25 PSA; and

●
expenses, losses and shortfalls relating to the Fenley Office Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Fenley Office Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Fenley Office Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Fenley Office Portfolio Companion Loan. Similarly, P&I advances on the Fenley Office Portfolio Companion Loan are not reimbursable out of payments or other collections on the Fenley Office Portfolio Mortgage Loan.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to the Fenley Office Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the CGCMT 2014-GC25 securitization, subject to the CGCMT 2014-GC25 issuing entity’s right to reimbursement from future payments and other collections on the Fenley Office Portfolio Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Fenley Office Portfolio Whole Loan, as of any date of determination, will be the CGCMT 2014-GC25 Trustee on behalf of the CGCMT 2014-GC25 issuing entity as holder of the Fenley Office Portfolio Companion Loan; provided, that, unless a control termination event exists under the CGCMT 2014-GC25 PSA, the controlling class representative under the CGCMT 2014-GC25 PSA (“the “CGCMT 2014-GC25 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Fenley Office Portfolio Whole Loan. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the CGCMT 2014-GC25 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative”) with respect to the Fenley Office Portfolio Whole Loan and the implementation of any recommended actions outlined in an asset status report with respect to the Fenley Office Portfolio Whole Loan will require the approval of the CGCMT 2014-GC25 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this free writing prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports”. Pursuant to the terms of the CGCMT 2014-GC25 PSA, the CGCMT 2014-GC25 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Fenley Office Portfolio Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the CGCMT 2014-GC25 issuing entity.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Fenley Office Portfolio Mortgage Loan (or its representative, which, until a Control Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2014-GC25 Master Servicer or the CGCMT 2014-GC25 Special Servicer, as applicable, is required to provide to the CGCMT 2014-GC25 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2014-GC25 Controlling Class Representative under the CGCMT 2014-GC25 PSA without regard to the occurrence of a control termination event or consultation termination event under the CGCMT 2014-GC25 PSA) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the to be taken with respect to the Fenley Office Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Fenley Office Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Fenley Office Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Fenley Office Portfolio Whole Loan. The consultation right of the Issuing Entity will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the CGCMT 2014-GC25 Master Servicer (or the CGCMT 2014-GC25 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CGCMT 2014-GC25 Master Servicer or the CGCMT 2014-GC25 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Fenley Office Portfolio Whole Loan. Neither the CGCMT 2014-GC25 Master Servicer nor the CGCMT 2014-GC25 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Neither the CGCMT 2014-GC25 Master Servicer nor the CGCMT 2014-GC25 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative) that would cause the CGCMT 2014-GC25 Master Servicer or the CGCMT 2014-GC25 Special Servicer, as applicable, to violate applicable law, the terms of the Fenley Office Portfolio Whole Loan, the related Co-Lender Agreement, the CGCMT 2014-GC25 PSA, including the servicing standard under the CGCMT 2014-GC25 PSA, or the REMIC provisions or that would (i) expose the CGCMT 2014-GC25 Master Servicer, the CGCMT 2014-GC25 Special Servicer, the CGCMT 2014-GC25 depositor, a mortgage loan seller with respect to the CGCMT 2014-GC25 transaction, the CGCMT 2014-GC25 issuing entity, the CGCMT 2014-GC25 Trustee, the CGCMT 2014-GC25 Operating Advisor, the CGCMT 2014-GC25 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2014-GC25 Master Servicer’s or the CGCMT 2014-GC25 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2014-GC25 Master

Servicer or the CGCMT 2014-GC25 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CGCMT 2014-GC25 certificateholders.

In addition to the consultation rights of the Issuing Entity described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the CGCMT 2014-GC25 Master Servicer or the CGCMT 2014-GC25 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2014-GC25 Master Servicer or the CGCMT 2014-GC25 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Fenley Office Portfolio Whole Loan. “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Fenley Office Portfolio Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan by the amount necessary to reimburse the CGCMT 2014-GC25 Master Servicer, the CGCMT 2014-GC25 Trustee or the CGCMT 2014-GC25 Special Servicer for any interest accrued on any Property Advances and reimbursement of any property advances in accordance with the terms of the CGCMT 2014-GC25 PSA, second, be used to reduce the respective amounts payable on each of the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan by the amount necessary to pay the Master Servicer, the Trustee, the CGCMT 2014-GC25 Master Servicer and the CGCMT 2014-GC25 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2014-GC25 PSA) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CGCMT 2014-GC25 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2014-GC25 PSA) incurred with respect to the Fenley Office Portfolio Whole Loan (as specified in the CGCMT 2014-GC25 PSA) and, finally, in the case of the remaining amount of Penalty Charges allocable to the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan, be paid to the CGCMT 2014-GC25 Master Servicer and/or the CGCMT 2014-GC25 Special Servicer as additional servicing compensation as provided in the CGCMT 2014-GC25 PSA.

Sale of Defaulted Fenley Office Portfolio Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Fenley Office Portfolio Whole Loan becomes a defaulted mortgage loan under the CGCMT 2014-GC25 PSA, and if the CGCMT 2014-GC25 Special Servicer determines to sell the Fenley Office Portfolio Companion Loan in accordance with the CGCMT 2014-GC25 PSA, then the CGCMT 2014-GC25 Special Servicer will be required to sell the Fenley Office Portfolio Companion Loan together with the Fenley Office Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Notwithstanding the foregoing, the CGCMT 2014-GC25 Special Servicer will not be permitted to sell the Fenley Office Portfolio Whole Loan if it becomes a defaulted mortgage loan under the CGCMT 2014-GC25 PSA without the written consent of the Issuing Entity (or its representative), as holder of the Fenley Office Portfolio Mortgage Loan unless the CGCMT 2014-GC25 Special Servicer has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Fenley Office Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2014-GC25 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Fenley Office Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the Fenley Office Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2014-GC25 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2014-GC25 Master Servicer or the CGCMT 2014-GC25 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The related Issuing Entity (or its representative) will be permitted to bid at any sale of the Fenley Office Portfolio Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Fenley Office Portfolio Whole Loan (which, as of any date of determination, will be the CGCMT 2014-GC25 Trustee on behalf of the CGCMT 2014-GC25 issuing entity, as holder of the Fenley Office Portfolio Mortgage Loan, or its representative which, prior to a Control Termination Event, will be the Controlling Class Representative) will have the right, with or without cause, to replace the CGCMT 2014-GC25 Special Servicer then acting with respect to the Fenley Office Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The applicable CGCMT 2014-GC25 certificateholders with the requisite percentage of voting rights (after a control termination event under the CGCMT 2014-GC25 PSA) will have the right, with or without cause, to replace the CGCMT 2014-GC25 Special Servicer then acting with respect to the Fenley Office Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) in accordance with the CGCMT 2014-GC25 PSA, as described under “The Pooling and Servicing Agreement—Termination of a Special Servicer” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

The Bank of America Plaza Whole Loan

Servicing

The Bank of America Plaza Whole Loan and any related REO Property will be serviced and administered in accordance with the pooling and servicing agreement (the “WFRBS 2014-C22 PSA”), dated as of September 1, 2014, among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Pentalpha Surveillance LLC, as operating advisor (the “WFRBS 2014-C22 Operating Advisor” and, together with the CGCMT 2014-GC25 Operating Advisor, each, an “Other Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “WFRBS 2014-C22 Master Servicer” and, together with the CGCMT 2014-GC25 Master Servicer, each, an “Other Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “WFRBS 2014-C22 Special Servicer” and, together with the CGCMT 2014-GC25 Special Servicer, each, an “Other Special Servicer”), Wells Fargo Bank National Association, as certificate administrator (the “WFRBS 2014-C22 Certificate Administrator” and, together with the CGCMT 2014-GC25 Certificate Administrator, each, an “Other Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “WFRBS 2014-C22 Trustee” and, together with the CGCMT 2014-GC25 Trustee, each, an “Other Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the WFRBS 2014-C22 Master Servicer and the WFRBS 2014-C22 Special Servicer in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Bank of America Plaza Whole Loan, the servicing standard set forth in the WFRBS 2014-C22 PSA will require the WFRBS 2014-C22 Master Servicer and the WFRBS 2014-C22 Special Servicer to take into account the interests of the Certificateholders and the holders of the Bank of America Plaza Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of (i) the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan and (ii) the holders of the Bank of America Plaza Companion Loans with respect to distributions of funds received in respect of the Bank of America Plaza Whole Loan, and provides, in general, that:

●
the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Bank of America Plaza Whole Loan or the related Mortgaged Property will be applied to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the WFRBS 2014-C22 Master Servicer, the WFRBS 2014-C22 Special Servicer, the WFRBS 2014-C22 Operating Advisor, the WFRBS 2014-C22 Certificate Administrator and the WFRBS 2014-C22 Trustee in accordance with the terms of the related Co-Lender Agreement and the WFRBS 2014-C22 PSA; and

●
expenses, losses and shortfalls relating to the Bank of America Plaza Whole Loan will be allocated, on a pro rata and pari passu basis, to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Bank of America Plaza Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Bank of America Plaza Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Bank of America Plaza Companion Loans.

Certain costs and expenses (such as a pro rata share of a servicing advance) allocable to the Bank of America Plaza Mortgage Loan may be paid or reimbursed out of payments and other collections on other mortgage loans included in the WFRBS 2014-C22 securitization, subject to the WFRBS 2014-C22 issuing entity’s right to reimbursement from future payments and other collections on the Bank of America Plaza Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Bank of America Plaza Whole Loan, as of any date of determination, will be the WFRBS 2014-C22 Trustee as holder of the controlling Bank of America Plaza Companion Loan; provided, that, during a subordinate control period under the WFRBS 2014-C22 PSA, the subordinate class representative of the WFRBS 2014-C22 securitization (the “WFRBS 2014-C22 Subordinate Class Representative“) will be entitled to exercise the rights of the directing holder with respect to the Bank of America Plaza Whole Loan. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the WFRBS 2014-C22 Subordinate Class Representative will be entitled to exercise all of the rights of the subordinate class representative set forth under the WFRBS 2014-C22 PSA with respect to the Bank of America Plaza Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Bank of America Plaza Whole Loan will require the approval of the WFRBS 2014-C22 Subordinate Class Representative. Pursuant to the terms of the WFRBS 2014-C22 PSA, the WFRBS 2014-C22 Subordinate Class Representative will have the same consent and/or consultation rights with respect to the Bank of America Plaza Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the WFRBS 2014-C22 securitization.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity as the holder of the Bank of America Plaza Mortgage Loan (or its representative which, until a Control

Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the WFRBS 2014-C22 Master Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, is required to provide to the WFRBS 2014-C22 Subordinate Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the WFRBS 2014-C22 Subordinate Class Representative under the WFRBS 2014-C22 PSA without regard to the occurrence of a control termination event or consultation termination event under the WFRBS 2014-C22 PSA) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Bank of America Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Bank of America Plaza Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the Bank of America Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Bank of America Plaza Whole Loan. The consultation right of the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative) will expire 10 business days (or, in connection with a leasing matter, 5 business days, or in connection with an acceptable insurance default under the related Co-Lender Agreement, 30 business days) following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Bank of America Plaza Mortgage Loan (or its representative) has responded within such period; provided, that if the WFRBS 2014-C22 Master Servicer (or the WFRBS 2014-C22 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period (or, in connection with a leasing matter, 5 business-day consultation period, or in connection with an acceptable insurance default under the related Co-Lender Agreement, 30 business-day consultation period) will be deemed to begin anew. Notwithstanding the holder of the Bank of America Plaza Mortgage Loan’s (or its representative’s) consultation rights described above, the WFRBS 2014-C22 Master Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period (or, in connection with a leasing matter, 5 business-day period, or in connection with an acceptable insurance default under the related Co-Lender Agreement, 30 business-day period) if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Bank of America Plaza Whole Loan. Neither the WFRBS 2014-C22 Master Servicer nor the WFRBS 2014-C22 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative).

In addition to the consultation rights of the Issuing Entity (as the holder of the Bank of America Plaza Mortgage Loan) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the WFRBS 2014-C22 Master Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFRBS 2014-C22 Master Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Bank of America Plaza Whole Loan.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Bank of America Plaza Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans by the amount necessary to reimburse the WFRBS 2014-C22 Master Servicer, the WFRBS 2014-C22 Trustee or the WFRBS 2014-C22 Special Servicer for any interest accrued on any servicing advances and reimbursement of any servicing advances in accordance with the terms of the WFRBS 2014-C22 PSA, second, be used to reduce the respective amounts payable on each of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans by the amount necessary to pay the WFRBS 2014-C22 Master Servicer and the WFRBS 2014-C22 Trustee, the Master Servicer and the Trustee, the master servicer and the trustee under the WFRBS 2014-C23 securitization, and the CGCMT 2014-GC25 Master Servicer and the CGCMT 2014-GC25 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the documents governing the servicing of the subject Bank of America Plaza Companion Loan) made with respect to such loan by such party (if and as specified in the WFRBS 2014-C22 PSA, the Pooling and Servicing Agreement, the pooling and servicing agreement governing the WFRBS 2014-C23 securitization, the CGCMT 2014-GC25 PSA or the documents governing the securitization of any other Bank of America Plaza Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Bank of America Plaza Whole Loan (as specified in the WFRBS 2014-C22 PSA) and, finally, in the case of the remaining amount of Penalty Charges allocable to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans, be paid to the WFRBS 2014-C22 Master Servicer and/or the WFRBS 2014-C22 Special Servicer as additional servicing compensation as provided in the WFRBS 2014-C22 PSA.

Sale of Defaulted Bank of America Plaza Whole Loan

Pursuant to the terms of the related Co-Lender Agreement, if the Bank of America Plaza Whole Loan becomes a defaulted mortgage loan, and if the WFRBS 2014-C22 Special Servicer determines to sell the Bank of America Plaza Companion Loan that has become a defaulted mortgage loan in accordance with the WFRBS 2014-C22 PSA, then the WFRBS 2014-C22 Special Servicer will be required to sell the Bank of America Plaza Mortgage Loan together with the Bank of America Plaza Companion Loans as one whole loan in accordance with the procedures set forth under the WFRBS 2014-C22 PSA.

Notwithstanding the foregoing, the WFRBS 2014-C22 Special Servicer will not be permitted to sell the Bank of America Plaza Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holders of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans evidenced by the non-controlling Notes A-2 and A-3 (or their respective representatives) unless the WFRBS 2014-C22 Special Servicer has delivered to such holders (or their respective representatives): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Bank of America Plaza Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the WFRBS 2014-C22 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Bank of America Plaza Whole Loan, and any documents in the servicing file requested by the consenting party; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the WFRBS 2014-C22 Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFRBS 2014-C22 Master Servicer or the WFRBS 2014-C22 Special Servicer in connection with the proposed sale; provided, that the holders of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans evidenced by the non-controlling Notes A-2 and A-3 (or their respective representatives) may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative) will be permitted to bid at any sale of the Bank of America Plaza Whole Loan.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the WFRBS 2014-C22 PSA, the controlling note holder representative with respect to the Bank of America Plaza Whole Loan (which, as of any date of determination, will be the WFRBS 2014-C22 Trustee as holder of the controlling Bank of America Plaza Companion Loan, or its representative) will have the right at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the Bank of America Plaza Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative) or any holder of a Bank of America Plaza Companion Loan evidenced by non-controlling Note A-2 or A-3 (or its representative). The right of the WFRBS 2014-C22 Trustee described in the preceding sentence will be exercised by the WFRBS 2014-C22 Subordinate Class Representative, as representative of the majority subordinate certificateholder for the WFRBS 2014-C22 securitization (during any subordinate control period under the WFRBS 2014-C22 PSA). The applicable WFRBS 2014-C22 certificateholders with the requisite percentage of voting rights (during any collective consultation period or senior consultation period under the WFRBS 2014-C22 PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the Bank of America Plaza Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Bank of America Plaza Mortgage Loan (or its representative).

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated December 1, 2014 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below. Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or SMC (as a guarantor of the repurchase or substitution obligation of SMF I)) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee), which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”): (i)(A) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note) and (B) in the case of a Whole Loan, a copy of the executed promissory note for each related Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, as applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of the lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, as applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, an original or copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, as applicable), or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather than the Trustee or the Certificate Administrator, is responsible for the filing of such assignment financing statements); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, as applicable) and any related assignment of such letter of credit (with the original to be delivered to the Master Servicer) and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, if applicable) and any related assignment of such agreement or letters. Notwithstanding anything to the contrary contained in this free writing prospectus, in the case of each Non-Serviced Loan, the preceding document delivery requirement will be met by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, copies of the related documents.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i)        the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)       all outstanding interest, other than default interest and Excess Interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)      all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)      all outstanding interest accrued on advances made by the Master Servicer, a Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)       to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)      if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

In addition, each Mortgage Loan Purchase Agreement provides that with respect to each Non-Serviced Loan if a “material document defect” exists under the applicable Other PSA, and the related Sponsor or other applicable party repurchases the related Non-Serviced Companion Loan from the Citigroup Commercial Mortgage Trust 2014-GC25 or the WFRBS Commercial Mortgage Trust 2014-C22, as applicable, such Seller is required to repurchase the related Non-Serviced Loan; provided, however, that such repurchase obligation does not apply to any material document defect related to the promissory note for the related Non-Serviced Companion Loan.

With respect to the SMF I Mortgage Loans, Starwood Mortgage Capital LLC (“SMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property); provided that, subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; and provided, further, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate and, if applicable, the CCRE Strip Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2014-GC26 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the underwriters, the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in November 2047.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, Cantor Commercial Real Estate Lending, L.P., Starwood Mortgage Funding I LLC and MC-Five Mile Commercial Mortgage Finance LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup

Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion and $4.75 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General. In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the CGMRC Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans. These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. CGMRC also reviewed and responded to a Due Diligence Questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the related Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “Description of the Mortgage Pool—Representations and Warranties”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this free writing prospectus. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2014. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including October 1, 2011 to and including September 30, 2014, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the Depositor, an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2013, GSMC originated or acquired approximately 2,200 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.9 billion. As of December 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 84 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion and $6.586 billion of commercial loans in public and private offerings in calendar years 2011, 2012 and 2013, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet,” “—IGT Retail Condominium,” “—Hotel Indigo Nashville,” “—Fairgrounds Plaza Timonium” and “—Capital Center” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the

Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on November 14, 2014. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2011 to and including September 30, 2014, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this free writing prospectus. CCRE Lending is a Delaware limited partnership. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending is an affiliate of Cantor Fitzgerald & Co., one of the underwriters. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2014, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.875 billion, total liabilities of approximately $912 million and total partners’ equity of approximately $963 million. As of September 30, 2014, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $ 1.835 billion of master repurchase facilities.

Cantor Commercial Real Estate Lending, L.P.’s Commercial Mortgage Securitization Program

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 859 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $16.4 billion and has acted as a sponsor and mortgage loan seller on 36 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this free writing prospectus.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this free writing prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this free writing prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Structural and Collateral Term Sheet” in Annex B this free writing prospectus.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Cantor Commercial Real Estate Lending, L.P.” below. See “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this free writing prospectus is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012. The CCRE Depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including September 30, 2014, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 14, 2014. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including September 30, 2014, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of SMC (together with its subsidiaries, including SMF I, “Starwood”). SMF I is affiliated with LNR Partners, LLC, the General Special Servicer, and LNR Securities Holdings, LLC, the entity expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S Certificates. In addition, SMF I is affiliated with the borrower and non-recourse carveout guarantor under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center, representing approximately 1.1% of the Initial Pool Balance. SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

Goldman Sachs Bank USA, an affiliate of GSMC, provides short-term warehousing of mortgage loans originated by SMF I through a master repurchase facility. All of the SMF I Mortgage Loans are subject to such master repurchase facility. SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Goldman Sachs Bank USA free and clear of any liens.

Starwood’s Securitization Program

This is the twenty-sixth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $3.57 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview. SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this free writing prospectus regarding the SMF I Mortgage Loans. These procedures included:

●	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

●	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF I Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a Due Diligence Questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet”, “—1201 North Market Street” and “—Midyan Gate Realty Portfolio 2” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below. See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this free writing prospectus is accurate in all material respects. Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS 15G on January 21, 2014. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this free writing prospectus. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of MC-Five Mile through a repurchase facility. As of November 13, 2014, 5 of the Mortgage Loans that MC-Five Mile will transfer to the Depositor, with an aggregate principal balance of approximately $105,986,700 as of the Cut-off Date, are subject to that repurchase facility. In addition, it is expected that 1 additional Mortgage Loan, with an aggregate principal balance of approximately $7,951,068 as of the Cut-off Date, will be subject to that repurchase facility as of the Closing Date. Proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations. This is MC-Five Mile’s twelfth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $1.66 billion as of the cut-off date for such securitizations. MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management. Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity. MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this free writing prospectus.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview. MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”). The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process. After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this free writing prospectus regarding the MC-Five Mile Mortgage Loans. These procedures included:

●	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

●	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the MC-Five Mile Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this free writing prospectus.

Legal Review. MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents. In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a Due Diligence Questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Other Review Procedures. With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” below. See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this free writing prospectus is accurate in all material respects. MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria. MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013. MC-Five Mile most recently filed a Form ABS-15G on February 12, 2014. MC-Five Mile’s Central Index Key Number is 001576832. MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS). The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The Depositor will not have any material assets. The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, a Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicers for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “The Depositor” in the prospectus.

The Originators

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, CCRE Lending, Starwood Mortgage Capital LLC, and MC-Five Mile are referred to as the “Originators” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements. CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance. CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this free writing prospectus. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

●
Property Condition Report. CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Co-Originations. From time to time, CGMRC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect CGMRC as the payee. CGMRC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bank of America Plaza, representing approximately 1.9% of the Initial Pool Balance, was co-originated with Wells Fargo Bank, National Association. The Bank of America Plaza Whole Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions to Underwriting Criteria. Except as described below, none of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Amsdell – Rockwall, TX, representing approximately 0.5% of the Initial Pool Balance, at loan origination, the NCF DSCR was 1.16x based on the gross loan amount of $6,050,000 which is below CGMRC’s 1.20x threshold. At origination, CGMRC funded a net amount of $5,025,000, as the Mortgage Loan is structured with an economic holdback of $1,025,000 which will be released on the property achieving certain loan-to-value and debt yield thresholds. The NCF DSCR based on the net loan amount of $5,025,000 is 1.39x. Based on the foregoing compensating factors, CGMRC approved inclusion of the Mortgage Loan into this securization transaction.

The Goldman Originators

Overview. Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor. GSMC and GS CRE are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process. Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns,

(iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

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Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

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Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

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Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria. None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators. Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Cantor Commercial Real Estate Lending, L.P.

Overview. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this free writing prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

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Tenant Improvement/Lease Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria. None of the CCRE Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for all loans originated by CCRE Lending prior to securitization is typically performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association. However, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third party servicer may retain primary servicing.

Starwood Mortgage Capital LLC

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria. None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

MC-Five Mile Commercial Mortgage Finance LLC

Overview. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine. It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

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Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

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Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy. The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

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Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) MC-Five Mile has structured springing escrows that arise for identified risks, (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria. Except as described below, none of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Dolce Living Burleson, representing approximately 2.0% of the Initial Pool Balance, at loan origination, the NCF DSCR was 1.16x based on the gross loan amount of $25,400,000 which is below MC-Five Mile’s 1.20x threshold. At origination, MC-Five Mile funded a net amount of $23,800,000, as the Mortgage Loan is structured with a performance holdback of $1,600,000 which will be released on the property achieving certain debt service coverage and debt yield thresholds. The NCF DSCR based on the net loan amount of $23,800,000 is 1.24x. Based on the foregoing compensating factors, MC-Five Mile approved inclusion of the Mortgage Loan into this securitization transaction.

Servicing. Interim servicing for most loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2014-GC26, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property (which includes, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loans pursuant to the applicable Other PSA, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicers and the Trustee may make servicing advances to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicers and the Operating Advisor. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicers and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee and Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicers”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loans pursuant to the applicable Other PSA, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO property acquired pursuant to the applicable Other PSA and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicers and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicers and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”), certificate administrator (in such capacity, the “Certificate Administrator”), paying agent, certificate registrar, authenticating agent and custodian under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $389 billion as of June 30, 2014, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2014, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 50 Domestic and 3 International cities. The GSMS 2014-GC26 Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603 (and for certificate transfer services, 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – GSMS 2014-GC26).

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2014, U.S. Bank was acting as trustee with respect to over 84,000 issuances of securities with an aggregate outstanding principal balance of over $3.0 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The certificate administrator shall make each monthly statement available to the holders via the certificate administrator’s internet website at http://www.usbank.com/abs. Holders with questions may direct them to the certificate administrator’s bondholder services group at (800) 934-6802.

As of June 30, 2014, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar paying agent and securities administrator on 255 issuances of commercial mortgage backed securities with an outstanding aggregate principal balance of approximately $181,163,300,000.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank National Association is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As securities administrator, U.S. Bank National Association is also responsible for the preparation and filing of all REMIC and Grantor Trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

U.S. Bank will act as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. As custodian, U.S. Bank is responsible for holding the Mortgage Files on behalf of the trustee. U.S. Bank will hold the Mortgage Files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116 Attention: Document Custody Services – GSMS 2013-GC26. The Mortgage Files will be tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held on behalf of the trustee. As of June 30, 2014, U.S. Bank holds approximately 10,440,000 document files for approximately 980 entities and has been acting as a custodian for over 20 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

On June 18, 2014, a civil complaint was filed in the Supreme Court of the State of New York, New York County, by a group of institutional investors against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts. The plaintiffs are investment funds formed by nine investment advisors (AEGON, BlackRock, Brookfield, DZ Bank, Kore, PIMCO, Prudential, Sealink and TIAA) that purport to be bringing suit derivatively on behalf of 841 RMBS trusts that issued $771 billion in original principal amount of securities between 2004 and 2008. According to the plaintiffs, cumulative losses for these RMBS trusts equal $92.4 billion as of the date of the complaint. The complaint is one of six similar complaints filed against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo) by certain of these plaintiffs. The complaint against U.S. Bank alleges the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and asserts causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaint also asserts that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches by mortgage loan servicers and that the trustee purportedly failed to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount and equitable relief. Other cases alleging similar causes of action have previously been filed against U.S. Bank and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information contained in the preceding eleven (11) paragraphs has been provided by U.S. Bank. None of the Depositor, the underwriters, the Master Servicer, the Special Servicers, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition the court for appointment of a successor Trustee or Certificate Administrator, as applicable.

The Depositor may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) if, among other things, the Trustee or Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator or its property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates may remove the Trustee or Certificate Administrator (and appoint a successor Trustee or Certificate Administrator, as applicable) upon written notice to the Depositor, the Master Servicer and the Trustee or Certificate Administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor Trustee or Certificate Administrator will not become effective until acceptance by the successor Trustee or Certificate Administrator of the appointment. Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus, in the case of the Trustee, reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The outgoing Trustee or Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee or Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses

(including reasonable attorney’s fees and expenses) of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor Trustee or Certificate Administrator. Any successor Trustee or Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A2” by Moody’s, “A” by DBRS and, if rated by KBRA, a rating by KBRA at least equivalent to “A2” by Moody’s (provided that the Trustee may maintain a long-term unsecured debt rating of at least “Baa2” by Moody’s, “A(low)” by DBRS and, if rated by KBRA, a rating by KBRA at least equivalent to “Baa2” by Moody’s if the Master Servicer maintains a rating of at least “A2” by Moody’s, “A” by DBRS and, if rated by KBRA, a rating by KBRA at least equivalent to “A2” by Moody’s), and (b) its unsecured short-term debt of at least “P-1” by Moody’s and, if rated by KBRA, a rating by KBRA at least equivalent to “P-1” by Moody’s, or have such other rating(s) with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Trustee and the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify each of the Trustee and the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or Certificate Administrator may sustain (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee or Certificate Administrator in any action or proceeding between the Issuing Entity and the Trustee or Certificate Administrator or between the Trustee or Certificate Administrator and any third party or otherwise) in connection with the Pooling and Servicing Agreement or arising in respect of the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator. Each of the Trustee and the Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, or by reason of negligent disregard of the Trustee or Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement. Neither the Trustee nor the Certificate Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s or Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee and Certificate Administrator (except for the information under the first 11 paragraphs of this section entitled “—The Trustee and Certificate Administrator”) will not make any representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this free writing prospectus or related documents.

Each of the Trustee and the Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Trustee or Certificate Administrator, as applicable, the Master Servicer or a Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee or Certificate Administrator, as applicable, in its commercial capacity), nor will the Trustee or Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, a Special Servicer, the Trustee or the Certificate Administrator, as applicable, or the Operating Advisor under the Pooling and Servicing Agreement unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or a Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00278% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”. The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods. The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance“), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut. The Pentalpha group of companies was founded in 1995 and is managed by James Callahan. Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the US Government. As of October 31, 2014, Pentalpha Surveillance has been appointed as operating advisor or trust advisor for approximately $59 billion of commercial mortgage-backed securitizations issued in approximately 53 transactions since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the mortgage loan sellers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicers, the Controlling Class Representative, any “originator” (within the meaning of Item 1110 of Regulation AB), or any “significant obligor” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The information under this heading has been provided by Pentalpha Surveillance. None of the Depositor, the underwriters, the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicers and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)), the General Special Servicer and the Cypresswood Court Shopping Center Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Whole Loan for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of such Mortgage Loans and Serviced Companion Loan to one or more third party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders and the Serviced Companion Loan Holders for the servicing and administering of the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Companion Loan in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicers will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity (in such capacity, the “Master Servicer”) and will be responsible for servicing the Serviced Companion Loan. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 9/30/2014
By Approximate Number:	38,132	35,189	33,354	33,473
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.68	$428.52	$434.37	$457.87

Within this portfolio, as of September 30, 2014, are approximately 24,464 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $381.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
YTD Q3 2014	$368,794,050,097	$1,845,038,248	0.50%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loan. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loan will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loan. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loan or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo and GSMC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by GSMC, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by GSMC.

Pursuant to an interim servicing agreement between Wells Fargo and SMF I, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by SMF I, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by SMF I.

Pursuant to an interim servicing agreement between Wells Fargo and CCRE Lending, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CCRE Lending, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CCRE Lending.

Pursuant to an interim servicing agreement between Wells Fargo and MC-Five Mile, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by MC-Five Mile, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by MC-Five Mile.

The foregoing information regarding Wells Fargo under this heading “—The Master Servicer” has been provided by Wells Fargo. None of the Depositor, the underwriters, the Special Servicers, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicers

LNR Partners, LLC. LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the Mortgage Loans (other than the Non-Serviced Loans and the Cypresswood Court Shopping Center Mortgage Loan) and the Serviced Companion Loan (in such capacity, the “General Special Servicer”). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 146 as of September 30, 2014. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; (m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; and (n) 146 domestic CMBS pools as of September 30, 2014 with a then current face value in excess of $130 billion. As of September 30, 2014, LNR Partners has resolved approximately $56 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013 and $4.2 billion of U.S. commercial and multifamily mortgage loans during the first three quarters of 2014.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of September 30, 2014, LNR Partners had approximately 225 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2014, LNR Partners and its affiliates specially service a portfolio, which included approximately 10,150 assets across the United States and various international properties with a then current face value of approximately $130.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the Mortgage Loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and

(iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor (other than Starwood Mortgage Funding I LLC), or any Originator (other than Starwood Mortgage Capital LLC). LNR Partners, however, is an affiliate of Starwood Mortgage Funding I LLC, one of the Sponsors, Starwood Mortgage Capital LLC, an Originator, and LNR Securities Holdings, LLC, which entity is expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S Certificates on the Closing Date. In addition, LNR Partners is affiliated with the borrower and non-recourse carveout guarantor under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center, representing approximately 1.1% of the Initial Pool Balance.

Except as otherwise disclosed in this free writing prospectus and except for LNR Partners acting as special servicer for this securitization transaction, an affiliate of LNR Partners purchasing approximately 40% of the Class E, Class F, Class G, Class H and Class S Certificates, SMF I being one of the Sponsors, an affiliate being the borrower and non-recourse carveout guarantor under the Cypresswood Court Shopping Center Mortgage Loan and SMC being an Originator of some of the Mortgage Loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any Originator, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years. In addition, except as otherwise disclosed in this free writing prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any Originator, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information regarding the General Special Servicer set forth in this section entitled “—The Special Servicers” has been provided by LNR Partners. None of the Depositor, the underwriters, the Master Servicer, the Cypresswood Court Shopping Center Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

CWCapital Asset Management LLC. CWCapital Asset Management LLC (“CWCAM”), a Delaware limited liability company, will initially be appointed as special servicer for the Cypresswood Court Shopping Center Mortgage Loan to be deposited into the Issuing Entity (in such capacity, the “Cypresswood Court Shopping Center Special Servicer”, and together with the General Special Servicer, the “Special Servicers”), and in such capacity, CWCAM will be responsible for the servicing and administration of such Mortgage Loan if it becomes a Specially Serviced Loan or REO Property, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to such Mortgage Loan when such Mortgage Loan is a non-Specially Serviced Loan, pursuant to the Pooling and Servicing Agreement. CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in special servicing, management and investment management of commercial real estate assets, including:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and insurance brokerage services; and

●	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2011, CWCAM acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,000 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $151 billion. As of December 31, 2012, CWCAM acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $140 billion. As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $125 billion. As of September 30, 2014, CWCAM acted as special servicer with respect to 151 domestic CMBS pools containing approximately 8,200 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $113 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2014, CWCAM had 114 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2014, within the CMBS pools described in the preceding paragraph, 540 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Recent refinements include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage subservicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the Cypresswood Court Shopping Center Mortgage Loan. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving the Cypresswood Court Shopping Center Mortgage Loan or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as the special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM may enter into one or more arrangements with a directing holder, Controlling Class Certificateholder, Controlling Class Representative or other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace CWCAM as the Cypresswood Court Shopping Center Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as the Cypresswood Court Shopping Center Special Servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the Cypresswood Court Shopping Center Special Servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The Special Servicer of the Bank of America Plaza whole loan under the WFRBS 2014-C22 PSA is CWCAM.

The foregoing information under “—CWCapital Asset Management LLC” regarding CWCAM has been provided by CWCAM. None of the Depositor, the underwriters, the Master Servicer, the General Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

General. Each Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

Either Special Servicer may be terminated, with respect to the Mortgage Loans (or the Serviced Whole Loan, as applicable) for which it is responsible with or without cause by the applicable Certificateholders if a Control Termination Event has occurred and is continuing. Prior to the occurrence and continuance of a Control Termination Event, the General Special Servicer may be replaced by the Controlling Class Representative, for cause at any time and without cause as follows: (a) for so long as Class E is the Controlling Class, without cause at any time; and (b) for so long as Class F, Class G or Class H is the Controlling Class, without cause if either (i) LNR Partners, LLC or its affiliate is no longer the General Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of such Controlling Class. In addition, prior to the occurrence and continuance of a Control Termination Event, the Cypresswood Court Shopping Center Special Servicer may be replaced by the Controlling Class Representative with or without cause at any time. In no event may LNR Partners, LLC or its affiliate act as special servicer with respect to the Cypresswood Court Shopping Center Mortgage Loan. See “The Pooling and Servicing Agreement—Termination of a Special Servicer” in this free writing prospectus.

Each Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicers and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of the Special Servicers and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses”, “—Inspections”, and “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus. LNR Partners’ ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

Each Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicers and the Operating Advisor” in this free writing prospectus.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation. The fee (including any primary servicing fee) of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any related Serviced Companion Loan (including if it is or is part of a Specially Serviced Loan or Non-Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan). With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Serviced Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan and (c) be prorated for partial periods. The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans and the Companion Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation a specified percentage (which may be zero) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees, Assumption Fees with respect to each Mortgage Loan (other than the Non-Serviced Loans) and the Serviced Companion Loan, and 100% of any assumption application fees, in any event with respect to each Mortgage Loan (other than the Non-Serviced Loans) and Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (other than the Non-Serviced Loans) or Serviced Whole Loan, if applicable. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loan at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the related Mortgage Loan (or Serviced Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the related Mortgage Loan (or Serviced Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by a Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by a Special Servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan. If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the applicable Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to a Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any 12-month period, all Excess Modification Fees earned by the Master Servicer or a Special Servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the related Mortgage Loan or Serviced Whole Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the applicable Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), (or successor REO Mortgage Loan or successor REO Serviced Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, but excluding any amounts allocable to a Companion Loan pursuant to the related Co-Lender Agreement and excluding any Excess Interest.

“Ancillary Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Loan), and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Serviced Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Similar fees and/or fee provisions to those described above will be payable to the related Other Master Servicer under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Special Servicing Compensation. The principal compensation to be paid to the Special Servicers in respect of their special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) and any REO Property at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (other than a Non-Serviced Loan) or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Loan) and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan is modified by the applicable Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, such Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on any Mortgage Loan or Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the related Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the related Mortgage Loan (or Serviced Whole Loan, as applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date).

If a Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Serviced Whole Loan for which it is responsible that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by such Special Servicer and evidenced by a signed writing, but which had not as of the time such Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan (other than a Non-Serviced Loan) as to which the applicable Special Servicer obtains a full or discounted pay-off (or unscheduled partial payment to the extent such prepayment is required by such Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Loan or any REO Property as to which the applicable Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the applicable Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Loan) repurchased or substituted, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, or the holder of any Companion Loan, in each case within 90 days of when such holder’s purchase option first becomes exercisable under the related intercreditor agreement or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest in the Mortgage Loans and REO Properties) in connection with an optional termination of the Issuing Entity. The Special Servicers may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Serviced Whole Loan) (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or applicable Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

Each Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan for which it is responsible and 100% of any assumption application fees with respect to each Specially Serviced Loan for which it is responsible and (b) any interest or other income earned on deposits in the related REO Accounts.

Although the Special Servicers are required to service and administer the pool of Mortgage Loans and the Serviced Companion Loan in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide a Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan, the applicable Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee, Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, each Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such Special Servicer or any of its affiliates during the related Collection Period; provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicers and their respective affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by a Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by a Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than (1) any compensation which is payable to such Special Servicer under the Pooling and Servicing Agreement or (2) to the extent included in a CREFC Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal fees received or retained by a Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Similar fees and/or fee provisions to those described above will be payable to the related Other Special Servicer under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Operating Advisor Compensation. An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Non-Serviced Loans, but excluding any Companion Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00135% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the related Other Operating Advisor under each Other PSA with respect to the Non-Serviced Loans, although there may be differences in the calculations of such fees.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the applicable Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents. The Master Servicer or the applicable Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the applicable Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer
with respect to each Mortgage Loan (or Serviced Whole Loan) (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (or Serviced Whole Loan), including any Non-Serviced Loan(1) (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation(2)/ Master Servicer
–    a specified percentage of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan (or Serviced Whole Loan, if applicable)(3)
		from time to time	the related fee/ investment income

–    100% of assumption application fees on non-Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Serviced Whole Loan, if applicable)(3)
from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts(3)	monthly

Type/Recipient	Amount	Frequency	Source of Funds

Special Servicing Fee(2)/ Applicable Special Servicer
with respect to any Specially Serviced Loan or REO Property, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loans or REO Property (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan or REO Property and prorated for partial periods)
		monthly	general collections

Work-out Fee(2)/ Applicable Special Servicer
with some limited exceptions, calculated at the lesser of (a) 1.0% with respect to any Corrected Loan and (b) such rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to any Mortgage Loan (or Whole Loan, if applicable) from the date such mortgage loan becomes a Corrected Loan, through and including the related maturity date; provided, however, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date
		monthly	the related collections of principal and interest

Liquidation Fee(2)/ Applicable Special Servicer
with some limited exceptions, an amount calculated at the lesser of (a) 1.0% and (b) such rate as would result in a Liquidation Fee of $1,000,000, when applied to each recovery by the applicable Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; provided, however, that, no Liquidation Fee will be less than $25,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(2)/ Applicable Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees(3)	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans	from time to time

Type/Recipient	Amount	Frequency	Source of Funds

	– all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
accrues at a per annum rate equal to 0.00278% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
accrues at a per annum rate equal to 0.00135% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		from time to time	paid by related borrower

Property Advances(4) / Master Servicer, Applicable Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances(4) / Master Servicer, Applicable Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses(4) / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
		from time to time	general collections

(1)
With respect to the Non-Serviced Loans, the related Other Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.010% per annum with respect to the Bank of America Plaza Mortgage Loan, and 0.005% per annum with respect to the Fenley Office Portfolio Mortgage Loan.

(2)
In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer and/or Other Special Servicer, as applicable, will be entitled to receive fees with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. The rights to compensation for such parties will be governed by the applicable Other Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

(3)
Allocable between the Master Servicer and the applicable Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus. The allocations between each Other Master Servicer and each Other Special Servicer pursuant to the related Other PSA may be different.

(4)
In general, with respect to each Non-Serviced Loan, we anticipate that the related Other Master Servicer, Other Special Servicer, Other Operating Advisor, Other Certificate Administrator and Other Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Non-Serviced Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” and “—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip, which is not part of Available Funds, on each Mortgage Loan in the CCRE Strip Pool on each Master Servicer Remittance Date. CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strip at any time. On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strip with respect to the related Collection Period. The CCRE Strip will be subordinate to the Servicing Fee and special servicing compensation. In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Affiliates and Certain Relationships

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman Sachs & Co., one of the underwriters.

GS CRE, an Originator, as of the date of issuance of the Offered Certificates, is the initial holder of the mezzanine loan relating to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Village at Lakeside Apartments, representing approximately 0.8% of the Initial Pool Balance.

CGMRC, a Sponsor and an Originator, is currently the holder of the Twin Cities Premium Outlets Companion Loan, with an outstanding principal balance as of the Cut-off Date of $50,000,000, but such Companion Loan is expected to be securitized in one or more future commercial mortgage securitization transactions.

CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.

CCRE Lending, a Sponsor and an Originator, and Cantor Fitzgerald & Co., one of the underwriters, are affiliated with each other.

LNR Partners, LLC, the General Special Servicer, Starwood Mortgage Funding I LLC, a Sponsor, and Starwood Mortgage Capital LLC, an Originator, are affiliated with each other and LNR Securities Holdings, LLC, the purchaser on the closing date of approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates. The foregoing entities are also affiliates of the borrower and non-recourse carveout guarantor under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Cypresswood Court Shopping Center, representing approximately 1.1% of the Initial Pool Balance.

Warehouse Financing Arrangements

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, the Depositor, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to SMF I through a repurchase facility. All of the Mortgage Loans that SMF I will transfer to the Depositor are subject to that repurchase facility. Proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, the Depositor, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to MC-Five Mile through a repurchase facility. As of November 13, 2014, 5 of the Mortgage Loans that

MC-Five Mile will transfer to the Depositor, with an aggregate principal balance of approximately $105,986,700 as of the Cut-off Date, are subject to that repurchase facility. In addition, it is expected that 1 additional Mortgage Loan, with an aggregate principal balance of approximately $7,951,068 as of the Cut-off Date, will be subject to that repurchase facility as of the Closing Date. Proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Interim Servicing Arrangements

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Master Servicer and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the Mortgage Loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a Sponsor and an Originator;

●	all of the Mortgage Loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a Sponsor;

●	certain of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., a Sponsor and an Originator; and

●	certain of the Mortgage Loans to be contributed to this securitization by MC-Five Mile Commercial Mortgage Finance LLC, a Sponsor and an Originator.

Pursuant to an interim servicing agreement between GSMC and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), on the other hand, Midland acts as interim servicer with respect to all of the GSMC Mortgage Loans.

Pursuant to an interim servicing agreement between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the CCRE Lending Mortgage Loans.

Interim and Other Custodial Arrangements

Wells Fargo Bank, National Association, which is the Master Servicer, is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of GSMC and CGMRC, and certain of the Mortgage Loans to be contributed to this securitization by CCRE.

U.S. Bank National Association, which is the Trustee and Certificate Administrator, is also acting as the interim custodian of the loan files for certain of the Mortgage Loans to be contributed to this securitization by each of MC-Five Mile and SMF I.

Whole Loan and Mezzanine Loan Arrangements

GS CRE is the initial holder of a mezzanine loan in the original principal amount of $1,500,000 related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Village at Lakeside Apartments, representing approximately 0.8% of the Initial Pool Balance. Such additional financing interest in the Mortgage Loan may create a conflict of interest. See “Description of the Mortgage Pool—Additional Indebtedness” in this free writing prospectus. In exercising such rights, the mezzanine lender has no obligation to consider the interests of, or the impact of the exercise of such rights upon, the trust or the certificateholders.

CGMRC, an Originator and Sponsor, is currently the holder of the Twin Cities Premium Outlets Companion Loan, with an outstanding principal balance as of the Cut-off Date of $50,000,000, but the Companion Loan is expected to be securitized in one or more future commercial mortgage securitization transactions. Prior to any transfer of the Twin Cities Premium Outlets Companion Loan, CGMRC is

entitled to be consulted with respect to certain material servicing decisions related to the Twin Cities Premium Outlets Whole Loan. Following a securitization of the Twin Cities Premium Outlets Companion Loan, the related loan seller (which may be CGMRC) may be obligated to repurchase the Twin Cities Premium Outlets Companion Loan from the applicable separate securitization trust(s) in connection with certain breaches of representations and warranties and certain document defects with respect to the Twin Cities Premium Outlets Companion Loan.

Other Arrangements

The Master Servicer may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited subservicing duties in the future with respect to the CCRE Strip Pool.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 21 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class S Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus. The Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates and the Class X-D Certificates are referred to as the “Class X Certificates” in this free writing prospectus. The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus. The Certificates other than the Exchangeable Certificates, the Class S Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Class X-C Certificates, the Class X-D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class S Certificates and the Class R Certificates (collectively, the “Non-Offered Certificates”) are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE strip), (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Serviced Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property or, in the case of the Non-Serviced Loans, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any Non-Serviced Loan under the applicable Other PSA, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-C and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$46,189,000
Class A-2	$71,003,000
Class A-3	$40,000,000
Class A-4	$280,000,000
Class A-5	$349,842,000
Class A-AB	$91,592,000
Class X-A	$971,195,000
Class X-B	$56,483,000
Class X-C	$29,811,000
Class X-D	$61,190,419
Class A-S(1)	$92,569,000	(2)
Class B(1)	$56,483,000	(2)
Class PEZ(1)	$189,846,000	(2)
Class C(1)	$40,794,000	(2)
Class D	$95,707,000
Class E	$29,811,000
Class F	$15,690,000
Class G	$12,551,000
Class H	$32,949,419

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $92,569,000, $56,483,000 and $40,794,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each of the Class A-S, Class B, Class PEZ and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly. The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates. The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange. The actual Certificate Principal Amount of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Principal Amount of that Class and may be zero. The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date. The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEZ Certificates.

The “Certificate Principal Amount” of any Class of Certificates or Trust Component outstanding at any time represents the maximum amount to which its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus. The Certificate Principal Amount of each Class of Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below. In the event that Realized Losses previously allocated to a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of the related Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts. Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and Class A-S Trust Component immediately prior to the related Distribution Date. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component immediately prior to the related Distribution Date. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component. The Notional Amount of the Class X-C Certificates will equal the Certificate Principal Amount of the Class E Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates. The Notional Amount of the Class X-D Certificates will equal the sum of the Certificate Principal Amounts of the Class F, Class G and Class H Certificates immediately prior to the related Distribution Date. The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class F, Class G and Class H Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be [___]%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [___]% per annum. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-PEZ Percentage Interest will be [___]%.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be [___]%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [___]% per annum. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-PEZ Percentage Interest will be [___]%.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be [___]%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to [___]% per annum. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-PEZ Percentage Interest will be [___]%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the related Revised Rate in respect of the ARD Loan in excess of the interest accrued at the related Initial Rate, plus any compound interest thereon, to the extent permitted by applicable law and the related Mortgage Loan documents.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the principal amount of the component of such Certificate with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date. In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cmbs.transactions@usbank.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date. After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable

Record Date for such Certificate. None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in January 2015. All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than a Class R or Class S Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)          the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Non-Serviced Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the applicable Other PSA, and/or the applicable Co-Lender Agreement), including any amounts that may be transferred to the Collection Account from the Serviced Whole Loan Custodial Accounts on the business day prior to the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)        all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)        all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

(C)        all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)        with respect to each Mortgage Loan that accrued interest on an Actual/360 Basis and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(E)        the CCRE Strip;

(F)        Excess Interest;

(G)        all yield maintenance charges and prepayment premiums;

(H)        all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(I)          any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)         all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iii)        for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan and/or REO Serviced Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Serviced Companion Loan, (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the applicable Special Servicer has not entered into an extension or (iii) the ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Serviced Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to the Non-Serviced Loans) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of the Non-Serviced Loans, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with the related Non-Serviced Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January

2015, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in January 2015.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.0200% per annum (the “CCRE Strip Rate”). Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans. With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds. In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan (other than the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Lindero Canyon Creative Campus, Stone Creek Plaza and Del Rey Creative Office, collectively representing approximately 2.1% of the Initial Pool Balance).

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates and Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution

Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to [___]%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates. The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F, Class G and Class H Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this free writing prospectus.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Class D Certificates and the Exchangeable Certificates) and each Trust Component (other than the Class C Trust

Component) for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate. However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts. For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the applicable Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate. In addition, for the Serviced Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the Serviced Companion Loan will be equal to the Servicing Fee Rate for such Serviced Companion Loan.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to the CREFC® Intellectual Property Royalty License Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“CREFC® Intellectual Property Royalty License Fee Rate” will be a rate equal to 0.0005%.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Serviced Companion Loan (including REO Serviced Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date. The “Stated Principal Balance” of each Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder of such Serviced Companion Loan in the month of such Distribution Date. The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. If any Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan is paid in full or the Mortgage Loan, Serviced Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Serviced Whole Loan) is otherwise liquidated, then as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan or Serviced Whole Loan, as the case may be, will be zero. The “Stated Principal Balance” of a Serviced Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Serviced Companion Loan(s).

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)        the sum, without duplication, of:

(1)        the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)        the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Non-Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)        Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date (or, in the case of the Non-Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date); and

(4)        the Principal Shortfall, if any, for such Distribution Date, less

(b)        the sum, without duplication, of the amount of any reimbursements of:

(1)        Non-Recoverable Advances (including any servicing advance with respect to a Non-Serviced Loan under the related Other PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)        Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” with respect to the Mortgage Loans or any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans (including any Non-Serviced Loan) during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans, and any REO Properties (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property (including any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of any of the Non-Serviced Loans under the applicable Other PSA.

An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)         to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)        to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)       to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such

Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)        to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)         to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero;

(vi)        to the Class A-5 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-5 Certificates is reduced to zero; and

(vii)       to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (vi) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-seventh, to the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-eighth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) and the Class PEZ Certificates is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Excess Interest. On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loan during the one month period ending on the related Determination Date to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, based upon the aggregate amount of principal distributed to the Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component(s) (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date; and (b) as among the respective Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Component(s) in each YM Group in the following manner: (i) each Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and each Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Sequential Pay Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Components in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Sequential Pay Certificates and/or Trust Component(s), will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, Class H, Class R or Class S Certificates. Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (and in the case of the Non-Serviced Loans, subject to any prior or alternative allocations under the related Co-Lender Agreement and/or under the applicable Other PSA) in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate through and including the end of the related Mortgage Loan interest accrual period in which such collections are received by or on behalf of the Issuing Entity, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated or in the case of the ARD Loan after the Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (in the case of the Non-Serviced Loans, subject to any prior allocations under the related Co-Lender Agreement or the applicable Other PSA) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, with respect to any Serviced Whole Loan, except as expressly set forth in the related Co-Lender Agreement or Other PSA) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate through and including the end of the related Mortgage Loan interest accrual period in which such collections are received by or on behalf of the Issuing Entity, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then allocated to Operating Advisor Consulting Fees).

Pursuant to the Pooling and Servicing Agreement, payments, collections and recoveries related to a Non-Serviced Loan are subject to allocation in accordance with the terms and conditions of the applicable Other PSA, the Fenley Office Portfolio Co-Lender Agreement or the Bank of America Plaza Co-Lender Agreement, as applicable, and the related Non-Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Loans” in this free writing prospectus.

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date. A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances). Any such write-offs will be applied to the following Classes of Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero: first, to the Class H Certificates; then, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F, Class G and Class H Certificates resulting from allocations of Realized Losses.

Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered. Such restoration of the Certificate Principal Amount of a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, Excess Interest and/or default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, Excess Interest and/or default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of interest accrued at the CCRE Strip Rate) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date. CCRE Excess Prepayment Interest Shortfalls with respect to a Mortgage Loan that is part of the CCRE Strip Pool will be allocated to reduce (a) the CCRE Strip for such Distribution Date for such Mortgage Loan, and (b) Available Funds for such Distribution Date, pro rata, based on (1) with respect to clause (a), the amount accrued in respect of the CCRE Strip for such Distribution Date for such Mortgage Loan and (2) in the case of clause (b), the amount of interest that would have accrued on such Mortgage Loan at the related Net Mortgage Loan Rate for the related Due Date if such Mortgage Loan had not be prepaid.

The “CCRE Excess Prepayment Interest Shortfall” with respect any Distribution Date and a Mortgage Loan that is part of the CCRE Strip Pool will be equal to the sum of (a) the Excess Prepayment Interest Shortfall for such Distribution Date with respect to such Mortgage Loan and (b) the CCRE Strip for such Distribution Date for such Mortgage Loan.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans or Serviced Whole Loan (other than a Specially Serviced Loan, Non-Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.005% per annum for the related Distribution Date with respect to each Mortgage Loan or Serviced Whole Loan (and related REO Mortgage Loan and, if applicable, REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loans or in respect of the CCRE Strip and no Other Master Servicer will be required to make Compensating Interest Payments on the Non-Serviced Loans. Any Compensating Interest Payments required to be made by the Master Servicer with respect to any Prepayment Interest Shortfalls on a Companion Loan will be remitted to the holder of the related Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H Certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F, Class G and Class H Certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses: first, to the Class H Certificates; then, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Serviced Whole Loan, if applicable, but not with respect to any Non-Serviced Loan) on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Serviced Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Serviced Whole Loan), or changes any other material economic term of the Mortgage Loan (or Serviced Whole Loan) or impairs the security of the Mortgage Loan (or Serviced Whole Loan), becomes effective as a result of a modification of the related Mortgage Loan (or Serviced Whole Loan) following the occurrence of a Servicing Transfer Event;

●	the date on which the Mortgage Loan (or Serviced Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or applicable Special Servicer (and in either such case the Master Servicer or such Special Servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to such Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan (other than a Non-Serviced Loan), the applicable Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. The appraisal obtained by such Special Servicer will also be required to contain a statement, or be accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless such Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the applicable Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by such Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction. In the event that a Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the applicable Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of such Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan, but not with respect to any Non-Serviced Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the applicable Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon such Special Servicer’s review of the appraisal and such other information as such Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the applicable Special Servicer’s calculation or determination of any Appraisal Reduction amount. Any Appraisal Reductions with respect to a Serviced Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

In the case of Non-Serviced Loans, appraisals will be required and Appraisal Reductions will be calculated in a manner similar to that set forth above for Serviced Whole Loan pursuant to the applicable Other PSA.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates). See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Mortgage Loan (or Serviced Whole Loan, but not with respect to any Non-Serviced Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Serviced Whole Loan during the preceding three months), the applicable Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, such Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and correspondingly to the applicable Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro

rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates). With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge a Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to such Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide such Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the applicable Special Servicer and the Certificate Administrator within such 10-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the applicable Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the applicable Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the applicable Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that such Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the applicable Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the applicable Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. Each Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicers at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicers may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates and the Class S Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”. Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence. The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests. In certain circumstances described under “The Pooling and Servicing Agreement—Termination of a Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R, Class S and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced

Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, a Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person actually known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, a Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, a Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicers, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, a Special Servicer or an affiliate of the Master Servicer or a Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, a Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, a Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, the Controlling Class Representative to the extent the Controlling Class Representative is not a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) or a Companion Loan Holder or its representative and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or to a Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, a Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing, (C) such person has received a copy of the final prospectus supplement and the prospectus and (D) such person agrees to keep any Privileged Information confidential and to not violate any securities laws; provided that if such person is an affiliate of the Depositor, the Master Servicer, a Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, a Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator,

as applicable. A holder of a mezzanine loan may only execute a physical Investor Certification (rather than an electronic certification) and will be considered an affiliate of a borrower with respect to the related Mortgage Loan upon the occurrence of an event that would permit acceleration of the mezzanine loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will be required to restrict access to the Certificate Administrator’s website to a mezzanine lender upon notice from a Special Servicer pursuant to the Pooling and Servicing Agreement that an event of default has occurred under such mezzanine loan. Each Special Servicer, to the extent it has actual knowledge, will be required to promptly give notice to the Certificate Administrator that an event of default under a mezzanine loan has occurred.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicers or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the

Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Starwood Mortgage Capital LLC, in the case of Starwood Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates). Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-A Certificates. Any reduction of the Certificate Principal Amount of the Class B Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-B Certificates. Realized Losses will be allocated to the respective Classes of the Certificates (other than the Class X, Class S, Class R and Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, provisions requiring a partial principal prepayment in connection with a partial release of real estate collateral, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any underlying Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates and/or Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, a Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan (or has reimbursed a party to an Other PSA with respect to a Non-Serviced Loan for a non-recoverable advance), then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates). See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A and Class X–B Certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor a Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided that the Master Servicer or a Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by the holders of the Controlling Class, a Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated constant prepayment rate (“CPR”); additionally, it is assumed that any prepayments will occur after the expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate and, if applicable, the CCRE Strip Rate for each Mortgage Loan is the respective rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate” and “Additional Strip”, respectively, with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in January 2015, (x) the Certificates will be issued on December 8, 2014, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) the ARD Loan prepays in full on its Anticipated Repayment Date, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or a Special Servicer pursuant to a workout, settlement or loan modification, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount and (xv) the initial Certificate Principal Amounts or Notional Amounts (or, in the case of Exchangeable Certificates, the maximum Certificate Principal Amounts) of the Certificates are as set forth in the table and the footnotes to the table under “Certificate Summary” in this free writing prospectus.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ or Class C Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	86%	86%	86%	86%	86%
December 10, 2016	71%	71%	71%	71%	71%
December 10, 2017	51%	51%	51%	51%	51%
December 10, 2018	23%	23%	23%	23%	23%
December 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.83	2.83	2.83	2.83	2.83
First Principal Payment Date	Jan 2015	Jan 2015	Jan 2015	Jan 2015	Jan 2015
Last Principal Payment Date	Oct 2019	Aug 2019	Aug 2019	Aug 2019	Jul 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.90	4.90	4.89	4.87	4.70
First Principal Payment Date	Oct 2019	Aug 2019	Aug 2019	Aug 2019	July 2019
Last Principal Payment Date	Nov 2019	Nov 2019	Nov 2019	Nov 2019	Nov 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.01	6.99	6.96	6.92	6.67
First Principal Payment Date	Dec 2021	Aug 2021	Aug 2021	Aug 2021	Aug 2021
Last Principal Payment Date	Dec 2021	Dec 2021	Dec 2021	Dec 2021	Aug 2021

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	99%	96%
December 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.79	9.75	9.70	9.65	9.48
First Principal Payment Date	Aug 2024	Nov 2023	Nov 2023	Nov 2023	Nov 2023
Last Principal Payment Date	Oct 2024	Oct 2024	Oct 2024	Sep 2024	Jul 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.87	9.85	9.83	9.64
First Principal Payment Date	Oct 2024	Oct 2024	Oct 2024	Sep 2024	Jul 2024
Last Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Oct 2024	Aug 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	98%	98%	98%	98%	98%
December 10, 2020	79%	79%	79%	79%	79%
December 10, 2021	58%	58%	58%	58%	58%
December 10, 2022	36%	36%	36%	36%	36%
December 10, 2023	14%	14%	14%	14%	14%
December 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.38	7.38	7.38	7.38	7.38
First Principal Payment Date	Nov 2019	Nov 2019	Nov 2019	Nov 2019	Nov 2019
Last Principal Payment Date	Aug 2024	Aug 2024	Aug 2024	Aug 2024	Aug 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.91	9.67
First Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Oct 2024	Aug 2024
Last Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Nov 2024	Aug 2024

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Nov 2024	Aug 2024
Last Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Nov 2024	Aug 2024

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Oct 2024	Aug 2024
Last Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Nov 2024	Aug 2024

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
December 10, 2015	100%	100%	100%	100%	100%
December 10, 2016	100%	100%	100%	100%	100%
December 10, 2017	100%	100%	100%	100%	100%
December 10, 2018	100%	100%	100%	100%	100%
December 10, 2019	100%	100%	100%	100%	100%
December 10, 2020	100%	100%	100%	100%	100%
December 10, 2021	100%	100%	100%	100%	100%
December 10, 2022	100%	100%	100%	100%	100%
December 10, 2023	100%	100%	100%	100%	100%
December 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Nov 2024	Aug 2024
Last Principal Payment Date	Nov 2024	Nov 2024	Nov 2024	Nov 2024	Aug 2024

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including December 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Sequential Pay Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans (including the Serviced Whole Loan but not the Non-Serviced Loans) and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loan and any REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loans), the Serviced Companion Loan and any REO Properties. The information in this free writing prospectus any information set forth in the prospectus.

Servicing of the Whole Loans

In general, each Serviced Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Serviced Whole Loan was a part of the Mortgage Pool. With respect to each Serviced Whole Loan, if the related Mortgage Loan becomes a Specially Serviced Loan, then the related Companion Loan(s) will become a Specially Serviced Loan. For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

With respect to the Non-Serviced Loans, each Non-Serviced Loan and the related Companion Loan(s) are being serviced and administered in accordance with the applicable Other PSA, and the related Co-Lender Agreements (and all decisions, consents, waivers, approvals and other actions on the part of the holders of each Non-Serviced Loan and the related Companion Loan will be effected in accordance with the applicable Other PSA and the related Co-Lender Agreements). Consequently, the servicing provisions set forth in this free writing prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Non-Serviced Loans, but instead such servicing and administration of the Non-Serviced Loans will be governed by the applicable Other PSA.

The Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any master servicer, special servicer, operating advisor, certificate administrator and/or trustee that is a party to any Other PSA, or to make property protection advances with respect to the related Non-Serviced Loans or P&I Advances with respect to any Companion Loans. The obligation of the Master Servicer and General Special Servicer to provide information or remit collections on the Non-Serviced Loans are dependent on its receipt of the same from the applicable party under the applicable Other PSA. Each Other PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under each Other PSA are similar but not identical to, and may vary in various material respects from, the servicing arrangements under the Pooling and Servicing Agreement. For more information, please see “—Servicing of the Non-Serviced Loans” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

As used in this free writing prospectus, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, (a) does include, unless otherwise specifically indicated, the Serviced Whole Loan and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Loans. In certain instances references are made that specifically exclude the Non-Serviced Loans from the servicing provisions in this free writing prospectus by indicating actions that are taken with respect to the Mortgage Loans “other than the Non-Serviced Loans” or “except with respect to the Non-Serviced Loans” or words of similar import. These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator or the Trustee are not responsible for the particular servicing or administrative activity with respect to the Non-Serviced Loans and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator or the Trustee are responsible for those duties with respect to the Non-Serviced Loans.

If a Companion Loan has been included in a securitization, the related Companion Loan Holder will be deemed to be the related master servicer under the related Other PSA for purposes of providing notice(s) to the Companion Loan Holder under the Pooling and Servicing Agreement, unless the notifying party has received written notice otherwise.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available; provided, further, that, with respect to Non-Serviced Loans, all documents other than the related Mortgage Note may be copies as further described in the definition of “Mortgage File”. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the related Serviced Companion Loan Holders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the applicable Special Servicer determines that a Material Document Defect exists, such Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price. SMC is guaranteeing the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event that SMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach. This substitution or purchase obligation (and the guaranty obligations of SMC in respect of SMF I) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers), the Cypresswood Court Shopping Center Special Servicer and the General Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loan, but excluding the Non-Serviced Loans) for which it is responsible (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Serviced Whole Loan to one or more third-party sub-servicers, with the consent of the Depositor. Each Other Master Servicer may also delegate and/or assign some or all of their respective obligations with regard to the Non-Serviced Whole Loans under the related Other PSA. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the Serviced Companion Loan Holders for the servicing and administering of the Mortgage Loans (or Serviced Whole Loan, if applicable, but excluding the Non-Serviced Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicers will not be permitted to appoint sub-servicers with respect to any of their servicing obligations and duties.

The Master Servicer may contract with an affiliate of CCRE Lending to act as a limited subservicer in the future with respect to certain of the mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P.

The Master Servicer, the Cypresswood Court Shopping Center Special Servicer and the General Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans (but not the Non-Serviced Loans), the Serviced Whole Loan and each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of such respective Mortgage Loans (and Serviced Whole Loan) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.    with the same care, skill, prudence and diligence with which the Master Servicer or the applicable Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.    with the same care, skill, prudence and diligence with which the Master Servicer or the applicable Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or such Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Serviced Whole Loan;

●	with a view to—

1.    the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (or the Serviced Whole Loan); or

2.    in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Companion Loan Holder(s) as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.    any relationship, including as lender on any other debt, that the Master Servicer or the applicable Special Servicer, as the case may be, or any affiliate of the Master Servicer or such Special Servicer, as the case may be, may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.    the ownership of any Certificate (or any Serviced Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the applicable Special Servicer or any affiliate of the Master Servicer or such Special Servicer, as the case may be;

3.    the obligation, if any, of the Master Servicer to make Advances;

4.    the right of the Master Servicer or the applicable Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.    the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the applicable Special Servicer, as the case may be, or any affiliate of the Master Servicer or such Special Servicer, as the case may be.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicers, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicers for the breach of their respective representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Loans) and related Serviced Companion Loan—

●	which is not and is not part of a Specially Serviced Loan; or

●	that is, or is part of, a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan (including an REO Mortgage Loan and REO Serviced Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)  the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the applicable Special Servicer (and in either such case the Master Servicer or such Special Servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to such Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)  there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the applicable Special Servicer (and, in the case of a Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or any Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or any Serviced Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder); or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the applicable Special Servicer (and, in the case of a Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d)  the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)  the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)   the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)  the Master Servicer or applicable Special Servicer (and, in the case of a Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in such Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Serviced Whole Loan).

An “Acceptable Insurance Default” (and neither the Master Servicer nor the applicable Special Servicer will be required to obtain the below described insurance) occurs if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism such the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the applicable Special Servicer’s request for such consent; provided, further, that upon such Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow such Special Servicer to consult with the Controlling Class Representative, such Special Servicer will not be required to do so. In making this determination, such Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (excluding a Non-Serviced Loan) or Serviced Whole Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Serviced Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the applicable Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the applicable Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the applicable Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstances described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

Each Special Servicer will be responsible for the servicing and administration of each Mortgage Loan (including a Serviced Whole Loan but excluding the Non-Serviced Loans) for which it is responsible as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing of certain matters related to non-Specially Serviced Loans. The Master Servicer and the applicable Special Servicer may be responsible for conducting or managing certain Mortgage Loan related litigation as and to the extent set forth in the Pooling and Servicing Agreement. The applicable Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the applicable Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the applicable Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

None of the Master Servicer or the Special Servicers will have responsibility for the performance by any of the others of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Serviced Whole Loan but not any Non-Serviced Loan) to the applicable Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Loan. Such Special Servicer will return the servicing of that Mortgage Loan (or Serviced Whole Loan but not any Non-Serviced Loan) to the Master Servicer when it becomes a Corrected Loan.

The applicable Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan).

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan or Serviced Whole Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or applicable Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee on the Mortgage Loan or, with respect to any Non-Serviced Loan, the master or similar servicing and administrative fees payable to each Other Master Servicer or other parties under each Other PSA, and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, the CCRE Strip) on each Mortgage Loan (excluding each Companion Loan but including the Non-Serviced Loans) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the applicable Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments of delinquent interest on any Mortgage Loan that is subject to an Appraisal Reduction will equal (i) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect of such delinquent payment of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. No P&I Advance will be made by the Master Servicer on any Companion Loan.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including the Serviced Whole Loan, but not the Non-Serviced Loans) and related REO Property to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the applicable Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The applicable Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. Such Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance. The Special Servicers will have no obligation to make any Property Advance; provided, that in an urgent or emergency situation requiring the making of a Property Advance, a Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse such Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be nonrecoverable. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by such Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any such advance made by a Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as are Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer, the Special Servicers and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to any expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Certificates and possibly cause a Realized Loss. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Other Master Servicer will be obligated to make servicing advances with respect to the applicable Non-Serviced Whole Loan and will be entitled to reimbursement for such servicing advances pursuant to provisions that are generally similar to, but not identical to, the provisions set forth above with respect to any Serviced Whole Loan. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the applicable Other PSA, then such master servicer or trustee, as applicable, will be entitled to reimbursement, with interest, from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related Co-Lender Agreement.

None of the Master Servicer, the applicable Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or such Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, such Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or Whole Loan or REO Property, as the case may be, as to which such Advance was made. In addition, if the Master Servicer or a Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by a Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, or advance determined as non-recoverable under an Other PSA and reimbursed out of general collections on the

Mortgage Loans, a “Non-Recoverable Advance”), then the Master Servicer, such Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties. Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or a Special Servicer must be made (i) in the case of the Master Servicer or a Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the applicable Special Servicer or the Trustee, as applicable, forming the basis of such determination. Any such non-recoverability determination by the Master Servicer or a Special Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by a Special Servicer) and the Trustee. Although a Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, such Special Servicer will have no right to make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit a Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph. With respect to the Non-Serviced Loans and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by a master servicer or a trustee under the applicable Other PSA. In addition, the master servicer under the applicable Other PSA will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to any Non-Serviced Loans, with interest on those servicing advances

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the applicable Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or such Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, such Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder(s) constituted a single lender).

The Master Servicer, each Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Property Advances made with respect to each Serviced Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan (or Serviced Whole Loan) by the borrower and any other collections on the Mortgage Loan (or Serviced Whole Loan), (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan (or Serviced Whole Loan) or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the applicable Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance). The Master Servicer, the applicable Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, such Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance). An election by the Master Servicer, a Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, a Special Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, such Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account” ) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Serviced Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Serviced Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges received as of the related Determination Date. In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2015) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the applicable one-month period ending on the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates and/or Trust Components after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the applicable Special Servicer), to make payments to the Class R Certificates.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and any Serviced Whole Loan Custodial Account) or the applicable Special Servicer (in the case of any REO Account)), for the benefit of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, the Serviced Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, any Serviced Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and any Serviced Whole Loan Custodial Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to such Special Servicer. Interest or other income earned on funds in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan (or Serviced Whole Loan) the related Mortgage Loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or applicable Special Servicer, as the case may be, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan), or for any other purpose consistent with the Servicing Standard and the Mortgage Loan documents, upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted, or otherwise applied, under the related Co-Lender Agreement and as provided below) all Penalty Charges and Modification Fees received with respect to a Mortgage Loan, Serviced Whole Loan or Non-Serviced Whole Loan (to the extent remitted to the Master Servicer by an Other Master Servicer, subject to the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the applicable Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer, the applicable Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Serviced Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Serviced Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the applicable Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “—Application of Penalty Charges” under each description in “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, and (E) to CCRE Lending for payment of the CCRE Strip; (ii) to pay or reimburse the Master Servicer, the applicable Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer (who will be required to pay the holder of the excess servicing fee rights the portion of the Servicing Fee that represents excess servicing fees in accordance with the Pooling and Servicing Agreement) and the applicable Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the applicable Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Serviced Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Serviced Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Other PSA, pursuant to the related Co-Lender Agreement. If the Master Servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to such Serviced Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the General Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder (which after a securitization of such Serviced Companion Loan may be a securitization trust).

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, except in the case of Non-Serviced Loans, the applicable Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the applicable Special Servicer, the Master Servicer will determine, in a manner consistent with the Servicing Standard and subject to the consent of such Special Servicer), whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which includes, without limitation, any rights arising out of sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan. However, the applicable Special Servicer or the Master Servicer, as the case may be, may not waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

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the applicable Special Servicer or (if mutually agreed to by the Master Servicer and such Special Servicer that the Master Servicer will determine and process, subject to the consent of such Special Servicer, such waiver and transaction) the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

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such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, except in the case of Non-Serviced Loans, the applicable Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine (or, if mutually agreed to by the Master Servicer and the applicable Special Servicer, the Master Servicer will determine, subject to the consent of such Special Servicer), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which includes, without limitation, any rights arising out of any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Serviced Whole Loan. However, the applicable Special Servicer or the Master Servicer, as applicable, may not waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

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the applicable Special Servicer or (if mutually agreed to by the Master Servicer and such Special Servicer that the Master Servicer will determine and process, subject to the consent of such Special Servicer, such waiver and transaction) the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

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such Mortgage Loan (including a Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the applicable Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision or a Special Servicer Decision. In any such case, the Master Servicer or the applicable Special Servicer, as the case may be, will be entitled to 100% of the related fees.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the applicable Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2016; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the applicable Special Servicer during the preceding 12 months. The applicable Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse such Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the applicable Special Servicer (regardless of whether such Special Servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and the Operating Advisor (only in the case of an officer’s certificate furnished by a Special Servicer and after the occurrence and during the continuance of a Control Termination Event) on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the applicable Special Servicer (regardless of whether such Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Trustee, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of a securitization, to the extent that the Master Servicer, General Special Servicer, Certificate Administrator, Trustee or Operating Advisor has received notice that the applicable Companion Loan has been transferred to such other securitization, the applicable depositor and any other applicable reporting parties), the Operating Advisor (in the case of a Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

A “servicing function participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, each Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicers and the Operating Advisor

The Master Servicer, each Special Servicer and the Operating Advisor may each assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer, each Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee or a successor master servicer, special servicer or operating advisor has assumed the obligations of the

Master Servicer, a Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, a Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the applicable Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees and Liquidation Fees which the prior Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master Servicer). If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicers, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, a Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Serviced Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicers, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, the Master Servicer, each Special Servicer and the Operating Advisor, as applicable, will each indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective obligations or duties of the Master Servicer, such Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, such Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicers, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, a Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, each Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer, each Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, each Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicers under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or a Special Servicer or exercise any right of the Master Servicer or a Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the applicable Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or such Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that each master servicer, special servicer, depositor, certificate administrator, operating advisor and trustee under the applicable Other PSA, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with or relating to the related Serviced Whole Loan, other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the applicable Other PSA.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or each Special Servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Serviced Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or the Serviced Whole Loan Custodial Account, any such remittance required to be made by such Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)  any failure by the Master Servicer or the applicable Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or such Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or such Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that

Class, not less than 25% of the Voting Rights allocable to such Class (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or such Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or such Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)  any breach on the part of the Master Servicer or the applicable Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or such Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, such Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or such Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or such Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the applicable Special Servicer, and certain actions by or on behalf of the Master Servicer or such Special Servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities or (ii) placed one or more Classes of Certificates or one or more classes of Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the applicable Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)  the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days of downgrade or withdrawal of such rating or a Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days of downgrade or withdrawal of such rating, as the case may be;

(h)  the Trustee or the Certificate Administrator receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the applicable Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates or any classes of Serviced Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days; and

(i)   the Master Servicer or a Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or such Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the

Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or a Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of the related Serviced Whole Loan only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or a Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or a Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or a Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or such Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or a Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or such Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or such Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor special servicer. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor master servicer or special servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” above only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the General Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicers upon five business days’ notice if the Master Servicer or such Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of a Special Servicer

Each Special Servicer may be removed, and a successor special servicer appointed, at any time, as follows:

(a)  prior to the occurrence and continuance of a Control Termination Event, the General Special Servicer may be removed, with respect to the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Whole Loan, by the Controlling Class Representative for cause at any time and without cause as follows: (x) for so long as Class E is the Controlling Class, without cause at any time and (y) for so long as Class F, Class G or Class H is the Controlling Class, without cause if either (i) LNR Partners, LLC or its affiliate is no longer the General Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of such Controlling Class;

(b)  prior to the occurrence and continuance of a Control Termination Event, the Cypresswood Court Shopping Center Special Servicer may be replaced by the Controlling Class Representative with or without cause at any time;

(c)  if a Control Termination Event has occurred and is continuing, each Special Servicer may be removed, with respect to the Mortgage Loans (other than the Non-Serviced Loans) and the Serviced Whole Loan in accordance with the procedures set forth below, at the written direction of (x) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than the Class R Certificates) or (y) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose).

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace such Special Servicer with a proposed successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of such Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of such Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor special servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace such Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The appointment of a successor special servicer will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that a Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing

Standard, the Operating Advisor will have the right to recommend the replacement of such Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to such Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement special servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove such Special Servicer. Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of such Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor special servicer. If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of such Special Servicer, the recommendation of the Operating Advisor to remove and replace such Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of such Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate a Special Servicer upon 5 business days’ notice if such Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor special servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the consent of any holder of a Companion Loan:

(a)  to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holder of any Companion Loan;

(b)  to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or of the holder of a Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)  to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or, if applicable, the holder of a

Companion Loan, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)  to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel;

(f)   to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or a Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement;

(g)  to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Serviced Companion Loan; and

(h)  in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA” ), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)). These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive

Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988. If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Serviced Whole Loan, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of the holder of any Serviced Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holder of such Serviced Companion Loan, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove a Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Companion Loan Holder in its capacity as such without its consent or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicers, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. Prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, a Special Servicer and the Master Servicer may request, and will be entitled to rely conclusively upon, an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) of the first paragraph of this section entitled “—Amendment” (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable), then at the expense of the Issuing Entity) stating that the execution of the amendment is authorized or permitted by the Pooling and Servicing Agreement. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Loan), the applicable Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicers will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the applicable Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as, a Property Advance or will be an expense of the Issuing Entity and paid directly out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If a Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, such Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if such Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and any Serviced Companion Loan Holder to the extent the identity of any such Serviced Companion Loan Holder is actually known to such Special Servicer; provided that to the extent the related Companion Loan has been included in a securitization transaction, all notices and documentation required to be provided to the related Serviced Companion Loan Holder will be provided to the Other Master Servicer under such securitization transaction.

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicers will not, on behalf of the Issuing Entity or, if applicable, the related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity, without their consent, or the holders of Certificates or any Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless such Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder(s) (as a collective whole as if the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the applicable Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Serviced Whole Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the applicable Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the applicable Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicers will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicers will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve such Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the applicable Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or a Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the applicable Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, in the case of a Whole Loan, the related Serviced Companion Loan Holder(s), constituted a single lender), to attempt to sell such Mortgage Loan, the applicable Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. Such Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. Such Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s), of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The applicable Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, such Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Serviced Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be a offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Repurchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Peron constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such offer constitutes a fair price for such Mortgage Loan or Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party will be covered by, and will be reimbursable by, the Interested Person; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to the Serviced Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if the Serviced Whole Loan becomes a Defaulted Mortgage Loan, and if the General Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this

“—Sale of Defaulted Mortgage Loans and REO Properties” section, then such Special Servicer will be required to sell the related Serviced Companion Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, such Special Servicer will not be permitted to sell the Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Serviced Companion Loan Holder (provided that such consent is not required if the Serviced Companion Loan Holder is the borrower or an affiliate of the borrower), unless such Special Servicer has delivered to the Serviced Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Serviced Whole Loan, and any documents in the servicing file reasonably requested by the related Serviced Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or such Special Servicer in connection with the proposed sale. The related Serviced Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Twin Cities Premium Outlets Whole Loan—Sale of Defaulted Twin Cities Premium Outlets Whole Loan”, —The Fenley Office Portfolio Whole Loan—Sale of Defaulted Fenley Office Portfolio Whole Loan” and “—The Bank of America Plaza Whole Loan—Sale of Defaulted Bank of America Plaza Whole Loan” above in this free writing prospectus.

The applicable Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the applicable Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if such Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender), and such Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, a Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by a Special Servicer or any known affiliate of any of the preceding entities, and, with respect to a Serviced Whole Loan if it is a Defaulted Mortgage Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Serviced Companion Loan, and each related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer (subject to the applicable Special Servicer’s processing and/or consent if the related modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision), or (b) with respect to any Specially Serviced Loan, the applicable Special Servicer, in each case subject to the consultation rights of the Operating Advisor following a Control Termination Event and the consent or consultation rights of the Controlling Class Representative and any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Mortgage Loan (other than the Non-Serviced Loans) or Serviced Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan (other than the Non-Serviced Loans) or Serviced Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Each of the Master Servicer and each Special Servicer will be permitted to rely on an opinion of counsel with respect to such determination.

With respect to any Mortgage Loan (other than Non-Serviced Loans) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer’s determination to consent to or approve a request by a borrower with respect any Special Servicer Decision will be subject to the applicable Special Servicer’s processing and consent or, if mutually agreed to by such Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of such Special Servicer as further described below. “Special Servicer Decision” means each of the following:

(i)    approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements for leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property, so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(ii)    approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)   approving annual budgets for the related Mortgaged Property with material increases in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan (excluding any Non-Serviced Loans) or Serviced Whole Loan);

(iv)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan (other than Non-Serviced Loans) or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default, (ii) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(v)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the applicable Special Servicer, will not constitute a Special Servicer Decision);

(vi)   in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents;

(vii)  in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Mortgage Loan (other than Non-Serviced Loans) or Serviced Whole Loan in connection with a defeasance of such collateral; or (iii) that are related to the any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision; and

(viii)  approving easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan.

Notwithstanding the foregoing, the Master Servicer and the applicable Special Servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the Master Servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan. If the Master Servicer and applicable Special Servicer mutually agree that the Master Servicer will process a applicable Special Servicer Decision with respect to any Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the applicable Special Servicer’s prior consent to such Special Servicer Decision. The Master Servicer and the Special Servicer will each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan (other than a Non-Serviced Loan) or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the applicable Special Servicer, as the case may be, to calculate (or require the related borrower to provide such calculation to the Master Servicer or such Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan (other than a Non-Serviced Loan), then unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) and prior to taking any action with respect to any Special Servicer Decision (or making a determination not to take action with respect to a Special Servicer Decision), will be required to refer any request with respect to such Major Decision or Special Servicer Decision to the applicable Special Servicer, which will process the request directly, or if mutually agreed to by such Special Servicer and the

Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to such Special Servicer with all information reasonably available to the Master Servicer that such Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases such Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Major Decision or a Special Servicer Decision.

In no event, however, will the applicable Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Serviced Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Serviced Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Serviced Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consultation rights of the related Serviced Companion Loan Holder(s), each as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

The Master Servicer or the applicable Special Servicer, as the case may be, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Serviced Companion Loan Holder(s) in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder(s) in the case of a Serviced Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or a Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Serviced Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and each Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or such Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicers, with respect to all Specially Serviced Loans and (2) the Special Servicers, with respect to Mortgage Loans (other than Non-Serviced Loans) that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the applicable Special Servicer, in each case as described below. The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to

“opt-out” of its rights under certain circumstances described in this free writing prospectus, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the applicable Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, such Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will such Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by such Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(B)  any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of Penalty Charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(C)  any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)  any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(F)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)  any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(H)  releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(I)    any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(J)   the determination of the applicable Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)  following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)   any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)  any determination of an Acceptable Insurance Default;

(N)   any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)   any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Whole Loan (if applicable), the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender), the Master Servicer or such Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, such Special Servicer’s (but only with respect to a non-Specially Serviced Loan)) response. Such Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, such Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on such Special Servicer.

Notwithstanding the foregoing, the Master Servicer and the applicable Special Servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the Master Servicer will process and obtain the prior consent of such Special Servicer with respect to any Major Decisions with respect to any non-Specially Serviced Loan.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus, the Controlling Class Representative may direct the applicable Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Serviced Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor such Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, or any related Co-Lender Agreement or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicers, the Master Servicer, the Trustee, the Certificate Administrator and the Operating Advisor; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative is expected to be Seer Capital Management, LP, or its affiliate, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of Seer Capital Management, LP, or its affiliate, as holder (or beneficial owner) of a majority of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that Seer Capital Management, LP, or its affiliate, is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section. After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, each Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party. The Master Servicer, each Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class and (2) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request. The Master Servicer, each Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided, and will be entitled to assume that the identity of the Controlling Class Representative has not changed absent notice of a replacement of the Controlling Class Representative by a majority of the Controlling Class, or the resignation of the then-current Controlling Class Representative.

A “Control Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative. However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicers will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or a Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), and the related Co-Lender Agreement and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace each Special Servicer as described under “—Termination of a Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicers, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, a Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of each Companion Loan Holder, the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicers, Operating Advisor and the Trustee will be entitled to rely on such information so provided by the Certificate Administrator.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then (1) the holder of the largest percentage in excess of 15% that sends notice of the election of a Controlling Class Representative will be entitled to so appoint a Controlling Class Representative or, (2) if no such holder sends notice pursuant to clause (1)

and LNR Securities Holdings, LLC or its affiliate owns at least 15% of such Class of Certificates then such entity will be the Controlling Class Representative and (3) if neither the events in clause (1) or (2) occurs, then a Control Termination Event will be deemed to continue until such time as the certificate registrar receives any such notice in clauses (i), (ii) or (1).

With respect to the Non Serviced Loans, any consent or approvals on actions to be taken by the Other Special Servicer or Other Master Servicer under the applicable Other PSA, are governed by the terms of the applicable Other PSA and the related Co-Lender Agreements and described under “Description of the Mortgage Pool” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicers and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicers and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders (by Certificate Principal Amount), if Class E Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in this free writing prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to each Serviced Whole Loan, the General Special Servicer will be required (i) to provide to each related Serviced Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative (without regard to the occurrence of a Control Termination Event or a Consultation Termination Event), and (ii) upon request, to consult with each related Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by each related Serviced Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to a related Serviced Companion

Loan Holder (or its representative) of such items, the General Special Servicer will no longer be obligated to consult with such Serviced Companion Loan Holder (or its representative), unless the General Special Servicer proposes a new course of action that is materially different from the action previously proposed. The General Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Serviced Companion Loan Holder (or its representative). See “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)  may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus and set forth in the Pooling and Servicing Agreement, the Operating Advisor will generally review the Special Servicers’ operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult on a non-binding basis with the Special Servicers in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or sub-servicer, and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicers related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicers. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicers, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicers and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicers may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicers will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicers, the Controlling Class Representative or a Serviced Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s or a Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicers and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the applicable Special Servicer will forward any Appraisal Reduction and net present value calculations used in such Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized. The

Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the applicable Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holder(s) constituted a single lender), and not any particular Class of those Certificateholders or any particular Serviced Companion Loan Holder (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Serviced Whole Loan, a related Serviced Companion Loan Holder (or its representative)) and a Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Serviced Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that a Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicers, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the applicable Special Servicer to the Operating Advisor or the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between such Special Servicer and the Controlling Class Representative and/or related Serviced Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Serviced Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the applicable Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the applicable Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in such Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such Special Servicer. The applicable Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and the applicable Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and the applicable Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will describe any limitation or prohibition in its annual report and will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or any related Serviced Companion Loan Holder (or its representative), as applicable, and the applicable Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the applicable Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of each Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by such Special Servicer during the prior calendar year. No annual report will be required from the Operating Advisor with respect to a Special Servicer if during the prior calendar year no asset status report was prepared by such Special Servicer in connection with a Specially Serviced Loan or REO Property. In addition, in the event a Special Servicer is replaced during the prior calendar year, the Operating Advisor’s annual report will only relate to the entity that was acting as such Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (no less than 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicers and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicers or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of a Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that a Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of such Special Servicer in the manner described under “—Termination of a Special Servicer” in this free writing prospectus, subject to any Serviced Companion Loan Holder consent as described under “—Rights Upon Servicer Termination Event” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)  any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)  the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)   the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor master servicer or a successor special servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicers and the Operating Advisor within one business day of such appointment. Except as described below under “—Termination of the Operating Advisor Without Cause”, the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicers, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, KBRA, DBRS, Inc. (“DBRS”), Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and/or Morningstar, but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, DBRS, S&P and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not a Special Servicer, Controlling Class Representative or an affiliate of a Special Servicer or Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become a Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and

(ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests. Notwithstanding the foregoing, if there are no classes of Sequential Pay Certificates or Class PEZ Certificates outstanding other than the Class E, Class F, Class G and Class H Certificates, then the Controlling Class Representative may terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the Operating Advisor will continue to receive the Operating Advisor Fee until the termination of the trust fund.

Asset Status Reports

The applicable Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Serviced Whole Loan, the related Serviced Companion Loan Holder. For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the applicable Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that a Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 20 business days) of receipt; provided, however, that, if a Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Serviced Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, such Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period (or 20 business day period, if applicable) if such Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period (or 20 business day period, if applicable) would materially and adversely affect the interest of the Certificateholders and any related Serviced Companion Loan Holder, and (prior to the occurrence and continuance of a Control Termination Event) such Special Servicer has made a reasonable effort to contact the Controlling Class Representative. The foregoing will not relieve such Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the applicable Special Servicer has not made the affirmative determination described above, such Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, such Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until such Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Serviced Companion Loan, if applicable. In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, such Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the applicable Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during the continuance of a Control Termination Event, such Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable. At all times, with respect to the Serviced Whole Loan, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the applicable Special Servicer and propose alternative courses of action in respect of any asset status report. The applicable Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Serviced Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, no Special Servicer will be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Serviced Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause such Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause such Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause such Special Servicer to violate the terms of any Mortgage Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of such Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating

Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then:

(x)  with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or a Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if such Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), as applicable (but in the case of the Controlling Class Representative, only in the case of actions that would otherwise be Major Decisions, which consent will be pursued by such Special Servicer and deemed given if such Controlling Class Representative does not respond within 7 business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or applicable Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if such Special Servicer is processing), as the case may be) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any applicable Rating Agency Confirmation requirement in the related Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then, the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring the Rating Agency Confirmation) or applicable Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if such Special Servicer is processing the action requiring the Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable; provided, that the Master Servicer or such Special Servicer, as applicable, will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied));

(y)  with respect to a replacement of the Master Servicer or a Special Servicer, such condition will be considered satisfied if:

(1)
as certified in writing by the replacement master servicer or special servicer, as applicable, Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;

(3)
as certified in writing by the replacement master servicer or special servicer, as applicable, KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(4)
as certified in writing by the replacement master servicer or special servicer, as applicable, DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction that was rated by DBRS and serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(z)      with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination, as certified in writing by the replacement operating advisor.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y) or (z), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or a Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to a Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Mortgage Loan, the related Serviced Whole Loan, or any related REO Property (including, but not limited to, the replacement of the Master Servicer, a Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be deemed not to apply on or be deemed waived on, as applicable, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the General Special Servicer and, if the General Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the General Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of a Serviced Whole Loan, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the applicable Special Servicer (such appraisals in clause (i)(B) to be obtained by such Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the applicable Special Servicer (other than the General Special Servicer if the General Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the General Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by such party, together with any interest accrued and payable to the purchasing Master Servicer or General Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the General Special Servicer, as the case may be, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (other than the Class S and Class R Certificates) for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicers, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or a Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or such Special Servicer regards as confidential. None of the Master Servicer, the Special Servicers, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or a master servicer, a special servicer or other similar party under an Other PSA or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, a Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to non-Specially Serviced Loans) or applicable Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending March 31, 2015, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this free writing prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than the Non-Serviced Loans) is on the CREFC® Servicer Watch List). The Master Servicer (with respect to non-Specially Serviced Loans) or applicable Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the applicable Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2015, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (8) above. Such Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace a Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any modification or amendment of any term of any Mortgage Loan

●	notice of any non-ministerial waiver of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, a Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, a Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G) solely to Certificateholders and Certificate Owners, the “Investor Registry”.

●
The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the applicable Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the applicable Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the applicable Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the applicable Special Servicer, as the case may be, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.usbank.com/abs.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-252-4360.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, each Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Serviced Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the applicable Special Servicer, as the case may be, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the applicable Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the applicable Special Servicer, as the case may be, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of termination or resignation of the Master Servicer, a Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to those parties);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace a Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicers and the Operating Advisor.

Servicing of the Non-Serviced Loans

Each Non-Serviced Loan, and any related REO Property, will be serviced under the applicable Other PSA. Accordingly, the applicable Other Master Servicer will generally make servicing advances and remit collections on the respective Non-Serviced Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Loans, and, to the extent required by the Servicing Standard, to enforce the rights as holders of the related Non-Serviced Loans under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Non-Serviced Loans, subject to their non-recoverability determination. The servicing arrangements under the applicable Other PSA differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard, in the case of the CGCMT 2014-GC25 PSA, the following are some (but not all) of the differences in servicing provisions between such Other PSA and the Pooling and Servicing Agreement:

●
The CGCMT 2014-GC25 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the related Fenley Office Portfolio Companion Loan that is to be calculated at 0.005% per annum.

●
Special servicing fees, workout fees and liquidation fees payable under the CGCMT 2014-GC25 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.

●
Items with respect to the Fenley Office Portfolio Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CGCMT 2014-GC25 Master Servicer and the CGCMT 2014-GC25 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and the Special Servicers in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

●	Penalty Charges with respect to the Fenley Office Portfolio Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

●
No items with respect to the Fenley Office Portfolio Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the applicable Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Fenley Office Portfolio Mortgage Loan.

●
The rating agencies rating the securities issued under the CGCMT 2014-GC25 PSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the CGCMT 2014-GC25 PSA than under the Pooling and Servicing Agreement.

●	The concept of “major decisions” is included in the CGCMT 2014-GC25 PSA, specifying specific decisions over which the CGCMT 2014-GC25 Special Servicer has an approval right.

●
The provisions of the CGCMT 2014-GC25 PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

See also “Description of the Mortgage Pool—The Whole Loans—The Fenley Office Portfolio Whole Loan” in this free writing prospectus.

In that regard, in the case of the WFRBS 2014-C22 PSA, the following are some (but not all) of the differences in servicing provisions between such Other PSA and the Pooling and Servicing Agreement:

●	The WFRBS 2014-C22 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the related Bank of America Plaza Companion Loan that is to be calculated at 0.01% per annum.

●
Special servicing fees, workout fees and liquidation fees payable under the WFRBS 2014-C22 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement.

●
Items with respect to the Bank of America Plaza Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the WFRBS 2014-C22 Master Servicer and the WFRBS 2014-C22 Special Servicer in proportions that are different than the proportions allocated between the Master Servicer and the Special Servicers in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

●	Penalty Charges with respect to the Bank of America Plaza Whole Loan will be allocated in accordance with the related Co-Lender Agreement.

●
No items with respect to the Bank of America Plaza Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the applicable Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Bank of America Plaza Mortgage Loan.

●	The rating agencies rating the securities issued under the WFRBS 2014-C22 PSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the WFRBS 2014-C22 PSA than under the Pooling and Servicing Agreement.

●	The concept of “material actions” is included in the WFRBS 2014-C22 PSA, specifying specific decisions over which the WFRBS 2014-C22 Special Servicer has an approval right.

●
The provisions of the WFRBS 2014-C22 PSA may also vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements. For example, the subordinate class representative under the WFRBS 2014-C22 PSA is the functional equivalent of the controlling class representative under the Pooling and Servicing Agreement and is sometimes referred to in this free writing prospectus as the controlling class representative for the WFRBS 2014-C22 transaction.

See also “Description of the Mortgage Pool—The Whole Loans—The Bank of America Plaza Whole Loan” in this free writing prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the CCRE Strip and any Excess Interest), the proceeds of the Mortgage Loans and any foreclosure property (including a beneficial interest in real property in the case of a Non-Serviced Loan) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of such Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC. For the purposes of the following discussion, the Offered Certificates other than the Exchangeable Certificates are referred to as the “Offered Regular Certificates”.

Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Co-Lender Agreement, (3) compliance with the provisions of each Other PSA and the continued qualification of all REMICs formed under such Other PSA, respectively, and

(4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of (a) the Excess Interest and the Excess Interest Distribution Account and (b) the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class S Certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above, (iii) the Class A-S Certificates will represent a undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iv) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties. As of the Cut-off Date, 19 Mortgage Loans are secured, in whole or in part, by multifamily properties representing approximately 15.5% of the Initial Pool Balance by allocated loan amount. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3). See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to the Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Original Issue Discount

Holders of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates. Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Regular Certificates. See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and each of the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate. The total amount of original issue discount on an Offered Certificate (other than an Exchangeable Certificate) and a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price”. The issue price of a class of Offered Regular Certificates or a Trust Component is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components. The stated redemption price at maturity of an Offered Regular Certificate or a Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or a Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A or Class X-B Certificates) or Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class [ ] Certificates will be issued with original issue discount.

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class [__] Certificates will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate). Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Certificate, as described in this free writing prospectus.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component. The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this free writing prospectus. See “—Taxation of

Offered Certificates” above. A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEZ Certificate, the Certificateholder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA or other plan, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013)

(the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied. The Depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

●	The acquisition of the Offered Certificates by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party.

●
The Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”).

●
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, any Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

●
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, a Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

●	The investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied.

The Exemption also requires that the Issuing Entity meet the following requirements: (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, any of the Special Servicers, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

The fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and availability of exemptive relief under applicable Similar Law.

Prospective investors should note that the New Mexico Educational Retirement Board, which is a governmental plan, owns an equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this Free Writing Prospectus as Hotel Indigo Nashville, representing approximately 2.0% of the Initial Pool Balance. Persons who have an ongoing relationship with the New Mexico Educational Retirement Board should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO, to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. See “Legal Investment” in the prospectus.

The Issuing Entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus).

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Texas and California, representing approximately 18.2% and 10.3%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody’s, Fitch, KBRA and DBRS (each a “Rating Agency” and, collectively, the “Rating Agencies”):
Class	Expected Ratings (Moody’s / Fitch / KBRA / DBRS)*
Class A-1	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)
Class A-2	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)
Class A-3	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)
Class A-4	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)
Class A-5	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)
Class A-AB	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)
Class X-A	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)
Class X-B	Aa3(sf) / AA-sf / AAA(sf) / AAA(sf)
Class A-S	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)
Class B	Aa3(sf) / AA-sf / AA(sf) / AA(sf)
Class PEZ	A1(sf) / Asf / A(sf) / A(sf)
Class C	A3(sf) / Asf / A(sf) / A(sf)

*
Moody’s, Fitch, KBRA and DBRS have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The Depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Important Disclaimer: Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, a Special Servicer, an Other Master Servicer, an Other Special Servicer, an Other Trustee, an Other Certificate Administrator, an Other Operating Advisor or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated. In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, KBRA, Moody’s and Morningstar. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under “The Pooling and Servicing Agreement—Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Offered Certificates. Although the Depositor may prepay fees for ongoing rating surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

Acceptable Insurance Default	311	Certificate Administrator	232
Acting General Counsel’s Opinion	98	Certificate Owners	289
Actual/360 Basis	165	Certificate Principal Amount	262
Administrative Fee Rate	236, 269	Certificate Registrar	288
ADR	117	Certificateholder	287
Advance Rate	314	Certificates	260
Advances	313	Certifying Certificateholder	291
Allocated Cut-off Date Loan Amount	117	CGCMT 2014-GC25 certificate
Ancillary Fees	248	administrator	19
Annual Debt Service	117	CGCMT 2014-GC25 Certificate
Anticipated Repayment Date	165	Administrator	180
Appraisal Reduction	283	CGCMT 2014-GC25 Controlling Class
Appraisal Reduction Event	282	Representative	181
Appraised Value	118	CGCMT 2014-GC25 master servicer	22
Appraised-Out Class	285	CGCMT 2014-GC25 Master Servicer	180
Appraiser	284	CGCMT 2014-GC25 operating advisor	21
ARD	36	CGCMT 2014-GC25 Operating Advisor	180
ARD Loan	165	CGCMT 2014-GC25 PSA	34, 180
Assessment of Compliance	323	CGCMT 2014-GC25 special servicer	23
Assumption Fees	249	CGCMT 2014-GC25 Special Servicer	180
Attestation Report	323	CGCMT 2014-GC25 transaction	34
Available Funds	265	CGCMT 2014-GC25 trustee	19
Balloon Balance	118	CGCMT 2014-GC25 Trustee	180
Balloon Mortgage Loans	165	CGMRC	116, 192
Bank of America Plaza Co-Lender		CGMRC Data File	194
Agreement	176	CGMRC Mortgage Loans	116
Bank of America Plaza Companion		CGMRC Securitization Database	194
Loan	176	CHDO	163
Bank of America Plaza Companion		Class	260
Loan Holder	176	Class A-AB Scheduled Principal
Bank of America Plaza mortgage loan	34	Balance	271
Bank of America Plaza Mortgage Loan	176	Class A-S Percentage Interest	262
Bank of America Plaza Whole Loan	176	Class A-S Trust Component	262
Bankruptcy Code	68	Class A-S-PEZ Percentage Interest	262
Base Interest Fraction	276	Class B Percentage Interest	262
BEA	143	Class B Trust Component	263
Beds	124	Class B-PEZ Percentage Interest	263
Borrower Delayed Reimbursements	248	Class C Percentage Interest	263
B-Piece Buyer	105	Class C Trust Component	263
CBE	301	Class C-PEZ Percentage Interest	263
CCRE Data Tape	201	Class PEZ Component	263
CCRE Deal Team	201	Class PEZ Component A-S	263
CCRE Depositor	202	Class PEZ Component B	263
CCRE Lending	116, 200	Class PEZ Component C	263
CCRE Loan Excess Prepayment		Class X Certificates	260
Interest Shortfall	280	Class X Strip Rate	268
CCRE Mortgage Loans	116, 200	Clearstream	288
CCRE Strip	18, 267	Clearstream Participants	290
CCRE Strip Pool	267	Closing Date	116
CCRE Strip Rate	267	CMAE	244
CDI 202.01	332	CMBS	67

Code	61, 114, 365	DTC	288
Co-Lender Agreement	176	DTC Participants	289
Collection Account	316	Due Date	164
Collection Period	266	Due Diligence Questionnaire	194
Companion Loan	175	Due Diligence Requirement	72
Companion Loan Holder	175, 176	EEA	72
Compensating Interest Payment	281	Eligible Operating Advisor	351
Condemnation Proceeds	266	Equipment Loan	138
Consent Fees	247	Equipment Loan Collateral	138
Consultation Termination Event	20, 343	Equipment Loan Lender	138
Control Eligible Certificates	286	ERISA	369
Control Termination Event	20, 344	ERISA Plan	369
Controlling Class	343	ESA	139, 143
Controlling Class Certificateholder	343	Escrow/Reserve Mitigating
Controlling Class Representative	343	Circumstances	231
Corrected Loan	311	Euroclear	288
CPR	296	Euroclear Operator	290
CREFC®	357	Euroclear Participants	290
CREFC® Intellectual Property Royalty		Excess Interest	263
License Fee	269	Excess Interest Distribution Account	317
CREFC® Intellectual Property Royalty		Excess Liquidation Proceeds Reserve
License Fee Rate	269	Account	317
CREFC® Reports	357	Excess Modification Fees	248
Cross Over Date	275	Excess Penalty Charges	249
Crossed Group	118	Excess Prepayment Interest Shortfall	280
CRR	72	Exchange Act	192
Cut-off Date	116	Exchange Date	264
Cut-off Date Balance	116	Exchangeable Certificates	260
Cut-off Date DSCR	120	Exchangeable Distribution Account	318
Cut-off Date Loan-to-Value Ratio	118	Exchangeable Proportion	264
Cut-off Date LTV Ratio	118	Excluded Plan	371
CWCAM	244	Exemption	370
Cypresswood Court Shopping Center		Exemption Rating Agency	370
Special Servicer	23, 244	FDEP	140
DBRS	326, 351	FDIA	97
Debt Service Coverage Ratio	120	FDIC	97
Debt Yield on Underwritten NCF	119	FDIC Safe Harbor	98
Debt Yield on Underwritten Net Cash		Fenley Office Portfolio Co-Lender
Flow	119	Agreement	176
Debt Yield on Underwritten Net		Fenley Office Portfolio Companion Loan	176
Operating Income	119	Fenley Office Portfolio Companion Loan
Debt Yield on Underwritten NOI	119	Holder	176
Defaulted Mortgage Loan	251	Fenley Office Portfolio mortgage loan	33
Defeasance Deposit	169	Fenley Office Portfolio Mortgage Loan	176
Defeasance Loans	169	Fenley Office Portfolio Whole Loan	176
Defeasance Lock-Out Period	169	FIEL	13
Defeasance Option	169	Final Asset Status Report	348
Definitive Certificate	288	Financial Promotion Order	10
Depositaries	288	FIRREA	110, 283
Depositor	116, 207	Fitch	326, 351
Determination Date	267	Form 8-K	192
Disclosable Special Servicer Fees	252	FPO Persons	10
Distribution Accounts	317	FSMA	10
Distribution Date	265	General Special Servicer	241
Dodd Frank Act	72	Goldman Originators	212
DSCR	120, 218	GPLET	164

Grantor Trust	366	MC-Five Mile Data Tape	206
GS Bank	97	MC-Five Mile Deal Team	206
GS CRE	116	MC-Five Mile Mortgage Loans	116, 204
GS CRE Mortgage Loans	116	Midland	258
GSMC	116, 197	Modeling Assumptions	296
GSMC Data Tape	198	Modification Fees	248
GSMC Deal Team	198	Monthly Payment	266
GSMC Mortgage Loans	116	Moody’s	326
Hard Lockbox	120	Mortgage	116
High Net Worth Companies,		Mortgage File	188
Unincorporated Associations, Etc.	10	Mortgage Loan Purchase Agreement	188
Hotel Indigo Nashville Key Money Debt	138	Mortgage Loan Rate	269
ICAP	164	Mortgage Loan Schedule	307
ICIP	163	Mortgage Loans	116
Indirect Participants	289	Mortgage Note	116
Initial Pool Balance	116	Mortgage Pool	116
Initial Rate	165	Mortgaged Property	116
In-Place Cash Management	120	Most Recent NOI	121
Interest Accrual Amount	267	Net Cash Flow	123
Interest Accrual Period	267	Net Condemnation Proceeds	266
Interest Distribution Amount	267	Net Mortgage Loan Rate	269
Interest Only Mortgage Loans	165	Non-Offered Certificates	260
Interest Reserve Account	317	Non-Recoverable Advance	315
Interest Shortfall	267	Non-Reduced Certificates	286
Interested Person	337	Non-Serviced Companion Loan	176
Investment Company Act	1, 372	Non-Serviced Companion Loan Holder	176
Investor Certification	287	Non-Serviced Loan	176
Investor Q&A Forum	360	Non-Serviced Whole Loan	176
Investor Registry	361	Notional Amount	262
IRS	113	NRSRO	370
Issuing Entity	116	Occupancy	121
KBRA	326	Occupancy Date	122
Largest Tenant	120	Offered Certificates	260
Largest Tenant Lease Expiration	120	Offered Regular Certificates	365
Lender 80% Determination	173	OID Regulations	367
Liquidation Fee	250	OLA	98
Liquidation Fee Rate	250	Operating Advisor	237
Liquidation Proceeds	251	Operating Advisor Consulting Fee	252
LNR	241	Operating Advisor Fee	252
LNR Partners	241	Operating Advisor Fee Rate	252
Loan Per Unit	120	Operating Advisor Standard	348
Lower-Tier Distribution Account	317	Operating Advisor Termination Event	350
Lower-Tier Regular Interests	365	Original Balance	122
Lower-Tier REMIC	60, 365	Originators	116, 208
LTV	218	Other Certificate Administrator	184
LTV Ratio at Maturity/ARD	120	Other Master Servicer	184
LUSTs	140	Other Operating Advisor	184
MAI	283	Other PSA	35
Major Decision	341	Other Special Servicer	184
Master Servicer	238	Other Trustee	184
Master Servicer Remittance Date	313	P&I Advance	313
Material Breach	190	Pads	124
Material Document Defect	191	Pari Passu Indemnified Party	325
Maturity Date/ARD Loan-to-Value Ratio	120	Participants	288
Maturity Date/ARD LTV Ratio	120	Pass-Through Rate	267
MC-Five Mile	116, 204	PCIS Persons	10

PCR	212, 217	Rule 17g-5	331
Penalty Charges	248	Rules	289
Pentalpha Surveillance	237	S&P	351
Percentage Interest	265	Sears	148
Permitted Special Servicer/Affiliate Fees	252	SEC	192
PIPs	88, 144	SEG Loan	138
Plan	369	SEL	217, 220
PML	217, 220	Seligman	146
Pooling and Servicing Agreement	117	Sequential Pay Certificates	261
Prepayment Assumption	368	Serviced Companion Loan	176
Prepayment Interest Excess	280	Serviced Companion Loan Holder	176
Prepayment Interest Shortfall	280	Serviced Companion Loan Securities	327
Prepayment Penalty Description	122	Serviced Whole Loan	176
Prepayment Provision	122	Servicer Termination Events	325
Prime Rate	314	Servicing Fee	247
Principal Balance Certificates	261	Servicing Fee Rate	247
Principal Distribution Amount	270	Servicing Standard	308
Principal Shortfall	271	Servicing Transfer Event	310
Privileged Information	348	SFA	12
Privileged Information Exception	348	Similar Law	369
Privileged Person	361	Similar Requirements	72
Promotion of Collective Investment		SMC	116, 190
Schemes Exemptions Order	10	SMF I	116, 202
Property Advances	313	SMF I Data Tape	203
PTE	61	SMF I Mortgage Loans	116
Public Documents	359	Soft Lockbox	122
Qualified Substitute Mortgage Loan	191	Soft Springing Lockbox	122
RadioShack	148	Special Servicer	22, 23
Rated Final Distribution Date	192	Special Servicer Decision	338
Rating Agencies	374	Special Servicers	244
Rating Agency	374	Special Servicing Fee	249
Rating Agency Confirmation	355	Special Servicing Fee Rate	249
Rating Agency Declination	355	Specially Serviced Loan	310
Realized Loss	279	Sponsors	116, 192
Record Date	265	Springing Cash Management	122
Recourse Cap	162	Springing Lockbox	122
RECs	139	Staples	148
Regular Certificates	260	Starwood	202
Related Group	122	Starwood Review Team	203
Release Date	169	Stated Principal Balance	270
Relevant Member State	11	Terms and Conditions	290
Relevant Persons	10	Third Party Report	117
REMIC	365	TIA	331
REO Account	260	TIA Applicability Determination	332
REO Mortgage Loan	271	Trailing 12 NOI	121
REO Property	260	Tranche Percentage Interest	264
REO Serviced Companion Loan	271	TRIA	9
Repurchase Price	190	TRIPRA	96
Requesting Holders	285	Trust Component	263
Requesting Party	353	Trust REMIC	60
Restricted Group	370	Trust REMICs	365
Restricted Party	348	Trustee	232
Retention Requirement	72	Trustee/Certificate Administrator Fee	236
Revised Rate	165	Trustee/Certificate Administrator Fee
RevPAR	122	Rate	236
Rooms	124

Twin Cities Premium Outlets Co-Lender		Wachovia	238
Agreement	176	Walgreens	149
Twin Cities Premium Outlets		Weighted Average Mortgage Loan Rate	124
Companion Loan	175	Wells Fargo	238
Twin Cities Premium Outlets		WFRBS 2014-C22 certificate
Companion Loan Holder	176	administrator	19
Twin Cities Premium Outlets mortgage		WFRBS 2014-C22 Certificate
loan	33	Administrator	184
Twin Cities Premium Outlets Mortgage		WFRBS 2014-C22 master servicer	22
Loan	175	WFRBS 2014-C22 Master Servicer	184
Twin Cities Premium Outlets Whole		WFRBS 2014-C22 operating advisor	22
Loan	175	WFRBS 2014-C22 Operating Advisor	184
U.S. Bank	232	WFRBS 2014-C22 PSA	35, 184
Underwriter Entities	100	WFRBS 2014-C22 special servicer	23
Underwritten EGI	123	WFRBS 2014-C22 Special Servicer	184
Underwritten Expenses	122	WFRBS 2014-C22 Subordinate Class
Underwritten NCF	123	Representative	185
Underwritten NCF DSCR	120	WFRBS 2014-C22 transaction	34
Underwritten Net Cash Flow	123	WFRBS 2014-C22 trustee	19
Underwritten Net Operating Income	123	WFRBS 2014-C22 Trustee	184
Underwritten NOI	123	Whole	176
Underwritten Revenues	123	Whole Loan	175
Units	124	Whole Loan Custodial Account	316
Unscheduled Payments	271	Withheld Amounts	317
Updated Appraisal	333	Workout Fee	249
Upper-Tier Distribution Account	317	Workout Fee Rate	250
Upper-Tier REMIC	60, 365	Workout-Delayed Reimbursement
USTs	140, 143	Amount	316
Volcker Rule	73	YM Group A	275
Voting Rights	286	YM Group B	275
WAC Rate	269	YM Groups	275

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ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

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GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
1	Loan		CGMRC	Queen Ka’ahumanu Center	NAP	NAP	275 West Kaahumanu Avenue	Kahului	Hawaii	96732	Retail	Super-Regional Mall
2	Loan	8	SMF I	1201 North Market Street	NAP	NAP	1201 North Market Street	Wilmington	Delaware	19801	Office	CBD
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	NAP	NAP	5599 San Felipe Street	Houston	Texas	77056	Office	CBD
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	NAP	NAP	3965 Eagan Outlets Parkway	Eagan	Minnesota	55122	Retail	Outlet Center
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	NAP	NAP
5.01	Property			One Olympia Park Plaza			4801 Olympia Park Plaza	Louisville	Kentucky	40241	Office	General Suburban
5.02	Property			Two and Three Corporate Center			9900 & 9920 Corporate Campus Drive	Louisville	Kentucky	40223	Office	General Suburban
5.03	Property			614 & 620 West Main Street			614 & 620 West Main Street	Louisville	Kentucky	40202	Office	CBD
5.04	Property			Five Corporate Center			9960 Corporate Campus Drive	Louisville	Kentucky	40223	Office	General Suburban
5.05	Property			Fenley Office Park Building C			4969 US Highway 42	Louisville	Kentucky	40222	Office	General Suburban
5.06	Property			One Triton Office Park			13551 Triton Park Boulevard	Louisville	Kentucky	40223	Office	General Suburban
5.07	Property			One Corporate Center			9931 Corporate Campus Drive	Louisville	Kentucky	40223	Office	General Suburban
5.08	Property			Fenley Office Park Building B			4965 US Highway 42	Louisville	Kentucky	40222	Office	General Suburban
5.09	Property			Fenley Office Park Building A			4967 US Highway 42	Louisville	Kentucky	40222	Office	General Suburban
5.10	Property			Six Corporate Center			9780 Ormsby Station Road	Louisville	Kentucky	40223	Office	General Suburban
5.11	Property			Browenton Place			2000 Warrington Way	Louisville	Kentucky	40222	Office	General Suburban
6	Loan		GSMC	IGT Retail Condominium	NAP	NAP	44 West 47th Street and Unit RUA, 50 West 47th Street	New York	New York	10036	Retail	Specialty
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	NAP	NAP	1320 Northwest Summercrest Boulevard	Burleson	Texas	76028	Multifamily	Garden
8	Loan	16	CGMRC	Fountains Center	NAP	NAP	7000-7700 West Camino Real	Boca Raton	Florida	33433	Mixed Use	Office/Retail
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	NAP	NAP	301 Union Street	Nashville	Tennessee	37201	Hospitality	Select Service
10	Loan		CCRE	ART Maryland MF Portfolio	NAP	NAP
10.01	Property			Forsythia Court Apartments			300-B Forsythia Drive	Abingdon	Maryland	21009	Multifamily	Garden
10.02	Property			Cherry Tree Apartments			9 Windsor Way	Rosedale	Maryland	21237	Multifamily	Garden
10.03	Property			Annhurst Apartments			4600 Annhurst Drive	Belcamp	Maryland	21017	Multifamily	Garden
10.04	Property			Merrifield Apartments			1027 Adams Avenue	Salisbury	Maryland	21804	Multifamily	Garden
11	Loan	20, 21	CGMRC	Bank of America Plaza	NAP	NAP	333 South Hope Street	Los Angeles	California	90071	Office	CBD
12	Loan		GSMC	Fairgrounds Plaza Timonium	NAP	NAP	37-57 West Aylesbury Road and 67 West Aylesbury Road	Timonium	Maryland	21093	Retail	Anchored
13	Loan		CGMRC	129-131 Greene Street	NAP	NAP	129-131 Greene Street	New York	New York	10012	Retail	Unanchored
14	Loan	22, 23	GSMC	Capital Center	NAP	NAP	5511 Capital Center Drive	Raleigh	North Carolina	27606	Office	General Suburban
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	NAP	NAP	200 Gulf Stream Way	Dania Beach	Florida	33004	Retail	Single Tenant Retail
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	NAP	NAP
16.01	Property			190 East 98th Street			190 East 98th Street	Brooklyn	New York	11212	Retail	Unanchored
16.02	Property			128-144 East 98th Street			128-144 East 98th Street	Brooklyn	New York	11212	Retail	Unanchored
16.03	Property			90-92 East 98th Street			90-92 East 98th Street	Brooklyn	New York	11212	Retail	Unanchored
16.04	Property			112 East 98th Street			112 East 98th Street	Brooklyn	New York	11212	Retail	Unanchored
17	Loan		CGMRC	Villas at Greenview	Group 1	NAP	45660 Jillian Court	Great Mills	Maryland	20634	Multifamily	Garden
18	Loan		CCRE	Ignition Creative Office	NAP	NAP	12959 Coral Tree Place	Los Angeles	California	90066	Office	General Suburban
19	Loan		CCRE	Stafford Retail Portfolio	NAP	NAP
19.01	Property			Best Buy Center			1007-1025 Fording Island Road	Bluffton	South Carolina	29910	Retail	Anchored
19.02	Property			Crossings of Beaufort			272-274 Robert Smalls Parkway	Beaufort	South Carolina	29906	Retail	Unanchored
20	Loan	26	CGMRC	Arlington Plaza	Group 3	NAP	138 East Rand - 286 West Rand Road	Arlington Heights	Illinois	60004	Retail	Anchored
21	Loan		GSMC	Hilliard Village Apartments	NAP	NAP	3400 Twin Creeks Drive	Columbus	Ohio	43204	Multifamily	Garden
22	Loan		CCRE	Overlook I	NAP	NAP	2849 Paces Ferry Road Southeast	Atlanta	Georgia	30339	Office	General Suburban
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	NAP	NAP
23.01	Property			Wabash Crossing West			1425-1495 North Cass Street	Wabash	Indiana	46992	Retail	Anchored
23.02	Property			College Square			396-732 South College Avenue	Rensselaer	Indiana	47978	Retail	Anchored
23.03	Property			Lowell Plaza			150-152 Deanna Drive and 1920-2074 East Commercial Avenue	Lowell	Indiana	46356	Retail	Anchored
23.04	Property			Walgreen’s - Rensselaer			550 South College Avenue	Rensselaer	Indiana	47978	Retail	Single Tenant Retail
24	Loan		GSMC	Ruben Retail Portfolio	Group 2	NAP
24.01	Property			North High Centre			5030-5036, 5040-5060 and 5064-5086 North High Street	Columbus	Ohio	43214	Retail	Unanchored
24.02	Property			Shoppes at Collingwood			3596-3648 East Main Street	Whitehall	Ohio	43213	Retail	Unanchored
24.03	Property			Wyandotte Centre			5091-5139 East Main Street and 1111-1112 Fountain Lane	Columbus	Ohio	43213	Retail	Unanchored
24.04	Property			McNaughten Centre			6085-6099, 6101-6115 and 6110-6126 McNaughten Road	Columbus	Ohio	43232	Retail	Unanchored
24.05	Property			Beechcroft Centre			1931-1977 East Dublin-Granville Road	Columbus	Ohio	43229	Retail	Unanchored
24.06	Property			S & L Centre			5160 East Main Street	Whitehall	Ohio	43213	Retail	Unanchored
24.07	Property			West Broad Centre			3631-3659 West Broad Street	Columbus	Ohio	43228	Retail	Unanchored
24.08	Property			Village Centre			1997-2019 Dublin-Granville Road	Columbus	Ohio	43229	Retail	Unanchored
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	Group 4	NAP	4900 Emerald Court	Cleveland	Ohio	44135	Hospitality	Full Service
26	Loan	29	SMF I	Cypresswood Court Shopping Center	NAP	NAP	19507 Interstate Highway 45 North	Spring	Texas	77388	Retail	Anchored
27	Loan		CCRE	Staybridge Suites Lafayette	NAP	NAP	129 East Kaliste Saloom Road	Lafayette	Louisiana	70508	Hospitality	Extended Stay
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	NAP	NAP	100 & 202-212 Cascade Drive	Allentown	Pennsylvania	18109	Industrial	Warehouse/Distribution
29	Loan		CGMRC	Park Villas Apartments	Group 1	NAP	21295 Mayfair Lane	Lexington Park	Maryland	20653	Multifamily	Garden
30	Loan	31	SMF I	Fountains of Denton	NAP	NAP	2401 East McKinney Street	Denton	Texas	76209	Multifamily	Garden
31	Loan		CCRE	Auburn Heights Apartments	NAP	NAP	44 Birwoode Drive	Pontiac	Michigan	48340	Multifamily	Garden
32	Loan		GSMC	Wilshire Woods	NAP	NAP	2530 Harry Wurzbach Road	San Antonio	Texas	78209	Multifamily	Garden
33	Loan	32	SMF I	NorthTech Business Center	NAP	NAP	4616 West Howard Lane	Austin	Texas	78728	Industrial	Flex
34	Loan	33	CCRE	Lindero Canyon Creative Campus	NAP	NAP	31416 Agoura Road	Westlake Village	California	91361	Office	General Suburban

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
35	Loan		CGMRC	Peoria Center at Arrowhead	NAP	NAP	16155 and 16165 North 83rd Avenue	Peoria	Arizona	85382	Office	General Suburban
36	Loan	16, 34	GSMC	Cypress Station Square	NAP	NAP	70 FM 1960 Road West	Houston	Texas	77090	Retail	Anchored
37	Loan		CGMRC	Millennia Housing Portfolio	NAP	NAP
37.01	Property			Bay Pointe Townhomes			52280 Rutherford Circle	Chesterfield	Michigan	48051	Multifamily	Garden
37.02	Property			Little Traverse Village			301 Lafayette Avenue	Petoskey	Michigan	49770	Multifamily	Garden
37.03	Property			Anchor Bay			3926 Hermansau Drive	Saginaw	Michigan	48603	Multifamily	Garden
38	Loan		GSMC	Village at Lakeside Apartments	NAP	NAP	1309 Gatewood Drive	Auburn	Alabama	36830	Multifamily	Garden
39	Loan	16	MC-FiveMile	Riverview	NAP	NAP	520 North Christopher Columbus Boulevard	Philadelphia	Pennsylvania	19123	Office	CBD
40	Loan	33	CCRE	Wilshire Gramercy Plaza	Group 5	NAP	3959 Wilshire Boulevard	Los Angeles	California	90010	Retail	Unanchored
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	Group 4	NAP
41.01	Property			Residence Inn by Marriott			87 Troy Town Drive	Troy	Ohio	45373	Hospitality	Limited Service
41.02	Property			Fairfield Inn by Marriott			83 Troy Town Drive	Troy	Ohio	45373	Hospitality	Limited Service
42	Loan		GSMC	10500 Richmond	NAP	NAP	10500 Richmond Avenue	Houston	Texas	77042	Office	General Suburban
43	Loan		GSMC	Mt Diablo Self Storage	NAP	NAP	4901 Ygnacio Valley Road	Concord	California	94521	Self Storage	Self Storage
44	Loan		CGMRC	Dick’s Sporting Goods	NAP	NAP	4325 Barclay Downs Drive	Charlotte	North Carolina	28209	Retail	Anchored
45	Loan		GSMC	Bethel Centre	Group 2	NAP	1436, 1440-1470, 1478-1516 Bethel Road and 5206-5220, 5207-5221, 5226-5232, 5227, 5229, 5232, 5236-5240 and 5237-5241 Bethel Center Mall	Columbus	Ohio	43220	Retail	Unanchored
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	NAP	NAP	177 Kinetic Drive	Huntington	West Virginia	25701	Hospitality	Limited Service
47	Loan	33	CCRE	Stone Creek Plaza	NAP	NAP	1363 West Pacheco Boulevard	Los Banos	California	93635	Retail	Shadow Anchored
48	Loan		GSMC	Oregon City Point	NAP	NAP	19478 Molalla Avenue	Oregon City	Oregon	97045	Retail	Unanchored
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	NAP	NAP	1607 Oso Trail	Glenn Heights	Texas	75154	Manufactured Housing	Manufactured Housing
50	Loan		SMF I	Casa de Luna	NAP	NAP	5175 North Fresno Street	Fresno	California	93710	Multifamily	Garden
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	NAP	NAP	125 Airtex Drive	Houston	Texas	77090	Hospitality	Limited Service
52	Loan		CGMRC	Green Oaks	Group 3	NAP	9621 South Cicero Avenue	Oak Lawn	Illinois	60453	Retail	Anchored
53	Loan		CGMRC	Winn Dixie Birmingham	NAP	NAP	4476 Montevallo Road	Birmingham	Alabama	35213	Retail	Single Tenant Retail
54	Loan		MC-FiveMile	Pecan Park Plaza	NAP	NAP	100 Gulf Freeway North	League City	Texas	77573	Retail	Anchored
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	NAP	NAP	581-967 Howe Avenue	Cuyahoga Falls	Ohio	44221	Retail	Anchored
56	Loan		CCRE	CVS North Attleboro	NAP	NAP	8 East Washington Street	North Attleboro	Massachusetts	02760	Retail	Single Tenant Retail
57	Loan	33	CCRE	Del Rey Creative Office	NAP	NAP	4052-4058 Del Rey Avenue	Marina Del Rey	California	90292	Office	General Suburban
58	Loan		CCRE	La Quinta SS	Group 6	NAP	47350 Dune Palms Road	La Quinta	California	92253	Self Storage	Self Storage
59	Loan		GSMC	Highlands at East Ellijay	NAP	NAP	88 Highland Crossing	Ellijay	Georgia	30540	Retail	Shadow Anchored
60	Loan	33	CCRE	Ventura Collection	Group 5	NAP	14513-14541 Ventura Boulevard	Sherman Oaks	California	91403	Retail	Unanchored
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	Group 7	NAP	159 Riding Club Road	Rockwall	Texas	75087	Self Storage	Self Storage
62	Loan		CGMRC	North Main Street Portfolio	NAP	NAP
62.01	Property			924-944 North Main Street			924-944 North Main Street	Ann Arbor	Michigan	48104	Mixed Use	Office/Multifamily
62.02	Property			1250 North Main Street			1250 North Main Street	Ann Arbor	Michigan	48104	Mixed Use	Office/Retail
62.03	Property			912 North Main Street			912 North Main Street	Ann Arbor	Michigan	48104	Office	General Suburban
62.04	Property			918-920 North Main Street			918-920 North Main Street	Ann Arbor	Michigan	48104	Mixed Use	Multifamily/Retail
63	Loan		GSMC	Belmont Run Apartments	NAP	NAP	1229, 1231, 1232, & 1234 Man O’ War Place	Lexington	Kentucky	40504	Multifamily	Student Housing
64	Loan	16, 39	CGMRC	The Lex Apartments	NAP	NAP	9701 West Ferris Branch Boulevard	Dallas	Texas	75243	Multifamily	Garden
65	Loan		CGMRC	Devonshire Reseda Properties	NAP	NAP	10174-10244 Reseda Boulevard	Northridge	California	91324	Retail	Unanchored
66	Loan	33	CCRE	Santa Monica & Vine	Group 5	NAP	6238-6260 Santa Monica and 1050-1062 Vine Street	Hollywood	California	90038	Retail	Unanchored
67	Loan		CGMRC	Double R Self Storage	Group 6	NAP	888 Maestro Drive	Reno	Nevada	89511	Self Storage	Self Storage
68	Loan	40	CGMRC	UC Storage	NAP	NAP	2721 Shattuck Avenue	Berkeley	California	94705	Self Storage	Self Storage
69	Loan		CGMRC	Tellus MS Portfolio	Group 8	NAP
69.01	Property			Golden Eagle Self Storage			6497 US Highway 98	Hattiesburg	Mississippi	39402	Self Storage	Self Storage
69.02	Property			Dedeaux West Self Storage			15276 Dedeaux Road	Gulfport	Mississippi	39503	Self Storage	Self Storage
69.03	Property			Dedeaux East Self Storage			12215 Dedeaux Road	Gulfport	Mississippi	39503	Self Storage	Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	NAP	NAP	8715 Belle Rive Boulevard	Jacksonville	Florida	32256	Multifamily	Garden
71	Loan	41	GSMC	Katy Green Retail	NAP	NAP	19227 Katy Freeway	Houston	Texas	77094	Retail	Unanchored
72	Loan		SMF I	La Quinta Brandon	NAP	NAP	215 Dande Drive	Brandon	Mississippi	39042	Hospitality	Limited Service
73	Loan		MC-FiveMile	Mason Place	NAP	NAP	3750 South Mason Road	Katy	Texas	77450	Retail	Unanchored
74	Loan		SMF I	Park Place Apartments	NAP	NAP	243 Boardwalk Avenue	Shepherdsville	Kentucky	40165	Multifamily	Garden
75	Loan		MC-FiveMile	Plaza de las Americas	NAP	NAP	5900 Chimney Rock Road	Houston	Texas	77081	Retail	Unanchored
76	Loan		CGMRC	Oakbrook MHC	NAP	NAP	4404 State Road 574	Plant City	Florida	33563	Manufactured Housing	Manufactured Housing
77	Loan	33	CCRE	2025 Wilshire	NAP	NAP	2025 Wilshire Boulevard	Santa Monica	California	90403	Retail	Unanchored
78	Loan		CCRE	Comfort Inn Dickson	NAP	NAP	1085 East Christi Drive	Dickson	Tennessee	37055	Hospitality	Limited Service
79	Loan		CGMRC	Storage WORKS	NAP	NAP	403 Arundel Court	Abingdon	Maryland	21009	Self Storage	Self Storage
80	Loan		GSMC	Seminary Square	NAP	NAP	503 Knox Square Drive	Galesburg	Illinois	61401	Retail	Shadow Anchored
81	Loan	16	CGMRC	Tellus LA Portfolio	Group 8	NAP
81.01	Property			Abita Self Storage			70037 Highway 59	Abita Springs	Louisiana	70420	Self Storage	Self Storage
81.02	Property	16		A+ Self Storage			33722 Louisiana Highway 16	Denham Springs	Louisiana	70706	Self Storage	Self Storage
82	Loan		CCRE	Rite Aid Pontiac	NAP	NAP	1186 Baldwin Avenue	Pontiac	Michigan	48340	Retail	Single Tenant Retail
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	Group 7	NAP	711 Branch Avenue	Providence	Rhode Island	02904	Self Storage	Self Storage
84	Loan		GSMC	Three Research Park	NAP	NAP	1313 Research Parkway	College Station	Texas	77845	Office	General Suburban

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
85	Loan		CCRE	Bennington Place & Genesis Square	NAP	NAP
85.01	Property			Genesis Square			43 Genesis Square	Crossville	Tennessee	38555	Retail	Anchored
85.02	Property			Bennington Place			2110 Bennington Street Southeast	Roanoke	Virginia	24014	Retail	Anchored
86	Loan		CCRE	Dollar General TX & OK Portfolio	NAP	NAP
86.01	Property			Dollar General - Ardmore			702 Lake Murray Drive East	Ardmore	Oklahoma	73401	Retail	Single Tenant Retail
86.02	Property			Dollar General - Abilene			5401 South 7th Street	Abilene	Texas	79605	Retail	Single Tenant Retail
86.03	Property			Dollar General - Midland			6507 FM 307	Midland	Texas	79706	Retail	Single Tenant Retail
86.04	Property			Dollar General - Carney			308 Highway 177	Carney	Oklahoma	74832	Retail	Single Tenant Retail
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	NAP	NAP
87.01	Property			Urbane on Main			1903 North Main Street	Royal Oak	Michigan	48073	Multifamily	Garden
87.02	Property			Urbane on Oakwood			851 Oakwood Boulevard	Dearborn	Michigan	48124	Multifamily	Garden
88	Loan		SMF I	757 East Tremont Avenue	NAP	NAP	757 East Tremont Avenue	Bronx	New York	10457	Mixed Use	Multifamily/Retail
89	Loan		CCRE	Stratford Square Apartments	NAP	NAP	400 Stratford Square Boulevard	Davison	Michigan	48423	Multifamily	Garden
90	Loan		CGMRC	Windy Hill	NAP	NAP	2850 Windy Hill Road Southeast	Marietta	Georgia	30067	Retail	Shadow Anchored
91	Loan	44	CGMRC	Amsdell - Warren, MI	Group 7	NAP	2420 East 14 Mile Road	Warren	Michigan	48092	Self Storage	Self Storage
92	Loan	33	CCRE	Florence Plaza	Group 5	NAP	1232-1254 East Florence Avenue	Los Angeles	California	90001	Retail	Unanchored

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
1	Loan		CGMRC	Queen Ka’ahumanu Center	1972	2014	570,904	SF	155.02	Fee Simple	88,500,000	88,500,000	88,500,000	7.1%
2	Loan	8	SMF I	1201 North Market Street	1988	NAP	447,439	SF	191.09	Fee Simple	85,500,000	85,500,000	85,500,000	6.8%
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	1979	1993	436,253	SF	183.38	Fee Simple	80,000,000	80,000,000	80,000,000	6.4%
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	2014	NAP	409,207	SF	281.03	Fee Simple	65,000,000	65,000,000	65,000,000	5.2%
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio			922,903	SF	114.85		46,000,000	46,000,000	46,000,000	3.7%
5.01	Property			One Olympia Park Plaza	2000-2001	NAP	119,587	SF		Fee Simple			7,724,528
5.02	Property			Two and Three Corporate Center	1997	NAP	145,434	SF		Fee Simple			6,943,396
5.03	Property			614 & 620 West Main Street	1992-1993, 2002	NAP	137,595	SF		Fee Simple			5,641,509
5.04	Property			Five Corporate Center	1999	NAP	115,981	SF		Fee Simple			5,207,547
5.05	Property			Fenley Office Park Building C	2000-2001	NAP	62,934	SF		Fee Simple			4,209,434
5.06	Property			One Triton Office Park	2001	NAP	104,303	SF		Fee Simple			3,905,660
5.07	Property			One Corporate Center	1995-1996	NAP	77,862	SF		Fee Simple			3,775,472
5.08	Property			Fenley Office Park Building B	1996	NAP	45,349	SF		Fee Simple			2,820,755
5.09	Property			Fenley Office Park Building A	1995	NAP	44,844	SF		Fee Simple			2,690,566
5.10	Property			Six Corporate Center	2000	NAP	35,022	SF		Fee Simple			1,605,660
5.11	Property			Browenton Place	1986-1987	NAP	33,992	SF		Fee Simple			1,475,472
6	Loan		GSMC	IGT Retail Condominium	2012, 2014	NAP	7,431	SF	5,382.86	Fee Simple	40,000,000	40,000,000	40,000,000	3.2%
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	2013, 2014	NAP	240	Units	105,833.33	Fee Simple	25,400,000	25,400,000	25,400,000	2.0%
8	Loan	16	CGMRC	Fountains Center	1978-1988	2011-2014	184,363	SF	135.60	Fee Simple	25,000,000	25,000,000	25,000,000	2.0%
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	1926-1927	2008-2014	160	Rooms	155,861.26	Fee Simple	25,000,000	24,937,801	24,937,801	2.0%
10	Loan		CCRE	ART Maryland MF Portfolio			413	Units	58,111.38		24,000,000	24,000,000	24,000,000	1.9%
10.01	Property			Forsythia Court Apartments	1987	2011-2014	151	Units		Fee Simple			9,250,000
10.02	Property			Cherry Tree Apartments	1985	2011-2014	100	Units		Fee Simple			5,800,000
10.03	Property			Annhurst Apartments	1984	2011-2014	67	Units		Fee Simple			4,600,000
10.04	Property			Merrifield Apartments	1987	2011-2014	95	Units		Fee Simple			4,350,000
11	Loan	20, 21	CGMRC	Bank of America Plaza	1974	2009	1,432,285	SF	279.27	Fee Simple	23,330,000	23,330,000	23,330,000	1.9%
12	Loan		GSMC	Fairgrounds Plaza Timonium	1999	NAP	106,278	SF	219.24	Fee Simple	23,300,000	23,300,000	23,300,000	1.9%
13	Loan		CGMRC	129-131 Greene Street	1920	2014	8,200	SF	2,804.88	Fee Simple	23,000,000	23,000,000	23,000,000	1.8%
14	Loan	22, 23	GSMC	Capital Center	1986	2011-2014	159,484	SF	137.94	Fee Simple	22,000,000	22,000,000	22,000,000	1.8%
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	1999	NAP	165,000	SF	127.27	Fee Simple	21,000,000	21,000,000	21,000,000	1.7%
16	Loan		SMF I	Midyan Gate Realty Portfolio 2			72,826	SF	274.63		20,000,000	20,000,000	20,000,000	1.6%
16.01	Property			190 East 98th Street	1933	2004	24,050	SF		Fee Simple			6,571,429
16.02	Property			128-144 East 98th Street	1933	2004	17,576	SF		Fee Simple			5,214,286
16.03	Property			90-92 East 98th Street	1931	2003	17,500	SF		Fee Simple			4,500,000
16.04	Property			112 East 98th Street	1931	2005	13,700	SF		Fee Simple			3,714,286
17	Loan		CGMRC	Villas at Greenview	2000	2014	160	Units	121,875.00	Fee Simple	19,500,000	19,500,000	19,500,000	1.6%
18	Loan		CCRE	Ignition Creative Office	1974	2012	54,508	SF	336.79	Fee Simple	18,400,000	18,357,518	18,357,518	1.5%
19	Loan		CCRE	Stafford Retail Portfolio			114,783	SF	151.00		17,375,000	17,332,445	17,332,445	1.4%
19.01	Property			Best Buy Center	2008	NAP	95,183	SF		Fee Simple			14,619,107
19.02	Property			Crossings of Beaufort	2008	NAP	19,600	SF		Fee Simple			2,713,338
20	Loan	26	CGMRC	Arlington Plaza	1973-1994	2000	293,173	SF	57.34	Fee Simple	16,875,000	16,809,568	16,809,568	1.3%
21	Loan		GSMC	Hilliard Village Apartments	1974	2014	352	Units	47,676.14	Fee Simple	16,782,000	16,782,000	16,782,000	1.3%
22	Loan		CCRE	Overlook I	1982	NAP	139,496	SF	119.72	Fee Simple	16,700,000	16,700,000	16,700,000	1.3%
23	Loan	27, 28	SMF I	Indiana Retail Portfolio			336,552	SF	48.82		16,450,000	16,429,818	16,429,818	1.3%
23.01	Property			Wabash Crossing West	1995, 1998	NAP	134,374	SF		Fee Simple			5,747,939
23.02	Property			College Square	1977-1978	NAP	126,480	SF		Fee Simple			4,968,396
23.03	Property			Lowell Plaza	1978, 1996	NAP	60,578	SF		Fee Simple			3,495,706
23.04	Property			Walgreen’s - Rensselaer	2000	NAP	15,120	SF		Fee Simple			2,217,777
24	Loan		GSMC	Ruben Retail Portfolio			271,881	SF	59.47		16,170,000	16,170,000	16,170,000	1.3%
24.01	Property			North High Centre	1989-1990	NAP	54,053	SF		Fee Simple			4,233,432
24.02	Property			Shoppes at Collingwood	2006-2007	NAP	45,765	SF		Fee Simple			3,502,622
24.03	Property			Wyandotte Centre	1980-1981	1996	43,308	SF		Fee Simple			2,225,350
24.04	Property			McNaughten Centre	1978-1985	1994-1998	34,370	SF		Fee Simple			1,863,237
24.05	Property			Beechcroft Centre	1977	NAP	34,000	SF		Fee Simple			1,566,963
24.06	Property			S & L Centre	1980	2012	22,724	SF		Fee Simple			1,040,252
24.07	Property			West Broad Centre	1989	NAP	17,169	SF		Fee Simple			948,078
24.08	Property			Village Centre	1973	1981	20,492	SF		Fee Simple			790,065
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	1999	2013	168	Rooms	86,116.96	Fee Simple	14,500,000	14,467,650	14,467,650	1.2%
26	Loan	29	SMF I	Cypresswood Court Shopping Center	1985	2003	106,177	SF	131.86	Fee Simple	14,000,000	14,000,000	14,000,000	1.1%
27	Loan		CCRE	Staybridge Suites Lafayette	2009	NAP	118	Rooms	117,645.03	Fee Simple	13,900,000	13,882,114	13,882,114	1.1%
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	1971-1975	2011-2012	385,865	SF	35.85	Fee Simple	13,850,000	13,832,459	13,832,459	1.1%
29	Loan		CGMRC	Park Villas Apartments	1999	2010	144	Units	87,500.00	Fee Simple	12,600,000	12,600,000	12,600,000	1.0%
30	Loan	31	SMF I	Fountains of Denton	1999	NAP	170	Units	72,941.18	Fee Simple	12,400,000	12,400,000	12,400,000	1.0%
31	Loan		CCRE	Auburn Heights Apartments	1979	1998	256	Units	46,875.00	Fee Simple	12,000,000	12,000,000	12,000,000	1.0%
32	Loan		GSMC	Wilshire Woods	1968	1998	321	Units	36,668.67	Fee Simple	11,800,000	11,770,642	11,770,642	0.9%
33	Loan	32	SMF I	NorthTech Business Center	2008	NAP	118,215	SF	98.04	Fee Simple	11,590,000	11,590,000	11,590,000	0.9%
34	Loan	33	CCRE	Lindero Canyon Creative Campus	1982	2012	65,450	SF	170.36	Fee Simple	11,150,000	11,150,000	11,150,000	0.9%

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
35	Loan		CGMRC	Peoria Center at Arrowhead	2006	NAP	85,306	SF	123.09	Leasehold	10,500,000	10,500,000	10,500,000	0.8%
36	Loan	16, 34	GSMC	Cypress Station Square	1986, 1988, 1992	2014	140,924	SF	74.41	Fee Simple	10,500,000	10,485,675	10,485,675	0.8%
37	Loan		CGMRC	Millennia Housing Portfolio			280	Units	36,738.58		10,300,000	10,286,802	10,286,802	0.8%
37.01	Property			Bay Pointe Townhomes	1997	NAP	128	Units		Fee Simple			4,903,591
37.02	Property			Little Traverse Village	1980	2013-2014	72	Units		Fee Simple			3,013,739
37.03	Property			Anchor Bay	1997	NAP	80	Units		Fee Simple			2,369,472
38	Loan		GSMC	Village at Lakeside Apartments	1988	NAP	200	Units	51,250.00	Fee Simple	10,250,000	10,250,000	10,250,000	0.8%
39	Loan	16	MC-FiveMile	Riverview	1895	1990	185,040	SF	54.51	Fee Simple	10,100,000	10,086,700	10,086,700	0.8%
40	Loan	33	CCRE	Wilshire Gramercy Plaza	1987	NAP	32,125	SF	308.95	Fee Simple	9,950,000	9,925,052	9,925,052	0.8%
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio			175	Rooms	56,302.68		9,875,000	9,852,968	9,852,968	0.8%
41.01	Property			Residence Inn by Marriott	1998	2013-2014	96	Rooms		Fee Simple			6,453,001
41.02	Property			Fairfield Inn by Marriott	1997	NAP	79	Rooms		Fee Simple			3,399,967
42	Loan		GSMC	10500 Richmond	1979	1998, 2007	96,733	SF	100.61	Fee Simple	9,750,000	9,732,430	9,732,430	0.8%
43	Loan		GSMC	Mt Diablo Self Storage	2003	NAP	129,294	SF	72.32	Fee Simple	9,350,000	9,350,000	9,350,000	0.7%
44	Loan		CGMRC	Dick’s Sporting Goods	2004	NAP	84,648	SF	109.45	Fee Simple	9,300,000	9,265,127	9,265,127	0.7%
45	Loan		GSMC	Bethel Centre	1981	2004	117,656	SF	75.64	Fee Simple	8,900,000	8,900,000	8,900,000	0.7%
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	2013	NAP	100	Rooms	84,844.02	Fee Simple	8,500,000	8,484,402	8,484,402	0.7%
47	Loan	33	CCRE	Stone Creek Plaza	2009	NAP	52,171	SF	156.97	Fee Simple	8,200,000	8,189,202	8,189,202	0.7%
48	Loan		GSMC	Oregon City Point	2007	NAP	35,305	SF	226.60	Fee Simple	8,000,000	8,000,000	8,000,000	0.6%
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	1983	NAP	379	Pads	20,979.07	Fee Simple	8,000,000	7,951,068	7,951,068	0.6%
50	Loan		SMF I	Casa de Luna	2006	NAP	136	Units	56,545.10	Fee Simple	7,700,000	7,690,133	7,690,133	0.6%
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	1999	2012	109	Rooms	70,402.91	Fee Simple	7,700,000	7,673,917	7,673,917	0.6%
52	Loan		CGMRC	Green Oaks	1958	2004	91,958	SF	82.44	Fee Simple	7,600,000	7,581,433	7,581,433	0.6%
53	Loan		CGMRC	Winn Dixie Birmingham	1999	2012	51,282	SF	143.33	Fee Simple	7,350,000	7,350,000	7,350,000	0.6%
54	Loan		MC-FiveMile	Pecan Park Plaza	1981	2012	106,510	SF	65.72	Fee Simple	7,000,000	7,000,000	7,000,000	0.6%
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	1991, 1993	2010	84,758	SF	80.52	Fee Simple	6,825,000	6,825,000	6,825,000	0.5%
56	Loan		CCRE	CVS North Attleboro	1986	2008	15,945	SF	417.06	Fee Simple	6,650,000	6,650,000	6,650,000	0.5%
57	Loan	33	CCRE	Del Rey Creative Office	1989	2013	25,100	SF	258.96	Fee Simple	6,500,000	6,500,000	6,500,000	0.5%
58	Loan		CCRE	La Quinta SS	2004	NAP	76,081	SF	85.44	Fee Simple	6,500,000	6,500,000	6,500,000	0.5%
59	Loan		GSMC	Highlands at East Ellijay	2004	NAP	83,300	SF	78.03	Fee Simple	6,500,000	6,500,000	6,500,000	0.5%
60	Loan	33	CCRE	Ventura Collection	1937-1940, 1979	1965	20,058	SF	304.60	Fee Simple	6,125,000	6,109,642	6,109,642	0.5%
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	2008	2014	123,708	SF	48.91	Fee Simple	6,050,000	6,050,000	6,050,000	0.5%
62	Loan		CGMRC	North Main Street Portfolio			46,150	SF	130.62		6,050,000	6,028,092	6,028,092	0.5%
62.01	Property			924-944 North Main Street	1952	2000, 2008	16,516	SF		Fee Simple			2,303,358
62.02	Property			1250 North Main Street	1940	2000, 2008	14,034	SF		Fee Simple			1,661,916
62.03	Property			912 North Main Street	1945	2000, 2008	12,800	SF		Fee Simple			1,647,338
62.04	Property			918-920 North Main Street	1952	2000, 2008	2,800	SF		Fee Simple			415,479
63	Loan		GSMC	Belmont Run Apartments	1975	2013	130	Units	44,038.46	Fee Simple	5,725,000	5,725,000	5,725,000	0.5%
64	Loan	16, 39	CGMRC	The Lex Apartments	1984	NAP	144	Units	38,271.44	Fee Simple	5,525,000	5,511,087	5,511,087	0.4%
65	Loan		CGMRC	Devonshire Reseda Properties	1963-1964, 1985	NAP	35,725	SF	153.75	Fee Simple	5,500,000	5,492,544	5,492,544	0.4%
66	Loan	33	CCRE	Santa Monica & Vine	1984	NAP	22,500	SF	242.06	Fee Simple	5,460,000	5,446,310	5,446,310	0.4%
67	Loan		CGMRC	Double R Self Storage	2003	NAP	125,560	SF	43.01	Fee Simple	5,400,000	5,400,000	5,400,000	0.4%
68	Loan	40	CGMRC	UC Storage	1927	2013	25,477	SF	210.48	Fee Simple	5,362,500	5,362,500	5,362,500	0.4%
69	Loan		CGMRC	Tellus MS Portfolio			148,342	SF	35.64		5,300,000	5,287,235	5,287,235	0.4%
69.01	Property			Golden Eagle Self Storage	1994	NAP	65,762	SF		Fee Simple			2,379,256
69.02	Property			Dedeaux West Self Storage	1994	NAP	33,400	SF		Fee Simple			1,481,424
69.03	Property			Dedeaux East Self Storage	1994	NAP	49,180	SF		Fee Simple			1,426,556
70	Loan		CGMRC	Belle Rive Club Apartments	1990	2013	104	Units	50,000.00	Fee Simple	5,200,000	5,200,000	5,200,000	0.4%
71	Loan	41	GSMC	Katy Green Retail	2013	NAP	14,920	SF	335.12	Fee Simple	5,000,000	5,000,000	5,000,000	0.4%
72	Loan		SMF I	La Quinta Brandon	2008	NAP	67	Rooms	71,520.59	Fee Simple	4,800,000	4,791,879	4,791,879	0.4%
73	Loan		MC-FiveMile	Mason Place	2007	NAP	29,885	SF	158.94	Fee Simple	4,750,000	4,750,000	4,750,000	0.4%
74	Loan		SMF I	Park Place Apartments	1999	NAP	82	Units	51,155.59	Fee Simple	4,200,000	4,194,758	4,194,758	0.3%
75	Loan		MC-FiveMile	Plaza de las Americas	1994	2002	39,101	SF	106.14	Fee Simple	4,150,000	4,150,000	4,150,000	0.3%
76	Loan		CGMRC	Oakbrook MHC	1956	1990	164	Pads	24,940.77	Fee Simple	4,100,000	4,090,286	4,090,286	0.3%
77	Loan	33	CCRE	2025 Wilshire	1969	2010	5,350	SF	747.66	Fee Simple	4,000,000	4,000,000	4,000,000	0.3%
78	Loan		CCRE	Comfort Inn Dickson	1998	2009-2013	67	Rooms	59,598.21	Fee Simple	4,000,000	3,993,080	3,993,080	0.3%
79	Loan		CGMRC	Storage WORKS	2008	NAP	57,300	SF	67.97	Fee Simple	3,900,000	3,894,957	3,894,957	0.3%
80	Loan		GSMC	Seminary Square	2007	NAP	36,415	SF	105.71	Fee Simple	3,862,500	3,849,373	3,849,373	0.3%
81	Loan	16	CGMRC	Tellus LA Portfolio			104,875	SF	36.57		3,840,000	3,835,071	3,835,071	0.3%
81.01	Property			Abita Self Storage	1997, 2007	NAP	42,950	SF		Fee Simple			2,262,092
81.02	Property	16		A+ Self Storage	2007	2012-2014	61,925	SF		Fee Simple			1,572,978
82	Loan		CCRE	Rite Aid Pontiac	2008	NAP	14,564	SF	255.33	Fee Simple	3,731,000	3,718,645	3,718,645	0.3%
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	1906	2005	58,333	SF	62.57	Fee Simple	3,650,000	3,650,000	3,650,000	0.3%
84	Loan		GSMC	Three Research Park	2003	NAP	33,600	SF	106.77	Leasehold	3,600,000	3,587,385	3,587,385	0.3%

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, Sq Ft, Beds	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance
85	Loan		CCRE	Bennington Place & Genesis Square			81,129	SF	40.74		3,313,500	3,305,076	3,305,076	0.3%
85.01	Property			Genesis Square	1990	NAP	38,417	SF		Fee Simple			1,958,843
85.02	Property			Bennington Place	1987	NAP	42,712	SF		Fee Simple			1,346,233
86	Loan		CCRE	Dollar General TX & OK Portfolio			36,104	SF	86.36		3,125,000	3,117,833	3,117,833	0.2%
86.01	Property			Dollar General - Ardmore	2013	NAP	9,026	SF		Fee Simple			873,991
86.02	Property			Dollar General - Abilene	2013	NAP	9,026	SF		Fee Simple			825,103
86.03	Property			Dollar General - Midland	2013	NAP	9,026	SF		Fee Simple			801,158
86.04	Property			Dollar General - Carney	2012	NAP	9,026	SF		Fee Simple			617,580
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main			62	Units	50,161.29		3,110,000	3,110,000	3,110,000	0.2%
87.01	Property			Urbane on Main	1957	2008-2009	32	Units		Fee Simple			1,808,140
87.02	Property			Urbane on Oakwood	1927	2012-2014	30	Units		Fee Simple			1,301,860
88	Loan		SMF I	757 East Tremont Avenue	1931	2013	10,000	SF	299.64	Fee Simple	3,000,000	2,996,362	2,996,362	0.2%
89	Loan		CCRE	Stratford Square Apartments	1973	2014	120	Units	23,279.50	Fee Simple	2,800,000	2,793,539	2,793,539	0.2%
90	Loan		CGMRC	Windy Hill	2007	NAP	12,408	SF	209.54	Fee Simple	2,600,000	2,600,000	2,600,000	0.2%
91	Loan	44	CGMRC	Amsdell - Warren, MI	2000	NAP	81,640	SF	25.99	Fee Simple	2,125,000	2,122,227	2,122,227	0.2%
92	Loan	33	CCRE	Florence Plaza	1991	NAP	10,870	SF	160.59	Fee Simple	1,750,000	1,745,612	1,745,612	0.1%

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Additional Strip (%)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)
1	Loan		CGMRC	Queen Ka’ahumanu Center	81,113,070	4.59000%	0.01463%	0.00000%	4.57537%	453,161.52	5,437,938.24
2	Loan	8	SMF I	1201 North Market Street	74,726,776	4.43400%	0.01463%	0.00000%	4.41937%	429,869.46	5,158,433.52
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	72,976,928	4.30000%	0.01463%	0.00000%	4.28537%	395,897.15	4,750,765.80
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	65,000,000	4.32000%	0.01463%	0.00000%	4.30537%	237,250.00	2,847,000.00	182,500.00	2,190,000.00
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	39,618,574	4.82000%	0.01463%	0.00000%	4.80537%	241,902.47	2,902,829.64	315,524.96	3,786,299.53
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	40,000,000	4.15250%	0.01463%	0.00000%	4.13787%	140,339.12	1,684,069.44
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	23,308,821	4.67000%	0.01463%	0.00000%	4.65537%	131,276.39	1,575,316.68
8	Loan	16	CGMRC	Fountains Center	21,378,636	4.55000%	0.01463%	0.00000%	4.53537%	127,415.13	1,528,981.56
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	20,248,597	4.55000%	0.01463%	0.00000%	4.53537%	127,415.13	1,528,981.56
10	Loan		CCRE	ART Maryland MF Portfolio	21,128,205	4.74850%	0.01463%	0.02000%	4.71387%	125,173.66	1,502,083.92
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	23,330,000	4.05000%	0.01963%	0.00000%	4.03037%	79,832.34	957,988.08	1,288,917.66	15,467,011.92
12	Loan		GSMC	Fairgrounds Plaza Timonium	23,300,000	4.43800%	0.01463%	0.00000%	4.42337%	87,367.99	1,048,415.88
13	Loan		CGMRC	129-131 Greene Street	23,000,000	4.00000%	0.01463%	0.00000%	3.98537%	77,731.48	932,777.76
14	Loan	22, 23	GSMC	Capital Center	19,295,660	4.58600%	0.01463%	0.00000%	4.57137%	112,597.77	1,351,173.24
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	18,486,994	4.75000%	0.01463%	0.00000%	4.73537%	109,545.94	1,314,551.28
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	17,446,474	4.35200%	0.01463%	0.00000%	4.33737%	99,585.92	1,195,031.04
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	17,914,744	4.74000%	0.01463%	0.00000%	4.72537%	101,603.73	1,219,244.76
18	Loan		CCRE	Ignition Creative Office	15,087,125	4.91550%	0.01463%	0.02000%	4.88087%	97,827.14	1,173,925.68
19	Loan		CCRE	Stafford Retail Portfolio	14,110,010	4.62750%	0.01463%	0.02000%	4.59287%	89,357.74	1,072,292.88
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	13,620,164	4.45000%	0.05963%	0.00000%	4.39037%	85,002.54	1,020,030.48
21	Loan		GSMC	Hilliard Village Apartments	14,782,517	4.77450%	0.04463%	0.00000%	4.72987%	87,790.86	1,053,490.32
22	Loan		CCRE	Overlook I	14,298,464	4.56000%	0.01463%	0.02000%	4.52537%	93,393.68	1,120,724.16
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	13,474,503	4.88700%	0.01463%	0.00000%	4.87237%	87,174.61	1,046,095.32
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	11,823,674	4.40100%	0.01463%	0.00000%	4.38637%	88,971.89	1,067,662.68
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	11,953,443	5.08000%	0.06463%	0.00000%	5.01537%	78,549.62	942,595.44
26	Loan	29	SMF I	Cypresswood Court Shopping Center	12,831,107	4.59000%	0.01463%	0.00000%	4.57537%	71,686.57	860,238.84
27	Loan		CCRE	Staybridge Suites Lafayette	11,287,032	4.62700%	0.01463%	0.02000%	4.59237%	71,482.03	857,784.36
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	12,716,646	4.71400%	0.01463%	0.02000%	4.67937%	71,947.93	863,375.16
29	Loan		CGMRC	Park Villas Apartments	11,575,681	4.74000%	0.01463%	0.00000%	4.72537%	65,651.64	787,819.68
30	Loan	31	SMF I	Fountains of Denton	10,843,883	4.45700%	0.04463%	0.00000%	4.41237%	62,512.56	750,150.72
31	Loan		CCRE	Auburn Heights Apartments	10,512,568	4.53350%	0.01463%	0.02000%	4.49887%	61,041.33	732,495.96
32	Loan		GSMC	Wilshire Woods	9,557,338	4.55000%	0.01463%	0.00000%	4.53537%	60,139.94	721,679.28
33	Loan	32	SMF I	NorthTech Business Center	10,613,846	4.54000%	0.01463%	0.00000%	4.52537%	59,000.61	708,007.32
34	Loan	33	CCRE	Lindero Canyon Creative Campus	10,211,333	4.54100%	0.06463%	0.00000%	4.47637%	56,767.36	681,208.32

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Additional Strip (%)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)
35	Loan		CGMRC	Peoria Center at Arrowhead	9,169,701	4.40000%	0.01463%	0.00000%	4.38537%	52,579.90	630,958.80
36	Loan	16, 34	GSMC	Cypress Station Square	9,577,645	4.30450%	0.01463%	0.00000%	4.28987%	51,989.25	623,871.00
37	Loan		CGMRC	Millennia Housing Portfolio	9,447,640	4.65000%	0.04463%	0.00000%	4.60537%	53,110.59	637,327.08
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	9,757,606	4.57418%	0.05963%	0.00000%	4.51455%	52,388.02	628,656.24
39	Loan	16	MC-FiveMile	Riverview	8,165,866	4.50000%	0.01463%	0.00000%	4.48537%	51,175.22	614,102.64
40	Loan	33	CCRE	Wilshire Gramercy Plaza	8,048,308	4.51150%	0.01463%	0.02000%	4.47687%	50,483.20	605,798.40
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	8,140,707	5.08000%	0.06463%	0.00000%	5.01537%	53,495.00	641,940.00
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	7,162,123	4.52350%	0.01463%	0.00000%	4.50887%	54,323.80	651,885.60
43	Loan		GSMC	Mt Diablo Self Storage	9,350,000	4.10000%	0.03963%	0.00000%	4.06037%	32,389.53	388,674.36
44	Loan		CGMRC	Dick’s Sporting Goods	6,711,234	4.06000%	0.01463%	0.00000%	4.04537%	49,397.45	592,769.40
45	Loan		GSMC	Bethel Centre	6,507,773	4.40100%	0.01463%	0.00000%	4.38637%	48,970.31	587,643.72
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	6,214,672	4.40000%	0.05463%	0.00000%	4.34537%	46,764.60	561,175.20
47	Loan	33	CCRE	Stone Creek Plaza	6,629,713	4.50000%	0.02463%	0.00000%	4.47537%	41,548.20	498,578.40
48	Loan		GSMC	Oregon City Point	8,000,000	4.57900%	0.04963%	0.00000%	4.52937%	30,950.65	371,407.80
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	6,058,070	5.35000%	0.01463%	0.00000%	5.33537%	48,412.96	580,955.52
50	Loan		SMF I	Casa de Luna	6,257,406	4.65000%	0.01463%	0.00000%	4.63537%	39,704.03	476,448.36
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	5,694,352	4.70000%	0.01463%	0.02000%	4.66537%	43,677.89	524,134.68
52	Loan		CGMRC	Green Oaks	6,174,479	4.64000%	0.05963%	0.00000%	4.58037%	39,142.86	469,714.32
53	Loan		CGMRC	Winn Dixie Birmingham	6,747,185	4.69000%	0.01463%	0.00000%	4.67537%	38,075.71	456,908.52
54	Loan		MC-FiveMile	Pecan Park Plaza	6,144,497	4.62000%	0.01463%	0.00000%	4.60537%	35,968.82	431,625.84
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	6,825,000	4.25000%	0.01463%	0.00000%	4.23537%	24,507.60	294,091.20
56	Loan		CCRE	CVS North Attleboro	6,650,000	4.61650%	0.01463%	0.02000%	4.58187%	25,938.43	311,261.16
57	Loan	33	CCRE	Del Rey Creative Office	5,966,757	4.68850%	0.06463%	0.00000%	4.62387%	33,666.54	403,998.48
58	Loan		CCRE	La Quinta SS	5,455,736	4.79550%	0.01463%	0.02000%	4.76087%	34,085.57	409,026.84
59	Loan		GSMC	Highlands at East Ellijay	5,390,817	4.40150%	0.01463%	0.00000%	4.38687%	32,555.22	390,662.64
60	Loan	33	CCRE	Ventura Collection	4,954,361	4.51150%	0.01463%	0.02000%	4.47687%	31,076.34	372,916.08
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	5,211,985	4.83000%	0.04463%	0.00000%	4.78537%	31,852.05	382,224.60
62	Loan		CGMRC	North Main Street Portfolio	4,941,455	4.80000%	0.05963%	0.00000%	4.74037%	31,742.25	380,907.00
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	4,882,636	4.45000%	0.05463%	0.00000%	4.39537%	28,837.90	346,054.80
64	Loan	16, 39	CGMRC	The Lex Apartments	4,465,732	4.49000%	0.01463%	0.00000%	4.47537%	27,961.54	335,538.48
65	Loan		CGMRC	Devonshire Reseda Properties	4,422,168	4.34000%	0.01463%	0.00000%	4.32537%	27,347.27	328,167.24
66	Loan	33	CCRE	Santa Monica & Vine	4,416,458	4.51150%	0.01463%	0.02000%	4.47687%	27,702.34	332,428.08
67	Loan		CGMRC	Double R Self Storage	4,622,689	4.59000%	0.01463%	0.00000%	4.57537%	27,650.53	331,806.36
68	Loan	40	CGMRC	UC Storage	5,362,500	4.28000%	0.01463%	0.00000%	4.26537%	19,391.89	232,702.68
69	Loan		CGMRC	Tellus MS Portfolio	4,316,086	4.71000%	0.06463%	0.00000%	4.64537%	27,519.67	330,236.04
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	4,358,428	4.75000%	0.01463%	0.00000%	4.73537%	27,125.66	325,507.92
71	Loan	41	GSMC	Katy Green Retail	4,285,235	4.63200%	0.01463%	0.00000%	4.61737%	25,727.93	308,735.16
72	Loan		SMF I	La Quinta Brandon	3,582,363	4.95000%	0.01463%	0.00000%	4.93537%	27,920.67	335,048.04
73	Loan		MC-FiveMile	Mason Place	4,149,167	4.41000%	0.01463%	0.00000%	4.39537%	23,814.21	285,770.52
74	Loan		SMF I	Park Place Apartments	3,429,690	4.79400%	0.01463%	0.00000%	4.77937%	22,020.72	264,248.64
75	Loan		MC-FiveMile	Plaza de las Americas	3,548,854	4.55000%	0.06963%	0.00000%	4.48037%	21,150.91	253,810.92
76	Loan		CGMRC	Oakbrook MHC	3,347,831	4.79000%	0.01463%	0.00000%	4.77537%	21,486.50	257,838.00
77	Loan	33	CCRE	2025 Wilshire	4,000,000	4.87650%	0.01463%	0.02000%	4.84187%	16,480.76	197,769.12
78	Loan		CCRE	Comfort Inn Dickson	2,968,864	4.80000%	0.01463%	0.02000%	4.76537%	22,919.88	275,038.56
79	Loan		CGMRC	Storage WORKS	3,163,960	4.60000%	0.01463%	0.00000%	4.58537%	19,993.13	239,917.56
80	Loan		GSMC	Seminary Square	2,854,233	4.67950%	0.01463%	0.00000%	4.66487%	21,864.45	262,373.40
81	Loan	16	CGMRC	Tellus LA Portfolio	3,119,518	4.64000%	0.06463%	0.00000%	4.57537%	19,777.45	237,329.40
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	2,773,555	4.84000%	0.01463%	0.02000%	4.80537%	21,464.67	257,576.04
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	3,133,815	4.70000%	0.01463%	0.00000%	4.68537%	18,930.28	227,163.36
84	Loan		GSMC	Three Research Park	2,641,235	4.48900%	0.01463%	0.00000%	4.47437%	19,987.50	239,850.00

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Additional Strip (%)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Companion Loan Monthly Debt Service ($)	Companion Loan Annual Debt Service ($)
85	Loan		CCRE	Bennington Place & Genesis Square	2,673,839	4.44250%	0.01463%	0.02000%	4.40787%	16,676.00	200,112.00
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	2,565,095	4.94800%	0.01463%	0.02000%	4.91337%	16,676.50	200,118.00
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	2,696,318	5.08000%	0.05963%	0.00000%	5.02037%	16,847.54	202,170.48
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	2,462,461	4.95000%	0.01463%	0.00000%	4.93537%	16,013.10	192,157.20
89	Loan		CCRE	Stratford Square Apartments	2,296,094	4.91850%	0.01463%	0.02000%	4.88387%	14,891.85	178,702.20
90	Loan		CGMRC	Windy Hill	2,281,106	4.60000%	0.01463%	0.00000%	4.58537%	13,328.75	159,945.00
91	Loan	44	CGMRC	Amsdell - Warren, MI	1,721,014	4.55000%	0.06463%	0.00000%	4.48537%	10,830.29	129,963.48
92	Loan	33	CCRE	Florence Plaza	1,415,532	4.51150%	0.01463%	0.02000%	4.47687%	8,878.95	106,547.40

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
1	Loan		CGMRC	Queen Ka’ahumanu Center	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/30/2014
2	Loan	8	SMF I	1201 North Market Street	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	10/29/2014
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	10/14/2014
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	Interest Only	Actual/360	1	120	119	120	119	0	0	10/14/2014
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	Interest Only, Then Amortizing	Actual/360	4	24	20	120	116	360	360	8/1/2014
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	Interest Only	Actual/360	0	84	84	84	84	0	0	11/12/2014
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	10/2/2014
8	Loan	16	CGMRC	Fountains Center	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	10/22/2014
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	Amortizing	Actual/360	2	0	0	120	118	360	358	10/1/2014
10	Loan		CCRE	ART Maryland MF Portfolio	Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	9/24/2014
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	Interest Only	Actual/360	3	120	117	120	117	0	0	8/7/2014
12	Loan		GSMC	Fairgrounds Plaza Timonium	Interest Only	Actual/360	1	120	119	120	119	0	0	11/4/2014
13	Loan		CGMRC	129-131 Greene Street	Interest Only	Actual/360	1	60	59	60	59	0	0	10/24/2014
14	Loan	22, 23	GSMC	Capital Center	Interest Only, Then Amortizing	Actual/360	3	36	33	120	117	360	360	9/4/2014
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	Interest Only, Then Amortizing - ARD	Actual/360	1	36	35	120	119	360	360	10/8/2014
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	11/3/2014
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/30/2014
18	Loan		CCRE	Ignition Creative Office	Amortizing	Actual/360	2	0	0	120	118	360	358	9/17/2014
19	Loan		CCRE	Stafford Retail Portfolio	Amortizing	Actual/360	2	0	0	120	118	360	358	9/19/2014
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	Amortizing	Actual/360	3	0	0	120	117	360	357	8/29/2014
21	Loan		GSMC	Hilliard Village Apartments	Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	9/19/2014
22	Loan		CCRE	Overlook I	Interest Only, Then Amortizing	Actual/360	1	48	47	120	119	300	300	10/17/2014
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	Amortizing	Actual/360	1	0	0	120	119	360	359	10/31/2014
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	Amortizing	Actual/360	0	0	0	120	120	300	300	11/7/2014
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	Amortizing	Actual/360	2	0	0	120	118	360	358	10/1/2014
26	Loan	29	SMF I	Cypresswood Court Shopping Center	Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	10/31/2014
27	Loan		CCRE	Staybridge Suites Lafayette	Amortizing	Actual/360	1	0	0	120	119	360	359	10/22/2014
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	Amortizing	Actual/360	1	0	0	60	59	360	359	10/29/2014
29	Loan		CGMRC	Park Villas Apartments	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/30/2014
30	Loan	31	SMF I	Fountains of Denton	Interest Only, Then Amortizing	Actual/360	4	36	32	120	116	360	360	7/28/2014
31	Loan		CCRE	Auburn Heights Apartments	Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	10/1/2014
32	Loan		GSMC	Wilshire Woods	Amortizing	Actual/360	2	0	0	120	118	360	358	9/24/2014
33	Loan	32	SMF I	NorthTech Business Center	Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	11/3/2014
34	Loan	33	CCRE	Lindero Canyon Creative Campus	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/29/2014

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
35	Loan		CGMRC	Peoria Center at Arrowhead	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	10/16/2014
36	Loan	16, 34	GSMC	Cypress Station Square	Amortizing	Actual/360	1	0	0	60	59	360	359	10/21/2014
37	Loan		CGMRC	Millennia Housing Portfolio	Amortizing	Actual/360	1	0	0	60	59	360	359	10/16/2014
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	Interest Only, Then Amortizing	Actual/360	2	24	22	60	58	360	360	10/6/2014
39	Loan	16	MC-FiveMile	Riverview	Amortizing	Actual/360	1	0	0	120	119	360	359	10/24/2014
40	Loan	33	CCRE	Wilshire Gramercy Plaza	Amortizing	Actual/360	2	0	0	120	118	360	358	9/17/2014
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	Amortizing	Actual/360	2	0	0	120	118	360	358	10/1/2014
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	Amortizing	Actual/360	1	0	0	120	119	300	299	10/8/2014
43	Loan		GSMC	Mt Diablo Self Storage	Interest Only	Actual/360	1	120	119	120	119	0	0	10/10/2014
44	Loan		CGMRC	Dick’s Sporting Goods	Amortizing	Actual/360	2	0	0	120	118	300	298	10/1/2014
45	Loan		GSMC	Bethel Centre	Amortizing	Actual/360	0	0	0	120	120	300	300	11/7/2014
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	Amortizing	Actual/360	1	0	0	120	119	300	299	10/15/2014
47	Loan	33	CCRE	Stone Creek Plaza	Amortizing	Actual/360	1	0	0	120	119	360	359	10/23/2014
48	Loan		GSMC	Oregon City Point	Interest Only	Actual/360	1	120	119	120	119	0	0	10/8/2014
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	Amortizing	Actual/360	4	0	0	120	116	300	296	7/31/2014
50	Loan		SMF I	Casa de Luna	Amortizing	Actual/360	1	0	0	120	119	360	359	10/30/2014
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	Amortizing	Actual/360	2	0	0	120	118	300	298	10/1/2014
52	Loan		CGMRC	Green Oaks	Amortizing	Actual/360	2	0	0	120	118	360	358	9/29/2014
53	Loan		CGMRC	Winn Dixie Birmingham	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/18/2014
54	Loan		MC-FiveMile	Pecan Park Plaza	Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	9/10/2014
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	Interest Only	Actual/360	1	120	119	120	119	0	0	10/30/2014
56	Loan		CCRE	CVS North Attleboro	Interest Only	Actual/360	2	120	118	120	118	0	0	9/30/2014
57	Loan	33	CCRE	Del Rey Creative Office	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	9/29/2014
58	Loan		CCRE	La Quinta SS	Interest Only, Then Amortizing	Actual/360	2	12	10	120	118	360	360	9/22/2014
59	Loan		GSMC	Highlands at East Ellijay	Interest Only, Then Amortizing	Actual/360	1	12	11	120	119	360	360	10/15/2014
60	Loan	33	CCRE	Ventura Collection	Amortizing	Actual/360	2	0	0	120	118	360	358	9/17/2014
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	9/30/2014
62	Loan		CGMRC	North Main Street Portfolio	Amortizing	Actual/360	3	0	0	120	117	360	357	8/15/2014
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	10/22/2014
64	Loan	16, 39	CGMRC	The Lex Apartments	Amortizing	Actual/360	2	0	0	120	118	360	358	9/10/2014
65	Loan		CGMRC	Devonshire Reseda Properties	Amortizing	Actual/360	1	0	0	120	119	360	359	10/30/2014
66	Loan	33	CCRE	Santa Monica & Vine	Amortizing	Actual/360	2	0	0	120	118	360	358	9/17/2014
67	Loan		CGMRC	Double R Self Storage	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	10/28/2014
68	Loan	40	CGMRC	UC Storage	Interest Only	Actual/360	1	120	119	120	119	0	0	10/30/2014
69	Loan		CGMRC	Tellus MS Portfolio	Amortizing	Actual/360	2	0	0	120	118	360	358	9/29/2014
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	Interest Only, Then Amortizing	Actual/360	1	12	11	120	119	360	360	10/31/2014
71	Loan	41	GSMC	Katy Green Retail	Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	9/19/2014
72	Loan		SMF I	La Quinta Brandon	Amortizing	Actual/360	1	0	0	120	119	300	299	10/24/2014
73	Loan		MC-FiveMile	Mason Place	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	10/31/2014
74	Loan		SMF I	Park Place Apartments	Amortizing	Actual/360	1	0	0	120	119	360	359	10/31/2014
75	Loan		MC-FiveMile	Plaza de las Americas	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	10/31/2014
76	Loan		CGMRC	Oakbrook MHC	Amortizing	Actual/360	2	0	0	120	118	360	358	9/12/2014
77	Loan	33	CCRE	2025 Wilshire	Interest Only	Actual/360	2	60	58	60	58	0	0	9/19/2014
78	Loan		CCRE	Comfort Inn Dickson	Amortizing	Actual/360	1	0	0	120	119	300	299	10/29/2014
79	Loan		CGMRC	Storage WORKS	Amortizing	Actual/360	1	0	0	120	119	360	359	10/10/2014
80	Loan		GSMC	Seminary Square	Amortizing	Actual/360	2	0	0	120	118	300	298	9/19/2014
81	Loan	16	CGMRC	Tellus LA Portfolio	Amortizing	Actual/360	1	0	0	120	119	360	359	10/29/2014
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	Amortizing	Actual/360	2	0	0	120	118	300	298	9/26/2014
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	9/9/2014
84	Loan		GSMC	Three Research Park	Amortizing	Actual/360	2	0	0	120	118	300	298	9/11/2014

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest- Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
85	Loan		CCRE	Bennington Place & Genesis Square	Amortizing	Actual/360	2	0	0	120	118	360	358	10/6/2014
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	Amortizing	Actual/360	2	0	0	120	118	360	358	10/3/2014
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	9/12/2014
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	Amortizing	Actual/360	1	0	0	120	119	360	359	10/29/2014
89	Loan		CCRE	Stratford Square Apartments	Amortizing	Actual/360	2	0	0	120	118	360	358	9/30/2014
90	Loan		CGMRC	Windy Hill	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	10/15/2014
91	Loan	44	CGMRC	Amsdell - Warren, MI	Amortizing	Actual/360	1	0	0	120	119	360	359	10/28/2014
92	Loan	33	CCRE	Florence Plaza	Amortizing	Actual/360	2	0	0	120	118	360	358	9/17/2014

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default
1	Loan		CGMRC	Queen Ka’ahumanu Center	6	11/6/2014	10/6/2019	11/6/2019	10/6/2024	No		0	0
2	Loan	8	SMF I	1201 North Market Street	6	12/6/2014	11/6/2017	12/6/2017	11/6/2024	No		0	0
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	6	12/6/2014	11/6/2019	12/6/2019	11/6/2024	No		0	0
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	6	12/6/2014	11/6/2024		11/6/2024	No		2	0
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	6	9/6/2014	8/6/2016	9/6/2016	8/6/2024	No		0	0
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	1	1/1/2015	12/6/2021		12/6/2021	No		5	5, additionally 5 days grace past the Outside Payment Date, once for the loan term
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	1	12/1/2014	11/1/2019	12/1/2019	11/1/2024	No		0	5
8	Loan	16	CGMRC	Fountains Center	6	12/6/2014	11/6/2016	12/6/2016	11/6/2024	No		0	0
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
10	Loan		CCRE	ART Maryland MF Portfolio	6	11/6/2014	10/6/2017	11/6/2017	10/6/2024	No		0	0
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	1	10/1/2014	9/1/2024		9/1/2024	No		5	5
12	Loan		GSMC	Fairgrounds Plaza Timonium	6	12/6/2014	11/6/2024		11/6/2024	No		0	0
13	Loan		CGMRC	129-131 Greene Street	6	12/6/2014	11/6/2019		11/6/2019	No		0	0
14	Loan	22, 23	GSMC	Capital Center	6	10/6/2014	9/6/2017	10/6/2017	9/6/2024	No		0	0
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	6	12/6/2014	11/6/2017	12/6/2017	11/6/2024	Yes	11/6/2044	0	0
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	6	12/6/2014	11/6/2017	12/6/2017	11/6/2024	No		0	0
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	6	11/6/2014	10/6/2019	11/6/2019	10/6/2024	No		0	0
18	Loan		CCRE	Ignition Creative Office	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
19	Loan		CCRE	Stafford Retail Portfolio	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	6	10/6/2014		10/6/2014	9/6/2024	No		0	0
21	Loan		GSMC	Hilliard Village Apartments	6	11/6/2014	10/6/2017	11/6/2017	10/6/2024	No		5 days grace, once per calendar year	0
22	Loan		CCRE	Overlook I	6	12/6/2014	11/6/2018	12/6/2018	11/6/2024	No		0	0
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	6	1/6/2015		1/6/2015	12/6/2024	No		0	0
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	1	11/1/2014		11/1/2014	10/1/2024	No		5	5
26	Loan	29	SMF I	Cypresswood Court Shopping Center	6	12/6/2014	11/6/2019	12/6/2019	11/6/2024	No		0	0
27	Loan		CCRE	Staybridge Suites Lafayette	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	6	12/6/2014		12/6/2014	11/6/2019	No		0	0
29	Loan		CGMRC	Park Villas Apartments	6	11/6/2014	10/6/2019	11/6/2019	10/6/2024	No		0	0
30	Loan	31	SMF I	Fountains of Denton	6	9/6/2014	8/6/2017	9/6/2017	8/6/2024	No		0	0
31	Loan		CCRE	Auburn Heights Apartments	6	11/6/2014	10/6/2017	11/6/2017	10/6/2024	No		0	0
32	Loan		GSMC	Wilshire Woods	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
33	Loan	32	SMF I	NorthTech Business Center	6	12/6/2014	11/6/2019	12/6/2019	11/6/2024	No		0	0
34	Loan	33	CCRE	Lindero Canyon Creative Campus	6	11/6/2014	10/6/2019	11/6/2019	10/6/2024	No		0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default
35	Loan		CGMRC	Peoria Center at Arrowhead	6	12/6/2014	11/6/2017	12/6/2017	11/6/2024	No		0	0
36	Loan	16, 34	GSMC	Cypress Station Square	6	12/6/2014		12/6/2014	11/6/2019	No		0	0
37	Loan		CGMRC	Millennia Housing Portfolio	6	12/6/2014		12/6/2014	11/6/2019	No		0	0
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	6	11/6/2014	10/6/2016	11/6/2016	10/6/2019	No		0	0
39	Loan	16	MC-FiveMile	Riverview	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
40	Loan	33	CCRE	Wilshire Gramercy Plaza	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	1	11/1/2014		11/1/2014	10/1/2024	No		5	5
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
43	Loan		GSMC	Mt Diablo Self Storage	6	12/6/2014	11/6/2024		11/6/2024	No		0	0
44	Loan		CGMRC	Dick’s Sporting Goods	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
45	Loan		GSMC	Bethel Centre	6	1/6/2015		1/6/2015	12/6/2024	No		0	0
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
47	Loan	33	CCRE	Stone Creek Plaza	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
48	Loan		GSMC	Oregon City Point	6	12/6/2014	11/6/2024		11/6/2024	No		0	0
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	6	9/6/2014		9/6/2014	8/6/2024	No		10	0
50	Loan		SMF I	Casa de Luna	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	6	11/6/2014		11/6/2014	10/6/2024	No		10	0
52	Loan		CGMRC	Green Oaks	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
53	Loan		CGMRC	Winn Dixie Birmingham	6	11/6/2014	10/6/2019	11/6/2019	10/6/2024	No		0	0
54	Loan		MC-FiveMile	Pecan Park Plaza	6	11/6/2014	10/6/2017	11/6/2017	10/6/2024	No		0	0
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	6	12/6/2014	11/6/2024		11/6/2024	No		0	0
56	Loan		CCRE	CVS North Attleboro	6	11/6/2014	10/6/2024		10/6/2024	No		0	0
57	Loan	33	CCRE	Del Rey Creative Office	6	11/6/2014	10/6/2019	11/6/2019	10/6/2024	No		0	0
58	Loan		CCRE	La Quinta SS	6	11/6/2014	10/6/2015	11/6/2015	10/6/2024	No		0	0
59	Loan		GSMC	Highlands at East Ellijay	6	12/6/2014	11/6/2015	12/6/2015	11/6/2024	No		5 days grace, once per calendar year	0
60	Loan	33	CCRE	Ventura Collection	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	6	11/6/2014	10/6/2016	11/6/2016	10/6/2024	No		0	0
62	Loan		CGMRC	North Main Street Portfolio	6	10/6/2014		10/6/2014	9/6/2024	No		0	0
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	6	12/6/2014	11/6/2016	12/6/2016	11/6/2024	No		5 days grace, once per calendar year	0
64	Loan	16, 39	CGMRC	The Lex Apartments	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
65	Loan		CGMRC	Devonshire Reseda Properties	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
66	Loan	33	CCRE	Santa Monica & Vine	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
67	Loan		CGMRC	Double R Self Storage	6	12/6/2014	11/6/2016	12/6/2016	11/6/2024	No		0	0
68	Loan	40	CGMRC	UC Storage	6	12/6/2014	11/6/2024		11/6/2024	No		0	0
69	Loan		CGMRC	Tellus MS Portfolio	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	6	12/6/2014	11/6/2015	12/6/2015	11/6/2024	No		0	0
71	Loan	41	GSMC	Katy Green Retail	6	11/6/2014	10/6/2016	11/6/2016	10/6/2024	No		0	0
72	Loan		SMF I	La Quinta Brandon	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
73	Loan		MC-FiveMile	Mason Place	6	12/6/2014	11/6/2017	12/6/2017	11/6/2024	No		0	0
74	Loan		SMF I	Park Place Apartments	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
75	Loan		MC-FiveMile	Plaza de las Americas	6	12/6/2014	11/6/2016	12/6/2016	11/6/2024	No		0	0
76	Loan		CGMRC	Oakbrook MHC	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
77	Loan	33	CCRE	2025 Wilshire	6	11/6/2014	10/6/2019		10/6/2019	No		0	0
78	Loan		CCRE	Comfort Inn Dickson	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
79	Loan		CGMRC	Storage WORKS	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
80	Loan		GSMC	Seminary Square	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
81	Loan	16	CGMRC	Tellus LA Portfolio	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	6	11/6/2014	10/6/2016	11/6/2016	10/6/2024	No		0	0
84	Loan		GSMC	Three Research Park	6	11/6/2014		11/6/2014	10/6/2024	No		0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default
85	Loan		CCRE	Bennington Place & Genesis Square	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	6	11/6/2014	10/6/2016	11/6/2016	10/6/2024	No		0	0
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
89	Loan		CCRE	Stratford Square Apartments	6	11/6/2014		11/6/2014	10/6/2024	No		0	0
90	Loan		CGMRC	Windy Hill	6	12/6/2014	11/6/2017	12/6/2017	11/6/2024	No		0	0
91	Loan	44	CGMRC	Amsdell - Warren, MI	6	12/6/2014		12/6/2014	11/6/2024	No		0	0
92	Loan	33	CCRE	Florence Plaza	6	11/6/2014		11/6/2014	10/6/2024	No		0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Prepayment Provision (3)	2011 EGI ($)	2011 Expenses ($)	2011 NOI ($)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)
1	Loan		CGMRC	Queen Ka’ahumanu Center	Lockout/26_Defeasance/90_0%/4	17,089,844	10,919,874	6,169,970	17,915,686	11,351,269	6,564,417	18,300,220	11,262,106
2	Loan	8	SMF I	1201 North Market Street	Lockout/25_Defeasance/91_0%/4	14,975,688	5,141,503	9,834,185	13,666,355	5,397,021	8,269,334	14,170,772	5,661,280
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	Lockout/25_>YM or 1%/91_0%/4	9,149,471	4,525,809	4,623,662	9,575,868	4,441,986	5,133,882	10,302,099	5,212,043
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	Lockout/28_Defeasance/89_0%/3	14,647,422	5,854,731	8,792,691	15,099,935	5,183,168	9,916,766	15,607,921	5,087,955
5.01	Property			One Olympia Park Plaza		2,293,431	894,098	1,399,333	2,565,246	770,253	1,794,993	2,604,113	742,285
5.02	Property			Two and Three Corporate Center		1,920,608	845,162	1,075,446	2,377,525	820,368	1,557,157	2,179,659	766,000
5.03	Property			614 & 620 West Main Street		2,267,624	807,834	1,459,790	1,773,606	687,421	1,086,185	1,906,199	683,230
5.04	Property			Five Corporate Center		1,511,298	704,008	807,290	1,921,419	674,723	1,246,696	1,972,466	654,663
5.05	Property			Fenley Office Park Building C		1,452,814	464,324	988,490	1,397,089	352,478	1,044,611	1,338,818	350,800
5.06	Property			One Triton Office Park		1,087,186	505,981	581,206	1,289,132	493,287	795,844	1,336,068	501,072
5.07	Property			One Corporate Center		972,376	469,430	502,946	1,218,410	415,370	803,041	1,426,939	438,634
5.08	Property			Fenley Office Park Building B		930,231	330,473	599,758	939,236	282,644	656,592	847,935	269,081
5.09	Property			Fenley Office Park Building A		876,655	332,939	543,716	439,810	240,907	198,902	840,027	249,571
5.10	Property			Six Corporate Center		684,395	265,504	418,891	670,136	229,049	441,087	626,338	223,996
5.11	Property			Browenton Place		650,804	234,979	415,825	508,326	216,668	291,658	529,359	208,622
6	Loan		GSMC	IGT Retail Condominium	Lockout/24_YM/55_0%/5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	Lockout/25_>YM or 1%/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan	16	CGMRC	Fountains Center	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	2,561,204	1,521,984	1,039,220	3,064,894	1,642,089
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	5,176,640	3,746,387	1,430,253	7,686,754	4,841,971
10	Loan		CCRE	ART Maryland MF Portfolio	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	3,201,914	1,316,544
10.01	Property			Forsythia Court Apartments		N/A	N/A	N/A	N/A	N/A	N/A	1,119,655	559,231
10.02	Property			Cherry Tree Apartments		N/A	N/A	N/A	N/A	N/A	N/A	810,803	261,661
10.03	Property			Annhurst Apartments		N/A	N/A	N/A	N/A	N/A	N/A	586,947	218,285
10.04	Property			Merrifield Apartments		N/A	N/A	N/A	N/A	N/A	N/A	684,509	277,367
11	Loan	20, 21	CGMRC	Bank of America Plaza	Lockout/27_Defeasance/86_0%/7	57,476,163	22,620,951	34,855,212	52,527,192	22,919,691	29,607,501	53,763,284	24,898,805
12	Loan		GSMC	Fairgrounds Plaza Timonium	Lockout/25_Defeasance/91_0%/4	2,345,076	564,570	1,780,506	2,421,413	518,900	1,902,512	2,438,307	578,919
13	Loan		CGMRC	129-131 Greene Street	Lockout/25_Defeasance/31_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	22, 23	GSMC	Capital Center	Lockout/27_Defeasance/88_0%/5	2,514,976	1,085,518	1,429,459	2,846,277	1,052,895	1,793,382	2,662,207	1,100,744
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	Lockout/25_Defeasance/90_0%/5	1,600,000	N/A	1,600,000	1,619,730	N/A	1,619,730	1,782,033	N/A
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	Lockout/25_Defeasance/91_0%/4	1,766,914	76,769	1,690,145	1,778,733	77,785	1,700,948	1,805,264	77,253
16.01	Property			190 East 98th Street		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.02	Property			128-144 East 98th Street		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.03	Property			90-92 East 98th Street		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16.04	Property			112 East 98th Street		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan		CGMRC	Villas at Greenview	Lockout/26_>YM or 1%/91_0%/3	2,308,935	632,630	1,676,305	2,346,387	718,366	1,628,021	2,206,711	754,326
18	Loan		CCRE	Ignition Creative Office	Lockout/26_Defeasance/91_0%/3	N/A	N/A	N/A	N/A	N/A	N/A	720,100	112,447
19	Loan		CCRE	Stafford Retail Portfolio	Lockout/26_>YM or 1%/91_0%/3	1,751,850	474,837	1,277,012	2,019,238	505,420	1,513,817	2,321,966	504,598
19.01	Property			Best Buy Center		1,519,960	351,305	1,168,655	1,739,875	381,649	1,358,226	1,925,163	360,788
19.02	Property			Crossings of Beaufort		231,890	123,532	108,357	279,363	123,772	155,591	396,803	143,810
20	Loan	26	CGMRC	Arlington Plaza	Lockout/27_Defeasance/89_0%/4	2,761,002	1,358,209	1,402,793	2,897,369	1,404,573	1,492,797	2,923,020	1,448,745
21	Loan		GSMC	Hilliard Village Apartments	Lockout/23_>YM or 1%/92_0%/5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	Loan		CCRE	Overlook I	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	2,001,795	575,983
23.01	Property			Wabash Crossing West		N/A	N/A	N/A	N/A	N/A	N/A	736,391	228,360
23.02	Property			College Square		N/A	N/A	N/A	N/A	N/A	N/A	554,924	155,113
23.03	Property			Lowell Plaza		N/A	N/A	N/A	N/A	N/A	N/A	489,380	171,409
23.04	Property			Walgreen’s - Rensselaer		N/A	N/A	N/A	N/A	N/A	N/A	221,100	21,100
24	Loan		GSMC	Ruben Retail Portfolio	Lockout/24_Defeasance/92_0%/4	3,200,888	1,490,800	1,710,088	3,468,572	1,493,051	1,975,521	3,439,611	1,505,067
24.01	Property			North High Centre		721,475	307,085	414,390	795,660	294,021	501,639	776,677	260,883
24.02	Property			Shoppes at Collingwood		690,166	286,583	403,583	785,637	309,584	476,054	739,306	290,770
24.03	Property			Wyandotte Centre		395,998	251,438	144,561	418,925	211,211	207,714	382,417	255,882
24.04	Property			McNaughten Centre		387,276	196,823	190,453	412,333	200,352	211,981	447,978	207,289
24.05	Property			Beechcroft Centre		368,963	172,638	196,325	355,169	184,303	170,866	383,497	199,733
24.06	Property			S & L Centre		195,436	83,781	111,656	226,356	88,477	137,880	228,459	84,027
24.07	Property			West Broad Centre		221,788	92,618	129,169	230,016	101,999	128,017	223,290	95,737
24.08	Property			Village Centre		219,785	99,834	119,951	244,476	103,105	141,370	257,986	110,747
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	Lockout/26_Defeasance/92_0%/2	4,949,887	3,536,403	1,413,484	5,541,138	3,912,564	1,628,574	5,235,767	3,792,337
26	Loan	29	SMF I	Cypresswood Court Shopping Center	Lockout/25_Defeasance or >YM or 1%/88_0%/7	N/A	N/A	N/A	1,370,680	598,795	771,885	2,216,764	685,939
27	Loan		CCRE	Staybridge Suites Lafayette	Lockout/25_Defeasance/90_0%/5	3,180,045	2,116,455	1,063,590	3,249,194	2,076,234	1,172,960	3,494,105	2,175,329
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	Lockout/25_Defeasance/32_0%/3	N/A	N/A	N/A	1,020,911	499,001	521,910	1,678,973	706,539
29	Loan		CGMRC	Park Villas Apartments	Lockout/26_>YM or 1%/91_0%/3	1,620,386	519,216	1,101,170	1,648,347	589,510	1,058,837	1,606,027	628,078
30	Loan	31	SMF I	Fountains of Denton	Lockout/28_Defeasance/88_0%/4	1,709,594	829,520	880,074	1,857,691	852,276	1,005,415	1,942,525	872,641
31	Loan		CCRE	Auburn Heights Apartments	Lockout/26_Defeasance/90_0%/4	1,824,333	963,339	860,994	1,892,935	928,299	964,636	2,008,048	905,988
32	Loan		GSMC	Wilshire Woods	Lockout/26_Defeasance/90_0%/4	2,466,099	1,384,479	1,081,620	2,537,119	1,296,852	1,240,267	2,740,142	1,313,260
33	Loan	32	SMF I	NorthTech Business Center	Lockout/25_>YM or 1%/82_0%/13	1,305,617	389,959	915,658	1,188,050	420,706	767,344	1,491,173	458,001
34	Loan	33	CCRE	Lindero Canyon Creative Campus	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	664,156	417,313

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Prepayment Provision (3)	2011 EGI ($)	2011 Expenses ($)	2011 NOI ($)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)
35	Loan		CGMRC	Peoria Center at Arrowhead	Lockout/25_Defeasance/92_0%/3	1,695,917	723,992	971,925	2,321,903	806,329	1,515,574	1,474,594	750,759
36	Loan	16, 34	GSMC	Cypress Station Square	Lockout/23_>YM or 1%/33_0%/4	1,807,276	608,423	1,198,853	1,894,312	646,204	1,248,108	1,229,734	658,630
37	Loan		CGMRC	Millennia Housing Portfolio	Lockout/25_Defeasance/32_0%/3	N/A	N/A	N/A	2,225,029	1,533,328	691,700	2,404,934	1,424,366
37.01	Property			Bay Pointe Townhomes		N/A	N/A	N/A	1,108,073	776,664	331,409	1,211,462	674,151
37.02	Property			Little Traverse Village		N/A	N/A	N/A	486,441	356,797	129,644	540,946	365,002
37.03	Property			Anchor Bay		N/A	N/A	N/A	630,515	399,867	230,647	652,525	385,213
38	Loan		GSMC	Village at Lakeside Apartments	Lockout/26_Defeasance/31_0%/3	1,541,354	744,806	796,548	1,615,120	711,078	904,042	1,597,134	737,922
39	Loan	16	MC-FiveMile	Riverview	Lockout/25_Defeasance/91_0%/4	2,304,447	1,309,749	994,698	2,249,515	1,314,646	934,868	2,254,651	1,337,046
40	Loan	33	CCRE	Wilshire Gramercy Plaza	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	1,152,908	323,138	829,770	1,232,275	338,242
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	Lockout/26_Defeasance/92_0%/2	3,313,205	2,282,883	1,030,322	3,672,512	2,419,138	1,253,374	3,963,128	2,599,689
41.01	Property			Residence Inn by Marriott		2,142,628	1,386,548	756,080	2,249,695	1,397,355	852,340	2,359,707	1,467,609
41.02	Property			Fairfield Inn by Marriott		1,170,577	896,335	274,242	1,422,817	1,021,783	401,034	1,603,421	1,132,080
42	Loan		GSMC	10500 Richmond	Lockout/25_Defeasance/91_0%/4	1,907,431	788,692	1,118,739	2,076,575	792,747	1,283,829	2,110,855	820,484
43	Loan		GSMC	Mt Diablo Self Storage	Lockout/25_Defeasance/91_0%/4	1,419,458	508,893	910,565	1,431,092	508,522	922,570	1,465,209	508,484
44	Loan		CGMRC	Dick’s Sporting Goods	Lockout/26_Defeasance/90_0%/4	1,248,750	40,473	1,208,277	1,248,750	37,463	1,211,287	1,248,750	40,539
45	Loan		GSMC	Bethel Centre	Lockout/24_Defeasance/92_0%/4	1,878,972	752,183	1,126,789	1,994,173	721,490	1,272,683	1,844,812	832,729
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	Lockout/11_>YM or 1%/105_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	Loan	33	CCRE	Stone Creek Plaza	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	1,213,450	323,448	890,002	1,148,002	229,877
48	Loan		GSMC	Oregon City Point	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	989,875	303,823	686,052	1,030,104	314,030
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	Lockout/28_Defeasance/88_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	Loan		SMF I	Casa de Luna	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	1,417,233	677,376
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	3,082,011	1,868,899
52	Loan		CGMRC	Green Oaks	Lockout/26_Defeasance/90_0%/4	1,464,420	756,607	707,814	1,257,818	759,401	498,417	1,631,534	795,922
53	Loan		CGMRC	Winn Dixie Birmingham	Lockout/26_Defeasance/91_0%/3	N/A	N/A	N/A	674,358	N/A	674,358	674,358	N/A
54	Loan		MC-FiveMile	Pecan Park Plaza	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	690,902	236,169
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	Lockout/25_Defeasance/91_0%/4	1,061,495	246,850	814,645	1,042,692	270,075	772,617	1,003,643	278,228
56	Loan		CCRE	CVS North Attleboro	Lockout/26_Defeasance/91_0%/3	N/A	N/A	N/A	N/A	N/A	N/A	500,000	N/A
57	Loan	33	CCRE	Del Rey Creative Office	Lockout/26_Defeasance/90_0%/4	749,718	222,564	527,154	722,365	221,013	501,352	831,161	217,517
58	Loan		CCRE	La Quinta SS	Lockout/26_>YM or 1%/89_0%/5	766,611	326,533	440,078	764,401	294,402	469,999	823,500	311,258
59	Loan		GSMC	Highlands at East Ellijay	Lockout/25_Defeasance/91_0%/4	987,498	330,549	656,948	819,652	329,885	489,767	904,675	309,230
60	Loan	33	CCRE	Ventura Collection	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	789,591	176,480	613,111	790,260	176,191
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	604,291	318,066	286,224	722,861	335,014
62	Loan		CGMRC	North Main Street Portfolio	Lockout/27_Defeasance/90_0%/3	762,578	290,456	472,122	761,100	353,942	407,159	963,014	366,353
62.01	Property			924-944 North Main Street		343,703	161,436	182,267	386,139	163,315	222,824	398,439	166,174
62.02	Property			1250 North Main Street		213,535	47,005	166,530	166,670	109,261	57,410	279,520	117,914
62.03	Property			912 North Main Street		142,584	59,376	83,208	155,461	59,757	95,704	226,257	62,163
62.04	Property			918-920 North Main Street		62,756	22,639	40,117	52,830	21,609	31,221	58,797	20,101
63	Loan		GSMC	Belmont Run Apartments	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	703,724	504,396
64	Loan	16, 39	CGMRC	The Lex Apartments	Lockout/26_>YM or 1%/92_0%/2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	Loan		CGMRC	Devonshire Reseda Properties	Lockout/25_Defeasance/91_0%/4	901,623	135,345	766,277	912,047	128,780	783,267	909,885	129,909
66	Loan	33	CCRE	Santa Monica & Vine	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	680,636	155,549	525,087	708,851	157,069
67	Loan		CGMRC	Double R Self Storage	Lockout/25_Defeasance or >YM or 1%/92_0%/3	679,358	249,284	430,074	647,153	275,974	371,180	715,331	257,011
68	Loan	40	CGMRC	UC Storage	Lockout/25_Defeasance/91_0%/4	897,283	403,887	493,396	935,471	392,660	542,811	920,002	398,773
69	Loan		CGMRC	Tellus MS Portfolio	Lockout/26_Defeasance/91_0%/3	678,967	296,670	382,297	699,576	321,210	378,366	746,616	315,104
69.01	Property			Golden Eagle Self Storage		280,235	130,382	149,853	289,683	134,605	155,078	336,357	132,849
69.02	Property			Dedeaux West Self Storage		188,481	86,733	101,748	200,769	98,598	102,171	202,768	91,848
69.03	Property			Dedeaux East Self Storage		210,251	79,555	130,696	209,124	88,007	121,117	207,491	90,407
70	Loan		CGMRC	Belle Rive Club Apartments	Lockout/25_Defeasance/91_0%/4	817,998	326,341	491,657	865,128	399,480	465,648	894,170	402,907
71	Loan	41	GSMC	Katy Green Retail	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
72	Loan		SMF I	La Quinta Brandon	Lockout/25_Defeasance/91_0%/4	1,249,377	614,800	634,577	1,322,283	605,333	716,950	1,357,146	633,081
73	Loan		MC-FiveMile	Mason Place	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	477,558	126,273	351,285	611,381	126,273
74	Loan		SMF I	Park Place Apartments	Lockout/25_Defeasance/91_0%/4	608,568	177,805	430,763	610,835	187,025	423,810	611,332	160,266
75	Loan		MC-FiveMile	Plaza de las Americas	Lockout/25_Defeasance/91_0%/4	774,329	268,536	505,793	686,862	302,920	383,942	754,658	260,598
76	Loan		CGMRC	Oakbrook MHC	Lockout/26_Defeasance/91_0%/3	720,581	298,990	421,591	731,721	297,715	434,006	748,440	299,665
77	Loan	33	CCRE	2025 Wilshire	Lockout/26_Defeasance/30_0%/4	368,918	60,623	308,295	368,918	60,070	308,848	368,918	61,365
78	Loan		CCRE	Comfort Inn Dickson	Lockout/25_Defeasance/92_0%/3	923,398	553,502	369,897	943,434	530,639	412,795	1,214,505	587,755
79	Loan		CGMRC	Storage WORKS	Lockout/25_Defeasance/91_0%/4	444,826	184,405	260,421	458,214	206,444	251,770	526,803	208,859
80	Loan		GSMC	Seminary Square	Lockout/26_Defeasance/90_0%/4	408,102	163,552	244,549	443,577	146,932	296,645	508,440	160,722
81	Loan	16	CGMRC	Tellus LA Portfolio	Lockout/25_Defeasance/92_0%/3	336,489	174,954	161,535	408,327	183,822	224,505	525,434	221,902
81.01	Property			Abita Self Storage		229,448	103,961	125,487	262,660	110,586	152,074	297,948	113,248
81.02	Property	16		A+ Self Storage		107,041	70,993	36,048	145,667	73,236	72,430	227,486	108,654
82	Loan		CCRE	Rite Aid Pontiac	Lockout/26_Defeasance/91_0%/3	400,260	N/A	400,260	400,260	N/A	400,260	400,260	N/A
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	Lockout/26_Defeasance/90_0%/4	683,752	279,645	404,107	670,760	365,232	305,528	646,328	336,313
84	Loan		GSMC	Three Research Park	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	625,090	201,646	423,444	575,316	203,303

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Prepayment Provision (3)	2011 EGI ($)	2011 Expenses ($)	2011 NOI ($)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)
85	Loan		CCRE	Bennington Place & Genesis Square	Lockout/26_>YM or 1%/90_0%/4	649,435	150,331	499,103	642,593	158,676	483,916	425,961	145,842
85.01	Property			Genesis Square		345,051	68,611	276,439	344,917	65,684	279,233	171,495	59,198
85.02	Property			Bennington Place		304,384	81,720	222,664	297,676	92,992	204,683	254,466	86,644
86	Loan		CCRE	Dollar General TX & OK Portfolio	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	335,882	N/A
86.01	Property			Dollar General - Ardmore		N/A	N/A	N/A	N/A	N/A	N/A	94,288	N/A
86.02	Property			Dollar General - Abilene		N/A	N/A	N/A	N/A	N/A	N/A	88,317	N/A
86.03	Property			Dollar General - Midland		N/A	N/A	N/A	N/A	N/A	N/A	85,114	N/A
86.04	Property			Dollar General - Carney		N/A	N/A	N/A	N/A	N/A	N/A	68,163	N/A
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	Lockout/26_Defeasance/90_0%/4	292,153	134,457	157,696	415,371	214,923	200,448	429,960	258,421
87.01	Property			Urbane on Main		292,153	134,457	157,696	297,558	135,394	162,164	303,442	148,461
87.02	Property			Urbane on Oakwood		N/A	N/A	N/A	117,813	79,529	38,284	126,518	109,960
88	Loan		SMF I	757 East Tremont Avenue	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89	Loan		CCRE	Stratford Square Apartments	Lockout/26_Defeasance/91_0%/3	643,003	303,579	339,424	688,859	328,865	359,994	764,468	390,526
90	Loan		CGMRC	Windy Hill	Lockout/25_Defeasance/91_0%/4	356,829	98,741	258,087	384,881	102,411	282,470	423,828	100,412
91	Loan	44	CGMRC	Amsdell - Warren, MI	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	360,598	250,868	109,730	392,202	240,152
92	Loan	33	CCRE	Florence Plaza	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	239,955	75,178

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan		CGMRC	Queen Ka’ahumanu Center	7,038,114	18,346,500	11,377,760	6,968,740	6/30/2014	12	Trailing 12	18,841,453	11,384,806
2	Loan	8	SMF I	1201 North Market Street	8,509,492	13,720,721	5,731,325	7,989,396	7/31/2014	12	Trailing 12	14,645,607	5,787,438
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	5,090,056	11,085,229	5,626,706	5,458,523	8/31/2014	12	Trailing 12	13,131,805	5,356,934
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	18,624,938	5,970,918
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	10,519,966	15,747,027	5,522,832	10,224,196	5/31/2014	12	Trailing 12	17,503,089	6,665,695
5.01	Property			One Olympia Park Plaza	1,861,828	2,644,935	812,078	1,832,858	5/31/2014	12	Trailing 12	2,672,611	948,868
5.02	Property			Two and Three Corporate Center	1,413,658	1,954,436	819,954	1,134,483	5/31/2014	12	Trailing 12	2,584,296	1,015,687
5.03	Property			614 & 620 West Main Street	1,222,969	1,984,716	731,911	1,252,805	5/31/2014	12	Trailing 12	2,169,558	897,009
5.04	Property			Five Corporate Center	1,317,802	1,953,146	692,621	1,260,525	5/31/2014	12	Trailing 12	2,027,543	838,562
5.05	Property			Fenley Office Park Building C	988,018	1,371,223	375,941	995,282	5/31/2014	12	Trailing 12	1,544,192	460,043
5.06	Property			One Triton Office Park	834,996	1,428,581	553,572	875,009	5/31/2014	12	Trailing 12	1,819,656	678,297
5.07	Property			One Corporate Center	988,305	1,511,887	490,422	1,021,465	5/31/2014	12	Trailing 12	1,536,774	587,101
5.08	Property			Fenley Office Park Building B	578,854	833,305	295,232	538,073	5/31/2014	12	Trailing 12	1,011,913	351,206
5.09	Property			Fenley Office Park Building A	590,456	857,650	279,555	578,094	5/31/2014	12	Trailing 12	880,969	333,029
5.10	Property			Six Corporate Center	402,342	630,800	239,542	391,257	5/31/2014	12	Trailing 12	656,366	281,384
5.11	Property			Browenton Place	320,738	576,350	232,004	344,345	5/31/2014	12	Trailing 12	599,211	274,507
6	Loan		GSMC	IGT Retail Condominium	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	4,088,161	879,861
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	3,218,748	1,328,111
8	Loan	16	CGMRC	Fountains Center	1,422,805	3,717,632	1,676,261	2,041,371	8/31/2014	12	Trailing 12	4,297,963	1,771,236
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	2,844,783	8,980,586	5,729,868	3,250,718	8/31/2014	12	Trailing 12	10,418,358	6,937,408
10	Loan		CCRE	ART Maryland MF Portfolio	1,885,370	3,510,830	1,368,669	2,142,161	6/30/2014	12	Trailing 12	3,722,880	1,383,232
10.01	Property			Forsythia Court Apartments	560,424	1,313,768	572,639	741,129	6/30/2014	12	Trailing 12	1,475,808	576,950
10.02	Property			Cherry Tree Apartments	549,142	837,445	288,311	549,134	6/30/2014	12	Trailing 12	861,024	297,721
10.03	Property			Annhurst Apartments	368,662	645,201	232,051	413,150	6/30/2014	12	Trailing 12	685,576	232,799
10.04	Property			Merrifield Apartments	407,142	714,416	275,667	438,749	6/30/2014	12	Trailing 12	700,472	275,763
11	Loan	20, 21	CGMRC	Bank of America Plaza	28,864,479	58,775,667	25,608,463	33,167,204	6/30/2014	12	Trailing 12	63,011,458	25,626,454
12	Loan		GSMC	Fairgrounds Plaza Timonium	1,859,388	2,659,086	626,626	2,032,460	8/31/2014	12	Trailing 12	2,687,721	573,796
13	Loan		CGMRC	129-131 Greene Street	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	1,690,616	84,425
14	Loan	22, 23	GSMC	Capital Center	1,561,463	2,720,287	1,116,566	1,603,721	6/30/2014	12	Trailing 12	3,165,887	1,071,572
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	1,782,033	1,782,033	N/A	1,782,033	4/30/2014	12	Trailing 12	1,853,132	85,575
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	1,728,011	N/A	N/A	N/A	N/A	N/A	Not Available	1,880,333	153,413
16.01	Property			190 East 98th Street	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
16.02	Property			128-144 East 98th Street	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
16.03	Property			90-92 East 98th Street	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
16.04	Property			112 East 98th Street	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A
17	Loan		CGMRC	Villas at Greenview	1,452,385	2,259,468	760,361	1,499,107	6/30/2014	12	Trailing 12	2,419,410	854,848
18	Loan		CCRE	Ignition Creative Office	607,653	N/A	N/A	N/A	N/A	N/A	Not Available	2,244,278	540,718
19	Loan		CCRE	Stafford Retail Portfolio	1,817,369	2,400,738	577,696	1,823,042	6/30/2014	12	Trailing 12	2,331,448	554,639
19.01	Property			Best Buy Center	1,564,376	1,954,245	423,192	1,531,053	6/30/2014	12	Trailing 12	1,891,411	412,772
19.02	Property			Crossings of Beaufort	252,993	446,493	154,504	291,989	6/30/2014	12	Trailing 12	440,036	141,867
20	Loan	26	CGMRC	Arlington Plaza	1,474,275	3,026,732	1,525,367	1,501,365	6/30/2014	12	Trailing 12	3,350,498	1,620,345
21	Loan		GSMC	Hilliard Village Apartments	N/A	2,264,911	1,318,490	946,421	8/31/2014	12	Trailing 12	3,086,573	1,546,977
22	Loan		CCRE	Overlook I	N/A	2,550,711	1,138,438	1,412,272	8/31/2014	12	Trailing 12	2,760,076	1,216,072
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	1,425,813	1,978,702	584,769	1,393,933	9/30/2014	12	Trailing 12	2,208,200	583,365
23.01	Property			Wabash Crossing West	508,031	776,582	204,934	571,648	9/30/2014	12	Trailing 12	862,025	215,992
23.02	Property			College Square	399,811	532,803	209,477	323,326	9/30/2014	12	Trailing 12	663,661	196,297
23.03	Property			Lowell Plaza	317,971	448,217	149,258	298,959	9/30/2014	12	Trailing 12	459,154	141,015
23.04	Property			Walgreen’s - Rensselaer	200,000	221,100	21,100	200,000	9/30/2014	12	Trailing 12	223,360	30,061
24	Loan		GSMC	Ruben Retail Portfolio	1,934,544	3,446,179	1,454,693	1,991,486	6/30/2014	12	Trailing 12	3,447,491	1,414,803
24.01	Property			North High Centre	515,794	789,555	252,533	537,022	6/30/2014	12	Trailing 12	752,788	242,290
24.02	Property			Shoppes at Collingwood	448,536	714,881	302,995	411,886	6/30/2014	12	Trailing 12	760,780	294,233
24.03	Property			Wyandotte Centre	126,535	398,368	218,749	179,619	6/30/2014	12	Trailing 12	452,259	216,748
24.04	Property			McNaughten Centre	240,689	480,727	200,044	280,683	6/30/2014	12	Trailing 12	463,260	194,475
24.05	Property			Beechcroft Centre	183,764	388,020	174,884	213,137	6/30/2014	12	Trailing 12	369,293	170,042
24.06	Property			S & L Centre	144,432	220,974	83,158	137,816	6/30/2014	12	Trailing 12	220,064	80,205
24.07	Property			West Broad Centre	127,554	204,259	97,670	106,589	6/30/2014	12	Trailing 12	205,465	95,564
24.08	Property			Village Centre	147,239	249,396	124,661	124,735	6/30/2014	12	Trailing 12	223,582	121,247
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	1,443,430	6,328,822	4,253,617	2,075,205	8/30/2014	12	Trailing 12	5,941,899	4,097,913
26	Loan	29	SMF I	Cypresswood Court Shopping Center	1,530,825	2,102,375	668,018	1,434,357	9/30/2014	12	Trailing 12	2,233,222	725,183
27	Loan		CCRE	Staybridge Suites Lafayette	1,318,776	3,763,981	2,198,194	1,565,787	8/31/2014	12	Trailing 12	3,763,802	2,198,098
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	972,434	1,703,407	831,196	872,210	6/30/2014	12	Trailing 12	1,885,347	628,750
29	Loan		CGMRC	Park Villas Apartments	977,949	1,601,173	640,917	960,256	6/30/2014	12	Trailing 12	1,682,693	658,028
30	Loan	31	SMF I	Fountains of Denton	1,069,884	1,994,048	913,730	1,080,318	6/30/2014	12	Trailing 12	1,994,048	937,796
31	Loan		CCRE	Auburn Heights Apartments	1,102,060	2,045,688	963,987	1,081,701	7/31/2014	12	Trailing 12	2,034,399	942,344
32	Loan		GSMC	Wilshire Woods	1,426,882	2,724,533	1,301,356	1,423,177	7/31/2014	12	Trailing 12	2,846,355	1,600,687
33	Loan	32	SMF I	NorthTech Business Center	1,033,172	1,582,416	476,762	1,105,654	7/31/2014	12	Trailing 12	1,747,619	609,457
34	Loan	33	CCRE	Lindero Canyon Creative Campus	246,842	693,963	437,014	256,949	7/31/2014	12	Trailing 12	1,737,998	552,839

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
35	Loan		CGMRC	Peoria Center at Arrowhead	723,835	1,470,645	804,469	666,176	8/31/2014	12	Trailing 12	1,858,276	840,867
36	Loan	16, 34	GSMC	Cypress Station Square	571,104	1,949,062	709,683	1,239,379	8/31/2014	12	Trailing 12	1,990,581	693,670
37	Loan		CGMRC	Millennia Housing Portfolio	980,567	2,508,834	1,473,351	1,035,483	8/31/2014	12	Trailing 12	2,507,666	1,509,914
37.01	Property			Bay Pointe Townhomes	537,311	1,206,691	708,398	498,293	8/31/2014	12	Trailing 12	1,206,691	723,192
37.02	Property			Little Traverse Village	175,944	650,498	359,737	290,760	8/31/2014	12	Trailing 12	657,980	377,713
37.03	Property			Anchor Bay	267,312	651,645	405,215	246,430	8/31/2014	12	Trailing 12	642,995	409,009
38	Loan		GSMC	Village at Lakeside Apartments	859,212	1,645,990	713,190	932,800	8/31/2014	12	Trailing 12	1,679,204	736,988
39	Loan	16	MC-FiveMile	Riverview	917,605	2,390,469	1,306,690	1,083,779	6/30/2014	12	Trailing 12	2,391,837	1,269,726
40	Loan	33	CCRE	Wilshire Gramercy Plaza	894,033	1,221,094	344,233	876,861	4/30/2014	12	Trailing 12	1,233,332	396,731
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	1,363,439	3,934,117	2,656,252	1,277,865	8/31/2014	12	Trailing 12	3,934,117	2,754,034
41.01	Property			Residence Inn by Marriott	892,098	2,373,277	1,487,322	885,955	8/31/2014	12	Trailing 12	2,373,277	1,577,717
41.02	Property			Fairfield Inn by Marriott	471,341	1,560,840	1,168,930	391,910	8/31/2014	12	Trailing 12	1,560,840	1,176,317
42	Loan		GSMC	10500 Richmond	1,290,371	2,190,464	803,394	1,387,070	6/30/2014	12	Trailing 12	1,994,081	810,468
43	Loan		GSMC	Mt Diablo Self Storage	956,725	1,573,342	506,375	1,066,967	9/30/2014	12	Trailing 12	1,656,874	554,345
44	Loan		CGMRC	Dick’s Sporting Goods	1,208,212	1,248,750	40,632	1,208,119	5/31/2014	5	Annualized	1,281,218	41,513
45	Loan		GSMC	Bethel Centre	1,012,083	1,906,309	843,168	1,063,141	6/30/2014	12	Trailing 12	1,772,207	838,007
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	N/A	2,780,246	1,613,808	1,166,438	9/30/2014	12	Trailing 12	2,780,246	1,661,612
47	Loan	33	CCRE	Stone Creek Plaza	918,125	1,214,127	243,472	970,654	6/30/2014	12	Trailing 12	1,116,445	310,367
48	Loan		GSMC	Oregon City Point	716,074	N/A	N/A	N/A	N/A	N/A	Not Available	1,237,668	354,694
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	N/A	1,421,193	396,418	1,024,775	9/30/2014	12	Trailing 12	1,421,193	387,407
50	Loan		SMF I	Casa de Luna	739,857	1,403,157	723,945	679,212	8/31/2014	12	Trailing 12	1,403,157	667,465
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	1,213,112	3,337,868	1,877,948	1,459,920	6/30/2014	12	Trailing 12	3,337,858	1,991,956
52	Loan		CGMRC	Green Oaks	835,612	1,679,644	739,790	939,854	6/30/2014	12	Trailing 12	1,671,954	910,128
53	Loan		CGMRC	Winn Dixie Birmingham	674,358	674,358	N/A	674,358	8/31/2014	12	Trailing 12	659,434	19,783
54	Loan		MC-FiveMile	Pecan Park Plaza	454,734	916,911	375,647	541,264	7/31/2014	12	Trailing 12	1,335,667	397,415
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	725,415	1,113,280	314,784	798,496	7/31/2014	12	Trailing 12	1,163,734	304,243
56	Loan		CCRE	CVS North Attleboro	500,000	N/A	N/A	N/A	N/A	N/A	Not Available	495,000	4,950
57	Loan	33	CCRE	Del Rey Creative Office	613,644	650,873	217,214	433,659	7/31/2014	12	Trailing 12	781,715	191,804
58	Loan		CCRE	La Quinta SS	512,242	852,860	336,007	516,853	6/30/2014	12	Trailing 12	852,860	322,242
59	Loan		GSMC	Highlands at East Ellijay	595,445	924,395	316,756	607,639	7/31/2014	12	Trailing 12	934,563	228,035
60	Loan	33	CCRE	Ventura Collection	614,069	791,222	176,185	615,037	4/30/2014	12	Trailing 12	711,909	215,883
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	387,847	790,375	372,147	418,228	8/31/2014	12	Trailing 12	834,552	373,178
62	Loan		CGMRC	North Main Street Portfolio	596,661	1,004,491	354,274	650,217	5/31/2014	12	Trailing 12	983,607	391,815
62.01	Property			924-944 North Main Street	232,265	402,396	157,853	244,543	5/31/2014	12	Trailing 12	411,802	174,879
62.02	Property			1250 North Main Street	161,606	306,317	115,998	190,319	5/31/2014	12	Trailing 12	259,329	123,515
62.03	Property			912 North Main Street	164,094	233,823	59,893	173,930	5/31/2014	12	Trailing 12	245,267	64,038
62.04	Property			918-920 North Main Street	38,696	61,955	20,530	41,425	5/31/2014	12	Trailing 12	67,209	29,383
63	Loan		GSMC	Belmont Run Apartments	199,328	1,052,331	607,424	444,907	9/30/2014	12	Trailing 12	1,097,663	538,868
64	Loan	16, 39	CGMRC	The Lex Apartments	N/A	1,146,825	755,487	391,338	7/31/2014	11	Annualized	1,215,314	705,404
65	Loan		CGMRC	Devonshire Reseda Properties	779,976	889,355	130,088	759,267	8/31/2014	12	Trailing 12	894,996	145,548
66	Loan	33	CCRE	Santa Monica & Vine	551,782	682,371	163,347	519,024	4/30/2014	12	Trailing 12	666,841	198,086
67	Loan		CGMRC	Double R Self Storage	458,320	779,100	251,862	527,237	9/30/2014	12	Trailing 12	792,154	283,598
68	Loan	40	CGMRC	UC Storage	521,229	968,799	401,399	567,400	7/31/2014	12	Trailing 12	983,152	404,859
69	Loan		CGMRC	Tellus MS Portfolio	431,512	819,303	320,842	498,461	7/31/2014	12	Trailing 12	819,303	332,003
69.01	Property			Golden Eagle Self Storage	203,508	357,310	127,357	229,953	7/31/2014	12	Trailing 12	357,310	132,842
69.02	Property			Dedeaux West Self Storage	110,920	231,854	95,668	136,186	7/31/2014	12	Trailing 12	231,854	100,445
69.03	Property			Dedeaux East Self Storage	117,084	230,139	97,817	132,322	7/31/2014	12	Trailing 12	230,139	98,716
70	Loan		CGMRC	Belle Rive Club Apartments	491,263	925,467	426,477	498,990	9/30/2014	12	Trailing 12	925,467	454,014
71	Loan	41	GSMC	Katy Green Retail	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	589,846	164,415
72	Loan		SMF I	La Quinta Brandon	724,065	1,374,387	673,502	700,885	8/31/2014	12	Trailing 12	1,374,387	697,284
73	Loan		MC-FiveMile	Mason Place	485,108	N/A	N/A	N/A	N/A	N/A	Not Available	735,782	196,670
74	Loan		SMF I	Park Place Apartments	451,066	672,944	151,893	521,051	9/30/2014	12	Trailing 12	672,944	204,676
75	Loan		MC-FiveMile	Plaza de las Americas	494,060	761,366	251,719	509,647	9/30/2014	12	Trailing 12	809,084	268,575
76	Loan		CGMRC	Oakbrook MHC	448,775	763,020	281,677	481,343	6/30/2014	12	Trailing 12	747,840	316,540
77	Loan	33	CCRE	2025 Wilshire	307,553	376,616	61,241	315,375	5/31/2014	12	Trailing 12	379,803	66,173
78	Loan		CCRE	Comfort Inn Dickson	626,750	1,252,665	690,995	561,670	5/31/2014	12	Trailing 12	1,234,159	711,514
79	Loan		CGMRC	Storage WORKS	317,944	569,753	213,205	356,549	7/31/2014	12	Trailing 12	569,753	215,516
80	Loan		GSMC	Seminary Square	347,717	562,736	169,432	393,304	6/30/2014	12	Trailing 12	629,361	192,149
81	Loan	16	CGMRC	Tellus LA Portfolio	303,532	583,436	232,812	350,624	7/31/2014	12	Trailing 12	583,436	229,920
81.01	Property			Abita Self Storage	184,700	324,481	118,753	205,728	7/31/2014	12	Trailing 12	324,481	118,436
81.02	Property	16		A+ Self Storage	118,832	258,955	114,059	144,896	7/31/2014	12	Trailing 12	258,955	111,484
82	Loan		CCRE	Rite Aid Pontiac	400,260	N/A	N/A	N/A	N/A	N/A	Not Available	380,247	3,802
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	310,015	652,098	357,615	294,483	6/30/2014	12	Trailing 12	652,098	330,632
84	Loan		GSMC	Three Research Park	372,013	569,016	180,557	388,459	7/31/2014	12	Trailing 12	596,836	216,272

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	2013 NOI ($)	Most Recent EGI (if past 2013) ($)	Most Recent Expenses (if past 2013) ($)	Most Recent NOI (if past 2013) ($)	Most Recent NOI Date (if past 2013)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
85	Loan		CCRE	Bennington Place & Genesis Square	280,119	500,868	148,439	352,429	7/31/2014	7	Annualized	503,978	157,248
85.01	Property			Genesis Square	112,297	255,375	59,356	196,019	7/31/2014	7	Annualized	261,732	67,523
85.02	Property			Bennington Place	167,822	245,493	89,083	156,410	7/31/2014	7	Annualized	242,246	89,725
86	Loan		CCRE	Dollar General TX & OK Portfolio	335,882	N/A	N/A	N/A	N/A	N/A	Not Available	319,088	9,573
86.01	Property			Dollar General - Ardmore	94,288	N/A	N/A	N/A	N/A	N/A	Not Available	89,574	2,687
86.02	Property			Dollar General - Abilene	88,317	N/A	N/A	N/A	N/A	N/A	Not Available	83,901	2,517
86.03	Property			Dollar General - Midland	85,114	N/A	N/A	N/A	N/A	N/A	Not Available	80,858	2,426
86.04	Property			Dollar General - Carney	68,163	N/A	N/A	N/A	N/A	N/A	Not Available	64,755	1,943
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	171,539	520,621	269,998	250,623	8/31/2014	12	Trailing 12	580,766	281,224
87.01	Property			Urbane on Main	154,982	331,572	154,869	176,703	8/31/2014	12	Trailing 12	345,596	155,570
87.02	Property			Urbane on Oakwood	16,558	189,049	115,129	73,920	8/31/2014	12	Trailing 12	235,169	125,655
88	Loan		SMF I	757 East Tremont Avenue	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	335,955	65,825
89	Loan		CCRE	Stratford Square Apartments	373,942	779,860	407,540	372,320	8/31/2014	12	Trailing 12	781,457	424,135
90	Loan		CGMRC	Windy Hill	323,416	406,636	99,841	306,795	7/31/2014	12	Trailing 12	416,787	111,886
91	Loan	44	CGMRC	Amsdell - Warren, MI	152,049	464,140	246,760	217,380	9/30/2014	12	Trailing 12	464,140	269,577
92	Loan	33	CCRE	Florence Plaza	164,777	249,674	78,086	171,588	6/30/2014	12	Trailing 12	265,376	82,790

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
1	Loan		CGMRC	Queen Ka’ahumanu Center	7,456,647	8.4%	85,636	656,573	6,714,439	1.23	7.6%	120,000,000	8/14/2014
2	Loan	8	SMF I	1201 North Market Street	8,858,169	10.4%	89,488	450,000	8,318,681	1.61	9.7%	123,000,000	9/25/2014
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	7,774,871	9.7%	109,063	145,417	7,520,391	1.58	9.4%	125,000,000	9/23/2014
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	12,654,021	11.0%	61,381	421,872	12,170,767	2.42	10.6%	216,000,000	9/4/2014
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	10,837,394	10.2%	188,051	920,147	9,729,196	1.45	9.2%	148,600,000	7/1/2014
5.01	Property			One Olympia Park Plaza	1,723,742		19,094	134,274	1,570,375			22,300,000	7/1/2014
5.02	Property			Two and Three Corporate Center	1,568,609		30,870	137,369	1,400,371			20,700,000	7/1/2014
5.03	Property			614 & 620 West Main Street	1,272,549		24,335	111,922	1,136,292			17,350,000	7/1/2014
5.04	Property			Five Corporate Center	1,188,980		19,877	108,248	1,060,856			16,100,000	7/1/2014
5.05	Property			Fenley Office Park Building C	1,084,149		13,506	62,674	1,007,969			12,250,000	7/1/2014
5.06	Property			One Triton Office Park	1,141,358		24,783	125,392	991,184			12,600,000	7/1/2014
5.07	Property			One Corporate Center	949,673		15,709	81,301	852,664			11,400,000	7/1/2014
5.08	Property			Fenley Office Park Building B	660,707		9,578	43,650	607,479			8,500,000	7/1/2014
5.09	Property			Fenley Office Park Building A	547,940		8,809	44,363	494,768			8,700,000	7/1/2014
5.10	Property			Six Corporate Center	374,981		8,883	33,156	332,942			4,950,000	7/1/2014
5.11	Property			Browenton Place	324,704		12,607	37,800	274,297			4,600,000	7/1/2014
6	Loan		GSMC	IGT Retail Condominium	3,208,300	8.0%	372	0	3,207,929	1.90	8.0%	72,000,000	10/13/2014
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	1,890,637	7.4%	60,000	0	1,830,637	1.16	7.2%	37,750,000	7/29/2014
8	Loan	16	CGMRC	Fountains Center	2,526,727	10.1%	36,873	184,992	2,304,862	1.51	9.2%	37,300,000	9/15/2014
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	3,480,950	14.0%	416,734	0	3,064,216	2.00	12.3%	37,400,000	8/25/2014
10	Loan		CCRE	ART Maryland MF Portfolio	2,339,648	9.7%	121,786	0	2,217,862	1.48	9.2%	34,900,000	Various
10.01	Property			Forsythia Court Apartments	898,858		45,300	0	853,558			13,400,000	8/28/2014
10.02	Property			Cherry Tree Apartments	563,303		27,400	0	535,903			8,300,000	8/24/2014
10.03	Property			Annhurst Apartments	452,777		20,301	0	432,476			6,500,000	8/28/2014
10.04	Property			Merrifield Apartments	424,709		28,785	0	395,924			6,700,000	8/22/2014
11	Loan	20, 21	CGMRC	Bank of America Plaza	37,385,004	9.3%	286,457	2,864,570	34,233,977	2.08	8.6%	605,000,000	6/24/2014
12	Loan		GSMC	Fairgrounds Plaza Timonium	2,113,925	9.1%	37,197	73,986	2,002,742	1.91	8.6%	34,300,000	8/1/2014
13	Loan		CGMRC	129-131 Greene Street	1,606,190	7.0%	1,640	0	1,604,550	1.72	7.0%	37,000,000	8/1/2014
14	Loan	22, 23	GSMC	Capital Center	2,094,316	10.2%	47,992	136,990	1,909,334	1.41	9.3%	30,500,000	8/11/2014
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	1,767,557	8.4%	24,750	51,531	1,691,276	1.29	8.1%	28,150,000	8/5/2014
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	1,726,920	8.6%	10,924	36,413	1,679,583	1.41	8.4%	28,000,000	8/22/2014
16.01	Property			190 East 98th Street	N/A		N/A	N/A	N/A			9,200,000	8/22/2014
16.02	Property			128-144 East 98th Street	N/A		N/A	N/A	N/A			7,300,000	8/22/2014
16.03	Property			90-92 East 98th Street	N/A		N/A	N/A	N/A			6,300,000	8/22/2014
16.04	Property			112 East 98th Street	N/A		N/A	N/A	N/A			5,200,000	8/22/2014
17	Loan		CGMRC	Villas at Greenview	1,564,562	8.0%	40,000	0	1,524,562	1.25	7.8%	27,000,000	9/3/2014
18	Loan		CCRE	Ignition Creative Office	1,703,560	9.3%	10,902	54,508	1,638,150	1.40	8.9%	30,500,000	7/17/2014
19	Loan		CCRE	Stafford Retail Portfolio	1,776,809	10.3%	22,957	114,783	1,639,069	1.53	9.5%	24,200,000	8/7/2014
19.01	Property			Best Buy Center	1,478,639		19,037	95,183	1,364,419			20,750,000	8/7/2014
19.02	Property			Crossings of Beaufort	298,170		3,920	19,600	274,650			3,450,000	8/7/2014
20	Loan	26	CGMRC	Arlington Plaza	1,730,153	10.3%	102,611	146,820	1,480,722	1.45	8.8%	22,500,000	8/4/2014
21	Loan		GSMC	Hilliard Village Apartments	1,539,596	9.2%	88,000	0	1,451,596	1.38	8.6%	23,550,000	8/21/2014
22	Loan		CCRE	Overlook I	1,544,004	9.2%	20,924	69,748	1,453,331	1.30	8.7%	22,300,000	9/24/2014
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	1,624,835	9.9%	60,280	117,793	1,446,762	1.38	8.8%	22,680,000	Various
23.01	Property			Wabash Crossing West	646,033		11,080	47,031	587,922			7,900,000	7/18/2014
23.02	Property			College Square	467,364		27,101	44,268	395,995			6,900,000	7/17/2014
23.03	Property			Lowell Plaza	318,139		15,064	21,202	281,873			4,800,000	7/18/2014
23.04	Property			Walgreen’s - Rensselaer	193,299		7,035	5,292	180,972			3,080,000	7/17/2014
24	Loan		GSMC	Ruben Retail Portfolio	2,032,688	12.6%	89,922	183,287	1,759,478	1.65	10.9%	24,560,000	7/23/2014
24.01	Property			North High Centre	510,498		4,324	41,080	465,094			6,430,000	7/23/2014
24.02	Property			Shoppes at Collingwood	466,547		22,883	29,089	414,575			5,320,000	7/23/2014
24.03	Property			Wyandotte Centre	235,511		16,457	29,192	189,862			3,380,000	7/23/2014
24.04	Property			McNaughten Centre	268,785		13,748	26,121	228,915			2,830,000	7/23/2014
24.05	Property			Beechcroft Centre	199,251		12,920	22,951	163,380			2,380,000	7/23/2014
24.06	Property			S & L Centre	139,859		8,408	9,376	122,075			1,580,000	7/23/2014
24.07	Property			West Broad Centre	109,901		2,575	12,362	94,964			1,440,000	7/23/2014
24.08	Property			Village Centre	102,335		8,607	13,115	80,613			1,200,000	7/23/2014
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	1,843,987	12.7%	237,676	0	1,606,311	1.70	11.1%	22,000,000	9/2/2014
26	Loan	29	SMF I	Cypresswood Court Shopping Center	1,508,039	10.8%	15,927	79,633	1,412,480	1.64	10.1%	22,100,000	10/20/2014
27	Loan		CCRE	Staybridge Suites Lafayette	1,565,703	11.3%	150,552	0	1,415,151	1.65	10.2%	19,500,000	9/1/2014
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	1,256,597	9.1%	38,587	96,466	1,121,544	1.30	8.1%	18,000,000	9/9/2014
29	Loan		CGMRC	Park Villas Apartments	1,024,665	8.1%	36,000	0	988,665	1.25	7.8%	17,750,000	9/3/2014
30	Loan	31	SMF I	Fountains of Denton	1,056,252	8.5%	46,226	0	1,010,027	1.35	8.1%	17,620,000	6/23/2014
31	Loan		CCRE	Auburn Heights Apartments	1,092,055	9.1%	76,800	0	1,015,255	1.39	8.5%	16,000,000	8/18/2014
32	Loan		GSMC	Wilshire Woods	1,245,668	10.6%	111,172	0	1,134,496	1.57	9.6%	15,200,000	3/26/2014
33	Loan	32	SMF I	NorthTech Business Center	1,138,163	9.8%	21,576	136,489	980,098	1.38	8.5%	15,460,000	7/2/2014
34	Loan	33	CCRE	Lindero Canyon Creative Campus	1,185,159	10.6%	13,877	65,450	1,105,832	1.62	9.9%	16,850,000	7/14/2014

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
35	Loan		CGMRC	Peoria Center at Arrowhead	1,017,409	9.7%	12,796	100,270	904,343	1.43	8.6%	14,200,000	9/8/2014
36	Loan	16, 34	GSMC	Cypress Station Square	1,296,912	12.4%	63,416	66,752	1,166,743	1.87	11.1%	14,640,000	7/10/2014
37	Loan		CGMRC	Millennia Housing Portfolio	997,751	9.7%	90,208	0	907,543	1.42	8.8%	15,090,000	9/10/2014
37.01	Property			Bay Pointe Townhomes	483,499		45,056	0	438,443			7,260,000	9/10/2014
37.02	Property			Little Traverse Village	280,267		16,272	0	263,995			4,520,000	9/10/2014
37.03	Property			Anchor Bay	233,985		28,880	0	205,105			3,310,000	9/10/2014
38	Loan		GSMC	Village at Lakeside Apartments	942,216	9.2%	66,128	0	876,088	1.39	8.5%	15,100,000	7/9/2014
39	Loan	16	MC-FiveMile	Riverview	1,122,111	11.1%	46,260	55,955	1,019,896	1.66	10.1%	15,800,000	8/14/2014
40	Loan	33	CCRE	Wilshire Gramercy Plaza	836,601	8.4%	4,819	32,125	799,657	1.32	8.1%	15,000,000	7/5/2014
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	1,180,083	12.0%	157,365	0	1,022,718	1.59	10.4%	14,200,000	8/29/2014
41.01	Property			Residence Inn by Marriott	795,560		94,931	0	700,629			9,300,000	8/29/2014
41.02	Property			Fairfield Inn by Marriott	384,523		62,434	0	322,089			4,900,000	8/29/2014
42	Loan		GSMC	10500 Richmond	1,183,613	12.2%	27,085	85,608	1,070,919	1.64	11.0%	15,000,000	9/5/2014
43	Loan		GSMC	Mt Diablo Self Storage	1,102,529	11.8%	19,390	0	1,083,139	2.79	11.6%	16,400,000	9/19/2014
44	Loan		CGMRC	Dick’s Sporting Goods	1,239,705	13.4%	10,158	42,966	1,186,581	2.00	12.8%	19,250,000	8/7/2014
45	Loan		GSMC	Bethel Centre	934,200	10.5%	21,178	83,200	829,822	1.41	9.3%	12,700,000	7/23/2014
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	1,118,635	13.2%	111,210	0	1,007,425	1.80	11.9%	13,900,000	9/4/2014
47	Loan	33	CCRE	Stone Creek Plaza	806,077	9.8%	8,869	52,171	745,037	1.49	9.1%	12,200,000	7/25/2014
48	Loan		GSMC	Oregon City Point	882,974	11.0%	8,826	32,882	841,265	2.27	10.5%	12,350,000	9/10/2014
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	1,033,786	13.0%	18,950	0	1,014,836	1.75	12.8%	12,200,000	5/7/2014
50	Loan		SMF I	Casa de Luna	735,691	9.6%	40,800	0	694,891	1.46	9.0%	13,000,000	10/7/2014
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	1,345,902	17.5%	133,514	0	1,212,388	2.31	15.8%	11,100,000	7/26/2014
52	Loan		CGMRC	Green Oaks	761,825	10.0%	19,311	69,043	673,471	1.43	8.9%	10,600,000	7/31/2014
53	Loan		CGMRC	Winn Dixie Birmingham	639,651	8.7%	7,692	30,086	601,873	1.32	8.2%	9,900,000	8/14/2014
54	Loan		MC-FiveMile	Pecan Park Plaza	938,252	13.4%	21,302	79,399	837,551	1.94	12.0%	10,900,000	7/9/2014
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	859,491	12.6%	34,488	90,282	734,722	2.50	10.8%	10,700,000	8/23/2014
56	Loan		CCRE	CVS North Attleboro	490,050	7.4%	3,508	0	486,542	1.56	7.3%	9,525,000	9/10/2014
57	Loan	33	CCRE	Del Rey Creative Office	589,912	9.1%	5,020	25,100	559,792	1.39	8.6%	9,500,000	8/19/2014
58	Loan		CCRE	La Quinta SS	530,617	8.2%	11,412	0	519,205	1.27	8.0%	9,000,000	8/1/2014
59	Loan		GSMC	Highlands at East Ellijay	706,528	10.9%	24,990	58,374	623,163	1.60	9.6%	8,650,000	8/30/2014
60	Loan	33	CCRE	Ventura Collection	496,026	8.1%	3,009	20,058	472,959	1.27	7.7%	8,750,000	7/2/2014
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	461,374	9.2%	18,556	0	442,818	1.16	8.8%	6,980,000	8/20/2014
62	Loan		CGMRC	North Main Street Portfolio	591,792	9.8%	17,076	49,173	525,544	1.38	8.7%	8,270,000	5/23/2014
62.01	Property			924-944 North Main Street	236,923		6,111	17,598	213,214			3,160,000	5/23/2014
62.02	Property			1250 North Main Street	135,814		5,193	14,953	115,669			2,280,000	5/23/2014
62.03	Property			912 North Main Street	181,229		4,736	13,639	162,854			2,260,000	5/23/2014
62.04	Property			918-920 North Main Street	37,826		1,036	2,983	33,806			570,000	5/23/2014
63	Loan		GSMC	Belmont Run Apartments	558,795	9.8%	35,750	0	523,045	1.51	9.1%	7,910,000	5/28/2014
64	Loan	16, 39	CGMRC	The Lex Apartments	509,910	10.1%	36,000	0	473,910	1.41	9.4%	7,400,000	8/12/2014
65	Loan		CGMRC	Devonshire Reseda Properties	749,448	13.6%	11,575	51,677	686,196	2.09	12.5%	12,000,000	9/24/2014
66	Loan	33	CCRE	Santa Monica & Vine	468,755	8.6%	3,375	22,500	442,880	1.33	8.1%	7,800,000	7/5/2014
67	Loan		CGMRC	Double R Self Storage	508,555	9.4%	12,556	0	495,999	1.49	9.2%	7,850,000	9/19/2014
68	Loan	40	CGMRC	UC Storage	578,293	10.8%	6,063	0	572,230	2.46	10.7%	9,800,000	8/28/2014
69	Loan		CGMRC	Tellus MS Portfolio	487,300	9.2%	15,168	0	472,131	1.43	8.9%	7,380,000	8/26/2014
69.01	Property			Golden Eagle Self Storage	224,468		6,576	0	217,892			3,290,000	8/26/2014
69.02	Property			Dedeaux West Self Storage	131,409		3,674	0	127,735			2,020,000	8/26/2014
69.03	Property			Dedeaux East Self Storage	131,423		4,918	0	126,505			2,070,000	8/26/2014
70	Loan		CGMRC	Belle Rive Club Apartments	471,453	9.1%	27,504	0	443,949	1.36	8.5%	7,300,000	5/6/2014
71	Loan	41	GSMC	Katy Green Retail	425,432	8.5%	1,343	13,148	410,941	1.33	8.2%	6,800,000	8/12/2014
72	Loan		SMF I	La Quinta Brandon	677,103	14.1%	54,975	0	622,128	1.86	13.0%	6,800,000	9/16/2014
73	Loan		MC-FiveMile	Mason Place	539,113	11.3%	5,997	23,000	510,116	1.79	10.7%	6,370,000	8/12/2014
74	Loan		SMF I	Park Place Apartments	468,268	11.2%	24,600	0	443,668	1.68	10.6%	6,300,000	9/23/2014
75	Loan		MC-FiveMile	Plaza de las Americas	540,508	13.0%	7,820	25,939	506,749	2.00	12.2%	6,580,000	8/26/2014
76	Loan		CGMRC	Oakbrook MHC	431,300	10.5%	8,200	0	423,100	1.64	10.3%	5,440,000	7/17/2014
77	Loan	33	CCRE	2025 Wilshire	313,629	7.8%	803	1,070	311,757	1.58	7.8%	6,500,000	6/10/2014
78	Loan		CCRE	Comfort Inn Dickson	522,644	13.1%	49,366	0	473,278	1.72	11.9%	6,000,000	8/21/2014
79	Loan		CGMRC	Storage WORKS	354,237	9.1%	8,595	0	345,642	1.44	8.9%	5,200,000	8/19/2014
80	Loan		GSMC	Seminary Square	437,212	11.4%	3,277	29,526	404,408	1.54	10.5%	5,200,000	8/4/2014
81	Loan	16	CGMRC	Tellus LA Portfolio	353,515	9.2%	11,537	0	341,979	1.44	8.9%	6,200,000	8/26/2014
81.01	Property			Abita Self Storage	206,045		4,725	0	201,320			3,150,000	8/26/2014
81.02	Property	16		A+ Self Storage	147,470		6,812	0	140,659			3,050,000	8/26/2014
82	Loan		CCRE	Rite Aid Pontiac	376,445	10.1%	2,913	10,195	363,337	1.41	9.8%	5,350,000	8/7/2014
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	321,466	9.9%	8,750	0	312,716	1.38	9.6%	4,660,000	7/3/2014
84	Loan		GSMC	Three Research Park	380,564	10.6%	3,360	27,535	349,669	1.46	9.7%	5,350,000	8/11/2014

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
85	Loan		CCRE	Bennington Place & Genesis Square	346,730	10.5%	20,282	40,565	285,883	1.43	8.6%	4,700,000	Various
85.01	Property			Genesis Square	194,208		9,604	19,209	165,396			2,250,000	8/20/2014
85.02	Property			Bennington Place	152,522		10,678	21,356	120,488			2,450,000	8/22/2014
86	Loan		CCRE	Dollar General TX & OK Portfolio	309,515	9.9%	7,221	0	302,294	1.51	9.7%	5,100,000	Various
86.01	Property			Dollar General - Ardmore	86,886		1,805	0	85,081			1,430,000	8/19/2014
86.02	Property			Dollar General - Abilene	81,384		1,805	0	79,579			1,350,000	8/20/2014
86.03	Property			Dollar General - Midland	78,433		1,805	0	76,627			1,310,000	8/20/2014
86.04	Property			Dollar General - Carney	62,812		1,805	0	61,007			1,010,000	8/19/2014
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	299,541	9.9%	18,600	0	280,941	1.39	9.3%	4,300,000	Various
87.01	Property			Urbane on Main	190,027		9,600	0	180,427			2,500,000	7/29/2014
87.02	Property			Urbane on Oakwood	109,514		9,000	0	100,514			1,800,000	7/31/2014
88	Loan		SMF I	757 East Tremont Avenue	270,130	9.0%	2,000	7,639	260,492	1.36	8.7%	4,600,000	9/25/2014
89	Loan		CCRE	Stratford Square Apartments	357,322	12.8%	37,200	0	320,122	1.79	11.5%	4,260,000	9/5/2014
90	Loan		CGMRC	Windy Hill	304,901	11.7%	2,482	11,409	291,010	1.82	11.2%	4,500,000	9/5/2014
91	Loan	44	CGMRC	Amsdell - Warren, MI	194,563	9.7%	13,062	0	181,501	1.40	9.1%	2,725,000	8/25/2014
92	Loan	33	CCRE	Florence Plaza	182,586	10.5%	1,631	11,590	169,365	1.59	9.7%	2,450,000	7/5/2014

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant
1	Loan		CGMRC	Queen Ka’ahumanu Center	NAP	NAP	73.8%	67.6%	93.3%	7/31/2014	NAP	NAP	Macy’s
2	Loan	8	SMF I	1201 North Market Street	NAP	NAP	69.5%	60.8%	84.5%	10/27/2014	NAP	NAP	Morris Nichols Arsht & Tunnell
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	NAP	NAP	64.0%	58.4%	98.5%	10/9/2014	NAP	NAP	Schlumberger Technology Corp.
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	NAP	NAP	53.2%	53.2%	96.8%	9/1/2014	NAP	NAP	Off Fifth Saks
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	NAP	NAP	71.3%	61.4%	91.5%		NAP	NAP
5.01	Property			One Olympia Park Plaza	NAP	NAP			92.4%	6/1/2014	NAP	NAP	ADP, Inc.
5.02	Property			Two and Three Corporate Center	NAP	NAP			97.9%	6/1/2014	NAP	NAP	AAF-McQuay
5.03	Property			614 & 620 West Main Street	NAP	NAP			88.3%	6/1/2014	NAP	NAP	Doe-Anderson Advertising
5.04	Property			Five Corporate Center	NAP	NAP			85.2%	6/1/2014	NAP	NAP	CNE Gas Holdings
5.05	Property			Fenley Office Park Building C	NAP	NAP			94.4%	6/1/2014	NAP	NAP	Glenview Trust Company
5.06	Property			One Triton Office Park	NAP	NAP			95.3%	6/1/2014	NAP	NAP	Vogt Power Int’l Inc.
5.07	Property			One Corporate Center	NAP	NAP			92.0%	6/1/2014	NAP	NAP	Century Mortgage Co
5.08	Property			Fenley Office Park Building B	NAP	NAP			93.2%	6/1/2014	NAP	NAP	Kentucky Medical Association
5.09	Property			Fenley Office Park Building A	NAP	NAP			83.0%	6/1/2014	NAP	NAP	Norton Properties, Inc.
5.10	Property			Six Corporate Center	NAP	NAP			91.4%	6/1/2014	NAP	NAP	DMI Furniture, Inc.
5.11	Property			Browenton Place	NAP	NAP			87.3%	6/1/2014	NAP	NAP	Tetra Tech, Inc.
6	Loan		GSMC	IGT Retail Condominium	NAP	NAP	55.6%	55.6%	100.0%	10/13/2014	NAP	NAP	E & S Creation LLC
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	37,850,000	7/29/2015	67.3%	61.6%	98.8%	9/30/2014	NAP	NAP	NAP
8	Loan	16	CGMRC	Fountains Center	40,100,000	9/15/2015	67.0%	53.3%	82.9%	10/1/2014	NAP	NAP	CRC Insurance Services
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	41,900,000	9/1/2018	66.7%	48.3%	81.2%	8/31/2014	191.06	155.06	NAP
10	Loan		CCRE	ART Maryland MF Portfolio	NAP	NAP	68.8%	60.5%	93.2%		NAP	NAP
10.01	Property			Forsythia Court Apartments	NAP	NAP			94.7%	8/21/2014	NAP	NAP	NAP
10.02	Property			Cherry Tree Apartments	NAP	NAP			94.0%	8/21/2014	NAP	NAP	NAP
10.03	Property			Annhurst Apartments	NAP	NAP			95.5%	8/21/2014	NAP	NAP	NAP
10.04	Property			Merrifield Apartments	NAP	NAP			88.4%	8/21/2014	NAP	NAP	NAP
11	Loan	20, 21	CGMRC	Bank of America Plaza	NAP	NAP	66.1%	66.1%	89.5%	8/19/2014	NAP	NAP	Capital Group
12	Loan		GSMC	Fairgrounds Plaza Timonium	NAP	NAP	67.9%	67.9%	100.0%	8/31/2014	NAP	NAP	ShopRite
13	Loan		CGMRC	129-131 Greene Street	NAP	NAP	62.2%	62.2%	100.0%	7/1/2014	NAP	NAP	Google
14	Loan	22, 23	GSMC	Capital Center	NAP	NAP	67.2%	63.3%	89.3%	9/3/2014	NAP	NAP	MetLife
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	NAP	NAP	74.6%	65.7%	100.0%	11/17/2014	NAP	NAP	Bass Pro Outdoor World
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	NAP	NAP	71.4%	62.3%	100.0%		NAP	NAP
16.01	Property			190 East 98th Street	NAP	NAP			100.0%	11/3/2014	NAP	NAP	AKD Food Corp
16.02	Property			128-144 East 98th Street	NAP	NAP			100.0%	11/3/2014	NAP	NAP	Danice Stores
16.03	Property			90-92 East 98th Street	NAP	NAP			100.0%	11/3/2014	NAP	NAP	PH Brownsville LLC d/b/a PayHalf
16.04	Property			112 East 98th Street	NAP	NAP			100.0%	11/3/2014	NAP	NAP	Family Dollar
17	Loan		CGMRC	Villas at Greenview	NAP	NAP	72.2%	66.4%	95.6%	9/30/2014	NAP	NAP	NAP
18	Loan		CCRE	Ignition Creative Office	NAP	NAP	60.2%	49.5%	100.0%	11/17/2014	NAP	NAP	Ignition Creative
19	Loan		CCRE	Stafford Retail Portfolio	NAP	NAP	71.6%	58.3%	90.3%		NAP	NAP
19.01	Property			Best Buy Center	NAP	NAP			90.6%	8/29/2014	NAP	NAP	Best Buy
19.02	Property			Crossings of Beaufort	NAP	NAP			89.1%	7/17/2014	NAP	NAP	Anytime Fitness
20	Loan	26	CGMRC	Arlington Plaza	NAP	NAP	74.7%	60.5%	92.5%	7/29/2014	NAP	NAP	Burlington Coat Factory
21	Loan		GSMC	Hilliard Village Apartments	NAP	NAP	71.3%	62.8%	95.7%	9/8/2014	NAP	NAP	NAP
22	Loan		CCRE	Overlook I	NAP	NAP	74.9%	64.1%	93.4%	10/1/2014	NAP	NAP	Paradies
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	NAP	NAP	72.4%	59.4%	95.9%		NAP	NAP
23.01	Property			Wabash Crossing West	NAP	NAP			96.9%	8/1/2014	NAP	NAP	Tractor Supply
23.02	Property			College Square	NAP	NAP			92.3%	8/1/2014	NAP	NAP	Kem’s Trustworthy Hardware
23.03	Property			Lowell Plaza	NAP	NAP			100.0%	8/1/2014	NAP	NAP	ALCO
23.04	Property			Walgreen’s - Rensselaer	NAP	NAP			100.0%	8/1/2014	NAP	NAP	Walgreens
24	Loan		GSMC	Ruben Retail Portfolio	NAP	NAP	65.8%	48.1%	90.0%		NAP	NAP
24.01	Property			North High Centre	NAP	NAP			92.8%	10/31/2014	NAP	NAP	Ohio State School of Cosmetology
24.02	Property			Shoppes at Collingwood	NAP	NAP			92.9%	10/31/2014	NAP	NAP	Dollar Tree
24.03	Property			Wyandotte Centre	NAP	NAP			85.4%	10/31/2014	NAP	NAP	Tiny Toes
24.04	Property			McNaughten Centre	NAP	NAP			100.0%	10/31/2014	NAP	NAP	Main Idea Learning Academy
24.05	Property			Beechcroft Centre	NAP	NAP			84.7%	10/31/2014	NAP	NAP	Mi Bandera
24.06	Property			S & L Centre	NAP	NAP			81.4%	10/31/2014	NAP	NAP	Dollar General
24.07	Property			West Broad Centre	NAP	NAP			100.0%	10/31/2014	NAP	NAP	Prime Furniture & Mattress
24.08	Property			Village Centre	NAP	NAP			79.0%	10/31/2014	NAP	NAP	New Directions Beauty Institute
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	NAP	NAP	65.8%	54.3%	79.9%	8/31/2014	113.44	90.65	NAP
26	Loan	29	SMF I	Cypresswood Court Shopping Center	NAP	NAP	63.3%	58.1%	91.3%	9/30/2014	NAP	NAP	Staples
27	Loan		CCRE	Staybridge Suites Lafayette	NAP	NAP	71.2%	57.9%	89.2%	8/31/2014	95.98	85.60	NAP
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	NAP	NAP	76.8%	70.6%	98.7%	8/31/2014	NAP	NAP	Victaulic Company
29	Loan		CGMRC	Park Villas Apartments	NAP	NAP	71.0%	65.2%	95.1%	8/30/2014	NAP	NAP	NAP
30	Loan	31	SMF I	Fountains of Denton	NAP	NAP	70.4%	61.5%	99.4%	7/25/2014	NAP	NAP	NAP
31	Loan		CCRE	Auburn Heights Apartments	NAP	NAP	75.0%	65.7%	96.9%	7/10/2014	NAP	NAP	NAP
32	Loan		GSMC	Wilshire Woods	NAP	NAP	77.4%	62.9%	96.6%	8/26/2014	NAP	NAP	NAP
33	Loan	32	SMF I	NorthTech Business Center	NAP	NAP	75.0%	68.7%	92.4%	9/1/2014	NAP	NAP	Covenant Management Systems
34	Loan	33	CCRE	Lindero Canyon Creative Campus	NAP	NAP	66.2%	60.6%	96.1%	8/1/2014	NAP	NAP	California Lutheran University

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant
35	Loan		CGMRC	Peoria Center at Arrowhead	NAP	NAP	73.9%	64.6%	96.3%	9/3/2014	NAP	NAP	AdvertisENG Partners LLC
36	Loan	16, 34	GSMC	Cypress Station Square	15,320,000	7/10/2015	71.6%	62.5%	83.2%	10/14/2014	NAP	NAP	International Education Corporation
37	Loan		CGMRC	Millennia Housing Portfolio	NAP	NAP	68.2%	62.6%	96.4%		NAP	NAP
37.01	Property			Bay Pointe Townhomes	NAP	NAP			95.3%	8/12/2014	NAP	NAP	NAP
37.02	Property			Little Traverse Village	NAP	NAP			100.0%	8/31/2014	NAP	NAP	NAP
37.03	Property			Anchor Bay	NAP	NAP			95.0%	9/2/2014	NAP	NAP	NAP
38	Loan		GSMC	Village at Lakeside Apartments	NAP	NAP	67.9%	64.6%	97.0%	9/29/2014	NAP	NAP	NAP
39	Loan	16	MC-FiveMile	Riverview	17,400,000	12/1/2015	63.8%	46.9%	82.2%	10/24/2014	NAP	NAP	Consumer Satisfaction
40	Loan	33	CCRE	Wilshire Gramercy Plaza	NAP	NAP	66.2%	53.7%	86.6%	10/27/2014	NAP	NAP	DA BEER
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	NAP	NAP	69.4%	57.3%	70.6%		85.73	60.53
41.01	Property			Residence Inn by Marriott	NAP	NAP			73.7%	8/31/2014	90.11	66.43	NAP
41.02	Property			Fairfield Inn by Marriott	NAP	NAP			66.8%	8/31/2014	79.86	53.37	NAP
42	Loan		GSMC	10500 Richmond	NAP	NAP	64.9%	47.7%	100.0%	10/1/2014	NAP	NAP	WorleyParsons Group, Inc.
43	Loan		GSMC	Mt Diablo Self Storage	NAP	NAP	57.0%	57.0%	98.6%	9/30/2014	NAP	NAP	NAP
44	Loan		CGMRC	Dick’s Sporting Goods	NAP	NAP	48.1%	34.9%	100.0%	9/2/2014	NAP	NAP	Dick’s Sporting Goods
45	Loan		GSMC	Bethel Centre	NAP	NAP	70.1%	51.2%	86.8%	10/31/2014	NAP	NAP	Texas Road House
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	15,200,000	10/1/2017	61.0%	40.9%	69.1%	9/30/2014	108.80	75.18	NAP
47	Loan	33	CCRE	Stone Creek Plaza	NAP	NAP	67.1%	54.3%	86.6%	7/29/2014	NAP	NAP	Dollar Tree
48	Loan		GSMC	Oregon City Point	NAP	NAP	64.8%	64.8%	94.7%	8/20/2014	NAP	NAP	Oregon Realty
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	13,000,000	2/7/2016	65.2%	46.6%	72.6%	11/6/2014	NAP	NAP	NAP
50	Loan		SMF I	Casa de Luna	NAP	NAP	59.2%	48.1%	91.9%	10/28/2014	NAP	NAP	NAP
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	NAP	NAP	69.1%	51.3%	69.1%	6/30/2014	116.54	80.49	NAP
52	Loan		CGMRC	Green Oaks	NAP	NAP	71.5%	58.2%	96.2%	7/29/2014	NAP	NAP	Marshalls
53	Loan		CGMRC	Winn Dixie Birmingham	NAP	NAP	74.2%	68.2%	100.0%	8/18/2014	NAP	NAP	Winn Dixie
54	Loan		MC-FiveMile	Pecan Park Plaza	NAP	NAP	64.2%	56.4%	95.4%	7/1/2014	NAP	NAP	Jumping World, Inc.
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	NAP	NAP	63.8%	63.8%	98.6%	10/20/2014	NAP	NAP	Staples
56	Loan		CCRE	CVS North Attleboro	NAP	NAP	69.8%	69.8%	100.0%	11/17/2014	NAP	NAP	CVS
57	Loan	33	CCRE	Del Rey Creative Office	NAP	NAP	68.4%	62.8%	89.9%	9/23/2014	NAP	NAP	Recommended Media
58	Loan		CCRE	La Quinta SS	NAP	NAP	72.2%	60.6%	83.7%	7/31/2014	NAP	NAP	NAP
59	Loan		GSMC	Highlands at East Ellijay	NAP	NAP	75.1%	62.3%	94.7%	9/1/2014	NAP	NAP	Beall’s Outlet
60	Loan	33	CCRE	Ventura Collection	NAP	NAP	69.8%	56.6%	94.0%	9/17/2014	NAP	NAP	U.S. Government
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	8,700,000	4/20/2017	72.0%	59.9%	94.2%	7/15/2014	NAP	NAP	NAP
62	Loan		CGMRC	North Main Street Portfolio	NAP	NAP	72.9%	59.8%	92.4%		NAP	NAP
62.01	Property			924-944 North Main Street	NAP	NAP			100.0%	6/27/2014	NAP	NAP	CEC
62.02	Property			1250 North Main Street	NAP	NAP			75.1%	6/27/2014	NAP	NAP	ACS (Dominion)
62.03	Property			912 North Main Street	NAP	NAP			100.0%	6/27/2014	NAP	NAP	Urefer
62.04	Property			918-920 North Main Street	NAP	NAP			100.0%	6/27/2014	NAP	NAP	Sweet Heather Anne
63	Loan		GSMC	Belmont Run Apartments	NAP	NAP	72.4%	61.7%	100.0%	9/30/2014	NAP	NAP	NAP
64	Loan	16, 39	CGMRC	The Lex Apartments	8,670,000	2/12/2016	68.4%	51.5%	93.8%	8/22/2014	NAP	NAP	NAP
65	Loan		CGMRC	Devonshire Reseda Properties	NAP	NAP	45.8%	36.9%	86.1%	9/1/2014	NAP	NAP	Bank of America
66	Loan	33	CCRE	Santa Monica & Vine	NAP	NAP	69.8%	56.6%	84.9%	9/17/2014	NAP	NAP	California Coin Laundry
67	Loan		CGMRC	Double R Self Storage	NAP	NAP	68.8%	58.9%	91.0%	9/30/2014	NAP	NAP	NAP
68	Loan	40	CGMRC	UC Storage	NAP	NAP	54.7%	54.7%	83.7%	10/7/2014	NAP	NAP	NAP
69	Loan		CGMRC	Tellus MS Portfolio	NAP	NAP	71.6%	58.5%	79.3%		NAP	NAP
69.01	Property			Golden Eagle Self Storage	NAP	NAP			71.7%	7/31/2014	NAP	NAP	NAP
69.02	Property			Dedeaux West Self Storage	NAP	NAP			92.5%	7/31/2014	NAP	NAP	NAP
69.03	Property			Dedeaux East Self Storage	NAP	NAP			80.5%	7/31/2014	NAP	NAP	NAP
70	Loan		CGMRC	Belle Rive Club Apartments	NAP	NAP	71.2%	59.7%	95.2%	7/31/2014	NAP	NAP	NAP
71	Loan	41	GSMC	Katy Green Retail	NAP	NAP	73.5%	63.0%	100.0%	8/1/2014	NAP	NAP	Memorial Hermann
72	Loan		SMF I	La Quinta Brandon	NAP	NAP	70.5%	52.7%	77.4%	8/31/2014	71.20	55.11	NAP
73	Loan		MC-FiveMile	Mason Place	NAP	NAP	74.6%	65.1%	98.3%	10/27/2014	NAP	NAP	El Asador
74	Loan		SMF I	Park Place Apartments	NAP	NAP	66.6%	54.4%	100.0%	10/28/2014	NAP	NAP	NAP
75	Loan		MC-FiveMile	Plaza de las Americas	NAP	NAP	63.1%	53.9%	93.7%	11/3/2014	NAP	NAP	Texas Children’s
76	Loan		CGMRC	Oakbrook MHC	NAP	NAP	75.2%	61.5%	98.2%	6/30/2014	NAP	NAP	NAP
77	Loan	33	CCRE	2025 Wilshire	NAP	NAP	61.5%	61.5%	100.0%	6/30/2014	NAP	NAP	Veggie Grill
78	Loan		CCRE	Comfort Inn Dickson	NAP	NAP	66.6%	49.5%	72.1%	5/31/2014	70.94	51.15	NAP
79	Loan		CGMRC	Storage WORKS	NAP	NAP	74.9%	60.8%	74.7%	8/10/2014	NAP	NAP	NAP
80	Loan		GSMC	Seminary Square	NAP	NAP	74.0%	54.9%	92.6%	8/6/2014	NAP	NAP	Shoe Show
81	Loan	16	CGMRC	Tellus LA Portfolio	6,920,000	Various	61.9%	45.1%	67.6%		NAP	NAP
81.01	Property			Abita Self Storage	NAP	NAP			82.2%	7/31/2014	NAP	NAP	NAP
81.02	Property	16		A+ Self Storage	3,770,000	3/26/2016			57.5%	7/31/2014	NAP	NAP	NAP
82	Loan		CCRE	Rite Aid Pontiac	NAP	NAP	69.5%	51.8%	100.0%	11/17/2014	NAP	NAP	Rite Aid
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	5,100,000	7/3/2016	70.0%	61.4%	69.6%	8/6/2014	NAP	NAP	NAP
84	Loan		GSMC	Three Research Park	NAP	NAP	67.1%	49.4%	100.0%	9/1/2014	NAP	NAP	WD Von Gonten

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant
85	Loan		CCRE	Bennington Place & Genesis Square	NAP	NAP	70.3%	56.9%	84.7%		NAP	NAP
85.01	Property			Genesis Square	NAP	NAP			96.9%	8/5/2014	NAP	NAP	Price Less Foods
85.02	Property			Bennington Place	NAP	NAP			73.8%	8/5/2014	NAP	NAP	Food Lion
86	Loan		CCRE	Dollar General TX & OK Portfolio	NAP	NAP	61.1%	50.3%	100.0%		NAP	NAP
86.01	Property			Dollar General - Ardmore	NAP	NAP			100.0%	11/17/2014	NAP	NAP	Dollar General - Ardmore
86.02	Property			Dollar General - Abilene	NAP	NAP			100.0%	11/17/2014	NAP	NAP	Dollar General Abilene
86.03	Property			Dollar General - Midland	NAP	NAP			100.0%	11/17/2014	NAP	NAP	Dollar General - Midland
86.04	Property			Dollar General - Carney	NAP	NAP			100.0%	11/17/2014	NAP	NAP	Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	NAP	NAP	70.3%	62.7%	91.9%		NAP	NAP
87.01	Property			Urbane on Main	NAP	NAP			96.9%	8/4/2014	NAP	NAP	NAP
87.02	Property			Urbane on Oakwood	NAP	NAP			86.7%	8/4/2014	NAP	NAP	NAP
88	Loan		SMF I	757 East Tremont Avenue	NAP	NAP	65.1%	53.5%	100.0%	9/1/2014	NAP	NAP	Slam Dunk
89	Loan		CCRE	Stratford Square Apartments	NAP	NAP	65.6%	53.9%	100.0%	9/24/2014	NAP	NAP	NAP
90	Loan		CGMRC	Windy Hill	NAP	NAP	57.8%	50.7%	85.2%	8/31/2014	NAP	NAP	Panda Express
91	Loan	44	CGMRC	Amsdell - Warren, MI	NAP	NAP	73.3%	63.2%	90.9%	10/6/2014	NAP	NAP	NAP
92	Loan	33	CCRE	Florence Plaza	NAP	NAP	71.2%	57.8%	92.6%	9/17/2014	NAP	NAP	Dr. Gilbert Varela

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft
1	Loan		CGMRC	Queen Ka’ahumanu Center	162,970	11/30/2024	Sears	77,582	10/17/2023	Ka’ahumanu Theatres	27,966
2	Loan	8	SMF I	1201 North Market Street	82,549	12/31/2028	Blank Rome LLP	40,960	12/31/2016	Nuclear Insurance	33,802
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	314,402	7/1/2027	Weston Solutions Inc	19,144	12/1/2017	The Financial Advisory Group	11,961
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	28,000	8/31/2024	Nike	17,067	8/31/2019	Polo	15,000
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio
5.01	Property			One Olympia Park Plaza	47,640	7/31/2015	UBS PaineWebber, Inc.	26,102	3/31/2018	JJB Hilliard WL Lyons, Inc.	17,584
5.02	Property			Two and Three Corporate Center	40,900	6/30/2027	CBS Interactive, Inc.	28,519	10/31/2021	Coventry Health/Life Ins Co.	24,589
5.03	Property			614 & 620 West Main Street	29,214	12/31/2021	Greater Louisville, Inc.	26,788	7/31/2023	Hall, Render, Killian, Heath	13,352
5.04	Property			Five Corporate Center	23,669	2/28/2018	RX Crossroads	23,514	12/31/2016	Tri-Arrows Aluminum Inc.	20,446
5.05	Property			Fenley Office Park Building C	17,471	3/31/2021	Morgan Stanley	17,098	11/30/2022	Fenley Real Estate Group	7,885
5.06	Property			One Triton Office Park	52,070	2/28/2022	Comprehensive Health Mgmt Inc.	16,901	9/30/2018	Dometic Corporation	13,329
5.07	Property			One Corporate Center	31,860	4/30/2018	Allstate Insurance Company	16,926	9/30/2019	ICAP Energy LLC	16,650
5.08	Property			Fenley Office Park Building B	15,946	12/31/2016	Fenley Brownsboro Suites LLC	12,965	7/31/2026	Sterling Financial Group, LTD	2,839
5.09	Property			Fenley Office Park Building A	29,221	10/31/2022	Wachovia Securities LLC	7,998	3/31/2017	NAP
5.10	Property			Six Corporate Center	14,937	3/31/2016	Paetec	8,086	5/31/2020	IBM Corporation	7,145
5.11	Property			Browenton Place	7,180	1/31/2015	Kentucky Select Properties LLC	4,952	2/28/2019	Click, LLC	4,539
6	Loan		GSMC	IGT Retail Condominium	530	7/14/2024	The Laser Booth Corp.	485	7/31/2024	Pristine Jewelers NY Inc.	415
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson			NAP			NAP
8	Loan	16	CGMRC	Fountains Center	12,987	4/30/2020	John Hancock Life Insurance	12,409	9/30/2023	ACTS Retirement-Life Communities, Inc.	5,612
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville			NAP			NAP
10	Loan		CCRE	ART Maryland MF Portfolio
10.01	Property			Forsythia Court Apartments			NAP			NAP
10.02	Property			Cherry Tree Apartments			NAP			NAP
10.03	Property			Annhurst Apartments			NAP			NAP
10.04	Property			Merrifield Apartments			NAP			NAP
11	Loan	20, 21	CGMRC	Bank of America Plaza	323,554	2/28/2018	Sheppard Mullin	185,927	12/31/2024	Bank of America	163,512
12	Loan		GSMC	Fairgrounds Plaza Timonium	56,795	1/31/2019	PetSmart	18,638	1/31/2021	Hallmark	5,963
13	Loan		CGMRC	129-131 Greene Street	8,200	9/30/2024	NAP			NAP
14	Loan	22, 23	GSMC	Capital Center	27,851	5/30/2016	Plexus Services Corp.	24,892	3/31/2021	Burns & McDonnell	11,332
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	165,000	12/31/2022	NAP			NAP
16	Loan		SMF I	Midyan Gate Realty Portfolio 2
16.01	Property			190 East 98th Street	8,150	2/28/2023	Regine 125 Inc.	6,700	9/30/2028	Kim Myung, Soo d/b/a Beauty Supply	3,200
16.02	Property			128-144 East 98th Street	4,800	2/28/2024	Clothing Co.	4,800	9/30/2019	Payless Shoesource	3,276
16.03	Property			90-92 East 98th Street	15,500	1/31/2019	Star Nail	2,000	6/30/2020	NAP
16.04	Property			112 East 98th Street	8,000	12/31/2018	Furniture Corp	5,700	12/31/2019	NAP
17	Loan		CGMRC	Villas at Greenview			NAP			NAP
18	Loan		CCRE	Ignition Creative Office	54,508	9/30/2029	NAP			NAP
19	Loan		CCRE	Stafford Retail Portfolio
19.01	Property			Best Buy Center	30,000	1/21/2023	Petco	15,000	1/31/2019	Dollar Tree	10,000
19.02	Property			Crossings of Beaufort	4,900	2/28/2018	Sake House	4,550	9/30/2018	Wingstop	2,061
20	Loan	26	CGMRC	Arlington Plaza	93,024	5/31/2024	Value City Furniture	45,300	1/31/2018	Harlem Furniture	27,700
21	Loan		GSMC	Hilliard Village Apartments			NAP			NAP
22	Loan		CCRE	Overlook I	40,643	11/30/2023	Decision First Techno	10,082	2/28/2019	Wilson, Brock & Irby	9,645
23	Loan	27, 28	SMF I	Indiana Retail Portfolio
23.01	Property			Wabash Crossing West	31,124	10/31/2019	J&K Aquariums & Pets	29,000	12/31/2019	Dunham’s Sports	25,000
23.02	Property			College Square	30,986	8/31/2016	Save A Lot	21,560	6/30/2024	Family Dollar	10,400
23.03	Property			Lowell Plaza	20,250	1/31/2019	Dollar General	8,043	6/30/2015	Day & Knight Fitness	7,000
23.04	Property			Walgreen’s - Rensselaer	15,120	9/30/2061	NAP			NAP
24	Loan		GSMC	Ruben Retail Portfolio
24.01	Property			North High Centre	11,970	9/30/2019	Half Price Books	6,650	5/31/2017	Columbus Pro Percussion	6,000
24.02	Property			Shoppes at Collingwood	11,987	5/31/2017	Ocean Dental	8,041	2/28/2017	Directions for Youth	7,157
24.03	Property			Wyandotte Centre	8,000	3/31/2019	Payless Furniture & Mattress	7,320	1/31/2020	Hunan Gourmet	4,800
24.04	Property			McNaughten Centre	4,800	9/30/2020	Honey Baked Hams	4,500	1/31/2016	Block’s Bagels	4,500
24.05	Property			Beechcroft Centre	5,400	5/31/2017	Panaderia Guadalupan	3,200	6/1/2015	Massey’s Pizza	2,400
24.06	Property			S & L Centre	12,200	2/28/2020	Salon Lofts	6,306	6/30/2016	NAP
24.07	Property			West Broad Centre	5,669	4/30/2015	EZ Cash Pawn Shop	2,700	8/31/2015	Advance America	2,400
24.08	Property			Village Centre	4,810	7/31/2015	UDIPI Café	4,224	8/31/2021	One Main Financial	2,548
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport			NAP			NAP
26	Loan	29	SMF I	Cypresswood Court Shopping Center	22,500	11/30/2021	Petco	13,500	7/1/2021	Ulta Salon	9,460
27	Loan		CCRE	Staybridge Suites Lafayette			NAP			NAP
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	147,311	9/7/2017	Fragrance Manufacturing, Inc.	106,396	10/31/2022	I.B. Abel, Inc.	50,280
29	Loan		CGMRC	Park Villas Apartments			NAP			NAP
30	Loan	31	SMF I	Fountains of Denton			NAP			NAP
31	Loan		CCRE	Auburn Heights Apartments			NAP			NAP
32	Loan		GSMC	Wilshire Woods			NAP			NAP
33	Loan	32	SMF I	NorthTech Business Center	22,201	8/31/2017	Department of State Health	16,123	7/31/2018	CBG Corporation	15,331
34	Loan	33	CCRE	Lindero Canyon Creative Campus	17,763	5/31/2024	VS Media	9,882	10/31/2019	Heywood Friedman	7,441

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft
35	Loan		CGMRC	Peoria Center at Arrowhead	14,043	4/30/2019	RGN Peoria I, LLC	11,368	12/31/2023	Morgan Stanley Smith Barney	10,697
36	Loan	16, 34	GSMC	Cypress Station Square	31,622	1/31/2024	Texas Workforce Solutions	15,000	6/30/2016	DaVita Dialysis	13,744
37	Loan		CGMRC	Millennia Housing Portfolio
37.01	Property			Bay Pointe Townhomes			NAP			NAP
37.02	Property			Little Traverse Village			NAP			NAP
37.03	Property			Anchor Bay			NAP			NAP
38	Loan		GSMC	Village at Lakeside Apartments			NAP			NAP
39	Loan	16	MC-FiveMile	Riverview	42,008	5/31/2017	City of Philadelphia	39,116	6/30/2015	PMHCC CTT Inc.	22,039
40	Loan	33	CCRE	Wilshire Gramercy Plaza	3,363	12/31/2027	Hize International	2,402	10/31/2017	El Pollo Loco	2,275
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio
41.01	Property			Residence Inn by Marriott			NAP			NAP
41.02	Property			Fairfield Inn by Marriott			NAP			NAP
42	Loan		GSMC	10500 Richmond	93,785	6/30/2018	MCI Metro Access Transmission Services, LLC	1,385	2/28/2015	NAP
43	Loan		GSMC	Mt Diablo Self Storage			NAP			NAP
44	Loan		CGMRC	Dick’s Sporting Goods	84,648	1/31/2022	NAP			NAP
45	Loan		GSMC	Bethel Centre	7,200	1/31/2018	Buffalo Wild Wings	6,600	3/31/2019	Dolphin Beach Tanning	6,000
46	Loan	16, 35	GSMC	Hampton Inn - Huntington			NAP			NAP
47	Loan	33	CCRE	Stone Creek Plaza	11,755	1/31/2020	Petco Animal Supplies	10,000	4/30/2019	Famous Footwear	6,000
48	Loan		GSMC	Oregon City Point	3,000	8/31/2015	West Coast Bank	2,725	10/31/2017	Eric Jacobsen Dentistry	2,561
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC			NAP			NAP
50	Loan		SMF I	Casa de Luna			NAP			NAP
51	Loan		CCRE	Holiday Inn Express & Suites Houston North			NAP			NAP
52	Loan		CGMRC	Green Oaks	28,831	1/31/2024	Planet Fitness	17,400	11/30/2022	Cintas	17,160
53	Loan		CGMRC	Winn Dixie Birmingham	51,282	9/8/2027	NAP			NAP
54	Loan		MC-FiveMile	Pecan Park Plaza	37,500	5/31/2024	Dollar Tree	12,500	4/30/2024	Starlight Studio, Inc.	10,000
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	28,529	11/30/2017	Michael’s	17,589	2/28/2018	Aaron’s	7,400
56	Loan		CCRE	CVS North Attleboro	15,945	1/31/2040	NAP			NAP
57	Loan	33	CCRE	Del Rey Creative Office	5,060	6/30/2019	Smarty Pants	3,500	6/30/2017	Third Wave Technology Services	3,270
58	Loan		CCRE	La Quinta SS			NAP			NAP
59	Loan		GSMC	Highlands at East Ellijay	25,000	1/31/2017	Dollar Tree	10,000	7/31/2019	Hibbett Sports	4,800
60	Loan	33	CCRE	Ventura Collection	3,555	2/24/2019	Affordable Portables	2,106	7/31/2015	Sprint	1,750
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX			NAP			NAP
62	Loan		CGMRC	North Main Street Portfolio
62.01	Property			924-944 North Main Street	6,536	4/14/2017	Risk Metrics	4,780	5/31/2019	Biotectix	1,620
62.02	Property			1250 North Main Street	7,166	12/31/2017	Habitatery	3,313	3/17/2018	NAP
62.03	Property			912 North Main Street	6,400	5/31/2015	Bio Vigil	3,200	3/31/2016	Deque	3,200
62.04	Property			918-920 North Main Street	1,400	3/31/2017	NAP			NAP
63	Loan		GSMC	Belmont Run Apartments			NAP			NAP
64	Loan	16, 39	CGMRC	The Lex Apartments			NAP			NAP
65	Loan		CGMRC	Devonshire Reseda Properties	9,485	11/4/2018	Hanmi Bank	3,384	6/18/2018	Pacific Western Bank	3,133
66	Loan	33	CCRE	Santa Monica & Vine	4,300	12/31/2016	Western Dental - Store #34	1,800	8/31/2018	A & S Medical	1,635
67	Loan		CGMRC	Double R Self Storage			NAP			NAP
68	Loan	40	CGMRC	UC Storage			NAP			NAP
69	Loan		CGMRC	Tellus MS Portfolio
69.01	Property			Golden Eagle Self Storage			NAP			NAP
69.02	Property			Dedeaux West Self Storage			NAP			NAP
69.03	Property			Dedeaux East Self Storage			NAP			NAP
70	Loan		CGMRC	Belle Rive Club Apartments			NAP			NAP
71	Loan	41	GSMC	Katy Green Retail	5,000	9/30/2023	Pure Smiles	3,320	10/31/2023	Starbucks Coffee	2,400
72	Loan		SMF I	La Quinta Brandon			NAP			NAP
73	Loan		MC-FiveMile	Mason Place	5,375	11/30/2016	The Annex	3,600	2/28/2015	Crossfit	3,000
74	Loan		SMF I	Park Place Apartments			NAP			NAP
75	Loan		MC-FiveMile	Plaza de las Americas	6,542	11/30/2019	Sun Washateria	5,950	8/31/2023	A $ Only	2,100
76	Loan		CGMRC	Oakbrook MHC			NAP			NAP
77	Loan	33	CCRE	2025 Wilshire	3,000	11/30/2020	Poquito Mas	2,350	11/30/2020	NAP
78	Loan		CCRE	Comfort Inn Dickson			NAP			NAP
79	Loan		CGMRC	Storage WORKS			NAP			NAP
80	Loan		GSMC	Seminary Square	5,200	3/31/2016	rue21	5,188	1/31/2021	Maurices	4,800
81	Loan	16	CGMRC	Tellus LA Portfolio
81.01	Property			Abita Self Storage			NAP			NAP
81.02	Property	16		A+ Self Storage			NAP			NAP
82	Loan		CCRE	Rite Aid Pontiac	14,564	1/31/2029	NAP			NAP
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It			NAP			NAP
84	Loan		GSMC	Three Research Park	19,200	10/31/2018	Shell Oil Company	14,400	8/31/2019	NAP

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft
85	Loan		CCRE	Bennington Place & Genesis Square
85.01	Property			Genesis Square	34,937	1/30/2018	Domino’s Pizza	1,200	8/31/2019	Check Into Cash	1,080
85.02	Property			Bennington Place	31,512	10/31/2019	NAP			NAP
86	Loan		CCRE	Dollar General TX & OK Portfolio
86.01	Property			Dollar General - Ardmore	9,026	7/1/2028	NAP			NAP
86.02	Property			Dollar General - Abilene	9,026	7/31/2028	NAP			NAP
86.03	Property			Dollar General - Midland	9,026	7/1/2028	NAP			NAP
86.04	Property			Dollar General - Carney	9,026	7/1/2027	NAP			NAP
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main
87.01	Property			Urbane on Main			NAP			NAP
87.02	Property			Urbane on Oakwood			NAP			NAP
88	Loan		SMF I	757 East Tremont Avenue	3,000	10/31/2023	Revel Salon	1,000	7/31/2024	Vaso Management	1,000
89	Loan		CCRE	Stratford Square Apartments			NAP			NAP
90	Loan		CGMRC	Windy Hill	2,400	11/30/2017	Buffalo Wings	2,240	11/30/2017	Starbucks	2,000
91	Loan	44	CGMRC	Amsdell - Warren, MI			NAP			NAP
92	Loan	33	CCRE	Florence Plaza	1,710	4/30/2017	Sinaloa	1,500	2/28/2018	ACE Check Cashing	1,332

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)
1	Loan		CGMRC	Queen Ka’ahumanu Center	12/31/2019	Foodland Supermarket, Ltd.	26,231	5/31/2028	Ben Franklin	12,880	9/30/2024
2	Loan	8	SMF I	1201 North Market Street	7/31/2018	IPR International, LLC	32,793	4/30/2026	Marvin & Palmer	31,978	12/31/2017
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	5/31/2015	Texas Teachers of Tomorrow	10,743	11/1/2018	McCombs Energy	10,297	8/1/2023
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	1/31/2025	Old Navy	12,329	8/31/2024	Under Armour	12,065	8/31/2024
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio
5.01	Property			One Olympia Park Plaza	10/31/2016	GBC Metals LLC	12,959	8/31/2016	Jewish Hospital Healthcare	6,196	7/31/2017
5.02	Property			Two and Three Corporate Center	9/30/2016	Fenley Suites, LLC	24,004	7/31/2026	Healthcare Strategy Group	9,449	8/31/2020
5.03	Property			614 & 620 West Main Street	6/30/2016	The Bristol Bar & Grille Inc.	9,947	4/30/2023	Huddleston & Bolen LLP	9,732	6/30/2017
5.04	Property			Five Corporate Center	10/31/2019	First Horizon Home Loan Corp.	5,943	5/31/2015	Caterpillar, Inc.	5,800	4/30/2017
5.05	Property			Fenley Office Park Building C	7/31/2026	Raymond James & Associates	7,052	11/30/2019	Lifetime Financial Growth of K	3,497	12/31/2016
5.06	Property			One Triton Office Park	9/30/2019	CRS Reprocessing Svcs	11,963	5/31/2018	C.H. Robinson Co.	5,159	11/30/2016
5.07	Property			One Corporate Center	3/31/2018	American Bankers Ins Co	6,179	2/28/2015	NAP
5.08	Property			Fenley Office Park Building B	2/28/2019	Harvey Investment Company, LLC	2,586	12/31/2016	The Medical Protective Company	2,164	5/31/2015
5.09	Property			Fenley Office Park Building A		NAP			NAP
5.10	Property			Six Corporate Center	7/31/2015	Dr. Su T. Kang	1,844	1/31/2017	NAP
5.11	Property			Browenton Place	10/31/2018	Sis, LLC	2,800	3/31/2017	Black & White Design, Inc.	2,749	8/31/2018
6	Loan		GSMC	IGT Retail Condominium	7/7/2024	New York Gold & Silver Refiners, Inc.	399	7/14/2024	Kent Jewelry Inc.	336	7/14/2024
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson		NAP			NAP
8	Loan	16	CGMRC	Fountains Center	3/31/2015	NPC of Boca Raton	5,200	6/30/2017	Suntrust Bank	5,000	5/31/2016
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville		NAP			NAP
10	Loan		CCRE	ART Maryland MF Portfolio
10.01	Property			Forsythia Court Apartments		NAP			NAP
10.02	Property			Cherry Tree Apartments		NAP			NAP
10.03	Property			Annhurst Apartments		NAP			NAP
10.04	Property			Merrifield Apartments		NAP			NAP
11	Loan	20, 21	CGMRC	Bank of America Plaza	6/30/2022	Kirkland & Ellis	101,756	12/31/2019	Alston & Bird	81,094	12/31/2023
12	Loan		GSMC	Fairgrounds Plaza Timonium	2/28/2020	Berkshire Hathaway	5,897	10/31/2017	Anytime Fitness	4,493	9/30/2024
13	Loan		CGMRC	129-131 Greene Street		NAP			NAP
14	Loan	22, 23	GSMC	Capital Center	11/30/2019	UBM / SharedVue	8,871	11/13/2019	Danis Construction	7,406	12/31/2018
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World		NAP			NAP
16	Loan		SMF I	Midyan Gate Realty Portfolio 2
16.01	Property			190 East 98th Street	4/30/2021	Woodstack Sneakers	2,400	8/31/2021	Crown Fried Chicken	2,000	12/31/2023
16.02	Property			128-144 East 98th Street	9/30/2019	Philpet Stores	2,400	1/31/2020	Radio Shack	2,300	9/30/2018
16.03	Property			90-92 East 98th Street		NAP			NAP
16.04	Property			112 East 98th Street		NAP			NAP
17	Loan		CGMRC	Villas at Greenview		NAP			NAP
18	Loan		CCRE	Ignition Creative Office		NAP			NAP
19	Loan		CCRE	Stafford Retail Portfolio
19.01	Property			Best Buy Center	5/30/2018	Sake House	6,719	8/31/2020	Brick Chicken	4,228	11/30/2021
19.02	Property			Crossings of Beaufort	11/30/2022	Lendmark Financial Services	1,750	4/30/2019	Magic Nails	1,400	11/30/2018
20	Loan	26	CGMRC	Arlington Plaza	12/31/2023	Harvest Fresh	23,472	4/14/2024	Community Threads	22,110	4/30/2019
21	Loan		GSMC	Hilliard Village Apartments		NAP			NAP
22	Loan		CCRE	Overlook I	1/31/2016	TissueTech	6,481	6/30/2019	Bankers Life	6,460	5/31/2018
23	Loan	27, 28	SMF I	Indiana Retail Portfolio
23.01	Property			Wabash Crossing West	1/31/2020	Salvation Army	12,150	11/30/2020	Goody’s WC	9,350	1/31/2022
23.02	Property			College Square	12/31/2015	Rent A Center	8,050	8/31/2015	Help at Home	6,880	12/31/2019
23.03	Property			Lowell Plaza	4/30/2015	Hallmark	5,766	2/28/2015	Route 2 Wellness	4,051	12/31/2018
23.04	Property			Walgreen’s - Rensselaer		NAP			NAP
24	Loan		GSMC	Ruben Retail Portfolio
24.01	Property			North High Centre	6/1/2015	Columbus Youth Ballet	5,124	6/30/2019	Petco	4,733	1/31/2018
24.02	Property			Shoppes at Collingwood	11/30/2024	Infinite Beauty Outlet	4,754	2/28/2016	CATO	3,977	1/31/2018
24.03	Property			Wyandotte Centre	12/31/2017	Ultimate Health Solutions	4,051	12/31/2019	Boris Pawn Shop	3,197	5/31/2017
24.04	Property			McNaughten Centre	7/31/2015	Magoo’s Pub	3,000	8/31/2017	HSU and Company	3,000	8/31/2015
24.05	Property			Beechcroft Centre	11/30/2017	Check ’n Go	1,800	4/30/2017	Jackson Hewitt Tax Service	1,800	4/30/2017
24.06	Property			S & L Centre		NAP			NAP
24.07	Property			West Broad Centre	3/31/2016	Pager World	1,600	1/31/2019	777 Winners	1,600	8/31/2015
24.08	Property			Village Centre	11/30/2018	Tadi African Market	1,540	10/31/2017	Eyeglass Warehouse of Ohio	1,150	6/30/2015
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport		NAP			NAP
26	Loan	29	SMF I	Cypresswood Court Shopping Center	10/1/2022	Kirklands	7,380	1/1/2023	Lane Bryant	5,000	4/1/2024
27	Loan		CCRE	Staybridge Suites Lafayette		NAP			NAP
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	7/31/2015	Ballard & Brown Realty LP	50,000	5/31/2017	Goodman Distribution, Inc.	19,875	7/31/2016
29	Loan		CGMRC	Park Villas Apartments		NAP			NAP
30	Loan	31	SMF I	Fountains of Denton		NAP			NAP
31	Loan		CCRE	Auburn Heights Apartments		NAP			NAP
32	Loan		GSMC	Wilshire Woods		NAP			NAP
33	Loan	32	SMF I	NorthTech Business Center	10/31/2017	Currier, McCabe & Associates	9,574	6/30/2018	HIMS, Inc.	7,493	5/31/2015
34	Loan	33	CCRE	Lindero Canyon Creative Campus	6/30/2017	FaceFirst	6,331	10/24/2019	Digitized Schematic Solutions	5,454	12/31/2015

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)
35	Loan		CGMRC	Peoria Center at Arrowhead	10/31/2023	Arizona Integrated Physicians	7,861	7/31/2016	Wells Fargo Advisors, LLC	5,984	2/28/2018
36	Loan	16, 34	GSMC	Cypress Station Square	1/31/2023	David’s Bridal	11,310	8/31/2016	Bargain Furniture	11,238	3/31/2017
37	Loan		CGMRC	Millennia Housing Portfolio
37.01	Property			Bay Pointe Townhomes		NAP			NAP
37.02	Property			Little Traverse Village		NAP			NAP
37.03	Property			Anchor Bay		NAP			NAP
38	Loan		GSMC	Village at Lakeside Apartments		NAP			NAP
39	Loan	16	MC-FiveMile	Riverview	12/31/2019	Leverage WF, LLC	15,704	12/31/2017	LogistiCare Solutions	13,700	12/31/2016
40	Loan	33	CCRE	Wilshire Gramercy Plaza	10/31/2016	Cartoon Café	2,090	10/31/2014	Boong ho Japanese Restaurant	2,000	MTM
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio
41.01	Property			Residence Inn by Marriott		NAP			NAP
41.02	Property			Fairfield Inn by Marriott		NAP			NAP
42	Loan		GSMC	10500 Richmond		NAP			NAP
43	Loan		GSMC	Mt Diablo Self Storage		NAP			NAP
44	Loan		CGMRC	Dick’s Sporting Goods		NAP			NAP
45	Loan		GSMC	Bethel Centre	3/31/2017	Arirang Oriental Market	4,878	10/31/2021	The Hockey Stop	4,800	7/31/2015
46	Loan	16, 35	GSMC	Hampton Inn - Huntington		NAP			NAP
47	Loan	33	CCRE	Stone Creek Plaza	3/31/2019	rue21, Inc.	4,410	1/31/2020	Nail Salon	2,320	12/31/2019
48	Loan		GSMC	Oregon City Point	7/31/2020	Hawaiian Time (restaurant)	2,500	7/31/2020	Five Guys Burger and Fries	2,152	9/30/2019
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC		NAP			NAP
50	Loan		SMF I	Casa de Luna		NAP			NAP
51	Loan		CCRE	Holiday Inn Express & Suites Houston North		NAP			NAP
52	Loan		CGMRC	Green Oaks	12/31/2015	Leslie Pools	5,000	10/31/2019	Discount Mattress	3,648	7/31/2017
53	Loan		CGMRC	Winn Dixie Birmingham		NAP			NAP
54	Loan		MC-FiveMile	Pecan Park Plaza	9/30/2016	Supper Star Enterprise, Inc.	8,640	10/31/2015	G. Anders Tool Traders, Inc.	5,851	6/30/2015
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	10/31/2015	Panera Bread	6,480	11/30/2017	Brick House Tavern	6,020	6/30/2020
56	Loan		CCRE	CVS North Attleboro		NAP			NAP
57	Loan	33	CCRE	Del Rey Creative Office	1/31/2018	Moxie Communications Group	2,195	8/31/2016	Toni & Guy USA	2,160	4/30/2016
58	Loan		CCRE	La Quinta SS		NAP			NAP
59	Loan		GSMC	Highlands at East Ellijay	1/31/2020	Pueblo Mexican Restaurant	4,200	6/30/2015	Cato	4,060	1/31/2015
60	Loan	33	CCRE	Ventura Collection	4/30/2016	Spumoni Italian Rest.	1,418	2/28/2015	VIP Tickets	1,285	MTM
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX		NAP			NAP
62	Loan		CGMRC	North Main Street Portfolio
62.01	Property			924-944 North Main Street	3/30/2015	PTA & Associates	1,380	1/31/2026	Abby Rose	1,000	10/31/2016
62.02	Property			1250 North Main Street		NAP			NAP
62.03	Property			912 North Main Street	3/31/2015	NAP			NAP
62.04	Property			918-920 North Main Street		NAP			NAP
63	Loan		GSMC	Belmont Run Apartments		NAP			NAP
64	Loan	16, 39	CGMRC	The Lex Apartments		NAP			NAP
65	Loan		CGMRC	Devonshire Reseda Properties	2/28/2019	Shik Do Rak	3,000	7/31/2024	Shogun Sushi	2,304	5/31/2017
66	Loan	33	CCRE	Santa Monica & Vine	11/30/2016	H & K Tobacco	1,525	11/30/2018	Hollywood Auto Insurance	1,415	3/31/2018
67	Loan		CGMRC	Double R Self Storage		NAP			NAP
68	Loan	40	CGMRC	UC Storage		NAP			NAP
69	Loan		CGMRC	Tellus MS Portfolio
69.01	Property			Golden Eagle Self Storage		NAP			NAP
69.02	Property			Dedeaux West Self Storage		NAP			NAP
69.03	Property			Dedeaux East Self Storage		NAP			NAP
70	Loan		CGMRC	Belle Rive Club Apartments		NAP			NAP
71	Loan	41	GSMC	Katy Green Retail	8/31/2023	SmashBurger	2,200	10/31/2023	Potbelly Sandwich Works	2,000	8/31/2023
72	Loan		SMF I	La Quinta Brandon		NAP			NAP
73	Loan		MC-FiveMile	Mason Place	2/28/2019	School of Rock	2,760	12/14/2020	Westside Medical Clinic	2,750	3/14/2019
74	Loan		SMF I	Park Place Apartments		NAP			NAP
75	Loan		MC-FiveMile	Plaza de las Americas	3/31/2017	Vazquez & Victoria	1,750	12/31/2014	Gulfton Dental P.A.	1,750	11/30/2018
76	Loan		CGMRC	Oakbrook MHC		NAP			NAP
77	Loan	33	CCRE	2025 Wilshire		NAP			NAP
78	Loan		CCRE	Comfort Inn Dickson		NAP			NAP
79	Loan		CGMRC	Storage WORKS		NAP			NAP
80	Loan		GSMC	Seminary Square	1/31/2020	Verizon Wireless	2,800	2/28/2018	Mississippi Valley Regional Blood Center	2,800	8/31/2017
81	Loan	16	CGMRC	Tellus LA Portfolio
81.01	Property			Abita Self Storage		NAP			NAP
81.02	Property	16		A+ Self Storage		NAP			NAP
82	Loan		CCRE	Rite Aid Pontiac		NAP			NAP
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It		NAP			NAP
84	Loan		GSMC	Three Research Park		NAP			NAP

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)
85	Loan		CCRE	Bennington Place & Genesis Square
85.01	Property			Genesis Square	9/30/2016	NAP			NAP
85.02	Property			Bennington Place		NAP			NAP
86	Loan		CCRE	Dollar General TX & OK Portfolio
86.01	Property			Dollar General - Ardmore		NAP			NAP
86.02	Property			Dollar General - Abilene		NAP			NAP
86.03	Property			Dollar General - Midland		NAP			NAP
86.04	Property			Dollar General - Carney		NAP			NAP
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main
87.01	Property			Urbane on Main		NAP			NAP
87.02	Property			Urbane on Oakwood		NAP			NAP
88	Loan		SMF I	757 East Tremont Avenue	4/30/2024	Tremont Cellular	600	7/31/2024	Inkxoticated	400	7/31/2024
89	Loan		CCRE	Stratford Square Apartments		NAP			NAP
90	Loan		CGMRC	Windy Hill	2/28/2018	Benchmark Physical Therapy	1,528	6/30/2020	N’finite Possibilities	1,200	8/31/2018
91	Loan	44	CGMRC	Amsdell - Warren, MI		NAP			NAP
92	Loan	33	CCRE	Florence Plaza	12/31/2015	Happy Donuts	900	11/30/2017	Smoke & Market	900	7/31/2016

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1	Loan		CGMRC	Queen Ka’ahumanu Center	4/28/2014	No	NAP	8/13/2014	NAP	NAP	No	119,763	39,921	242,197
2	Loan	8	SMF I	1201 North Market Street	10/1/2014	No	NAP	10/1/2014	NAP	NAP	No	447,041	130,438	125,727
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	9/30/2014	No	NAP	9/30/2014	NAP	NAP	No	2,162,142	196,558	0
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	10/9/2014	No	NAP	9/3/2014	NAP	NAP	No	40,000	17,600	57,500
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio							No	592,850	84,693	25,191
5.01	Property			One Olympia Park Plaza	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
5.02	Property			Two and Three Corporate Center	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
5.03	Property			614 & 620 West Main Street	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
5.04	Property			Five Corporate Center	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
5.05	Property			Fenley Office Park Building C	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
5.06	Property			One Triton Office Park	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
5.07	Property			One Corporate Center	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
5.08	Property			Fenley Office Park Building B	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
5.09	Property			Fenley Office Park Building A	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
5.10	Property			Six Corporate Center	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
5.11	Property			Browenton Place	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
6	Loan		GSMC	IGT Retail Condominium	10/28/2014	No	NAP	10/28/2014	NAP	NAP	No	0	0	0
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	8/19/2014	No	NAP	8/19/2014	NAP	NAP	No	303,030	30,303	58,728
8	Loan	16	CGMRC	Fountains Center	9/22/2014	No	NAP	9/22/2014	NAP	NAP	No	427,114	32,855	210,038
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	9/9/2014	No	NAP	9/9/2014	NAP	NAP	No	147,858	18,482	0
10	Loan		CCRE	ART Maryland MF Portfolio							No	45,750	22,875	75,378
10.01	Property			Forsythia Court Apartments	9/24/2014	No	NAP	9/3/2014	NAP	NAP	No
10.02	Property			Cherry Tree Apartments	9/25/2014	No	NAP	9/3/2014	NAP	NAP	No
10.03	Property			Annhurst Apartments	9/25/2014	No	NAP	9/3/2014	NAP	NAP	No
10.04	Property			Merrifield Apartments	9/24/2014	No	NAP	9/3/2014	NAP	NAP	No
11	Loan	20, 21	CGMRC	Bank of America Plaza	7/7/2014	No	NAP	7/7/2014	7/3/2014	13%	No	4,151,842	518,981	0
12	Loan		GSMC	Fairgrounds Plaza Timonium	9/8/2014	No	NAP	9/6/2014	NAP	NAP	No	0	0	0
13	Loan		CGMRC	129-131 Greene Street	8/8/2014	No	NAP	8/7/2014	NAP	NAP	No	20,028	4,006	0
14	Loan	22, 23	GSMC	Capital Center	8/28/2014	No	NAP	8/12/2014	NAP	NAP	No	156,805	17,423	0
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	8/19/2014	No	NAP	8/20/2014	NAP	NAP	No	0	0	15,440
16	Loan		SMF I	Midyan Gate Realty Portfolio 2							No	34,952	0	14,568
16.01	Property			190 East 98th Street	9/4/2014	No	NAP	8/28/2014	NAP	NAP	No
16.02	Property			128-144 East 98th Street	9/3/2014	No	NAP	8/28/2014	NAP	NAP	No
16.03	Property			90-92 East 98th Street	9/2/2014	No	NAP	8/28/2014	NAP	NAP	No
16.04	Property			112 East 98th Street	9/3/2014	No	NAP	8/28/2014	NAP	NAP	No
17	Loan		CGMRC	Villas at Greenview	9/10/2014	No	NAP	9/10/2014	NAP	NAP	No	16,229	16,229	26,221
18	Loan		CCRE	Ignition Creative Office	8/21/2014	No	NAP	7/24/2014	7/24/2014	14%	No	124,500	13,833	3,352
19	Loan		CCRE	Stafford Retail Portfolio							No	150,583	15,058	52,542
19.01	Property			Best Buy Center	8/14/2014	No	NAP	8/13/2014	NAP	NAP	No
19.02	Property			Crossings of Beaufort	8/14/2014	No	NAP	8/13/2014	NAP	NAP	No
20	Loan	26	CGMRC	Arlington Plaza	8/7/2014	No	NAP	8/7/2014	NAP	NAP	No	234,311	78,104	19,884
21	Loan		GSMC	Hilliard Village Apartments	9/4/2014	Yes	9/5/2014	8/27/2014	NAP	NAP	No	122,910	24,582	0
22	Loan		CCRE	Overlook I	9/30/2014	No	NAP	9/25/2014	NAP	NAP	No	39,300	19,650	18,640
23	Loan	27, 28	SMF I	Indiana Retail Portfolio							No	17,188	17,188	12,520
23.01	Property			Wabash Crossing West	7/28/2014	No	NAP	7/28/2014	NAP	NAP	No
23.02	Property			College Square	7/28/2014	Yes	10/13/2014	7/28/2014	NAP	NAP	No
23.03	Property			Lowell Plaza	7/29/2014	No	NAP	7/28/2014	NAP	NAP	No
23.04	Property			Walgreen’s - Rensselaer	7/28/2014	No	NAP	7/28/2014	NAP	NAP	No
24	Loan		GSMC	Ruben Retail Portfolio							No	360,190	60,032	0
24.01	Property			North High Centre	8/15/2014	Yes	10/20/2014	8/14/2014	NAP	NAP	No
24.02	Property			Shoppes at Collingwood	8/11/2014	No	NAP	8/14/2014	NAP	NAP	No
24.03	Property			Wyandotte Centre	8/15/2014	Yes	10/20/2014	8/14/2014	NAP	NAP	No
24.04	Property			McNaughten Centre	8/14/2014	No	NAP	8/14/2014	NAP	NAP	No
24.05	Property			Beechcroft Centre	8/14/2014	Yes	10/17/2014	8/14/2014	NAP	NAP	No
24.06	Property			S & L Centre	8/12/2014	No	NAP	8/14/2014	NAP	NAP	No
24.07	Property			West Broad Centre	8/12/2014	No	NAP	8/12/2014	NAP	NAP	No
24.08	Property			Village Centre	8/15/2014	No	NAP	8/14/2014	NAP	NAP	No
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	9/8/2014	No	NAP	9/8/2014	NAP	NAP	No	149,147	29,829	13,101
26	Loan	29	SMF I	Cypresswood Court Shopping Center	7/9/2014	No	NAP	10/23/2014	NAP	NAP	No	102,315	34,471	20,815
27	Loan		CCRE	Staybridge Suites Lafayette	9/15/2014	No	NAP	9/9/2014	NAP	NAP	No	78,811	12,125	72,968
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	10/13/2014	No	NAP	8/18/2014	NAP	NAP	No	116,160	16,594	17,884
29	Loan		CGMRC	Park Villas Apartments	9/9/2014	No	NAP	9/9/2014	NAP	NAP	No	9,198	9,198	26,666
30	Loan	31	SMF I	Fountains of Denton	7/10/2014	No	NAP	5/30/2014	NAP	NAP	No	188,526	20,947	13,722
31	Loan		CCRE	Auburn Heights Apartments	8/21/2014	No	NAP	8/19/2014	NAP	NAP	No	50,000	12,500	23,593
32	Loan		GSMC	Wilshire Woods	4/7/2014	No	NAP	3/4/2014	NAP	NAP	No	0	0	49,896
33	Loan	32	SMF I	NorthTech Business Center	5/28/2014	No	NAP	5/28/2014	NAP	NAP	No	0	25,449	7,102
34	Loan	33	CCRE	Lindero Canyon Creative Campus	7/17/2014	No	NAP	7/17/2014	7/17/2014	9%	No	36,750	8,167	5,781

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
35	Loan		CGMRC	Peoria Center at Arrowhead	9/15/2014	No	NAP	9/15/2014	NAP	NAP	No	106,593	8,883	2,507
36	Loan	16, 34	GSMC	Cypress Station Square	6/15/2014	Yes	8/4/2014	7/15/2014	NAP	NAP	No	242,228	22,021	14,073
37	Loan		CGMRC	Millennia Housing Portfolio							No	60,507	20,169	0
37.01	Property			Bay Pointe Townhomes	9/25/2014	No	NAP	9/25/2014	NAP	NAP	No
37.02	Property			Little Traverse Village	9/25/2014	No	NAP	9/25/2014	NAP	NAP	No
37.03	Property			Anchor Bay	9/25/2014	No	NAP	9/25/2014	NAP	NAP	No
38	Loan		GSMC	Village at Lakeside Apartments	8/20/2014	No	NAP	7/18/2014	NAP	NAP	No	0	8,906	0
39	Loan	16	MC-FiveMile	Riverview	8/29/2014	No	NAP	9/2/2014	NAP	NAP	No	186,125	20,681	42,183
40	Loan	33	CCRE	Wilshire Gramercy Plaza	7/14/2014	No	NAP	7/11/2014	7/14/2014	14%	No	141,000	15,667	1,592
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio							No	24,391	4,878	14,767
41.01	Property			Residence Inn by Marriott	9/8/2014	No	NAP	9/8/2014	NAP	NAP	No
41.02	Property			Fairfield Inn by Marriott	9/8/2014	No	NAP	9/8/2014	NAP	NAP	No
42	Loan		GSMC	10500 Richmond	9/11/2014	No	NAP	9/12/2014	NAP	NAP	No	182,003	16,546	8,977
43	Loan		GSMC	Mt Diablo Self Storage	9/29/2014	No	NAP	9/29/2014	9/29/2014	12%	No	75,750	9,469	16,627
44	Loan		CGMRC	Dick’s Sporting Goods	8/21/2014	No	NAP	8/21/2014	NAP	NAP	No	0	0	0
45	Loan		GSMC	Bethel Centre	8/14/2014	No	NAP	8/15/2014	NAP	NAP	No	175,029	29,171	0
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	9/8/2014	No	NAP	9/9/2014	NAP	NAP	No	22,630	7,543	8,381
47	Loan	33	CCRE	Stone Creek Plaza	9/23/2014	No	NAP	7/30/2014	7/30/2014	9%	No	35,667	8,917	6,010
48	Loan		GSMC	Oregon City Point	9/23/2014	No	NAP	9/25/2014	9/25/2014	8%	No	13,244	13,244	4,242
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	5/20/2014	No	NAP	5/20/2014	NAP	NAP	No	24,014	8,005	6,523
50	Loan		SMF I	Casa de Luna	10/14/2014	No	NAP	10/14/2014	10/22/2014	4%	No	39,279	9,820	3,776
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	8/4/2014	No	NAP	8/4/2014	NAP	NAP	No	212,500	21,250	11,084
52	Loan		CGMRC	Green Oaks	8/8/2014	No	NAP	8/7/2014	NAP	NAP	No	214,592	53,648	8,346
53	Loan		CGMRC	Winn Dixie Birmingham	8/21/2014	No	NAP	8/21/2014	NAP	NAP	No	0	0	0
54	Loan		MC-FiveMile	Pecan Park Plaza	7/16/2014	No	NAP	7/17/2014	NAP	NAP	No	49,958	9,992	81,606
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	10/1/2014	No	NAP	9/29/2014	NAP	NAP	No	73,027	14,605	2,651
56	Loan		CCRE	CVS North Attleboro	9/23/2014	No	NAP	9/17/2014	NAP	NAP	No	9,250	3,083	0
57	Loan	33	CCRE	Del Rey Creative Office	9/22/2014	No	NAP	9/2/2014	8/28/2014	15%	No	39,375	8,750	5,144
58	Loan		CCRE	La Quinta SS	9/23/2014	No	NAP	8/11/2014	7/31/2014	7%	No	58,500	6,500	0
59	Loan		GSMC	Highlands at East Ellijay	9/16/2014	No	NAP	9/16/2014	NAP	NAP	No	58,685	5,037	0
60	Loan	33	CCRE	Ventura Collection	7/14/2014	No	NAP	7/11/2014	7/14/2014	18%	No	88,500	9,833	2,330
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	8/1/2014	No	NAP	9/10/2014	NAP	NAP	No	134,624	10,356	0
62	Loan		CGMRC	North Main Street Portfolio							No	42,866	14,289	4,549
62.01	Property			924-944 North Main Street	6/11/2014	Yes	9/8/2014	6/13/2014	NAP	NAP	No
62.02	Property			1250 North Main Street	6/11/2014	Yes	9/8/2014	6/13/2014	NAP	NAP	No
62.03	Property			912 North Main Street	6/11/2014	Yes	9/8/2014	6/13/2014	NAP	NAP	No
62.04	Property			918-920 North Main Street	6/11/2014	Yes	9/8/2014	6/13/2014	NAP	NAP	No
63	Loan		GSMC	Belmont Run Apartments	6/13/2014	Yes	6/18/2014	6/12/2014	NAP	NAP	No	3,544	3,544	2,040
64	Loan	16, 39	CGMRC	The Lex Apartments	8/15/2014	No	NAP	8/15/2014	NAP	NAP	No	73,260	7,326	7,731
65	Loan		CGMRC	Devonshire Reseda Properties	7/31/2014	Yes	9/30/2014	10/1/2014	10/3/2014	16%	No	12,937	2,587	4,297
66	Loan	33	CCRE	Santa Monica & Vine	8/7/2014	No	NAP	7/14/2014	7/14/2014	14%	No	75,000	8,333	1,055
67	Loan		CGMRC	Double R Self Storage	9/29/2014	No	NAP	9/29/2014	10/2/2014	10%	No	14,526	4,842	0
68	Loan	40	CGMRC	UC Storage	9/15/2014	No	NAP	9/11/2014	9/12/2014	14%	No	26,992	13,496	0
69	Loan		CGMRC	Tellus MS Portfolio							No	55,556	5,051	14,825
69.01	Property			Golden Eagle Self Storage	9/12/2014	No	NAP	9/12/2014	NAP	NAP	No
69.02	Property			Dedeaux West Self Storage	9/11/2014	No	NAP	9/11/2014	NAP	NAP	No
69.03	Property			Dedeaux East Self Storage	9/10/2014	No	NAP	9/11/2014	NAP	NAP	No
70	Loan		CGMRC	Belle Rive Club Apartments	5/19/2014	No	NAP	5/19/2014	NAP	NAP	No	27,801	8,774	36,016
71	Loan	41	GSMC	Katy Green Retail	8/14/2014	No	NAP	8/15/2014	NAP	NAP	No	59,851	5,985	5,835
72	Loan		SMF I	La Quinta Brandon	10/13/2014	No	NAP	10/13/2014	NAP	NAP	No	51,707	4,701	3,837
73	Loan		MC-FiveMile	Mason Place	8/19/2014	No	NAP	8/19/2014	NAP	NAP	No	89,148	8,915	2,609
74	Loan		SMF I	Park Place Apartments	9/30/2014	No	NAP	10/3/2014	NAP	NAP	No	4,480	4,480	6,896
75	Loan		MC-FiveMile	Plaza de las Americas	9/22/2014	No	NAP	8/29/2014	NAP	NAP	No	98,130	8,921	8,055
76	Loan		CGMRC	Oakbrook MHC	7/28/2014	No	NAP	7/28/2014	NAP	NAP	No	44,058	5,507	13,310
77	Loan	33	CCRE	2025 Wilshire	6/27/2014	No	NAP	7/3/2014	7/6/2014	9%	No	30,000	3,333	825
78	Loan		CCRE	Comfort Inn Dickson	8/27/2014	No	NAP	8/25/2014	NAP	NAP	No	5,667	3,250	7,105
79	Loan		CGMRC	Storage WORKS	9/3/2014	No	NAP	9/2/2014	NAP	NAP	No	13,045	4,348	1,403
80	Loan		GSMC	Seminary Square	8/20/2014	No	NAP	8/19/2014	NAP	NAP	No	13,166	6,583	1,658
81	Loan	16	CGMRC	Tellus LA Portfolio							No	32,474	4,639	6,887
81.01	Property			Abita Self Storage	9/11/2014	No	NAP	9/11/2014	NAP	NAP	No
81.02	Property	16		A+ Self Storage	9/12/2014	No	NAP	9/12/2014	NAP	NAP	No
82	Loan		CCRE	Rite Aid Pontiac	9/17/2014	No	NAP	8/14/2014	NAP	NAP	No	0	0	0
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	7/18/2014	Yes	7/18/2014	7/16/2014	NAP	NAP	No	4,856	4,856	0
84	Loan		GSMC	Three Research Park	8/18/2014	No	NAP	8/18/2014	NAP	NAP	No	58,470	5,847	4,132

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
85	Loan		CCRE	Bennington Place & Genesis Square							No	26,500	3,500	9,095
85.01	Property			Genesis Square	8/27/2014	No	NAP	8/27/2014	NAP	NAP	No
85.02	Property			Bennington Place	9/12/2014	No	NAP	8/27/2014	NAP	NAP	No
86	Loan		CCRE	Dollar General TX & OK Portfolio							No	0	0	0
86.01	Property			Dollar General - Ardmore	9/9/2014	No	NAP	8/22/2014	NAP	NAP	No
86.02	Property			Dollar General - Abilene	8/22/2014	No	NAP	8/22/2014	NAP	NAP	No
86.03	Property			Dollar General - Midland	8/22/2014	No	NAP	8/22/2014	NAP	NAP	No
86.04	Property			Dollar General - Carney	10/7/2014	No	NAP	8/22/2014	NAP	NAP	No
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main							No	13,745	4,582	10,654
87.01	Property			Urbane on Main	8/12/2014	No	NAP	8/12/2014	NAP	NAP	No
87.02	Property			Urbane on Oakwood	8/12/2014	No	NAP	8/12/2014	NAP	NAP	No
88	Loan		SMF I	757 East Tremont Avenue	9/29/2014	No	NAP	9/25/2014	NAP	NAP	No	0	5,730	2,917
89	Loan		CCRE	Stratford Square Apartments	9/15/2014	No	NAP	9/11/2014	NAP	NAP	No	37,500	6,250	2,856
90	Loan		CGMRC	Windy Hill	9/8/2014	No	NAP	9/8/2014	NAP	NAP	No	10,798	2,699	4,772
91	Loan	44	CGMRC	Amsdell - Warren, MI	8/19/2014	No	NAP	9/9/2014	NAP	NAP	No	39,846	7,969	0
92	Loan	33	CCRE	Florence Plaza	7/11/2014	No	NAP	7/8/2014	7/8/2014	14%	No	24,750	2,750	649

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
1	Loan		CGMRC	Queen Ka’ahumanu Center	48,439	0	7,136	0	1,842,974	54,714	2,000,000	0
2	Loan	8	SMF I	1201 North Market Street	15,716	0	7,457	0	0	37,500	1,500,000	0
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	0	0	7,509	0	7,967,370	14,583	500,000	0
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	19,100	0	5,115	0	0	0	2,000,000	0
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	12,595	0	15,382	750,000	0	76,908	2,000,000	0
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	0	0	0	0	0	0	174,000	0
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	7,341	0	5,000	180,000	0	0	0	0
8	Loan	16	CGMRC	Fountains Center	21,004	0	3,073	0	0	15,364	550,000	0
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	0	0	0	0	0	0	0	0
10	Loan		CCRE	ART Maryland MF Portfolio	6,853	0	10,325	0	0	0	0	0
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	0	0	23,871	0	0	0	0	0
12	Loan		GSMC	Fairgrounds Plaza Timonium	0	0	3,100	0	0	4,428	0	0
13	Loan		CGMRC	129-131 Greene Street	0	0	0	0	0	0	0	0
14	Loan	22, 23	GSMC	Capital Center	0	0	3,999	0	0	20,833	500,000	0
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	2,573	0	2,063	0	0	3,333	260,000	0
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	0	22,000	0	22,000	110,000	0	110,000	0
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	3,746	132,272	3,333	0	0	0	0	0
18	Loan		CCRE	Ignition Creative Office	1,676	0	908	0	0	4,542	0	0
19	Loan		CCRE	Stafford Retail Portfolio	7,567	0	1,913	0	0	9,565	0	0
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	4,971	0	8,551	0	0	12,235	550,000	0
21	Loan		GSMC	Hilliard Village Apartments	0	0	7,333	250,000	0	0	0	0
22	Loan		CCRE	Overlook I	3,728	700,000	0	100,000	1,500,000	0	500,000	0
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	6,260	0	5,023	0	650,000	0	650,000	0
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	0	0	7,722	0	0	18,750	650,000	0
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	2,620	0	19,806	0	0	0	0	0
26	Loan	29	SMF I	Cypresswood Court Shopping Center	2,237	0	1,327	0	100,000	2,210	350,000	0
27	Loan		CCRE	Staybridge Suites Lafayette	8,495	0	4% of Operating Revenue	0	0	0	0	0
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	4,471	0	3,216	0	0	8,039	0	0
29	Loan		CGMRC	Park Villas Apartments	3,809	94,260	3,000	0	0	0	0	0
30	Loan	31	SMF I	Fountains of Denton	4,574	0	3,852	0	0	0	0	0
31	Loan		CCRE	Auburn Heights Apartments	4,719	0	6,400	0	0	0	0	0
32	Loan		GSMC	Wilshire Woods	8,316	0	9,309	0	0	0	0	0
33	Loan	32	SMF I	NorthTech Business Center	1,776	0	1,798	0	0	11,822	425,592	0
34	Loan	33	CCRE	Lindero Canyon Creative Campus	1,156	0	1,145	0	200,000	5,454	275,000	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
35	Loan		CGMRC	Peoria Center at Arrowhead	836	0	1,066	51,168	0	8,317	300,000	0
36	Loan	16, 34	GSMC	Cypress Station Square	7,036	0	5,307	0	0	11,744	0	0
37	Loan		CGMRC	Millennia Housing Portfolio	0	0	7,517	0	0	0	0	0
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	0	0	5,511	0	0	0	0	0
39	Loan	16	MC-FiveMile	Riverview	8,437	0	3,855	0	1,200,000	0	450,000	0
40	Loan	33	CCRE	Wilshire Gramercy Plaza	790	76,000	402	0	65,000	2,677	95,000	0
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	2,953	0	13,114	0	0	0	0	0
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	4,488	0	2,220	0	0	12,092	0	0
43	Loan		GSMC	Mt Diablo Self Storage	2,085	17,740	0	17,740	0	0	0	0
44	Loan		CGMRC	Dick’s Sporting Goods	0	0	0	0	0	0	0	0
45	Loan		GSMC	Bethel Centre	0	0	1,999	0	0	8,333	300,000	0
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	1,676	0	9,267	0	0	0	0	0
47	Loan	33	CCRE	Stone Creek Plaza	1,202	0	739	0	0	4,348	225,000	0
48	Loan		GSMC	Oregon City Point	530	0	736	25,000	200,000	0	150,000	0
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	3,262	30,000	1,579	0	0	0	0	0
50	Loan		SMF I	Casa de Luna	1,888	0	3,400	0	0	0	0	0
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	5,542	0	10,344	0	0	0	0	0
52	Loan		CGMRC	Green Oaks	1,669	0	1,609	0	0	7,663	450,000	0
53	Loan		CGMRC	Winn Dixie Birmingham	0	0	0	0	0	0	0	0
54	Loan		MC-FiveMile	Pecan Park Plaza	9,067	63,000	1,775	106,510	300,000	0	300,000	0
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	2,651	0	2,874	0	250,000	0	250,000	0
56	Loan		CCRE	CVS North Attleboro	0	0	292	0	0	0	0	0
57	Loan	33	CCRE	Del Rey Creative Office	468	53,980	418	0	95,000	0	95,000	0
58	Loan		CCRE	La Quinta SS	0	0	951	0	0	0	0	0
59	Loan		GSMC	Highlands at East Ellijay	0	0	2,083	74,970	300,000	0	300,000	0
60	Loan	33	CCRE	Ventura Collection	1,159	12,800	251	0	30,000	1,672	60,000	0
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	0	0	1,546	0	0	0	0	0
62	Loan		CGMRC	North Main Street Portfolio	2,274	0	1,423	51,227	50,000	4,098	147,520	0
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	2,040	125,000	2,986	225,000	0	0	0	0
64	Loan	16, 39	CGMRC	The Lex Apartments	3,866	0	3,000	0	0	0	0	0
65	Loan		CGMRC	Devonshire Reseda Properties	1,224	0	965	0	0	0	0	0
66	Loan	33	CCRE	Santa Monica & Vine	521	34,000	281	0	0	1,875	85,000	0
67	Loan		CGMRC	Double R Self Storage	0	0	1,046	62,780	0	0	0	0
68	Loan	40	CGMRC	UC Storage	0	0	0	0	0	0	0	0
69	Loan		CGMRC	Tellus MS Portfolio	3,706	0	1,264	0	0	0	0	0
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	4,002	0	2,292	0	0	0	0	0
71	Loan	41	GSMC	Katy Green Retail	973	0	112	0	0	0	0	0
72	Loan		SMF I	La Quinta Brandon	1,919	0	4,581	0	0	0	0	0
73	Loan		MC-FiveMile	Mason Place	2,609	0	375	0	0	2,500	55,000	0
74	Loan		SMF I	Park Place Apartments	1,224	0	2,050	0	0	0	0	0
75	Loan		MC-FiveMile	Plaza de las Americas	2,014	7,820	652	0	150,000	0	150,000	0
76	Loan		CGMRC	Oakbrook MHC	1,331	0	683	0	0	0	0	0
77	Loan	33	CCRE	2025 Wilshire	275	0	67	0	0	89	5,350	0
78	Loan		CCRE	Comfort Inn Dickson	1,776	0	4,114	0	0	0	0	0
79	Loan		CGMRC	Storage WORKS	702	0	717	0	0	0	0	0
80	Loan		GSMC	Seminary Square	829	0	273	0	0	3,035	109,245	0
81	Loan	16	CGMRC	Tellus LA Portfolio	1,377	0	961	0	0	0	0	0
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	0	0	0	0	0	0	0	0
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	0	0	729	0	0	0	0	0
84	Loan		GSMC	Three Research Park	826	0	280	0	100,000	2,917	240,000	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
85	Loan		CCRE	Bennington Place & Genesis Square	928	0	1,352	0	0	3,380	275,000	0
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	0	0	0	0	0	0	0	0
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	1,065	0	1,550	0	0	0	0	0
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	1,458	0	167	0	0	637	0	0
89	Loan		CCRE	Stratford Square Apartments	2,856	0	3,100	0	0	0	0	0
90	Loan		CGMRC	Windy Hill	398	0	207	0	100,000	0	100,000	0
91	Loan	44	CGMRC	Amsdell - Warren, MI	0	0	1,091	0	0	0	0	0
92	Loan	33	CCRE	Florence Plaza	325	23,850	136	0	0	906	55,000	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)
1	Loan		CGMRC	Queen Ka’ahumanu Center	0	664,663	0	0	0
2	Loan	8	SMF I	1201 North Market Street	0	0	0	0	0
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	0	0	0	0	0
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	0	0	0	0	0
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	0	122,438	0	0	0
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	0	0	0	0	0
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	0	0	0	0	0
8	Loan	16	CGMRC	Fountains Center	0	46,250	0	0	0
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	0	0	0	0	0
10	Loan		CCRE	ART Maryland MF Portfolio	0	158,819	0	0	0
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	0	0	0	0	0
12	Loan		GSMC	Fairgrounds Plaza Timonium	0	0	0	0	0
13	Loan		CGMRC	129-131 Greene Street	0	0	0	0	0
14	Loan	22, 23	GSMC	Capital Center	0	0	0	0	0
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	0	0	0	0	0
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	0	0	0	0	0
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	0	0	0	0	0
18	Loan		CCRE	Ignition Creative Office	0	5,625	0	0	0
19	Loan		CCRE	Stafford Retail Portfolio	0	0	0	0	0
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	0	317,740	0	0	0
21	Loan		GSMC	Hilliard Village Apartments	0	20,735	0	0	0
22	Loan		CCRE	Overlook I	0	0	0	0	0
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	0	0	0	0	0
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	0	369,699	0	3,300	0
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	0	625	0	0	0
26	Loan	29	SMF I	Cypresswood Court Shopping Center	0	0	0	0	0
27	Loan		CCRE	Staybridge Suites Lafayette	0	0	0	0	0
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	0	0	0	0	0
29	Loan		CGMRC	Park Villas Apartments	0	0	0	0	0
30	Loan	31	SMF I	Fountains of Denton	0	0	0	0	0
31	Loan		CCRE	Auburn Heights Apartments	0	7,625	0	0	0
32	Loan		GSMC	Wilshire Woods	0	54,093	0	0	0
33	Loan	32	SMF I	NorthTech Business Center	0	0	0	0	0
34	Loan	33	CCRE	Lindero Canyon Creative Campus	0	0	0	0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)
35	Loan		CGMRC	Peoria Center at Arrowhead	0	0	0	0	0
36	Loan	16, 34	GSMC	Cypress Station Square	0	259,161	0	0	0
37	Loan		CGMRC	Millennia Housing Portfolio	0	169,250	0	0	0
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	0	15,675	0	0	0
39	Loan	16	MC-FiveMile	Riverview	0	4,813	0	0	0
40	Loan	33	CCRE	Wilshire Gramercy Plaza	0	0	0	0	0
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	0	0	0	0	0
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	0	0	0	0	0
43	Loan		GSMC	Mt Diablo Self Storage	0	0	0	0	0
44	Loan		CGMRC	Dick’s Sporting Goods	0	0	0	0	0
45	Loan		GSMC	Bethel Centre	0	10,450	0	550	0
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	0	0	0	0	0
47	Loan	33	CCRE	Stone Creek Plaza	0	0	0	0	0
48	Loan		GSMC	Oregon City Point	0	0	0	0	0
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	0	57,875	0	0	0
50	Loan		SMF I	Casa de Luna	0	0	0	0	0
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	0	0	0	0	0
52	Loan		CGMRC	Green Oaks	0	77,563	0	0	0
53	Loan		CGMRC	Winn Dixie Birmingham	0	0	0	0	0
54	Loan		MC-FiveMile	Pecan Park Plaza	0	1,250	0	0	0
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	0	81,250	0	0	0
56	Loan		CCRE	CVS North Attleboro	0	33,719	0	0	0
57	Loan	33	CCRE	Del Rey Creative Office	0	1,344	0	0	0
58	Loan		CCRE	La Quinta SS	0	0	0	0	0
59	Loan		GSMC	Highlands at East Ellijay	0	2,200	0	0	0
60	Loan	33	CCRE	Ventura Collection	0	0	0	0	0
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	0	0	0	0	0
62	Loan		CGMRC	North Main Street Portfolio	0	10,000	0	154,380	0
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	0	0	0	79,794	0
64	Loan	16, 39	CGMRC	The Lex Apartments	0	4,375	0	0	0
65	Loan		CGMRC	Devonshire Reseda Properties	0	6,875	0	0	0
66	Loan	33	CCRE	Santa Monica & Vine	0	20,413	0	0	0
67	Loan		CGMRC	Double R Self Storage	0	1,438	0	0	0
68	Loan	40	CGMRC	UC Storage	0	0	0	0	0
69	Loan		CGMRC	Tellus MS Portfolio	0	21,250	0	0	0
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	0	1,375	0	0	0
71	Loan	41	GSMC	Katy Green Retail	0	0	0	0	0
72	Loan		SMF I	La Quinta Brandon	0	0	0	0	0
73	Loan		MC-FiveMile	Mason Place	0	0	0	0	0
74	Loan		SMF I	Park Place Apartments	0	73,250	0	0	0
75	Loan		MC-FiveMile	Plaza de las Americas	0	3,750	0	0	0
76	Loan		CGMRC	Oakbrook MHC	0	21,094	0	0	0
77	Loan	33	CCRE	2025 Wilshire	0	7,938	0	0	0
78	Loan		CCRE	Comfort Inn Dickson	0	10,000	0	0	0
79	Loan		CGMRC	Storage WORKS	0	0	0	0	0
80	Loan		GSMC	Seminary Square	0	0	0	0	0
81	Loan	16	CGMRC	Tellus LA Portfolio	0	0	0	0	0
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	0	0	0	0	0
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	0	0	0	59,550	0
84	Loan		GSMC	Three Research Park	0	0	0	0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)
85	Loan		CCRE	Bennington Place & Genesis Square	0	36,254	0	0	0
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	0	0	0	0	0
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	0	40,343	0	0	0
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	0	30,281	0	0	0
89	Loan		CCRE	Stratford Square Apartments	0	0	0	0	0
90	Loan		CGMRC	Windy Hill	0	3,125	0	0	0
91	Loan	44	CGMRC	Amsdell - Warren, MI	0	7,721	0	0	0
92	Loan	33	CCRE	Florence Plaza	0	0	0	0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
1	Loan		CGMRC	Queen Ka’ahumanu Center	638,067	0	Macy’s CAM Reserve
2	Loan	8	SMF I	1201 North Market Street	780,614	45,861	MNAT TI/LC Reserve ($550,326 Upfront, $45,861 Monthly until November 2016); Existing TI/LC Reserve ($230,288)
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	12,304,798	0	Schlumberger Free Rent Reserve ($9,304,798.12); Landlord Obligations Reserve ($3,000,000)
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	14,762,789	0	Unfunded Obligations Reserve ($14,700,498); Screen Wall Reserve ($31,250); Free Rent Reserve ($31,040.75)
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	187,813	116,643	Unfunded Obligations Reserve (Capped at $466,571)
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	394,597	0	Unfunded Obligations
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	1,600,000	0	Performance Holdback Reserve
8	Loan	16	CGMRC	Fountains Center	58,303	0	Unfunded Obligations Reserve
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	3,270,000	0	Capital Improvement Reserve
10	Loan		CCRE	ART Maryland MF Portfolio	0	0
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	3,512,083	0	TI Allowance Reserve ($2,991,870.10); Rent Concessions Reserve ($520,213)
12	Loan		GSMC	Fairgrounds Plaza Timonium	0	0
13	Loan		CGMRC	129-131 Greene Street	1,896	0	Condominium Common Charges Reserve
14	Loan	22, 23	GSMC	Capital Center	1,847,073	0	Earnout Reserve ($1,500,000); Earnout YM Deposit ($150,000); Unfunded Obligations; ($197,073)
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	0	0
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	0	0
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	0	0
18	Loan		CCRE	Ignition Creative Office	0	0
19	Loan		CCRE	Stafford Retail Portfolio	0	0
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	970,945	0	Designated Tenant Reserve ($738,740); Gap Rent Reserve ($232,205)
21	Loan		GSMC	Hilliard Village Apartments	0	0
22	Loan		CCRE	Overlook I	149,592	0	Free Rent Reserve
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	706,273	0	Goody’s and ALCO Reserve ($600,000); Anytime Fitness Reserve ($106,273)
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	65,320	0	Tenant Expiration Reserve ($57,895.36); Unfunded Obligations ($7,424.21)
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	1,000,000	0	PIP Reserve
26	Loan	29	SMF I	Cypresswood Court Shopping Center	751,324	0	Roof Repair Reserve ($659,907.60); Max Donuts Reserve ($91,416)
27	Loan		CCRE	Staybridge Suites Lafayette	0	0
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	750,000	0	Initial Lease Sweep Reserve
29	Loan		CGMRC	Park Villas Apartments	0	0
30	Loan	31	SMF I	Fountains of Denton	215,000	15,000	Cash Holdback ($80,000); Roof Reserve ($130,000); Liquidity Reserve (Ongoing)
31	Loan		CCRE	Auburn Heights Apartments	0	0
32	Loan		GSMC	Wilshire Woods	0	0
33	Loan	32	SMF I	NorthTech Business Center	0	0
34	Loan	33	CCRE	Lindero Canyon Creative Campus	322,874	5,500	Outstanding TI/LC Reserve ($246,701); Rent Concession Reserve ($76,173); VS Media Reserve ($5,500 per month from January 2019 until cap of $98,820 is reached)

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
35	Loan		CGMRC	Peoria Center at Arrowhead	57,647	0	Unfunded Obligations Reserve
36	Loan	16, 34	GSMC	Cypress Station Square	565,000	0	Anthem College Reserve ($500,000); Anthem College Free Rent ($65,000)
37	Loan		CGMRC	Millennia Housing Portfolio	0	0
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	0	0
39	Loan	16	MC-FiveMile	Riverview	0	0
40	Loan	33	CCRE	Wilshire Gramercy Plaza	0	0
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	2,095,165	0	PIP Reserve
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	0	0
43	Loan		GSMC	Mt Diablo Self Storage	0	0
44	Loan		CGMRC	Dick’s Sporting Goods	191,431	0	Simon Funds
45	Loan		GSMC	Bethel Centre	1,840	0	Three Guys Restaurant New Lease Holdback
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	0	0
47	Loan	33	CCRE	Stone Creek Plaza	60,000	0	Landlord’s Work Reserve
48	Loan		GSMC	Oregon City Point	0	0
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	857,544	0	Seasoning Reserve ($750,000); Park Improvement Reserve ($107,544)
50	Loan		SMF I	Casa de Luna	0	0
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	350,000	12,500	PIP Reserve ($325,000.00); Seasonality Reserve ($25,000 Upfront, $12,500 Monthly capped at $50,000)
52	Loan		CGMRC	Green Oaks	0	0
53	Loan		CGMRC	Winn Dixie Birmingham	300,000	0	Winn Dixie Reserve
54	Loan		MC-FiveMile	Pecan Park Plaza	0	0
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	0	0
56	Loan		CCRE	CVS North Attleboro	0	0
57	Loan	33	CCRE	Del Rey Creative Office	30,000	0	Free Rent Reserve
58	Loan		CCRE	La Quinta SS	0	0
59	Loan		GSMC	Highlands at East Ellijay	0	0
60	Loan	33	CCRE	Ventura Collection	0	0
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	1,025,000	0	Property Costs Reserve
62	Loan		CGMRC	North Main Street Portfolio	0	0
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	0	0
64	Loan	16, 39	CGMRC	The Lex Apartments	450,000	0	Earnout Reserve
65	Loan		CGMRC	Devonshire Reseda Properties	0	0
66	Loan	33	CCRE	Santa Monica & Vine	0	0
67	Loan		CGMRC	Double R Self Storage	0	0
68	Loan	40	CGMRC	UC Storage	62,735	0	Prepaid Rent Reserve
69	Loan		CGMRC	Tellus MS Portfolio	0	0
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	0	0
71	Loan	41	GSMC	Katy Green Retail	0	0
72	Loan		SMF I	La Quinta Brandon	0	0
73	Loan		MC-FiveMile	Mason Place	0	0
74	Loan		SMF I	Park Place Apartments	0	0
75	Loan		MC-FiveMile	Plaza de las Americas	0	0
76	Loan		CGMRC	Oakbrook MHC	0	0
77	Loan	33	CCRE	2025 Wilshire	0	0
78	Loan		CCRE	Comfort Inn Dickson	425,000	0	PIP Reserve ($300,000); Seasonality Reserve ($125,000)
79	Loan		CGMRC	Storage WORKS	0	0
80	Loan		GSMC	Seminary Square	0	0
81	Loan	16	CGMRC	Tellus LA Portfolio	0	0
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	0	0
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	390,000	0	Property Costs Reserve
84	Loan		GSMC	Three Research Park	9,725	0	Ground Rent

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
85	Loan		CCRE	Bennington Place & Genesis Square	0	0
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	0	0
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	89,124	0	Holdback Reserve
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	165,000	0	ICAP Tax Reserve
89	Loan		CCRE	Stratford Square Apartments	0	0
90	Loan		CGMRC	Windy Hill	7,294	0	Gap Rent Reserve
91	Loan	44	CGMRC	Amsdell - Warren, MI	125,000	0	Property Costs Reserve
92	Loan	33	CCRE	Florence Plaza	0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Borrower Name
1	Loan		CGMRC	Queen Ka’ahumanu Center	QKC Maui Owner, LLC
2	Loan	8	SMF I	1201 North Market Street	1201 North Market Street LLC
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	5599 San Felipe, Ltd.
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	Twin Cities Outlets Eagan LLC
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	Fenley Portfolio Trust I, LLC
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	Manhattan Property Development Corp. and IGT-City’s Property Development LLC
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	Dolce Living at Burleson, LLC
8	Loan	16	CGMRC	Fountains Center	Boca Medical Plaza, LLC
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	TN Union Owner, LLC
10	Loan		CCRE	ART Maryland MF Portfolio
Forsythia Court Apartments of Harford County, Ltd., Forsythia Court Apartments of Harford County, II, Limited Partnership, Cherry Tree Apartments of Baltimore County, Ltd., Annhurst Apartments of Harford County, Ltd. and Merrifield Apartments of Wicomico County, Limited Partnership

10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	333 South Hope Co. LLC and 333 South Hope Plant LLC
12	Loan		GSMC	Fairgrounds Plaza Timonium	FPA Aylesbury LLLP
13	Loan		CGMRC	129-131 Greene Street	Elizabeth Blue NYC, LLC
14	Loan	22, 23	GSMC	Capital Center	TCDC Partnership, LLC
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	TGC Dania, LLC
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	Midyan Gate Realty No. 2 LLC
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	Villas at Greenview Apartments LLC
18	Loan		CCRE	Ignition Creative Office	MJx2 Holdings, LLC
19	Loan		CCRE	Stafford Retail Portfolio	SR 278, LLC and BC 170, LLC
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	Arlington Plaza Limited Partnership
21	Loan		GSMC	Hilliard Village Apartments	Hilliard Village Investments, LLC
22	Loan		CCRE	Overlook I	Albany Road-Overlook I LLC
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	RMS Crown Point, LLC, RMS Lowell, LLC, RMS Rensselaer, LLC and RMS Wabash, LLC
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	McNaughten-Wyandotte Limited Partnership, BVJ-Ruben Limited Partnership, B & N Limited Partnership, Whitehall Retail Ventures, Ltd. and LBR Properties, LLC
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	Airport Gardens Hotel, Ltd.
26	Loan	29	SMF I	Cypresswood Court Shopping Center	Cypresswood Retail Partners, LLC
27	Loan		CCRE	Staybridge Suites Lafayette	The O’Brien Group SPE, LLC
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	DREP Magellan Lehigh Valley LLC
29	Loan		CGMRC	Park Villas Apartments	Park Villas LLC
30	Loan	31	SMF I	Fountains of Denton	Cornerstone Fountains, LP
31	Loan		CCRE	Auburn Heights Apartments	Cherry Apartments Limited Partnership
32	Loan		GSMC	Wilshire Woods	W.W. San Antonio Investments, L.P.
33	Loan	32	SMF I	NorthTech Business Center	NorthTech I, LLC and NorthTech II, LLC
34	Loan	33	CCRE	Lindero Canyon Creative Campus	Agoura and Lindero Associates LLC

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Borrower Name
35	Loan		CGMRC	Peoria Center at Arrowhead	83rd Avenue Property, LLC
36	Loan	16, 34	GSMC	Cypress Station Square	Prime Real Estate U.S. II Properties Inc.
37	Loan		CGMRC	Millennia Housing Portfolio	Chesterfield Glen, L.L.C., Lafayette Park Investment, LLC and Saginaw Housing Partners, L.C.
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	TVAL - Auburn, LLC
39	Loan	16	MC-FiveMile	Riverview	Spring-Del Associates, L.P.
40	Loan	33	CCRE	Wilshire Gramercy Plaza	First Wilshire Realty, LLC
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	Troy Hotel I LLC and Troy Hotel II LLC
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	Black Hawk Properties, LLC
43	Loan		GSMC	Mt Diablo Self Storage	Mt Diablo-Alberta Storage LLC
44	Loan		CGMRC	Dick’s Sporting Goods	Dowel-Charlotte, LLC
45	Loan		GSMC	Bethel Centre	Bethel-Ruben Limited Partnership
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	Cabell Hotel Company, LLC
47	Loan	33	CCRE	Stone Creek Plaza	Los Banos II, LLC
48	Loan		GSMC	Oregon City Point	FDP OC Point, LLC
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	Delaware Glenn Heights MHP, LLC
50	Loan		SMF I	Casa de Luna	Casa de Luna Ventures, LP
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	Savoy Houston Hotels, LLC
52	Loan		CGMRC	Green Oaks	Green Oak Shopping Center LLC
53	Loan		CGMRC	Winn Dixie Birmingham	HR Alabama Partners LLC
54	Loan		MC-FiveMile	Pecan Park Plaza	WFP Pecan Park, LP
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	Akron Jupiter LLC and Akron NPR LLC
56	Loan		CCRE	CVS North Attleboro	Philemon Equities LLC
57	Loan	33	CCRE	Del Rey Creative Office	4052 Del Rey Property, LLC
58	Loan		CCRE	La Quinta SS	47350 Dune Palms, LLC
59	Loan		GSMC	Highlands at East Ellijay	Highland Crossing Partners, LLC
60	Loan	33	CCRE	Ventura Collection	First Ventura Realty, LLC
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	Amsdell Storage Ventures XXVIII, LLC
62	Loan		CGMRC	North Main Street Portfolio	918-920 North Main, LLC, Limestone Building, L.L.C. and 1250 N. Main, LLC
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	Belmont Run, LLC
64	Loan	16, 39	CGMRC	The Lex Apartments	West Ferris Branch LLC
65	Loan		CGMRC	Devonshire Reseda Properties	Devonshire Reseda Properties, LLC
66	Loan	33	CCRE	Santa Monica & Vine	First Vine Realty, LLC
67	Loan		CGMRC	Double R Self Storage	888 Maestro SP, LLC
68	Loan	40	CGMRC	UC Storage	PG Cactus Berkeley I LLC
69	Loan		CGMRC	Tellus MS Portfolio	TDG 98, LLC, Dedeaux Road West, LLC and Vino Investments, LLC
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	Belle Rive Ventures, LLC
71	Loan	41	GSMC	Katy Green Retail	Greenhouse Retail A, LTD.
72	Loan		SMF I	La Quinta Brandon	Crossgate Hotels Group, LLC
73	Loan		MC-FiveMile	Mason Place	Zenda Mason Place U.S. Limited Partnership
74	Loan		SMF I	Park Place Apartments	Brumley Condominiums, LLC
75	Loan		MC-FiveMile	Plaza de las Americas	5900 Plaza de las Americas, LLC
76	Loan		CGMRC	Oakbrook MHC	Plant Properties Corporation
77	Loan	33	CCRE	2025 Wilshire	2025 Wilshire Ideal, LLC and 2025 Wilshire Werbo, LLC
78	Loan		CCRE	Comfort Inn Dickson	JV Hospitality LLC
79	Loan		CGMRC	Storage WORKS	SSCP-1, LLC
80	Loan		GSMC	Seminary Square	Galesburg Holdings, LLC
81	Loan	16	CGMRC	Tellus LA Portfolio	D&D Watson, LLC and J-Tel Abita, LLC
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	Columbia/Baldwin Associates, LLC
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	Amsdell Storage Ventures XXVII, LLC
84	Loan		GSMC	Three Research Park	CW CS 2, L.P.

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Borrower Name
85	Loan		CCRE	Bennington Place & Genesis Square	Bennington New Orleans, LLC and Genesis Crossville United, LLC
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	BBA-DG, LLC
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	Urbane on Oakwood LLC and Urbane on Main LLC
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	757 East Tremont Ave LLC
89	Loan		CCRE	Stratford Square Apartments	Atlantic XIV, L.L.C.
90	Loan		CGMRC	Windy Hill	2580 Windy Hill Investors, LLC
91	Loan	44	CGMRC	Amsdell - Warren, MI	Amsdell Storage Ventures XXVI, LLC
92	Loan	33	CCRE	Florence Plaza	First Florence Realty, LLC

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources
1	Loan		CGMRC	Queen Ka’ahumanu Center	Scott J. Seligman	Refinance	88,500,000	0	0	1,525,000
2	Loan	8	SMF I	1201 North Market Street	Paul M. McConnell	Refinance	85,500,000	3,364,803	0	0
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	Gulf United Investments Corporation	Refinance	80,000,000	0	0	0
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	David Lichtenstein	Refinance	115,000,000	0	0	100,000
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	David H. Fenley	Refinance	106,000,000	0	11,000,000	988,000
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	Ihsan Gulay	Recapitalization	40,000,000	0	0	0
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	Ruslan Krivoruchko	Refinance	25,400,000	0	0	0
8	Loan	16	CGMRC	Fountains Center	Zvi Schwarzman	Refinance	25,000,000	0	0	55,000
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	Robert W. Winston III	Acquisition	25,000,000	9,622,076	0	0
10	Loan		CCRE	ART Maryland MF Portfolio	Arbor Realty SR, Inc.	Refinance	24,000,000	4,798,231	0	0
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	Brookfield DTLA Holdings LLC	Refinance	400,000,000	0	0	0
12	Loan		GSMC	Fairgrounds Plaza Timonium	Richard E. Rotner	Refinance	23,300,000	0	0	0
13	Loan		CGMRC	129-131 Greene Street	Amarjit S. Bhalla and Laura Bhalla	Refinance	23,000,000	0	0	35,000
14	Loan	22, 23	GSMC	Capital Center	Anthony H. Dilweg	Refinance	22,000,000	616,890	0	0
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	Murray H. Goodman	Acquisition	21,000,000	6,754,846	0	1,000,000
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	David Bawabeh and Morris Bawabeh	Refinance	20,000,000	0	0	0
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	Douglas Margerum	Refinance	19,500,000	0	0	40,000
18	Loan		CCRE	Ignition Creative Office	Jason M. Lindeman, Martin Kistler, Mehmet G. Sarioz and Jill A. Green	Refinance	18,400,000	0	0	0
19	Loan		CCRE	Stafford Retail Portfolio	CRE Holdings-SC, LLC	Refinance	17,375,000	2,251,782	0	0
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	Richard Robin	Refinance	16,875,000	0	0	25,000
21	Loan		GSMC	Hilliard Village Apartments	Brian Yeager and Michelle Yeager	Refinance	16,782,000	0	0	0
22	Loan		CCRE	Overlook I	Christopher J. Knisley and Mark J. McInerney	Acquisition	16,700,000	5,321,015	0	0
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	Dennis Caudill and Robert Rossman	Refinance	16,450,000	0	0	0
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	Gloria S. Haffer, as trustee of The Bernard R. Ruben Irrevocable Trust For Issue dated December 7, 1997	Refinance	16,170,000	594,493	0	0
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	David Crisafi and Frank Crisafi	Refinance	14,500,000	0	0	50,000
26	Loan	29	SMF I	Cypresswood Court Shopping Center	SPT LNR Property Sub, LLC	Acquisition	14,000,000	5,302,578	0	0
27	Loan		CCRE	Staybridge Suites Lafayette	Rickey W. Miniex and Clyde R. Simien	Refinance	13,900,000	0	0	0
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	Kevin Staley and Martin Slusser	Acquisition	13,850,000	5,203,558	0	0
29	Loan		CGMRC	Park Villas Apartments	Michael B. Gross and Douglas Margerum	Refinance	12,600,000	0	0	40,000
30	Loan	31	SMF I	Fountains of Denton	Michael S. Marix	Refinance	12,400,000	87,351	0	0
31	Loan		CCRE	Auburn Heights Apartments	Larry P. Lieberman	Refinance	12,000,000	0	0	0
32	Loan		GSMC	Wilshire Woods	Peter Geltman	Refinance	11,800,000	0	0	0
33	Loan	32	SMF I	NorthTech Business Center	The Mark & Sharon Scher Family Limited Partnership and Mark S. Scher	Acquisition	11,590,000	0	0	0
34	Loan	33	CCRE	Lindero Canyon Creative Campus	Lawry J. Meister	Refinance	11,150,000	0	0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources
35	Loan		CGMRC	Peoria Center at Arrowhead	Terracon Development, Inc.	Acquisition	10,500,000	3,006,459	0	1,198,579
36	Loan	16, 34	GSMC	Cypress Station Square	Moiz Bhamani, Harwinder Kang, Moiz Bhamani Family Wealth Trust and Harwinder Kang Family Wealth Trust	Acquisition	10,500,000	5,296,132	0	0
37	Loan		CGMRC	Millennia Housing Portfolio	Frank T. Sinito	Refinance	10,300,000	0	0	75,000
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	Paul V. Kilpatrick, III, Chad T. Cottrell, Elizabeth Cottrell, Michael V. Shannon and Hope W. Shannon	Refinance	10,250,000	134,564	1,500,000	0
39	Loan	16	MC-FiveMile	Riverview	Jean Grasso	Refinance	10,100,000	0	0	0
40	Loan	33	CCRE	Wilshire Gramercy Plaza	Djavid Hakakian	Acquisition	9,950,000	5,423,617	0	0
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	David Crisafi and Frank Crisafi	Refinance	9,875,000	0	0	60,000
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	G. Scott Pfoff and John H. Tindall	Acquisition	9,750,000	5,711,704	0	0
43	Loan		GSMC	Mt Diablo Self Storage	Bruce C. Smith and Randall L. Smith	Refinance	9,350,000	0	0	0
44	Loan		CGMRC	Dick’s Sporting Goods	Dowel-Lieberman, LLC	Refinance	9,300,000	237,115	0	47,500
45	Loan		GSMC	Bethel Centre	Gloria S. Haffer, as trustee of The Bernard R. Ruben Irrevocable Trust For Issue dated December 7, 1997	Refinance	8,900,000	0	0	0
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	Donald L. Howard, Jr., Timothy G. Howard and Jeffrey A. Yeary	Refinance	8,500,000	0	0	0
47	Loan	33	CCRE	Stone Creek Plaza	Joseph W. Rich	Refinance	8,200,000	0	0	0
48	Loan		GSMC	Oregon City Point	Dennis Flaherty and David M. Flaherty	Acquisition	8,000,000	4,838,669	0	0
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	David H. Reynolds	Refinance	8,000,000	69,652	0	0
50	Loan		SMF I	Casa de Luna	Marvin Dole	Acquisition	7,700,000	3,003,404	0	0
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	Mohib Masani and Amirdin Masani	Acquisition	7,700,000	3,448,369	0	0
52	Loan		CGMRC	Green Oaks	Richard Robin	Refinance	7,600,000	0	0	25,000
53	Loan		CGMRC	Winn Dixie Birmingham	Marc Jacobowitz and Yerachmeal Jacobson	Acquisition	7,350,000	1,972,911	0	869,352
54	Loan		MC-FiveMile	Pecan Park Plaza	Patrick Breen and Scott Kell	Refinance	7,000,000	0	0	0
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	Bruce Weiner	Acquisition	6,825,000	2,550,510	0	1,540,230
56	Loan		CCRE	CVS North Attleboro	Lawrence L. Devine	Refinance	6,650,000	0	0	0
57	Loan	33	CCRE	Del Rey Creative Office	David Altemus	Refinance	6,500,000	0	0	0
58	Loan		CCRE	La Quinta SS	William W. Hobin, Clark W. Porter and Timothy B. Hobin	Refinance	6,500,000	0	0	0
59	Loan		GSMC	Highlands at East Ellijay	Robert H. Ledbetter, Jr.	Refinance	6,500,000	65,436	0	0
60	Loan	33	CCRE	Ventura Collection	Maurice Refoua	Acquisition	6,125,000	2,911,379	0	0
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	Robert J. Amsdell and Barry L. Amsdell	Acquisition	6,050,000	1,633,471	0	212,943
62	Loan		CGMRC	North Main Street Portfolio	Peter T. Allen and Mark R. Berg	Refinance	6,050,000	0	0	60,000
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	Cowgill Partners, L.P.	Refinance	5,725,000	0	0	0
64	Loan	16, 39	CGMRC	The Lex Apartments	Ariel Thomas Nessel	Refinance	5,525,000	0	0	37,500
65	Loan		CGMRC	Devonshire Reseda Properties	Ernest A. Schroer III	Refinance	5,500,000	0	0	105,000
66	Loan	33	CCRE	Santa Monica & Vine	Alon Hakakian and Parviz Hakakian	Acquisition	5,460,000	2,620,391	0	0
67	Loan		CGMRC	Double R Self Storage	Clark Porter, William Warren Hobin and Tim Hobin	Acquisition	5,400,000	0	0	47,500
68	Loan	40	CGMRC	UC Storage	Timothy Davis and Robert Dailey	Acquisition	5,362,500	5,607,522	0	163,106
69	Loan		CGMRC	Tellus MS Portfolio	Thomas Davis Gordon	Refinance	5,300,000	0	0	45,000
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	Eric H. Coe	Refinance	5,200,000	0	0	40,000
71	Loan	41	GSMC	Katy Green Retail	Randolph L. Wile	Refinance	5,000,000	0	0	0
72	Loan		SMF I	La Quinta Brandon	Manish Patel and Piyush Patel	Refinance	4,800,000	0	0	0
73	Loan		MC-FiveMile	Mason Place	Zenda Properties G.P.	Acquisition	4,750,000	1,380,053	0	0
74	Loan		SMF I	Park Place Apartments	Dwayne T. Brumley	Refinance	4,200,000	0	0	0
75	Loan		MC-FiveMile	Plaza de las Americas	John T. Johansen and Daniel P. Vanetti	Refinance	4,150,000	0	0	0
76	Loan		CGMRC	Oakbrook MHC	Jacob Elefant	Refinance	4,100,000	0	0	40,000
77	Loan	33	CCRE	2025 Wilshire	Michael I. Sorochinsky and Leonard B. Werbin	Refinance	4,000,000	0	0	0
78	Loan		CCRE	Comfort Inn Dickson	Janak Patel and Ashwin Patel	Refinance	4,000,000	0	0	0
79	Loan		CGMRC	Storage WORKS	Jacob Ramage	Acquisition	3,900,000	987,661	0	364,736
80	Loan		GSMC	Seminary Square	Harjit Grewal, Inderjit Pangli and Raymond Atwal	Acquisition	3,862,500	1,415,564	0	0
81	Loan	16	CGMRC	Tellus LA Portfolio	Thomas Davis Gordon	Refinance	3,840,000	1,566,416	0	30,000
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	Richard G. Ludwig and Frederick C. Seeley	Refinance	3,731,000	62,671	0	0
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	Robert J. Amsdell and Barry L. Amsdell	Acquisition	3,650,000	1,022,510	0	236,922
84	Loan		GSMC	Three Research Park	Fred F. Caldwell	Refinance	3,600,000	0	0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources
85	Loan		CCRE	Bennington Place & Genesis Square	Victory Real Estate Investments, LLC	Refinance	3,313,500	0	0	0
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	Robert C. Johnson and Sharon A. Johnson	Acquisition	3,125,000	2,083,264	0	0
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	Frederick Blechman and Sherman J. Freund	Refinance	3,110,000	0	0	38,000
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	Son Dinh Tran	Refinance	3,000,000	0	0	0
89	Loan		CCRE	Stratford Square Apartments	Patricia C. Clapper and Mark P. Kallaway	Refinance	2,800,000	35,389	0	0
90	Loan		CGMRC	Windy Hill	Jeffrey B. Kerker and Jan R. Saperstein	Refinance	2,600,000	1,556,219	0	36,000
91	Loan	44	CGMRC	Amsdell - Warren, MI	Robert J. Amsdell and Barry L. Amsdell	Acquisition	2,125,000	678,621	0	224,106
92	Loan	33	CCRE	Florence Plaza	Maurice Refoua	Acquisition	1,750,000	864,542	0	0

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses	Total Uses	Lockbox
1	Loan		CGMRC	Queen Ka’ahumanu Center	90,025,000	86,036,211	0	455,219	3,507,663	25,907	0	90,025,000	Hard
2	Loan	8	SMF I	1201 North Market Street	88,864,803	86,435,314	0	1,076,108	1,353,382	0	0	88,864,803	Hard
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	80,000,000	14,259,242	0	1,383,538	22,434,310	41,922,910	0	80,000,000	Springing
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	115,100,000	69,650,306	0	3,281,298	14,860,289	27,308,107	0	115,100,000	Hard
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	117,988,000	109,824,762	0	1,734,946	928,292	0	5,500,000	117,988,000	Hard
5.01	Property			One Olympia Park Plaza
5.02	Property			Two and Three Corporate Center
5.03	Property			614 & 620 West Main Street
5.04	Property			Five Corporate Center
5.05	Property			Fenley Office Park Building C
5.06	Property			One Triton Office Park
5.07	Property			One Corporate Center
5.08	Property			Fenley Office Park Building B
5.09	Property			Fenley Office Park Building A
5.10	Property			Six Corporate Center
5.11	Property			Browenton Place
6	Loan		GSMC	IGT Retail Condominium	40,000,000	0	0	264,808	394,597	39,340,595	0	40,000,000	Springing
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	25,400,000	20,535,294	0	569,559	1,961,757	2,333,391	0	25,400,000	Soft
8	Loan	16	CGMRC	Fountains Center	25,055,000	18,534,306	0	552,514	741,705	5,226,475	0	25,055,000	Hard
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	34,622,076	0	31,000,000	204,218	3,417,858	0	0	34,622,076	Hard
10	Loan		CCRE	ART Maryland MF Portfolio	28,798,231	28,107,852	0	410,432	279,947	0	0	28,798,231	Soft Springing
10.01	Property			Forsythia Court Apartments
10.02	Property			Cherry Tree Apartments
10.03	Property			Annhurst Apartments
10.04	Property			Merrifield Apartments
11	Loan	20, 21	CGMRC	Bank of America Plaza	400,000,000	212,736,296	0	1,457,860	7,663,925	178,141,919	0	400,000,000	Hard
12	Loan		GSMC	Fairgrounds Plaza Timonium	23,300,000	22,479,390	0	345,808	0	474,802	0	23,300,000	Springing
13	Loan		CGMRC	129-131 Greene Street	23,035,000	4,796,028	0	846,274	21,924	17,370,774	0	23,035,000	Springing
14	Loan	22, 23	GSMC	Capital Center	22,616,890	20,172,782	0	440,229	2,003,878	0	0	22,616,890	Springing
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	28,754,846	0	28,046,452	692,954	15,440	0	0	28,754,846	Springing
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	20,000,000	15,182,042	0	408,248	181,520	4,228,191	0	20,000,000	Springing
16.01	Property			190 East 98th Street
16.02	Property			128-144 East 98th Street
16.03	Property			90-92 East 98th Street
16.04	Property			112 East 98th Street
17	Loan		CGMRC	Villas at Greenview	19,540,000	17,878,766	0	424,401	174,722	1,062,111	0	19,540,000	Springing
18	Loan		CCRE	Ignition Creative Office	18,400,000	14,739,424	0	371,656	133,477	3,155,443	0	18,400,000	Hard
19	Loan		CCRE	Stafford Retail Portfolio	19,626,782	18,977,299	0	446,358	203,125	0	0	19,626,782	Springing
19.01	Property			Best Buy Center
19.02	Property			Crossings of Beaufort
20	Loan	26	CGMRC	Arlington Plaza	16,900,000	11,296,069	0	259,560	1,542,880	2,801,490	1,000,000	16,900,000	Hard
21	Loan		GSMC	Hilliard Village Apartments	16,782,000	10,496,185	0	345,829	143,645	3,826,840	1,969,500	16,782,000	None
22	Loan		CCRE	Overlook I	22,021,015	0	19,300,000	313,483	2,407,532	0	0	22,021,015	Hard
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	16,450,000	12,370,818	0	499,960	1,385,981	2,193,241	0	16,450,000	Springing
23.01	Property			Wabash Crossing West
23.02	Property			College Square
23.03	Property			Lowell Plaza
23.04	Property			Walgreen’s - Rensselaer
24	Loan		GSMC	Ruben Retail Portfolio	16,764,493	15,422,757	0	543,228	798,508	0	0	16,764,493	Springing
24.01	Property			North High Centre
24.02	Property			Shoppes at Collingwood
24.03	Property			Wyandotte Centre
24.04	Property			McNaughten Centre
24.05	Property			Beechcroft Centre
24.06	Property			S & L Centre
24.07	Property			West Broad Centre
24.08	Property			Village Centre
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	14,550,000	7,400,872	0	299,703	1,162,873	5,686,552	0	14,550,000	Hard
26	Loan	29	SMF I	Cypresswood Court Shopping Center	19,302,578	0	18,100,000	228,124	974,454	0	0	19,302,578	Springing
27	Loan		CCRE	Staybridge Suites Lafayette	13,900,000	8,100,347	0	342,623	151,780	5,305,250	0	13,900,000	Springing
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	19,053,558	0	18,000,000	169,514	884,044	0	0	19,053,558	Hard
29	Loan		CGMRC	Park Villas Apartments	12,640,000	11,923,897	0	222,320	130,125	363,659	0	12,640,000	Springing
30	Loan	31	SMF I	Fountains of Denton	12,487,351	11,223,676	0	846,427	417,248	0	0	12,487,351	Springing
31	Loan		CCRE	Auburn Heights Apartments	12,000,000	9,395,956	0	531,175	81,218	1,991,652	0	12,000,000	Springing
32	Loan		GSMC	Wilshire Woods	11,800,000	8,037,983	0	306,119	103,988	3,351,909	0	11,800,000	None
33	Loan	32	SMF I	NorthTech Business Center	11,590,000	5,510,029	0	471,423	7,102	5,601,446	0	11,590,000	Hard
34	Loan	33	CCRE	Lindero Canyon Creative Campus	11,150,000	10,331,639	0	219,503	565,405	33,453	0	11,150,000	Springing

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses	Total Uses	Lockbox
35	Loan		CGMRC	Peoria Center at Arrowhead	14,705,038	0	14,200,000	338,291	166,747	0	0	14,705,038	Hard
36	Loan	16, 34	GSMC	Cypress Station Square	15,796,132	0	14,350,000	365,670	1,080,462	0	0	15,796,132	Hard
37	Loan		CGMRC	Millennia Housing Portfolio	10,375,000	8,010,273	0	335,671	229,757	1,799,299	0	10,375,000	Springing
37.01	Property			Bay Pointe Townhomes
37.02	Property			Little Traverse Village
37.03	Property			Anchor Bay
38	Loan		GSMC	Village at Lakeside Apartments	11,884,564	11,537,973	0	330,916	15,675	0	0	11,884,564	None
39	Loan	16	MC-FiveMile	Riverview	10,100,000	8,313,154	0	162,621	1,433,121	191,104	0	10,100,000	Soft Springing
40	Loan	33	CCRE	Wilshire Gramercy Plaza	15,373,617	0	14,900,000	190,025	283,592	0	0	15,373,617	Springing
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	9,935,000	6,104,976	0	242,152	2,134,323	1,453,548	0	9,935,000	Hard
41.01	Property			Residence Inn by Marriott
41.02	Property			Fairfield Inn by Marriott
42	Loan		GSMC	10500 Richmond	15,461,704	0	15,000,000	270,725	190,980	0	0	15,461,704	Hard
43	Loan		GSMC	Mt Diablo Self Storage	9,350,000	9,073,902	0	164,407	110,118	1,573	0	9,350,000	None
44	Loan		CGMRC	Dick’s Sporting Goods	9,584,615	9,214,336	0	178,848	191,431	0	0	9,584,615	Springing
45	Loan		GSMC	Bethel Centre	8,900,000	2,609,975	0	200,528	187,869	5,901,629	0	8,900,000	Springing
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	8,500,000	6,710,339	0	209,601	31,011	1,549,049	0	8,500,000	Springing
47	Loan	33	CCRE	Stone Creek Plaza	8,200,000	7,752,785	0	222,699	101,677	122,840	0	8,200,000	Springing
48	Loan		GSMC	Oregon City Point	12,838,669	0	12,350,000	271,182	217,486	0	0	12,838,669	Springing
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	8,069,652	6,626,074	0	467,622	975,957	0	0	8,069,652	Springing
50	Loan		SMF I	Casa de Luna	10,703,404	0	10,500,000	160,349	43,055	0	0	10,703,404	None
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	11,148,369	0	10,400,000	174,785	573,584	0	0	11,148,369	Hard
52	Loan		CGMRC	Green Oaks	7,625,000	5,421,078	0	173,685	300,500	1,729,737	0	7,625,000	Springing
53	Loan		CGMRC	Winn Dixie Birmingham	10,192,263	0	9,750,000	142,263	300,000	0	0	10,192,263	Hard
54	Loan		MC-FiveMile	Pecan Park Plaza	7,000,000	3,572,872	0	210,311	495,814	2,721,003	0	7,000,000	Soft Springing
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	10,915,741	0	10,500,000	258,813	156,928	0	0	10,915,741	Hard
56	Loan		CCRE	CVS North Attleboro	6,650,000	4,170,549	0	170,943	42,969	2,265,539	0	6,650,000	Hard
57	Loan	33	CCRE	Del Rey Creative Office	6,500,000	3,502,430	0	154,370	224,843	2,618,357	0	6,500,000	Springing
58	Loan		CCRE	La Quinta SS	6,500,000	4,668,218	0	160,900	58,500	1,612,382	0	6,500,000	Springing
59	Loan		GSMC	Highlands at East Ellijay	6,565,436	6,011,033	0	193,517	360,885	0	0	6,565,436	Springing
60	Loan	33	CCRE	Ventura Collection	9,036,379	0	8,750,000	152,749	133,630	0	0	9,036,379	Springing
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	7,896,414	0	6,600,000	136,790	1,159,624	0	0	7,896,414	Springing
62	Loan		CGMRC	North Main Street Portfolio	6,110,000	5,181,615	0	232,999	261,794	433,592	0	6,110,000	Soft Springing
62.01	Property			924-944 North Main Street
62.02	Property			1250 North Main Street
62.03	Property			912 North Main Street
62.04	Property			918-920 North Main Street
63	Loan		GSMC	Belmont Run Apartments	5,725,000	4,032,902	0	178,115	210,377	1,303,605	0	5,725,000	None
64	Loan	16, 39	CGMRC	The Lex Apartments	5,562,500	3,318,349	0	133,306	535,366	1,575,478	0	5,562,500	Springing
65	Loan		CGMRC	Devonshire Reseda Properties	5,605,000	2,219,821	0	147,746	24,110	3,213,324	0	5,605,000	Springing
66	Loan	33	CCRE	Santa Monica & Vine	8,080,391	0	7,800,000	149,923	130,468	0	0	8,080,391	Springing
67	Loan		CGMRC	Double R Self Storage	5,447,500	0	5,153,041	278,496	15,964	0	0	5,447,500	Springing
68	Loan	40	CGMRC	UC Storage	11,133,128	0	9,750,000	248,858	89,727	0	1,044,543	11,133,128	Springing
69	Loan		CGMRC	Tellus MS Portfolio	5,345,000	3,432,268	0	170,488	91,631	1,650,613	0	5,345,000	Springing
69.01	Property			Golden Eagle Self Storage
69.02	Property			Dedeaux West Self Storage
69.03	Property			Dedeaux East Self Storage
70	Loan		CGMRC	Belle Rive Club Apartments	5,240,000	3,609,800	0	278,086	65,192	1,286,923	0	5,240,000	Springing
71	Loan	41	GSMC	Katy Green Retail	5,000,000	3,329,458	0	120,924	65,686	1,483,932	0	5,000,000	None
72	Loan		SMF I	La Quinta Brandon	4,800,000	2,649,252	0	130,668	55,544	1,964,536	0	4,800,000	Springing
73	Loan		MC-FiveMile	Mason Place	6,130,053	0	5,887,705	150,591	91,757	0	0	6,130,053	Hard
74	Loan		SMF I	Park Place Apartments	4,200,000	3,292,027	0	67,023	84,626	756,324	0	4,200,000	Springing
75	Loan		MC-FiveMile	Plaza de las Americas	4,150,000	3,519,811	0	173,057	267,755	189,377	0	4,150,000	Springing
76	Loan		CGMRC	Oakbrook MHC	4,140,000	1,848,011	0	147,568	78,462	685,958	1,380,000	4,140,000	Springing
77	Loan	33	CCRE	2025 Wilshire	4,000,000	3,070,766	0	120,885	38,763	769,586	0	4,000,000	Springing
78	Loan		CCRE	Comfort Inn Dickson	4,000,000	2,753,662	0	255,787	447,771	542,779	0	4,000,000	Hard
79	Loan		CGMRC	Storage WORKS	5,252,397	0	5,050,000	187,949	14,448	0	0	5,252,397	Springing
80	Loan		GSMC	Seminary Square	5,278,064	0	5,150,000	113,240	14,824	0	0	5,278,064	Hard
81	Loan	16	CGMRC	Tellus LA Portfolio	5,436,416	5,011,407	0	385,648	39,361		0	5,436,416	Springing
81.01	Property			Abita Self Storage
81.02	Property	16		A+ Self Storage
82	Loan		CCRE	Rite Aid Pontiac	3,793,671	3,721,673	0	71,997	0	0	0	3,793,671	Hard
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	4,909,432	0	4,334,367	120,660	454,406	0	0	4,909,432	Springing
84	Loan		GSMC	Three Research Park	3,600,000	2,459,260	0	110,982	172,327	857,430	0	3,600,000	Springing

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution	Other Uses	Total Uses	Lockbox
85	Loan		CCRE	Bennington Place & Genesis Square	3,313,500	3,050,000	0	159,415	71,849	32,235	0	3,313,500	Springing
85.01	Property			Genesis Square
85.02	Property			Bennington Place
86	Loan		CCRE	Dollar General TX & OK Portfolio	5,208,264	0	5,063,000	145,264	0	0	0	5,208,264	Hard
86.01	Property			Dollar General - Ardmore
86.02	Property			Dollar General - Abilene
86.03	Property			Dollar General - Midland
86.04	Property			Dollar General - Carney
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	3,148,000	2,448,685	0	165,057	153,866	380,391	0	3,148,000	Springing
87.01	Property			Urbane on Main
87.02	Property			Urbane on Oakwood
88	Loan		SMF I	757 East Tremont Avenue	3,000,000	1,287,384	0	176,511	198,198	1,337,907	0	3,000,000	Springing
89	Loan		CCRE	Stratford Square Apartments	2,835,389	2,668,281	0	126,752	40,356	0	0	2,835,389	Soft
90	Loan		CGMRC	Windy Hill	4,192,219	3,853,416	0	212,814	125,989	0	0	4,192,219	Springing
91	Loan	44	CGMRC	Amsdell - Warren, MI	3,027,727	0	2,725,000	130,160	172,567	0	0	3,027,727	Springing
92	Loan	33	CCRE	Florence Plaza	2,614,542	0	2,500,000	65,293	49,249	0	0	2,614,542	Springing

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
1	Loan		CGMRC	Queen Ka’ahumanu Center	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
2	Loan	8	SMF I	1201 North Market Street	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
3	Loan	9, 10	MC-FiveMile	5599 San Felipe	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.00%, (iv) the occurrence of a Trigger Lease Event	No
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x , (iii) the occurrence of a Mezzanine Event of Default or (iv) the occurrence of an ADP Sweep Event
5.01	Property			One Olympia Park Plaza			No
5.02	Property			Two and Three Corporate Center			No
5.03	Property			614 & 620 West Main Street			No
5.04	Property			Five Corporate Center			No
5.05	Property			Fenley Office Park Building C			No
5.06	Property			One Triton Office Park			No
5.07	Property			One Corporate Center			No
5.08	Property			Fenley Office Park Building B			No
5.09	Property			Fenley Office Park Building A			No
5.10	Property			Six Corporate Center			No
5.11	Property			Browenton Place			No
6	Loan		GSMC	IGT Retail Condominium	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than $2,000,000, (iii) failure to deliver financial statements as required in the Loan Agreement	No
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.00%	No
8	Loan	16	CGMRC	Fountains Center	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.45x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) Sponsor fails to maintain liquidity and net worth requirements prior to completion of the Capital Plan
No
10	Loan		CCRE	ART Maryland MF Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
10.01	Property			Forsythia Court Apartments			No
10.02	Property			Cherry Tree Apartments			No
10.03	Property			Annhurst Apartments			No
10.04	Property			Merrifield Apartments			No
11	Loan	20, 21	CGMRC	Bank of America Plaza	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No
12	Loan		GSMC	Fairgrounds Plaza Timonium	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Tenant Trigger Event, (v) the occurrence of a recognized environmental condition
No
13	Loan		CGMRC	129-131 Greene Street	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
14	Loan	22, 23	GSMC	Capital Center	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.25%, (iv) the occurrence of a Trigger Lease Event	No
16	Loan		SMF I	Midyan Gate Realty Portfolio 2	Springing	(i) the occurrence of an Event of Default
16.01	Property			190 East 98th Street			No
16.02	Property			128-144 East 98th Street			No
16.03	Property			90-92 East 98th Street			No
16.04	Property			112 East 98th Street			No
17	Loan		CGMRC	Villas at Greenview	Springing	(i) the occurrence of an Event of Default	No
18	Loan		CCRE	Ignition Creative Office	In Place	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
19	Loan		CCRE	Stafford Retail Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a Lease Trigger Period
19.01	Property			Best Buy Center			No
19.02	Property			Crossings of Beaufort			No
20	Loan	26	CGMRC	Arlington Plaza	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
21	Loan		GSMC	Hilliard Village Apartments	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
22	Loan		CCRE	Overlook I	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Lease Sweep Period	No
23	Loan	27, 28	SMF I	Indiana Retail Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
23.01	Property			Wabash Crossing West			No
23.02	Property			College Square			No
23.03	Property			Lowell Plaza			No
23.04	Property			Walgreen’s - Rensselaer			No
24	Loan		GSMC	Ruben Retail Portfolio	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) Sponsor fails to maintain liquidity and net worth requirements

24.01	Property			North High Centre			No
24.02	Property			Shoppes at Collingwood			No
24.03	Property			Wyandotte Centre			No
24.04	Property			McNaughten Centre			No
24.05	Property			Beechcroft Centre			No
24.06	Property			S & L Centre			No
24.07	Property			West Broad Centre			No
24.08	Property			Village Centre			No
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) the occurrence of a Material Action in which the Manager is a debtor
No
26	Loan	29	SMF I	Cypresswood Court Shopping Center	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Major Tenant Trigger Event, (iv) the occurrence of a SuperTarget Trigger Event	No
27	Loan		CCRE	Staybridge Suites Lafayette	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iv) the occurrence of a Franchise Agreement Trigger Event
No
28	Loan	30	CCRE	Lehigh Valley Industrial Complex	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.13x, (iii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iv) the occurrence of an Initial Lease Sweep Period or (v) the occurrence of a Lease Sweep Period
No
29	Loan		CGMRC	Park Villas Apartments	Springing	(i) the occurrence of an Event of Default	No
30	Loan	31	SMF I	Fountains of Denton	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
31	Loan		CCRE	Auburn Heights Apartments	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
32	Loan		GSMC	Wilshire Woods	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
33	Loan	32	SMF I	NorthTech Business Center	Springing	(i) the occurrence of an Event of Default, (ii) a Significant Tenant Trigger Period	No
34	Loan	33	CCRE	Lindero Canyon Creative Campus	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager	No

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
35	Loan		CGMRC	Peoria Center at Arrowhead	Springing	(i) the occurrence of an Event of Default, (ii) the DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	Yes	6/28/2070
36	Loan	16, 34	GSMC	Cypress Station Square	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of an Anthem College Trigger Event
No
37	Loan		CGMRC	Millennia Housing Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
37.01	Property			Bay Pointe Townhomes			No
37.02	Property			Little Traverse Village			No
37.03	Property			Anchor Bay			No
38	Loan		GSMC	Village at Lakeside Apartments	None
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Debt Event of Default
No
39	Loan	16	MC-FiveMile	Riverview	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event	No
40	Loan	33	CCRE	Wilshire Gramercy Plaza	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) the occurrence of a Material Action in which the Manager is a debtor

41.01	Property			Residence Inn by Marriott			No
41.02	Property			Fairfield Inn by Marriott			No
42	Loan		GSMC	10500 Richmond	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Worley Trigger Event
No
43	Loan		GSMC	Mt Diablo Self Storage	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
44	Loan		CGMRC	Dick’s Sporting Goods	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
45	Loan		GSMC	Bethel Centre	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) Sponsor fails to maintain liquidity and net worth requirements
No
46	Loan	16, 35	GSMC	Hampton Inn - Huntington	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
47	Loan	33	CCRE	Stone Creek Plaza	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iv) the occurrence of a Lease Trigger Period or (v) the occurrence of a Target Trigger Period.
No
48	Loan		GSMC	Oregon City Point	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Master Lease Default Event	No
50	Loan		SMF I	Casa de Luna	None	NAP	No
51	Loan		CCRE	Holiday Inn Express & Suites Houston North	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a Franchise Agreement Cash Trap Period	No
52	Loan		CGMRC	Green Oaks	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
53	Loan		CGMRC	Winn Dixie Birmingham	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
54	Loan		MC-FiveMile	Pecan Park Plaza	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.60x, (iii) Debt Yield is less than 9.50%, (iv) the occurrence of a Trigger Lease Event	No
55	Loan	37	CGMRC	The Shoppes at Chapel Hill	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
56	Loan		CCRE	CVS North Attleboro	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.45x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a CVS Tenant Trigger Event	No
57	Loan	33	CCRE	Del Rey Creative Office	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
58	Loan		CCRE	La Quinta SS	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
59	Loan		GSMC	Highlands at East Ellijay	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
60	Loan	33	CCRE	Ventura Collection	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.25%	No
62	Loan		CGMRC	North Main Street Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
62.01	Property			924-944 North Main Street			No
62.02	Property			1250 North Main Street			No
62.03	Property			912 North Main Street			No
62.04	Property			918-920 North Main Street			No
63	Loan		GSMC	Belmont Run Apartments	None
(i) the occurrence of an Event of Default, (ii) beginning with the fiscal quarter ending September 30, 2015, Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
No
64	Loan	16, 39	CGMRC	The Lex Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
65	Loan		CGMRC	Devonshire Reseda Properties	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
66	Loan	33	CCRE	Santa Monica & Vine	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager	No
67	Loan		CGMRC	Double R Self Storage	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
68	Loan	40	CGMRC	UC Storage	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
69	Loan		CGMRC	Tellus MS Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
69.01	Property			Golden Eagle Self Storage			No
69.02	Property			Dedeaux West Self Storage			No
69.03	Property			Dedeaux East Self Storage			No
70	Loan		CGMRC	Belle Rive Club Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
71	Loan	41	GSMC	Katy Green Retail	None	(i) the date that Memorial Hermann Medical Group terminates their lease	No
72	Loan		SMF I	La Quinta Brandon	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Event	No
73	Loan		MC-FiveMile	Mason Place	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%	No
74	Loan		SMF I	Park Place Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
75	Loan		MC-FiveMile	Plaza de las Americas	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 8.00%	No
76	Loan		CGMRC	Oakbrook MHC	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
77	Loan	33	CCRE	2025 Wilshire	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
78	Loan		CCRE	Comfort Inn Dickson	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of a Franchise Cash Trap Event, (v) the Payment Date occurring immediately after any notice of termination by Franchisor under Section 3 of the Franchise Agreement
No
79	Loan		CGMRC	Storage WORKS	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
80	Loan		GSMC	Seminary Square	In Place	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
81	Loan	16	CGMRC	Tellus LA Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
81.01	Property			Abita Self Storage			No
81.02	Property	16		A+ Self Storage			No
82	Loan		CCRE	Rite Aid Pontiac	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager, (iv) the occurrence of a Rite Aid Tenant Trigger Event
No
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x (iii) Debt Yield is less than 8.25 (iv) the failure by Borrower to deposit the Environmental Deficiency Deposit according to the loan agreement
No
84	Loan		GSMC	Three Research Park	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
							Yes	9/30/2043

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Cash Management	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date
85	Loan		CCRE	Bennington Place & Genesis Square	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager, (iv) the occurrence of an Anchor Tenant Trigger Event
85.01	Property			Genesis Square			No
85.02	Property			Bennington Place			No
86	Loan		CCRE	Dollar General TX & OK Portfolio	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii)Bankruptcy action of the Borrower, Guarantor or Manager
86.01	Property			Dollar General - Ardmore			No
86.02	Property			Dollar General - Abilene			No
86.03	Property			Dollar General - Midland			No
86.04	Property			Dollar General - Carney			No
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
87.01	Property			Urbane on Main			No
87.02	Property			Urbane on Oakwood			No
88	Loan		SMF I	757 East Tremont Avenue	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
89	Loan		CCRE	Stratford Square Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) Bankruptcy action of the Borrower, Guarantor or Manager	No
90	Loan		CGMRC	Windy Hill	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x (iii) the occurrence of a Specific Tenant Trigger Period	No
91	Loan	44	CGMRC	Amsdell - Warren, MI	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%	No
92	Loan	33	CCRE	Florence Plaza	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Principal, Guarantor or Manager	No

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
1	Loan		CGMRC	Queen Ka’ahumanu Center						Yes	1
2	Loan	8	SMF I	1201 North Market Street						Yes	2
3	Loan	9, 10	MC-FiveMile	5599 San Felipe						Yes	3
4	Loan	11, 12	CGMRC	Twin Cities Premium Outlets						Yes	4
5	Loan	13, 14, 15	CGMRC	Fenley Office Portfolio				11,000,000	11.25000%	Yes	5
5.01	Property			One Olympia Park Plaza						Yes	5.01
5.02	Property			Two and Three Corporate Center						Yes	5.02
5.03	Property			614 & 620 West Main Street						Yes	5.03
5.04	Property			Five Corporate Center						Yes	5.04
5.05	Property			Fenley Office Park Building C						Yes	5.05
5.06	Property			One Triton Office Park						Yes	5.06
5.07	Property			One Corporate Center						Yes	5.07
5.08	Property			Fenley Office Park Building B						Yes	5.08
5.09	Property			Fenley Office Park Building A						Yes	5.09
5.10	Property			Six Corporate Center						Yes	5.10
5.11	Property			Browenton Place						Yes	5.11
6	Loan		GSMC	IGT Retail Condominium						Yes	6
7	Loan	16, 17	MC-FiveMile	Dolce Living Burleson						Yes	7
8	Loan	16	CGMRC	Fountains Center						Yes	8
9	Loan	16, 18, 19	GSMC	Hotel Indigo Nashville						Yes	9
10	Loan		CCRE	ART Maryland MF Portfolio						Yes	10
10.01	Property			Forsythia Court Apartments						Yes	10.01
10.02	Property			Cherry Tree Apartments						Yes	10.02
10.03	Property			Annhurst Apartments						Yes	10.03
10.04	Property			Merrifield Apartments						Yes	10.04
11	Loan	20, 21	CGMRC	Bank of America Plaza						Yes	11
12	Loan		GSMC	Fairgrounds Plaza Timonium						Yes	12
13	Loan		CGMRC	129-131 Greene Street						Yes	13
14	Loan	22, 23	GSMC	Capital Center						Yes	14
15	Loan	24, 25	MC-FiveMile	Bass Pro Outdoor World						Yes	15
16	Loan		SMF I	Midyan Gate Realty Portfolio 2						Yes	16
16.01	Property			190 East 98th Street						Yes	16.01
16.02	Property			128-144 East 98th Street						Yes	16.02
16.03	Property			90-92 East 98th Street						Yes	16.03
16.04	Property			112 East 98th Street						Yes	16.04
17	Loan		CGMRC	Villas at Greenview						Yes	17
18	Loan		CCRE	Ignition Creative Office						Yes	18
19	Loan		CCRE	Stafford Retail Portfolio						Yes	19
19.01	Property			Best Buy Center						Yes	19.01
19.02	Property			Crossings of Beaufort						Yes	19.02
20	Loan	26	CGMRC	Arlington Plaza						Yes	20
21	Loan		GSMC	Hilliard Village Apartments						Yes	21
22	Loan		CCRE	Overlook I						Yes	22
23	Loan	27, 28	SMF I	Indiana Retail Portfolio						Yes	23
23.01	Property			Wabash Crossing West						Yes	23.01
23.02	Property			College Square						Yes	23.02
23.03	Property			Lowell Plaza						Yes	23.03
23.04	Property			Walgreen’s - Rensselaer						Yes	23.04
24	Loan		GSMC	Ruben Retail Portfolio						Yes	24
24.01	Property			North High Centre						Yes	24.01
24.02	Property			Shoppes at Collingwood						Yes	24.02
24.03	Property			Wyandotte Centre						Yes	24.03
24.04	Property			McNaughten Centre						Yes	24.04
24.05	Property			Beechcroft Centre						Yes	24.05
24.06	Property			S & L Centre						Yes	24.06
24.07	Property			West Broad Centre						Yes	24.07
24.08	Property			Village Centre						Yes	24.08
25	Loan		CGMRC	Hilton Garden Inn Cleveland Airport						Yes	25
26	Loan	29	SMF I	Cypresswood Court Shopping Center						Yes	26
27	Loan		CCRE	Staybridge Suites Lafayette						Yes	27
28	Loan	30	CCRE	Lehigh Valley Industrial Complex						Yes	28
29	Loan		CGMRC	Park Villas Apartments						Yes	29
30	Loan	31	SMF I	Fountains of Denton						Yes	30
31	Loan		CCRE	Auburn Heights Apartments						Yes	31
32	Loan		GSMC	Wilshire Woods						Yes	32
33	Loan	32	SMF I	NorthTech Business Center						Yes	33
34	Loan	33	CCRE	Lindero Canyon Creative Campus						Yes	34

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
35	Loan		CGMRC	Peoria Center at Arrowhead	161,771					Yes	35
36	Loan	16, 34	GSMC	Cypress Station Square						Yes	36
37	Loan		CGMRC	Millennia Housing Portfolio						Yes	37
37.01	Property			Bay Pointe Townhomes						Yes	37.01
37.02	Property			Little Traverse Village						Yes	37.02
37.03	Property			Anchor Bay						Yes	37.03
38	Loan		GSMC	Village at Lakeside Apartments				1,500,000	11.00000%	Yes	38
39	Loan	16	MC-FiveMile	Riverview						Yes	39
40	Loan	33	CCRE	Wilshire Gramercy Plaza						Yes	40
41	Loan		CGMRC	Ohio Marriott Hotel Portfolio						Yes	41
41.01	Property			Residence Inn by Marriott						Yes	41.01
41.02	Property			Fairfield Inn by Marriott						Yes	41.02
42	Loan		GSMC	10500 Richmond						Yes	42
43	Loan		GSMC	Mt Diablo Self Storage						Yes	43
44	Loan		CGMRC	Dick’s Sporting Goods						Yes	44
45	Loan		GSMC	Bethel Centre						Yes	45
46	Loan	16, 35	GSMC	Hampton Inn - Huntington						Yes	46
47	Loan	33	CCRE	Stone Creek Plaza						Yes	47
48	Loan		GSMC	Oregon City Point						Yes	48
49	Loan	16, 36	MC-FiveMile	Glenn Heights MHC						Yes	49
50	Loan		SMF I	Casa de Luna						Yes	50
51	Loan		CCRE	Holiday Inn Express & Suites Houston North						Yes	51
52	Loan		CGMRC	Green Oaks						Yes	52
53	Loan		CGMRC	Winn Dixie Birmingham						Yes	53
54	Loan		MC-FiveMile	Pecan Park Plaza						Yes	54
55	Loan	37	CGMRC	The Shoppes at Chapel Hill						Yes	55
56	Loan		CCRE	CVS North Attleboro						Yes	56
57	Loan	33	CCRE	Del Rey Creative Office						Yes	57
58	Loan		CCRE	La Quinta SS						Yes	58
59	Loan		GSMC	Highlands at East Ellijay						Yes	59
60	Loan	33	CCRE	Ventura Collection						Yes	60
61	Loan	16, 38	CGMRC	Amsdell - Rockwall, TX						Yes	61
62	Loan		CGMRC	North Main Street Portfolio						Yes	62
62.01	Property			924-944 North Main Street						Yes	62.01
62.02	Property			1250 North Main Street						Yes	62.02
62.03	Property			912 North Main Street						Yes	62.03
62.04	Property			918-920 North Main Street						Yes	62.04
63	Loan		GSMC	Belmont Run Apartments						Yes	63
64	Loan	16, 39	CGMRC	The Lex Apartments						Yes	64
65	Loan		CGMRC	Devonshire Reseda Properties						Yes	65
66	Loan	33	CCRE	Santa Monica & Vine						Yes	66
67	Loan		CGMRC	Double R Self Storage						Yes	67
68	Loan	40	CGMRC	UC Storage						Yes	68
69	Loan		CGMRC	Tellus MS Portfolio						Yes	69
69.01	Property			Golden Eagle Self Storage						Yes	69.01
69.02	Property			Dedeaux West Self Storage						Yes	69.02
69.03	Property			Dedeaux East Self Storage						Yes	69.03
70	Loan		CGMRC	Belle Rive Club Apartments						Yes	70
71	Loan	41	GSMC	Katy Green Retail						Yes	71
72	Loan		SMF I	La Quinta Brandon						Yes	72
73	Loan		MC-FiveMile	Mason Place						Yes	73
74	Loan		SMF I	Park Place Apartments						Yes	74
75	Loan		MC-FiveMile	Plaza de las Americas						Yes	75
76	Loan		CGMRC	Oakbrook MHC						Yes	76
77	Loan	33	CCRE	2025 Wilshire						Yes	77
78	Loan		CCRE	Comfort Inn Dickson						Yes	78
79	Loan		CGMRC	Storage WORKS						Yes	79
80	Loan		GSMC	Seminary Square						Yes	80
81	Loan	16	CGMRC	Tellus LA Portfolio						Yes	81
81.01	Property			Abita Self Storage						Yes	81.01
81.02	Property	16		A+ Self Storage						Yes	81.02
82	Loan		CCRE	Rite Aid Pontiac						Yes	82
83	Loan	16, 42	CGMRC	Amsdell - U-Stor-It						Yes	83
84	Loan		GSMC	Three Research Park	38,899					Yes	84

GSMS 2014-GC26 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Property Name	Annual Ground Lease Payment ($)	Cut-off Date B Note Balance ($)	B Note Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate	Terrorism Insurance Required	Control Number
85	Loan		CCRE	Bennington Place & Genesis Square						Yes	85
85.01	Property			Genesis Square						Yes	85.01
85.02	Property			Bennington Place						Yes	85.02
86	Loan		CCRE	Dollar General TX & OK Portfolio						Yes	86
86.01	Property			Dollar General - Ardmore						Yes	86.01
86.02	Property			Dollar General - Abilene						Yes	86.02
86.03	Property			Dollar General - Midland						Yes	86.03
86.04	Property			Dollar General - Carney						Yes	86.04
87	Loan	43	CGMRC	Urbane Apartments on Oakwood and Main						Yes	87
87.01	Property			Urbane on Main						Yes	87.01
87.02	Property			Urbane on Oakwood						Yes	87.02
88	Loan		SMF I	757 East Tremont Avenue						Yes	88
89	Loan		CCRE	Stratford Square Apartments						Yes	89
90	Loan		CGMRC	Windy Hill						Yes	90
91	Loan	44	CGMRC	Amsdell - Warren, MI						Yes	91
92	Loan	33	CCRE	Florence Plaza						Yes	92

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Second Largest Tenant, Blank Rome LLP, subleases 20,480 SF to Maron and Marvel through the December 31, 2016 lease expiration. The Fourth Largest Tenant, Marvin & Palmer, subleases 15,029 SF to Morris Nichols Arsht & Tunnell on a month-to-month basis. DLA Piper LLP has executed a lease for the related space to commence on February 1, 2018.

(9)	The Third Largest Tenant, The Financial Advisory Group, subleases 2,089 SF of its space to Weiner & McCullough, PLLC through the May 31, 2015 lease expiration.

(10)
An Upfront Other Reserve of $12,304,798 was escrowed at closing. This reserve includes $3,000,000 for a landlord obligations reserve associated with the Schlumberger renewal (expected to be spent during 2015) that will be used on improvements to common areas, elevators, gym, amenities, and facade. There is also a $9,304,798 reserve to account for the year of abated rent and reimbursements during the year between August 2016 and July 2017. One-twelfth of the amount will be disbursed on the first of each month during that year.

(11)
The Cut-off Date Principal Balance of $65,000,000 represents the controlling note A-1 of a $115,000,000 whole loan evidenced by two pari passu notes.  The pari-passu companion loan is the non-controlling note A-2, with a principal balance of $50,000,000, which is held outside the issuing entity and is expected to be contributed to a future securitization transaction.

(12)	The borrower is required to make Ongoing TI/LC Reserve payments of 34,101 per month commencing on the December 2016 Due Date.

(13)
The Cut-off Date Balance of $46,000,000 represents the non-controlling note A-2 of a $106,000,000 loan combination evidenced by two pari passu notes. The pari passu companion loan is the controlling  note A-1 ($60,000,000) which was contributed to the CGCMT 2014-GC25 transaction.

(14)
The appraiser applied a 75 basis point premium when valuing the eleven individual Mortgaged Properties as a portfolio. This resulted in a portfolio valuation of approximately 7% above the aggregate combined value of the individual Mortgaged Properties. The Appraised Value of the portfolio including the premium is $148,600,000 and results in a Cut-off Date LTV Ratio calculation of 71.3%. The aggregate “as-is” Appraised Value of the Mortgaged Properties on an individual basis is $139,450,000, which results in a Cut-off Date LTV Ratio of 76.0%.

(15)	The TI/LC Reserve monthly deposit will increase to $153,817 upon the earlier to occur of August 6, 2016 or the amount in the TI/LC Reserve account being equal to or greater than $2,000,000.

(16)
The Appraised Value presents the “as-is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “as-is” Appraised Value. The LTV Ratio at Maturity/ARD is calculated in whole or in part the basis of the “as stabilized” Appraised Value.

(17)
Regarding Dolce Living Burleson, there is a Performance Holdback Reserve of $1,600,000 that was escrowed at origination. The borrower has until March 1, 2016 to achieve a 7.5% Debt Yield on Underwritten NCF and a 1.20x Underwritten NCF DSCR on a trailing twelve month basis to release the holdback. If the performance metrics are not achieved by March 1, 2016, the lender can use the reserve to pay down the balance of the Mortgage Loan.

(18)
The Cut-off Date LTV Ratio is calculated based on the appraiser’s “as-is” Appraised Value of $34,100,000 plus a stated $3,300,000 capital deduction related to capital improvements at the related Mortgaged Property for which $3,270,000 was reserved in connection with the origination of the Mortgage Loan.  The Cut-off Date LTV Ratio without adding the capital deduction is 73.1%.

(19)
Ongoing Replacement Reserves, which are held by the borrower in an account pledged to the lender, are (i) $29,935 for the Due Dates occurring in November 2014 through October 2015, (ii) so long as the franchise agreement remains in effect, one-twelfth (1/12th) of 4% of the operating income of the Mortgaged Property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in which the closing date occurs and (iii) for any replacement franchise or license agreement entered in accordance with the terms defined in the Mortgage Loan agreement, the greater of the monthly amount required to be reserved pursuant to the franchise agreement and one-twelfth (1/12th) of 4% of the operating income of the Mortgaged Property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in which the origination date of the Mortgaged Loan occurred.

(20)
The Bank of America Plaza Mortgage Loan with a Cut-off Date Balance of $23,330,000 is evidenced by note A-4 (a non-controlling note),  which is part of a $400,000,000 loan combination evidenced by four pari passu notes. The non-controlling pari passu companion loan evidenced by note A-3, with a principal balance of $110,000,000, was contributed to the CGCMT 2014-GC25 transaction. The non-controlling pari passu companion loan evidenced by note A-2, with a principal balance of $116,670,000, was contributed to the WFRBS 2014-C23 transaction. The controlling pari passu companion loan evidenced by note A-1, with a principal balance of $150,000,000, as of the Cut-off Date, and is held outside the Issuing Entity, was contributed to the WFRBS 2014-C22 transaction.

(21)	The total Existing TI/LC Obligation is $6,777,187 with $2,991,870 deposited in cash and $3,785,317 in the form of a guaranty associated with the Bank of America Plaza and Alston & Bird spaces.

(22)
The Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio are calculated based on the Cut-off Date Balance net of the earnout amount ($1,500,000).  The Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow without netting the related earnout amount are 9.5% and 8.7%, respectively.  The Cut-off Date LTV Ratio without netting the related earnout amount is 72.1%.

(23)	The Largest Tenant, MetLife, occupying 27,851 SF, has multiple lease expirations: 1) 15,621 SF expires May 30, 2016, and 2) 7,758 SF expires May 30, 2015 and 3) 4,472 SF expires May 31, 2015.

(24)	Commencing on the ARD, the interest rate increases to the greater of 4.0000% per annum above the initial interest rate and 6.0000% per annum above the then-current United States dollar swap spread.

(25)
There is a rent step effective January 1, 2018 that remains in place through the term of the lease. Underwritten rent was calculated as the average rent through the remainder of the lease term (December 31, 2022).

(26)	The Second Largest Tenant, Value City Furniture, subleases 45,300 SF from Toys R Us through the January 31, 2018 lease expiration.

(27)
The TI/LC reserve is capped at $650,000. The cap will be reduced to $500,000 on the Due Date occurring in January 2020 if the debt service coverage ratio is then equal to or greater than 1.30x and physical and economic occupancy in the aggregate for all of the Mortgaged Properties is equal to or greater than 90.0%.

(28)
The Walgreen’s - Rensselaer Mortgaged Property is an outparcel of the College Square Mortgaged Property. Individual releases of either the College Square Mortgaged Property or the Walgreen’s - Rensselaer Mortgaged Property are not permitted unless both are released simultaneously.

(29)
The borrower is required to deposit $2,210 monthly into the TI/LC reserve up to and including the Due Date occurring in November 2018. Commencing on the Due Date occurring in December 2018, the borrower will be required to deposit monthly $6,633 for the remainder of the term of the Cypresswood Court Shopping Center Loan.

(30)	The Fourth Largest Tenant, Ballard & Brown Realty LP, subleases 50,000 SF to Inhance Technologies through the May 31, 2017 lease expiration.

(31)
Monthly deposits of $15,000 will be required to be deposited into a liquidity reserve to be held as additional collateral for the Mortgage Loan. Provided that no event of default or other sweep event period (as defined in the Mortgage Loan documents) exists, monthly deposits into the liquidity reserve shall be suspended at any time that the balance is equal to or greater than $200,000. Funds in the liquidity reserve are available to the borrower for any extraordinary capital expenditure in excess of $100,000. On or after September 6, 2017, if, for two consecutive calendar quarters, (i) no event of default exists, (ii) the Debt Yield on Underwritten NOI is greater than or equal to 9.0% (based on the trailing twelve calendar months), (iii) the DSCR at the Mortgaged Property is greater than or equal to 1.50x (based on the trailing twelve calendar months) and (iv) the funds in the liquidity reserve are equal to or greater than the liquidity reserve cap, then replenishment of the liquidity reserve shall cease and any proceeds in the liquidity reserve will be transferred to the replacement reserve.

(32)	The Largest Tenant, Covenant Management Systems, subleases 22,201 SF to Seton Healthcare Family through the August 31, 2017 lease expiration.

(33)
The TI/LC Caps can be waived among certain conditions including, but not limited to occupancy, debt yield and debt service coverage ratio falling below certain levels as defined in the respective Mortgage Loan agreements.

(34)	The Fifth Largest Tenant, Bargain Furniture, occupying 11,238 SF, has multiple lease expirations: 1) 4,800 SF expires on March 31, 2017 and 2) 6,438 SF of storage space is currently month-to-month.

(35)
Ongoing Replacement Reserves are (i) $9,267 for the Due Dates occurring in December 2014 through November 2015, and (ii) the greater of the monthly amount required to be reserved pursuant to the franchise agreement and one-twelfth (1/12th) of 4% of the operating income of the Mortgaged Property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in which the origination date of the Mortgage Loan occurred.

(36)
An upfront seasoning reserve of $750,000 and a park improvement reserve of $107,544 were escrowed at origination. The borrower must achieve a 10.0% Debt Yield on Underwritten NCF for four consecutive calendar quarters in order to release the seasoning reserve. The borrower cannot request release of the funds less than six months from the origination of the Mortgage Loan, and if the borrower fails to achieve the performance metrics related to the release of the holdback within two years of origination, the lender can use the reserve to pay down the balance of the Mortgage Loan.

(37)
The Ongoing TI/LC Reserve is waived due to a letter of credit which is posted in the amount equal to the cap on the account of $250,000. As long as the letter of credit remains outstanding in the amount equal to the cap, then no ongoing reserves will be collected.

(38)
The Cut-off Date LTV Ratio is calculated net of the $1,025,000 property costs reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded Mortgage Loan amount of $6,050,000 and “as-is” Appraised Value of $6,980,000 is 86.7%.  The Debt Yield on Underwritten Net Operating Income calculated based on the fully funded Mortgage Loan amount of $6,050,000 is 7.6%. The Debt Yield on Underwritten Net Cash Flow calculated based on the fully funded Mortgage Loan amount of $6,050,000 is 7.3%.

(39)
The Cut-off Date LTV Ratio is calculated net of the $450,000 Earnout Reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded Mortgage Loan amount of $5,511,087 and “as-is” Appraised Value of $7,400,000 is 74.5%. The UW NOI Debt Yield calculated based on the fully funded Mortgage Loan amount of $5,511,087 is 9.3%. The UW NCF Debt Yield calculated based on the fully funded Mortgage Loan amount of $5,511,087 is 8.6%.

(40)
The borrower of the Mortgaged Property did not acquire container units on a parcel adjacent to the Mortgaged Property that were operated in conjunction with the Mortgaged Property prior to the acquisition.  The adjacent units are therefore reflected in the operating history of the Mortgaged Property prior to the acquisition. As such, there is no or limited prior operating history and/or historical financial figures and information that reflects the Mortgaged Property and excludes the non-collateral parcel.

(41)	From and after the Due Date in October 2018, an Ongoing TI/LC Reserve of $1,243 will be collected.

(42)
The Cut-off Date LTV Ratio is calculated net of the $390,000 property costs reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded Mortgage Loan amount of $3,650,000 and “as-is” Appraised Value of $4,660,000 is 78.3%. The UW NOI Debt Yield calculated based on the fully funded Mortgage Loan amount of $3,650,000 is 8.8%. The UW NCF Debt Yield calculated based on the fully funded Mortgage Loan amount of $3,650,000 is 8.6%.

(43)
The Cut-off Date LTV Ratio is calculated net of the $89,124 holdback reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded Mortgage Loan amount of $3,110,000 and “as-is” Appraised Value of $4,300,000 is 72.3%. The UW NOI Debt Yield calculated based on the fully funded Mortgage Loan amount of $3,110,000 is 9.6%. The UW NCF Debt Yield calculated based on the fully funded Mortgage Loan amount of $3,110,000 is 9.0%.

(44)
The Cut-off Date LTV Ratio is calculated net of the $125,000 property costs reserve.  The Cut-off Date LTV Ratio calculated based on the fully funded Mortgage Loan amount of $2,122,227 and “as-is” Appraised Value of $2,725,000 is 77.9%.  The UW NOI Debt Yield calculated based on the fully funded Mortgage Loan amount of $2,122,227 is 9.2%. The UW NCF Debt Yield calculated based on the fully funded Mortgage Loan amount of $2,122,227 is 8.6%.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

[THIS PAGE INTENTIONALLY LEFT BLANK]

November 14, 2014

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,255,180,419
(Approximate Mortgage Pool Balance)

$1,068,472,000
(Offered Certificates)

GS Mortgage Securities Trust 2014-GC26
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC26

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Cantor Commercial Real Estate Lending, L.P.
Starwood Mortgage Funding I LLC
MC-Five Mile Commercial Mortgage Finance LLC
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co. or Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Cantor Fitzgerald & Co.	Drexel Hamilton
Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / KBRA / DBRS)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass-Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$46,189,000		30.000%	(5)	[__]%	(6)	2.83	01/15 – 10/19
Class A-2	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$71,003,000		30.000%	(5)	[__]%	(6)	4.90	10/19 – 11/19
Class A-3	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$40,000,000		30.000%	(5)	[__]%	(6)	7.01	12/21 – 12/21
Class A-4	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$280,000,000		30.000%	(5)	[__]%	(6)	9.79	08/24 – 10/24
Class A-5	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$349,842,000		30.000%	(5)	[__]%	(6)	9.87	10/24 – 11/24
Class A-AB	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$91,592,000		30.000%	(5)	[__]%	(6)	7.38	11/19 – 08/24
Class X-A	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	$971,195,000	(8)	N/A		[__]%	Variable IO(9)	N/A	N/A
Class X-B	Aa3(sf) / AA-sf / AAA(sf) / AAA(sf)	$56,483,000	(8)	N/A		[__]%	Variable IO(9)	N/A	N/A
Class A-S(10)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	$92,569,000	(11)	22.625%		[__]%	(6)(7)	9.92	11/24 – 11/24
Class B(10)	Aa3(sf) / AA-sf / AA(sf) / AA(sf)	$56,483,000	(11)	18.125%		[__]%	(6)(7)	9.92	11/24 – 11/24
Class PEZ(10)	A1(sf) / Asf / A(sf) / A(sf)	$189,846,000	(11)	14.875%	(12)	(7)	(7)	9.92	11/24 – 11/24
Class C(10)	A3(sf) / Asf / A(sf) / A(sf)	$40,794,000	(11)	14.875%	(12)	[__]%	(6)(7)	9.92	11/24 – 11/24

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA / DBRS)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass-Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-C	NR / NR / BB(sf) / AAA(sf)	$29,811,000	(8)	N/A		[__]%	Variable IO(9)	N/A	N/A
Class X-D	NR / NR / NR / AAA(sf)	$61,190,419	(8)	N/A		[__]%	Variable IO(9)	N/A	N/A
Class D	NR / NR / BBB-(sf) / BBB(low)(sf)	$95,707,000		7.250%		[__]%	(6)	9.92	11/24 – 11/24
Class E	NR / NR / BB(sf) / BB(low)(sf)	$29,811,000		4.875%		[__]%	(6)	9.92	11/24 – 11/24
Class F	NR / NR / B(sf) / B(sf)	$15,690,000		3.625%		[__]%	(6)	9.92	11/24 – 11/24
Class G	NR / NR / B-(sf) / NR	$12,551,000		2.625%		[__]%	(6)	9.92	11/24 – 11/24
Class H	NR / NR / NR / NR	$32,949,419		0.000%		[__]%	(6)	9.97	11/24 – 12/24
Class S(13)	N/A	N/A		N/A		N/A	N/A	N/A	N/A
Class R(14)	N/A	N/A		N/A		N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and DBRS, Inc. (“DBRS”). Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus. Moody’s, Fitch, KBRA and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)
Assuming no prepayments prior to the maturity date or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a fixed rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a fixed percentage.

(7)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(8)
The Class X-A, Class X-B, Class X-C and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F, Class G and Class H certificates.

(9)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Free Writing Prospectus. The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F, Class G and Class H certificates, as described in the Free Writing Prospectus.

(10)
The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(11)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $92,569,000, $56,483,000 and $40,794,000, respectively. The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively. The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(12)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.

(13)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Free Writing Prospectus.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,255,180,419
Number of Mortgage Loans	92
Number of Mortgaged Properties	133
Average Cut-off Date Mortgage Loan Balance	$13,643,265
Weighted Average Mortgage Interest Rate	4.5351%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	114
Weighted Average Remaining Amortization Term (months)(4)	353
Weighted Average Cut-off Date LTV Ratio(5)	67.5%
Weighted Average Maturity Date/ARD LTV Ratio(3)(6)	59.2%
Weighted Average Underwritten Debt Service Coverage Ratio(7)	1.60x
Weighted Average Debt Yield on Underwritten NOI(8)	10.0%
% of Mortgage Loans with Mezzanine Debt	4.5%
% of Mortgage Loans with Additional Debt	9.7%
% of Mortgaged Properties with Single Tenants	7.5%

(1)
Each of the Twin Cities Premium Outlets, Fenley Office Portfolio and Bank of America Plaza mortgage loans has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/room/unit/pad calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 7 mortgage loans, representing approximately 5.4% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated using (i) an “as-is” appraised value plus a “capital deduction” or (ii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 67.8%. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(6)
Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 11 mortgage loans, representing approximately 10.5% of the initial pool balance, the respective Maturity Date/ARD LTV Ratios were each calculated using the related “as stabilized” appraised value instead of the related “as-is” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date/ARD LTV Ratio.

(7)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to 6 mortgage loans, representing approximately 3.4% of the initial pool balance, the respective Debt Yields on Underwritten NOI and Debt Yields on Underwritten NCF were calculated using the cut-off-date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Debt Yield on Underwritten NOI and weighted average Debt Yield on Underwritten NCF for the mortgage pool without making any adjustments are 9.9% and 9.3%, respectively. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for descriptions of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.
Co-Managers:	Cantor Fitzgerald & Co. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,255,180,419
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:
LNR Partners, LLC (except for the Cypresswood Court Shopping Center mortgage loan, for which the initial special servicer will be CWCapital Asset Management LLC). See “Transaction Parties—Servicers—Special Servicers” in the Free Writing Prospectus

Certificate Administrator:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Operating Advisor:	Pentalpha Surveillance LLC
Pricing:	Week of November 17, 2014
Closing Date:	December 8, 2014
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in December 2014 (or, in the case of any mortgage loan that has its first due date in January 2015, the date that would have been its due date in December 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in January 2015
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	November 2047
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$1,255,180,419 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 92 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,255,180,419 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $13,643,265 and are secured by 133 mortgaged properties located throughout 29 states

	—	LTV: 67.5% weighted average Cut-off Date LTV Ratio

	—	DSCR: 1.60x weighted average Underwritten Debt Service Coverage Ratio

	—	Debt Yield: 10.0% weighted average Debt Yield on Underwritten NOI

	—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

	—	Amortization: 82.9% of the mortgage loans by Initial Pool Balance have scheduled amortization:

		–	30.0% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–
52.9% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity or, in the case of one mortgage loan, anticipated repayment date

	—	Hard Lockboxes: 42.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 89.6% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

	—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

		–	Real Estate Taxes: 84 mortgage loans representing 90.5% of the Initial Pool Balance

		–	Insurance: 68 mortgage loans representing 70.9% of the Initial Pool Balance

		–	Replacement Reserves (Including FF&E Reserves): 84 mortgage loans representing 90.7% of the Initial Pool Balance

		–	Tenant Improvements / Leasing Commissions: 44 mortgage loans representing 79.0% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

	—	Predominantly Defeasance: 77.9% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

	—	Retail: 40.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (10.2% are anchored retail properties)

	—	Office: 27.5% of the mortgaged properties by allocated Initial Pool Balance are office properties

	—	Multifamily: 15.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

	—	Hospitality: 7.0% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

■
Geographic Diversity: The 133 mortgaged properties are located throughout 29 states with only two states having greater than 10.0% of the allocated Initial Pool Balance: Texas (18.2%) and California (10.3%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	32	52	$463,502,546	36.9%
Goldman Sachs Mortgage Company	19	26	244,824,708	19.5
Cantor Commercial Real Estate Lending, L.P.	23	31	206,922,446	16.5
Starwood Mortgage Funding I LLC	10	16	179,592,951	14.3
MC-Five Mile Commercial Mortgage Finance LLC	8	8	160,337,768	12.8
Total	92	133	$1,255,180,419	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units / Rooms	Cut-off Date Balance Per SF / Unit / Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Queen Ka’ahumanu Center	$88,500,000	7.1%	Retail	570,904	$155	1.23x	8.4%	73.8%
1201 North Market Street	85,500,000	6.8	Office	447,439	$191	1.61x	10.4%	69.5%
5599 San Felipe	80,000,000	6.4	Office	436,253	$183	1.58x	9.7%	64.0%
Twin Cities Premium Outlets	65,000,000	5.2	Retail	409,207	$281	2.42x	11.0%	53.2%
Fenley Office Portfolio	46,000,000	3.7	Office	922,903	$115	1.45x	10.2%	71.3%
IGT Retail Condominium	40,000,000	3.2	Retail	7,431	$5,383	1.90x	8.0%	55.6%
Dolce Living Burleson	25,400,000	2.0	Multifamily	240	$105,833	1.16x	7.4%	67.3%
Fountains Center	25,000,000	2.0	Mixed Use	184,363	$136	1.51x	10.1%	67.0%
Hotel Indigo Nashville	24,937,801	2.0	Hospitality	160	$155,861	2.00x	14.0%	66.7%
ART Maryland MF Portfolio	24,000,000	1.9	Multifamily	413	$58,111	1.48x	9.7%	68.8%
Top 10 Total / Wtd. Avg.	$504,337,801	40.2%				1.64x	9.8%	65.9%
Remaining Total / Wtd. Avg.	750,842,618	59.8				1.58x	10.1%	68.5%
Total / Wtd. Avg.	$1,255,180,419	100.0%				1.60x	10.0%	67.5%

Pari Passu Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Twin Cities Premium Outlets	$65,000,000	5.2%	1	$50,000,000	$115,000,000	GSMS 2014-GC26	Wells Fargo	LNR
Fenley Office Portfolio	$46,000,000	3.7%	1	$60,000,000	$106,000,000	CGCMT 2014-GC25	Wells Fargo	Midland
Bank of America Plaza	$23,330,000	1.9%	3	$376,670,000	$400,000,000	WFRBS 2014-C22	Wells Fargo	CWCapital

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
Fenley Office Portfolio(1)(2)	$46,000,000	$11,000,000	$60,000,000	$117,000,000	5.42453%	71.3%	78.7%	1.45x	1.22x
Village at Lakeside Apartments(3)	$10,250,000	$1,500,000	—	$11,750,000	5.39450%	67.9%	77.8%	1.39x	1.10x

(1)	The related mezzanine loan is initially being held by Soma Specialty Finance LLC and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.
(2)
The related mortgage loan documents permit an affiliate of the borrower to acquire the entire outstanding related mezzanine loan at any time on or after August 1, 2021, so long as (i) no event of default exists under the related mortgage loan documents and (ii) the purchaser executes and delivers a subordination and standstill agreement acceptable to the lender and the rating agencies pursuant to which such purchaser is prohibited from exercising any rights or remedies under the related mezzanine loan for so long as any portion of the related mortgage loan is outstanding.

(3)	The related mezzanine loan is initially being held by GS Commercial Real Estate LP and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Queen Ka’ahumanu Center	CGMRC	Kahului	Hawaii	Retail	$88,500,000	7.1%	MLMT 2005-MCP1; BSCMS 2004-BA5A
1201 North Market Street	SMF I	Wilmington	Delaware	Office	$85,500,000	6.8%	MLMT 2005-CKI1
Fountains Center	CGMRC	Boca Raton	Florida	Mixed Use	$25,000,000	2.0%	BSCMS 1999-WF2
Forsythia Court Apartments	CCRE	Abingdon	Maryland	Multifamily	$9,250,000	0.7%	MLMT 2007-C1
Cherry Tree Apartments	CCRE	Rosedale	Maryland	Multifamily	$5,800,000	0.5%	MLMT 2007-C1
Annhurst Apartments	CCRE	Belcamp	Maryland	Multifamily	$4,600,000	0.4%	MLMT 2007-C1
Merrifield Apartments	CCRE	Salisbury	Maryland	Multifamily	$4,350,000	0.3%	MLMT 2007-C1
Bank of America Plaza	CGMRC	Los Angeles	California	Office	$23,330,000	1.9%	MSC 2004-HQ4
Fairgrounds Plaza Timonium	GSMC	Timonium	Maryland	Retail	$23,300,000	1.9%	JPMCC 2007-CB18
190 East 98th Street	SMF I	Brooklyn	New York	Retail	$6,571,429	0.5%	GECMC 2005-C1
128-144 East 98th Street	SMF I	Brooklyn	New York	Retail	$5,214,286	0.4%	GECMC 2005-C1
90-92 East 98th Street	SMF I	Brooklyn	New York	Retail	$4,500,000	0.4%	GECMC 2005-C1
112 East 98th Street	SMF I	Brooklyn	New York	Retail	$3,714,286	0.3%	GECMC 2005-C1
Villas at Greenview	CGMRC	Great Mills	Maryland	Multifamily	$19,500,000	1.6%	FNA 2013-M4
North High Centre	GSMC	Columbus	Ohio	Retail	$4,233,432	0.3%	MCFI 1998-MC2
Wyandotte Centre	GSMC	Columbus	Ohio	Retail	$2,225,350	0.2%	MCFI 1998-MC2
McNaughten Centre	GSMC	Columbus	Ohio	Retail	$1,863,237	0.1%	MCFI 1998-MC2
Beechcroft Centre	GSMC	Columbus	Ohio	Retail	$1,566,963	0.1%	MCFI 1998-MC2
S & L Centre	GSMC	Whitehall	Ohio	Retail	$1,040,252	0.1%	MCFI 1998-MC2
West Broad Centre	GSMC	Columbus	Ohio	Retail	$948,078	0.1%	MCFI 1998-MC2
Village Centre	GSMC	Columbus	Ohio	Retail	$790,065	0.1%	MCFI 1998-MC2
Cypresswood Court Shopping Center	SMF I	Spring	Texas	Retail	$14,000,000	1.1%	GECMC 2005-C2
Fountains of Denton	SMF I	Denton	Texas	Multifamily	$12,400,000	1.0%	JPMCC 2006-CB15
Wilshire Woods	GSMC	San Antonio	Texas	Multifamily	$11,770,642	0.9%	MSC 2006-IQ11
Riverview	MC-Five Mile	Philadelphia	Pennsylvania	Office	$10,086,700	0.8%	JPMCC 2004-CBX
Bethel Centre	GSMC	Columbus	Ohio	Retail	$8,900,000	0.7%	MCFI 1998-MC2
Casa de Luna	SMF I	Fresno	California	Multifamily	$7,690,133	0.6%	COMM 2006-C8
Highlands at East Ellijay	GSMC	Ellijay	Georgia	Retail	$6,500,000	0.5%	GCCFC 2005-GG3
Belle Rive Club Apartments	CGMRC	Jacksonville	Florida	Multifamily	$5,200,000	0.4%	FNA 2014-M2
Park Place Apartments	SMF I	Shepherdsville	Kentucky	Multifamily	$4,194,758	0.3%	BACM 2005-1
Plaza de las Americas	MC-Five Mile	Houston	Texas	Retail	$4,150,000	0.3%	GECMC 2005-C1
Three Research Park	GSMC	College Station	Texas	Office	$3,587,385	0.3%	CSFB 2004-C4
Genesis Square	CCRE	Crossville	Tennessee	Retail	$1,958,843	0.2%	FUBOA 2001-C1
Bennington Place	CCRE	Roanoke	Virginia	Retail	$1,346,233	0.1%	GMACC 2002-C1

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	55	$511,498,356	40.8%	1.67x	66.2%	9.7%
Anchored	14	127,403,027	10.2	1.71x	67.9%	10.8%
Unanchored	25	125,402,499	10.0	1.61x	66.4%	9.6%
Super-Regional Mall	1	88,500,000	7.1	1.23x	73.8%	8.4%
Outlet Center	1	65,000,000	5.2	2.42x	53.2%	11.0%
Single Tenant Retail	9	44,054,255	3.5	1.37x	72.3%	8.6%
Specialty	1	40,000,000	3.2	1.90x	55.6%	8.0%
Shadow Anchored	4	21,138,575	1.7	1.57x	69.7%	10.7%
Office	24	$345,091,371	27.5%	1.56x	67.6%	10.0%
CBD	5	204,558,209	16.3	1.65x	66.7%	10.0%
General Suburban	19	140,533,162	11.2	1.44x	68.8%	10.1%
Multifamily	23	$189,213,962	15.1%	1.37x	70.0%	9.1%
Garden	22	183,488,962	14.6	1.37x	69.9%	9.0%
Student Housing	1	5,725,000	0.5	1.51x	72.4%	9.8%
Hospitality	9	$88,083,812	7.0%	1.84x	67.4%	13.3%
Limited Service	6	34,796,247	2.8	1.85x	67.1%	13.9%
Select Service	1	24,937,801	2.0	2.00x	66.7%	14.0%
Full Service	1	14,467,650	1.2	1.70x	65.8%	12.7%
Extended Stay	1	13,882,114	1.1	1.65x	71.2%	11.3%
Self Storage	13	$51,451,990	4.1%	1.74x	66.5%	9.8%
Mixed Use	5	$32,377,115	2.6%	1.48x	67.6%	10.0%
Office/Retail	2	26,661,916	2.1	1.50x	67.4%	10.1%
Multifamily/Retail	2	3,411,841	0.3	1.36x	66.0%	9.1%
Office/Multifamily	1	2,303,358	0.2	1.38x	72.9%	9.8%
Industrial	2	$25,422,459	2.0%	1.34x	76.0%	9.4%
Warehouse/Distribution	1	13,832,459	1.1	1.30x	76.8%	9.1%
Flex	1	11,590,000	0.9	1.38x	75.0%	9.8%
Manufactured Housing	2	$12,041,354	1.0%	1.71x	68.6%	12.2%
Total / Wtd. Avg.	133	$1,255,180,419	100.0%	1.60x	67.5%	10.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
Texas	19	$228,678,466	18.2%	$339,110,000	12.9%	$23,428,813	13.6%
California	15	129,148,514	10.3	774,750,000	29.6	47,663,888	27.8
Hawaii	1	88,500,000	7.1	120,000,000	4.6	7,456,647	4.3
New York	7	85,996,362	6.9	141,600,000	5.4	6,811,540	4.0
Delaware	1	85,500,000	6.8	123,000,000	4.7	8,858,169	5.2
Maryland	8	83,294,957	6.6	119,150,000	4.5	7,397,038	4.3
Ohio	14	72,997,618	5.8	107,710,000	4.1	8,390,045	4.9
Minnesota	1	65,000,000	5.2	216,000,000	8.2	12,654,021	7.4
Kentucky	13	55,919,758	4.5	162,810,000	6.2	11,864,456	6.9
Florida	4	55,290,286	4.4	78,190,000	3.0	5,197,037	3.0
Michigan	13	40,059,305	3.2	55,995,000	2.1	3,909,470	2.3
North Carolina	2	31,265,127	2.5	49,750,000	1.9	3,334,021	1.9
Tennessee	3	30,889,724	2.5	45,650,000	1.7	4,197,803	2.4
Illinois	3	28,240,374	2.2	38,300,000	1.5	2,929,191	1.7
Georgia	3	25,800,000	2.1	35,450,000	1.4	2,555,433	1.5
Pennsylvania	2	23,919,159	1.9	33,800,000	1.3	2,378,708	1.4
Louisiana	3	17,717,185	1.4	25,700,000	1.0	1,919,218	1.1
Alabama	2	17,600,000	1.4	25,000,000	1.0	1,581,867	0.9
South Carolina	2	17,332,445	1.4	24,200,000	0.9	1,776,809	1.0
Indiana	4	16,429,818	1.3	22,680,000	0.9	1,624,835	0.9
Arizona	1	10,500,000	0.8	14,200,000	0.5	1,017,409	0.6
Mississippi	4	10,079,115	0.8	14,180,000	0.5	1,164,403	0.7
West Virginia	1	8,484,402	0.7	13,900,000	0.5	1,118,635	0.7
Oregon	1	8,000,000	0.6	12,350,000	0.5	882,974	0.5
Massachusetts	1	6,650,000	0.5	9,525,000	0.4	490,050	0.3
Nevada	1	5,400,000	0.4	7,850,000	0.3	508,555	0.3
Rhode Island	1	3,650,000	0.3	4,660,000	0.2	321,466	0.2
Oklahoma	2	1,491,572	0.1	2,440,000	0.1	149,698	0.1
Virginia	1	1,346,233	0.1	2,450,000	0.1	152,522	0.1
Total	133	$1,255,180,419	100.0%	$2,620,400,000	100.0%	$171,734,721	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)
The Appraised Value used for the Fenley Office Portfolio mortgaged properties is based on the “as-is” portfolio value of $148,600,000. The aggregate appraised “as-is” value of the mortgaged properties on an individual basis is $139,450,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Distribution of Cut-off Date Balances

	Number of		% of Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
1,745,612 - 3,000,000	5	$12,257,740	1.0%
3,000,001 - 5,000,000	17	67,038,344	5.3
5,000,001 - 10,000,000	31	221,533,143	17.6
10,000,001 - 15,000,000	15	179,302,042	14.3
15,000,001 - 20,000,000	9	158,081,349	12.6
20,000,001 - 30,000,000	9	211,967,801	16.9
30,000,001 - 60,000,000	2	86,000,000	6.9
60,000,001 - 80,000,000	2	145,000,000	11.6
80,000,001 - 88,500,000	2	174,000,000	13.9
Total	92	$1,255,180,419	100.0%

Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.16 - 1.20	2	$31,450,000	2.5%
1.21 - 1.30	8	184,742,102	14.7
1.31 - 1.40	18	155,137,378	12.4
1.41 - 1.50	19	216,496,594	17.2
1.51 - 1.60	12	175,543,874	14.0
1.61 - 1.70	10	183,273,937	14.6
1.71 - 1.80	6	50,972,090	4.1
1.81 - 1.90	4	57,877,554	4.6
1.91 - 2.00	5	68,652,928	5.5
2.01 - 2.10	2	28,822,544	2.3
2.11 - 2.79	6	102,211,417	8.1
Total	92	$1,255,180,419	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Interest Only, Then
Amortizing(2)	35	$643,357,000	51.3%
Interest Only	11	214,817,500	17.1
Interest Only, Then
Amortizing - ARD(2)	1	21,000,000	1.7
Amortizing (30 Years)	33	287,888,613	22.9
Amortizing (25 Years)	12	88,117,307	7.0
Total	92	$1,255,180,419	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2)	Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
			% of
	Number of		Initial
	Mortgage	Cut-off Date Balance	Pool
Lockbox Type	Loans		Balance
Springing	53	$574,780,395	45.8%
Hard	26	538,523,918	42.9
None	7	66,567,776	5.3
Soft Springing	4	47,114,791	3.8
Soft	2	28,193,539	2.2
Total	92	$1,255,180,419	100.0%

Distribution of Cut-off Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Cut-off	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
45.8 - 50.0	2	$14,757,671	1.2%
50.1 - 60.0	6	130,002,633	10.4
60.1 - 65.0	14	200,588,954	16.0
65.1 - 70.0	31	419,935,269	33.5
70.1 - 75.0	35	453,702,504	36.1
75.1 - 77.4	4	36,193,388	2.9
Total	92	$1,255,180,419	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
			% of
	Number of		Initial
Range of Maturity	Mortgage		Pool
Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
34.9 - 40.0	2	$14,757,671	1.2%
40.1 - 50.0	11	114,825,589	9.1
50.1 - 55.0	18	182,241,797	14.5
55.1 - 60.0	19	260,000,746	20.7
60.1 - 65.0	30	438,952,157	35.0
65.1 - 70.6	12	244,402,459	19.5
Total	92	$1,255,180,419	100.0%
(1)	See footnotes (1), (3) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Loan Purpose	Loans	Balance	Balance
Refinance	64	$983,439,497	78.4%
Acquisition	27	231,740,922	18.5
Recapitalization	1	40,000,000	3.2
Total	92	$1,255,180,419	100.0%

Distribution of Mortgage Interest Rates
			% of
	Number of		Initial
Range of Mortgage	Mortgage		Pool
Interest Rates (%)	Loans	Cut-off Date Balance	Balance
4.000 - 4.250	6	$111,770,127	8.9%
4.251 - 4.500	22	416,059,139	33.1
4.501 - 4.750	44	542,125,656	43.2
4.751 - 5.000	16	149,843,812	11.9
5.001 - 5.250	3	27,430,618	2.2
5.251 - 5.350	1	7,951,068	0.6
Total	92	$1,255,180,419	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance
7.0 - 8.0	6	$118,550,000	9.4%
8.1 - 9.0	12	197,827,366	15.8
9.1 - 10.0	30	370,739,781	29.5
10.1 - 11.0	20	365,283,246	29.1
11.1 - 12.0	8	58,565,913	4.7
12.1 - 13.0	8	72,575,362	5.8
13.1 - 14.0	6	59,172,954	4.7
14.1 – 17.5	2	12,465,796	1.0
Total	92	$1,255,180,419	100.0%
(1)	See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
7.0 - 8.0	10	$232,259,642	18.5%
8.1 - 9.0	31	339,657,886	27.1
9.1 - 10.0	22	384,030,079	30.6
10.1 - 11.0	14	175,796,129	14.0
11.1 - 12.0	8	59,174,346	4.7
12.1 - 13.0	6	56,588,420	4.5
13.1 - 15.8	1	7,673,917	0.6
Total	92	$1,255,180,419	100.0%
(1)	See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage		Pool
Period (months)	Loans	Cut-off Date Balance	Balance
12 - 24	13	$132,535,000	10.6%
25 - 36	12	$238,532,000	19.0%
37 - 48	1	$16,700,000	1.3%
49 - 60	10	$276,590,000	22.0%

Distribution of Original Terms to Maturity/ARD(1)
			% of
	Number of		Initial
Original Term to	Mortgage		Pool
Maturity/ARD (months)	Loans	Cut-off Date Balance	Balance
60	6	$71,854,937	5.7%
84	1	40,000,000	3.2
120	85	1,143,325,483	91.1
Total	92	$1,255,180,419	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
			% of
Range of Remaining	Number of		Initial
Terms to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
58 - 60	6	$71,854,937	5.7%
61 - 120	86	1,183,325,483	94.3
Total	92	$1,255,180,419	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
			% of
Range of Original	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	11	$214,817,500	17.1%
300	13	104,817,307	8.4
360	68	935,545,613	74.5
Total	92	$1,255,180,419	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	11	$214,817,500	17.1%
296 - 330	13	104,817,307	8.4
331 - 360	68	935,545,613	74.5
Total	92	$1,255,180,419	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
Prepayment	Mortgage		Pool
Provision	Loans	Cut-off Date Balance	Balance
Defeasance	77	$978,289,734	77.9%
Yield Maintenance	13	257,490,685	20.5
Yield Maintenance
or Defeasance	2	19,400,000	1.5
Total	92	$1,255,180,419	100.0%

Distribution of Escrow Types
	Number		% of
	of		Initial
	Mortgage		Pool
Escrow Type	Loans	Cut-off Date Balance	Balance
Replacement Reserves(1)	84	$1,138,428,513	90.7%
Real Estate Tax	84	$1,135,658,172	90.5%
Insurance	68	$890,537,484	70.9%
TI/LC(2)	44	$722,465,152	79.0%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of Initial Pool Balance secured by retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)
			% of Initial			Debt Yield on
	Property	Cut-off Date	Pool	Remaining	Underwritten	Underwritten	Cut-off Date
Mortgage Loan Name	Type	Balance	Balance	Loan Term	NCF DSCR	NOI	LTV Ratio
129-131 Greene Street	Retail	$23,000,000	1.8%	59	1.72x	7.0%	62.2%
Lehigh Valley Industrial Complex	Industrial	$13,832,459	1.1%	59	1.30x	9.1%	76.8%
Cypress Station Square	Retail	$10,485,675	0.8%	59	1.87x	12.4%	71.6%
Millennia Housing Portfolio	Multifamily	$10,286,802	0.8%	59	1.42x	9.7%	68.2%
Village at Lakeside Apartments	Multifamily	$10,250,000	0.8%	58	1.39x	9.2%	67.9%
2025 Wilshire	Retail	$4,000,000	0.3%	58	1.58x	7.8%	61.5%

Class A-3 Principal Pay Down(1)
			% of Initial			Debt Yield on
	Property	Cut-off Date	Pool	Remaining	Underwritten	Underwritten	Cut-off Date
Mortgage Loan Name	Type	Balance	Balance	Loan Term	NCF DSCR	NOI	LTV Ratio
IGT Retail Condominium	Retail	$40,000,000	3.2%	84	1.90x	8.0%	55.6%

(1) The tables above present the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balances of the Class A-2 and Class A-3 certificates, respectively, assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each class of certificates, including the Class A-2 and Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B, X-C and X-D certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata, in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Free Writing Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-5 in clause (vi) above. If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.   Class B and Class PEZ certificates: (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.   Class C and Class PEZ certificates: (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates: (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F, Class G and Class H certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); seventh, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); eighth, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F, Class G and Class H certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X Certificates) and trust components in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates and/or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, Class H, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and all the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates Distributions Prepayment Premiums” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans
Each of the Fenley Office Portfolio mortgage loan and the Bank of America Plaza mortgage loan are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The non-serviced loans and each related companion loan are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be effected in accordance with, the Controlling PSA set forth under the “Pari Passu Companion Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling PSA. Each Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than a non-serviced loan) and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the forgoing, servicing advances for each non-serviced loan will be made by the parties of, and pursuant to, the applicable Controlling PSA.

Appraisal Reduction Amounts
An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of a non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “--Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of all certificates (exclusive of the Class X Certificates) senior to the Class E certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. At any time when Class E is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

Seer Capital Management, LP is expected to purchase approximately 60% of the Class E, Class F, Class G, Class H and Class S certificates and, on the Closing Date, is expected to appoint Seer Capital Management, LP or an affiliate to be the initial Controlling Class Representative. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, Starwood Mortgage Capital LLC, Starwood Mortgage Funding I LLC and the borrower and the guarantor under the Cypresswood Court Shopping Center mortgage loan, is expected to purchase approximately 40% of the Class E, Class F, Class G, Class H and Class S certificates on the Closing Date.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicers to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class E, Class F, Class G and Class H certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of the serviced companion loans, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

If at any time that Seer Capital Management, LP, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then (1) the holder of the largest percentage in excess of 15% that sends notice of the election of a Controlling Class Representative will be entitled to so appoint a Controlling Class Representative or, (2) if no such holder sends notice pursuant to clause (1) and LNR Securities Holdings, LLC or its affiliate owns at least 15% of such class of certificates then such LNR entity will be the Controlling Class Representative and (3) if neither the events in clause (1) or (2) occurs, then a Control Termination Event be deemed to continue until such time as the certificate registrar receives any such notice in clauses (i), (ii) or (1).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
With respect to a non-serviced whole loan, the controlling class representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) pursuant to the related Controlling PSA will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling PSA, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

Whole Loans
The Twin Cities Premium Outlets mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $65,000,000, represents approximately 5.2% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $50,000,000, which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Twin Cities Premium Outlets mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus and are collectively referred to in this Term Sheet as the “Twin Cities Premium Outlets whole loan”, a “serviced whole loan” and a “whole loan”.

The Fenley Office Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $46,000,000, represents approximately 3.7% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $60,000,000, which was securitized in connection with the issuance of the Citigroup Commercial Mortgage Trust 2014-GC25 Commercial Mortgage Pass-Through Certificates, Series 2014-GC25 (the “CGCMT 2014-GC25 transaction”). Such pari passu companion loan is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Fenley Office Portfolio mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free writing Prospectus and are collectively referred to in this Term Sheet as the “Fenley Office Portfolio whole loan”, a “whole loan” and a “non-serviced whole loan”. The Fenley Office Portfolio whole loan will be serviced by the CGCMT 2014-GC25 master servicer and, if and to the extent necessary, the CGCMT 2014-GC25 special servicer under the Citigroup Commercial Mortgage Trust 2014-GC25 pooling and servicing agreement (referred to as the “CGCMT 2014-GC25 PSA” in this Term Sheet).

The Bank of America Plaza mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $23,330,000, represents approximately 1.9% of the Initial Pool Balance, and has three related companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $376,670,000. One companion loan was contributed to the mortgage pool backing the WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22 (referred to in this Term Sheet as the “WFRBS 2014-C22 transaction”). One companion loan was contributed to the mortgage pool backing the WFRBS Commercial Mortgage Trust 2014-C23, Commercial Mortgage Pass-Through Certificates, Series 2014-C23. One companion loan was contributed to the mortgage pool backing the CGCMT 2014-GC25 transaction. Each pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Bank of America Plaza mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the free Writing Prospectus and are collectively referred to in this Term Sheet prospectus as the “Bank of America Plaza whole loan”, a “whole loan” and a “non-serviced whole loan”. The Bank of America Plaza whole loan will be serviced by the WFRBS 2014-C22 master servicer and, if and to the extent necessary, the WFRBS 2014-C22 special servicer, under the WFRBS Commercial Mortgage Trust 2014-C22 pooling and servicing agreement (referred to as the “WFRBS 2014-C22 PSA” in this Term Sheet).

The CGCMT 2014-GC25 PSA and WFRBS 2014-C22 PSA are also each referred to in this Term Sheet as the “Controlling PSA”.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced loans”.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)
The Fenley Office Portfolio companion loan is an asset in the CGCMT 2014-GC25 transaction. The Fenley Office Portfolio mortgage loan and the related non-serviced companion loan are serviced by the CGCMT 2014-GC25 master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as the CGCMT 2014-GC25 special servicer, pursuant to the terms of the CGCMT 2014-GC25 PSA. Deutsche Bank Trust Company Americas, as the CGCMT 2014-GC25 trustee, or a custodian on its behalf, will hold the mortgage file for the Fenley Office Portfolio whole loan pursuant to the CGCMT 2014-GC25 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

One of the Bank of America Plaza companion loans is an asset in the WFRBS 2014-C22 transaction. The Bank of America Plaza mortgage loan and the related non-serviced companion loans are serviced by the WFRBS 2014-C22 master servicer, and CWCapital Asset Management, LLC, as the WFRBS 2014-C22 special servicer, pursuant to the terms of the WFRBS 2014-C22 PSA. Wilmington Trust, National Association, as the WFRBS 2014-C22 trustee, or a custodian on its behalf, will hold the mortgage file for the Bank of America Plaza whole loan pursuant to the WFRBS 2014-C22 PSA (other than the promissory note for the related mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

For more information regarding the whole loans, see “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above and “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

Servicing Standard
Each of the mortgage loans (other than non-serviced loans) and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)  for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and
(b)  for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer	Prior to the occurrence and continuance of a Control Termination Event, the controlling class representative may replace: (1) the special servicer with respect to all the mortgage loans (other than the non-serviced loans and the Cypresswood Court Shopping Center mortgage loan) and the serviced whole loans for cause at any time and without cause as follows: (a) for so long as Class E is the Controlling Class, without cause at any time and (b) for so long as Class F, Class G or Class H is the Controlling Class, without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of such controlling class of certificates; and (2) the special servicer with respect to the Cypresswood Court Shopping Center mortgage loan with or without cause at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) may request a vote to replace either special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and the Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose), or (b) more than 50% of the voting rights of each class of certificates (other than the Class S, the Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) vote affirmatively to so replace such special servicer.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer (continued)
At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of such special servicer resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class S, Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) vote affirmatively to so replace such special servicer.

In no event may LNR Partners, LLC or its affiliate act as special servicer with respect to the Cypresswood Court Shopping Center mortgage loan.

Servicing Compensation
Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (or serviced whole loan, if applicable) (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (or serviced whole loan, if applicable) but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or applicable special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (or serviced whole loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (or serviced whole loan, if applicable) or related REO property; provided, that if the serviced mortgage loan (or serviced whole loan, if applicable) ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such serviced mortgage loan (or serviced whole loan, if applicable) ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (or serviced whole loan, if applicable) ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (or serviced whole loan, if applicable) (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan (or serviced whole loan, if applicable), and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the applicable special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan (or serviced whole loan, if applicable) that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan (or serviced whole loan, if applicable) that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the applicable special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then at the option of the Controlling Class Representative, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including the right to accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

— all special notices delivered

— summaries of final asset status reports

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

— an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than six (6) months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized,” “as repaired,” “hypothetical,” or “as renovated” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the Fenley Office Portfolio mortgage loan, the appraised value is the appraiser’s “as-is” value of $148,600,000 which represents the appraised value for the Fenley Office Portfolio as a whole and not the sum of the appraised values for each of the eleven individual Fenley Office Portfolio mortgaged properties. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio. With respect to the Hotel Indigo Nashville mortgage loan, the Appraised Value represents the appraiser’s “as-is” appraised value of $34,100,000 plus a stated $3,300,000 “capital deduction” related to capital improvements at the related mortgaged property for which $3,270,000 was reserved in connection with the origination of the Hotel Indigo Nashville mortgage loan (See “Hotel Indigo Nashville” in this Term Sheet).

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

■
“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off Date (or, in the case of one mortgaged property, up to 37 months), in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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QUEEN KA’AHUMANU CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

UPPER LEVEL
macy's
men's, children's, home
PARKING STRUCTURE
PARKING STRUCTURE
KA'AHUMANU THEATRES
sears
macy's
Foodland
LOWER LEVEL
macy's
men's, children's, home
PARKING STRUCTURE
PARKING STRUCTURE
sears
macy's
LEGEND
ANCHOR
JUNIOR ANCHOR
AUTOMATIC TELLER MACHINE
CUSTOMER SERVICE
ELEVATOR
ESCALATOR
MANAGEMENT OFFICE
RESTROOMS (located on 2nd floor)
STAIRS
TELEPHONE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

Kahului Bay
340
Wailuku
Cruise Ship Terminal
Keopuolani Park
Kanaha Pond Wildlife Sanctuary
KAHULUI AIRPORT
LOWER MAIN ST
Maui Community College
E KAAHUMANU AVE
Maui Mall
Kahului Shopping Center
S PUUNENE AVE
Paahana Place
W KAAHUMANU AVE
Queen Ka'ahumanu Center
275 West Kaahumanu Avenue
Kahului, HI 96732
Maui Memorial Medical Center
HANA HWY
Kahului Park
Kahului
S PAPA AVE
Maui Marketplace
36
The Dunes at Maui Lani Golf Course
311
KUIHELANI HWY
MOKULELE HWY
380
PACIFIC OCEAN
Kahului
MAUI
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Kahului, Hawaii	Cut-off Date Principal Balance		$88,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$155.02
Size (SF)	570,904	Percentage of Initial Pool Balance		7.1%
Total Occupancy as of 7/31/2014	93.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/31/2014	93.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2014	Mortgage Rate		4.5900%
Appraised Value	$120,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$18,841,453
Underwritten Expenses	$11,384,806	Escrows
Underwritten Net Operating Income (NOI)	$7,456,647		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,714,439	Taxes	$119,763	$39,921
Cut-off Date LTV Ratio	73.8%	Insurance	$242,197	$48,439
Maturity Date LTV Ratio	67.6%	Replacement Reserves	$0	$7,136
DSCR Based on Underwritten NOI / NCF	1.37x / 1.23x	TI/LC(1)	$1,842,974	$54,714
Debt Yield Based on Underwritten NOI / NCF	8.4% / 7.6%	Other(2)	$1,302,730	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$88,500,000	98.3%	Loan Payoff	$86,036,211	95.6%
Other Sources	1,525,000	1.7	Reserves	3,507,663	3.9
			Closing Costs	455,219	0.5
			Principal Equity Distribution	25,907	0.0
Total Sources	$90,025,000	100.0%	Total Uses	$90,025,000	100.0%

(1)
The upfront portion of the TI/LC Reserve is allocated to the specified unfunded tenant obligations identified in the loan documents. The TI/LC Reserve is capped at $2,000,000, subject to replenishment.

(2)
The other upfront reserve of $1,302,730 represents (i) $664,663 for immediate repairs and (ii) $638,067 related to common areas maintenance expense charges paid by Macy’s subject to dispute between borrower and tenant.

■
The Mortgage Loan. The mortgage loan (the “Queen Ka’ahumanu Center Loan”) is evidenced by two pari passu notes in the aggregate original principal amount of $88,500,000, each of which is being contributed to the Issuing Entity, and is secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in Kahului, Hawaii (the “Queen Ka’ahumanu Center Property”). The Queen Ka’ahumanu Center Loan was originated by Citigroup Global Markets Realty Corp. on September 30, 2014. The Queen Ka’ahumanu Center Loan had an original principal balance of $88,500,000 and has an outstanding principal balance as of the Cut-off Date of $88,500,000 which represents approximately 7.1% of the Initial Pool Balance, and bears interest at an interest rate of 4.5900% per annum. The proceeds of the Queen Ka’ahumanu Center Loan were primarily used to refinance existing debt on the Queen Ka’ahumanu Center Property.

The Queen Ka’ahumanu Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Queen Ka’ahumanu Center Loan requires interest only payments on each due date through and including the due date occurring in October 2019 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Queen Ka’ahumanu Center Loan is the due date in October 2024. Voluntary prepayment of the Queen Ka’ahumanu Center Loan is permitted on or after the due date in July 2024 without payment of any prepayment premium or yield maintenance premium. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property. The Queen Ka’ahumanu Center Property is a 570,904 SF super-regional mall located on the island of Maui in Kahului, Hawaii and was constructed in 1972 and most recently renovated in 2014. The Queen Ka’ahumanu Center Property is located in the Kahului-Wailuku metropolitan statistical area, three miles east of Maui’s main airport (Kahului Airport). As of July 31, 2014, Total Occupancy and Owned Occupancy were both 93.3%. The Queen Ka’ahumanu Center Property generates in-line, less than 10,000 SF, comparable tenant sales (tenants that report sales, have been in occupancy for a minimum of two Julys and are not classified as temporary), of approximately $489 per SF and an occupancy cost of 12.4% as of July 31, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

The following table presents certain information relating to certain tenants (of which, certain tenants may have co-tenancy provisions) at the Queen Ka’ahumanu Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent(2)	Total Rent $ per SF/Screen(2)(3)	Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost(2)	Renewal / Extension Options
Anchors
Macy’s(4)(5)	BBB/Baa2/BBB+	162,970	28.5%	Yes	$352,500	$2.16	Various	$202	3.1%	2, 10-year options
Sears(5)	CC/Caa1/CCC+	77,582	13.6	Yes	38,935	$0.50	10/17/2023	$257	0.7%	2, 10-year options
Total Anchors		240,552	42.1%		$391,435

Jr. Anchors
Ka’ahumanu Theatres	NR/NR/NR	27,966	4.9%	Yes	$870,000	$145,000.00	12/31/2019	$503,714	28.8%	1, 5-year option
Foodland Supermarket, Ltd.	NR/NR/NR	26,231	4.6	Yes	167,022	$6.37	5/31/2028	$995	1.5%	NA
Ben Franklin	NR/A1/AA-	12,880	2.3	Yes	293,352	$22.78	9/30/2024	$221	9.7%	NA
Total Jr. Anchors		67,077	11.7%		$1,330,373

In-line		150,259	26.3%		$5,980,100	$39.80		$489	12.4%
Temporary In-Line		62,365	10.9		$692,885	$11.11		NA	NA
Other		12,584	2.2		$370,680	$29.46		NA	NA
Vacant Spaces		38,067	6.7		$0	$0.00		NA	NA
Total SF		570,904	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total Rent, Tenant Sales and Occupancy Cost as of TTM July 31, 2014.
(3)	Ka’ahumanu Theatres’ Total Rent $ per SF/Screen and Tenant Sales $ per SF/Screen are based on six screens.
(4)
Macy’s has two spaces at the Queen Ka’ahumanu Center Property. One space is 82,950 SF with a lease expiration of November, 30 2024 and the other is 80,020 SF with a lease expiration of October 31, 2024.

(5)	Macy’s and Sears are both ground lease tenants. The borrower owns the land and the tenant owns the improvements.

The following table presents certain information relating to the major tenants at the Queen Ka’ahumanu Center Property (of which, certain tenants may have co-tenancy provisions):

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF/Screen(2)	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Ka’ahumanu Theatres	NR/NR/NR	27,966	4.9%	$870,000	9.9%	$145,000.00	12/31/2019	$503,714	28.8%	1, 5-year option
Macy’s(3)(4)	NR/Baa2/BBB+	162,970	28.5%	352,500	4.0	2.16	Various	$202	3.1%	2, 10-year options
Ben Franklin	NR/A1/AA-	12,880	2.3%	293,352	3.3	22.78	9/30/2024	$221	9.7%	NA
Forever 21	NR/NR/NR	6,860	1.2%	225,768	2.6	32.91	4/30/2018	$351	17.2%	NA
PacSun	NR/NR/NR	5,585	1.0%	201,060	2.3	36.00	1/31/2018	$276	22.4%	NA
Koho Grill & Bar	NR/NR/NR	3,918	0.7%	198,858	2.3	50.75	12/31/2015	$720	9.2%	NA
Ruby’s Diner	NR/NR/NR	5,268	0.9%	197,157	2.2	37.43	3/31/2023	$403	12.5%	NA
Foodland Supermarket, Ltd.	NR/NR/NR	26,231	4.6%	167,022	1.9	6.37	5/31/2028	$995	1.5%	NA
Sprint	B+/B1/BB-	2,994	0.5%	164,670	1.9	55.00	3/31/2016	$580	13.1%	NA
Fun Factory	NR/NR/NR	5,048	0.9%	151,440	1.7	30.00	8/31/2020	$217	21.9%	NA
Ten Largest Owned Tenants		259,720	45.5%	$2,821,827	32.2%	$10.86
Remaining Owned Tenants		273,117	47.8	5,943,647	67.8	21.76
Vacant Spaces (Owned Space)		38,067	6.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		570,904	100.0%	$8,765,474	100.0%	$16.45

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Ka’ahumanu Theatres’ UW Base Rent $ per SF/Screen and Tenant Sales $ per SF/Screen are based on six screens.
(3)
Macy’s has two spaces at the Queen Ka’ahumanu Center Property. One space is 82,950 SF with a lease expiration of November, 30 2024 and the other is 80,020 SF with a lease expiration of October 31, 2024.

(4)	Macy’s is a ground lease tenant. The borrower owns the land and the tenant owns the improvements.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

The following table presents the lease rollover schedule at the Queen Ka’ahumanu Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	20,186	3.5%	3.5%	$454,945	5.2%	$22.54	12
2014	4,832	0.8	4.4%	247,170	2.8	51.15	3
2015	77,343	13.5	17.9%	1,796,944	20.5	23.23	36
2016	24,840	4.4	22.3%	1,022,342	11.7	41.16	13
2017	12,716	2.2	24.5%	482,000	5.5	37.91	7
2018	28,873	5.1	29.6%	1,135,767	13.0	39.34	10
2019	34,223	6.0	35.6%	1,167,869	13.3	34.13	5
2020	9,142	1.6	37.2%	356,068	4.1	38.95	4
2021	12,644	2.2	39.4%	344,194	3.9	27.22	4
2022	0	0.0	39.4%	0	0.0	0.00	0
2023	89,859	15.7	55.1%	361,551	4.1	4.02	5
2024	180,337	31.6	86.7%	851,981	9.7	4.72	4
2025 & Thereafter	37,842	6.6	93.3%	544,643	6.2	14.39	4
Vacant	38,067	6.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	570,904	100.0%		$8,765,474	100.0%	$16.45	107

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Queen Ka’ahumanu Center Property:

Historical Leased %(1)
	2011	2012	2013	As of 7/31/2014
Owned Space	92.6%	93.1%	91.3%	93.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year, unless otherwise specified.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Queen Ka’ahumanu Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	2013	TTM 6/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$7,903,435	$7,506,193	$8,123,248	$8,295,736	$8,396,589	$8,604,815	$15.07
Contractual Rent Steps	0	0	0	0	0	160,658	0.28
Percentage Rent	802,875	970,475	780,345	627,319	533,108	525,966	0.92
Gross Up Vacancy	0	0	0	0	0	1,915,396	3.36
Total Rent	$8,706,310	$8,476,668	$8,903,593	$8,923,055	$8,929,697	$11,206,835	$19.63
Total Reimbursables	8,738,242	8,727,462	8,536,426	8,556,781	8,622,763	8,696,467	15.23
Other Income(3)	908,355	904,341	856,816	907,085	853,546	853,546	1.50
Vacancy & Credit Loss	(749,006)	(1,018,626)	(381,149)	(86,702)	(59,506)	(1,915,396)	(3.36)
Effective Gross Income	$17,603,901	$17,089,844	$17,915,686	$18,300,220	$18,346,500	$18,841,453	$33.00

Real Estate Taxes	$456,720	$458,634	$459,453	$489,685	$518,411	$461,921	$0.81
Insurance	344,780	423,851	458,605	480,541	523,083	553,592	0.97
Management Fee	499,715	539,939	545,806	560,719	608,012	565,244	0.99
Other Operating Expenses	8,792,522	9,497,450	9,887,405	9,731,161	9,728,254	9,804,049	17.17
Total Operating Expenses	$10,093,737	$10,919,874	$11,351,269	$11,262,106	$11,377,760	$11,384,806	$19.94

Net Operating Income	$7,510,164	$6,169,970	$6,564,417	$7,038,114	$6,968,740	$7,456,647	$13.06
TI/LC	0	0	0	0	0	656,573	1.15
Capital Expenditures	0	0	0	0	0	85,636	0.15
Net Cash Flow	$7,510,164	$6,169,970	$6,564,417	$7,038,114	$6,968,740	$6,714,439	$11.76

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the July 31, 2014 rent roll with contractual rent steps taken through October 1, 2015.
(3)	Other income includes specialty leasing income and promotional income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

■	Appraisal. According to the appraisal, the Queen Ka’ahumanu Center Property had an “as-is” appraised value of $120,000,000 as of an effective date of August 14, 2014.

■
Environmental Matters. A Phase I environmental report, dated April 28, 2014, did not identify the presence of a recognized environmental condition and recommended no further action other than the institution of an operations and maintenance plan for asbestos, which was in place at origination of the Queen Ka’ahumanu Center Loan.

■
Market Overview and Competition. The Queen Ka’ahumanu Center Property is a super-regional mall located in Kahului, Hawaii and is the only regional mall with national department stores on the island of Maui. The Queen Ka’ahumanu Center Property is located in close proximity to both the Kahului Airport and the cruise ship terminal in Kahului Harbor, which attracts a mix of both local residents and tourists. The Maui retail landscape includes a total of nine properties, including the Queen Ka’ahumanu Center Property, with only four of the remaining eight properties located within 16 miles from the Queen Ka’ahumanu Center Property. The four properties located within 16 miles of the Queen Ka’ahumanu Center Property consist primarily of grocery-anchored shopping center or power centers with big box retailers. As of 2013, the population within a 3-mile radius of the Queen Ka’ahumanu Center Property was 51,017 with an average household income of $70,866.

The following table presents certain information relating to the primary competition for the Queen Ka’ahumanu Center Property:

Competitive Set(1)
	Queen Ka’ahumanu Center	Maui Mall Kahului	Maui Marketplace Kahului	The Shops at Wailea Wailea-Makena	Whaler’s Village Lahaina
Distance from Subject	-	1.4 miles	2.2 miles	16 miles	23 miles
Property Type	Super-Regional Mall	Community Center	Power Center	Resort Retail	Resort Retail
Year Built / Renovated	1972 / 2014	1971 / 1995	1997 / NAP	1978 / 1990	2012 / NAP
Total GLA	570,904	211,700	272,000	196,180	105,630
Total Occupancy	93.3%	99.0%	96.0%	100.0%	100.0%
Anchors	Macy’s, Sears, Ka’ahumanu Theatres, Foodland Supermarket, Ltd.	Whole Foods, Regal Maui Megaplex 12, Longs Drug Store	Lowe’s, Sports Authority, Old Navy, OfficeMax	Ruth’s Chris Steak House, Tiffany & Co., Gucci, Louis Vuitton	Louis Vuitton, Coach, Baron & Leeds, Sephora

(1)	Source: Appraisal.

■
The Borrower. The borrower is QKC Maui Owner, LLC, a recycled single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queen Ka’ahumanu Center Loan. The Queen Ka’ahumanu Center Loan’s borrower sponsor and nonrecourse carve-out guarantor is Scott J. Seligman. Scott J. Seligman is the Group Vice-President of Seligman & Associates, a company that was founded in 1954 and is involved in the development, acquisition and management of commercial and residential properties throughout the western United States.

■
Escrows. In connection with the origination of the Queen Ka’ahumanu Center Loan, the borrower funded aggregate reserves of $3,507,663 with respect to the Queen Ka’ahumanu Center Property, comprised of (i) $119,763 for real estate taxes, (ii) $242,197 for insurance premiums, (iii) $1,842,974 for unfunded obligations relating to existing leases at the Queen Ka’ahumanu Center Property (including, without limitation, tenant improvements and leasing commissions), (iv) $664,663 for deferred maintenance and (v) $638,067 relating to common area maintenance expense charges paid by Macy’s subject to dispute between borrower and tenant (the “Macy’s CAM Reserve”).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Queen Ka’ahumanu Center Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Queen Ka’ahumanu Center Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in the amount of $7,136 for replacements to the Queen Ka’ahumanu Center Property and (iv) a TI/LC reserve in the amount of $54,714 for tenant improvements and leasing commissions capped at $2,000,000 (with replenishment). Further, in certain circumstances as set forth in the Queen Ka’ahumanu Center Loan documents in the event that the dispute with Macy’s is not resolved by March 30, 2015, the lender can require monthly deposits (in an amount reasonably determined by the lender and not to exceed $10,000 per month) into the Macy’s CAM Reserve.

■
Lockbox and Cash Management. The Queen Ka’ahumanu Center Loan requires a hard lockbox, which is already in place, with springing cash management. Pursuant to the Queen Ka’ahumanu Center Loan documents, the borrower is required to direct all tenants to deposit all rents into the lockbox account during the term of the Queen Ka’ahumanu Center Loan. On each business day that no Queen Ka’ahumanu Center Trigger Period is continuing, all amounts in the lockbox account are required to be swept to an operating account of the borrower. During the continuance of a Queen Ka’ahumanu Center Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into the excess cash flow reserve. Funds in the excess cash flow reserve are (i) to the extent no Queen Ka’ahumanu Center Trigger Period is continuing, to be swept into the borrower’s operating account, and (ii) to the extent a Queen Ka’ahumanu Center Trigger Period is continuing, to be held by the lender as additional collateral for the Queen Ka’ahumanu Center Loan. After the occurrence and during the continuance of an event of default under the Queen Ka’ahumanu Center Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Queen Ka’ahumanu Center Loan (and/or toward the payment of expenses of the Queen Ka’ahumanu Center Property), in such order of priority as the lender may determine.

A “Queen Ka’ahumanu Center Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Queen Ka’ahumanu Center Loan documents, (ii) the debt service coverage ratio being less than 1.10x and (iii) the occurrence of a Queen Ka’ahumanu Center Specified Tenant Trigger Period; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default under the Queen Ka’ahumanu Center Loan documents, (y) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Queen Ka’ahumanu Center Specified Tenant Trigger Period ceasing to be in effect.

A “Queen Ka’ahumanu Center Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Macy’s (or any replacement tenant or guarantor of a lease of the space demised under either Macy’s lease) (each a “Specified Tenant”) being in monetary default under either of its leases, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its premises, (iv) any termination, cancellation or failure to be in full force and effect of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of any Specified Tenant, (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier of 12 months prior to the expiration of the lease term and the date on which notice is required under such lease and (vii) Macy’s West Stores, Inc. no longer maintaining a long term unsecured debt rating of BBB-; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (including an estoppel certificate) of (1) the cure of the applicable event giving rise to the Queen Ka’ahumanu Center Specified Tenant Trigger Period in accordance with the terms of the Queen Ka’ahumanu Center Loan documents, or (2) the borrower leasing the entire Specified Tenant space in accordance with the terms of the Queen Ka’ahumanu Center Loan documents and the applicable tenant under the lease paying the full amount of the rent due under its lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

QUEEN KA’AHUMANU CENTER

■
Property Management. The Queen Ka’ahumanu Center Property is currently managed by Jones Lang LaSalle Americas, Inc., pursuant to a management agreement. Under the Queen Ka’ahumanu Center Loan documents, the Queen Ka’ahumanu Center Property may not be managed by any party other than Jones Lang LaSalle Americas, Inc., provided, however, the borrower is permitted to replace the property manager, if no event of default under the Queen Ka’ahumanu Center Loan documents exists and certain other conditions under the Queen Ka’ahumanu Center Loan documents are satisfied, with: (a) Pacific Retail Capital Partners LLC (provided there is no material adverse change in its financial condition or reputation after the origination date of the Queen Ka’ahumanu Center Loan), (b) S.M Farthington Ltd., LLC (provided there is no material adverse change in its financial condition or reputation after the origination date of the Queen Ka’ahumanu Center Loan), or (c) a property manager approved by the lender in writing, which such approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists an event of default under the Queen Ka’ahumanu Center Loan documents; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The Queen Ka’ahumanu Center Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Queen Ka’ahumanu Center Property. The Queen Ka’ahumanu Center Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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1201 NORTH MARKET STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1201 NORTH MARKET STREET

1201 North Market Street

FLOOR	Tenants	SF
ROOF	Rooftop Antenna Licenses	
PENT	Penthouse Mechanical Room	
23	Marvin & Palmer 15,157 SF Exp. 12/2017	15,157
22	Marvin & Palmer (subleased to Morris Nichols Arsht & Tunnell) 15,029 SF Exp. 12/2017	15,029
21	DLA Piper LLP 17,050 SF Exp. 9/2024	17,050
20	Merrill Lynch 17,050 SF Exp. 1/2018	17,050
19	Morris Nichols Arsht & Tunnell 20,556 SF Exp. 12/2028	20,556
18	Morris Nichols Arsht & Tunnell 20,556 SF Exp. 12/2028	20,556
17	Morris Nichols Arsht & Tunnell 20,555 SF Exp. 12/2028	20,555
16	Morris Nichols Arsht & Tunnell 20,882 SF Exp. 12/2028	20,882
15	Reed Smith LLP 12,004 SF Exp. 2/2019; The Glenmede Corporation 8,778 SF Exp. 2/2018	20,782
14	Computer Aid, Inc. 2,778 SF Exp. 6/2016; Venable, LLP 3,571 SF Exp. 5/2018; The Rockefeller Trust 2,197 SF Exp. 11/2020; Brown Advisory 3,438 SF Exp. 5/2016; Vacant 2,081 SF; The Siegfried Group 4,151 SF Exp. 11/2019; J. Safra Investment Corporation 1,126 SF Exp. 2/2020; Sidley Austin 1,519 SF Exp. 9/2017	20,861
12	The Northern Trust Company 5,051 SF Exp. 6/2015; Bloomberg, LP 2,341 SF Exp. 1/2020; Nuclear Insurance 13,349 SF Exp. 7/2018	20,741
11	Nuclear Insurance 20,453 SF Exp. 7/2018	20,453
10	Comcast Capital Corporation 9,494 SF Exp. 3/2016; First Republic Bank 1,980 SF Exp. 6/2017; Cozen O'Connor 9,046 SF Exp. 3/2020; Vacant 160 SF	20,680
9	Blank Rome LLP (subleased to Maron and Marvel) 20,480 SF Exp. 12/2016	20,480
8	Blank Rome LLP 20,480 SF Exp. 12/2016	20,480
7	The Siegfried Group 10,677 SF Exp. 11/2019; Electronic Payment Exchange (EPX) 9,995 SF Exp. 12/2021	20,672
6	Vacant 20,672 SF	20,672
5	Mercer (US) Inc. 4,873 SF Exp. 10/2018; Unidel Foundation, Inc. 850 SF Exp. 1/2017; Vacant 1,705 SF; Vacant 8,462 SF; Vacant 4,902 SF	20,792
4	McConnell Development, Inc. 7,165 SF Exp. 10/2019; Marketing Associates LLC 8,826 SF Exp. 2/2024; Vacant 4,489 SF	20,480
3	Vacant 25,170 SF	25,170
2	IPR International, LLC 18,540 SF Exp. 4/2026; IPR International, LLC 14,253 SF Exp. 4/2026	32,793
1	Incubator Space (DE Innovation Center) 2,875 SF MTM; Marvin & Palmer 1,792 SF Exp. 12/2017; Vacant 677 SF; FedEx Kinko's Inc. 2,556 SF Exp. 2/2018; Urban Café 6,044 SF Exp. 12/2024; Franklin Mint Federal Credit Union 780 SF Exp. 9/2016; Vacant 824 SF	15,548
	TOTAL	447,439

VACANT | BUILDING | MTM | 2014-2015 | 2016-2017 | 2018-2019 | 2020+

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1201 NORTH MARKET STREET

PENNSYLVANIA
DELAWARE
Philadelphia
Trenton
Wilmington
NEW JERSEY
Elsmere
Ardentown
Newark
New Castle
NEW CASTLE AIRPORT
Delaware River
1201 North Market Street
1201 North Market Street
Wilmington, DE 19801
Alfred Dupont Hospital For Children
Widener University School Of Law
Concord Mall
Brandywine Town Center
Fairfax Shopping Center
Miller Shopping Center
Riverview Cemetery
Merchants Square
Silverbrook Memorial Park
Cathedral Cemetery
Daniel S Frawley Stadium
Prices Corner
Kirkwood Plaza Shopping Center
Midway Shopping Center
Delaware Park Racetrack And Casino
Christiana Care Health System
Delaware Technical Cc
Strawbridge Christiana Mall
University Plaza
New Castle Square Mall
Airport Shopping Center
Penn Mart Shopping Center
Wilmington University New Castle
Gracelawn Memorial Park
Branmar Plaza
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1201 NORTH MARKET STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF I
Location (City/State)	Wilmington, Delaware	Cut-off Date Principal Balance	$85,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$191.09
Size (SF)	447,439	Percentage of Initial Pool Balance	6.8%
Total Occupancy as of 10/27/2014	84.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/27/2014	84.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / NAP	Mortgage Rate	4.4340%
Appraised Value	$123,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36

Underwritten Revenues	$14,645,607
Underwritten Expenses	$5,787,438	Escrows
Underwritten Net Operating Income (NOI)	$8,858,169	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,318,681	Taxes	$447,041	$130,438
Cut-off Date LTV Ratio	69.5%	Insurance	$125,727	$15,716
Maturity Date LTV Ratio	60.8%	Replacement Reserves	$0	$7,457
DSCR Based on Underwritten NOI / NCF	1.72x / 1.61x	TI/LC(1)	$0	$37,500
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.7%	Other(2)	$780,614	$45,861

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$85,500,000	96.2%	Loan Payoff	$86,435,314	97.3%
Principal’s New Cash Contribution	3,364,803	3.8	Reserves	1,353,382	1.5
			Closing Costs	1,076,108	1.2

Total Sources	$88,864,803	100.0%	Total Uses	$88,864,803	100.0%

(1)	The TI/LC reserve is capped at $1,500,000. See “—Escrows” below.
(2)
Other upfront reserve represents an outstanding tenant improvement allowance related to tenant Morris Nichols Arsht & Tunnell of $550,326 and an additional outstanding tenant improvements and leasing commissions reserve of $230,288. Other monthly reserve includes an ongoing reserve for future outstanding tenant improvements and leasing commissions related to tenant Morris Nichols Arsht & Tunnell of $45,861 up to and including the payment date in November 2016. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “1201 North Market Street Loan”) is evidenced by a note in the original principal amount of $85,500,000 and is secured by a first mortgage encumbering a 447,439 SF Class A office building located in Wilmington, Delaware (the “1201 North Market Street Property”). The 1201 North Market Street Loan was originated by Starwood Mortgage Capital LLC on October 29, 2014 and will be acquired by Starwood Mortgage Funding I LLC on or prior to the securitization Closing Date. The 1201 North Market Street Loan represents approximately 6.8% of the Initial Pool Balance. The note evidencing the 1201 North Market Street Loan has an outstanding principal balance as of the Cut-off Date of $85,500,000 and an interest rate of 4.4340% per annum. The borrower utilized the proceeds of the 1201 North Market Street Loan to refinance the 1201 North Market Street Property.

The 1201 North Market Street Loan had an initial term of 120 months and has a remaining term of 119 months. The 1201 North Market Street Loan requires interest only payments for the first 36 payments following origination and, thereafter, requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in November 2024. Voluntary prepayment of the 1201 North Market Street Loan is permitted on or after the due date in August 2024 without payment of any prepayment premium or yield maintenance charge. Provided that no event of default has occurred and is continuing, defeasance with non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property. The 1201 North Market Street Property is a 447,439 SF Class A office property located in downtown Wilmington, Delaware in New Castle County. The 1201 North Market Street Property was built in 1988 by the architectural firm Skidmore, Owings & Merrill. The 1201 North Market Street Property is the tallest building in the Wilmington CBD and is home to tenants such as Blank Rome LLP, Venable LLP, Sidley Austin LLP, Merrill Lynch, The Rockefeller Trust and Bloomberg LP. The collateral securing the 1201 North Market Street Loan consists of one 23-story high-rise office building situated on approximately 1.26 acres. The 1201 North Market Street Property features below-grade parking, on-site property management, 24/7 access and security, backup generators and redundant power feeds. Additionally, the 1201 North Market Street Property is a Tier III data colocation center and, through tenant IPR International, provides high speed data connections to area networks and providers as far away as Philadelphia, Georgetown and Baltimore via more than 400 strands of dark fiber.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1201 NORTH MARKET STREET

The 1201 North Market Street Property is centrally located in downtown Wilmington, Delaware within walking distance of Market Street Mall, Rodney Square, an Amtrak station, local restaurants, banking facilities, hotels, dry cleaning services and day care providers. The 1201 North Market Street Property also has immediate access to I-95 and the northern and western suburbs of Wilmington Delaware. As of October 27, 2014, Total Occupancy and Owned Occupancy at the 1201 North Market Street Property were both 84.5%.

The following table presents certain information relating to the major tenants at the 1201 North Market Street Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Morris Nichols Arsht & Tunnell	NR / NR / NR	82,549	18.4%	$2,311,372	20.0%	$28.00	12/31/2028	2, 5-year options
Blank Rome LLP(2)	NR / NR / NR	40,960	9.2	1,507,328	13.0	36.80	12/31/2016	7, 5-year options
Nuclear Insurance	NR / NR / NR	33,802	7.6	1,168,350	10.1	34.56	7/31/2018	2, 5-year options
Marvin & Palmer(3)	NR / NR / NR	31,978	7.1	1,095,762	9.5	34.27	12/31/2017	2, 5-year options
IPR International, LLC	NR / NR / NR	32,793	7.3	821,906	7.1	25.06	4/30/2026	3, 5-year options
Merrill Lynch(4)	A / Baa2 / NR	17,050	3.8	511,500	4.4	30.00	1/31/2018	1, 5-year option
DLA Piper LLP	NR / NR / NR	17,050	3.8	489,336	4.2	28.70	9/30/2024	(5)
The Siegfried Group	NR / NR / NR	14,828	3.3	455,961	3.9	30.75	11/30/2019	2, 5-year options
Reed Smith LLP	NR / NR / NR	12,004	2.7	416,680	3.6	34.71	2/14/2019	2, 5-year options
The Glenmede Corporation	NR / NR / NR	8,778	2.0	294,239	2.5	33.52	2/28/2018	1, 2-year option
Ten Largest Tenants		291,792	65.2%	$9,072,433	78.5%	$31.09
Remaining		86,505	19.3	2,491,623	21.5	28.80
Vacant Spaces		69,142	15.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		447,439	100.0%	$11,564,056	100.0%	$30.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Blank Rome LLP subleases one suite, representing approximately 4.6% of the net rentable area at the 1201 North Market Street Property, to Maron and Marvel.
(3)
A portion of the space leased by Marvin & Palmer, representing 3.4% of the net rentable area, is dark. Marvin & Palmer subleases that portion of the space to Morris Nichols Arsht & Tunnell on a month-to-month basis. DLA Piper LLP has executed a lease for the dark space to commence on February 1, 2018.

(4)
Merrill Lynch has a one-time right to terminate its lease effective October 1, 2016 upon nine months’ notice and payment of a termination fee equal to eight months’ base rent and unamortized leasing commissions.

(5)	DLA Piper LLP has one ten-year or two five-year renewal options.

The following table presents the lease rollover schedule at the 1201 North Market Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,875	0.6%	0.6%	$9,600	0.1%	$3.34	1
2014	0	0.0	0.6%	0	0.0	0.00	0
2015	5,051	1.1	1.8%	193,100	1.7	38.23	1
2016	57,450	12.8	14.6%	1,976,395	17.1	34.40	5
2017	36,327	8.1	22.7%	1,235,028	10.7	34.00	4
2018	70,630	15.8	38.5%	2,308,612	20.0	32.69	7
2019	33,997	7.6	46.1%	1,116,251	9.7	32.83	3
2020	14,710	3.3	49.4%	471,437	4.1	32.05	4
2021	9,995	2.2	51.6%	289,855	2.5	29.00	1
2022	0	0.0	51.6%	0	0.0	0.00	0
2023	0	0.0	51.6%	0	0.0	0.00	0
2024	31,920	7.1	58.8%	830,501	7.2	26.02	3
2025 & Thereafter	115,342	25.8	84.5%	3,133,278	27.1	27.17	2
Vacant	69,142	15.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	447,439	100.0%		$11,564,056	100.0%	$30.57	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1201 NORTH MARKET STREET

The following table presents certain information relating to historical leasing at the 1201 North Market Street Property:

Historical Leased %(1)

2011	2012	2013	As of 10/27/2014
82.0%	84.0%	81.0%	84.5%

(1)	As provided by the borrower and reflects average occupancy for the specified year unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1201 North Market Street Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 7/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$11,686,556	$10,892,823	$11,134,308	$10,767,219	$11,564,056	$25.84
Gross Up Vacancy	0	0	0	0	2,198,176	4.91
Total Rent	$11,686,556	$10,892,823	$11,134,308	$10,767,219	$13,762,232	$30.76
Total Reimbursables	1,687,325	1,281,447	1,381,813	1,323,673	1,451,723	3.24
Parking Income	968,112	916,034	1,055,981	1,055,654	1,055,654	2.36
Other Income(3)	633,695	576,051	598,670	574,174	574,174	1.28
Vacancy & Credit Loss	0	0	0	0	(2,198,176)	(4.91)
Effective Gross Income	$14,975,688	$13,666,355	$14,170,772	$13,720,721	$14,645,607	$32.73

Total Operating Expenses	$5,141,503	$5,397,021	$5,661,280	$5,731,325	$5,787,438	$12.93

Net Operating Income	$9,834,185	$8,269,334	$8,509,492	$7,989,396	$8,858,169	$19.80
TI/LC	0	0	0	0	450,000	1.01
Capital Expenditures	0	0	0	0	89,488	0.20
Net Cash Flow	$9,834,185	$8,269,334	$8,509,492	$7,989,396	$8,318,681	$18.59

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent based on the in place rent roll dated October 27, 2014 with rent steps through May 1, 2015.
(3)	Includes storage, antenna and other miscellaneous income.

■	Appraisal. According to the appraisal, the 1201 North Market Street Property had an “as-is” appraised value of $123,000,000 as of September 25, 2014.

■
Environmental Matters. According to a Phase I environmental report, dated October 1, 2014, there are no recognized environmental conditions or recommendations for further action other than an operations and maintenance plan for asbestos, which was implemented in connection with the origination of the 1201 North Market Street Loan.

■
Market Overview and Competition. The 1201 North Market Street Property is located in Wilmington, Delaware, in New Castle County. The 1201 North Market Street Property encompasses an entire city block with frontage on Market Street between 12th Street and 13th Street. The 1201 North Market Street Property is located approximately 31 miles southwest of Philadelphia, 90 miles southwest of New York City and 130 miles north of Washington, D.C. Major thoroughfares located near the 1201 North Market Street Property include I-95, US-13 and I-495. According to a market research report, the Wilmington CBD office market contained approximately 13,500,000 SF of inventory as of year-end 2013. As of the second quarter of 2014, the Wilmington CBD office market had a vacancy rate of 13.0%. The appraiser concluded a market rent of $32.00 per SF plus electricity charges for the 1201 North Market Street Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1201 NORTH MARKET STREET

The following table presents certain information relating to the primary comparable properties for the 1201 North Market Street Property:

Comparable Set(1)
	1201 North Market Street (Subject)	Star Building	M & T Bank	Hercules Plaza	824 N Market	I.M. Pei Building	500 Delaware Avenue
Distance from Subject	-	0.9 miles	0.1 miles	0.1 miles	0.3 miles	0.1 miles	0.3 miles
Year Built	1988	2010	1985	1984	1985	1970	2006
Stories	22	7	12	12	10	20	15
Total GLA	447,439	149,308	394,000	518,409	204,828	169,403	371,222
Total Occupancy	84.5%	80.5%	100.0%	83.0%	68.0%	63.0%	90.6%

(1)	Source: Appraisal.

■
The Borrower. The borrower is 1201 North Market Street LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1201 North Market Street Loan. Paul M. McConnell is the non-recourse carveout guarantor under the 1201 North Market Street Loan.

■
Escrows. On the origination date, the borrower funded escrow reserves in the amounts of (i) $447,041 for real estate taxes, (ii) $125,727 for certain insurance expenses, (iii) $550,326 in respect of outstanding tenant improvements related to tenant Morris Nichols Arsht & Tunnell and (iv) $230,288 for additional outstanding tenant improvements and leasing commissions. On each due date, the borrower is required to fund (i) tax and insurance reserves in a monthly amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve months, which currently equate to $130,438 and $15,716, respectively, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $37,500, (iii) a replacement reserve in the monthly amount of $7,457 and (iv) a future outstanding tenant improvement allowance reserve related to tenant Morris Nichols Arsht & Tunnell in the monthly amount of $45,861 up to and including the payment date in November 2016. The tenant improvement and leasing commission reserve is capped at $1,500,000.

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Lockbox and Cash Management. The 1201 North Market Street Loan is structured with a hard lockbox and in place cash management. The 1201 North Market Street Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account. Prior to a 1201 North Market Street Trigger Event, all funds on deposit in the lockbox account in excess of debt service payments and monthly escrow deposits are required to be distributed to the borrower’s operating account on a weekly basis. During the continuance of a 1201 North Market Street Trigger Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of debt service and monthly escrow deposits with any excess to be held by the lender as additional security for the loan.

A “1201 North Market Street Trigger Event” means any period commencing upon any of the following events: (i) the occurrence of an event of default under the 1201 North Market Street Loan or (ii) the debt service coverage ratio of the 1201 North Market Street Property (based on the trailing 12 calendar months and as determined by the lender) is at any time less than 1.15x. A 1201 North Market Street Trigger Event will terminate, (1) with respect to a 1201 North Market Street Trigger Event commenced in connection with clause (i), upon the cure, if any, of such event of default and reinstatement of the 1201 North Market Street Loan to good standing (provided no other 1201 North Market Street Trigger Event is in effect) and (2) with respect to a 1201 North Market Street Trigger Event commenced in connection with clause (ii), if the debt service coverage ratio of the 1201 North Market Street Property (based on trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (provided no other 1201 North Market Street Trigger Event is in effect).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1201 NORTH MARKET STREET

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Property Management. The 1201 North Market Street Property is currently managed by McConnell Johnson Real Estate Company LLC, an affiliate of the non-recourse carveout guarantor. Under the 1201 North Market Street Loan documents, the 1201 North Market Street Property may be managed by any management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. During or upon any of (i) the continuance of an event of default under the 1201 North Market Street Loan, (ii) the debt service coverage ratio of the 1201 North Market Street Property (based on the trailing 12 calendar months and as determined by the lender) being at any time less than 1.05x, (iii) the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (v) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval and, if required by the lender, with respect to which a Rating Agency Confirmation has been received.

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Existing Additional Indebtedness. The borrower is an obligor under an outstanding loan (the “SEG Loan”) made on or about August 31, 2011 by Sustainable Energy Group, Inc., which loan has an outstanding principal balance of approximately $59,618.61 and a maturity date of November 1, 2015. The SEG Loan is secured by a UCC-1 Financing Statement filed against two chillers servicing the data center space at the 1201 North Market Street Property. The 1201 North Market Street Loan documents include a non-recourse carveout to the borrower and the non-recourse carveout guarantor for any losses incurred by the lender in connection with the SEG Loan.

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Mezzanine or Subordinate Indebtedness. The borrower may incur subordinate indebtedness in an amount not to exceed $898,260 (the “Equipment Loan”) from Sustainable Energy Utility, Inc. (the “Equipment Loan Lender”) to finance improvements designed to reduce the energy requirements of the 1201 North Market Street Property secured by a security interest in the personal property obtained or installed with the proceeds of the Equipment Loan (the “Equipment Loan Collateral”), provided, among other things, (i) the security granted in connection with the Equipment Loan consists only of a pledge of the Equipment Loan Collateral, (ii) the Equipment Loan lender executes a subordination agreement reasonably acceptable to the lender, (iii) the Equipment Loan is subordinate in all respects to the 1201 North Market Street Loan pursuant to such subordination agreement, (iv) the lender has received a title search indicating that the 1201 North Market Street Property is free from all liens, claims and other encumbrances not previously approved in writing by the lender and (v) the borrower pays all of the lender’s reasonable costs incurred in connection with the borrower’s obtaining the Equipment Loan. The 1201 North Market Street Loan documents include a non-recourse carveout to the borrower and the non-recourse carveout guarantor for any losses incurred by the lender in connection with the Equipment Loan.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy including coverage for certified and non-certified acts of terrorism (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the 1201 North Market Street Property, plus 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the coverage amount for the 1201 North Market Street Property is separately allocated under the blanket policy and that certain requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

5599 San Felipe
5599 San Felipe Street
Houston, TX 77056
Houston
DOWNTOWN HOUSTON
GEORGE BUSH INTERCONTINENTAL-HOUSTON AIRPORT
North Harris County College
Humble
Aldine
Jersey Village
Willowbrook Mall
CY Fair Stadium
Jones Square Shopping Center
Sam Houston Race Park
VA Cemetery
W W Thorne Stadium
Copperwood Village Shopping Center
WEST HOUSTON AIRPORT
ENERGY CORRIDOR
CITYCENTRE
Memorial Hermann Medical Center
Piney Point Village
Houston Galleria
KATY FREEWAY
NORTHWEST FREEWAY
NORTHWEST FWY
N BELTWAY 8
WESTPARK TOLLWAY
HARDY TOLL RD
SOUTH FWY
Southside Place
Rice University & Stadium
University of Houston
Forest Park Cemetery
Mission Bend
Houston Baptist University
Meyerland Plaza
NRG Stadium
Sugar Land
Missouri City
J K Butler Stadium
Stafford
Pearland
WILLIAM P HOBBY AIRPORT
HOUSTON SOUTHWEST AIRPORT
MaroE Entertainment Center
Memorial Park Golf Course
Memorial Park
Houston Country Club
SAN FELIPE ST
UPTOWN
WESTHEIMER RD
RICHMOND AVE
POST OAK BLVD
CHIMNEY ROCK RD
WOODWAY DR
MEMORIAL DR
VOSS RD
Houston Galleria

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance		$80,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$183.38
Size (SF)	436,253	Percentage of Initial Pool Balance		6.4%
Total Occupancy as of 10/9/2014(1)	98.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/9/2014(1)	98.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / 1993	Mortgage Rate		4.3000%
Appraised Value	$125,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$13,131,805
Underwritten Expenses	$5,356,934	Escrows
Underwritten Net Operating Income (NOI)	$7,774,871		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,520,391	Taxes	$2,162,142	$196,558
Cut-off Date LTV Ratio	64.0%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	58.4%	Replacement Reserves	$0	$7,509
DSCR Based on Underwritten NOI / NCF	1.64x / 1.58x	TI/LC(3)	$7,967,370	$14,583
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.4%	Other(4)	$12,304,798	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$80,000,000	100.0%	Principal Equity Distribution	$41,922,910	52.4%
			Reserves	22,434,310	28.0
			Loan Payoff	14,259,242	17.8
			Closing Costs	1,383,538	1.7
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)
Rose Proler Inc. occupies 583 square feet (0.13% of gross leasable area) under a lease that expires on May 1, 2015. For the purposes of underwriting, this tenant was considered to have vacated. Excluding Rose Proler Inc., the occupancy at the 5599 San Felipe Property is 98.3%.

(2)
Monthly escrows for insurance will be suspended provided that (i) all insurance premiums are being timely paid and lender receives prompt evidence of such payment no later than five days prior to the due date thereof, (ii) the property continues to be insured by a policy that satisfies certain requirements set forth in the 5599 San Felipe Loan documents, whether by blanket policy or a separate policy, and (iii) no 5599 San Felipe Loan Trigger Period is in effect. See “—Escrows” below.

(3)
The 5599 San Felipe Loan is structured with a TI/LC rollover reserve which is required to be funded on a monthly basis at a rate equal to approximately $175,000 per year subject to a cap of $500,000. Upfront TI/LC reserves include a Schlumberger allowance reserve of $7,860,050 and a tenant improvement reserve of $107,320. See “—Escrows” below.

(4)	Other upfront reserve includes a Schlumberger free rent reserve of $9,304,798, and a landlord obligations reserve of $3,000,000. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “5599 San Felipe Loan”) is evidenced by a note in the original principal amount of $80,000,000 and is secured by a first mortgage encumbering an office building located in Houston, Texas (the “5599 San Felipe Property”). The 5599 San Felipe Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on October 14, 2014 and represents approximately 6.4% of the Initial Pool Balance. The note evidencing the 5599 San Felipe Loan has an outstanding principal balance as of the Cut-off Date of $80,000,000 and has an interest rate of 4.3000% per annum. The proceeds of the 5599 San Felipe Loan were used to refinance existing debt on the 5599 San Felipe Property, to pay closing costs, to fund reserves and to return equity to the borrower.

The 5599 San Felipe Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 5599 San Felipe Loan requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date is the due date in November 2024. The 5599 San Felipe Loan may be voluntarily prepaid on or after the due date in January 2017 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the interest differentials of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the 5599 San Felipe Loan is permitted on and after the due date in August 2024 without payment of any yield maintenance or prepayment premium.

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The Mortgaged Property. The 5599 San Felipe Property is a 20-story, Class A office building located in the Galleria/West Loop North submarket of Houston, Texas. The building contains net rentable area of 436,253 SF in addition to an eight-story parking garage with 1,326 parking spaces and a 40,000 SF surface parking lot with 50 additional parking spaces which results in a total parking ratio of 3.15 spaces per 1,000 SF. The 5599 San Felipe Property was constructed in 1979 and renovated in 1993. The 5599 San Felipe Property is located on San Felipe Street between Saint James Place and Chimney Rock Road. The immediate surrounding area is densely developed and consists of other office buildings and commercial development as well as affluent residential neighborhoods. The 5599 San Felipe Property is in close proximity to Interstate 610 (Loop 610), Interstate 10, and the Southwest Freeway (Highway 59). As of October 9, 2014, the Owned Occupancy and Total Occupancy

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

were both 98.5%. Schlumberger Technology Corp. (“Schlumberger”), which is a subsidiary of Schlumberger Limited (NYSE: SLB; S&P: AA-, Moody’s: Aa3) occupies 72.1% of the total GLA under a long term lease that expires in July 2027. Schlumberger Limited was founded in 1926 and is a supplier of technology, integrated product management, and information solutions to the oil and gas industry worldwide. Schlumberger Limited has more than 120,000 employees and reported revenues of more than $45 billion in 2013. Schlumberger has been in occupancy at the 5599 San Felipe Property since 1994. Schlumberger recently executed an early renewal of its lease which was to expire in 2016. The lease term was extended by 11 years to July 2027 and in conjunction with the renewal, the lease will convert in August 2016 from the current modified gross expense reimbursement structure at a rent of $22.44 per SF to a triple net expense reimbursement structure at a base rent of $17.50 per SF with annual increases of $0.50 per SF beginning in August 2018. Schlumberger received one year of free rent and expense reimbursements in conjunction with its lease renewal. The Schlumberger free rent reserve of $9,304,798 was established at loan origination and represents an amount equivalent to the estimated rent and expense reimbursements which would otherwise be due under the terms of the lease.

The following table presents certain information relating to the major tenants at the 5599 San Felipe Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Schlumberger(2)	NR / Aa3 / AA-	314,402	72.1%	$6,145,130	70.1%	$19.55	7/1/2027	2, 5-year options
Weston Solutions Inc(3)	NR / NR / NR	19,144	4.4	421,168	4.8	22.00	12/1/2017	2, 5-year options
The Financial Advisory Group(4)	NR / NR / NR	11,961	2.7	269,123	3.1	22.50	5/1/2015	1, 5-year option
McCombs Energy	NR / NR / NR	10,297	2.4	257,425	2.9	25.00	8/1/2023	1, 5-year option
Texas Teachers of Tomorrow(5)	NR / NR / NR	10,743	2.5	249,600	2.8	23.23	11/1/2018	1, 5-year option
Delta Steel, L.P.	NR / NR / NR	9,868	2.3	217,885	2.5	22.08	12/1/2015	1, 5-year option
Pluspetrol International	NR / NR / NR	7,407	1.7	152,658	1.7	20.61	1/1/2017	1, 5-year option
Clay Development & Construction	NR / NR / NR	7,323	1.7	148,500	1.7	20.28	5/1/2017	2, 2-year options
Cresa Partners	NR / NR / NR	6,805	1.6	128,334	1.5	18.86	11/1/2015	1, 3-year option
JP Morgan Chase Bank	A+ / Aa3 / A+	4,712	1.1	118,742	1.4	25.20	10/1/2020	2, 5-year options
Ten Largest Tenants		402,662	92.3%	$8,108,565	92.5%	$20.14
Remaining Tenants		26,253	6.0	654,754	7.5	24.94
Vacant		7,338	1.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		436,253	100.0%	$8,763,318	100.0%	$20.43

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Schlumberger is currently in occupancy and paying rent; pursuant to the terms of its lease extension, the tenant will be required to pay abated rent for a 12-month period beginning in August 2016 and ending in July 2017. An amount equal to the rent and estimated reimbursements that would otherwise be due during this period was reserved at closing.

(3)	Weston Solutions Inc. has the right to terminate its lease at any time upon 9 months’ notice and payment of a penalty.
(4)	The Financial Advisory Group subleases 2,089 SF of its leased space to Weiner & McCullough pursuant to a sublease expiring May 31, 2015.
(5)	Texas Teachers of Tomorrow has the right to terminate a certain portion of its lease constituting 1,400 SF any time after May 2, 2015 upon 30 days’ notice and payment of a penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

The following table presents certain information relating to the lease rollover schedule at the 5599 San Felipe Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2014 / MTM	199	0.0%	0.0%	$8,142	0.1%	$40.91	2
2015	36,411	8.3	8.4%	805,014	9.2	22.11	6
2016	234	0.1	8.4%	19,944	0.2	85.23	3
2017	33,874	7.8	16.2%	722,326	8.2	21.32	3
2018	16,490	3.8	20.0%	395,892	4.5	24.01	4
2019	10,400	2.4	22.4%	278,704	3.2	26.80	5
2020	4,722	1.1	23.5%	124,742	1.4	26.42	2
2021	0	0.0	23.5%	0	0.0	0.00	0
2022	0	0.0	23.5%	0	0.0	0.00	0
2023	10,297	2.4	25.8%	257,425	2.9	25.00	1
2024	0	0.0	25.8%	0	0.0	0.00	0
2025 & Thereafter	316,288	72.5	98.3%	6,151,130	70.2	19.45	3
Vacant	7,338	1.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	436,253	100.0%		$8,763,318	100.0%	$20.43	29

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 5599 San Felipe Property:

Historical Leased %(1)
2008	2009	2010	2011(2)	2012	2013
99.6%	99.4%	99.1%	98.3%	95.5%	96.2%

(1)	As provided by the borrower which reflects the average occupancy for the indicated year.
(2)	Represents occupancy for September 2011 through December 2011. Occupancy between January 2011 and August 2011 is not available.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5599 San Felipe Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 8/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$8,927,546	$9,449,412	$9,337,775	$9,632,457	$8,763,318	$20.09
Contractual Rent Steps	0	0	0	0	18,337	0.04
Gross Up Vacancy	0	0	0	0	190,788	0.44
Total Rent	$8,927,546	$9,449,412	$9,337,775	$9,632,457	$8,972,443	$20.57
Total Reimbursables	0	0	801,921	1,296,837	4,280,158	9.81
Other Income	221,925	126,456	162,403	155,935	161,935	0.37
Vacancy & Credit Loss	0	0	0	0	(282,731)	(0.65)
Effective Gross Income	$9,149,471	$9,575,868	$10,302,099	$11,085,229	$13,131,805	$30.10

Total Operating Expenses	$4,525,809	$4,441,986	$5,212,043	$5,626,706	$5,356,934	$12.28

Net Operating Income	$4,623,662	$5,133,882	$5,090,056	$5,458,523	$7,774,871	$17.82
TI/LC	0	0	0	0	145,417	0.33
Capital Expenditures	0	0	0	0	109,063	0.25
Net Cash Flow	$4,623,662	$5,133,882	$5,090,056	$5,458,523	$7,520,391	$17.24

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Rent steps are underwritten for all tenants through June 30, 2015, with the exception of Schlumberger. Schlumberger rent is underwritten to the average rent from August 2016 through the end of the lease term in 2027. Schlumberger is a subsidiary of Schlumberger Limited, which is rated Aa3 by Moody’s and AA- by S&P. Historical recoveries were reported on a cash basis and reconciled figures were not available; the 2011 and 2012 recoveries figures were excluded from the historical presentation. The 2013 and TTM figures are based on borrower-provided statements and reflect reconciliation adjustments for prior years.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

■	Appraisal. According to the appraisal, the 5599 San Felipe Property had an appraised value of $125,000,000 as of an effective date of September 23, 2014.

■
Environmental Matters. An environmental consultant performed a Phase I environmental site assessment at the 5599 San Felipe Property as of September 30, 2014, which identified no recognized environmental condition or recommendation for further action other than an asbestos operations and maintenance plan (“Asbestos O&M Plan”) and a moisture minimization plan, each of which was implemented prior to the 5599 San Felipe Loan origination date.

■
Market Overview and Competition. The 5599 San Felipe Property is located within the Galleria/West Loop North office submarket. The Galleria district encompasses Class A office properties, luxury retail stores, hotels, modern condominium and apartment towers, and upscale single-family neighborhoods. Numerous national and international companies have global or regional headquarters in the Galleria district, including AON, Apache Corporation, BHP Billiton, Bechtel, Cameron International, Southern Union, Duke Energy, Hines, Marathon Oil, Parsons Engineering, and others. According to the appraisal, the rental rates in the Galleria/West Loop North submarket have grown by 4.3% during 2013 and 4.9% during 2014. According to a third-party market research report, the Galleria/Uptown submarket has a Class A office inventory of 12,076,302 SF with an average occupancy of approximately 90.4% as of the third quarter of 2014 and average asking rents of $36.21 per SF. The appraiser concluded an estimated market rent for the 5599 San Felipe Property of $26.00 per SF triple net. Current leases at the 5599 San Felipe Property are a mix of modified gross, full service gross, and triple net and are significantly below market with an average underwritten base rent of $20.43 per SF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 5599 San Felipe Property:

Office Lease Comparables(1)

	5599 San Felipe	San Felipe Plaza	5555 San Felipe	1300-1400 Post Oak Boulevard	4400 Post Oak Parkway	1800 Bering Drive
Year Built	1979	1984	1983	1983	1982	1981
Total GLA	436,253	980,472	1,189,748	1,738,444	567,396	168,956
Total Occupancy	98.5%	93.0%	96.0%	99.0%	96.0%	95.0%
Quoted Rent Rate per SF	$26.00	$26.00	$27.00	$30.00	$29.00	$27.00
Expense Basis	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Full Service

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 5599 San Felipe Property:

Office Sales Comparables(1)
Property Name	City, State	Sale Date	Year Built	GLA (SF)	Sale Price	Sale Price per SF	Occupancy
Lakes on Post Oak	Houston, TX	Under Contract	1978	441,523	$170,000,000	$385	100%
Thirty Forty Post Oak	Houston, TX	July 2014	1982	427,486	$125,000,000	$293	93%
San Felipe Plaza	Houston, TX	December 2013	1984	980,472	$235,914,000	$241	89%
5555 San Felipe	Houston, TX	October 2013	1983	1,189,748	$245,449,050	$206	93%
2800 Post Oak Boulevard	Houston, TX	March 2013	1983	1,476,973	$420,200,000	$285	99%

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

■
The Borrower. The borrower is 5599 San Felipe, Ltd., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 5599 San Felipe Loan. The guarantor of the non-recourse carveouts is Gulf United Investments Corporation, which is owned and controlled by a private family trust.

■
Escrows. On the origination date, the borrower funded escrow reserves in the aggregate amounts of (i) $2,162,142 to fund the real estate tax escrow account, (ii) $9,304,798 to fund the Schlumberger free rent reserve account related to the free rent period under the Schlumberger lease, (iii) $7,860,050 to fund the Schlumberger tenant improvement allowance reserve account related to the Schlumberger lease, (iv) $3,000,000 to fund the landlord obligations reserve account and (v) $107,320 for certain unpaid tenant improvement costs.

On each due date the borrower is required to pay to the lender: (a) one-twelfth of the taxes that the lender estimates will be payable during the ensuing 12 months and (b) one-twelfth of insurance premiums that the lender estimates will be payable during the ensuing 12 months, provided that the insurance escrows will be suspended so long as (i) all insurance premiums are being timely paid and lender receives prompt evidence of such payment no later than five days prior to the due date thereof, (ii) the 5599 San Felipe Property continues to be insured by a policy that satisfies certain requirements set forth in the 5599 San Felipe Loan documents, whether by blanket policy or a separate policy, and (iii) no 5599 San Felipe Loan Trigger Period is in effect, (c) $7,509 ($0.21 per SF per year) for replacement reserves, and (d) $14,583 subject to a cap of $500,000, for a tenant improvement and leasing commissions rollover reserve related to space not occupied by Schlumberger. The monthly tenant improvement and leasing commissions collections equate to $0.40 per SF (per year) based on total gross leasable area, or $1.44 per SF (per year) based on gross leasable area excluding space occupied by Schlumberger.

“5599 San Felipe Loan Trigger Period” means any period (A) commencing upon an event of default under the 5599 San Felipe Loan, and expiring upon payment in full of the 5599 San Felipe Loan, provided, however, that not more than two times prior to the scheduled maturity date, if the lender accepts the tendered cure of an event of default, the 5599 San Felipe Loan Trigger Period will end upon such cure; (B) commencing on the lender’s determination that the debt service coverage ratio for each of the prior two calendar quarters was less than 1.15x, and expiring at such time as the debt service coverage ratio for each of the prior two consecutive calendar quarters was equal to or greater than 1.15x; (C) commencing on the lender’s determination that the debt yield for each of the prior two calendar quarters was less than 7.0%, and expiring at such time as the debt yield for each of the prior two consecutive calendar quarters was equal to or greater than 7.0%; or (D) commencing on the occurrence of a 5599 San Felipe Loan Trigger Lease Event, and expiring on the occurrence of the related 5599 San Felipe Loan Trigger Lease Cure.

“5599 San Felipe Loan Trigger Lease Event” means, (a) that Schlumberger is more than 30 days in arrears in payment of rent; or (b) that Schlumberger is the subject of a proceeding under one or more creditors’ rights laws; or (c) that Schlumberger has gone dark or vacated its space, or failed to timely open for business as required by its lease; or (d) that the Schlumberger lease will expire in less than one (1) year.

“5599 San Felipe Loan Trigger Lease Cure” means, (a) in the case of a 5599 San Felipe Loan Trigger Lease Event pursuant to clause (a) of the definition of 5599 San Felipe Loan Trigger Lease Event, that Schlumberger has been current in the payment of all rent for 90 days; and (b) in the case of a 5599 San Felipe Loan Trigger Lease Event pursuant to clause (b) of the definition of 5599 San Felipe Loan Trigger Lease Event, that Schlumberger has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization (or the comparable provision under any creditors’ rights law other than the bankruptcy code); and (c) in the case of a 5599 San Felipe Loan Trigger Lease Event pursuant to clause (c) of the definition of 5599 San Felipe Loan Trigger Lease Event, that Schlumberger is operating and open for business in substantially all of its space, for not less than 90 consecutive days; and (d) in the case of a 5599 San Felipe Loan Trigger Lease Event pursuant to clause (d) of the definition of 5599 San Felipe Loan Trigger Lease Event, that either (i) Schlumberger has exercised the next renewal option available under its lease, or (ii) until the entire space demised by Schlumberger is leased to one or more new tenants, pursuant to one or more leases approved by the lender.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5599 SAN FELIPE

■
Lockbox and Cash Management. The 5599 San Felipe Loan is structured with a springing lockbox and springing cash management. On the origination date, the borrower was required to set up an operating account into which all revenue generated by the 5599 San Felipe Property is deposited (“Borrower’s Operating Account”). Each tenant at the 5599 San Felipe Property is required to deposit rents directly into the Borrower’s Operating Account. The Borrower’s Operating Account will remain under the control of the borrower unless a 5599 San Felipe Loan Trigger Period exists in which case the lender will deliver a shifting control notice to the Borrower’s Operating Account bank and the lender will assume control of the Borrower’s Operating Account. Following the delivery of a shifting control notice, the funds in the Borrower’s Operating Account are required to be transferred on each business day to the cash management account under the control of the lender. On each due date during the continuance of a 5599 San Felipe Loan Trigger Period, the 5599 San Felipe Loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves be held by the lender as additional collateral for the 5599 San Felipe Loan. During the continuance of an event of default under the 5599 San Felipe Loan, the lender may apply any funds in the cash management account to amounts payable under the 5599 San Felipe Loan and/or toward the payment of expenses of the 5599 San Felipe Property, in such order of priority as the lender may determine.

■
Property Management. The 5599 San Felipe Property is managed by Tanglewood Property Management Company, L.L.C., an affiliate of the borrower, pursuant to a management agreement. Under the 5599 San Felipe Loan documents, the 5599 San Felipe Property may not be managed by any other party except (a) property managers that are qualified managers pursuant to the 5599 San Felipe Loan documents, or (b) a management company approved by the lender to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager if (i) the debt service coverage ratio for the immediately preceding two calendar quarters is less than 1.00x, (ii) an event of default under the 5599 San Felipe Loan occurs and is continuing, (iii) the property manager becomes bankrupt or insolvent or (iv) a material default by the property manager occurs under the management agreement beyond any applicable grace and cure periods.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The property, liability and business interruption insurance coverage required to be maintained under the 5599 San Felipe Loan documents is required to include coverage for losses due to acts of terrorism, including but not limited to, damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists, both foreign and domestic acts of terrorists, in each case in an amount equal to 100% of the “full replacement cost”. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

TWIN CITIES PREMIUM OUTLETS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

Twin Cities Premium Outlets
3965 Eagan Outlets Parkway
Eagan, MN 55122
MINNEAPOLIS-ST PAUL INT'L AIRPORT
Delta Airlines Building C
Fort Snelling National Cemetery
SOUTH LOOP
AMERICAN BLVD
Mall of America
Bloomington
Minnesota Valley National Wildlife Refuge
Long Meadow Lake
Minnesota River
Fort Snelling State Park
Eagan
SIBLEY MEMORIAL HWY
YANKEE DOODLE RD
Fox Ridge Shoppes
Delta Air Lines
Central Park
Quarry Park
Sky Hill Park
Blackhawk Park
Woodhaven Park
DIFFLEY RD
Lake Park
Rahn Park
Meadowland Park
Downing Park
Thomas Lake Park
North River Hills Park
Cliff Lake Centre
CLIFF RD
Town & Country Square
Minneapolis
Saint Paul
Brooklyn Park
Maple Grove
Fridley
Shoreview
Roseville
Plymouth
Golden Valley
St Louis Park
Minnetonka
Edina
Eden Prairie
Bloomington
Inver Grove Heights
Eagan
Burnsville
Apple Valley
Shakopee
Savage
Oakdale
Maplewood
Woodbury
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Eagan, Minnesota	Cut-off Date Principal Balance(2)		$65,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(1)		$218.03
Size (SF)	409,207	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 9/1/2014	96.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2014	96.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2014 / NAP	Mortgage Rate		4.3200%
Appraised Value	$216,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$18,624,938
Underwritten Expenses	$5,970,918	Escrows
Underwritten Net Operating Income (NOI)	$12,654,021		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,170,767	Taxes	$40,000	$17,600
Cut-off Date LTV Ratio(1)	53.2%	Insurance	$57,500	$19,100
Maturity Date LTV Ratio(1)	53.2%	Replacement Reserves	$0	$5,115
DSCR Based on Underwritten NOI / NCF(1)	2.51x / 2.42x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.0% / 10.6%	Other(4)	$14,762,789	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$115,000,000	99.9%	Loan Payoff	$69,650,306	60.5%
Other Sources	100,000	0.1	Principal Equity Distribution	27,308,107	23.7
			Reserves	14,860,289	12.9
			Closing Costs	3,281,298	2.9
Total Sources	$115,100,000	100.0%	Total Uses	$115,100,000	100.0%

(1)	Calculated based on the aggregate balance of the Twin Cities Premium Outlets Whole Loan.
(2)
The Cut-off Date Balance of $65,000,000 represents the controlling note A-1 of a $115,000,000 whole loan evidenced by two pari passu notes. The companion loan is evidenced by the note A-2 with a principal balance of $50,000,000 as of the Cut-off Date that is held outside the Issuing Entity and is expected to be contributed to a future securitization transaction.

(3)	TI/LC Reserves commence on the December 2016 due date and are capped at $2,000,000.
(4)
The other upfront reserves of $14,762,789 represent (i) $14,700,498 for unfunded tenant obligations, (ii) $31,250 for screen wall repair/modification and (iii) $31,041 for free rent. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Twin Cities Premium Outlets Loan”) is part of a whole loan (the “Twin Cities Premium Outlets Whole Loan”) evidenced by two pari passu notes (note A-1 and note A-2) that are together secured by a first mortgage encumbering the borrower’s fee interest in a retail property located in Eagan, Minnesota (the “Twin Cities Premium Outlets Property”). The Twin Cities Premium Outlets Loan (evidenced by note A-1), which represents the controlling interest in the Twin Cities Premium Outlets Whole Loan, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 5.2% of the Initial Pool Balance. The related companion loan (the “Twin Cities Premium Outlets Companion Loan”) (evidenced by note A-2), which is held outside of the Issuing Entity and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $50,000,000. The Twin Cities Premium Outlets Whole Loan was originated on October 14, 2014 by Citigroup Global Markets Realty Corp. The Twin Cities Premium Outlets Whole Loan had an original principal balance of $115,000,000 and each note accrues interest at an interest rate of 4.3200% per annum. The proceeds of the Twin Cities Premium Outlets Whole Loan were primarily used to refinance existing debt on the Twin Cities Premium Outlets Property, fund reserves, pay closing costs and return equity to the borrower sponsor. The Twin Cities Premium Outlets Whole Loan will be serviced under the pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Twin Cities Premium Outlets Loan and the Twin Cities Premium Outlets Companion Loan.

The Twin Cities Premium Outlets Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires interest only payments throughout the term. The scheduled maturity date of the Twin Cities Premium Outlets Loan is the due date in November 2024. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Twin Cities Premium Outlets Whole Loan and (ii) the fourth anniversary of the origination date of the Twin Cities Premium Outlets Whole Loan, the Twin Cities Premium Outlets Loan may be defeased with certain direct non-callable obligations of the United States of America. On or after the due date occurring in August 2024, the borrower will be permitted to prepay the Twin Cities Premium Outlets Whole Loan in whole (but not in part) without incurring a prepayment premium or penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

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The Mortgaged Property. The Twin Cities Premium Outlets Property is a 409,207 SF newly constructed anchored retail outlet shopping center located in Eagan, Minnesota. The Twin Cities Premium Outlets Property was constructed in 2014. The Twin Cities Premium Outlets Property has multiple walkways and patio areas between the buildings and at their perimeters. The patios include seating areas and landscaped elements. Common areas at the Twin Cities Premium Outlets Property consist of a food court dining area, three sets of common restrooms, interior access corridors and the management office.

The Twin Cities Premium Outlets Property opened in August 2014. The tenant mix at the Twin Cities Premium Outlets Property includes, among others: Off Fifth Saks, Nike, Polo, Old Navy, Under Armour, Gap, Armani Outlet, Coach, Movado, Ann Taylor and Brooks Brothers. Parking at the Twin Cities Premium Outlets Property consists of 835 surface parking spaces on site in addition to 1,114 spaces (access to which is granted via perpetual easement) in a parking garage, owned by the Eagan Economic Development Authority, which is located adjacent to the Twin Cities Premium Outlets Property. The total parking ratio is 4.76 spaces per 1,000 SF of net rentable area. As of September 1, 2014 the Total Occupancy and Owned Occupancy were both 96.8%.

The Twin Cities Premium Outlets Property is located in Eagan, Minnesota and is part of the Minneapolis-St. Paul-Bloomington MSA. The Twin Cities Premium Outlets Property is situated approximately 10 miles southeast of downtown Minneapolis and 10 miles southwest of downtown St. Paul. The Twin Cities Premium Outlets Property has frontage along three arterials/connectors: Eagan Outlets Parkway, Nichols Road and Rahn Road. The Twin Cities Premium Outlets Property is accessible from the major local corridors, Highway 13 and Highway 77.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Twin Cities Premium Outlets Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Old Navy	BBB- / Baa3 / BBB-	12,329	3.0%	$347,852	3.2%	$28.21	8/31/2024	1, 5-year option
Gap	BBB- / Baa3 / BBB-	11,500	2.8	342,323	3.1	29.77	8/31/2024	1, 5-year option
Under Armour	NR / NR / NR	12,065	2.9	310,674	2.8	25.75	8/31/2024	NA
Off Fifth Saks	NR / NR / NR	28,000	6.8	280,000	2.5	10.00	8/31/2024	3, 5-year options
Nike	NR / A1 / AA-	17,067	4.2	273,072	2.5	16.00	8/31/2019	3, 5-year options
American Eagle Outfitters	NR / NR / NR	9,000	2.2	257,040	2.3	28.56	1/31/2025	NA
Express	NR / NR / NR	6,716	1.6	240,936	2.2	35.87	1/31/2025	NA
Tommy Hilfiger	NR / NR / NR	8,500	2.1	227,630	2.1	26.78	8/31/2019	1, 5-year option
Banana Republic	BBB- / Baa3 / BBB-	7,500	1.8	224,315	2.0	29.91	8/31/2024	1, 5-year option
Dress Barn	NR / NR / NR	7,151	1.7	220,966	2.0	30.90	12/31/2024	NA
Ten Largest Owned Tenants		119,828	29.3%	$2,724,809	24.8%	$22.74
Remaining Owned Tenants		276,224	67.5	8,275,461	75.2	29.96
Vacant Spaces (Owned Space)		13,155	3.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		409,207	100.0%	$11,000,270	100.0%	$27.77

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Simon Property Group, L.P. (“Simon”), an affiliate of the borrower, estimated sales for the Twin Cities Premium Outlets Property, for the 2015 calendar year, based on similar tenant sales at comparable properties managed by Simon. Projected sales per SF for in-line tenants with less than 10,000 SF were estimated to be approximately $596 per SF with a 10.7% occupancy cost based on underwritten gross rents. The underwritten weighted average base rent, inclusive of rent increases, is approximately 8% below the weighted average market rent. In addition, no single tenant comprises more than 4% of the underwritten gross rent. We cannot assure you that sales at the Twin Cities Premium Outlets Property will not be lower than the figures presented above.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

The following table presents certain information relating to the lease rollover schedule at the Twin Cities Premium Outlets Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	45,139	11.0	11.0%	1,036,783	9.4	22.97	7
2020	0	0.0	11.0%	0	0.0	0.00	0
2021	6,504	1.6	12.6%	172,486	1.6	26.52	1
2022	0	0.0	12.6%	0	0.0	0.00	0
2023	0	0.0	12.6%	0	0.0	0.00	0
2024	216,077	52.8	65.4%	6,580,278	59.8	30.45	59
2025 & Thereafter	128,332	31.4	96.8%	3,210,724	29.2	25.02	25
Vacant	13,155	3.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	409,207	100.0%		$11,000,270	100.0%	$27.77	92

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Twin Cities Premium Outlets Property:

Historical Leased %(1)(2)
As of 9/1/2014
Owned Space	96.8%

(1)	As provided by borrower.
(2)	Historical occupancy is unavailable as the Twin Cities Premium Outlets Property was constructed in 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Twin Cities Premium Outlets Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$10,470,627	$25.59
Contractual Rent Steps(4)	529,643	1.29
Percentage Rent(5)	1,002,910	2.45
Gross Up Vacancy	650,562	1.59
Total Rent	$12,653,742	$30.92
Total Reimbursables	6,172,352	15.08
Other Income(6)	449,406	1.10
Vacancy & Credit Loss	(650,562)	(1.59)
Effective Gross Income	$18,624,938	$45.51

Real Estate Taxes	$2,512,142	$6.14
Insurance	217,595	0.53
Management Fee	493,299	1.21
Other Operating Expenses	2,747,882	6.72
Total Operating Expenses	$5,970,918	$14.59

Net Operating Income	$12,654,021	$30.92
TI/LC	421,872	1.03
Capital Expenditures	61,381	0.15
Net Cash Flow	$12,170,767	$29.74

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical operating statements were unavailable as the Twin Cities Premium Outlets Property was constructed in 2014.
(3)	Underwritten cash flow is based on the September 1, 2014 rent roll.
(4)
Contractual rent steps were underwritten based upon the terms of the leases through September 1, 2015 and the present-value of the rent increases over the 10-year loan term for the nine investment grade credit tenants at the Twin Cities Premium Outlets Property. The investment grade credit tenants are: Polo, Old Navy (Gap), Nike, Starbucks, GAP, 7 For All Mankind (VF Corporation), Banana Republic (Gap), Converse (Nike), and Lucy (VF Corporation). The rent increases for the credit tenants are cut-off at the end of the lease year where the respective kick-out clauses become effective. This ranged from the end of the third lease year to the end of the fifth lease year for these tenants.

(5)
Percentage rent includes rent for the following four tenants: Polo, Off Fifth Saks, Coach, and Armani. The amount underwritten for each tenant is based upon projected sales of $1,016/SF, $318/SF, $1,915/SF, and $725/SF, respectively; projected sales are based on the year 1 budget submitted by the borrower.

(6)	Other income includes kiosk, seasonal and specialty leases and sign energy income.

■	Appraisal. According to the appraisal, the Twin Cities Premium Outlets Property had an “as-is” appraised value of $216,000,000 as of an effective date of September 4, 2014.

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Environmental Matters. The Phase I environmental report received on the Twin Cities Premium Outlets Property, dated October 9, 2014, recommended no further action at the Twin Cities Premium Outlets Property, but identified as a controlled recognized environmental condition (CREC) resulting from historic operations involving the use of underground storage tanks (USTs) for which the environmental databases identified historic leaks. The historic leaking USTs received closure from the appropriate regulatory authority. In certain instances, regulatory closure allowed certain impacts from the leaking USTs to remain in place. Prior to redevelopment, a response action plan (RAP) and construction contingency plan (CCP) were prepared for the Twin Cities Premium Outlets Property, which were designed to address any such remaining impacts encountered during construction. The RAP and CCP were approved by the Minnesota Pollution Control Agency (MPCA), and were implemented during redevelopment, including the installation under a portion of the northern building of a passive sub-slab vapor mitigation system. Based on the response actions taken, as well as the results of the environmental screening and chemical analysis, a request has been submitted to the MPCA to issue a no further action (NFA) determination for the Twin Cities Premium Outlets Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

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Market Overview and Competition. The Twin Cities Premium Outlets Property is an anchored retail outlet center in Eagan, Minnesota which is part of the Minneapolis-St. Paul-Bloomington MSA along the eastern boundary of the State of Minnesota at the border between Minnesota and Wisconsin. The region is home to approximately 1,651 lakes and benefits from its location along the Mississippi River both in terms of commercial transportation and recreation. Per the appraisal, the area is home to 19 Fortune 500 companies, including: United Health Group, Target, Best Buy, CHS and Supervalu. Per the appraisal, the MSA had a total 2012 population of approximately 3.3 million and experienced an annual growth rate of 0.7%. The 2012 number of households in the MSA was approximately 1.3 million with a 2012 median household income of $61,412. Top employers within the area include, among others: the State of Minnesota, US Federal Government, Mayo Clinic, Target Corporation, University of Minnesota, Wal-Mart Stores, Inc. and United Health Group.

The Twin Cities Premium Outlets Property is located in Eagan, Minnesota within Dakota County. According to the appraisal, the Twin Cities Premium Outlets Property is approximately five miles south of the Mall of America which receives over 40 million visitors annually. According to the appraisal, the 2013 population within a one, three and five-mile radius, of the Twin Cities Premium Outlets Property, was 7,875, 59,722 and 160,954, respectively. The 2013 average household income within a one, three and five-mile radius was $67,409, $85,138 and $84,188, respectively. Per the appraisal, as of year-end 2013, the Minneapolis/St. Paul retail market consisted of approximately 188 million SF with a vacancy rate of 5.2% and an average asking rent of $13.15 per SF and positive net absorption of 387,833 SF.

The following table presents certain information relating to the primary competition for the Twin Cities Premium Outlets Property:

Competitive Set(1)
	Twin Cities Premium Outlets	Albertville Premium Outlets	Preferred Outlets at Medford	Victory Village
Distance from Subject	-	46.0 miles	47.9 miles	33.1 miles
Property Type	Traditional Outlet Mix	Traditional Outlet Mix	Traditional Outlet Mix	Traditional Outlet Mix
Year Built / Renovated	2014	2000	1991 / 1999	2003
Total GLA	409,117	397,609	223,660	226,750
Total Occupancy	97.3%	100.0%	74.3%	96.7%
Anchors	Gap, Under Armour, Polo, Off Fifth Saks, Nike Factory, Old Navy	Nike, Polo, Gap, Old Navy	Nike, Gap, Eddie Bauer, Gymboree	Gap, Old Navy, Polo
	The Outlet Shoppes at Oshkosh	Timmerman Plaza	Mall of America
Distance from Subject	289 miles	338 miles	5 miles
Property Type	Traditional Outlet Mix	Traditional Outlet Mix	Traditional Super-Regional Mall Mix
Year Built / Renovated	1970	1997 / 2002	1992 / 2005
Total GLA	276,607	301,560	2,769,954
Total Occupancy	98.7%	84.3%	100.0%
Anchors	Gap, Old Navy, Polo	Walmart, JCPenney Outlet	Champs Sports, Macy’s, Nordstrom, Sears

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

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The Borrower. The borrower is Twin Cities Outlets Eagan LLC, a single-purpose, single-asset entity. The borrower is a joint venture between affiliates of Paragon Outlets (an affiliate of The Lightstone Group) and Simon Property Group, L.P. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Twin Cities Premium Outlets Whole Loan. David Lichtenstein is the non-recourse carveout guarantor under the Twin Cities Premium Outlets Whole Loan. David Lichtenstein is the CEO of The Lightstone Group, which he founded in 1988 and is one of the largest privately held real estate companies in the United States. David Lichtenstein directs all aspects of the acquisition, financing and management of a diverse portfolio of multifamily apartments, in addition to office, lodging and industrial properties in 24 states, the District of Columbia, Puerto Rico and Canada.

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Escrows. In connection with the origination of the Twin Cities Premium Outlets Whole Loan, the borrower funded aggregate reserves of $14,860,289 with respect to the Twin Cities Premium Outlets Property, comprised of (i) $40,000 for real estate taxes, (ii) $57,500 for insurance premiums, (iii) $14,700,498 for unfunded tenant obligations, (iv) $31,250 for the possible repair/modification of screen walls and (v) $31,041 for free rent due to tenants.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Twin Cities Premium Outlets Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Twin Cities Premium Outlets Whole Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in the amount of $5,115 for replacements to the Twin Cities Premium Outlets Property and (iv) beginning on the due date occurring in December 2016, a reserve in the amount of $34,101 for tenant improvements and leasing commissions capped at $2,000,000.

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Lockbox and Cash Management. The Twin Cities Premium Outlets Whole Loan requires a hard lockbox, which is already in place, with springing cash management. The loan documents require the borrower to cause all rents to be paid directly to a lender-controlled lockbox account. The loan documents also require that all rents and other amounts received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. On each business day that no Twin Cities Premium Outlets Trigger Period is continuing, all amounts in the lockbox account are required to be swept to an operating account of the borrower. During the continuance of a Twin Cities Premium Outlets Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the Twin Cities Premium Outlets Whole Loan documents is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Funds in the excess cash flow reserve are (i) to the extent no Twin Cities Premium Outlets Trigger Period is continuing, to be swept into the borrower’s operating account, and (ii) to the extent a Twin Cities Premium Outlets Trigger Period is continuing, to be held by the lender as additional collateral for the Twin Cities Premium Outlets Whole Loan. After the occurrence and during the continuance of an event of default under the Twin Cities Premium Outlets Whole Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Twin Cities Premium Outlets Whole Loan (and/or toward the payment of expenses of the Twin Cities Premium Outlets Property), in such order of priority as the lender may determine.

A “Twin Cities Premium Outlets Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Twin Cities Premium Outlets Whole Loan documents (ii) the debt service coverage ratio being less than 1.25x and (iii) the occurrence of a Twin Cities Premium Outlets Specified Tenant Trigger Period; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default under the Twin Cities Premium Outlets Whole Loan documents, (y) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Twin Cities Premium Outlets Specified Tenant Trigger Period ceasing to be in effect.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

A “Twin Cities Premium Outlets Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space (other than as a result of casualty/condemnation or ordinary closures for repairs/renovations), (iii) a Specified Tenant giving notice that it is terminating its lease, (iv) any termination, cancellation or failure to be in full force and effect of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of any Specified Tenant, (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior the earlier of 12 months prior to the expiration of the lease term and the date on which notice is required under such lease and (vii) any credit rated Specified Tenant no longer maintaining a long term unsecured debt rating of BBB- (or its equivalent) from each of the rating agencies which rate such entity; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the cure of the applicable event giving rise to the Twin Cities Premium Outlets Specified Tenant Trigger Period in accordance with applicable terms and conditions of the Twin Cities Premium Outlets Whole Loan documents, or (2) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions in the Twin Cities Premium Outlets Whole Loan documents and the applicable tenant under the lease paying the full amount of the rent due under its lease.

A “Specified Tenant” means (i) any tenant (or affiliate thereof) that is a party to any lease which, together with the lease(s) with any of its affiliates, (A) accounts for 10% or more of the total rental income for the Twin Cities Premium Outlets Property or (B) demises 10% or more of the Twin Cities Premium Outlets Property’s total gross leasable area, (ii) any of the Stipulated Tenants and (iii) any lease guarantor(s) of the foregoing.

A “Stipulated Tenant” means Coach, Tommy Hilfiger, Gap and J.Crew (provided that, such tenants are only deemed Stipulated Tenants under the Twin Cities Premium Outlets Whole Loan documents to the extent that circumstances exist with respect to two or more of the foregoing that would, if such tenants were Specified Tenants, cause a Twin Cities Premium Outlets Specified Tenant Trigger Period to exist with respect to such tenants).

■
Property Management. The Twin Cities Premium Outlets Property is currently managed by Simon Management Associates, II, LLC and CPG Partners, L.P., pursuant to a management agreement. Under the Twin Cities Premium Outlets Whole Loan documents, the Twin Cities Premium Outlets Property may not be managed by any other party, other than, so long as no event of default under the Twin Cities Premium Outlets Whole Loan documents is continuing and certain other conditions contained in the Twin Cities Premium Outlets Whole Loan documents are satisfied, a property manager approved by the lender and either (x) (1) is a reputable management company having at least 5 years’ experience in the management of comparable properties, (2) has, for at least 5 preceding years managed at least 5 comparable properties of approximately the same size as the Twin Cities Premium Outlets Property, (3) is managing comparable properties (exclusive of the Twin Cities Premium Outlets Property) with aggregate leasable square footage at least equal to the greater of (A) 1,000,000 leasable square feet and (B) 5 times the leasable square footage of the Twin Cities Premium Outlets Property and (4) is not the subject of any bankruptcy proceeding or (y) with respect to which a Rating Agency Confirmation has been received. The lender may replace or require the borrower to replace the property manager (i) if the property manager becomes insolvent or a party to bankruptcy proceedings, (ii) there exists an event of default under the Twin Cities Premium Outlets Whole Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) there exists a material default by property manager under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TWIN CITIES PREMIUM OUTLETS

■
Terrorism Insurance. The policies of insurance required under the Twin Cities Premium Outlets Loan documents may not exclude terrorism coverage, provided, that if TRIPRA (or any applicable subsequent program) is not in effect and any policy excludes terrorism coverage, borrower is required to obtain, to the extent available, a stand-alone policy that provides for such coverage (provided, that the borrower will not be required to spend more than two times the amount of the annual insurance premium for the policies required under the Twin Cities Premium Outlets Loan agreement (without giving effect to the terrorism coverage components of such policies), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. The terrorism insurance is required to contain a deductible that is no larger than $100,000, provided, that, borrower may increase such deductible so long as borrower deposits with lender cash or a letter of credit in an amount equal to the excess of any applicable deductible over $100,000 to be held by lender as additional security for the Twin Cities Premium Outlets Whole Loan. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

INDIANA
KENTUCKY
Louisville
Prospect
Utica
Orchard Grass Hills
Green Spring
Worthington Hills
Clarksville
New Albany
Jeffersonville
Glenview
Spring Valley
Murray Hill
Creekside
Riverwood
Graymoor-devondale
Rolling Hills
Hickory Hill
Indian Hills
Woodlawn Park
Anchorage
Lyndon
Crescent Hill
St Matthews
Middletown
Blue Ridge Manor
Woodland Hills
Douglass Hills
Hurstbourne
Hurstbourne Acres
Wellington
Parkway Village
Audubon Park
Watterson Park
West Buechel
Jeffersontown
Newburg
Hollow Creek
The Summit Mall
Ohio River
Louisville International Airport
UPS Worldport Hub
Bowman Field
Oxmoor Center Mall
Jefferson Mall
Bashford Mall
Green Tree Mall
Univ Of Louisville -Shelby Campus
Louisville Slugger Park
Jewish Hospital and St Mary's Healthcare
Southern Baptist Theological Sem
Bellarmine University
University of Louisville
Papa John's Cardinal Stadium
Churchill Downs
Six Flags Kentucky Kingdom
Louisville Country Club
Cherokee Golf Course
Seneca Golf Course
Wildwood Country Club
Woodhaven Country Club
Iroquois Park
CARTIFACT
1
2
3
4
5
6
7
8
9
10
11

Fenley Office Portfolio

	Property Name	*Address*	*City/State*	*Zip Code*
1	One Olympia Park Plaza	4801 Olympia Park Plaza	Louisville, KY	40241
2	Two and Three Corporate Center	9900 & 9920 Corporate Campus Drive	Louisville, KY	40223
3	614 & 620 West Main Street	614 & 620 West Main Street	Louisville, KY	40202
4	Five Corporate Center	9960 Corporate Campus Drive	Louisville, KY	40223
5	Fenley Office Park Building C	4969 US Highway 42	Louisville, KY	40222
6	One Triton Office Park	13551 Triton Park Boulevard	Louisville, KY	40223
7	One Corporate Center	9931 Corporate Campus Drive	Louisville, KY	40223
8	Fenley Office Park Building B	4965 US Highway 42	Louisville, KY	40222
9	Fenley Office Park Building A	4967 US Highway 42	Louisville, KY	40222
10	Six Corporate Center	9780 Ormsby Station Road	Louisville, KY	40223
11	Browenton Place	2000 Warrington Way	Louisville, KY	40222

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	11	Loan Seller	CGMRC
Location (City/State)	Louisville, Kentucky	Cut-off Date Principal Balance(3)	$46,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$114.85
Size (SF)	922,903	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 6/1/2014	91.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2014	91.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	4.8200%
Appraised Value(1)	$148,600,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	24

Underwritten Revenues	$17,503,089
Underwritten Expenses	$6,665,695	Escrows
Underwritten Net Operating Income (NOI)	$10,837,394	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,729,196	Taxes	$592,850	$84,693
Cut-off Date LTV Ratio(1)(2)	71.3%	Insurance	$25,191	$12,595
Maturity Date LTV Ratio(2)	61.4%	Replacement Reserve(4)	$0	$15,382
DSCR Based on Underwritten NOI / NCF(2)	1.62x / 1.45x	TI/LC(5)	$0	$76,908
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.2%	Other(6)	$310,251	$116,643

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$106,000,000	89.8%	Loan Payoff	$109,824,762	93.1%
Subordinate Debt	11,000,000	9.3	Other Uses(7)	5,500,000	4.7
Other Sources	988,000	0.8	Closing Costs	1,734,946	1.5
			Reserves	928,292	0.8
Total Sources	$117,988,000	100.0%	Total Uses	$117,988,000	100.0%

(1)
Appraised Value is based on “as-is” portfolio value. The aggregate appraised “as-is” value of the mortgaged properties on an individual basis is $139,450,000, which results in a Cut-off Date LTV Ratio of 76.0%. See “—Appraisal” below.

(2)	Calculated based on the aggregate principal balance of the Fenley Office Portfolio Whole Loan.
(3)
The Cut-off Date Balance of $46,000,000 represents note A-2 of a $106,000,000 whole loan evidenced by two pari passu notes. The companion loan is the note A-1 in the principal balance of $60,000,000 as of the Cut-off Date is held outside the Issuing Entity and was contributed to the CGCMT 2014-GC25 transaction.

(4)	The Replacement Reserve is capped at $750,000. See “—Escrows” below.
(5)
The TI/LC Reserve is capped at $2,000,000. Additionally, the TI/LC Reserve monthly deposit will increase to $153,817 upon the earlier to occur of August 6, 2016 and the amount in the TI/LC Reserve account being equal to or greater than $2,000,000. See “—Escrows” below.

(6)
The Other upfront reserve of $310,251 represents a deferred maintenance reserve ($122,438) and an unfunded obligations reserve ($187,813). The Other monthly reserve represents an unfunded obligations reserve. The unfunded obligations reserve is capped at $466,571. See “—Escrows” below.

(7)	Other Uses consist of a total of $5,500,000 used to buy out the ownership interests of prior partners in Fenley Real Estate.

■
The Mortgage Loan. The mortgage loan (the “Fenley Office Portfolio Loan”) is part of a Whole Loan (the “Fenley Office Portfolio Whole Loan”) evidenced by two pari passu notes that are together secured by first mortgages encumbering the borrower’s fee interests in 11 properties, comprised of 13 office buildings, located in Louisville, Kentucky (collectively, the “Fenley Office Portfolio Properties”). The Fenley Office Portfolio Loan to be contributed to the Issuing Entity (which is evidenced by note A-2 and represents the non-controlling interest in the Fenley Office Portfolio Whole Loan) had an original principal balance of $46,000,000, has an outstanding principal balance as of the Cut-off Date of $46,000,000 and represents approximately 3.7% of the Initial Pool Balance. The related companion loan (the “Fenley Office Portfolio Companion Loan”) (which is evidenced by note A-1 and represents the controlling interest in the Fenley Office Portfolio Whole Loan) was contributed to the CGCMT 2014-GC25 transaction, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000. The Fenley Office Portfolio Whole Loan was originated by Citigroup Global Markets Realty Corp. on August 1, 2014. The Fenley Office Portfolio Whole Loan had an original principal balance of $106,000,000 and has an outstanding principal balance as of the Cut-off Date of $106,000,000 and each of the Fenley Office Portfolio Loan and Fenley Office Portfolio Companion Loan accrues interest at an interest rate of 4.8200% per annum. The proceeds of the Fenley Office Portfolio Whole Loan were primarily used to refinance the Fenley Office Portfolio Properties. The Fenley Office Portfolio Whole Loan will be serviced under the CGCMT 2014-GC25 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Fenley Office Portfolio Loan and the Fenley Office Portfolio Companion Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

The Fenley Office Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The Fenley Office Portfolio Whole Loan requires interest only payments on each due date through and including the due date occurring in August 2016 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date for the Fenley Office Portfolio Whole Loan is the due date in August 2024. Voluntary prepayment of the Fenley Office Portfolio Whole Loan is permitted on or after the due date in June 2024 without payment of any prepayment premium or yield maintenance premium. Provided no event of default is continuing, defeasance of the Fenley Office Portfolio Whole Loan in whole, or in part (see “—Release of Collateral” below) with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Properties. The Fenley Office Portfolio Properties consist of a mix of 13 Class A and Class B office buildings located in Louisville, Kentucky. The Fenley Office Portfolio Properties were constructed between 1986 and 2002 and are located within the Louisville CBD, Hurstbourne Parkway/Shelbyville Road and Interstate 71/Brownsboro submarkets. As of June 1, 2014, Total Occupancy and Owned Occupancy were both 91.5%.

The following table presents certain information relating to the Fenley Office Portfolio Properties:

Property Name	Submarket	Year Built	Building GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value(2)	UW Gross Rent $ per SF	UW NCF
One Olympia Park Plaza	Interstate 71/ Brownsboro Road	2000-2001	119,587	92.4%	$10,075,472	16.8%	$22,300,000	$24.09	$1,570,375
Two and Three Corporate Center	Hurstbourne Parkway/ Shelbyville Road	1997	145,434	97.9%	9,056,604	15.1	20,700,000	18.19	1,400,371
614 & 620 West Main Street	Central Business District	1992-1993, 2002	137,595	88.3%	7,358,491	12.3	17,350,000	18.05	1,136,292
Five Corporate Center	Hurstbourne Parkway/ Shelbyville Road	1999	115,981	85.2%	6,792,453	11.3	16,100,000	20.55	1,060,856
Fenley Office Park Building C	Interstate 71/ Brownsboro Road	2000-2001	62,934	94.4%	5,490,566	9.2	12,250,000	25.71	1,007,969
One Triton Office Park	Hurstbourne Parkway/ Shelbyville Road	2001	104,303	95.3%	5,094,340	8.5	12,600,000	18.29	991,184
One Corporate Center	Hurstbourne Parkway/ Shelbyville Road	1995-1996	77,862	92.0%	4,924,528	8.2	11,400,000	20.92	852,664
Fenley Office Park Building B	Interstate 71/ Brownsboro Road	1996	45,349	93.2%	3,679,245	6.1	8,500,000	23.87	607,479
Fenley Office Park Building A	Interstate 71/ Brownsboro Road	1995	44,844	83.0%	3,509,434	5.8	8,700,000	23.56	494,768
Six Corporate Center	Hurstbourne Parkway/ Shelbyville Road	2000	35,022	91.4%	2,094,340	3.5	4,950,000	20.46	332,942
Browenton Place	Interstate 71/ Brownsboro Road	1986-1987	33,992	87.3%	1,924,528	3.2	4,600,000	20.01	274,297
Total / Wtd. Avg.			922,903	91.5%	$60,000,000	100.0%	$148,600,000	$20.68	$9,729,196

(1)	Occupancy as of June 1, 2014.
(2)
The appraised value of $148,600,000 represents the “as-is” appraised value of the Fenley Office Portfolio Properties as a combined portfolio. The aggregate “as-is” appraised values of the 11 individual Fenley Office Portfolio Properties is $139,450,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

The following table presents certain information relating to the major tenants at the Fenley Office Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
ADP, Inc.(2)	NR/Aa1/AA	47,640	5.2%	$928,980	5.7%	$19.50	7/31/2015	1, 5-year option
Vogt Power Int’l Inc.(3)	NR/NR/NR	52,070	5.6	857,593	5.3	16.47	2/28/2022	1, 5-year option
UBS PaineWebber, Inc.(4)	A/A2/A	26,102	2.8	733,664	4.5	28.11	3/31/2018	2, 5-year options
AAF-McQuay(5)	NR/NR/NR	40,900	4.4	706,128	4.3	17.26	6/30/2027	2, 5-year options
Norton Properties, Inc.	NR/NR/NR	29,221	3.2	650,459	4.0	22.26	10/31/2022	2, 5-year options
Century Mortgage Co	NR/NR/NR	31,860	3.5	597,375	3.7	18.75	4/30/2018	1, 5-year option
Doe-Anderson Advertising	NR/NR/NR	29,214	3.2	511,245	3.1	17.50	12/31/2021	1, 5-year option
CNE Gas Holdings(6)	NR/NR/NR	23,669	2.6	486,871	3.0	20.57	2/28/2018	2, 3-year options
Morgan Stanley(7)	A/Baa2/A-	17,098	1.9	477,192	2.9	27.91	11/30/2022	3, 3-year options
CBS Interactive Inc.(8)(9)	BBB/Baa2/BBB	28,519	3.1	472,789	2.9	16.58	12/31/2021	2, 2-year options
Ten Largest Tenants		326,293	35.4%	$6,422,296	39.4%	$19.68
Remaining Tenants		518,605	56.2	9,859,896	60.6	19.01
Vacant		78,005	8.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		922,903	100.0%	$16,282,192	100.0%	$17.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
ADP, Inc. has the option to terminate its lease at any time with at least 12 months’ notice and payment of a fee equal to the unamortized portion of leasing commissions. ADP, Inc. also has the option to reduce its space by 5,000 SF with at least three months’ notice and payment of both (x) a termination fee equal to the unamortized portion of the landlord’s work and leasing commissions and (y) three months’ rent allocable to the reduced space.

(3)
Vogt Power Int’l Inc. has a one-time option to terminate its lease on February 28, 2019 with at least nine months’ notice and payment of a termination fee equal to three months rent plus the unamortized portion of the construction allowance and commissions within 30 days of such notice.

(4)
UBS PaineWebber, Inc. has the one-time option to terminate its lease on December 1, 2015 with at least nine months’ notice and payment of a termination fee equal to the unamortized portion of the construction allowance and commissions.

(5)	AAF-McQuay has the one-time option to terminate its lease on June 30, 2022 with at least 12 months prior notice.
(6)	CNE Gas Holdings has the one-time option to terminate its lease on February 29, 2016 with at least six months prior notice and payment of a termination fee of $309,142.
(7)	Morgan Stanley has the one-time option to terminate its lease on August, 31 2018 with at least 12 months prior notice and payment of a termination fee equal to $426,041.
(8)
CBS Interactive Inc. has the one time right to terminate its lease on September 30, 2019 with at least six months prior written notice and payment of a termination fee equal to the unamortized portion of the actual amounts incurred by the landlord for brokerage commissions.

(9)
CBS Interactive, Inc. has an executed lease, but has not yet taken occupancy or commenced paying rent with respect to 5,718 SF of their space. CBS Interactive, Inc. is expected to take occupancy and begin paying rent in January 2015. With respect to the 5,718 SF of space as to which CBS Interactive, Inc. is expected to take occupancy in January 2015, we cannot assure you that they will take occupancy and begin paying rent as expected or at all.

The following table presents the lease rollover schedule at the Fenley Office Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	97,916	10.6	10.6%	1,903,506	11.7	19.44	12
2016	151,104	16.4	27.0%	2,847,049	17.5	18.84	23
2017	52,509	5.7	32.7%	1,132,536	7.0	21.57	11
2018	148,962	16.1	48.8%	3,049,790	18.7	20.47	19
2019	79,707	8.6	57.4%	1,522,216	9.3	19.10	14
2020	17,535	1.9	59.3%	339,391	2.1	19.36	3
2021	75,204	8.1	67.5%	1,379,053	8.5	18.34	11
2022	98,389	10.7	78.2%	1,985,244	12.2	20.18	7
2023	36,735	4.0	82.1%	502,549	3.1	13.68	5
2024	0	0.0	82.1%	0	0.0	0.00	0
2025 & Thereafter	86,837	9.4	91.5%	1,620,858	10.0	18.67	8
Vacant	78,005	8.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	922,903	100.0%		$16,282,192	100.0%	$17.64	113

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the applicable lease and that are not considered in the Lease Expiration Schedule.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

The following table presents certain information relating to historical leasing at the Fenley Office Portfolio Properties:

Historical Leased %(1)

2011	2012	2013	As of 6/1/2014
85.0%	87.3%	89.6%	91.5%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fenley Office Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 5/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$13,558,445	$14,626,833	$15,376,676	$15,228,515	$15,320,909	$16.60
Contractual Rent Steps(2)	0	0	0	0	961,283	1.04
Gross Up Vacancy	0	0	0	0	1,633,048	1.77
Total Rent	$13,558,445	$14,626,833	$15,376,676	$15,228,515	$17,915,240	$19.41
Total Reimbursables	949,606	200,105	62,014	339,851	1,109,253	1.20
Other Income(3)	188,255	272,996	169,231	178,661	112,058	0.12
Vacancy & Credit Loss	(48,883)	0	0	0	(1,633,463)	(1.77)
Effective Gross Income	$14,647,422	$15,099,935	$15,607,921	$15,747,027	$17,503,089	$18.97

Real Estate Taxes	$938,545	$983,749	$967,920	$967,918	$1,020,447	$1.11
Insurance	88,409	148,006	93,626	131,766	143,948	0.16
Management Fee	418,808	293,774	315,792	316,941	525,093	0.57
Other Operating Expenses	4,408,969	3,757,638	3,710,618	4,106,207	4,976,207	5.39
Total Operating Expenses	$5,854,731	$5,183,168	$5,087,955	$5,522,832	$6,665,695	$7.22

Net Operating Income	$8,792,691	$9,916,766	$10,519,966	$10,224,196	$10,837,394	$11.74
TI/LC	0	0	0	0	920,147	1.00
Replacement Reserves	0	0	0	0	188,051	0.20
Net Cash Flow	$8,792,691	$9,916,766	$10,519,966	$10,224,196	$9,729,196	$10.54

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through March 1, 2015.
(3)	Other Income includes basement storage rental income and signage income.

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Appraisal. As of the appraisal valuation date of July 1, 2014, the Fenley Office Portfolio Properties had an aggregate “as-is” appraised value of $148,600,000, which represents the appraised value for the Fenley Office Portfolio Properties on a portfolio basis, as compared to the aggregate “as-is” appraised value of $139,450,000 for the 11 individual Fenley Office Portfolio Properties.

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Environmental Matters. Based on the Phase I environmental reports dated July 14, 2014 and July 15, 2014, there were no recommendations for further action other than, with respect to the Browenton Place property, an operations and maintenance plan for asbestos, which was implemented in connection with the origination of the Fenley Office Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

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Market Overview and Competition. The Fenley Office Portfolio Properties consist of 11 office properties comprising 13 office buildings and an aggregate of 922,903 SF, all of which are located in Louisville, Kentucky. The Louisville office market had a vacancy rate of 10.1% and positive net absorption of 308,876 SF as of the first quarter of 2014. The average rental rate for Class A and Class B office space was $20.33 and $14.57 respectively, as of the first quarter of 2014. According to the appraisal, the Fenley Office Portfolio Properties are spread across the Hurstbourne Parkway/Shelbyville Road submarket, Interstate 71/Brownsboro submarket and the Louisville CBD submarket.

The Hurstbourne Parkway/Shelbyville Road submarket encompasses five of the 11 Fenley Office Portfolio Properties. According to the appraisal, the 2014 populations within a one-, three- and five-mile radius of the subject properties range from 2,501 to 8,961, 38,014 to 72,736 and 111,688 to 180,575 respectively. According to the appraisal, estimated 2014 average household income within a one-, three- and five-mile radius of the subject properties range from $102,877 to 125,053, $91,347 to 111,100 and $92,393 to 104,639, respectively. According to a market report, as of the first quarter of 2014, the Hurstbourne Parkway/Shelbyville Road submarket had an inventory of 6,307,396 SF in 277 properties with an overall vacancy rate of 10.7% and positive YTD net absorption of 7,753 SF, and the average rental rate for the Hurstbourne Parkway/Shelbyville Road submarket was $19.09 per SF.

The Interstate 71/Brownsboro submarket encompasses five of the 11 Fenley Office Portfolio Properties. According to the appraisal, the 2014 populations within a one-, three- and five-mile radius of the subject properties range from 4,959 to 8,392, 55,246 to 67,540 and 120,279 to 179,839 respectively. According to the appraisal, estimated 2014 average household incomes within a one-, three and five-mile radius of the subject properties range from $114,703 to 115,068, $92,175 to 107,207 and $87,639 to 106,717 respectively. According to a market report, as of the first quarter of 2014, the Interstate 71/Brownsboro submarket had an inventory of 3,140,174 SF in 198 properties with an overall vacancy rate of 7.6% and positive YTD net absorption of 209,167 SF, and the average rental rate for the Interstate 71/Brownsboro submarket was $17.23 per SF.

The Louisville CBD submarket encompasses one of the 11 Fenley Office Portfolio Properties and is home to the headquarters of Louisville’s nine largest financial institutions, Louisville’s 21 largest law firms, and six of the top 10 stock brokerage firms in Louisville. According to the appraisal, the 2014 population within a one-, three- and five-mile radius of the subject property is 11,314, 107,284 and 251,237 respectively. According to the appraisal, estimated 2014 average household income within a one-, three and five-mile radius of the subject property is $28,099, $38,077 and $47,743 respectively. According to a market report, as of the first quarter of 2014, the Louisville CBD submarket had an inventory of 15,674,348 SF in 293 properties with an overall vacancy rate of 11.3% and positive YTD net absorption of 47,312 SF, and the average rental rate for the Louisville CBD submarket was $16.83 per SF.

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The Borrower. The borrower of the Fenley Office Portfolio Whole Loan is Fenley Portfolio Trust I, LLC, a single-purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fenley Office Portfolio Loan. David H. Fenley is the guarantor of the non-recourse carveouts under the Fenley Office Portfolio Loan. David H. Fenley is the president and co-founder of Fenley Real Estate. Fenley Real Estate was founded in 1994 and is the largest privately-held development, management and investment company of Class A properties in Kentucky. Fenley Real Estate is headquartered in Louisville, Kentucky and currently owns and manages 21 properties and over 1.5 million square feet of Class A corporate offices.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

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Escrows. In connection with the origination of the Fenley Office Portfolio Whole Loan, the borrowers funded aggregate reserves of $928,292 with respect to the Fenley Office Portfolio Properties, comprised of: (i) $592,850 for real estate taxes; (ii) $25,191 for insurance premiums; (iii) $122,438 for deferred maintenance consisting of various immediate repairs across the Fenley Office Portfolio Properties; and (iv) $187,813 for unfunded obligations related to free rent of various tenants across the Fenley Office Portfolio Properties.

On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in the amount of $15,382, subject to a cap of $750,000, (iv) a TI/LC reserve in the amount of $76,908, provided however, upon the earlier to occur of the 24th monthly due date and the first date on which the amount in the TI/LC Reserve account is equal to or greater than $2,000,000, the monthly deposit amount will increase to $153,817, subject to a cap of $2,000,000; and (v) an unfunded obligations reserve in the amount of $116,643 with respect to certain unfunded obligations owed to various tenants at the Fenley Office Portfolio Properties, subject to a cap of $466,571.

In addition, on each due date during the continuance of a Fenley Office Portfolio Trigger Period commencing upon an ADP Sweep Event, the borrower will be required to fund a reserve (the “ADP Reserve”) in the amount of all excess cash flow for tenant improvements and leasing commissions with respect to the premises leased by ADP, Inc., subject to a cap of $461,450.

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Lockbox and Cash Management. The Fenley Office Portfolio Whole Loan requires a hard lockbox in the name of the borrower subject to the control of the lender, which is already in place. Pursuant to the loan documents, the borrower is required to direct all tenants to deposit all rents into the lockbox account during the term of the Fenley Office Portfolio Whole Loan. So long as a Fenley Office Portfolio Trigger Period is not then in effect, all funds in the lockbox will be remitted on each business day to the borrower’s operating account. Upon the first occurrence of a Fenley Office Portfolio Trigger Period, the lender, on borrower’s behalf, will establish an eligible cash management account (“Cash Management Account”) with the lender or the servicer. If a Fenley Office Portfolio Trigger Period has occurred and is continuing, all funds in the lockbox will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the Cash Management Account to pay debt service, mezzanine debt service, operating expenses of the Fenley Office Portfolio Properties and to fund required reserves in accordance with the loan documents. After the foregoing disbursements are made and so long as Fenley Office Portfolio Trigger Period is continuing, all excess cash is either (i) trapped in an excess cash account and held as additional collateral for the Fenley Office Portfolio Whole Loan, or (ii) if the Fenley Office Portfolio Trigger Period is caused by a mezzanine event of default, disbursed to the mezzanine lender. During the continuance of an event of default under the Fenley Office Portfolio Whole Loan, the lender may apply any funds in the Cash Management Account to amounts payable under the Fenley Office Portfolio Whole Loan and/or toward the payment of expenses of the Fenley Office Portfolio Properties, in such order of priority as the lender may determine.

A “Fenley Office Portfolio Trigger Period” means the period (A) commencing upon the earliest of, (i) the occurrence and continuance of an event of default, (ii) the occurrence and continuance of a mezzanine loan event of default, (iii) the debt service coverage ratio (as calculated under the loan documents, including mezzanine debt service) falling below 1.10x and (iv) the occurrence of an ADP Sweep Event; and (B) expiring upon: (w) in the case of clause (i) above, the cure (if applicable) of such event of default; (x) in the cause of clause (ii) above, written notice from the mezzanine lender that all mezzanine loan event of defaults have been cured; (y) in the case of clause (iii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; (z) in the case of clause (iv) above, the date on which funds on deposit in the ADP Reserve equals $461,450.

An “ADP Sweep Event” means the earlier to occur of (i) July 31, 2015 and (ii) the date that is three months prior to the scheduled expiration date of the ADP Lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

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Property Management. The Fenley Office Portfolio Properties are currently managed by FAM, LLC (d/b/a Fenley Asset Management, LLC), pursuant to a management agreement. Under the loan documents, the borrower may terminate and replace the property manager without the lender’s consent, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least 60 days prior written notice, (iii) the applicable replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation), (iv) such replacement will not materially adversely affect the Fenley Office Portfolio Properties and will not otherwise trigger a termination right, right of first refusal, right of first offer or other similar right with respect to a reciprocal easement agreement affecting the Fenley Office Portfolio Properties, and (v) such replacement is permitted pursuant to the mezzanine loan documents. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in certain bankruptcy or insolvency proceedings; (b) a Fenley Office Portfolio Trigger Period has occurred; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

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Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Fenley Office Portfolio Whole Loan, Soma Specialty Finance LLC, funded a mezzanine loan in the amount of $11,000,000 to Fenley Portfolio Manager, LLC, as mezzanine borrower, which is the direct owner of 100% of the limited liability company interests in the borrower. The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The mezzanine loan accrues interest at a rate of 11.2500% per annum and is coterminous with the Fenley Office Portfolio Whole Loan. The rights and obligations of the respective holders of the Fenley Office Portfolio Whole Loan and the related mezzanine loan are subject to an intercreditor agreement. The Fenley Office Portfolio Whole Loan documents permit one or more direct or indirect members of the borrower to acquire the entire outstanding mezzanine loan at any time on or after August 1, 2021 provided (i) no event of default exists and (ii) the purchaser executes and delivers a subordination and standstill agreement acceptable to the lender and the rating agencies pursuant to which such purchaser is prohibited from exercising any rights or remedies under the mezzanine loan for so long as any portion of the Fenley Office Portfolio Whole Loan is outstanding.

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Release of Collateral. Provided no event of default is then continuing under the Fenley Office Portfolio Whole Loan, at any time after the earlier of (i) the second anniversary of the securitization Closing Date and (ii) the fourth anniversary of the loan origination date, the borrower may obtain the release of one or more of the Fenley Office Portfolio Properties from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the Fenley Office Portfolio Release Price for each Fenley Office Portfolio Property being released, (ii) after giving effect to the release, the debt service coverage ratio (calculated without regard to the mezzanine loan) for the remaining Fenley Office Portfolio Properties for the preceding twelve-month period is no less than the greater of (a) 1.41x and (b) the debt service coverage ratio immediately prior to the release, (iii) after giving effect to the release, the debt yield (calculated without regard to the mezzanine loan) for the remaining Fenley Office Portfolio Properties is no less than the greater of (a) 9.5% and (b) the debt yield immediately prior to the release, (iv) after giving effect to the release, the loan-to-value ratio (calculated without regard to the mezzanine loan) for the remaining Fenley Office Portfolio Properties is no greater than the lesser of (a) 72.5% and (b) the loan-to-value immediately prior to the release and (v) delivery of a REMIC opinion and a Rating Agency Confirmation with respect to such defeasance.

“Fenley Office Portfolio Release Price” means, with respect to the release of any of the Fenley Office Portfolio Properties, the greater of (x) the net sales proceeds with respect to such Fenley Office Portfolio Property and (y) 135% of the allocated loan amount with respect to such Fenley Office Portfolio Property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FENLEY OFFICE PORTFOLIO

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Fenley Office Portfolio Properties, covering no less than 18 months of business interruption coverage as calculated under the loan documents in an amount equal to 100% of the projected gross income from the Fenley Office Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Fenley Office Portfolio Properties is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000, except as otherwise permitted in the loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

ESPRESSO BAR

You're Unique, One of a Kind
PRISTINE

Dazzling Diamonds & Gemstones

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

CARTIFACT
IGT Retail Condominium
44 West 47th Street and
Unit RUA, 50 West 47th Street
New York, NY 10036
MIDTOWN
TIMES SQUARE
MIDTOWN SOUTH
West New York
Union City
Hoboken
New York
Jersey City
MANHATTAN
QUEENS
BROOKLYN

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$40,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$5,382.86
Size (SF)	7,431	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 10/13/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/13/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012, 2014 / NAP	Mortgage Rate		4.1525%
Appraised Value	$72,000,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		84
Underwritten Revenues	$4,088,161
Underwritten Expenses	$879,861	Escrows
Underwritten Net Operating Income (NOI)	$3,208,300		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,207,929	Taxes	$0	$0
Cut-off Date LTV Ratio	55.6%	Insurance	$0	$0
Maturity Date LTV Ratio	55.6%	Replacement Reserves(1)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.91x / 1.90x	TI/LC(1)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.0% / 8.0%	Other(2)	$394,597	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,000,000	100.0%	Principal Equity Distribution(3)	$39,340,595	98.4%
			Reserves	394,597	1.0
			Closing Costs	264,808	0.7
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Other reserves represent an unfunded obligations reserve for the remaining construction costs relating to the buildout of the IGT Retail Condominium Property. See “—Escrows” below.
(3)
Manhattan Property Development Corp., a borrower and subsidiary of Prime Real Estate Holding Corp. (the “IGT Borrower Sponsor”), purchased the IGT Retail Condominium Property for $31.5 million from Extell Development Company in September 2013. At the time of purchase, the retail condominium space was a concrete shell. IGT-City’s Property Development LLC, another borrower and subsidiary of the IGT Borrower Sponsor, spent approximately $6.9 million developing the IGT Retail Condominium Property. At the time of loan origination, the IGT Borrower Sponsor’s total cost basis was approximately $38.4 million.

■
The Mortgage Loan. The mortgage loan (the “IGT Retail Condominium Loan”) is evidenced by two notes, one made by Manhattan Property Development Corp., in the original principal amount of $33,500,000, secured by a first mortgage encumbering the fee simple interest in a retail condominium located in New York, New York (the “IGT Retail Condominium Property”), and the other made by IGT-City’s Property Development LLC, in the original principal amount of $6,500,000, secured by a first mortgage encumbering the operating lease interest in the IGT Retail Condominium Property. Each borrower has guaranteed the other borrower’s note and the guarantee is secured by a pledge of the respective borrower’s interest in the IGT Retail Condominium Property. Each note has an interest rate of 4.1525% per annum. The IGT Retail Condominium Loan was originated by Goldman Sachs Mortgage Company on November 12, 2014 and represents approximately 3.2% of the Initial Pool Balance. The borrowers utilized the proceeds of the IGT Retail Condominium Loan to recapitalize the IGT Retail Condominium Property and to provide equity to the IGT Borrower Sponsor.

The IGT Retail Condominium Loan had an initial term of 84 months and has a remaining term of 84 months. The IGT Retail Condominium Loan requires payments of interest only during its term. The scheduled maturity date is the due date in December 2021. Voluntary prepayment of the IGT Retail Condominium Loan is prohibited prior to the due date in August 2021. The IGT Retail Condominium Loan may be voluntarily prepaid on or after the due date in January 2017 with the payment of a prepayment fee equal to a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments.

■
The Mortgaged Property. The IGT Retail Condominium Property is an approximately 15,935 SF diamond exchange retail condominium located in Manhattan’s Diamond District on West 47th Street between 5th and 6th Avenue, all of which is included in the collateral. The total gross leasable area of the IGT Retail Condominium Property is 7,431 SF. The retail condominium is located on the ground floor of the 36-story International Gem Tower, which was constructed in 2012. The IGT Retail Condominium Property was constructed between September 2013 and July 2014. The IGT Retail Condominium Property opened on August 1, 2014 and the Total Occupancy and Owned Occupancy are both 100.0%, with no contractual tenant rollovers until 2024.

The IGT Retail Condominium Property’s largest tenants (by underwritten base rent) include Kent Jewelry Inc., Diamond Scene of New York, Corp., Zela Jewels, Pristine Jewelers NY Inc., Leon Diamond and Majestic Diamonds Inc. Each tenant occupies its space under a licensing agreement. Prior to leasing each space under a licensing agreement, the IGT Borrower Sponsor reviewed each tenant to ensure financial stability. All tenants

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

were required to have a minimum of 25 years of experience operating the retail or wholesale business they planned to operate at the IGT Retail Condominium Property. All license agreements are personally guaranteed by an individual affiliated with the tenant and, in some instances, by multiple individuals affiliated with the tenant. There are no tenant termination options in any licensing agreement.

The following table presents certain information relating to the major tenants at the IGT Retail Condominium Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Month	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(1)	Occupancy Cost	Renewal / Extension Options
Kent Jewelry Inc.	NR / NR / NR	336	4.5%	$409,500	10.7%	$34,125	$1,218.75	7/14/2024	NA	NA	NA
Diamond Scene of New York, Corp.	NR / NR / NR	315	4.2	327,600	8.6	27,300	1,040.00	9/22/2024	NA	NA	NA
Zela Jewels	NR / NR / NR	311	4.2	324,000	8.5	27,000	1,041.80	7/14/2024	NA	NA	NA
Pristine Jewelers NY Inc.	NR / NR / NR	415	5.6	313,500	8.2	26,125	755.42	7/7/2024	NA	NA	NA
Leon Diamond	NR / NR / NR	283	3.8	300,000	7.9	25,000	1,060.07	8/31/2024	NA	NA	NA
Majestic Diamonds Inc.	NR / NR / NR	210	2.8	216,000	5.7	18,000	1,028.57	8/14/2024	NA	NA	NA
New York Gold & Silver Refiners, Inc.	NR / NR / NR	399	5.4	166,500	4.4	13,875	417.29	7/14/2024	NA	NA	NA
YSK Jewelry Corp.	NR / NR / NR	173	2.3	103,950	2.7	8,663	600.87	7/14/2024	NA	NA	NA
Shally Diamonds	NR / NR / NR	115	1.5	100,800	2.6	8,400	876.52	7/1/2024	NA	NA	NA
Jewels by Orolink LTD	NR / NR / NR	248	3.3	91,200	2.4	7,600	367.74	6/30/2024	NA	NA	NA
Ten Largest Owned Tenants		2,805	37.7%	$2,353,050	61.7%	$196,088	$838.88
Remaining Owned Tenants		4,626	62.3	1,458,726	38.3	121,561	315.33
Vacant Spaces (Owned Space)		0	0.0	0	0.0		0.00
Total / Wtd. Avg. All Owned Tenants		7,431	100.0%	$3,811,776	100.0%	$317,648	$512.96

(1)	Tenants are not required to report sales.

The following table presents certain information relating to the lease rollover schedule at the IGT Retail Condominium Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	515	6.9%	6.9%	$0	0.0%	$0.00	1
2014	0	0.0	6.9%	0	0.0	0.00	0
2015	0	0.0	6.9%	0	0.0	0.00	0
2016	0	0.0	6.9%	0	0.0	0.00	0
2017	0	0.0	6.9%	0	0.0	0.00	0
2018	0	0.0	6.9%	0	0.0	0.00	0
2019	0	0.0	6.9%	0	0.0	0.00	0
2020	0	0.0	6.9%	0	0.0	0.00	0
2021	0	0.0	6.9%	0	0.0	0.00	0
2022	0	0.0	6.9%	0	0.0	0.00	0
2023	0	0.0	6.9%	0	0.0	0.00	0
2024	6,916	93.1	100.0%	3,811,776	100.0	551.15	34
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	7,431	100.0%		$3,811,776	100.0%	$512.96	35

(1)	Calculated based on square footage occupied by each Owned Tenant per the rent roll dated October 13, 2014.
(2)	Represents a 515 SF management office.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

The following table presents certain information relating to historical leasing at the IGT Retail Condominium Property:

Historical Leased %(1)

As of 10/13/2014
Owned Space	100.0%

(1)	The IGT Retail Condominium Property opened on August 1, 2014.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the IGT Retail Condominium Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rental Revenue(2)	$3,811,776	$512.96
Total Reimbursement Revenue(3)	226,987	30.55
Other Revenue(4)	219,738	29.57
Gross Up Vacancy	0	0.00
Gross Revenue	$4,258,501	$573.07
Vacancy & Credit Loss	(170,340)	(22.92)
Effective Gross Income	$4,088,161	$550.15

Total Operating Expenses(5)	$879,861	$118.40

Net Operating Income	$3,208,300	$431.75
TI/LC	0	0.00
Capital Expenditures	372	0.05
Net Cash Flow	$3,207,929	$431.70

(1)	The IGT Retail Condominium Property opened on August 1, 2014. No historical operating data is available.
(2)	Underwritten Base Rental Revenue is based on the October 13, 2014 rent roll with rent steps through November 30, 2015. Rent steps account for $210,456 of Base Rental Revenue.
(3)
Underwritten Total Reimbursement Revenue includes cleaning, electric and real estate tax reimbursements. Cleaning reimbursement revenue is based on the actual October 2014 bills. Tenants reimburse 100.0% of interior IGT Retail Condominium Property cleaning. Electric reimbursement revenue is based on the latest available electric bill. Tenants reimburse 97.2% of the electric cost. The underwriting reflects real estate tax reimbursement revenue based on the appraisal’s concluded fiscal year 2015 real estate tax expense and the tenants’ base year terms.

(4)
Underwritten Other Revenue includes advertising and security exclusivity agreement revenue share income. A borrower has given DGA, a non-affiliated security provider, the exclusive right to provide security services at the IGT Retail Condominium Property. All tenants are required to enter into a security agreement with DGA. A borrower is entitled to 50% of revenue these agreements generate. The underwriting reflects the 50% revenue share based on the income generated under the currently executed agreements. A borrower has given Time Square Communications (“TSQ”) the exclusive right to use the digital advertising banners. A borrower is entitled to 100% of the first $20,000 in advertising fee revenues TSQ collects, and 60% of all advertising fee revenues over $20,000. The underwriting is based on annualized actual revenue share income for September 2014.

(5)	Underwritten Total Operating Expenses includes cleaning and electric expenses.

■	Appraisal. According to the appraisal, the IGT Retail Condominium Property had an “as-is” appraised value of $72,000,000 as of October 13, 2014.

■
Environmental Matters. According to a Phase I environmental report, dated October 28, 2014, there are no recognized environmental conditions or recommendations for further action at the IGT Retail Condominium Property.

■
Market Overview and Competition. The IGT Retail Condominium Property is located in midtown Manhattan, New York, in the city’s diamond district (the “Diamond District”). As of 2014, the IGT Retail Condominium Property’s zip code had an estimated average household income of $102,220. For the same period, Manhattan had an estimated population of approximately 1.6 million and an estimated average household income of $117,644.

The Diamond District is generally considered to be the area of West 47th Street between 5th and 6th Avenue. The Diamond District was established in the 1940s when local jewelry dealers, who previously occupied space downtown, began relocating to the area. According to a 2013 Diamond District industry report, there were 2,600 individual companies operating on the block, accounting for an estimated 26,000 jobs and $5 billion in economic activity per year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

The IGT Retail Condominium Property is considered to be a top jewelry exchange in the Diamond District due to its high-end, brand-new facility and tenant spaces and amenities. While the IGT Retail Condominium Property competes with all buildings on the street, there is only one property in the district with a similar multi-level setup, 15 West 47th Street, which was built in 1926. The street front space at the 15 West 47th Street property, the space type which commands the highest rents, offers significantly less street frontage than the IGT Retail Condominium Property and does not feature individual access for the tenants which is desired by tenants. As such, the IGT Retail Condominium Property is considered to be superior according to the appraisal.

The following table presents certain information relating to the primary competition for the IGT Retail Condominium Property:

Competitive Set(1)

	IGT Retail Condominium	15 West 47th Street
Distance from Subject	-	<0.1 mile
Property Type	Retail/Specialty	Retail/Specialty
Year Built	2012, 2014	1926
Total GLA	7,431	NAV
Total Occupancy	100%	100%
Anchors	N/A	N/A

(1)	Source: Appraisal.

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The Borrowers. The borrowers are Manhattan Property Development Corp. and IGT-City’s Property Development LLC, each a single-purpose, single-asset entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the IGT Retail Condominium Loan. Each borrower guarantees the other borrower’s obligations under such other borrower’s respective note and pledged its respective interest in the IGT Retail Condominium Property to secure the guarantee and the obligations under the applicable note executed by such borrower for loan origination. Ihsan Gulay is the indirect sole owner of both borrowers and is the separate limited non-recourse carveout guarantor (subject to a $4,000,000 cap) under the IGT Retail Condominium Loan. See “–Annex E-2” in the Free Writing Prospectus.

The borrowers are indirect subsidiaries of Ihsan Gulay, owner of the Istanbul-based Gulaylar Group. The Gulaylar Group is an 80 year-old, privately held, Turkish conglomerate which owns and manages offices, malls and resorts and is involved in all aspects of the jewelry industry including the exportation of gems, gold and silver to 55 countries. The Gulaylar Group currently consists of 24 separate corporations and has 15 years of experience operating in New York City’s diamond district.

■
Escrows. At origination, the borrowers funded (i) an unfunded obligations reserve in the amount of $394,597 in respect of certain outstanding construction costs relating to the initial buildout of the IGT Retail Condominium Property.

In addition, on each due date, the borrowers will be required to fund, (i) during the continuance of an IGT Retail Condo Trigger Period, a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period, (ii) during the continuance of an IGT Retail Condo Trigger Period or an event of default, a tenant improvement and leasing commission reserve in an amount equal to $4,833 (subject to a cap of $174,000), and (iii) during the continuance of an IGT Retail Condo Trigger Period or an event of default, a capital expenditure reserve in an amount equal to $290.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

A “IGT Retail Condo Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the loan documents) is less than $2,000,000, and ending at the conclusion of the first fiscal quarter for which the net operating income for the trailing twelve-month period (ending on the last day of any fiscal quarter) is greater than or equal to $2,000,000, or (ii) commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports (subject to certain notice and cure rights) and ending when such financial reports are delivered and they indicate that no IGT Retail Condo Trigger Period under clause (i) above has commenced and is continuing.

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Lockbox and Cash Management. The IGT Retail Condominium Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of an IGT Retail Condo Trigger Period or an event of default, the loan documents permit the lender to deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account and require that all cash revenues relating to the IGT Retail Condominium Property and all other money received by the borrowers or the property manager with respect to the IGT Retail Condominium Property be deposited into such lockbox account. At the end of each business day during a continuing IGT Retail Condo Trigger Period or an event of default, all amounts in the lockbox account will be required to be directed into a cash management account controlled by the lender. All amounts in the cash management account or which are being held as additional collateral will be required to be swept into an operating account at such time as such IGT Retail Condo Trigger Period or an event of default is no longer continuing.

On each due date during an IGT Retail Condo Trigger Period or an event of default, or, at the lender’s discretion, during an event of default under the IGT Retail Condominium Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required to pay debt service, required reserves and budgeted operating expenses, be held as additional collateral for the IGT Retail Condominium Loan.

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Property Management. The IGT Retail Condominium Property is managed by IGT Shopping Mall Manager LLC, an affiliate of the IGT Borrower Sponsor. The management agreement has a 1-year term. The management fee is 4.0% of gross rents at the IGT Retail Condominium Property. The management agreement automatically renews annually for an additional year unless terminated in writing. Under the loan documents, the IGT Retail Condominium Property is required to remain managed by (i) IGT Shopping Mall Manager LLC, or (ii) any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. During the continuance of an event of default under the IGT Retail Condominium Loan, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable cure periods), or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, the lender has the right to require the borrowers to replace such property manager with a property manager selected by the lender.

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Mezzanine or Subordinate Indebtedness. The IGT Retail Condominium loan documents permit New York Property Development LLC, a direct owner of Manhattan Property Development Corp. and an indirect owner of IGT-City’s Property Development LLC, to incur mezzanine debt that is secured by a pledge of direct or indirect equity interests in the borrowers (a “Permitted Mezzanine Loan”), so long as no event of default has occurred and is continuing under any of the loan documents, the lender and the holder of the Permitted Mezzanine Loan have entered into a customary intercreditor agreement and certain other requirements are met including but not limited to, either (A) a Rating Agency Confirmation has been obtained or (B) collectively, (i) the aggregate loan-to-value ratio (taking into account the Permitted Mezzanine Loan and the IGT Retail Condominium Loan and as calculated under the loan documents) does not exceed 75.0%; (ii) the debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding the most recent fiscal quarter end is at least 1.35x; (iii) the Permitted Mezzanine Loan is a fixed rate loan or floating rate loan subject to a rate cap, (iv) the Permitted Mezzanine Loan is provided by certain qualified institutional lenders (which cannot be a borrower or affiliate of any borrower), and (v) the balloon payment, if any, of the Permitted Mezzanine Loan is required to be due after the maturity date of the IGT Retail Condominium Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGT RETAIL CONDOMINIUM

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the IGT Retail Condominium Property (plus eighteen months of rental loss and/or business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the IGT Retail Condominium Loan as described in the preceding sentence, but will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the IGT Retail Condominium Property are separately allocated to the IGT Retail Condominium Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DOLCE LIVING BURLESON

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DOLCE LIVING BURLESON

Fort Worth
Forest Hill
Edgecliff Village
WEDGWOOD
SYCAMORE
Everman
SYCAMORE STRIP AIRPORT
FAR SOUTH
Huguley Memorial Medical Center
Crowley
FORT WORTH SPINKS AIRPORT
Burleson
Dolce Living Burleson
1320 Northwest Summercrest Boulevard
Burleson, TX 76028
Southwestern Baptist Theology Seminary
La Gran Plaza De Fort Worth
Tarrant County College -South Campus
Overton Park Plaza
Hulen Mall
W SEMINARY DR
E SEMINARY DR
ALTAMESA BLVD
ALTAMESA BLVD E
SYCAMORE SCHOOL RD
EVERMAN PKY
E ENON AVE
W RISINGER RD
E RENDON CROWLEY RD
W MAIN ST
E MAIN ST
CROWLEY-PLOVER RD
BURLESON RETTA RD
MANSFIELD HWY
Hidden Creek Sports Complex
Chisenhall Fields Sports Complex
HIDDEN CREEK PKY
Frisco
Allen
Plano
Dallas
Irving
Arlington
Grand Prairie
Fort Worth
Crowley
Joshua
Alvarado
Mansfield
Cedar Hill
DeSoto
Duncanville
Waxahachie
Midlothian
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DOLCE LIVING BURLESON

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MC-Five Mile
Location (City/State)	Burleson, Texas	Cut-off Date Principal Balance	$25,400,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit(1)	$105,833.33
Size (Units)	240	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 9/30/2014	98.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2014	98.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	2013, 2014 / NAP	Mortgage Rate	4.6700%
Appraised Value	$37,750,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Underwritten Revenues	$3,218,748
Underwritten Expenses	$1,328,111
Underwritten Net Operating Income (NOI)	$1,890,637	Escrows
Underwritten Net Cash Flow (NCF)	$1,830,637	Upfront	Monthly
Cut-off Date LTV Ratio(1)	67.3%	Taxes	$303,030	$30,303
Maturity Date LTV Ratio(1)	61.6%	Insurance	$58,728	$7,341
DSCR Based on Underwritten NOI / NCF(1)	1.20x / 1.16x	Replacement Reserves(2)	$0	$5,000
Debt Yield Based on Underwritten NOI / NCF(1)	7.4% / 7.2%	Other(3)	$1,600,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,400,000	100.0%	Loan Payoff	$20,535,294	80.8%
			Principal Equity Distribution	2,333,391	9.2
			Reserves	1,961,757	7.7
			Closing Costs	569,559	2.2
Total Sources	$25,400,000	100.0%	Total Uses	$25,400,000	100.0%

(1)
Reflects the fully funded loan amount which includes the $1,600,000 performance holdback reserve. Based on the initial funded amount of $23,800,000, the Cut-off Date LTV Ratio, DSCR based on Underwritten NCF, and Debt Yield based on Underwritten NCF are 63.0%, 1.24x, and 7.7%, respectively. The Maturity Date LTV Ratio is calculated using the “as-stabilized” appraised value of $37,850,000. Based on the “as-is” appraised value the Maturity Date LTV Ratio is 61.7%. The initial funded loan amount per unit is $99,167.

(2)	Replacement Reserves are subject to a cap of $180,000.
(3)
Other reserves include a performance holdback reserve of $1,600,000 to be released subject to, among other conditions, the Dolce Living Burleson Property achieving a net cash flow debt yield of 7.5% and a NCF DSCR of 1.20x based on a trailing 12 month cash flow on or before March 1, 2016. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Dolce Living Burleson Loan”) is evidenced by a note in the original principal amount of $25,400,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 240-unit multifamily complex located in Burleson, Texas (the “Dolce Living Burleson Property”). The Dolce Living Burleson Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on October 2, 2014. The Dolce Living Burleson Loan has an outstanding principal balance as of the Cut-off Date of $25,400,000 which represents approximately 2.0% of the Initial Pool Balance, and accrues interest at an interest rate of 4.6700% per annum. The proceeds of the Dolce Living Burleson Loan were used to refinance the existing debt on the Dolce Living Burleson Property, pay closing costs, fund reserves, and return equity to the borrower.

The Dolce Living Burleson Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Dolce Living Burleson Loan requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Dolce Living Burleson Loan is the due date in November 2024. The Dolce Living Burleson Loan may be voluntarily prepaid on or after the due date in January 2017 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the Dolce Living Burleson Loan is permitted on and after the due date in August 2024 without payment of any yield maintenance or prepayment premium.

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The Mortgaged Property. The Dolce Living Burleson Property is a 240-unit multifamily complex located in Burleson, Texas, approximately 15 miles south of downtown Fort Worth. The Dolce Living Burleson Property was built in two phases which were completed in 2013 and 2014. The improvements are situated on an approximately 6.20 acre parcel and consist of 11 primarily three-story residential buildings which offer one, two, and three bedroom floor plans that range in size from 804 SF to 1,266 SF. The Dolce Living Burleson Property offers amenities including an outdoor pool, Wi-Fi café, fitness center, billiards lounge, and a business center. Apartment unit amenities include granite countertops, custom cabinets, kitchen islands, stainless steel appliances, laminate wood flooring, a full size washer and dryer, and storage on a patio or balcony.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DOLCE LIVING BURLESON

The following table presents certain information relating to the units and rent at the Dolce Living Burleson Property:

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	% of Total Units	Average SF per Unit(1)	Market Rent/Unit per month(2)	Actual Rent/Unit per month(1)	Average UW Rent/Unit per month	Underwritten Rent
1BR/1BA	99	1	100	41.7%	804	$935	$928	$928	$1,113,192
2BR/2BA	115	1	116	48.3	1,107	$1,212	$1,157	$1,157	1,611,060
3BR/2BA	23	1	24	10.0	1,266	$1,375	$1,349	$1,349	388,548
Total / Wtd. Avg.	237	3	240	100.0%	997	$1,113	$1,081	$1,081	$3,112,800

(1)	Source: As provided by the borrower per the September 30, 2014 rent roll.
(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Dolce Living Burleson Property:

Historical Leased %(1)(2)
As of 9/30/2014
98.8%

(1)	As provided by the borrower and represents occupied units.
(2)	Historical leased figures were unavailable as the Dolce Living Burleson Property was constructed in 2014.

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Operating History and Underwritten Net Cash Flow. The Dolce Living Burleson Property was 98.8% occupied as of September 30, 2014. The Dolce Living Burleson Loan is structured with a performance holdback reserve of $1,600,000 to be released subject to the Dolce Living Burleson Property attaining a net cash flow debt yield of 7.5% and a net cash flow debt service coverage ratio of 1.20x based on a trailing 12 month cash flow, which the borrower has 17 months from the loan origination date to achieve. Underwritten net cash flow for the Dolce Living Burleson Property reflects a 5.75% economic vacancy and the lesser of quoted rates as of September 30, 2014 or market rents.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dolce Living Burleson Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per Unit
Base Rent	$2,987,772	$12,449
Gross Up Vacancy	125,028	521
Gross Potential Rent	$3,112,800	$12,970
Vacancy, Credit Loss & Concessions	(179,052)	(746)
Total Rent Revenue	$2,933,748	$12,224
Other Revenue(2)	285,000	1,188
Effective Gross Income	$3,218,748	$13,411

Real Estate Taxes	$477,328	$1,989
Insurance	85,525	356
Management Fee	128,750	536
Other Operating Expenses	636,508	2,652
Total Operating Expenses	$1,328,111	$5,534

Net Operating Income	$1,890,637	$7,878
Replacement Reserves	60,000	250
Net Cash Flow	$1,830,637	$7,628

(1)	Historical operating information is not available as the second phase of the Dolce Living Burleson Property was not completed until 2014.
(2)
Other Revenue includes lease termination charges, credit application charges, keys charges, gate card charges, late fees, non-sufficient funds charges, garage income, utility reimbursements, damage charges and other miscellaneous charges.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DOLCE LIVING BURLESON

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Appraisal. According to the appraisal, the Dolce Living Burleson Property had an “as-is” appraised value of $37,750,000 as of an effective date of July 29, 2014, and is expected to have an “as stabilized” appraised value of $37,850,000 as of an effective date of July 29, 2015.

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Environmental Matters. Based on a Phase I environmental report dated August 19, 2014, there is no evidence of recognized environmental conditions in connection with the Dolce Living Burleson Property and no further investigation is recommended.

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Market Overview and Competition. The Dolce Living Burleson Property is located in Burleson, Texas, which is part of Johnson County and is 15 miles south of the Fort Worth central business district. The immediate area of the Dolce Living Burleson Property is a newer area of development, consisting primarily of residential properties with both single family homes and multifamily developments. The Dolce Living Burleson Property is situated in close proximity to commercial and retail establishments, as well as major local employers. The Dolce Living Burleson Property’s competitive set is comprised of four multifamily projects which were built between 2000 and 2011, all of which are located within a five mile radius. The competitive set includes 855 units with an average occupancy of approximately 93%.

The following table presents certain information relating to the primary competition for the Dolce Living Burleson Property:

Competitive Set(1)

	Dolce Living Burleson	Encore Alsbury	Fountains of Burleson	Reserve at Village Creek	Republic Deer Creek
Location	Burleson	Burleson	Burleson	Burleson	Fort Worth
Year Built	2013	2010	2000	2011	2011
Occupancy	98.8%	98.0%	91.0%	96.0%	90.0%
No. of Units	240	200	128	191	336
Distance	0.0	1.3 miles	2.5 miles	3.5 miles	5.0 miles

(1)	Source: Appraisal.

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The Borrower. The borrower is Dolce Living at Burleson, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dolce Living Burleson Loan. The non-recourse carveout guarantor under the Dolce Living Burleson Loan is Ruslan Krivoruchko.

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Escrows. On the origination date, the borrower funded aggregate reserves of $1,961,757 with respect to the Dolce Living Burleson Loan, comprised of (i) $1,600,000 as a performance holdback reserve; (ii) $303,030 as an initial tax escrow deposit and (iii) $58,728 as an initial insurance escrow deposit.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Dolce Living Burleson Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding twelve-month period and (iii) a replacement reserve in an amount equal to $5,000 ($250 per unit per year), subject to a cap of $180,000.

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Lockbox and Cash Management. The Dolce Living Burleson Loan is structured with a soft lockbox and springing cash management. The Dolce Living Burleson Loan documents require the borrower to set up a lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited by the property manager all revenue generated by the Dolce Living Burleson Property within three business days of receipt of such revenue. The Dolce Living Burleson Loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower unless a Dolce Living Burleson Trigger Period exists, in which case the funds are required to be transferred on each

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DOLCE LIVING BURLESON

business day to the cash management account under the control of the lender. On each due date during the continuance of a Dolce Living Burleson Trigger Period, the Dolce Living Burleson Loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for the Dolce Living Burleson Loan. During the continuance of an event of default under the Dolce Living Burleson Loan, the lender may apply any funds in the cash management account to amounts payable under the Dolce Living Burleson Loan and/or toward the payment of expenses of the Dolce Living Burleson Property, in such order of priority as the lender may determine.

A “Dolce Living Burleson Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Dolce Living Burleson Loan, (ii) the debt service coverage ratio (as calculated under the Dolce Living Burleson Loan documents) being less than 1.10x for two consecutive calendar quarters, and (iii) the debt yield (as calculated under the Dolce Living Burleson Loan documents) being less than 7.0% for two consecutive calendar quarters, and (b) expiring, as applicable, upon (i) the cure of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.10x for four consecutive calendar quarters and (iii) the debt yield being equal to or greater than 7.0% for four consecutive calendar quarters.

■
Property Management. The Dolce Living Burleson Property is currently managed by Pace Realty Corporation, a third-party operator, pursuant to a management agreement. The Dolce Living Burleson Loan documents provide that the borrower may not, without the lender’s prior consent (i) surrender, terminate or cancel the management agreement; provided, that the borrower may replace the property manager so long as the replacement property manager is a qualified property manager pursuant to a replacement management agreement; (ii) reduce or consent to the reduction of the term of the management agreement; (iii) increase or consent to the increase of the amount of any charges under the management agreement or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the management agreement in any material respect.

■
Mezzanine or Subordinate Indebtedness. The Dolce Living Burleson Loan documents permit future subordinate mezzanine financing from a third party (not including any member of a transferee borrower or any affiliate of a transferee borrower) upon a transfer and assumption of the Dolce Living Burleson Loan, provided, among other things, (i) no event of default under the Dolce Living Burleson Loan is ongoing, (ii) the mezzanine loan is non-recourse, is secured only by a pledge in the direct or indirect ownership interests in the transferee borrower or the most junior borrower under the mezzanine loan, as applicable, is not secured by an interest in the Dolce Living Burleson Property, and is not cross-collateralized or cross-defaulted with any other property or loan (other than the Dolce Living Burleson Loan), (iii) the mezzanine loan together with the Dolce Living Burleson Loan have a combined loan-to-value ratio of no greater than 75%, (iv) the debt service coverage ratio (taking into account the mezzanine loan and the Dolce Living Burleson Loan) is at least 1.20x, (v) the mezzanine loan is made by a lender acceptable to rating agencies and the mezzanine loan lender has entered into an intercreditor agreement acceptable to the lender under the Dolce Living Burleson Loan, (vi) the lender of the Dolce Living Burleson Loan receives at least 30 days notice prior to the mezzanine loan closing date, (vii) the structure of the mezzanine loan is acceptable to the lender under the Dolce Living Burleson Loan in its sole discretion, (viii) rating agency criteria is satisfied, (ix) the transferee borrower has paid or reimbursed the lender of the Dolce Living Burleson Loan for all costs including, but not limited to, attorneys’ fees and rating agency fees and expenses incurred by the lender in connection with the mezzanine loan, (x) the lender of the Dolce Living Burleson Loan has obtained Rating Agency Confirmation, (xi) the transferee borrower and holder of the mezzanine loan have delivered or caused to be delivered all documents required by the lender of the Dolce Living Burleson Loan to provide payment of the mezzanine loan and (xii) no default of event of default under the Dolce Living Burleson Loan has occurred as a result of the mezzanine loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DOLCE LIVING BURLESON

■
Terrorism Insurance. The property, liability and business interruption insurance coverage required to be maintained under the Dolce Living Burleson Loan documents is required to include coverage for losses due to acts of terrorism, including but not limited to, damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists, both foreign and domestic acts of terrorists, in each case in an amount equal to 100% of the “full replacement cost.” See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

FOUNTAINS CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS CENTER

CARTIFACT
Fountains Center
7000-7700 West Camino Real
Boca Raton, FL 33433
Boca Raton
Highland Beach
Deerfield Beach
Hillsboro Beach
Lighthouse Point
Pompano Beach
Atlantic Ocean
BOCA RATON AIRPORT
Florida Atlantic University -Boca Raton
Lynn University
Town Center At Boca Raton
Boca Raton Regional Hospital
Mizner Park
Royal Palm Plaza
Royal Palm Polo Sports Club
Cove Shopping Center
North Broward Medical Center
Festival Market Place
Pompano Citi Centre
POMPANO BEACH AIRPARK
Broward - College-north
FLORIDA'S TURNPIKE
YAMATO RD
GLADES RD
W PALMETTO PARK RD
SW 18TH ST
W HILLSBORO BLVD
SW 10TH ST
WILES RD
E SAMPLE RD
W COPANS RD
CLINT MOORE RD
NW 40TH ST
LINTON BLVD
Palm Beach Gardens
West Palm Beach
Wellington
Fort Lauderdale
Weston
Hollywood
Hialeah
Doral
Miami
Kendall
ATLANTIC OCEAN

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Boca Raton, Florida	Cut-off Date Principal Balance		$25,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$135.60
Size (SF)	184,363	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 10/1/2014	82.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2014	82.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1978-1988 / 2011-2014	Mortgage Rate		4.5500%
Appraised Value	$37,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	24

Underwritten Revenues	$4,297,963
Underwritten Expenses	$1,771,236	Escrows
Underwritten Net Operating Income (NOI)	$2,526,727		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,304,862	Taxes	$427,114	$32,855
Cut-off Date LTV Ratio	67.0%	Insurance	$210,038	$21,004
Maturity Date LTV Ratio(1)	53.3%	Replacement Reserve	$0	$3,073
DSCR Based on Underwritten NOI / NCF	1.65x / 1.51x	TI/LC(2)	$0	$15,364
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.2%	Other(3)	$104,553	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	99.8%	Loan Payoff	$18,534,306	74.0%
Other Sources	55,000	0.2	Principal Equity Distribution	5,226,475	20.9
			Reserves	741,705	3.0
			Closing Costs	552,514	2.2
Total Sources	$25,055,000	100.0%	Total Uses	$25,055,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $40,100,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $37,300,000, is 57.3%. See “—Appraisal” below.

(2)	The TI/LC reserve is capped at $550,000. See “—Escrows” below.
(3)
Other upfront reserves represent a deferred maintenance reserve of $46,250 and an unfunded obligation reserve of $58,303 including gap rent of $43,303 and tenant improvement allowance of $15,000. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Fountains Center Loan”) is evidenced by a note in the original principal amount of $25,000,000 and is secured by a first mortgage encumbering a mixed use office and retail complex located in Boca Raton, Florida (the “Fountains Center Property”). The Fountains Center Loan was originated by Citigroup Global Markets Realty Corp. on October 22, 2014 and represents approximately 2.0% of the Initial Pool Balance. The note evidencing the Fountains Center Loan has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 4.5500% per annum. The proceeds of the Fountains Center Loan were used to refinance existing debt on the Fountains Center Property, to pay closing costs, to fund reserves, and to return equity to the Fountains Center Loan borrower.

The Fountains Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Fountains Center Loan requires interest only payments on each due date through and including the due date occurring in November 2016 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date is the due date in November 2024. Voluntary prepayment of the Fountains Center Loan without payment of any prepayment premium is permitted on or after the due date in September 2024. Provided that no event of default is continuing, defeasance of the Fountains Center Loan with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property. The Fountains Center Property consists of seven, four-story office buildings totaling 184,363 SF. The improvements were constructed between 1978 and 1988 on a 14.60-acre site. In addition, the property includes 855 parking spaces (ratio of 4.64 spaces per 1,000 SF). As of October 1, 2014, the Total Occupancy and Owned Occupancy rates for the Fountains Center Property were both 82.9%. The two largest tenants, CRC Insurance Services and John Hancock Life Insurance, occupy 7.0% and 6.7%, respectively, of the total GLA.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS CENTER

The following table presents certain information relating to the major tenants at the Fountains Center Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CRC Insurance Services(2)	NR/NR/NR	12,987	7.0%	$212,869	7.3%	$16.39	4/30/2020	1, 5-year option
John Hancock Life Insurance(3)	A+/A1/AA-	12,409	6.7	203,973	7.0	16.44	9/30/2023	1, 5-year option
Citicorp	A/Baa2/A-	4,884	2.6	157,480	5.4	32.24	6/30/2022	4, 5-year options
Laxmi Healthcare	NR/NR/NR	4,950	2.7	130,037	4.4	26.27	10/1/2022	NA
Suntrust Bank	BBB+/Baa1/BBB+	5,000	2.7	124,776	4.3	24.96	5/31/2016	2, 5-year options
Boca Mozart Cafe	NR/NR/NR	3,914	2.1	104,708	3.6	26.75	4/30/2022	First Right of Refusal
Acts Retirement-Life Communities, Inc.	NR/NR/NR	5,612	3.0	98,771	3.4	17.60	3/31/2015	1, 5-year option
NPC of Boca Raton	NR/NR/NR	5,200	2.8	83,200	2.8	16.00	6/30/2017	2, 5-year options
Boca Integrative Health	NR/NR/NR	4,321	2.3	80,111	2.7	18.54	7/31/2020	NA
Center Stage	NR/NR/NR	4,965	2.7	79,440	2.7	16.00	7/31/2024	NA
Ten Largest Tenants		64,242	34.8%	$1,275,365	43.5%	$19.85
Remaining Tenants		88,683	48.1	1,657,392	56.5	18.69
Vacant		31,438	17.1	0	0.0	0.00
Total / Wtd. Avg. All Tenants		184,363	100.0%	$2,932,757	100.0%	$19.18

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
CRC Insurance Services has a one-time lease termination option on September 1, 2018 with six months advance written notice. In such event, CRC Insurance Services will be required to repay all unamortized costs to the landlord in addition to three months gross rent.

(3)
John Hancock Life Insurance has the right to terminate its lease effective September 30, 2018, September 30, 2019, September 30, 2020 or September 30, 2021 with 12 months prior written notice at no cost to tenant.

The following table presents the lease rollover schedule at the Fountains Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	7,816	4.2	4.2%	147,564	5.0	18.88	17
2015	17,925	9.7	14.0%	316,147	10.8	17.64	17
2016	9,719	5.3	19.2%	214,631	7.3	22.08	4
2017	12,749	6.9	26.1%	206,021	7.0	16.16	6
2018	7,034	3.8	30.0%	136,968	4.7	19.47	4
2019	13,537	7.3	37.3%	227,373	7.8	16.80	8
2020	19,684	10.7	48.0%	335,748	11.4	17.06	3
2021	7,302	4.0	51.9%	140,145	4.8	19.19	3
2022	32,201	17.5	69.4%	748,677	25.5	23.25	11
2023	19,993	10.8	80.3%	380,043	13.0	19.01	4
2024	4,965	2.7	82.9%	79,440	2.7	16.00	1
2025 & Thereafter	0	0.0	82.9%	0	0.0	0.00	0
Vacant	31,438	17.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	184,363	100.0%		$2,932,757	100.0%	$19.18	78

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS CENTER

The following table presents certain information relating to historical leasing at the Fountains Center Property:

Historical Leased %(1)
2011	2012	2013	As of 10/1/2014
66.0%	73.5%	73.5%	82.9%

(1)	As provided by the borrower and reflecting average occupancy for the specified year unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fountains Center Property:

Cash Flow Analysis(1)
	2012	2013	TTM 8/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$2,561,204	$2,109,549	$2,504,048	$2,851,798	$15.47
Contractual Rent Steps(2)	0	0	0	80,959	0.44
Gross Up Vacancy	0	0	0	867,919	4.71
Total Rent	$2,561,204	$2,109,549	$2,504,048	$3,800,676	$20.62
Total Reimbursables	0	955,345	1,213,584	1,365,206	7.40
Other Income	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(867,919)	(4.71)
Effective Gross Income	$2,561,204	$3,064,894	$3,717,632	$4,297,963	$23.31

Real Estate Taxes	$353,657	$375,204	$381,068	$380,379	$2.06
Insurance	234,833	210,312	213,304	240,044	1.30
Management Fee	98,491	122,595	148,705	171,919	0.93
Other Operating Expenses	835,003	933,978	933,184	978,895	5.31
Total Operating Expenses	$1,521,984	$1,642,089	$1,676,261	$1,771,236	$9.61

Net Operating Income	$1,039,220	$1,422,805	$2,041,371	$2,526,727	$13.71
TI/LC	0	0	0	184,992	1.00
Replacement Reserves	0	0	0	36,873	0.20
Net Cash Flow	$1,039,220	$1,422,805	$2,041,371	$2,304,862	$12.50

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through October 1, 2015.

■
Appraisal. According to the appraisal, the Fountains Center Property had an “as-is” appraised value of $37,300,000 as of September 15, 2014 and is expected to have an “as-stabilized” value of $40,100,000 as of an effective date of September 15, 2015, which assumes the Fountains Center Property’s occupancy will stabilize at 90.8%.

■
Environmental Matters. Based on the Phase I environmental report dated September 22, 2014, there were no recommendations for further action for the Fountains Center Property other than the continued implementation of an existing asbestos operations and maintenance plan.

■
Market Overview and Competition. The Fountains Center Property is located within the Boca Raton office submarket. According to a market research report, the Boca Raton submarket included approximately 6.8 million SF of office space. During the second quarter in 2014, the market demonstrated an occupancy rate of 14.3% with an average asking rent of $29.51 per SF.

The appraiser identified a competitive set of 5 office buildings located in Boca Raton. These 5 properties range in size from 89,290 SF to 115,711 SF and represent a total of 513,349 SF. Currently, these properties are demonstrating an 87.6% occupancy rate.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS CENTER

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Fountains Center Property:

Office Lease Comparables(1)

	Fountains Center	Bank of America Tower	Bank of America Plaza	Boca Corporate Plaza	Glades Twin Plaza	Schever International Plaza
Year Built	1978-1988	1970	1985	1987	1982	1989
Total GLA	184,363	109,553	115,711	89,290	98,066	100,729
Total Occupancy	82.9%	83%	90%	95%	83%	88%
Quoted Rent Rate per SF	$19.33	$20.00	$16.00	$19.00	$18.50	$17.00
Expense Basis	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net

(1)	Source: Appraisal.

■
The Borrower. The borrower of the Fountains Center Loan is Boca Medical Plaza, LLC, a single-purpose, single-asset Florida limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fountains Center Loan. The guarantor of the non-recourse carveouts is Zvi Schwarzman.

■
Escrows. On the origination date, the borrower funded a reserve of (i) $46,250 for immediate repairs; (ii) $427,114 for real estate taxes; (iii) $210,038 for insurance premiums; (iv) $43,303 for gap rent and (v) $15,000 for designated tenant improvement costs.

On each due date, the borrower is required to pay to the lender (a) one-twelfth of the taxes that the lender estimates will be payable during the next ensuing twelve months, and (b) one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the insurance policies. In addition, the borrower is required to escrow (i) $3,073 on a monthly basis ($0.20 per SF per year) for replacement reserves and (ii) $15,364 on a monthly basis ($1.00 per SF per year) to fund a tenant improvement and leasing commissions rollover reserve with a reserve cap of $550,000.

■
Lockbox and Cash Management. The Fountains Center Loan requires a hard lockbox in the name of the borrower subject to the control of the lender, which is already in place. Pursuant to the Fountains Center Loan documents, the borrower is required to direct all tenants to deposit all rents into the lockbox account during the term of the Fountains Center Loan. So long as a Fountains Center Trigger Period is not then in effect, all funds in the lockbox account will be remitted on each business day to the borrower’s operating account. Upon the first occurrence of a Fountains Center Trigger Period, the lender, on borrower’s behalf, will establish an eligible cash management account with the lender or the servicer. If a Fountains Center Trigger Period has occurred and is continuing, all funds in the lockbox account will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the cash management account to pay debt service, operating expenses of the Fountains Center Property and to fund required reserves in accordance with the Fountains Center Loan documents. After the foregoing disbursements are made and provided that no event of default has occurred and is continuing, any excess cash flow will be disbursed to the borrower upon the expiration of any Fountains Center Trigger Period.

A “Fountains Center Trigger Period” means the period (a) commencing upon the earliest of, (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of Specified Tenant Trigger Period; and (b) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Fountains Center Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with regard to any Fountains Center Trigger Period commenced in connection with clause (iii) above, such Specified Tenant Trigger Period ceasing to exist in accordance with the terms under the Fountains Center Loan documents. Notwithstanding the foregoing, a Fountains Center Trigger Period will not be deemed to expire in the event that a Fountains Center Trigger Period then exists for any other reason.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS CENTER

A “Specified Tenant” means (i) any tenant under a lease which individually or when aggregated with all other leases at the Fountains Center Property with the same tenant or its affiliate, either (a) accounts for 15% or more of the total rental income for the Fountains Center Property, or (b) demises 15% or more of the Fountains Center Property’s gross leasable area, (ii) any tenant under a lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the Fountains Center Property and (iii) any tenant under an instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) and/or (ii) above.

■
A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark”, (iii) a Specified Tenant giving notice that it is terminating all or any portion of its lease, (iv) any termination, cancellation or failure to be in full force and effect of any Specified Tenant lease, (v) any bankruptcy or similar insolvency of any Specified Tenant and (vi) a Specified Tenant failing to extend or renew its lease on or prior to the applicable notice deadline for a minimum period of three years; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including a duly executed estoppel certificate) of (1) the satisfaction of cure conditions as stated under the Fountains Center Loan documents or (2) the borrower leasing the entire space in accordance with the applicable terms and conditions as depicted under the Fountains Center Loan documents, the applicable Specified Tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

■
Property Management. The Fountains Center Property is currently managed by S.I.S. Property Management, Inc., pursuant to a management agreement. Under the Fountains Center Loan documents, the borrower may terminate and replace the property manager so long as (i) no event of default has occurred and is continuing under the Fountains Center Loan, (ii) the lender receives at least 60 days prior written notice, (iii) the replacement would not cause, directly or indirectly, any termination right, right of first refusal, first offer or any other similar right to be exercisable, any termination fees to be due, or a material adverse effect to occur, without the lender’s prior written consent, and (iv) the applicable replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation).

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Fountains Center Property, covering no less than 12 months of business interruption coverage as calculated under the loan documents in an amount equal to 100% of the projected gross income from the Fountains Center Property (on an actual loss sustained basis) for a period continuing until the restoration of the Fountains Center Property is completed, and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000 for terrorism-related claims. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

HOTEL INDIGO NASHVILLE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOTEL INDIGO NASHVILLE

CARTIFACT
JAMES ROBERTSON PKY
JO JOHNSTON AVE
GAY ST
NELSON MERRY ST
Victory Park
Cordell Hull Bldg
Nashville Municipal Auditorium
Tennessee State Library & Archives
Tennessee State Capitol
Tennessee Supreme Court
John Sevier State Office Building
MTA Music City Central
Criminal Justice Center
AA Birch Justice Center
CHARLOTTE AVE
Davidson County Courthouse
Public Square Park
Tennessee State University -Williams Campus
William R. Snodgrass Tennessee Tower
Military Museum
War Museum Plaza
R.Jackson State Office Building
A.Jackson State Office Building
Tennessee Arts Commission
DEADERICK ST
TN Performing Arts Center
TN State Museum
Bank of America Plaza
DoubleTree Hotel
UBS Tower
Hotel Indigo Nashville
301 Union Street
Nashville, TN 37201
WOODLAND ST
UNION ST
Sheraton Hotel Nashville Downtown
Nashville City Center
The Stahlman
PRINTERS ALLEY
Downtown YMCA
Fifth Third Center
Fourth & Church
CHURCH ST
L&C Tower
Courtyard Nashville Downtown
Nashville
Nashville Public Library
One Nashville Place
Fort Nashborough
Cumberland River
LP Field
Lifeway Christian Resources
COMMERCE ST
Renaissance Nashville Hotel
Nashville Convention Center
SunTrust Building
Ryman Auditorium
AT&T Building (333 Commerce)
Baker Donelson Center
Holiday Inn Express Nashville Downtown
BROADWAY
Autograph Collection Union Station Hotel
First Center for the Visual Arts
US Federal Court House
Customs House
Tennessee Sports Hall of Fame
Hilton Nashville Downtown
Bridgestone Arena
MCGAVOCK ST
SOBRO
Hilton Park
Schermerhorn Symphony Center
The Pinnacle
Riverfront Park
DEMONBREUN ST
Cummins Station
Country Music Hall of Fame
MOLLOY ST
Music City Center
Omni Hotel
Hampton Inn
Hyatt Place
SHIRLEY ST
FRANKLIN ST
Marriott Springhill Suites (proposed)
Hilton Garden Inn (under construction)
LAFAYETTE ST
8TH AVE S
3RD AVE S
5TH AVE S
Nashville
DOWNTOWN
LP Field
Tennessee State University
Vanderbilt University
Belmont University
Trevecca Nazarene University
Berry Hill
The Mall At Green Hills
Lipscomb University
One Hundred Oaks Mall
Oak Hill
NASHVILLE INT'L AIRPORT
24
65
40
440
6
155

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOTEL INDIGO NASHVILLE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Nashville, Tennessee	Cut-off Date Principal Balance	$24,937,801
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$155,861.26
Size (Rooms)(1)	160	Percentage of Initial Pool Balance	2.0%
Total TTM Occupancy as of 8/31/2014	81.2%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 8/31/2014	81.2%	Type of Security	Fee Simple
Year Built / Latest Renovation(2)	1926-1927 / 2008-2014	Mortgage Rate	4.5500%
Appraised Value(3)	$37,400,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$10,418,358
Underwritten Expenses	$6,937,408
Underwritten Net Operating Income (NOI)	$3,480,950	Escrows
Underwritten Net Cash Flow (NCF)	$3,064,216	Upfront	Monthly
Cut-off Date LTV Ratio(3)(4)	66.7%	Taxes	$147,858	$18,482
Maturity Date LTV Ratio(5)	48.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.28x / 2.00x	FF&E(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.0% / 12.3%	Other(7)	$3,270,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	72.2%	Purchase Price	$31,000,000	89.5%
Principal’s New Cash Contribution	9,622,076	27.8	Reserves	3,417,858	9.9
Closing Costs	204,218	0.6
Total Sources	$34,622,076	100.0%	Total Uses	$34,622,076	100.0%

(1)
In the first quarter of 2013, the prior owner added 33 rooms in Tower II, increasing the room count from 97 to 130 (each excluding the 18 apartments in Tower II). Prior to August 31, 2015, the borrower is required to complete the renovation of 18 existing vacant apartments located on the top three floors of Tower II to create 30 additional guestrooms, increasing the total room count to 160. See “—The Mortgaged Property” below.

(2)	In 2013, at the time of the 33-room addition to the hotel, the existing 97 rooms were also refreshed, the restaurant area was renovated and the lobby was also renovated.
(3)
The Appraised Value reflects the “as-is” appraised value of $34,100,000 plus a stated $3,300,000 “capital deduction” related to capital improvements at the Hotel Indigo Nashville Property for which $3,270,000 was reserved upfront. See “—Appraisal” below.

(4)
The Cut-off Date LTV Ratio is calculated utilizing the appraised value of $37,400,000. The Cut-off Date LTV Ratio, calculated solely on the basis of the “as-is” appraised value of $34,100,000 is 73.1%.

(5)
The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $41,900,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $34,100,000 and the “as-is” appraised value plus the “capital deduction” of $37,400,000 are 59.4% and 54.1%, respectively.

(6)	See “—Escrows” below.
(7)	Other upfront reserve represents a capital improvement reserve in the amount of $3,270,000 in connection with the Hotel Indigo Nashville Property Capital Plan. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Hotel Indigo Nashville Loan”) is evidenced by a note in the original principal amount of $25,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in the Hotel Indigo Nashville located in Nashville, Tennessee (the “Hotel Indigo Nashville Property”). The Hotel Indigo Nashville Loan was originated by Goldman Sachs Mortgage Company on October 1, 2014 and represents approximately 2.0% of the Initial Pool Balance. The note evidencing the Hotel Indigo Nashville Loan has an outstanding principal balance as of the Cut-off Date of $24,937,801 and has an interest rate of 4.5500% per annum. The borrower utilized the proceeds of the Hotel Indigo Nashville Loan to acquire the Hotel Indigo Nashville Property, fund reserves and pay closing costs.

The Hotel Indigo Nashville Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Hotel Indigo Nashville Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in October 2024. Voluntary prepayment of the Hotel Indigo Nashville Loan is prohibited prior to July 6, 2024. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOTEL INDIGO NASHVILLE

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The Mortgaged Property. The Hotel Indigo Nashville Property consists of a 130-room hotel that is currently in the process of being expanded to 160 total rooms. The Hotel Indigo Nashville Property consists of two towers (“Tower I” and “Tower II”), each located on a separate adjacent tax parcel and each originally constructed in or prior to the 1920s. Tower I and Tower II are connected on the first, second and basement levels. The hotel opened in March 2010 with 97 rooms. The 15-story Tower I includes 87 guestrooms as well as a two-story event space. The 14-story Tower II includes the hotel lobby, the hotel restaurant and bar, executive offices and 6,515 SF of meeting space, a 26,061 SF office tenant located on floors 7 and 9 through 11 (and partially on floor 8). Additionally, Tower II includes 43 guestrooms on floors 3, 4, 5, and 6, 33 of which were constructed in the first quarter of 2013. Valet parking is available and utilizes an adjacent parking facility with which the hotel has a use agreement

The top three floors of Tower II currently contain 18 apartment units, which have been vacant since May 2014, and which will be converted to 30 additional guestrooms at an estimated cost of $3,270,000 (the “Hotel Indigo Nashville Property Capital Plan”). The Hotel Indigo Nashville Property Capital Plan started in October 2014 and is expected to be completed by August 2015.

The following table presents certain information relating to the 2013 demand analysis with respect to the Hotel Indigo Nashville Property based on market segmentation, as provided in the appraisal for the Hotel Indigo Nashville Property:

Estimated 2013 Accommodated Room Night Demand(1)
Property	Commercial	Meeting and Group	Leisure
Hotel Indigo Nashville Property	60.0%	5.0%	35.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing twelve-month period through August 2014 penetration rates relating to the Hotel Indigo Nashville Property, as provided in the August 2014 travel research reports:

TTM 8/31/2014 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Hotel Indigo Nashville Property	98.8%	101.0%	99.9%

(1)	Source: August 2014 travel research reports.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hotel Indigo Nashville Property:

Hotel Indigo Nashville(1)
	2012	2013	TTM 8/31/2014
Occupancy(2)	72.5%	75.5%	81.2%
ADR	$152.54	$178.19	$191.06
RevPAR	$110.54	$134.45	$155.06

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOTEL INDIGO NASHVILLE

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hotel Indigo Nashville Property:

Cash Flow Analysis(1)
	2012(2)	2013(3)	TTM 8/31/2014(4)	Underwritten(5)	Underwritten $ per Room(6)
Rooms Revenue	$3,925,542	$6,204,691	$7,357,743	$8,717,712	$54,486
Food & Beverage Revenue	781,996	934,395	1,141,855	1,352,910	8,456
Other Operating Revenue	469,102	547,668	480,988	347,736	2,173
Total Revenue	$5,176,640	$7,686,754	$8,980,586	$10,418,358	$65,115

Room Expense	$749,099	$1,112,066	$1,335,175	$1,581,962	$9,887
Food & Beverage Expense	683,280	729,595	939,450	1,113,093	6,957
Other Operating Expense	287,351	349,033	349,264	349,264	2,183
Total Departmental Expense	$1,719,730	$2,190,694	$2,623,889	$3,044,320	$19,027
Total Undistributed Expense	1,810,133	2,405,962	2,766,841	3,514,541	21,966
Total Fixed Expense	216,524	245,315	339,138	378,547	2,366
Total Operating Expenses	$3,746,387	$4,841,971	$5,729,868	$6,937,408	$43,359

Net Operating Income	$1,430,253	$2,844,783	$3,250,718	$3,480,950	$21,756
FF&E Reserve	207,066	307,470	359,223	416,734	2,605
Net Cash Flow	$1,223,187	$2,537,313	$2,891,495	$3,064,216	$19,151

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Hotel Indigo Nashville Property operated with 97 rooms in 2012.
(3)	33 additional rooms were added in February 2013. The Hotel Indigo Nashville Property operated with an average of approximately 126 rooms in 2013 (based on 46,147 available room nights).
(4)	The Hotel Indigo Nashville Property operated with an average of 130 rooms in the trailing-twelve month period ending August 31, 2014.
(5)	Underwritten cash flows are based on 160 rooms, which includes 30 rooms that are to be added prior to August 31, 2015. See “—The Mortgaged Property” above.
(6)	Underwritten $ per Room calculations are based on 160 rooms. See “—The Mortgaged Property” above.

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Appraisal. According to the appraisal dated as of October 8, 2014, the Hotel Indigo Nashville Property has an “as-is” appraised value of $34,100,000 which reflects a capital deduction of $3,300,000 for pending improvements related to the Hotel Indigo Nashville Property Capital Plan. Accordingly, the appraisal also provided a “when complete” appraised value of $39,000,000, as of September 2015, following the completion of the Hotel Indigo Nashville Property Capital Plan. Additionally, the Hotel Indigo Nashville Property has an “as stabilized” appraised value of $41,900,000 as of September 2018. At origination, the borrower funded an upfront reserve of $3,270,000 in connection with the Hotel Indigo Nashville Property Capital Plan (see “—Escrows” below). The lender holds the upfront reserve and will release funds to pay for the Hotel Indigo Nashville Property Capital Plan. As the funds are released from the reserve to pay for the Hotel Indigo Nashville Property Capital Plan, the appraisal’s capital deduction to achieve its concluded “as-is” value would be reduced on a dollar-for-dollar basis, and thus the value of the collateral would remain at $37,400,000 (notwithstanding the appraisal’s conclusion of a value “when complete” of $39,000,000).

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Environmental Matters. According to the Phase I environmental report dated September 9, 2014, there are no existing environmental conditions or recommendations for further action at the Hotel Indigo Nashville Property other than a recommendation for an asbestos operations and maintenance (O&M) plan, which is already in place.

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Market Overview and Competition. The Hotel Indigo Nashville Property is located in downtown Nashville, minutes from the state capitol, county courthouse, and offices of many companies. The Hotel Indigo Nashville Property and its competitive set collectively had an average occupancy of 79%, ADR of $177.07, and RevPAR of $139.34 as of year-end 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOTEL INDIGO NASHVILLE

The following table presents certain information relating to the primary competition for the Hotel Indigo Nashville Property:

Hotel Indigo Nashville Competitive Set(1)

Property	Number of Rooms(2)	Year Built	Estimated 2013 Occupancy	Estimated 2013 ADR	Estimated 2013 RevPAR
Hotel Indigo Nashville	126	Various	75%	$178.19	$134.45
Courtyard by Marriott Nashville Downtown	192	1998	83%	$180.00	$149.40
Hyatt Place Nashville Downtown	255	2013	40%	$182.00	$72.80
Homewood Suites by Hilton Nashville Downtown	113	2007	80%	$170.00	$136.00
Hampton Inn & Suites Nashville Downtown	154	2007	90%	$192.00	$172.80
Aloft Nashville West End	139	2007	73%	$155.00	$113.15
Marriott Autograph Collection Union Station Nashville	125	1986	82%	$236.00	$193.52
Holiday Inn Express Nashville Downtown	287	1989	77%	$165.00	$127.05
DoubleTree by Hilton Nashville	337	1979	84%	$155.00	$130.20
Sheraton Nashville Downtown	474	1975	77%	$169.00	$130.13

(1)	Source: Appraisal.
(2)	Hotel Indigo Nashville room count represents average available rooms during 2013.

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The Borrower. The borrower is TN Union Owner, LLC which is a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hotel Indigo Nashville Loan. The borrower is 90% owned by a fund managed by Real Asset Portfolio Management on behalf of a state pension fund and 10% owned and controlled by Winston Union, LLC. Real Asset Portfolio Management is an investment advisor that provides global real estate, natural resources and infrastructure portfolio management and consulting services to sophisticated institutional investors. The fund was formed in 2013 and invests on behalf of a state pension fund. Winston Union, LLC is controlled by Robert W. Winston III and owned by him and members of his family. Robert W. Winston III is the non-recourse carveout guarantor under the Hotel Indigo Nashville Loan. Robert W. Winston III founded Winston Hospitality Inc., the property manager, in 1991. After selling its owned portfolios in 1997 (to CapStar Hotel Company) and again in 2007 (to Inland American), Winston Hospitality Inc. continued to manage, acquire, develop, and rehabilitate upscale, premium limited-service and high-end extended stay hotels.

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Escrows. At origination, the borrower funded aggregate reserves of $3,417,858, comprised of: (i) a tax reserve in the amount of $147,858 and (ii) a capital improvement reserve in the amount of $3,270,000 in connection with the Hotel Indigo Nashville Property Capital Plan (see “—The Mortgaged Property” above).

On each due date, the borrower will be required to fund the following reserves with respect to the Hotel Indigo Nashville Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the insurance premiums over the next ensuing twelve-month period, provided, however, that reserve deposits are not required if the borrower is maintaining an approved blanket policy in accordance with the Hotel Indigo Nashville Loan documents and there is no continuing event of default and (iii) an FF&E reserve (into an account controlled by the borrower and pledged to the lender) in an amount equal to the greater of (x) the amount required to be reserved pursuant to any replacement franchise agreement for FF&E and (y) 1/12th of 4% of the revenues from the Hotel Indigo Nashville Property for the trailing-twelve month period, adjusted annually on each due date in November, initially equal to $29,935.29 (the “Monthly FF&E Expenditure Amount”).

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Lockbox and Cash Management. The Hotel Indigo Nashville Loan requires a hard lockbox, which is already in place. The Hotel Indigo Nashville Loan documents require that all credit card receivables, cash revenues and all other money received by either the borrower or property manager be deposited into the lockbox account. At the end of each business day, provided no Hotel Indigo Nashville Trigger Period or event of default is continuing, the lockbox bank is required to remit all funds contained in the lockbox account to an operating account controlled by the borrower and pledged to the lender. During the continuance of a Hotel Indigo Nashville Trigger Period or event of default, the lockbox bank will cease remittances to the operating account and will remit amounts instead to a lender-controlled cash management account. So long as no event of default is continuing, the borrower will be permitted to withdraw amounts from the operating account to pay for operating expenses, and so long as a Hotel Indigo Nashville Trigger Period or event of default is not continuing, borrower may make equity distributions from amounts remaining in the operating account after property expenses that are then due and payable have been paid.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOTEL INDIGO NASHVILLE

During the continuance of a Hotel Indigo Nashville Trigger Period or event of default and for the remainder of the loan term, the borrower is required to (a) remit all amounts contained in the borrower-controlled FF&E account into a lender-controlled FF&E reserve account and (b) fund the Monthly FF&E Expenditure Amount into a lender-controlled FF&E reserve account for the Hotel Indigo Nashville Property.

On each due date during a Hotel Indigo Nashville Trigger Period or an event of default, the Hotel Indigo Nashville Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be reserved in an excess cash flow reserve account. During the continuance of an event of default, lender may apply all funds on deposit in the cash management account to amounts payable under the Hotel Indigo Nashville Loan in such order of priority as the lender may determine.

A “Hotel Indigo Nashville Trigger Period” means the period: (a) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio is less than 1.45x and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period (ending on the last day of any fiscal quarter) is greater than 1.45x (b) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such financial reports are delivered and they indicate that no trigger period under clause (a) above has commenced and is continuing; and (c) prior to the completion of the Hotel Indigo Nashville Property Capital Plan, beginning on the date on which the borrower sponsor, Robert W. Winston III, fails to maintain (A) a net worth in excess of $11,250,000 or (B) liquid assets in excess of $2,250,000, and ending on the date on which the borrower sponsor maintains such thresholds.

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Property Management. The Hotel Indigo Nashville Property is managed by Winston Hospitality, Inc. pursuant to a management agreement. Under the Hotel Indigo Nashville Loan documents, the Hotel Indigo Nashville Property must remain managed by Winston Hospitality, Inc. or another management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Hotel Indigo Nashville Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for, or is the subject of a petition in, bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, provided, absent a continuing event of default, the borrower may select such substitute property manager, which substituted property manager is subject to lender’s approval.

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Permitted Mezzanine Indebtedness. The Hotel Indigo Nashville Loan documents permit the borrower to obtain mezzanine financing from an institutional lender subject to satisfaction of certain conditions set forth in the Hotel Indigo Nashville Loan documents, including among others: (i) the mezzanine lender may not be the borrower or its affiliate; (ii) lender will have reasonable approval rights over the permitted mezzanine loan documents; (iii) the execution of an intercreditor agreement; (iv) the borrower may not be an obligor, guarantor, or otherwise responsible for payment of the mezzanine debt; (v) the loan-to-value ratio of the then-outstanding aggregate principal balance of the Hotel Indigo Nashville Loan and the proposed mezzanine amount may not exceed 63.4% based on the then-current as-is appraised value of the Hotel Indigo Nashville Property, (vi) the combined debt service coverage ratio is required to be at least 1.75x; (vii) the mezzanine loan may not mature prior to the maturity date of the Hotel Indigo Nashville Loan, and is required to allow at least two one-year extensions at the option of the mezzanine borrower; and (viii) the mezzanine loan is required to be subordinate to the Hotel Indigo Nashville Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOTEL INDIGO NASHVILLE

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Additional Indebtedness. A $913,462 loan (the “Hotel Indigo Nashville Key Money Debt”) was provided from Six Continents Hotels, Inc., an affiliate of the franchisor, to TN Union, LLC, the sole member of the borrower. Such loan is unsecured and is guaranteed by Robert W Winston III. The Hotel Indigo Nashville Key Money Debt will become due and payable if the franchise license agreement is terminated, including upon sale of the Hotel Indigo Nashville Property if the franchise license agreement is not assumed. The Hotel Indigo Nashville Key Money Debt bears no interest and amortizes evenly over the first 120 months of the franchise license agreement term (beginning October 1, 2014). A foreclosing lender would not be required to assume any obligations under the Hotel Indigo Nashville Key Money Debt or its related guaranty, even if the lender elects to not retain the Hotel Indigo license. The Hotel Indigo Nashville Key Money Debt is not considered a permitted mezzanine loan and is not subject to the conditions required for permitted mezzanine indebtedness.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hotel Indigo Nashville Property (plus rental loss and/or business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Hotel Indigo Nashville Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hotel Indigo Nashville Property are separately allocated to the Hotel Indigo Nashville Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ART MARYLAND MF PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ART MARYLAND MF PORTFOLIO

CARTIFACT
MARYLAND
VIRGINIA
DELAWARE
Westminster
Finksburg
Reisterstown
Owings Mills
Cockeysville
Forest Hill
Bel Air North
Havre de Grace
Belcamp
Abingdon
Joppatowne
Edgewood
Towson
Rosedale
Wilmington
Bear
Elkton
Frederick
Eldersburg
Green Valley
Damascus
Baltimore
Dundalk
Ellicott City
Columbia
Glen Burnie
Savage
Severn
Green Haven
Laurel
Pasadena
Severna Park
Odenton
Arnold
Crofton
Germantown
Gaithersburg
Aspen Hill
Wheaton
Silver Spring
Bethesda
Sterling
Reston
Bowie
Parole
Edgewater
Washington, DC
Chantilly
Arlington
Alexandria
Centreville
Burke
Mount Vernon
Lake Ridge
Dale City
Montclair
Stafford
Waldorf
Mechanicsville
King George
Lexington Park
Chesapeake Bay
Worton
Chestertown
Dover
Denton
Easton
Cambridge
Seaford
Salisbury

ART Maryland MF Portfolio

	Property Name	Address	City	State	Zip Code
1	Forsythia Court Apartments	300-B Forsythia Drive	Abingdon	Maryland	21009
2	Cherry Tree Apartments	9 Windsor Way	Rosedale	Maryland	21237
3	Annhurst Apartments	4600 Annhurst Drive	Belcamp	Maryland	21017
4	Merrifield Apartments	1027 Adams Avenue	Salisbury	Maryland	21804

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ART MARYLAND MF PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	CCRE
Location (City/State)	Various, Maryland	Cut-off Date Principal Balance	$24,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$58,111.38
Size (Units)	413	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 8/21/2014	93.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/21/2014	93.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1984-1987 / 2011-2014	Mortgage Rate	4.7485%
Appraised Value	$34,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36

Underwritten Revenues	$3,722,880
Underwritten Expenses	$1,383,232	Escrows
Underwritten Net Operating Income (NOI)	$2,339,648	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,217,862	Taxes	$45,750	$22,875
Cut-off Date LTV Ratio	68.8%	Insurance	$75,378	$6,853
Maturity Date LTV Ratio	60.5%	Replacement Reserves	$0	$10,325
DSCR Based on Underwritten NOI / NCF(1)	1.56x / 1.48x	Other(2)	$158,819	$0
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.2%

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	83.3%	Loan Payoff	$28,107,852	97.6%
Principal’s New Cash Contribution	4,798,231	16.7	Closing Costs	410,432	1.4
			Reserves	279,947	1.0
Total Sources	$28,798,231	100.0%	Total Uses	$28,798,231	100.0%

(1)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR based on Underwritten NOI and Underwritten NCF are 2.02x and 1.92, respectively.
(2)	Other upfront reserve represents a deferred maintenance reserve of $158,819.

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The Mortgage Loan. The mortgage loan (the “ART Maryland MF Portfolio Loan”) is evidenced by a promissory note in the original principal amount of $24,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in four multifamily properties, comprised of 413-units located in Abingdon, Rosedale, Salisbury and Belcamp, Maryland (the “ART Maryland MF Portfolio Properties”). The ART Maryland MF Portfolio Loan was originated by Cantor Commercial Real Estate Lending, L.P. on September 24, 2014. The ART Maryland MF Portfolio Loan represents approximately 1.9% of the Initial Pool Balance. The note evidencing the ART Maryland MF Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $24,000,000 and an interest rate of 4.7485% per annum. The borrower utilized the proceeds of the ART Maryland MF Portfolio Loan and equity to refinance the existing debt on the ART Maryland MF Portfolio Properties.

The ART Maryland MF Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The ART Maryland MF Portfolio Loan requires payments of interest only prior to the due date in November 2017, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in October 2024. Voluntary prepayment of the ART Maryland MF Portfolio Loan is permitted on or after July 6, 2024 without payment of any prepayment premium. Defeasance with certain direct non-callable obligations of the United States of America is permitted at any time on or after January 6, 2017.

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The Mortgaged Property. The ART Maryland MF Portfolio Properties are four, single-story multifamily properties, totaling 413 units, located in Abingdon, Rosedale, Salisbury and Belcamp, Maryland. The ART Maryland MF Portfolio Properties consist of the Forsythia Court Apartments property (151 units, 94.7% occupied), Cherry Tree Apartments property (100 units, 94.0% occupied), Merrifield Apartments property (95 units, 88.4% occupied) and the Annhurst Apartments property (67 units, 95.5% occupied).

Since acquiring the ART Maryland MF Portfolio Properties in 2011, the borrower sponsor has invested approximately $1.3 million in capital expenditures ($3,226 per unit). Upgrades include interior improvements such as cabinetry, appliances and carpets, landscape refurbishment, exterior repairs and painting, new signage and roof repairs.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ART MARYLAND MF PORTFOLIO

The following table presents certain information relating to the ART Maryland MF Portfolio Properties:

Property Name	City	State	Cut-off Date Principal Balance	Units	Occupancy	Year Built / Renovated	“As-Is” Appraised Value	UW NCF
Forsythia Court Apartments	Abingdon	MD	$9,250,000	151	94.7%	1987 / 2011-2014	$13,400,000	$853,558
Cherry Tree Apartments	Rosedale	MD	5,800,000	100	94.0%	1985 / 2011-2014	8,300,000	535,903
Merrifield Apartments	Salisbury	MD	4,350,000	95	88.4%	1987 / 2011-2014	6,700,000	395,924
Annhurst Apartments	Belcamp	MD	4,600,000	67	95.5%	1984 / 2011-2014	6,500,000	432,476
Total / Wtd. Avg.			$24,000,000	413	93.2%		$34,900,000	$2,217,862

The following table presents certain information relating to historical leasing at the ART Maryland MF Portfolio Properties:

Historical Leased %(1)
2012	2013	As of 8/21/2014
82.0%	83.9%	93.2%

(1)	As provided by the borrower and represents occupancy as of December 31, of each respective year unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ART Maryland MF Portfolio Properties:

Cash Flow Analysis
	2013	TTM 6/30/2014	Underwritten	Underwritten $ per Unit
Base Rent(1)	$3,089,964	$3,253,291	$3,428,477	$8,301
Gross Up Vacancy	0	0	462,147	1,119
Goss Potential Rent	$3,089,964	$3,253,291	$3,890,624	$9,420
Vacancy, Credit Loss & Concessions(2)	(191,018)	(91,291)	(530,876)	(1,285)
Total Rent Revenue	$2,898,946	$3,162,000	$3,359,748	$8,135
Other Revenue(3)	302,968	348,830	363,132	879
Effective Gross Income	$3,201,914	$3,510,830	$3,722,880	$9,014

Total Operating Expenses	$1,316,544	$1,368,669	$1,383,232	$3,349

Net Operating Income	$1,885,370	$2,142,161	$2,339,648	$5,665
Replacement Reserves	0	0	121,786	295
Net Cash Flow	$1,885,370	$2,142,161	$2,217,862	$5,370

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Vacancy, Credit Loss & Concessions represents 13.6% of Underwritten Gross Potential Rent. As of August 21, 2014, the ART Maryland MF Portfolio Properties were 6.8% physically vacant.
(3)	Other revenue includes fees and other miscellaneous items..

■	Appraisal. According to the appraisals, the ART Maryland MF Portfolio Properties had an aggregate “as-is” appraised value of $34,900,000 as of August 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ART MARYLAND MF PORTFOLIO

■
Environmental Matters. According to the Phase I environmental site assessments, dated September 24, 2014 and September 25, 2014, there are no recognized environmental conditions or recommendations for further action at the ART Maryland MF Portfolio Properties other than the development and implementation of operations and maintenance plans for asbestos at each property, which are currently in place.

■
Market Overview and Competition. The ART Maryland MF Portfolio Properties are located throughout Maryland, with the Forsythia Court Apartments, Annhurst Apartments and Cherry Tree Apartments located in the Baltimore metro area and the Merrifield Apartments located in the Salisbury metro area.

The Annhurst Apartments property and Forsythia Court Apartments property are both located in the Harford County submarket of Baltimore. As of 2nd Quarter 2014, the Harford County submarket had a market rent of $930 and a market vacancy of 5.0%.

The Cherry Tree Apartments property is located in the Dundalk/Essex/Rosedale submarket of Baltimore. As of 2nd Quarter 2014, the Dundalk/Essex/Rosedale submarket had a market rent of $800 and a market vacancy of 2.0%.

The Merrifield Apartments property is located in the City of Salisbury submarket. As of 2nd Quarter 2014, the City of Salisbury had an average rent of $724 per unit and a vacancy rate of 3.7%.

The following table presents certain information relating to the market occupancies and market vacancies for the ART Maryland MF Portfolio Properties:

Market Analysis(1)
	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Market Vacancy	Actual Vacancy	Population(2)(3)	Median Household Income(3)
Forsythia	151	562	$839	$827	3.4%	5.3%	116,003	$81,745
Cherry Tree	100	513	$800	$782	6.2%	6.0%	258,548	$59,496
Merrifield	95	546	$724	$655	3.7%	11.6%	71,835	$45,570
Annhurst	67	602	$919	$866	3.6%	4.5%	76,150	$82,008
Total / Wtd. Avg.	413	553	$816	$783	4.2%	6.9%

(1)	Source: As provided by the borrower.
(2)	Represents 2014 estimates.
(3)	Represents 5-mile radius totals.

■
The Borrower. The borrowers, Forsythia Court Apartments of Harford County, Ltd., Forsythia Court Apartments of Harford County, II, Limited Partnership, Cherry Tree Apartments of Baltimore County, Ltd., Annhurst Apartments of Harford County, Ltd. and Merrifield Apartments of Wicomico County, Limited Partnership, are single purpose Ohio limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ART Maryland MF Portfolio Loan. The borrower sponsor and the non-recourse carveout guarantor is Arbor Realty SR, Inc.

Arbor Realty SR, Inc. is a wholly owned subsidiary of Arbor Realty Trust (NYSE:ABR) (“Arbor”). Founded in 2003, Arbor is a real estate investment trust that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investments and other real estate-related assets.

The prior financing of the ART Maryland MF Portfolio Properties was part of a larger $1.05 billion first mortgage financing as well as a junior preferred equity investment totaling $70.0 million, which was provided by Arbor. In October 2011, Arbor took ownership of the ART Maryland MF Portfolio Properties along with the additional properties securing the prior first mortgage through its preferred equity position.

■
Escrows. On the origination date, the borrowers funded aggregate reserves of: $297,947 with respect to the ART Maryland MF Portfolio Loan comprised of: (i) $45,750 for real estate taxes; (ii) $75,378 for insurance premiums and (iii) $158,819 for deferred maintenance, which is 125.0% of the engineer’s total estimated cost.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ART MARYLAND MF PORTFOLIO

On each due date, the borrowers are required to fund the following reserves with respect to the ART Maryland MF Portfolio Loan: (i) a real estate tax reserve in the amount of one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes over the succeeding twelve-month period, which currently equates to $22,875; (ii) an insurance reserve in the amount of one-twelfth of the amount the lender reasonably estimates will be necessary to pay insurance premiums over the succeeding twelve-month period, which currently equates to $6,853 and (iii) a replacement reserve in an amount equal to $10,325 ($300 per unit annually).

■
Lockbox and Cash Management. The ART Maryland MF Portfolio Loan is structured with a soft springing lockbox and springing cash management. Prior to the occurrence of an ART Maryland MF Portfolio Cash Management Period, the ART Maryland MF Portfolio Loan documents require that all rents received by the borrowers or the property manager be deposited into a lender-controlled lockbox account within two business days after receipt. Following the occurrence of an event of default under the ART Maryland MF Portfolio Loan or an ART Maryland MF Portfolio Cash Management Period, the borrower is required to cause all rents to be deposited directly into the lockbox and the funds on deposit in the lockbox account are required to be transferred on each business day to the cash management account under the control of the lender. During the continuance of an event of default under the ART Maryland MF Portfolio Loan, the lender is entitled to apply all funds on deposit in the cash management account to amounts payable under the ART Maryland MF Portfolio Loan in such order of priority as set forth in the ART Maryland MF Portfolio Loan agreement. Weekly on each Wednesday, so long as no event of default under the ART Maryland MF Portfolio Loan or ART Maryland MF Portfolio Cash Management Period is continuing, the lockbox bank will remit all amounts contained in the lockbox account to an operating account maintained by the borrower

An “ART Maryland MF Portfolio Cash Management Period” means any period (i) commencing upon the occurrence of an event of default under the ART Maryland MF Portfolio Loan documents or (ii) commencing upon the failure by the borrowers, after the end of one calendar quarter, to maintain a debt service coverage ratio of at least 1.10x and expiring upon the debt service coverage ratio has been greater than or equal to 1.20x for two consecutive quarters subsequent to the commencement of ART Maryland MF Portfolio Cash Management Period.

■
Property Management. The ART Maryland MF Portfolio Properties are currently managed by Elon Property Management Company, L.L.C., a third party property manager, pursuant to a management agreement. The ART Maryland MF Portfolio Loan documents require prior written approval from the lender (which approval may be conditioned upon a Rating Agency Confirmation) prior to the borrowers’ replacement of the property manager. The lender may replace (or require the borrowers to replace) the property manager (i) during an event of default under the ART Maryland MF Portfolio Loan, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, (iii) if the property manager is in default under the management agreement beyond any applicable grace and cure period or (iv) if control of the property manager has changed from what it was on the date of origination of the ART Maryland MF Portfolio Loan.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Partial Release. The borrowers are permitted to obtain a release of an individual ART Maryland MF Portfolio Property from the lien of the ART Maryland MF Portfolio Loan at any time after the second anniversary of the securitization Closing Date, subject to the satisfaction of certain conditions, including among others: (i) the borrowers have defeased an amount equal to the greater of (x) 115% of the allocated loan amount for each ART Maryland MF Portfolio Property being released and (y) an amount such that, after giving effect to such partial release, the debt service coverage ratio (as calculated in accordance with the ART Maryland MF Portfolio Loan agreement) for the prior twelve-month period ending on the last day of the most recent fiscal quarter is equal to or greater than 1.40x and the loan to value ratio is equal to or less than 75.0%, (ii) delivery of Rating Agency Confirmation and (iii) delivery of REMIC opinion.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ART MARYLAND MF PORTFOLIO

■
Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as the lender determines that either (i) prudent owners of real estate comparable to the ART Maryland MF Portfolio Properties are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the ART Maryland MF Portfolio Properties, plus 12 months of business interruption coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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BANK OF AMERICA PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance(2)	$23,330,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$279.27
Size (SF)	1,432,285	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 8/19/2014	89.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/19/2014	89.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1974 / 2009	Mortgage Rate	4.0500%
Appraised Value	$605,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(3)	Brookfield DTLA Holdings LLC
Underwritten Revenues	$63,011,458
Underwritten Expenses	$25,626,454	Escrows
Underwritten Net Operating Income (NOI)	$37,385,004	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$34,233,977	Taxes	$4,151,842	$518,981
Cut-off Date LTV Ratio(1)	66.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	66.1%	Replacement Reserves	$0	$23,871
DSCR Based on Underwritten NOI / NCF(1)	2.28x / 2.08x	TI/LC(4)	$0	$119,357
Debt Yield Based on Underwritten NOI / NCF(1)	9.3% / 8.6%	Other(5)	$3,512,083	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$400,000,000	100.0%	Loan Payoff(6)	$212,736,296	53.2%
			Principal Equity Distribution	178,141,919	44.5
			Reserves	7,663,925	1.9
			Closing Costs	1,457,860	0.4
Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%

(1)	Calculated based on the aggregate balance of the Bank of America Plaza Whole Loan.
(2)
The Bank of America Plaza Loan with a Cut-off Date Balance of $23,330,000 is evidenced by note A-4 (a non-controlling note), which is part of a $400,000,000 whole loan evidenced by four pari passu notes. The non-controlling pari passu companion loan evidenced by note A-3, with a principal balance of $110,000,000, was contributed the CGCMT 2014-GC25 transaction. The non-controlling pari passu companion loan evidenced by note A-2, with a principal balance of $116,670,000, was contributed to the WFRBS 2014-C23 transaction. The controlling pari passu companion loan evidenced by note A-1, with a principal balance of $150,000,000, was contributed to the WFRBS 2014-C22 transaction.

(3)	Brookfield DTLA Holdings LLC is the guarantor of the non-recourse carveouts under the Bank of America Plaza Loan.
(4)	The TI/LC reserve monthly deposit begins in September 2020.
(5)	Other upfront reserve represents a tenant improvement allowance reserve of $2,991,870 and a rent concessions reserve of $520,213.
(6)
A loan secured by the Bank of America Plaza Property was previously securitized in the MSCM 2004-HQ4 transaction. Loan payoff represents approximately $168.7 million trust balance and $44.0 million of subordinate debt.

The following table presents certain information relating to the major tenants at the Bank of America Plaza Property:

Ten Largest Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Capital Group	NR/NR/NR	323,554	22.6%	$8,413,679	25.8%	$26.00	2/28/2018	2, 5-year options
Bank of America(3)(4)	A/Baa2/A-	163,512	11.4	4,793,001	14.7	29.31	6/30/2022	2, 5-year options
Sheppard Mullin(5)	NR/NR/NR	185,927	13.0	4,553,151	14.0	24.49	12/31/2024	2, 5-year options
Kirkland & Ellis	NR/NR/NR	101,756	7.1	2,397,380	7.4	23.56	12/31/2019	1, 5-year option
Alston & Bird(6)(7)	NR/NR/NR	81,094	5.7	1,905,604	5.9	23.50	12/31/2023	2, 5-year options
Seyfarth & Shaw	NR/NR/NR	55,228	3.9	1,746,862	5.4	31.63	3/31/2019	1, 5-year option
Cooperative of American Physicians	NR/NR/NR	60,637	4.2	1,440,129	4.4	23.75	1/30/2024	NA
Analysis Group	NR/NR/NR	37,125	2.6	1,081,080	3.3	29.12	12/31/2018	1, 5-year option
RTKL Associates	NR/NR/NR	38,806	2.7	1,043,468	3.2	26.89	9/30/2021	1, 5-year option
Wells Fargo Bank	AA-/A2/A+	53,250	3.7	665,625	2.0	12.50	5/30/2018	1, 5-year option
Ten Largest Tenants		1,100,889	76.9%	$28,039,979	86.1%	$25.47
Remaining Tenants		181,213	12.7	4,512,674	13.9	24.90
Vacant Spaces		150,183	10.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,432,285	100.0%	$32,552,653	100.0%	$25.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual underwritten base rent per SF and annual underwritten base rent include contractual rent increases through August 2015.
(3)
The annual underwritten base rent and annual underwritten base rent per SF for Bank of America represent the tenant’s average rent over its lease term. The tenant’s current in-place rent is $25.78 per SF. The tenant’s rental per annum is $4,215,157.

(4)
Bank of America has a one-time right to reduce its space by one full floor or 12,000 to 13,000 SF of its highest or lowest contiguous floors upon providing notice on June 30, 2019 with 12-months’ notice.

(5)	Sheppard Mullin may reduce its space by one full floor on December 31, 2019 with 12-months’ notice.
(6)	Alston & Bird has a rent abatement period that expires in June 2015. An escrow was collected at loan origination for the remaining rent concessions.
(7)	Alston & Bird may terminate 25,773 SF on June 30, 2018 with 12-months’ notice and a termination fee of $2,410,728.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BANK OF AMERICA PLAZA

The following table presents certain information relating to the lease rollover schedule for the Bank of America Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	6,439	0.4%	0.4%	$117,609	0.4%	$18.27	2
2014	0	0.0	0.4%	0	0.0	0.00	0
2015	0	0.0	0.4%	0	0.0	0.00	0
2016	17,832	1.2	1.7%	485,307	1.5	27.22	4
2017	76,462	5.3	7.0%	1,883,542	5.8	24.63	5
2018	437,191	30.5	37.6%	10,724,524	32.9	24.53	7
2019	195,576	13.7	51.2%	5,080,457	15.6	25.98	4
2020	15,450	1.1	52.3%	468,606	1.4	30.33	2
2021	41,478	2.9	55.2%	1,073,697	3.3	25.89	2
2022	164,439	11.5	66.7%	4,825,103	14.8	29.34	2
2023	80,671	5.6	72.3%	1,900,528	5.8	23.56	1
2024	246,564	17.2	89.5%	5,993,280	18.4	24.31	2
2025 & Thereafter	0	0.0	89.5%	0	0.0	0.00	0
Vacant	150,183	10.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,432,285	100.0%		$32,552,653	100.0%	$25.39	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Multiple tenants operate under more than one lease. There are 31 tenants subject to 50 leases.

The following table presents certain information relating to historical leasing at the Bank of America Plaza Property:

Historical Leased %(1)
2009	2010	2011	2012	2013	As of 8/19/2014
94.0%	94.0%	95.0%	93.0%	92.0%	89.5%

(1)	As provided by the borrower and reflects occupancy as of December 31, for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BANK OF AMERICA PLAZA

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bank of America Plaza Property:

Cash Flow Analysis

	2011	2012	2013	TTM 6/30/2014	Underwritten(1)(2)	Underwritten $ per SF(1)(2)
Base Rent(3)	$31,216,203	$31,394,104	$30,617,785	$30,371,257	$30,984,853	$21.63
Contractual Rent Steps	0	0	0	0	1,567,800	1.09
Gross Up Vacancy	0	0	0	0	3,314,834	2.31
Total Rent	$31,216,203	$31,394,104	$30,617,785	$30,371,257	$35,867,487	$25.04
Total Reimbursables	19,248,665	19,957,742	20,928,986	22,426,286	22,516,480	15.72
Other Income	7,610,141	7,605,930	8,162,383	8,214,240	8,214,240	5.74
Free Rent	(598,846)	(6,430,584)	(5,945,870)	(2,236,116)	0	0.00
Vacancy & Credit Loss(4)	0	0	0	0	(3,586,749)	(2.50)
Effective Gross Income	$57,476,163	$52,527,192	$53,763,284	$58,775,667	$63,011,458	$43.99

Real Estate Taxes	$5,122,179	$5,108,542	$6,794,052	$7,119,467	$7,998,179	$5.58
Insurance	2,970,172	3,153,171	3,262,727	3,284,019	3,289,543	2.30
Management Fee	1,852,467	1,697,013	1,740,537	1,866,245	1,000,000	0.70
Other Operating Expenses	12,676,133	12,960,965	13,101,489	13,338,732	13,338,732	9.31
Total Operating Expenses	$22,620,951	$22,919,691	$24,898,805	$25,608,463	$25,626,454	$17.89

Net Operating Income(5)	$34,855,212	$29,607,501	$28,864,479	$33,167,204	$37,385,004	$26.10
TI/LC	0	0	0	0	2,864,570	2.00
Capital Expenditures	0	0	0	0	286,457	0.20
Net Cash Flow	$34,855,212	$29,607,501	$28,864,479	$33,167,204	$34,233,977	$23.90

(1)
The increase in the underwritten base rent from the TTM 6/30/2014 base rent is attributed to contractual rent increases through August 2015 ($1,567,800) and rent averaging for Bank of America, Wells Fargo and MetLife ($616,845).

(2)	Annual underwritten base rent per SF and annual underwritten base rent include contractual rent increases through August 2015.
(3)
The annual underwritten base rent and annual underwritten base rent per SF for Bank of America represent the tenant’s average rent over its lease term. The tenant’s current in-place rent is $25.78 per SF. The tenant’s rental per annum is $4,215,157.

(4)	The underwritten economic vacancy is 10.0%. The Bank of America Plaza Property was 89.5% physically occupied as of August 19, 2014.
(5)	The Net Operating Income for the period beginning on January 1, 2014 and ending on June 30, 2014 is $16,930,995.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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FAIRGROUNDS PLAZA TIMONIUM

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Timonium, Maryland	Cut-off Date Principal Balance	$23,300,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$219.24
Size (SF)	106,278	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 8/31/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2014	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1999 / NAP	Mortgage Rate	4.4380%
Appraised Value	$34,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(1)	Richard E. Rotner
Underwritten Revenues	$2,687,721
Underwritten Expenses	$573,796	Escrows
Underwritten Net Operating Income (NOI)	$2,113,925	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,002,742	Taxes(2)	$0	$0
Cut-off Date LTV Ratio	67.9%	Insurance(3)	$0	$0
Maturity Date LTV Ratio	67.9%	Replacement Reserves	$0	$3,100
DSCR Based on Underwritten NOI / NCF	2.02x / 1.91x	TI/LC	$0	$4,428
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,300,000	100.0%	Loan Payoff	$22,479,390	96.5%
Principal Equity Distribution	474,802	2.0
Closing Costs	345,808	1.5

Total Sources	$23,300,000	100.0%	Total Uses	$23,300,000	100.0%

(1)	Richard E. Rotner is the guarantor of the non-recourse carveouts under the Fairgrounds Plaza Timonium Loan.
(2)
The borrower is not required to reserve funds for taxes so long as (i) no event of default has occurred and is continuing and (ii) the borrower delivers evidence that the required taxes have been paid.

(3)
The borrower is not required to reserve funds for insurance premiums so long as (i) no event of default has occurred and is continuing and (ii) the borrower delivers evidence that the required insurance is maintained under a blanket insurance policy and that the applicable premiums have been paid.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Fairgrounds Plaza Timonium Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
ShopRite	NR / NR / NR	56,795	44.4%	Yes	$1,230,222	$21.66	1/31/2019	$532	4.1%	8, 5-year options
Total Anchors		56,795	44.4%

Jr. Anchors
REI(3)	NR / NR / NR	21,630	16.9%	No	$75,332	$3.48	NA	NA	NA	NA
PetSmart(4)	NR / NR / BB+	18,638	14.6	Yes	$467,605	$25.09	1/31/2021	$307	8.2%	3, 5-year options
Total Jr. Anchors		40,268	31.5%

Occupied In-line		28,045	21.9%		$908,510	$32.39
Occupied Outparcel/Other		2,800	2.2%		$149,337	$53.33
Vacant Spaces		0	0.0%		$0	$0.00
Total Owned SF		106,278	83.1%
Total SF		127,908	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are based on full year 2013 sales.
(3)	REI owns its land and improvements and does not pay rent; the indicated figure represents common area maintenance charge.
(4)	Sales estimates from the store manager.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FAIRGROUNDS PLAZA TIMONIUM

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Fairgrounds Plaza Timonium Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent(2)	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
ShopRite	NR / NR / NR	56,795	53.4%	$1,023,446	43.6%	$18.02	1/31/2019	$532	4.1%	8, 5-year options
PetSmart(4)	NR / NR / BB+	18,638	17.5	401,835	17.1	21.56	1/31/2021	$307	8.2%	3, 5-year options
Hallmark(5)	NR / NR / NR	5,963	5.6	161,001	6.9	27.00	2/28/2020	$156	19.6%	NA
Columbia Bank	NR / NR / NR	2,800	2.6	139,755	6.0	49.91	9/30/2019	NA	NA	2, 5-year options
Berkshire Hathaway	A+ / Aa2 / AA	5,897	5.5	138,344	5.9	23.46	10/31/2017	NA	NA	2, 3-year options
Anytime Fitness	NR / NR / NR	4,493	4.2	105,406	4.5	23.46	9/30/2024	NA	NA	NA
II Basilico Trattoria Italiana(5)	NR / NR / NR	2,455	2.3	85,587	3.6	34.86	3/31/2022	$233	16.9%	1, 10-year option
Fairgrounds Plaza Liquors	NR / NR / NR	2,017	1.9	74,004	3.2	36.69	1/31/2021	$487	8.5%	1, 5-year option
Lacrosse Unlimited	NR / NR / NR	2,240	2.1	62,365	2.7	27.84	6/30/2023	NA	NA	2, 5-year options
Johnny’s Sushi(6)	NR / NR / NR	1,519	1.4	58,512	2.5	38.52	6/30/2016	$643	6.9%	NA
Ten Largest Owned Tenants		102,817	96.7%	$2,250,255	95.9%	$21.89
Remaining Owned Tenants		3,461	3.3	96,417	4.1	27.86
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		106,278	100.0%	$2,346,672	100.0%	$22.08

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten Base Rent is based on the August 31, 2014 rent roll with rent steps through December 31, 2015.
(3)	Tenant sales are based on full year 2013 sales unless explicitly stated otherwise.
(4)	Sales estimates from the store manager.
(5)	Sales are based on a TTM basis as of September 30, 2014.
(6)	Sales are based on a TTM basis as of June 1, 2014.

The following table presents certain information relating to the lease rollover schedule at the Fairgrounds Plaza Timonium Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	1,988	1.9	1.9%	53,700	2.3	27.01	1
2016	1,519	1.4	3.3%	58,512	2.5	38.52	1
2017	5,897	5.5	8.8%	138,344	5.9	23.46	1
2018	1,473	1.4	10.2%	42,717	1.8	29.00	1
2019	59,595	56.1	66.3%	1,163,201	49.6	19.52	2
2020	5,963	5.6	71.9%	161,001	6.9	27.00	1
2021	20,655	19.4	91.4%	475,839	20.3	23.04	2
2022	2,455	2.3	93.7%	85,587	3.6	34.86	1
2023	2,240	2.1	95.8%	62,365	2.7	27.84	1
2024	4,493	4.2	100.0%	105,406	4.5	23.46	1
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	106,278	100.0%		$2,346,672	100.0%	$22.08	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at Fairgrounds Plaza Timonium Property:

Historical Leased %(1)
	2011	2012	2013	As of 8/31/2014
Owned Space	93.0%	93.0%	96.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FAIRGROUNDS PLAZA TIMONIUM

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fairgrounds Plaza Timonium Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 8/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,911,899	$1,963,360	$2,018,331	$2,182,505	$2,346,672	$22.08
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,911,899	$1,963,360	$2,018,331	$2,182,505	$2,346,672	$22.08
Total Reimbursables	433,177	428,052	419,976	476,581	482,509	4.54
Other Income(3)	0	30,000	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(141,459)	(1.33)
Effective Gross Income	$2,345,076	$2,421,413	$2,438,307	$2,659,086	$2,687,721	$25.29

Total Operating Expenses	$564,570	$518,900	$578,919	$626,626	$573,796	$5.40

Net Operating Income	$1,780,506	$1,902,512	$1,859,388	$2,032,460	$2,113,925	$19.89
TI/LC	0	0	0	0	73,986	0.70
Capital Expenditures	0	0	0	0	37,197	0.35
Net Cash Flow	$1,780,506	$1,902,512	$1,859,388	$2,032,460	$2,002,742	$18.84

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the August 31, 2014 rent roll with rent steps through December 31, 2015.
(3)	Other Income in 2012 includes rental revenue from a temporary tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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129-131 GREENE STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$23,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$2,804.88
Size (SF)	8,200	Percentage of Initial Pool Balance	1.8%
Total Occupancy as of 7/1/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2014	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1920 / 2014	Mortgage Rate	4.0000%
Appraised Value	$37,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	60
Borrower Sponsor(1)	Amarjit Bhalla, Laura Bhalla and Elizabeth Blue Holding, Inc.
Underwritten Revenues	$1,690,616
Underwritten Expenses	$84,425	Escrows
Underwritten Net Operating Income (NOI)	$1,606,190	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,604,550	Taxes	$20,028	$4,006
Cut-off Date LTV Ratio	62.2%	Insurance	$0	$0
Maturity Date LTV Ratio	62.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.72x / 1.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.0% / 7.0%	Other(2)	$1,896	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	99.8%	Principal Equity Distribution	$17,370,774	75.4%
Other Sources	35,000	0.2	Loan Payoff	4,796,028	20.8
Closing Costs	846,274	3.7
Reserves	21,924	0.1
Total Sources	$23,035,000	100.0%	Total Uses	$23,035,000	100.0%

(1)	Amarjit Bhalla and Laura Bhalla are the guarantors of the non-recourse carveouts under the 129-131 Greene Street Loan.
(2)	The Other upfront reserve of $1,896 represents a condominium common charges reserve account.

The following table presents certain information relating to the tenant at the 129-131 Greene Street Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent (2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Google	NR / Aa2 / AA	8,200	100.0%	$1,625,967	100.0%	$198.29	9/30/2024	NA	NA	2, 5-year options
Total / Wtd. Avg.		8,200	100.0%	$1,625,967	100.0%	$198.29

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent is comprised of in-place base rent ($1,475,000) and the present value of contractual rent steps ($150,967) discounted at 6.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

129-131 GREENE STREET

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at 129-131 Greene Street Property:

Cash Flow Analysis(1)(2)
	Underwritten	Underwritten $ per SF
Base Rent	$1,475,000	$179.88
Contractual Rent Steps(3)	150,967	18.41
Total Rent	$1,625,967	$198.29
Total Reimbursables	107,998	13.17
Less Vacancy & Credit Loss	(43,349)	(5.29)
Effective Gross Income	$1,690,616	$206.17

Total Operating Expenses	$84,425	$10.30

Net Operating Income	$1,606,190	$195.88
Replacement Reserves	1,640	0.20
Net Cash Flow	$1,604,550	$195.68

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Historical cash flow information is not presented as the 129-131 Greene Street Property was originally leased to a furniture store at acquisition.  After acquisition, the borrower sponsors bought out the furniture store and executed a new lease with the current tenant.

(3)	Contractual rent steps are underwritten based on the present value of the contractual rent steps discounted at a rate of 6.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CAPITAL CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Raleigh, North Carolina	Cut-off Date Principal Balance		$22,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$137.94
Size (SF)	159,484	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 9/3/2014	89.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/3/2014	89.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1986 / 2011-2014	Mortgage Rate		4.5860%
Appraised Value	$30,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	36
		Borrower Sponsor(1)	Anthony H. Dilweg
Underwritten Revenues	$3,165,887
Underwritten Expenses	$1,071,572	Escrows
Underwritten Net Operating Income (NOI)	$2,094,316		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,909,334	Taxes	$156,805	$17,423
Cut-off Date LTV Ratio(2)	67.2%	Insurance	$0	$0
Maturity Date LTV Ratio	63.3%	Replacement Reserves	$0	$3,999
DSCR Based on Underwritten NOI / NCF	1.55x / 1.41x	TI/LC(3)	$0	$20,833
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.3%	Other(4)	$1,847,073	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,000,000	97.3%	Loan Payoff	$20,172,782	89.2%
Principal’s New Cash Contribution	616,890	2.7	Reserves	2,003,878	8.9
			Closing Costs	440,229	1.9
Total Sources	$22,616,890	100.0%	Total Uses	$22,616,890	100.0%

(1)	Anthony H. Dilweg is the guarantor of the non-recourse carveouts under the Capital Center Loan.
(2)
The Cut-off Date LTV Ratio, Debt Yield Based on Underwritten NOI and Debt Yield Based on Underwritten NCF are calculated based on the Cut-off Date Principal Balance net of the earnout amount ($1,500,000).  The Cut-off Date LTV Ratio without netting the related earnout amount is 72.1%.  The Debt Yield Based on Underwritten NOI and the Debt Yield Based on Underwritten NCF without netting the related earnout amount are 9.5% and 8.7%, respectively.

(3)	TI/LC reserves are capped at $500,000.
(4)
Other reserves represent a $1,500,000, 24-month earnout in connection with the upcoming lease rollover in 2015 and a $150,000 holdback for potential yield maintenance premium in the event that the borrower does not satisfy certain additional leasing requirement within the 24 month period.  Additionally, there are escrows for Plexus Services Corp.’s four months of free rent ($187,913) and unfunded TI/LC costs for the Public Consulting Group’s expansion ($5,165) and Burns & McDonnell’s expansion ($3,995).

The following table presents certain information relating to the major tenants at the Capital Center Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
MetLife(2)	A- / A3 / A-	27,851	17.5%	$627,471	19.8%	$22.53	(2)	NA
Plexus Services Corp.	NR / NR / NR	24,892	15.6	576,899	18.2	23.18	3/31/2021	1, 5-year option
Burns & McDonnell	NR / NR / NR	11,332	7.1	238,695	7.5	21.06	11/30/2019	NA
UBM / SharedVue(3)	NR / Baa3 / BBB-	8,871	5.6	191,968	6.1	21.64	11/30/2019	1, 5-year option
My Computer Career	NR / NR / NR	6,893	4.3	184,796	5.8	26.81	2/28/2017	NA
Public Consulting Group	NR / NR / NR	6,639	4.2	160,820	5.1	24.22	6/30/2016	2, 3-year options
Danis Construction(4)	NR / NR / NR	7,406	4.6	154,412	4.9	20.85	12/31/2018	2, 5-year options
Spectraforce Technologies	NR / NR / NR	6,359	4.0	138,495	4.4	21.78	5/31/2016	2, 5-year options
Ciber, Inc.	NR / NR / NR	5,389	3.4	128,637	4.1	23.87	8/31/2018	NA
MSA Marketing	NR / NR / NR	5,510	3.5	118,741	3.8	21.55	2/28/2015	1, 3-year option
Ten Largest Tenants		111,142	69.7%	$2,520,936	79.7%	$22.68
Remaining Tenants		31,330	19.6	640,948	20.3	20.46
Vacant		17,012	10.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		159,484	100.0%	$3,161,884	100.0%	$22.19

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	MetLife leases five suites with a total of 27,851 SF leased. 12,230 SF expires in May 2015 and 15,621 SF expires in May 2016.
(3)	UBM / SharedVue can terminate its lease on 11/30/2017 with 12 months prior written notice and a termination fee of $168,531.
(4)
Danis Construction can terminate its lease on 2/28/2017 with notice in writing no later than 5/31/2016.  Notice must include termination fee which is equal to all unamortized costs of landlord work and $16,208 of free rent.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CAPITAL CENTER

The following table presents the lease rollover schedule at the Capital Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	686	0.4%	0.4%	$0	0.0%	$0.00	1
2014	0	0.0	0.4%	0	0.0	0.00	0
2015	17,740	11.1	11.6%	389,733	12.3	21.97	2
2016	32,062	20.1	31.7%	733,365	23.2	22.87	5
2017	18,537	11.6	43.3%	454,316	14.4	24.51	5
2018	18,554	11.6	54.9%	403,117	12.7	21.73	4
2019	23,809	14.9	69.8%	503,841	15.9	21.16	3
2020	0	0.0	69.8%	0	0.0	0.00	0
2021	29,862	18.7	88.6%	677,511	21.4	22.69	2
2022	0	0.0	88.6%	0	0.0	0.00	0
2023	0	0.0	88.6%	0	0.0	0.00	0
2024	0	0.0	88.6%	0	0.0	0.00	0
2025 & Thereafter	1,222	0.8	89.3%	0	0.0	0.00	1
Vacant	17,012	10.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	159,484	100.0%		$3,161,884	100.0%	$22.19	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Represents a 686 SF maintenance office.

The following table presents certain information relating to historical leasing at the Capital Center Property:

Historical Leased %(1)
2011	2012	2013	TTM as of 6/30/2014
75.1%	81.0%	78.7%	82.6%

(1)	As provided by the borrower which reflects average occupancy for the year specified unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Capital Center Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM as of 6/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,642,035	$2,982,144	$2,820,165	$2,979,965	$3,161,884	$19.83
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	374,264	2.35
Total Rent	$2,642,035	$2,982,144	$2,820,165	$2,979,965	$3,536,148	$22.17
Total Reimbursables	15,620	9,308	35,196	(7,695)	4,003	0.03
Other Income	8,962	1,173	3,494	1,812	0	0.00
Less Vacancy & Credit Loss	(151,641)	(146,348)	(196,648)	(253,795)	(374,264)	(2.35)
Effective Gross Income	$2,514,976	$2,846,277	$2,662,207	$2,720,287	$3,165,887	$19.85

Total Operating Expenses	$1,085,518	$1,052,895	$1,100,744	$1,116,566	$1,071,572	$6.72

Net Operating Income	$1,429,459	$1,793,382	$1,561,463	$1,603,721	$2,094,316	$13.13
TI/LC	0	0	0	0	136,990	0.86
Capital Expenditures	0	0	0	0	47,992	0.30
Net Cash Flow	$1,429,459	$1,793,382	$1,561,463	$1,603,721	$1,909,334	$11.97

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 9/3/2014 and rent steps through 12/31/2015.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BASS PRO OUTDOOR WORLD

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Dania Beach, Florida	Cut-off Date Principal Balance		$21,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$127.27
Size (SF)	165,000	Percentage of Initial Pool Balance		1.7%
Total Occupancy as of 11/17/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/17/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1999 / NAP	Mortgage Rate(1)		4.7500%
Appraised Value	$28,150,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(2)	Murray H. Goodman
Underwritten Revenues	$1,853,132
Underwritten Expenses	$85,575	Escrows
Underwritten Net Operating Income (NOI)	$1,767,557		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,691,276	Taxes	$0	$0
Cut-off Date LTV Ratio	74.6%	Insurance	$15,440	$2,573
Maturity Date/ARD LTV Ratio	65.7%	Replacement Reserves	$0	$2,063
DSCR Based on Underwritten NOI / NCF	1.34x / 1.29 x	TI/LC(3)	$0	$3,333
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,000,000	73.0%	Purchase Price	$28,046,452	97.5%
Principal’s New Cash Contribution	6,754,846	23.5	Closing Costs	692,954	2.4
Other Sources	1,000,000	3.5	Reserves	15,440	0.1
Total Sources	$28,754,846	100.0%	Total Uses	$28,754,846	100.0%

(1)
Commencing on the Anticipated Repayment Date (November 6, 2024), the Mortgage Rate will increase to the greater of (a) 4.0000% per annum above the initial Mortgage Rate and (b) 6.0000% per annum above the then-current United States Dollar swap spread.

(2)	Murray H. Goodman is the guarantor of the non-recourse carveouts under the Bass Pro Outdoor World Loan.
(3)	TI/LC reserves are capped at $260,000.

The following table presents certain information relating to the sole tenant at the Bass Pro Outdoor World Property:

Largest Tenant Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	All-In UW Occupancy Cost(3)	Renewal / Extension Options
Bass Pro Outdoor World	NR/Ba3/BB-	165,000	100.0%	$1,840,000	100.0%	$11.15	12/31/2022	$382	4.3%	7, 5-year options
Total / Wtd. Avg.		165,000	100.0%	$1,840,000	100.0%	$11.15

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of November 30, 2014 for Bass Pro Outdoor World.
(3)	All-In UW Occupancy Cost includes both UW rent and estimated reimbursements (based on the appraiser’s expenses comparables) for that tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BASS PRO OUTDOOR WORLD

The following table presents certain information relating to the lease rollover schedule at the Bass Pro Outdoor World Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	165,000	100.0	100.0%	1,840,000	100.0	11.15	1
2023 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	165,000	100.0%		$1,840,000	100.0%	$11.15	1

The following table presents certain information relating to historical leasing at the Bass Pro Outdoor World Property:

Historical Leased %(1)
	2011	2012	2013	As of 11/17/2014
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the applicable year, unless otherwise specified.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bass Pro Outdoor World Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 4/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$1,600,000	$1,600,000	$1,760,000	$1,760,000	$1,840,000	$11.15
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,600,000	$1,600,000	$1,760,000	$1,760,000	$1,840,000	$11.15
Total Reimbursables	0	0	0	0	80,344	0.49
Total Percentage Rent	0	19,730	22,033	22,033	0	0.00
Other Income	0	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(67,212)	(0.41)
Effective Gross Income	$1,600,000	$1,619,730	$1,782,033	$1,782,033	$1,853,132	$11.23

Real Estate Taxes	$0	$0	$0	$0	$0	$0.00
Insurance	0	0	0	0	29,981	0.18
Management Fee	0	0	0	0	55,594	0.34
Other Operating Expenses	0	0	0	0	0	0.00
Total Operating Expenses	$0	$0	$0	$0	$85,575	$0.52

Net Operating Income	$1,600,000	$1,619,730	$1,782,033	$1,782,033	$1,767,557	$10.71
TI/LC	0	0	0	0	51,531	0.31
Replacement Reserves	0	0	0	0	24,750	0.15
Net Cash Flow	$1,600,000	$1,619,730	$1,782,033	$1,782,033	$1,691,276	$10.25

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MIDYAN GATE REALTY PORTFOLIO 2

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	SMF I
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance	$20,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$274.63
Size (SF)	72,826	Percentage of Initial Pool Balance	1.6%
Total Occupancy as of 11/3/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/3/2014	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.3520%
Appraised Value	$28,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor(1)	David Bawabeh and Morris Bawabeh
Underwritten Revenues	$1,880,333
Underwritten Expenses	$153,413	Escrows
Underwritten Net Operating Income (NOI)	$1,726,920	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,679,583	Taxes(2)	$34,952	$0
Cut-off Date LTV Ratio	71.4%	Insurance(3)	$14,568	$0
Maturity Date LTV Ratio	62.3%	Replacement Reserves(4)	$22,000	$0
DSCR Based on Underwritten NOI / NCF	1.45x / 1.41x	TI/LC(5)	$110,000	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.4%	Other	$0	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	100.0%	Loan Payoff	$15,182,042	75.9%
			Principal Equity Distribution	4,228,191	21.1
			Closing Costs	408,248	2.0
			Reserves	181,520	0.9
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	David Bawabeh and Morris Bawabeh are the guarantors of the non-recourse carveouts under the Midyan Gate Realty Portfolio 2 Loan.
(2)
The lender will not require tax reserves to be collected so long as there is no uncured event of default, the borrower provides evidence that taxes have been paid and the borrower deposits any additional sums with the lender such that deposits in the reserve equal six months’ of then current tax payments.

(3)
The lender will not require insurance reserves to be collected so long as there is no uncured event of default, the required insurance is maintained, the borrower provides evidence that insurance premiums have been paid and the borrower deposits any additional sums with the lender such that deposits in the reserve equal six months’ of then current insurance premiums.

(4)	Replacement Reserves are capped at $22,000.
(5)	TI/LC reserves are capped at $110,000.

The following table presents certain information relating to the Midyan Gate Realty Portfolio 2 Properties:

Portfolio Summary

Property Name	City	State	Net Rentable Area (SF)	Occupancy(1)	Year Built / Renovated	“As-Is” Appraised Value
190 East 98th Street	Brooklyn	NY	24,050	100.0%	1933 / 2004	$9,200,000
128-144 East 98th Street	Brooklyn	NY	17,576	100.0%	1933 / 2004	7,300,000
90-92 East 98th Street	Brooklyn	NY	17,500	100.0%	1931 / 2003	6,300,000
112 East 98th Street	Brooklyn	NY	13,700	100.0%	1931 / 2005	5,200,000
Total / Wtd. Avg. Portfolio			72,826	100.0%		$28,000,000

(1)	As provided by the borrower and represents occupancy as of November 3, 2014.

The following table presents certain information relating to historical leasing at the Midyan Gate Realty Portfolio 2 Properties:

Historical Leased %(1)
2011	2012	2013	As of 11/3/2014
94.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise stated.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MIDYAN GATE REALTY PORTFOLIO 2

The following table presents certain information relating to the major tenants at the Midyan Gate Realty Portfolio 2 Properties (of which, certain tenants may have co-tenancy provisions):

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
PH Brownsville LLC d/b/a PayHalf	NR / NR / NR	15,500	21.3%	$391,468	20.4%	$25.26	1/31/2019	NA	NA	3, 5-year options
Regine 125 Inc.	NR / NR / NR	6,700	9.2	192,000	10.0	28.66	9/30/2028	NA	NA	NA
Family Dollar	NR / Baa3 / BBB-	8,000	11.0	191,664	10.0	23.96	12/31/2018	NA	NA	NA
AKD Food Corp d/b/a Met Fresh	NR / NR / NR	8,150	11.2	186,480	9.7	22.88	2/28/2023	NA	NA	1, 15-year option
Danice Stores	NR / NR / NR	4,800	6.6	150,000	7.8	31.25	2/28/2024	NA	NA	NA
Furniture Corp	NR / NR / NR	5,700	7.8	138,915	7.2	24.37	12/31/2019	NA	NA	NA
Clothing Co.	NR / NR / NR	4,800	6.6	138,915	7.2	28.94	9/30/2019	NA	NA	NA
Kim Myung, Soo d/b/a Beauty Supply	NR / NR / NR	3,200	4.4	84,000	4.4	26.25	4/30/2021	NA	NA	NA
Payless Shoesource	NR / NR / B	3,276	4.5	77,837	4.0	23.76	9/30/2019	$214	11.1%	NA
Radio Shack	C / Caa3 / CCC-	2,300	3.2	72,000	3.7	31.30	9/30/2018	$435	7.2%	2, 5-year options
Ten Largest Owned Tenants		62,426	85.7%	$1,623,279	84.5%	$26.00
Remaining Owned Tenants		10,400	14.3	298,740	15.5	28.73
Vacant (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		72,826	100.0%	$1,922,019	100.0%	$26.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents the lease rollover schedule at the Midyan Gate Realty Portfolio 2 Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	1,600	2.2	2.2%	54,024	2.8	33.77	1
2016	0	0.0	2.2%	0	0.0	0.00	0
2017	0	0.0	2.2%	0	0.0	0.00	0
2018	10,300	14.1	16.3%	263,664	13.7	25.60	2
2019	29,276	40.2	56.5%	747,135	38.9	25.52	4
2020	4,400	6.0	62.6%	121,716	6.3	27.66	2
2021	5,600	7.7	70.3%	147,000	7.6	26.25	2
2022	0	0.0	70.3%	0	0.0	0.00	0
2023	10,150	13.9	84.2%	246,480	12.8	24.28	2
2024	4,800	6.6	90.8%	150,000	7.8	31.25	1
2025 & Thereafter	6,700	9.2	100.0%	192,000	10.0	28.66	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	72,826	100.0%		$1,922,019	100.0%	$26.39	15

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MIDYAN GATE REALTY PORTFOLIO 2

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midyan Gate Realty Portfolio 2 Properties:

Cash Flow Analysis(1)

	2011	2012	2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,710,126	$1,722,426	$1,747,986	$1,922,019	$26.39
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$1,710,126	$1,722,426	$1,747,986	$1,922,019	$26.39
Total Reimbursables	56,788	56,307	57,278	57,278	0.79
Vacancy & Credit Loss	0	0	0	(98,965)	(1.36)
Effective Gross Income	$1,766,914	$1,778,733	$1,805,264	$1,880,333	$25.82

Total Operating Expenses	$76,769	$77,785	$77,253	$153,413	$2.11

Net Operating Income	$1,690,145	$1,700,948	$1,728,011	$1,726,920	$23.71
TI/LC	0	0	0	36,413	0.50
Capital Expenditures	0	0	0	10,924	0.15
Net Cash Flow	$1,690,145	$1,700,948	$1,728,011	$1,679,583	$23.06

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on the in place rent roll dated November 3, 2014 with rent steps through March 1, 2015.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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VILLAS AT GREENVIEW

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Great Mills, Maryland	Cut-off Date Principal Balance	$19,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$121,875.00
Size (Units)	160	Percentage of Initial Pool Balance	1.6%
Total Occupancy as of 9/30/2014	95.6%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 9/30/2014	95.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2000 / 2014	Mortgage Rate	4.7400%
Appraised Value	$27,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Borrower Sponsor(2)	Douglas Margerum
Underwritten Revenues	$2,419,410
Underwritten Expenses	$854,848	Escrows
Underwritten Net Operating Income (NOI)	$1,564,562	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,524,562	Taxes	$16,229	$16,229
Cut-off Date LTV Ratio	72.2%	Insurance	$26,221	$3,746
Maturity Date LTV Ratio	66.4%	Replacement Reserves	$132,272	$3,333
DSCR Based on Underwritten NOI / NCF	1.28x / 1.25x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.0% / 7.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,500,000	99.8%	Loan Payoff	$17,878,766	91.5%
Other Sources	40,000	0.2	Principal Equity Distribution	1,062,111	5.4
			Closing Costs	424,401	2.2
			Reserves	174,722	0.9
Total Sources	$19,540,000	100.0%	Total Uses	$19,540,000	100.0%

(1)	An owner of the borrower is also an owner of the borrower of the Park Villas Apartments Loan.
(2)	Douglas Margerum is the guarantor of the non-recourse carveouts under the Villas at Greenview Loan.

The following table presents certain information relating to the units and rent at the Villas at Greenview Property:
Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent(1)
2 Bed / 2 Bath	43	1	44	1,145	$1,265	$652,740	$1,223	$631,104
2 Bed / 2.5 Bath	22	0	22	1,300	1,330	351,120	1,287	339,696
3 Bed / 2.5 Bath	41	3	44	1,300	1,370	674,040	1,315	646,752
3 Bed Bay	47	3	50	1,320	1,390	783,960	1,318	743,544
Total / Wtd. Avg.	153	7	160	1,264	$1,342	$2,461,860	$1,286	$2,361,096

Source: As provided by the borrower.
(1)	Yearly rents are calculated based on currently occupied units per the rent roll dated September 30, 2014.

The following table presents certain information relating to historical leasing at the Villas at Greenview Property:

Historical Leased %(1)
2011	2012	2013	As of 9/30/2014
92.4%	90.1%	83.6%	95.6%

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

VILLAS AT GREENVIEW

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Villas at Greenview Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 6/30/2014	Underwritten(2)	Underwritten $ per Unit
Base Rent	$2,409,757	$2,446,957	$2,475,168	$2,476,499	$2,361,096	$14,757
Gross Up Vacancy	0	0	0	0	114,540	716
Gross Potential Rent	$2,409,757	$2,446,957	$2,475,168	$2,476,499	$2,475,636	$15,473
Vacancy, Credit Loss & Concessions	(184,297)	(242,799)	(406,312)	(382,670)	(221,865)	(1,387)
Total Rent	$2,225,460	$2,204,158	$2,068,856	$2,093,829	$2,253,771	$14,086
Other Income(3)	83,475	142,229	137,855	165,639	165,639	1,035
Effective Gross Income	$2,308,935	$2,346,387	$2,206,711	$2,259,468	$2,419,410	$15,121

Real Estate Taxes	$191,508	$204,021	$202,726	$183,710	$183,710	$1,148
Insurance	33,660	36,645	40,373	45,098	42,809	268
Management Fee	0	0	0	0	96,776	605
Other Expenses	407,462	477,700	511,227	531,553	531,553	3,322
Total Operating Expenses	$632,630	$718,366	$754,326	$760,361	$854,848	$5,343

Net Operating Income	$1,676,305	$1,628,021	$1,452,385	$1,499,107	$1,564,562	$9,779
Replacement Reserves	32,000	32,000	32,000	32,090	40,000	250
Net Cash Flow	$1,644,305	$1,596,021	$1,420,385	$1,467,017	$1,524,562	$9,529

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/30/2014 rent roll.
(3)	Other Income consists of late/legal fees, damages, rent premiums for month-to-month tenants and furnished units, parking income, cable commissions, pet fees and bad debt collection.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGNITION CREATIVE OFFICE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance		$18,357,518
Property Type	Office	Cut-off Date Principal Balance per SF		$336.79
Size (SF)	54,508	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 11/17/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/17/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1974 / 2012	Mortgage Rate		4.9155%
Appraised Value	$30,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Jason M. Lindeman, Martin Kistler, Mehmet G. Sarioz and Jill A. Green
Underwritten Revenues	$2,244,278
Underwritten Expenses	$540,718	Escrows
Underwritten Net Operating Income (NOI)	$1,703,560		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,638,150	Taxes	$124,500	$13,833
Cut-off Date LTV Ratio	60.2%	Insurance	$3,352	$1,676
Maturity Date LTV Ratio	49.5%	Replacement Reserves	$0	$908
DSCR Based on Underwritten NOI / NCF	1.45x / 1.40x	TI/LC	$0	$4,542
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.9%	Other(2)`	$5,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,400,000	100.0%	Loan Payoff	$14,739,424	80.1%
			Principal Equity Distribution(3)	3,155,443	17.1
			Closing Costs	371,656	2.0
			Reserves	133,477	0.7
Total Sources	$18,400,000	100.0%	Total Uses	$18,400,000	100.0%

(1)	Jason M. Lindeman, Martin Kistler, Mehmet G. Sarioz and Jill A. Green are the guarantors of the non-recourse carveouts under the Ignition Creative Office Loan.
(2)	Other reserve represents a deferred maintenance reserve.
(3)	The borrower acquired the Ignition Creative Office Property and converted it to its current use in 2012 for a total cost of $22.4 million, resulting in $4.0 million of remaining cash equity.

The following table presents certain information relating to the sole tenant at the Ignition Creative Office Property:

Largest Owned Tenant Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Ignition Creative	NR / NR / NR	54,508	100.0%	$1,635,240	100.0%	$30.00	9/30/2029	1, 5-year option
Total / Wtd. Avg.		54,508	100.0%	$1,635,240	100.0%	$30.00

(1)
The Ignition Creative tenant lease is guaranteed by Jason M. Lindeman, Martin Kistler, Mehmet G. Sarioz and Jill A. Green, the guarantors of the non-recourse carveouts under the Ignition Creative Office Loan. The Ignition Creative Office Property serves as the global headquarters for Ignition Creative, a marketing and advertising firm with offices in Los Angeles and London.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IGNITION CREATIVE OFFICE

The following table presents certain information relating to the lease rollover schedule at the Ignition Creative Office Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025 & Thereafter	54,508	100.0	100.0%	1,635,240	100.0	30.00	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	54,508	100.0%		$1,635,240	100.0%	$30.00	1

(1)	Calculated based on approximate square footage occupied by the sole tenant.

The following table presents certain information relating to historical leasing at the Ignition Creative Office Property:

Historical Leased %(1)
2012	2013	As of 11/17/2014
100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the specified year unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ignition Creative Office Property:

Cash Flow Analysis
	2013	Underwritten(1)	Underwritten $ per SF
Base Rent	$526,000	$1,635,240	$30.00
Other Rental Revenue(2)	53,100	174,000	3.19
Gross Up Vacancy	0	0	0.00
Total Rent	$579,100	$1,809,240	$33.19
Total Reimbursables	141,000	544,000	9.98
Vacancy & Credit Loss(3)	0	(108,962)	(2.00)
Effective Gross Income	$720,100	$2,244,278	$41.17

Total Operating Expenses	$112,447	$540,718	$9.92

Net Operating Income	$607,653	$1,703,560	$31.25
TI/LC	0	54,508	1.00
Capital Expenditures	0	10,902	0.20
Net Cash Flow	$607,653	$1,638,150	$30.05

(1)
Underwritten cash flow based on the November 2014 rent roll with no contractual rent steps. An amendment to the existing Ignition Creative lease was executed in conjunction with the origination of the Ignition Creative Office Loan, which represents the current underwritten cash flow.

(2)	Other Rental Revenue includes parking income.
(3)
Vacancy & Credit Loss represents an underwritten economic vacancy of 5.0% of Total Rent and Total Reimbursables. The appraiser concluded a vacancy of 3.0% for the Ignition Creative Office Property that was 100.0% physically occupied as of November 17, 2014.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STAFFORD RETAIL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CCRE
Location (City/State)	Various, South Carolina	Cut-off Date Principal Balance		$17,332,445
Property Type	Retail	Cut-off Date Principal Balance per SF		$151.00
Size (SF)	114,783	Percentage of Initial Pool Balance		1.4%
Total Occupancy(1)	90.3%	Number of Related Mortgage Loans		None
Owned Occupancy(1)	90.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.6275%
Appraised Value	$24,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(2)		CRE Holdings-SC, LLC

Underwritten Revenues	$2,331,448
Underwritten Expenses	$554,639	Escrows
Underwritten Net Operating Income (NOI)	$1,776,809		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,639,069	Taxes	$150,583	$15,058
Cut-off Date LTV Ratio	71.6%	Insurance	$52,542	$7,567
Maturity Date LTV Ratio	58.3%	Replacement Reserves	$0	$1,913
DSCR Based on Underwritten NOI / NCF	1.66x / 1.53x	TI/LC	$0	$9,565
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,375,000	88.5%	Loan Payoff	$18,977,299	96.7%
Principal’s New Cash Contribution	2,251,782	11.5	Closing Costs	446,358	2.3
			Reserves	203,125	1.0

Total Sources	$19,626,782	100.0%	Total Uses	$19,626,782	100.0%

(1)	As provided by the borrowers and represents occupancy by aggregate SF as of August 29, 2014 and July 17, 2014 for the Best Buy Center property and Crossing of Beaufort property, respectively.
(2)	CRE Holdings-SC, LLC is the guarantor of the non-recourse carveouts under the Stafford Retail Portfolio Loan.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Stafford Retail Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Best Buy	BB / Baa2 / BB	30,000	26.1%	$450,000	23.7%	$15.00	1/21/2023	NA	NA	4, 5-year options
Petco	NR / Caa1 / B	15,000	13.1	231,000	12.1	15.40	1/31/2019	NA	NA	3, 5-year options
Sake House	NR / NR / NR	6,719	5.9	137,068	7.2	20.40	8/31/2020	NA	NA	2, 5-year options
Dollar Tree	NR / NR / NR	10,000	8.7	135,000	7.1	13.50	5/30/2018	NA	NA	2, 5-year options
TD Bank (2)	AA- / Aa1 / AA-	NAP	0.0	110,000	5.8	NAP	1/31/2028	NA	NA	3, 5-year options
Sake House	NR / NR / NR	4,550	4.0	88,200	4.6	19.38	9/30/2018	NA	NA	2, 5-year options
Massage Envy	NR / NR / NR	2,975	2.6	86,216	4.5	28.98	2/28/2020	NA	NA	1, 5-year option
Anytime Fitness	NR / NR / NR	4,900	4.3	78,400	4.1	16.00	2/28/2018	NA	NA	2, 5-year options
Five Guys	NR / NR / NR	2,376	2.1	72,397	3.8	30.47	4/30/2019	NA	NA	2, 5-year options
Brick Chicken	NR / NR / NR	4,228	3.7	67,648	3.6	16.00	11/30/2021	NA	NA	2, 5-year options
Ten Largest Owned Tenants		80,748	70.3%	$1,455,928	76.6%	$18.03
Remaining Owned Tenants		22,905	20.0	445,426	23.4	19.45
Vacant Spaces (Owned Space)		11,130	9.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		114,783	100.0%	$1,901,353	100.0%	$18.34

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	TD Bank owns its own improvements that are subject to a ground lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STAFFORD RETAIL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Stafford Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	2,860	2.5	2.5%	47,619	2.5	16.65	1
2015	1,528	1.3	3.8%	36,672	1.9	24.00	1
2016	5,384	4.7	8.5%	86,386	4.5	16.04	2
2017	0	0.0	8.5%	0	0.0	0.00	0
2018	23,892	20.8	29.3%	394,212	20.7	16.50	6
2019	24,006	20.9	50.2%	406,497	21.4	16.93	5
2020	9,694	8.4	58.7%	223,283	11.7	23.03	2
2021	4,228	3.7	62.4%	67,648	3.6	16.00	1
2022	2,061	1.8	64.2%	35,037	1.8	17.00	1
2023	30,000	26.1	90.3%	450,000	23.7	15.00	1
2024	0	0.0	90.3%	0	0.0	0.00	0
2025 & Thereafter(2)	0	0.0	90.3%	154,000	8.1	0.00	2
Vacant	11,130	9.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	114,783	100.0%		$1,901,353	100.0%	$18.34	22

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	UW Base Rent $ per SF expiring 2025 & Thereafter represents the expiration of the TD Bank ground lease. No SF is associated with the TD Bank ground lease.

The following table presents certain information relating to historical leasing at the Stafford Retail Portfolio Properties.

Historical Leased %(1)
	2010	2011	2012	2013	TTM 6/30/2014
Owned Space	64.8%	74.7%	89.4%	87.7%	88.6%

(1)
As provided by the borrowers and represents occupancy as of June 30, for the indicated year. The Stafford Retail Portfolio Properties were constructed in 2008 and were in their lease-up phase through 2012.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stafford Retail Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 6/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$1,566,836	$1,784,807	$1,871,190	$1,967,657	$1,901,353	$16.56
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	198,201	1.73
Total Rent	$1,566,836	$1,784,807	$1,871,190	$1,967,657	$2,099,554	$18.29
Total Reimbursables	185,013	234,431	450,776	433,081	434,910	3.79
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss(2)	0	0	0	0	(203,017)	(1.77)
Effective Gross Income	$1,751,850	$2,019,238	$2,321,967	$2,400,738	$2,331,448	$20.31

Total Operating Expenses	$474,837	$505,420	$504,598	$577,696	$554,639	$4.83

Net Operating Income	$1,277,012	$1,512,818	$1,817,369	$1,781,638	$1,776,809	$15.48
TI/LC	0	0	0	0	114,783	1.00
Capital Expenditures	0	0	0	0	22,957	0.20
Net Cash Flow	$1,277,012	$1,512,818	$1,817,369	$1,781,638	$1,639,069	$14.28

(1)	The Stafford Retail Portfolio Properties were constructed in 2008 and were in their lease-up phase through 2012.
(2)
Underwritten Vacancy & Credit Loss is based on the in-place economic vacancy at the Stafford Retail Portfolio Properties of 8.0%. The Stafford Retail Portfolio Properties are 90.3% physically occupied.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ARLINGTON PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Arlington Heights, Illinois	Cut-off Date Principal Balance		$16,809,568
Property Type	Retail	Cut-off Date Principal Balance per SF		$57.34
Size (SF)	293,173	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 7/29/2014	92.5%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 7/29/2014	92.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1973-1994 / 2000	Mortgage Rate		4.4500%
Appraised Value	$22,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
		Borrower Sponsor(2)		Richard Robin

Underwritten Revenues	$3,350,498
Underwritten Expenses	$1,620,345	Escrows
Underwritten Net Operating Income (NOI)	$1,730,153		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,480,722	Taxes	$234,311	$78,104
Cut-off Date LTV Ratio	74.7%	Insurance	$19,884	$4,971
Maturity Date LTV Ratio	60.5%	Replacement Reserves	$0	$8,551
DSCR Based on Underwritten NOI / NCF	1.70x / 1.45x	TI/LC(3)	$0	$12,235
Debt Yield Based on Underwritten NOI / NCF	10.3% / 8.8%	Other(4)	$1,288,685	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,875,000	99.9%	Loan Payoff	$11,296,069	66.8%
Other Sources	25,000	0.1	Principal Equity Distribution	2,801,490	16.6
			Reserves	1,542,880	9.1
			Other Uses	1,000,000	5.9
			Closing Costs	259,560	1.5
Total Sources	$16,900,000	100.0%	Total Uses	$16,900,000	100.0%

(1)	An owner of the borrower is also an owner of the borrower of the Green Oaks Loan.
(2)	Richard Robin is the guarantor of the non-recourse carveouts under the Arlington Plaza Loan.
(3)	TI/LC reserves are capped at $550,000.
(4)	Upfront other reserve is comprised of a designated tenant reserve ($738,740), deferred maintenance reserve ($317,740) and gap rent reserve ($232,205).

The following table presents certain information relating to the major tenants at the Arlington Plaza Property (of which, certain tenants may have co-tenancy provisions):

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Burlington Coat Factory	B3/ NR / NR	93,024	31.7%	$536,837	26.6%	$5.77	5/31/2024	2, 5-year options
Value City Furniture(2)	NR / NR / NR	45,300	15.5	301,698	15.0	6.66	1/31/2018	5, 5-year options
Zip Fitness	NR / NR / NR	22,002	7.5	242,022	12.0	11.00	5/21/2024	2, 5-year options
Harlem Furniture	NR / NR / NR	27,700	9.4	174,510	8.7	6.30	12/31/2023	NA
Harvest Fresh	NR / NR / NR	23,472	8.0	143,179	7.1	6.10	4/14/2024	NA
Community Threads	NR / NR / NR	22,110	7.5	132,660	6.6	6.00	4/30/2019	1, 5-year option
Empire Beauty	NR / NR / NR	9,800	3.3	112,700	5.6	11.50	12/1/2015	2, 5-year options
Jams Restaurant Group	NR / NR / NR	5,000	1.7	100,000	5.0	20.00	2/28/2017	2, 5-year options
China Buffet	NR / NR / NR	6,750	2.3	74,650	3.7	11.06	10/31/2015	1, 5-year option
Olson Rug	NR / NR / NR	4,140	1.4	52,800	2.6	12.75	5/31/2016	NA
Ten Largest Owned Tenants		259,298	88.4%	$1,871,056	92.9%	$7.22
Remaining Owned Tenants		11,800	4.0	143,925	7.1	12.20
Vacant (Owned Space)		22,075	7.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		293,173	100.0%	$2,014,981	100.0%	$7.43

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Value City Furniture subleases 45,300 SF from Toys “R” Us, Inc. through the 1/31/2018 lease expiration.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ARLINGTON PLAZA

The following table presents the lease rollover schedule at the Arlington Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	17,450	6.0	6.0%	198,150	9.8	11.36	3
2016	5,040	1.7	7.7%	69,000	3.4	13.69	2
2017	8,900	3.0	10.7%	139,225	6.9	15.64	3
2018	49,300	16.8	27.5%	343,698	17.1	6.97	2
2019	24,210	8.3	35.8%	168,360	8.4	6.95	2
2020	0	0.0	35.8%	0	0.0	0.00	0
2021	0	0.0	35.8%	0	0.0	0.00	0
2022	0	0.0	35.8%	0	0.0	0.00	0
2023	27,700	9.4	45.2%	174,510	8.7	6.30	1
2024	138,498	47.2	92.5%	922,038	45.8	6.66	3
2025 & Thereafter	0	0.0	92.5%	0	0.0	0.00	0
Vacant	22,075	7.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	293,173	100.0%		$2,014,981	100.0%	$7.43	16

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Arlington Plaza Property:

Historical Leased %(1)
	2011	2012	2013	TTM 7/29/2014
Owned Space	85.7%	85.0%	84.4%	92.5%

(1)	As provided by the borrower which reflects average occupancy for the specified year, unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ARLINGTON PLAZA

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arlington Plaza Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 6/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$1,769,877	$1,733,253	$1,734,842	$1,811,508	$2,014,981	$6.87
Contractual Rent Steps(2)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	390,696	1.33
Total Rent	$1,769,877	$1,733,253	$1,734,842	$1,811,508	$2,405,677	$8.21
Total Reimbursables	1,067,906	1,163,739	1,186,628	1,198,471	1,333,695	4.55
Other Income	2,241	378	1,550	16,754	1,822	0.01
Vacancy & Credit Loss	(79,022)	0	0	0	(390,696)	(1.33)
Effective Gross Income	$2,761,002	$2,897,369	$2,923,020	$3,026,732	$3,350,498	$11.43

Real Estate Taxes	$728,471	$794,496	$806,360	$829,571	$909,946	$3.10
Insurance	49,714	55,347	62,082	67,886	56,802	0.19
Management Fee	110,440	115,895	116,921	121,069	134,020	0.46
Other Operating Expenses	469,585	438,835	463,383	506,841	519,577	1.77
Total Operating Expenses	$1,358,209	$1,404,573	$1,448,745	$1,525,367	$1,620,345	$5.53

Net Operating Income	$1,402,793	$1,492,797	$1,474,275	$1,501,365	$1,730,153	$5.90
TI/LC	0	0	0	0	146,820	0.50
Replacement Reserves	0	0	0	0	102,611	0.35
Net Cash Flow	$1,402,793	$1,492,797	$1,474,275	$1,501,365	$1,480,722	$5.05

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of July 29, 2014 and contractual rent steps through April 27, 2015.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion. The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—
Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Starwood Mortgage Capital LLC will guarantee the obligations of Starwood Mortgage Funding I LLC. We cannot assure you that the applicable sponsor (or guarantor) will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■
Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative and the Whole Loan Directing Holder

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the whole loan directing holder or the holder of a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the whole loan directing holder or the holder of a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investors in the Class E, Class F, Class G, Class H and Class S certificates (the “B-Piece Buyers”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyers may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—
The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—
State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	64	$983,439,497	78.4%	$15,366,242	1.59x	4.542%	115.4	67.4%	59.3%
Acquisition	27	231,740,922	18.5	$8,582,997	1.61x	4.572%	112.4	69.7%	59.5%
Recapitalization	1	40,000,000	3.2	$40,000,000	1.90x	4.153%	84.0	55.6%	55.6%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Distribution of Amortization Types(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only, Then Amortizing(2)	35	$643,357,000	51.3%	$18,381,629	1.44x	4.559%	117.3	69.8%	62.1%
Interest Only	11	214,817,500	17.1	$19,528,864	2.13x	4.254%	104.7	59.2%	59.2%
Interest Only, Then Amortizing - ARD(2)	1	21,000,000	1.7	$21,000,000	1.29x	4.750%	119.0	74.6%	65.7%
Amortizing (30 Years)	33	287,888,613	22.9	$8,723,897	1.55x	4.664%	111.1	68.8%	56.1%
Amortizing (25 Years)	12	88,117,307	7.0	$7,343,109	1.73x	4.572%	118.7	64.9%	47.3%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1,745,612 - 3,000,000	5	$12,257,740	1.0%	$2,451,548	1.60x	4.737%	118.6	66.0%	55.3%
3,000,001 - 5,000,000	17	67,038,344	5.3	$3,943,432	1.58x	4.713%	114.9	69.1%	56.4%
5,000,001 - 10,000,000	31	221,533,143	17.6	$7,146,230	1.69x	4.572%	118.4	66.1%	55.1%
10,000,001 - 15,000,000	15	179,302,042	14.3	$11,953,469	1.51x	4.600%	103.4	70.5%	61.8%
15,000,001 - 20,000,000	9	158,081,349	12.6	$17,564,594	1.41x	4.633%	118.4	70.5%	59.2%
20,000,001 - 30,000,000	9	211,967,801	16.9	$23,551,978	1.62x	4.483%	111.8	67.5%	60.8%
30,000,001 - 60,000,000	2	86,000,000	6.9	$43,000,000	1.66x	4.510%	101.1	64.0%	58.7%
60,000,001 - 80,000,000	2	145,000,000	11.6	$72,500,000	1.96x	4.309%	119.0	59.2%	56.1%
80,000,001 - 88,500,000	2	174,000,000	13.9	$87,000,000	1.42x	4.513%	118.5	71.7%	64.3%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	$1,745,612
Max	$88,500,000
Weighted Average	$13,643,265

Distribution of Underwritten Debt Service Coverage Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Underwritten Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1.16 - 1.20	2	$31,450,000	2.5%	$15,725,000	1.16x	4.701%	118.8	68.2%	61.3%
1.21 - 1.30	8	184,742,102	14.7	$23,092,763	1.25x	4.645%	113.8	73.7%	66.4%
1.31 - 1.40	18	155,137,378	12.4	$8,618,743	1.37x	4.695%	114.1	70.0%	60.6%
1.41 - 1.50	19	216,496,594	17.2	$11,394,558	1.44x	4.611%	114.9	69.9%	59.3%
1.51 - 1.60	12	175,543,874	14.0	$14,628,656	1.56x	4.484%	117.3	67.5%	58.4%
1.61 - 1.70	10	183,273,937	14.6	$18,327,394	1.63x	4.540%	118.9	67.8%	57.1%
1.71 - 1.80	6	50,972,090	4.1	$8,495,348	1.75x	4.428%	91.4	64.2%	55.0%
1.81 - 1.90	4	57,877,554	4.6	$14,469,389	1.89x	4.266%	83.9	59.8%	56.4%
1.91 - 2.00	5	68,652,928	5.5	$13,730,586	1.96x	4.453%	118.4	64.1%	54.3%
2.01 - 2.10	2	28,822,544	2.3	$14,411,272	2.08x	4.105%	117.4	62.2%	60.5%
2.11 - 2.79	6	102,211,417	8.1	$17,035,236	2.44x	4.342%	118.9	56.4%	55.1%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	1.16x
Max	2.79x
Weighted Average	1.60x

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
4.000 - 4.250	6	$111,770,127	8.9%	$18,628,354	2.02x	4.094%	93.6	59.1%	58.1%
4.251 - 4.500	22	416,059,139	33.1	$18,911,779	1.74x	4.382%	117.3	65.5%	57.6%
4.501 - 4.750	44	542,125,656	43.2	$12,321,038	1.45x	4.619%	114.5	70.3%	61.3%
4.751 - 5.000	16	149,843,812	11.9	$9,365,238	1.45x	4.844%	116.0	69.3%	58.2%
5.001 - 5.250	3	27,430,618	2.2	$9,143,539	1.63x	5.080%	118.0	67.6%	56.3%
5.251 - 5.350	1	7,951,068	0.6	$7,951,068	1.75x	5.350%	116.0	65.2%	46.6%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	4.000%
Max	5.350%
Weighted Average	4.535%

Distribution of Cut-off Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
45.8 - 50.0	2	$14,757,671	1.2%	$7,378,836	2.03x	4.164%	118.4	47.2%	35.6%
50.1 - 60.0	6	130,002,633	10.4	$21,667,106	2.22x	4.276%	108.2	54.7%	53.9%
60.1 - 65.0	14	200,588,954	16.0	$14,327,782	1.68x	4.421%	110.8	63.2%	56.1%
65.1 - 70.0	31	419,935,269	33.5	$13,546,299	1.60x	4.572%	115.5	67.8%	58.5%
70.1 - 75.0	35	453,702,504	36.1	$12,962,929	1.38x	4.631%	116.7	72.7%	63.0%
75.1 - 77.4	4	36,193,388	2.9	$9,048,347	1.48x	4.613%	95.6	76.5%	65.6%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	45.8%
Max	77.4%
Weighted Average	67.5%

(1) With respect to 7 mortgage loans, representing approximately 5.4% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated using (i) an “as-is” appraised value plus a “capital deduction” or (ii) a cut off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 67.8%.

Distribution of Maturity Date / ARD Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date / ARD	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
34.9 - 40.0	2	$14,757,671	1.2%	$7,378,836	2.03x	4.164%	118.4	47.2%	35.6%
40.1 - 50.0	11	114,825,589	9.1	$10,438,690	1.68x	4.642%	118.5	63.9%	47.6%
50.1 - 55.0	18	182,241,797	14.5	$10,124,544	1.92x	4.540%	118.8	61.8%	53.2%
55.1 - 60.0	19	260,000,746	20.7	$13,684,250	1.63x	4.470%	113.3	65.4%	57.8%
60.1 - 65.0	30	438,952,157	35.0	$14,631,739	1.51x	4.543%	110.2	69.9%	61.9%
65.1 - 70.6	12	244,402,459	19.5	$20,366,872	1.43x	4.560%	114.8	72.5%	67.3%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	34.9%
Max	70.6%
Weighted Average	59.2%

(1) Maturity Date / ARD Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 11 of the mortgage loans.

Distribution of Original Terms to Maturity / ARD

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
60	6	$71,854,937	5.7%	$11,975,823	1.56x	4.406%	58.8	68.0%	64.2%
84	1	40,000,000	3.2	$40,000,000	1.90x	4.153%	84.0	55.6%	55.6%
120	85	1,143,325,483	91.1	$13,450,888	1.59x	4.557%	118.4	67.9%	59.0%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	60 months
Max	120 months
Weighted Average	115 months

Distribution of Remaining Terms to Maturity / ARD

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
58 - 60	6	$71,854,937	5.7%	$11,975,823	1.56x	4.406%	58.8	68.0%	64.2%
61 - 120	86	1,183,325,483	94.3	$13,759,599	1.60x	4.543%	117.2	67.5%	58.9%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	58 months
Max	120 months
Weighted Average	114 months

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	11	$214,817,500	17.1%	$19,528,864	2.13x	4.254%	104.7	59.2%	59.2%
300	13	104,817,307	8.4	$8,062,870	1.67x	4.570%	118.7	66.5%	49.9%
360	68	935,545,613	74.5	$13,758,024	1.47x	4.596%	115.4	69.5%	60.3%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	300 months
Max	360 months
Weighted Average	354 months

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	11	$214,817,500	17.1%	$19,528,864	2.13x	4.254%	104.7	59.2%	59.2%
296 - 330	13	104,817,307	8.4	$8,062,870	1.67x	4.570%	118.7	66.5%	49.9%
331 - 360	68	935,545,613	74.5	$13,758,024	1.47x	4.596%	115.4	69.5%	60.3%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	296 months
Max	360 months
Weighted Average	353 months

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
12 - 24	13	$132,535,000	10.6%	$10,195,000	1.45x	4.688%	113.1	70.2%	59.8%
25 - 36	12	$238,532,000	19.0%	$19,877,667	1.50x	4.536%	118.4	70.3%	62.0%
37 - 48	1	$16,700,000	1.3%	$16,700,000	1.30x	4.560%	119.0	74.9%	64.1%
49 - 60	10	$276,590,000	22.0%	$27,659,000	1.38x	4.532%	118.5	69.2%	63.4%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	77	$978,289,734	77.9%	$12,705,061	1.62x	4.555%	114.6	67.9%	59.2%
Yield Maintenance	13	257,490,685	20.5	$19,806,976	1.53x	4.454%	110.8	66.1%	59.4%
Yield Maintenance or Defeasance	2	19,400,000	1.5	$9,700,000	1.60x	4.590%	119.0	64.8%	58.3%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Distribution of Debt Yields on Underwritten Net Operating Income(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
7.0 - 8.0	6	$118,550,000	9.4%	$19,758,333	1.57x	4.381%	93.3	63.1%	60.9%
8.1 - 9.0	12	197,827,366	15.8	$16,485,614	1.28x	4.593%	118.1	72.5%	64.4%
9.1 - 10.0	30	370,739,781	29.5	$12,357,993	1.51x	4.547%	113.0	68.5%	61.0%
10.1 - 11.0	20	365,283,246	29.1	$18,264,162	1.72x	4.512%	118.3	66.6%	58.4%
11.1 - 12.0	8	58,565,913	4.7	$7,320,739	1.84x	4.594%	118.8	66.9%	55.6%
12.1 - 13.0	8	72,575,362	5.8	$9,071,920	1.81x	4.657%	110.0	66.1%	53.2%
13.1 - 14.0	6	59,172,954	4.7	$9,862,159	1.95x	4.457%	118.3	60.7%	45.1%
14.1 - 17.5	2	12,465,796	1.0	$6,232,898	2.14x	4.796%	118.4	69.6%	51.8%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	7.0%
Max	17.5%
Weighted Average	10.0%
(1)  With respect to 6 mortgage loans, representing approximately 3.4% of the initial pool balance, the respective Debt Yields on Underwritten Net Operating Income were calculated using the cut-off-date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Debt Yield on Underwritten Net Operating Income for the mortgage pool without making any adjustments is 9.9%.

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
7.0 - 8.0	10	$232,259,642	18.5%	$23,225,964	1.41x	4.495%	105.4	68.0%	63.6%
8.1 - 9.0	31	339,657,886	27.1	$10,956,706	1.46x	4.581%	112.2	70.6%	62.0%
9.1- 10.0	22	384,030,079	30.6	$17,455,913	1.53x	4.524%	118.3	68.5%	59.2%
10.1 - 11.0	14	175,796,129	14.0	$12,556,866	2.02x	4.478%	119.0	61.6%	54.6%
11.1 - 12.0	8	59,174,346	4.7	$7,396,793	1.96x	4.588%	108.0	64.3%	54.0%
12.1 - 13.0	6	56,588,420	4.5	$9,431,403	1.96x	4.596%	118.0	61.5%	45.5%
13.1 - 15.8	1	7,673,917	0.6	$7,673,917	2.31x	4.700%	118.0	69.1%	51.3%
Total/Avg./Wtd.Avg.	92	$1,255,180,419	100.0%	$13,643,265	1.60x	4.535%	113.9	67.5%	59.2%

Min	7.0%
Max	15.8%
Weighted Average	9.3%

(1)  With respect to 6 mortgage loans, representing approximately 3.4% of the initial pool balance, the respective Debt Yields on Underwritten Net Cash Flow were calculated using the cut-off-date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Debt Yield on Underwritten Net Cash Flow for the mortgage pool without making any adjustments is 9.3%.

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Springing	53	$574,780,395	45.8%
Hard	26	538,523,918	42.9
None	7	66,567,776	5.3
Soft Springing	4	47,114,791	3.8
Soft	2	28,193,539	2.2
Total	92	$1,255,180,419	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	84	$1,138,428,513	90.7%
Real Estate Tax	84	$1,135,658,172	90.5%
Insurance	68	$890,537,484	70.9%
TI/LC(2)	44	$722,465,152	79.0%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties only.

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Retail	55	$511,498,356	40.8%	$9,299,970	1.67x	4.459%	111.5	66.2%	59.4%
Anchored	14	127,403,027	10.2	$9,100,216	1.71x	4.502%	113.5	67.9%	59.2%
Unanchored	25	125,402,499	10.0	$5,016,100	1.61x	4.383%	106.0	66.4%	57.2%
Super-Regional Mall	1	88,500,000	7.1	$88,500,000	1.23x	4.590%	118.0	73.8%	67.6%
Outlet Center	1	65,000,000	5.2	$65,000,000	2.42x	4.320%	119.0	53.2%	53.2%
Single Tenant Retail	9	44,054,255	3.5	$4,894,917	1.37x	4.748%	118.5	72.3%	64.2%
Specialty	1	40,000,000	3.2	$40,000,000	1.90x	4.153%	84.0	55.6%	55.6%
Shadow Anchored	4	21,138,575	1.7	$5,284,644	1.57x	4.515%	118.8	69.7%	56.4%
Office	24	$345,091,371	27.5%	$14,378,807	1.56x	4.484%	118.2	67.6%	59.6%
CBD	5	204,558,209	16.3	$40,911,642	1.65x	4.352%	118.7	66.7%	59.8%
General Suburban	19	140,533,162	11.2	$7,396,482	1.44x	4.676%	117.5	68.8%	59.4%
Multifamily	23	$189,213,962	15.1%	$8,226,694	1.37x	4.667%	111.7	70.0%	61.7%
Garden	22	183,488,962	14.6	$8,340,407	1.37x	4.674%	111.4	69.9%	61.7%
Student Housing	1	5,725,000	0.5	$5,725,000	1.51x	4.450%	119.0	72.4%	61.7%
Hospitality	9	$88,083,812	7.0%	$9,787,090	1.84x	4.740%	118.4	67.4%	51.6%
Limited Service	6	34,796,247	2.8	$5,799,374	1.85x	4.780%	118.5	67.1%	50.4%
Select Service	1	24,937,801	2.0	$24,937,801	2.00x	4.550%	118.0	66.7%	48.3%
Full Service	1	14,467,650	1.2	$14,467,650	1.70x	5.080%	118.0	65.8%	54.3%
Extended Stay	1	13,882,114	1.1	$13,882,114	1.65x	4.627%	119.0	71.2%	57.9%
Self Storage	13	$51,451,990	4.1%	$3,957,845	1.74x	4.546%	118.6	66.5%	57.9%
Mixed Use	5	$32,377,115	2.6%	$6,475,423	1.48x	4.621%	118.7	67.6%	54.2%
Office/Retail	2	26,661,916	2.1	$13,330,958	1.50x	4.566%	118.9	67.4%	53.7%
Multifamily/Retail	2	3,411,841	0.3	$1,705,920	1.36x	4.932%	118.8	66.0%	54.3%
Office/Multifamily	1	2,303,358	0.2	$2,303,358	1.38x	4.800%	117.0	72.9%	59.8%
Industrial	2	$25,422,459	2.0%	$12,711,230	1.34x	4.635%	86.4	76.0%	69.7%
Warehouse/Distribution	1	13,832,459	1.1	$13,832,459	1.30x	4.714%	59.0	76.8%	70.6%
Flex	1	11,590,000	0.9	$11,590,000	1.38x	4.540%	119.0	75.0%	68.7%
Manufactured Housing	2	$12,041,354	1.0%	$6,020,677	1.71x	5.160%	116.7	68.6%	51.7%
Total/Avg./Wtd.Avg.	133	$1,255,180,419	100.0%	$9,437,447	1.60x	4.535%	113.9	67.5%	59.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Texas	19	$228,678,466	18.2%	$12,035,709	1.56x	4.502%	115.8	67.3%	58.5%
California	15	129,148,514	10.3	$8,609,901	1.71x	4.483%	116.2	63.6%	56.6%
Hawaii	1	88,500,000	7.1	$88,500,000	1.23x	4.590%	118.0	73.8%	67.6%
New York	7	85,996,362	6.9	$12,285,195	1.72x	4.186%	86.7	61.4%	58.9%
Delaware	1	85,500,000	6.8	$85,500,000	1.61x	4.434%	119.0	69.5%	60.8%
Maryland	8	83,294,957	6.6	$10,411,870	1.51x	4.651%	118.3	70.0%	64.7%
Ohio	14	72,997,618	5.8	$5,214,116	1.64x	4.699%	118.8	67.9%	55.8%
Minnesota	1	65,000,000	5.2	$65,000,000	2.42x	4.320%	119.0	53.2%	53.2%
Kentucky	13	55,919,758	4.5	$4,301,520	1.47x	4.780%	116.5	71.1%	60.9%
Florida	4	55,290,286	4.4	$13,822,571	1.42x	4.663%	118.9	70.9%	59.2%
Michigan	13	40,059,305	3.2	$3,081,485	1.43x	4.702%	102.8	71.3%	61.5%
North Carolina	2	31,265,127	2.5	$15,632,563	1.58x	4.430%	117.3	61.5%	54.9%
Tennessee	3	30,889,724	2.5	$10,296,575	1.93x	4.576%	118.1	66.9%	49.0%
Illinois	3	28,240,374	2.2	$9,413,458	1.46x	4.532%	117.4	73.7%	59.1%
Georgia	3	25,800,000	2.1	$8,600,000	1.43x	4.524%	119.0	73.2%	62.3%
Pennsylvania	2	23,919,159	1.9	$11,959,580	1.45x	4.624%	84.3	71.3%	60.6%
Louisiana	3	17,717,185	1.4	$5,905,728	1.60x	4.630%	119.0	69.2%	55.1%
Alabama	2	17,600,000	1.4	$8,800,000	1.36x	4.623%	83.1	70.5%	66.1%
South Carolina	2	17,332,445	1.4	$8,666,223	1.53x	4.628%	118.0	71.6%	58.3%
Indiana	4	16,429,818	1.3	$4,107,455	1.38x	4.887%	119.0	72.4%	59.4%
Arizona	1	10,500,000	0.8	$10,500,000	1.43x	4.400%	119.0	73.9%	64.6%
Mississippi	4	10,079,115	0.8	$2,519,779	1.63x	4.824%	118.5	71.1%	55.7%
West Virginia	1	8,484,402	0.7	$8,484,402	1.80x	4.400%	119.0	61.0%	40.9%
Oregon	1	8,000,000	0.6	$8,000,000	2.27x	4.579%	119.0	64.8%	64.8%
Massachusetts	1	6,650,000	0.5	$6,650,000	1.56x	4.617%	118.0	69.8%	69.8%
Nevada	1	5,400,000	0.4	$5,400,000	1.49x	4.590%	119.0	68.8%	58.9%
Rhode Island	1	3,650,000	0.3	$3,650,000	1.38x	4.700%	118.0	70.0%	61.4%
Oklahoma	2	1,491,572	0.1	$745,786	1.51x	4.948%	118.0	61.1%	50.3%
Virginia	1	1,346,233	0.1	$1,346,233	1.43x	4.443%	118.0	70.3%	56.9%
Total/Wtd.Avg	133	$1,255,180,419	100.0%	$9,437,447	1.60x	4.535%	113.9	67.5%	59.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

DATES				ADMINISTRATOR
Payment Date:	Jan 12, 2015	First Payment Date:	Jan 12, 2015
Prior Payment:		Closing Date:	Dec 08, 2014	Name:	Ann Kelly
Next Payment:	Feb 12, 2015	Rated Final Distribution Date:		Title:	Account Administrator
Record Date:	Dec 31, 2014
Determination Date:	Jan 06, 2015			Address:	190 South LaSalle St. 7th Fl.
Chicago, IL 60603

Payment Detail			Page 1	Phone:	312-332-7459
Factor Detail			Page 3	Email:	ann.kelly1@usbank.com
Principal Detail			Page 4	Website:	www.usbank.com/abs
Interest Detail			Page 5
Reconciliation of Funds			Page 6	PARTIES TO THE TRANSACTION
Additional Loan Detail			Page 7
Historical Loan Modification Report			Page 9
Bond/Collateral Realized Loss Reconciliation			Page 10	Sponsor:	Citigroup Global Markets Realty Corp.
Historical Delinquency & Liquidation Summary			Page 11	Sponsor:	Goldman Sachs Mortgage Company
REO Additional Detail			Page 12	Sponsor:	Starwood Mortgage Funding I LLC
REO Status Report			Page 14	Sponsor:	Cantor Commercial Real Estate Lending, L.P.
Historical Liquidation Loss Loan Detail			Page 15	Sponsor:	MC-Five Mile Commercial Mortgage Finance LLC
Interest Adjustment Reconciliation			Page 16	Depositor:	GS Mortgage Securities Corporation II
Appraisal Reduction Report			Page 17	Trustee:	U.S. Bank National Association
Loan Level Detail			Page 18	Certificate Administrator:	U.S. Bank National Association
Material Breaches and Document Defects			Page 19	Custodian:	U.S. Bank National Association
Mortgage Loan Characteristics			Page 20	Master Servicer:	Wells Fargo Bank, National Association
Delinquency Loan Detail			Page 21	Special Servicer:	LNR Partners, LLC
				Special Servicer:	CWCapital Asset Management LLC
				Operating Advisor:	Pentalpha Surveillance LLC

This report contains, or is based on, information furnished to U.S. Bank Global Corporate Trust Services (“U.S. Bank”) by one or more third parties (e.g. Servicers, Master Servicer, etc.), and U.S. Bank has not independently verified information received from any such third party.

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

PAYMENT DETAIL

		Initial	Beginning	Principal	Interest	Total	Collateral	Ending	Exchangeable
	Pass-Through	Class Certificate	Class Certificate	Distribution	Distribution	Distribution	Support	Class Certificate	Percent
Class	Rate	Balance	Balance	Amount	Amount	Amount	Deficit	Balance	Outstanding
A-1
A-2
A-3
A-4
A-5
A-AB
X-A
X-B
X-C
X-D
A-S
B
PEZ
C
D
E
F
G
H
S
R

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

Payment Detail (Exchange Certificates)
		Initial	Beginning	Principal	Interest	Total	Collateral	Ending	Exchanged
	Pass-Through	Class Certificate	Class Certificate	Distribution	Distribution	Distribution	Support	Class Certificate	Percent
Class	Rate	Balance	Balance	Amount	Amount	Amount	Deficit	Balance	Outstanding
A-S
B
PEZ
C

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

 FACTOR DETAIL

		Beginning	Principal	Interest	Total		Ending
		Class Certificate	Distribution	Distribution	Distribution	Realized	Class Certificate
Class	Cusip	Balance	Amount	Amount	Amount	Loss	Balance
A-1 A-2 A-3 A-4 A-5 A-AB X-A X-B X-C X-D A-S B PEZ C D E F G H S R

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

PRINCIPAL DETAIL
					Additoinal		Cumulative
	Beginning	Scheduled	Unscheduled	Realized	Trust Fund	Ending	Realized
Class	Balance	Principal	Principal	Loss	Expenses	Balance	Loss
A-1 A-2 A-3 A-4 A-5 A-AB A-S B PEZ C D E F G H
Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

INTEREST DETAIL
	Accrued	Net Prepay		Current		Yield	Total Interest	Cumulative
	Certificate	Interest	Interest	Interest	Excess	Maintenance	Distribution	Unpaid Interest
Class	Interest	Shortfall	Adjustment	Shortfalls	Interest	Charges	Amount	Shortfall
A-1 A-2 A-3 A-4 A-5 A-AB X-A X-B X-C X-D A-S B PEZ C D E F G H S R
Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

RECONCILIATION OF FUNDS

Funds Collection	Funds Distribution
Interest	Fees
Scheduled Interest	Master Servicing Fee
Interest Adjustments	Certificate Administrator Fee
Deferred Interest	Trustee
Net Prepayment Shortfall	Custodian
Net Prepayment Interest Excess	CREFC License Fee
Interest Reserve (Deposit)/Withdrawal	Operating Advisor Fee
Interest Collections	Special Servicing Fee
Workout Fee
Liquidation Fee
Principal	Special Serv Fee plus Adj.
Scheduled Principal	CCRE Strip
Unscheduled Principal	Miscellaneous Fee
Principal Adjustments	Fee Distributions
Principal Collections	Additional Trust Fund Expenses
Reimbursed for Interest on Advances
Net ASER Amount
Non-Recoverable Advances
Other	Other Expenses or Shortfalls
Yield Maintenance	Additional Trust Fund Expenses
Prepayment Premium	Payments to Certificateholders
Other Collections	Interest Distribution
Principal Distribution
Yield Maintenance
Prepayment Premium
Payments to Certificateholders

Total Collections	Total Distribution

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

ADDITIONAL LOAN DETAIL

Mortgage Loan Stated Principal Balance	Disclosable Special Servicer Fees
Commission
Beginning Principal Balance	Brokerage Fee
Ending Principal Balance	Rebate
% of Cut-Off Date Principal Balance	Shared Fee
Other

Aggregate Principal Balance

Ending Loan Count	Aggregate Realized Loss in Related Collection Period

Weighted Average Remaining Term to Maturity	Agg Add’l Trust Expenses in Related Collection Period

Weighted Average Mortgage Rate

Controlling Class:

Controlling Class Representative:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

ADDITIONAL LOAN DETAIL

Mortgage Loans As to Which Related Mortgagor Is Subject Or Is Expected To Be Subject To Bankruptcy Proceedings			Mortgage Loan Repurchased, Substituted For Or Otherwise Liquidated Or Disposed During Related Collection Period

	Count	Stated Principal Balance		Loan ID	Amount of AnyPortion Included Liq Proceeds in Avail Funds

Totals:			Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

HISTORICAL LOAN MODIFICATION REPORT

	Ending	Ending
	Principal	Unpaid
Loan ID	Balance	Balance	Comments

Totals:
* Pending information provided by Servicer

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

BOND/COLLATERAL REALIZED LOSS RECONCILIATION

Loan ID	Period	Beginning Bal of Loan at Liquidation	Aggregate Realized Loss on Loans	Prior Real’d Loss Appl’d to Cert	Amt Covered by OC/other Credit Support	Int (Shortage)/ Excess Appl’d to Real’d Loss	Mod Adj/ Appraisal Reduction Adj	Addt’l (Recov) Exp Appl’d to Real’d Loss	Real’d Loss Appl’d to Cert to Date	Recov of Real’d Loss Paid as Cash	(Recov)/Real’d Loss Appl’d to to Cert Int

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

HISTORICAL DELINQUENCY & LIQUIDATION SUMMARY

	30 Days Delinq		60 Days Delinq		90+ Days Delinq		Bankruptcy		Foreclosure		REO		Prepayments
Month	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

REO ADDITIONAL DETAIL

Mortgage Property That Became REO Property During Related Prepayment Period

Loan ID	Stated Principal Balance	Unpaid Principal Balance	Most Recent Appraisal Value	Date Appraisal Perfomred

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

REO ADDITIONAL DETAIL

REO Property Sold Or Disposed During Related Prepayment Period
Loan ID	Liq Proceeds and Other Amounts Rec’d	Portion of Liq Proceeds in Available Funds	Balance of of Excess Liq Proceeds Acct

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

REO STATUS REPORT

Loan ID	State	City	Book Value	Ending Sched Loan Amount	REO Date	Total Exposure	Appraisal Value	Appraisal Date	Date Asset Exp to be Resolved or Foreclosed	REO Revenue and Other Amounts	Type*

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

HISTORICAL LIQUIDATION LOSS LOAN DETAIL

Loan ID	Liquidation Month	Liquidation/ Prepayment Code*	Current Beginning Scheduled Balance	Most Recent Value**	Net Proceeds Received on Liquidation	Liquidation Expense	Net Proceeds Available for Distribution	Realized Loss to Trust

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

INTEREST ADJUSTMENT RECONCILIATION

Loan ID	Curr Ending Scheduled Balance	Spec Serv Fee Amt plus Adj	Liquidation Fee Amount	Workout Fee Amount	Most Recent Net ASER Amount	Prepayment Int (Excess)/ Shortfall	Non-Recov (Scheduled Interest)	Reimbursed Interest on Advances	Mod Int Rate (Reduction)/ Excess	Reimbursement of Advances to Servicer		Other Shortfalls/ (Refunds)
										Curr Month	Outstanding

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

APPRAISAL REDUCTION REPORT

Loan ID	Property Name	Paid-Through Date	ARA (Appraisal Reduction Amt)	ARA Date	Most Recent Value	Most Recent Valuation Date	Most Recent Net ASER Amount	Cumulative ASER Amount

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

LOAN LEVEL DETAIL

						End									Yield
	Property	Transfer		Maturity	Neg Am	Schedule	Note	Sched	Prepay	Prepay	Paid Thru	Prepay	Loan	Interest	Maint	PFY	Operating
Loan ID	Type	Date	State	Date	(Y/N)	Balance	Rate	P&I	Adj	Date	Date	Premium	Status**	Payment	Charges	DSCR	Stmnt

Totals:

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

MATERIAL BREACHES AND DOCUMENT DEFECTS

	Ending Principal	Material	Date
Loan ID	Balance	Breach Date	Received Notice	Description

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

MORTGAGE LOAN CHARACTERISTICS

GS Mortgage Securities Trust 2014-GC26
Commercial Mortgage Pass-Through Certificates, Series 2014-GC26	January 2015

DELINQUENT LOAN DETAIL

		Current	Outstanding	Outstanding	Loan	Special				Resolution
	Paid Thru	P&I	P&I	Servicing	Status	Servicer	Foreclosure	Bankruptcy	Reo	Strategy
Loan ID	Date	Advances**	Advances***	Advances	Code*	Transfer Date	Date	Date	Date	Code(1)

Resolution Strategy Code (1)
*   Loan Status: A = Payment not received but still in grace period; B = Late Payment but less than 30 days delinquent; 0 = Current, 1 = 30 -59 Days Delinquent; 2 = 60 - 89 Days Delinquent; 3 = 90+ Days Delinquent; 4 = Performing Matured Ballon; 5 = Non Performing Matured Balloon
	1 -	Modification	6 -	DPO	10 -	Deed in Lieu of
	2 -	Foreclosure	7 -	REO		Foreclosure
	3 -	Bankruptcy	8 -	Resolved	11 -	Full Payoff
** Current advances are not provided but are derived from information received from the Servicer	4 -	Extension	9 -	Pending Return to	12 -	Reps and Warranties
***Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances	5 -	Note Sale		Master Servicer	13 -	Other or TBD

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below as of the Cut-off Date, or such other date as set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in

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connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants

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(as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

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(10)
Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and

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having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and

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expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)
No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its Anticipated Repayment Date) or an equity participation by Sponsor.

(20)
REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either

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(x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and

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(b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with

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respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and

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cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

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(34)
Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)    The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

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(h)   The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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(38)
Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or

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is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained in the Mortgage Loan Schedule.

(43)
Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Twin Cities Premium Outlets (Loan No. 4)
The Mortgage Loan documents require that no insurance policy deductible will be in excess of $100,000, provided, however, the Mortgagor has the right to increase any deductible by posting cash or a letter of credit with the Mortgagee (as additional security for the Mortgage Loan) in amount equal to the excess of any applicable deductible over $100,000.

(16) Insurance	Bank of America Plaza (Loan No. 11)
The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least 75% of the coverage (if there are four (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P. Additionally, the Mortgagor may utilize FM Global as an acceptable insurance company provided it maintains a rating of “Api” or better from Standard & Poor’s Rating Service.

Additionally, the Mortgage Loan documents provide that the Mortgagee is entitled to hold and disburse insurance proceeds in excess of $20,000,000.

(16) Insurance	129-131 Greene Street (Loan No. 13)
The Mortgaged Property consists of 2 commercial units of a 6-unit condominium, and the related condominium documents govern the application of insurance proceeds in the event of a casualty, which net proceeds are held and disbursed by the condominium board.

(16) Insurance	Dick’s Sporting Goods (Loan No. 44)
The terms of the lease with the single tenant at the Mortgaged Property, Dick’s Sporting Goods, govern and control with respect to the disbursement of insurance proceeds provided (i) the lease is in full force and effect; (ii) no default resulting from non-payment by tenant of any amounts due under the lease is continuing; (iii) no default by the Mortgagor under the lease is continuing; (iv) no event (other than a casualty) has occurred which would cause a termination right, right of first refusal or first offer or any other similar right, and/or cause any termination fees to be due under the lease; (v) no event of default or monetary default is continuing for which the Mortgagor has been provided notice thereof; and (vi) each of the Mortgagor and tenant continues to comply with all applicable terms and conditions of the lease related to the disbursement of said insurance proceeds.

In addition, Mortgagor’s obligation to provide insurance under and in accordance with the Mortgage Loan documents is suspended so long as (i) the lease with the single tenant at the Mortgaged Property, Dick’s Sporting Goods, is in full force and effect, (ii) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) the tenant under such lease has satisfied all insurance requirements under its lease, (iv) the tenant has elected either to provide third party insurance in separate policies or to obtain such insurance through a blanket policy in accordance with the terms of its lease, and lender has received notice of such election, (v) the lease provides that after the occurrence of a casualty and during the term

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
of the Mortgage Loan (A) tenant has no right to abate rent or terminate its lease during the term of the Mortgage Loan (regardless of the cause of such casualty) and (B) the tenant is obligated to restore the Mortgaged Property regardless of the amount of net proceeds received from such casualty and (vi) (A) the lender is named as a mortgagee on each of the applicable tenant policies maintained by tenant and (B) the Mortgagor is named as additional insured on each of the applicable tenant policies maintained by tenant. If the foregoing conditions are not satisfied, the Mortgagor is required to maintain third party insurance which, when considered together with any third party insurance provided by the tenant, is required to satisfy all of the insurance requirements in the Mortgage Loan documents.

(24) Local Law Compliance	Fountains Center (Loan No. 8)
At the origination date of the Mortgage Loan, there were open permits and outstanding building and zoning violations relating to the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to provide the related lender with evidence of the acquisition of final permits and that the violations have been cured within 3 months of the origination of the Mortgage Loan, unless the Mortgagor requests an extension of the cure period and the lender, in its reasonable discretion, grants the extension upon good cause shown.

(24) Local Law Compliance	129-131 Greene Street (Loan No. 13)
The existing certificate of occupancy for the related Mortgaged Property permits Use Group 16, storage use, at the Mortgaged Property. The Mortgaged Property is currently occupied by a single tenant who intends to use the Mortgaged Property for retail sales and product storage. The Zoning Resolution of the City of New York prohibits retail stores in Use Group 16, and therefore the tenant’s intended use will not be a legal use until an amendment to the certificate of occupancy on as as-of-right or special basis is obtained, which requires an extensive public review process. The Loan Documents include non-recourse carveouts to the Mortgagor and the related guarantor for any losses relating to (i) Mortgagor’s failure to maintain all permits, including the certificate of occupancy; (ii) the issuance of a governmental violation relating to any permits, including a certificate of occupancy, and (iii) Mortgagor’s failure to effectuate any permit amendment or change in occupancy, or otherwise deliver evidence acceptable to the related lender of governmental approval of the contrary use, after a governmental requirement to do so.

(24) Local Law Compliance	Urbane Apartments on Oakwood and Main (Loan No. 87)	As of the origination date of the related Mortgage Loan, 4 of the 30 units of the building located at the Mortgaged Property had not yet been approved for use and occupancy.

(25) Licenses and Permits	Fountains Center (Loan No. 8)
At the origination date of the Mortgage Loan, there were open permits relating to the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to provide the related lender with evidence of the acquisition of final permits within 3 months of the origination of the Mortgage Loan, unless the Mortgagor requests an extension of the cure period and the lender, in its reasonable discretion, grants the extension upon good cause shown.

(26) Recourse Obligations	Bank of America Plaza (Loan No. 11)
The Mortgage Loan documents provide that voluntary transfers of the Mortgaged Property or equity interests in Mortgagor made in violation of the loan documents is recourse to against the Mortgagor and the related guarantor only to the extent of actual losses.

(27) Mortgage Releases	Twin Cities Premium Outlets (Loan No. 4)

The Mortgage Loan documents permit the Mortgagor to transfer vacant, non-income producing portions of the Mortgaged Property to third parties for uses which are integrated and consistent with the use of the Mortgaged Property; provided, that, (i) no event of default is continuing, (ii) lender receives at least 30 days prior written notice of the transfer, (iii) the transfer does not have a material adverse effect on the ability of the Mortgagor to repay the debt, lender’s ability to enforce its rights and remedies under the Mortgage Loan documents, the business or financial condition of the

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
Mortgagor or the Mortgaged Property or the value or operation of the Mortgaged Property, (iv) the transferred portion of the Mortgaged Property is legally subdivided and is a separate tax lot from the remaining portion of the Mortgaged Property, (v) the remaining portion of the Mortgaged Property complies with zoning, parking and other applicable laws, (vi) the transfer will not eliminate or materially interfere with the ingress, egress required for the use of the remaining Mortgaged Property by the Mortgagor or any of the tenants and does not violate any major leases, specified tenant leases or property documents, (vi) lender receives a survey depicting the Mortgaged Property following the transfer, (vii) to the extent that the transferred portion of the Mortgaged Property was occupied or income producing as of the closing date, an appraisal of the Mortgaged Property showing the value of the Mortgaged Property following the transfer as equal to or greater than the value of the Mortgaged Property immediately prior to the transfer and (viii) such transfer complies with applicable REMIC requirements.

(28) Financial Reporting and Rent Rolls	Bank of America Plaza (Loan No. 11)	The Mortgage Loan documents do not require financial statements to be provided on a combined basis.

(32) Defeasance	Twin Cities Premium Outlets (Loan No. 4)
In conjunction with a defeasance of the Mortgage Loan, as an alternative to the certification to be provided by an accountant, the Mortgagor is permitted to deliver a certification that the collateral is sufficient to make all scheduled payments under the Mortgage Loan note from a defeasance consultant, provided both the certificate and the defeasance consultant are acceptable to the Rating Agencies and would otherwise be acceptable to a prudent lender of securitized commercial mortgage loans.

(39) Organization of Mortgagor	Villas at Greenview (Loan No. 17);	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

Park Villas Apartments (Loan No. 29)

(39) Organization of Mortgagor	Arlington Plaza (Loan No. 20);	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

Green Oaks (Loan No. 52)

(39) Organization of Mortgagor	Hilton Garden Inn Cleveland Airport (Loan No. 25);	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

Ohio Marriott Hotel Portfolio (Loan No. 41)

(39) Organization of Mortgagor	La Quinta SS (Loan No. 58);	The borrowers under each of these Mortgage Loans are affiliates.

Double R Self Storage (Loan No. 67)

(39) Organization of Mortgagor	Amsdell - Rockwall, TX (Loan No. 61); Amsdell - U-Stor-It (Loan No. 83);	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

Amsdell - Warren, MI (Loan No. 91)

(39) Organization of Mortgagor	Tellus MS Portfolio (Loan No. 69);	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

Tellus LA Portfolio (Loan No. 81)

E-2-3

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(40) Environmental Conditions	Bank of America Plaza (Loan No. 11)
The Phase I environmental site assessment identified a recognized environmental condition at the Mortgaged Property related to a 4,000 gallon underground storage tank that is used for fuel storage for a diesel-powered electrical power backup generator at the Mortgaged Property. Although no leaks or spills are reported, the underground storage tank is considered an environmental risk due to its age (40+ years). The Phase I environmental consultant estimated remediation costs, if necessary, at $30,000-$100,000. The system is equipped with a continuous automatic monitoring system, an automatic shut-off and an overfill alarm.

E-2-4

Goldman Sachs Mortgage Company
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	IGT Retail Condominium (Loan No. 6)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

(16) Insurance	Hotel Indigo Nashville (Loan No. 9)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” or “Api” by S&P and “A2” by Moody’s, (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

(16) Insurance	Fairgrounds Plaza Timonium (Loan No. 12)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

Notwithstanding the foregoing, the borrower may utilize Affiliated FM Insurance Company for so long as such insurer maintains a rating of not less than “Api” by S&P.

(16) Insurance	Capital Center (Loan No. 14)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

(24) Local Law Compliance	Wilshire Woods (Loan No. 32)
The Mortgaged Property is located on portions of one or more platted lots in apparent violation of applicable subdivision restrictions (which restrictions are codified in the local government code) since at least 1993.

(26) Recourse Obligations	IGT Retail Condominium (Loan No. 6)
The Mortgage Loan is not fully recourse to a separate non-recourse carveout guarantor for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents. In addition, the non-recourse carveout guarantor is not liable for recourse obligations for losses and damages sustained by reason of (i) breaches of the environmental covenants in the Loan Documents; or (ii) commission of intentional material physical waste at the Mortgaged Property.

The liability of the non-recourse carveout guarantor is capped at $4,000,000.

(26) Recourse Obligations	Hotel Indigo Nashville (Loan No. 9)
(A) The non-recourse carveout guarantor will not have any liability for losses and damages related to breaches of environmental covenants to the extent the borrower maintains an environmental insurance policy that satisfies the criteria set forth in the Mortgage Loan documents and (B) as it pertains to borrower, the lender is required to use commercially reasonable

E-2-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
efforts to recover any losses and damages from the environmental insurance policy prior to enforcing rights or indemnification against the borrower.

(26) Recourse Obligations	Fairgrounds Plaza Timonium (Loan No. 12)	There is no non-recourse carveout for breaches of environmental covenants, but there is an environmental insurance policy.

(31) Single Purpose Entity	Capital Center (Loan No. 14)	The borrower was not required to deliver a non-consolidation opinion in conjunction with the origination of the Mortgage Loan.

(31) Single Purpose Entity	Wilshire Woods (Loan No. 32)	The borrower is the maker of both a $1.525 million unsecured promissory note payable to the City of San Antonio and a $1.616 million unsecured promissory note payable to its limited partners.

(39) Organization of Mortgagor	Ruben Retail Portfolio (Loan No. 24);	The borrowers under each of these Mortgage Loans are affiliates.

Bethel Centre (Loan No. 45)

E-2-6

Cantor Commercial Real Estate Lending, L.P.
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	2025 Wilshire (Loan No. 77); Comfort Inn Dickson (Loan No. 78); Rite Aid Pontiac (Loan No. 82); Bennington Place & Genesis Square (Loan No. 85); Stratford Square Apartments (Loan No. 89)
The Loan Documents provide that insurance proceeds may be disbursed to the Mortgagor where the proceeds are less than $250,000, which is more than 5% of the outstanding principal amount of the related Mortgage Loan.

(16) Insurance	CVS North Attleboro (Loan No. 56); Rite Aid Pontiac (Loan No. 82); Dollar General TX & OK Portfolio (Loan No. 86)
The Loan Documents require either the related Mortgagor or the single tenant at the Mortgaged Property to maintain insurance policies satisfying the requirements of the Loan Documents either through self-insurance or through third-party insurance companies. The Loan Documents require the Mortgagor to maintain insurance as required by lender at Mortgagor’s sole cost and expense in the event the related single tenant fails to maintain its own insurance policies for the related Mortgaged Property.

(17) Access; Utilities; Separate Tax Lots	Stafford Retail Portfolio (Loan No. 19)
The Mortgaged Property is part of a larger condominium regime, which is taxed under a single tax bill. The Mortgagor is the “owner” under the Condominium Declaration and is therefore responsible for payment of real estate taxes on the land for the condominium regime as a whole. Each unit owner is responsible to separately pay the taxes assessed on their respective improvements. At origination of the Mortgage Loan, the Mortgagor reserved the estimated amount for real estate taxes (approximately $14,000). The Loan Documents require the Mortgagor to amend the Condominium Declaration to provide that the Mortgagor be reimbursed by the other unit owners for their pro rata share of the real estate taxes on the land for the condominium regime.

(39) Organization of Mortgagor	Wilshire Gramercy Plaza (Loan No. 40); Ventura Collection (Loan No. 60); Santa Monica & Vine (Loan No. 66); Florence Plaza (Loan No. 92)	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

(39) Organization of Mortgagor	La Quinta SS (Loan No. 58); Double R Self Storage (Loan No. 67)	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

E-2-7

Starwood Mortgage Funding I LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	1201 North Market Street (Loan No. 2)
The Mortgagor is an obligor under an outstanding loan (the “SEG Loan”) made on or about August 31, 2011 by Sustainable Energy Group, Inc., which loan has an outstanding principal balance of approximately $59,618.61 and a maturity date of November 1, 2015. The SEG Loan is secured by a UCC-1 Financing Statement filed against two chillers servicing the data center space at the Mortgaged Property. The Loan Documents include a non-recourse carve-out to the Mortgagor and the non-recourse carveout guarantor for any losses incurred by the Mortgagee in connection with the SEG Loan.

(7) Junior Liens	1201 North Market Street (Loan No. 2)
The Mortgagor is an obligor under an outstanding loan (the “SEG Loan”) made on or about August 31, 2011 by Sustainable Energy Group, Inc., which loan has an outstanding principal balance of approximately $59,618.61 and a maturity date of November 1, 2015. The SEG Loan is secured by a UCC-1 Financing Statement filed against two chillers servicing the data center space at the Mortgaged Property. The Loan Documents include a non-recourse carve-out to the Mortgagor and the non-recourse carveout guarantor for any losses incurred by the Mortgagee in connection with the SEG Loan.

(13) Actions Concerning Mortgage Loan	Fountains of Denton (Loan No. 30)
As of the date of origination of the Mortgage Loan, the related guarantor was emerging from a Chapter 11 bankruptcy proceeding pursuant to a Chapter 11 plan that was confirmed by an order entered by the United States Bankruptcy Court for the Central District of California on June 17, 2014. The Loan Documents provide for a proceeds holdback and a liquidity reserve to be held as additional collateral for the Mortgage Loan as well as a loss carve-out to the Mortgagor and the related guarantor covering losses incurred as a result of any amendment of the approved Chapter 11 plan, conversion of the Chapter 11 proceeding or failure of the related guarantor to obtain a non-appealable final decree of the Chapter 11 proceeding. In addition, the Loan Documents provide that the Mortgage Loan will be recourse to the Mortgagor and the related guarantor until certain conditions are met, including but not limited to, the Sponsor’s receipt of a copy of a discharge order and certification that the funds on deposit with the post-confirmation trustee are sufficient to pay administrative claims that were timely filed in connection with the related guarantor’s bankruptcy case.

(14) Escrow Deposits	Cypresswood Court Shopping Center (Loan No. 26)
At origination of the Mortgage Loan, the seller of the Mortgaged Property deposited with the title company in escrow an amount equal to (a) 120% of the estimated cost of completing a roof replacement project, the total amount of which is $659,907 and (b) 120% of the costs of completing the remaining TI/LC obligations in connection with the lease to Max

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Donuts, the total amount of which is $91,416. The escrowed funds will be released to pay for the costs of completing the related work. The Mortgagee received a collateral assignment of the escrowed funds, and any balances remaining on deposit after the related work is completed will be returned to the seller of the Mortgaged Property.

(24) Local Law Compliance	Midyan Gate Realty Portfolio 2 (Loan No. 16)
As of the origination date of the Mortgage Loan, an open fire code violation was on record for the 190 East 98th Street Mortgaged Property due to the absence of a required permit for a range hood extinguisher located in a tenant’s space. The Mortgagor has covenanted to take all necessary action to remediate such violation within six (6) months of the origination date of the Mortgage Loan. Further, the Loan Documents provide for recourse to the Mortgagor and the related guarantor for any losses incurred in connection with such violation.

(24) Local Law Compliance	Indiana Retail Portfolio (Loan No. 23)
The Lowell Plaza Mortgaged Property has a legal non-conforming use. The legal non-conforming use of such Mortgaged Property lapses if there is an intentional discontinuance of such use for one (1) year.

The Wabash Crossing West Mortgaged Property has been cited for certain fire code violations. The violations pertain to tenants at the Mortgaged Property, and the Mortgagor was not cited for such violations. The Mortgagor has covenanted to use commercially reasonable efforts to cause all tenants to cure such violations.

(24) Local Law Compliance	Fountains of Denton (Loan No. 30)
The Mortgaged Property has a legal non-conforming use. The legal non-conforming use of such Mortgaged Property lapses if, among other things, (i) such use is discontinued for six (6) months or (ii) the structure in which such use is housed, operated or maintained is damaged by natural or accidental causes to the extent of more than fifty percent (50%). For purposes of the applicable zoning ordinance, a property’s use is “discontinued” if the property is vacant and either no observable attempt to market such property is made or city taxes owed on such property are delinquent. The Mortgagor’s failure to continuously operate the Mortgaged Property or any material portion thereof as a multifamily apartment complex (other than for repair or renovation undertaken with the Mortgagee’s consent) constitutes an event of default under the Mortgage Loan.

(24) Local Law Compliance	Casa de Luna (Loan No. 50)
As of the origination date of the Mortgage Loan, open fire code violations were on record for the Mortgaged Property. The property manager for the seller of the Mortgaged Property confirmed that either such violations had been remediated or vendors had been contacted to address any open violations; however, as of the origination date of the Mortgage Loan the fire department had not returned to the Mortgaged Property to re-inspect any remediated violations. The Mortgagor and the related guarantor have covenanted in a violations indemnity and undertaking agreement to cause all fire code violations to be cleared within thirty

E-2-9

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(30) days of the origination of the Mortgage Loan. Further, the Mortgagor and the related guarantor have agreed to indemnify and defend the Mortgagee against any losses, liabilities, claims, costs or damages incurred by the Mortgagee arising out of such fire code violations.

(25) Licenses and Permits	Midyan Gate Realty Portfolio 2 (Loan No. 16)
As of the origination date of the Mortgage Loan, the 190 East 98th Street Mortgaged Property lacked a required permit for a range hood extinguisher located in a tenant’s space. The Mortgagor has covenanted to take all necessary action to remediate the violation arising from the absence of such permit within six (6) months of the origination date of the Mortgage Loan. Further, the Loan Documents provide for recourse to the Mortgagor and the related guarantor for any losses incurred in connection with the violation arising from the absence of such permit.

(31) Single-Purpose Entity	Park Place Apartments (Loan No. 74)
The Mortgagor previously owned an undeveloped parcel of real property adjacent to the Mortgaged Property. The Mortgagor delivered a recycled borrower certificate in connection with the origination of the Mortgage Loan, and the Mortgagor does not own any assets other than those related to its interest in, and the operation of, the Mortgaged Property. A Phase I environmental site assessment conducted on the previously owned property revealed no evidence of any environmental impacts. The Mortgagor and the guarantor have agreed to indemnify the Mortgagee for any loss suffered by the Mortgagee as a result of any liabilities arising from the previously owned property.

E-2-10

MC-Five Mile Commercial Mortgage Finance LLC
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Bass Pro Outdoor World (Loan No. 15)
The related Loan Documents permit the single tenant to maintain insurance in accordance with the insurance requirements in the Loan Documents and to self-insure if the single tenant lease is in effect at closing and no event of default has occurred. If the tenant fails to provide acceptable coverage, the Mortgagor must obtain the insurance coverage required under the Loan Documents. If the tenant’s coverage does not meet the Loan Document requirements, the Mortgagor must provide excess and contingent insurance, over and above the insurance provided by the single tenant. The deductible for the single tenant’s property coverage is $250,000. The amount of this deductible may be considered higher than customary. The related Loan Documents contain a recourse carveout for losses arising out of the tenant’s failure to pay the deductible.

The Loan Documents permit insurance proceeds to be paid to the single tenant for restoration following a casualty or condemnation if its lease is in effect and the single tenant does not have the right to terminate its lease based on such casualty or condemnation. If the lease is not in effect, the Loan Documents provide that the insurance proceeds are to be distributed to the Mortgagor for restoration of the Mortgaged Property or to pay down the Loan upon satisfaction of the conditions set forth in the Loan Documents.

(26) Recourse Obligations	Bass Pro Outdoor World (Loan No. 15)
For so long as the original guarantor remains a guarantor for the Mortgage Loan, or one of the original guarantor’s immediate family members succeeds him as an approved replacement guarantor in accordance with the Loan Documents, the liabilities of the guarantor or such approved replacement guarantor(s) shall not exceed $1,000,000.00. The cap will not apply to the occurrence of a bankruptcy recourse event or to the environmental indemnity, as set forth in the Loan Documents.

(31) Single-Purpose Entity	Bass Pro Outdoor World (Loan No. 15)	A non-consolidation opinion was not delivered at origination with respect to the Mortgage Loan.

E-2-11

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
1/10/2015	$91,592,000.00	12/10/2019	$90,071,749.95
2/10/2015	$91,592,000.00	1/10/2020	$88,667,593.82
3/10/2015	$91,592,000.00	2/10/2020	$87,257,886.30
4/10/2015	$91,592,000.00	3/10/2020	$85,601,279.10
5/10/2015	$91,592,000.00	4/10/2020	$84,179,446.57
6/10/2015	$91,592,000.00	5/10/2020	$82,631,722.14
7/10/2015	$91,592,000.00	6/10/2020	$81,198,147.96
8/10/2015	$91,592,000.00	7/10/2020	$79,639,015.63
9/10/2015	$91,592,000.00	8/10/2020	$78,193,608.08
10/10/2015	$91,592,000.00	9/10/2020	$76,742,485.69
11/10/2015	$91,592,000.00	10/10/2020	$75,166,303.94
12/10/2015	$91,592,000.00	11/10/2020	$73,703,211.11
1/10/2016	$91,592,000.00	12/10/2020	$72,115,399.15
2/10/2016	$91,592,000.00	1/10/2021	$70,640,242.35
3/10/2016	$91,592,000.00	2/10/2021	$69,159,252.85
4/10/2016	$91,592,000.00	3/10/2021	$67,317,343.68
5/10/2016	$91,592,000.00	4/10/2021	$65,823,212.53
6/10/2016	$91,592,000.00	5/10/2021	$64,205,244.48
7/10/2016	$91,592,000.00	6/10/2021	$62,698,806.89
8/10/2016	$91,592,000.00	7/10/2021	$61,068,882.18
9/10/2016	$91,592,000.00	8/10/2021	$59,550,042.00
10/10/2016	$91,592,000.00	9/10/2021	$58,025,196.01
11/10/2016	$91,592,000.00	10/10/2021	$56,377,386.13
12/10/2016	$91,592,000.00	11/10/2021	$54,839,993.74
1/10/2017	$91,592,000.00	12/10/2021	$53,179,994.08
2/10/2017	$91,592,000.00	1/10/2022	$51,629,957.26
3/10/2017	$91,592,000.00	2/10/2022	$50,073,791.02
4/10/2017	$91,592,000.00	3/10/2022	$48,163,711.21
5/10/2017	$91,592,000.00	4/10/2022	$46,593,835.30
6/10/2017	$91,592,000.00	5/10/2022	$44,902,275.39
7/10/2017	$91,592,000.00	6/10/2022	$43,319,501.25
8/10/2017	$91,592,000.00	7/10/2022	$41,615,409.72
9/10/2017	$91,592,000.00	8/10/2022	$40,019,636.58
10/10/2017	$91,592,000.00	9/10/2022	$38,417,552.77
11/10/2017	$91,592,000.00	10/10/2022	$36,694,700.40
12/10/2017	$91,592,000.00	11/10/2022	$35,079,466.72
1/10/2018	$91,592,000.00	12/10/2022	$33,343,838.24
2/10/2018	$91,592,000.00	1/10/2023	$31,715,351.94
3/10/2018	$91,592,000.00	2/10/2023	$30,080,425.32
4/10/2018	$91,592,000.00	3/10/2023	$28,098,925.18
5/10/2018	$91,592,000.00	4/10/2023	$26,449,693.72
6/10/2018	$91,592,000.00	5/10/2023	$24,681,033.77
7/10/2018	$91,592,000.00	6/10/2023	$23,018,284.04
8/10/2018	$91,592,000.00	7/10/2023	$21,236,490.04
9/10/2018	$91,592,000.00	8/10/2023	$19,560,116.41
10/10/2018	$91,592,000.00	9/10/2023	$17,877,112.66
11/10/2018	$91,592,000.00	10/10/2023	$16,075,640.32
12/10/2018	$91,592,000.00	11/10/2023	$14,378,854.41
1/10/2019	$91,592,000.00	12/10/2023	$12,563,991.63
2/10/2019	$91,592,000.00	1/10/2024	$10,853,315.86
3/10/2019	$91,592,000.00	2/10/2024	$9,135,874.02
4/10/2019	$91,592,000.00	3/10/2024	$7,190,245.51
5/10/2019	$91,592,000.00	4/10/2024	$5,458,313.81
6/10/2019	$91,592,000.00	5/10/2024	$3,609,304.16
7/10/2019	$91,592,000.00	6/10/2024	$1,863,207.95
8/10/2019	$91,592,000.00	7/10/2024	$436.38
9/10/2019	$91,592,000.00	8/10/2024	$0.00
10/10/2019	$91,592,000.00
11/10/2019	$91,591,114.04

F-1

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PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 110 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

September 8, 2014

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “INDEX OF DEFINED TERMS” beginning on page 114 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 112 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	25
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	26
THE MORTGAGE POOLS	35
SERVICING OF THE MORTGAGE LOANS	40
CREDIT ENHANCEMENT	47
SWAP AGREEMENT	49
YIELD CONSIDERATIONS	50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	73
STATE AND LOCAL TAX CONSIDERATIONS	106
ERISA CONSIDERATIONS	106
LEGAL INVESTMENT	108
THE APPRAISAL REGULATIONS	109
PLAN OF DISTRIBUTION	110
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	112
LEGAL MATTERS	112
RATINGS	113
INDEX OF DEFINED TERMS	114

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates;
Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

	●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

	●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

	●	the tax status of certificates;

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

	●	whether a series of certificates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors. Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement. Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund. As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow. Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants in common under the mortgage loans will be special purpose entities. Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates. The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes. Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors. First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”). If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer. An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund. These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee. Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description Of The Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus. We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects Of The Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates. Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)      a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)     all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)    all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

*      Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

In addition, the Trust Fund for a series may include various forms of credit enhancement. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing. See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)      mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)     the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)    the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)   all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)   all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)   all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)   all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)   all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)   any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)   any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)   any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)    remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)   to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)  pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)  reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)    make remittances to the Collection Account as required by the Agreement;

(ii)   pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)  provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)    to cure any ambiguity;

(ii)   to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)  to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)  for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)    the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)   the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)  the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)  mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)    information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)   updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)  financial information relating to the underlying Mortgaged Properties;

(iv)  information with respect to delinquent mortgage loans;

(v)   information on mortgage loans which have been modified; and

(vi)  information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.” Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

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Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

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A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

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A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee (or any other paying agent as may be identified in the related prospectus supplement) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.        mortgage loans with fixed interest rates;

2.        mortgage loans with adjustable interest rates;

3.        mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.        mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.        mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.        mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.        mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects Of The Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)       the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)      the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)     the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)     the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)      the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)     the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)    the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)    the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)     the debt service coverage ratios relating to the mortgage loans;

(x)     information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)     information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)    payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)      the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)      the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)     any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)     a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)      if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)     a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)    any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust

Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)      have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)      have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)     have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)     comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

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negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special

Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description Of The Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency. Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)       with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)      with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)     with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)     with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)      with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)     with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released. Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full. If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap. In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class for the rate of interest on that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code. Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances. The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool. The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption. In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement. You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the

Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated. For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC. If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular

Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter. If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium. Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the

Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate. Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.” Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities. Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative. In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates. Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each

REMIC in the issuing entity. A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool. A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual

Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Acquisition Premium. Generally, the REMIC Pool’s treatment of original issue discount and acquisition premium will be determined in the same manner as original issue discount income on, and acquisition premium for, Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Acquisition Premium” above.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)  the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under Treasury regulations a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement. Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN or W-8BEN-E, if the Non-U.S. Person is an individual or an entity (such as a corporation), respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN, W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a manner different than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to

Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July

18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”. See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans. Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans. Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code. However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include ERISA Plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets” of an ERISA Plan, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity. Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates. Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one

NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties. Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement (SEC File No. 333-191331), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments. Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

1		Financial Intermediary	27
		FIRREA	109
1986 Act	76	FIRREA Appraisal	109
		Form 8-K	37
A
		G
ADA	72
Advances	43	Garn-St Germain Act	67
Agreement	26
Appraisal Regulations	109	H
Assessment of Compliance	45
		Holders	28
B
		I
Balloon Payments	51
Bankruptcy Code	55	Insurance Proceeds	29
beneficial owner	27	IRS	76

C		L

California Military Code	69	Lender Liability Act	64
CERCLA	64	Letter of Credit Bank	48
Certificateholders	28
Closing Date	37	M
Code	73
Collection Account	29	Master Servicer	40
Cut-Off Date	29	Master Servicer Remittance Date	30
		Mortgage Loan File	38
D		Mortgage Loan Schedule	38
		Mortgaged Property	35
Defective Mortgage Loans	39	Mortgages	35
Department	107
Depositor	25	N
Depository	27
Disqualified Non-U.S. Person	91	Non-U.S. Person	91
Disqualified Organization	108	NRSRO	26
Distribution Account	29
Distribution Date	28	O

E		OID Regulations	77
		Operating Advisor	41
EDGAR	33
Environmental Condition	64	P
ERISA	106
ERISA Plans	106	Pass-Through Entity	91
Event of Default	46	Permitted Investments	31
Exchange Act	26	Plan Asset Regulations	107
Exchangeable Certificates	33	Plans	106
		Prepayment Assumption	78
F		Prepayment Premium	30
		Property Protection Expenses	30
FATCA	97
FDIA	21

R		SMMEA	108
		Special Servicer	40
Random Lot Certificates	77	Specially Serviced Mortgage Loans	40
Rating Agency	26	Standard Certificateholder	99
REA	6	Standard Certificates	99
Regular Certificateholder	77	Startup Day	75
Regular Certificates	74	Stripped Certificateholder	103
Regulation AB	24	Stripped Certificates	99, 102
Relief Act	68	Subordinate Certificates	47
REMIC	32	Substitute Mortgage Loans	39
REMIC Certificates	74
REMIC Pool	74	T
REMIC Regulations	73
REO Account	30	Title V	70
REO Property	29	Title VIII	70
Repurchase Price	39	Treasury	73
Residual Certificateholder	86	TRIPRA	72
Residual Certificates	74	Trust Fund	26
Responsible Party	38	Trustee	35

S		U

SEC	24	U.S. Person	93
Secured-Creditor Exemption	64	Underwriter’s Exemption	108
Securities Act	25
Senior Certificates	47	V
Servicing Fee	43
Similar Law	106	Voting Rights	47

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus. You must not rely on any unauthorized information or representations. This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and free writing prospectus is current only as of its date.
$1,068,472,000 (Approximate) GS Mortgage Securities Trust 2014-GC26 as Issuing Entity GS Mortgage Securities Corporation II as Depositor Commercial Mortgage Pass-Through Certificates, Series 2014-GC26

Free Writing Prospectus

Summary of Free Writing Prospectus	17
Risk Factors	67
Description of the Mortgage Pool	116
Transaction Parties	192
Description of the Offered Certificates	260
Yield, Prepayment and Maturity Considerations	291
The Pooling and Servicing Agreement	306
Material Federal Income Tax Consequences	365
State and Local Tax Considerations	369
ERISA Considerations	369
Legal Investment	371
Certain Legal Aspects of the Mortgage Loans	372
Ratings	374
Legal Matters	376
Index of Significant Definitions	377

Annex A	–	Statistical Characteristics of the
Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1
Annex E-1	–	Sponsor Representations and
Warranties	E-1-1	Class A-1	$46,189,000
Annex E-2	–	Exceptions to Sponsor	Class A-2	$71,003,000
Representations and Warranties	E-2-1	Class A-3	$40,000,000
Annex F	–	Class A-AB Scheduled Principal	Class A-4	$280,000,000
Balance Schedule	F-1	Class A-5	$349,842,000
Class A-AB	$91,592,000
Prospectus	Class X-A	$971,195,000
Table of Contents	2	Class X-B	$56,483,000
Summary of Prospectus	3	Class A-S	$92,569,000
Risk Factors	4	Class B	$56,483,000
The Prospectus Supplement	23	Class PEZ	$189,846,000
The Depositor	25	Class C	$40,794,000
The Sponsors	25
Use of Proceeds	25
Description of the Certificates	26
The Mortgage Pools	35	FREE WRITING PROSPECTUS
Servicing of the Mortgage Loans	40
Credit Enhancement	47
Swap Agreement	49
Yield Considerations	50	Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Citigroup Co-Managers Cantor Fitzgerald & Co. Drexel Hamilton November , 2014
Certain Legal Aspects of the Mortgage Loans	52
Material Federal Income Tax Consequences	73
State and Local Tax Considerations	106
ERISA Considerations	106
Legal Investment	108
The Appraisal Regulations	109
Plan of Distribution	110
Incorporation of Certain Information by Reference	112
Legal Matters	112
Ratings	113
Index of Defined Terms	114